    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 27, 1999

                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                               USA NETWORKS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                           -------------------------

             DELAWARE                              4833                             59-2712887
   (STATE OR OTHER JURISDICTION        (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
 OF INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                           -------------------------
                      SEE TABLE OF ADDITIONAL REGISTRANTS
                           -------------------------
                              152 WEST 57TH STREET
                            NEW YORK, NEW YORK 10019
                                 (212) 314-7300
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                           -------------------------
                              THOMAS J. KUHN, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                               USA NETWORKS, INC.
                              152 WEST 57TH STREET
                            NEW YORK, NEW YORK 10019
                                 (212) 314-7300
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)
                           -------------------------
                                    COPY TO:

                            STEPHEN A. INFANTE, ESQ.
                           HOWARD, SMITH & LEVIN LLP
                          1330 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 841-1000
                           -------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]
---------------
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
---------------
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
---------------
                           -------------------------
                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                                            PROPOSED MAXIMUM            PROPOSED
     TITLE OF EACH CLASS OF            AMOUNT TO BE          OFFERING PRICE         MAXIMUM AGGREGATE           AMOUNT OF
   SECURITIES TO BE REGISTERED          REGISTERED             PER NOTE(1)           OFFERING PRICE        REGISTRATION FEE(2)
--------------------------------------------------------------------------------------------------------------------------------
6 3/4% Senior Notes due 2005.....      $500,000,000               100%                $500,000,000              $139,000
--------------------------------------------------------------------------------------------------------------------------------
Guarantees of 6 3/4% Senior Notes
  due 2005.......................      $500,000,000                --                      --                      (3)
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(f)(2) under the Securities Act.
(2) Calculated pursuant to Rule 457(f)(2) under the Securities Act.
(3) Pursuant to Rule 457(n) under the Securities Act, no registration fee is payable with respect to the Guarantees.
                           -------------------------
     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

                                                                     PRIMARY STANDARD
                                                   JURISDICTION OF      INDUSTRIAL       IRS EMPLOYER
                                                    INCORPORATION     CLASSIFICATION    IDENTIFICATION
NAME                                               OR ORGANIZATION     CODE NUMBER          NUMBER
----                                               ---------------   ----------------   --------------
USANi LLC........................................     Delaware             6790           59-3490970
Home Shopping Network, Inc. .....................     Delaware             6790           59-2649518
USANi Sub LLC....................................     Delaware             6790           59-3490972
USAi Sub, Inc. ..................................     Delaware             6790           13-4009792
Home Shopping Club LP............................     Delaware             5961           59-3490596
National Call Center LP..........................     Delaware             7389           59-3490594
Internet Shopping Network LLC....................     Delaware             5999           58-2370854
HSN Capital LLC..................................     Delaware             6790           58-2370732
HSN Fulfillment LLC..............................     Delaware             7389           59-3491619
HSN Realty LLC...................................     Delaware             6512           59-3491523
HSN of Nevada LLC................................     Delaware             6790           58-2370732
New-U Studios Holdings, Inc. ....................     Delaware             6790           59-3490978
HSN Holdings, Inc. ..............................     Delaware             6790           59-3491974
USA Networks Holdings, Inc. .....................     Delaware             6790           95-4671319
New-U Studios, Inc. .............................     Delaware             7812           59-3490977
HSN General Partner LLC..........................     Delaware             5961           59-3490974
Studios USA LLC..................................     Delaware             7812           58-2370625
USA Networks Partner LLC.........................     Delaware             6790           95-4671573
USA Networks (New York General Partnership)......     New York             4841           06-1060657
Studios USA Television LLC.......................     Delaware             7812           58-2370631
Studios USA First-Run Television LLC.............     Delaware             7812           58-2370679
Studios USA Pictures LLC.........................     Delaware             7812           58-2370682
Studios USA Development LLC......................     Delaware             7812           58-2370683
Studios USA Reality Television LLC...............     Delaware             7812           58-2370685
Studios USA Talk Television LLC..................     Delaware             7812           58-2370686
Studios USA Pictures Development LLC.............     Delaware             7812           58-2370688
Studios USA Television Distribution LLC..........     Delaware             7812           58-2370690
Studios USA Talk Video LLC.......................     Delaware             7812           58-2370686
New-U Pictures Facilities LLC....................     Delaware             7812           58-2370688
SK Holdings, Inc. ...............................     Delaware             6790           59-3450233
USA Broadcasting, Inc. ..........................     Delaware             4830           59-3256535
USA Station Group of Houston, Inc. ..............     Delaware             4833           74-2433702
Silver King Capital Corporation, Inc. ...........     Delaware             4830           36-3918128
USA Station Group of Dallas, Inc. ...............     Delaware             4833           75-2148097
USA Station Group of Illinois, Inc. .............     Delaware             4833           36-3478449
USA Station Group of Massachusetts, Inc. ........     Delaware             4833           04-2931082
USA Station Group of New Jersey, Inc. ...........     Delaware             4833           22-2737475

                                                                     PRIMARY STANDARD
                                                   JURISDICTION OF      INDUSTRIAL       IRS EMPLOYER
                                                    INCORPORATION     CLASSIFICATION    IDENTIFICATION
NAME                                               OR ORGANIZATION     CODE NUMBER          NUMBER
----                                               ---------------   ----------------   --------------
USA Station Group of Ohio, Inc. .................     Delaware             4833           31-1183627
USA Station Group of Vineland, Inc. .............     Delaware             4833           22-2737473
USA Station Group of Atlanta, Inc. ..............     Delaware             4833           52-1476428
USA Station Group of Southern California,
  Inc. ..........................................     Delaware             4833           94-3018135
USA Station Group of Virginia, Inc. .............     Delaware             4833           59-2953189
USA Station Group of Tampa, Inc. ................     Delaware             4833           59-2776456
USA Station Group of Hollywood Florida, Inc. ....     Delaware             4833           59-2752398
Telemation, Inc. ................................     Delaware             7819           59-2948691
USA Station Group of Northern California,
  Inc. ..........................................     Delaware             4833           93-0933892
USA Station Group, Inc. .........................     Delaware             4833           59-3256534
USA Broadcasting Productions, Inc. ..............     Delaware             7819           59-3458378
Miami, USA Broadcasting Station Productions,
  Inc. ..........................................      Florida             4833           58-2351011
Miami, USA Broadcasting Productions, Inc. .......      Florida             4833           58-2351007
Silver King Investment Holdings, Inc. ...........     Delaware             6790           59-3343774
SKC Investments, Inc. ...........................     Delaware             6790           36-3967151
USA Station Group Partnership of Dallas..........     Delaware             4833           65-0510883
USA Station Group Partnership of Houston.........     Delaware             4833           65-0510887
USA Station Group Partnership of Illinois........     Delaware             4833           65-0510862
USA Station Group Partnership of Massachusetts...     Delaware             4833           65-0510886
USA Station Group Partnership of New Jersey......     Delaware             4833           65-0510885
USA Station Group Partnership of Ohio............     Delaware             4833           65-0510890
USA Station Group Partnership of Vineland........     Delaware             4833           65-0510879
USA Station Group Partnership of Atlanta.........     Delaware             4833           65-0510865
USA Station Group Partnership of Southern
  California.....................................     Delaware             4833           65-0510878
USA Station Group Partnership of Tampa...........     Delaware             4833           65-0510875
USA Station Group Partnership of Hollywood,
  Florida........................................     Delaware             4833           65-0510876
Ticketmaster Group, Inc. ........................     Illinois             7990           36-3597489
Ticketmaster Corporation.........................     Illinois             7990           36-3285772

PROSPECTUS                         SUBJECT TO COMPLETION, DATED JANUARY 27, 1999

                               USA NETWORKS, INC.
                                   USANi LLC
                            OFFER TO EXCHANGE THEIR
         6 3/4% SENIOR NOTES DUE 2005 WHICH HAVE BEEN REGISTERED UNDER
            THE SECURITIES ACT FOR ANY AND ALL OF THEIR OUTSTANDING
                          6 3/4% SENIOR NOTES DUE 2005

     THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW
            YORK CITY TIME, ON              , 1999, UNLESS EXTENDED.

We are offering to exchange up to $500,000,000 aggregate principal amount of new 6 3/4% Senior Notes due 2005, which are registered with the Securities and Exchange Commission, for any and all outstanding 6 3/4% Senior Notes due 2005 issued in a private offering on November 18, 1998. We refer to this Prospectus and the Letter of Transmittal that accompanies it as the "Exchange Offer." We refer to the 6 3/4% Senior Notes due 2005 being offered in the Exchange Offer as the "Exchange Notes" and we refer to the outstanding 6 3/4% Senior Notes due 2005 that can be exchanged for Exchange Notes as the "Initial Notes." We refer to the Initial Notes and Exchange Notes together as the "Notes."

                          TERMS OF THE EXCHANGE OFFER

- Expires 5 p.m., New York City time, on             , 1999, unless extended.

- Subject to certain customary conditions, including the condition that the Exchange Offer not violate any applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission.

- Tenders of Initial Notes may be withdrawn any time prior to the expiration of the Exchange Offer.

- All Initial Notes that are validly tendered and not withdrawn will be exchanged for Exchange Notes.

- We believe that the exchange of Initial Notes for Exchange Notes should not be a taxable exchange for U.S. federal income tax purposes.

- We will not receive any proceeds from the Exchange Offer.

- All broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act. See "Plan of Distribution."

- We do not intend to apply for listing of the Exchange Notes on any securities exchange or to arrange for them to be quoted on any quotation system.

See "The Exchange Offer" beginning on page 27 for more information about the Exchange Offer.

                          TERMS OF THE EXCHANGE NOTES

- The terms of the Exchange Notes are substantially identical to the terms of the Initial Notes, except that the Exchange Notes will be freely transferable and will be issued free of any covenants regarding exchange and registration rights.

- The Notes are redeemable at our option at any time at a redemption price determined as set forth in this Prospectus.

- The Notes are senior securities, subordinated only to our senior secured indebtedness to the extent of the assets securing such indebtedness.

- Interest payable semi-annually on May 15 and November 15 of each year, beginning May 15, 1999.

- Interest accrues from November 23, 1998. No interest will be payable on Initial Notes that are exchanged for Exchange Notes.

- The Notes are unconditionally guaranteed by each of our subsidiaries that is or becomes a guarantor under our existing credit agreement to the extent that and for so long as such subsidiary remains a guarantor thereunder.

See "Description of the Exchange Notes" beginning on page 135 for more information about the Notes.

INVESTING IN THE EXCHANGE NOTES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 19.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

WE MAY AMEND OR SUPPLEMENT THIS PROSPECTUS FROM TIME TO TIME BY FILING AMENDMENTS OR SUPPLEMENTS AS REQUIRED. YOU SHOULD READ THIS ENTIRE PROSPECTUS (AND ACCOMPANYING LETTER OF TRANSMITTAL AND RELATED DOCUMENTS) AND ANY AMENDMENTS OF SUPPLEMENTS CAREFULLY BEFORE MAKING YOUR INVESTMENT DECISION.

               The date of this Prospectus is              , 1999

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Where You Can Find More Information.........................    3
Forward-Looking Information.................................    4
Prospectus Summary..........................................    5
Risk Factors................................................   19
Use of Proceeds.............................................   24
Capitalization..............................................   25
The Exchange Offer..........................................   27
Selected Historical Financial Data..........................   36
Selected Pro Forma Combined Financial Data..................   41
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   46
Business....................................................   68
Corporate History...........................................  103
Management..................................................  105
Security Ownership of Certain Beneficial Owners and
  Management................................................  116
Certain Relationships and Related Party Transactions........  119
Description of the Exchange Notes...........................  135
Exchange and Registration Rights Agreement..................  147
Certain United States Federal Income Tax Considerations.....  148
Plan of Distribution........................................  149
Legal Matters...............................................  150
Experts.....................................................  150
Index to Financial Statements...............................  F-1

                           -------------------------

Our principal executive offices are located at 152 West 57th Street, New York, New York 10019. Our telephone number is (212) 314-7300. The Company's Common Stock is quoted on the Nasdaq Stock Market under the symbol "USAI."

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus or incorporated by reference in this Prospectus. We are not making offers to exchange the Notes or soliciting offers to exchange the Notes in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

The information in this Prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this Prospectus is accurate as of any other date.

                      WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Exchange Notes. This Prospectus does not contain all of the information included in the Registration Statement. For a more complete understanding of the Exchange Offer, you should refer to the Registration Statement, including its exhibits.

The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. In addition, following the Exchange Offer, USANi LLC and Home Shopping Network, Inc. will also file annual, quarterly and special reports and other information with the SEC. You may read and copy the Registration Statement and any other document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. These documents are also available at the public reference rooms at the SEC's regional offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also be available to the public at the SEC's Internet site (http://www.sec.gov).

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. These incorporated documents contain important business and financial information about us that is not included in or delivered with this Prospectus. The information incorporated by reference is considered to be part of this Prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the Expiration Date of the Exchange Offer.

     - The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

     - The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

     - The Company's Registration Statement on Form S-4, dated May 19, 1998; and

     - The Company's Current Reports on Form 8-K dated June 24, 1998, May 19, 1998, May 1, 1998, March 26, 1998, February 23, 1998, February 12, 1998,
       January 23, 1998, January 9, 1998, and July 29, 1997.

These filings are available without charge to holders of the Notes. You may request a copy of these filings by writing or telephoning us at the following address:

                               USA Networks, Inc.
                              152 West 57th Street
                            New York, New York 10019
                         Attention: Investor Relations
                                 (212) 314-7300

TO OBTAIN TIMELY DELIVERY OF ANY COPIES OF FILINGS REQUESTED FROM US, PLEASE
WRITE OR TELEPHONE US NO LATER THAN              , 1999 [FIVE BUSINESS DAYS
PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER].

                          FORWARD-LOOKING INFORMATION

This Prospectus contains "forward-looking statements" within the meaning of the securities laws. We have based these forward-looking statements on our current expectations and projections about future events, based on the information currently available to us. Such forward-looking statements are principally contained in the sections "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." The forward-looking statements include, among other things, statements relating to our anticipated financial performance, business prospects, new developments, new merchandising strategies and similar matters.

These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things, risks described in the "Risk Factors" section and the following:

          - Material adverse changes in economic conditions in our markets;

          - Future regulatory actions and conditions in our operating areas;

          - Competition from others;

          - Successful integration of our divisions' management structures;

          - Product demand and market acceptance;

          - The ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; and

          - Obtaining and retaining key executives and employees.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Prospectus may not occur.

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus. This summary is not complete and may not contain all of the information you should consider before making a decision about whether to exchange your Initial Notes for the Exchange Notes. You should read the entire Prospectus carefully, including the section entitled "Risk Factors." We use certain defined terms in this Prospectus, including the following: "USAi" and the "Company" refer to USA Networks, Inc., a Delaware corporation; "USANi LLC" refers to USANi LLC, a Delaware limited liability company; the "Issuers," "we," "our," "ours," and "us" refer to the Company and USANi LLC; "Ticketmaster" refers to Ticketmaster Group, Inc., an Illinois corporation; "USA Broadcasting" refers to USA Broadcasting, Inc., a Delaware corporation; "Holdco" refers to Home Shopping Network, Inc., a Delaware corporation; and "TMCS" and "Ticketmaster Online-CitySearch" refer to Ticketmaster Online-CitySearch, Inc., a Delaware corporation. All references to "USAi," the "Company," "USANi LLC," the "Issuers," "Ticketmaster," "USA Broadcasting" or "TMCS" which appear herein or are incorporated by reference herein include such entity's subsidiaries. All information in this Prospectus reflects the two-for-one split of the Company's Common Stock and Class B Common Stock, which became effective on March 26, 1998.

                                  THE COMPANY

The Company, through its subsidiaries, is a leading media and electronic commerce company. The Company's principal operating assets include USA Network, The Sci-Fi Channel, Studios USA, Home Shopping Network, Ticketmaster, Ticketmaster Online-CitySearch and USA Broadcasting.

USANi LLC

USANi LLC is an indirect subsidiary of the Company that holds virtually all of the Company's businesses other than Ticketmaster, Ticketmaster Online-City Search and USA Broadcasting. USANi LLC was formed on February 12, 1998 in connection with the Company's acquisition (the "Universal Transaction") of USA Networks (which consisted of USA Network and The Sci-Fi Channel cable television networks) and the domestic television production and distribution business ("Studios USA") of Universal Studios, Inc. ("Universal"). See "-- Corporate Structure" and "Corporate History."

BUSINESSES

The Company is organized along five principal lines of business: (i) Networks and Television Production, (ii) Television Broadcasting, (iii) Electronic Retailing, (iv) Ticketing Operations and (v) Internet Services.

  Networks and Television Production

The Company operates two domestic advertiser-supported 24-hour cable television networks, USA Network and The Sci-Fi Channel. According to Nielsen Media Research, as of December 1998, USA Network and The Sci-Fi Channel were available in 75.2 million and 52.6 million U.S. households, respectively. For the 1998 year, USA Network earned the highest primetime rating of any domestic basic cable network, with an average rating of 2.3 in primetime (Source: Nielsen Media Research). USA Network features original series and movies, theatrical movies, off-network television series and major sporting events. The Sci-Fi Channel, one of the fastest-growing satellite-delivered networks, features science fiction, horror, fantasy and science-fact oriented programming.

The Company, through Studios USA, produces and distributes television programs and motion picture films intended for initial exhibition on television and home video, and is the exclusive domestic distributor of the Universal television library. Studios USA and its predecessor companies have produced programming for network television since the early 1950s and Studios USA remains a major supplier of network and first-run syndication programming, including Law & Order, Hercules: The Legendary Journeys and Xena: Warrior Princess.

  Television Broadcasting

The Company's television broadcasting operations are conducted through USA Broadcasting. USA Broadcasting owns and operates 13 full-power UHF television stations, including one satellite station, which comprise the USA Station Group. The USA Station Group owns television stations in 12 of the nation's top 22 markets and reaches approximately 31% of television households in the United States. USA Broadcasting also has minority investments in four additional full-power UHF stations, reaching approximately 7% of television households in the United States. USA Broadcasting airs Home Shopping Network's electronic retail sales programming on all but two of its stations. As part of its efforts to maximize the value of the USA Broadcasting stations, the Company intends over time to disaffiliate the USA Broadcasting stations from Home Shopping Network and develop and program the stations independently, while changing the distribution method of Home Shopping Network. The first station launched in this manner was the Company's station in the Miami/Ft. Lauderdale market on June 8, 1998.

  Electronic Retailing

The Company, through its Electronic Retailing business, operates two retail sales programs, Home Shopping Network and America's Store (collectively, "HSN Services"), that sell a variety of consumer goods and services by means of live, customer-interactive electronic retail sales programs, transmitted via satellite to cable systems, affiliated broadcast television stations and satellite dish receivers.

  Ticketing Operations

The Company's Ticketing Operations are conducted through Ticketmaster. Ticketmaster is the leading provider of automated ticketing services in the United States with over 3,750 domestic clients, including many of the country's foremost entertainment facilities, promoters and professional sports franchises. Ticketmaster has a comprehensive domestic distribution system that includes approximately 2,700 remote sales outlets, covering many of the major metropolitan areas in the United States, and 15 domestic call centers with approximately 1,750 operator positions. Ticketmaster also operates in Great Britain, Canada, Ireland, Mexico and Australia and, in 1998, expanded into France, Chile and Argentina. The number of tickets sold through Ticketmaster increased from approximately 29 million in 1990 to approximately 70 million in 1998.

On September 28, 1998, CitySearch, Inc., a publisher of local city guides on the World Wide Web (the "Web"), merged with Ticketmaster Multimedia Holdings, Inc., a wholly owned subsidiary of Ticketmaster ("Ticketmaster Online") (the "Ticketmaster Online-CitySearch Transaction"). Ticketmaster Online is Ticketmaster's exclusive agent for the online sale of tickets to live events presented by Ticketmaster clients, subject to certain limitations. Following the merger, the combined company, Ticketmaster Online-CitySearch, became a majority-owned subsidiary of Ticketmaster. Shares of TMCS's Class B Common Stock were sold to the public in an initial public offering that was consummated on December 8, 1998. TMCS's Class B Common Stock is quoted on the NASDAQ Stock Market. As of December 31, 1998, USAi beneficially owned 59.5% of the outstanding TMCS common stock, representing 67.3% of the total voting power of TMCS's outstanding common stock. For financial reporting purposes, TMCS's Ticketmaster Online ticketing business is considered part of the Company's Ticketing Operations, while TMCS's CitySearch local city guide business is considered part of the Company's Internet Services. See "Business -- Ticketing Operations" and "--Internet Services."

  Internet Services

In July 1998, the Company announced the formation of USA Networks Interactive to coordinate the operations of its Internet Services businesses. Internet Services consists primarily of TMCS's CitySearch local city guide business and the Internet Shopping Network and its principal retailing service, First Auction, an interactive Internet site which auctions consumer merchandise.

                              CORPORATE STRUCTURE

USANi LLC holds virtually all of the Company's businesses other than Ticketmaster, TMCS and USA Broadcasting. Holdco's only asset is its 38.8% ownership interest in USANi LLC. The Company adopted its present corporate structure in connection with the Universal Transaction, primarily to comply with Federal Communication Commission ("FCC") restrictions on foreign ownership of entities controlling domestic television broadcast licenses and for certain other tax and regulatory reasons. These foreign ownership restrictions limit Universal's ability to own equity in and voting power of the Company because Universal is controlled by The Seagram Company Ltd, a Canadian corporation ("Seagram").

Assuming the conversion or exchange of all equity securities convertible into or exchangeable for Common Stock or Class B Common Stock of the Company (including shares of USANi LLC and Holdco, but excluding employee stock options), as of December 31, 1998, approximately 45% of the Common Stock and Class B Common Stock would be owned by Universal, approximately 21% would be owned by Liberty Media Corporation ("Liberty"), which is a wholly owned subsidiary of Tele-Communications, Inc. ("TCI"), and approximately 34% would be owned by the public shareholders, including Mr. Barry Diller and other Company officers and directors. Pursuant to a stockholders agreement, Mr. Diller, the Chairman and Chief Executive Officer of the Company, generally exercises voting control over the shares of Common Stock and Class B Common Stock beneficially owned by Universal, Liberty and Mr. Diller (totaling approximately 74.5% of the outstanding total voting power as of December 31, 1998), subject to certain exceptions relating to fundamental changes, as to which no such shares can be voted unless all three stockholders agree. The Company maintains control and management of USANi LLC, and the businesses held by USANi LLC are managed by the Company in substantially the same manner as they would be if the Company held them directly through wholly owned subsidiaries. See "Risk
Factors -- Controlling Shareholders" and "Corporate History."

                        [CORPORATE STRUCTURE FLOW CHART]

                               THE EXCHANGE OFFER

EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

We issued the Initial Notes on November 23, 1998 to Chase Securities, Inc., Bear Stearns & Co. Inc., BNY Capital Markets, Inc. and NationsBanc Montgomery Securities LLC (the "Initial Purchasers"). The Initial Purchasers subsequently resold the Initial Notes to institutional investors in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") pursuant to Section 4(2) of, and Regulation S under, the Securities Act and applicable state securities laws. In connection with this private placement, the Company, the Guarantors and the Initial Purchasers entered into the Exchange and Registration Rights Agreement, providing, among other things, for the Exchange Offer. See "The Exchange Offer."

THE EXCHANGE OFFER

We are offering Exchange Notes in exchange for an equal principal amount of Initial Notes. As of this date, there are $500,000,000 aggregate principal amount of Initial Notes outstanding. Initial Notes may be tendered only in integral multiples of $1,000.

RESALE OF EXCHANGE NOTES

We believe that the Exchange Notes issued in the Exchange Offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

          - you are acquiring the Exchange Notes in the ordinary course of your business;

          - you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in a distribution of the Exchange Notes; and

          - you are not an "affiliate" of ours.

If any of the foregoing are not true and you transfer any Exchange Note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your Exchange Notes from such requirements, you may incur liability under the Securities Act. We do not assume or indemnify you against such liability.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Initial Notes which were acquired by such broker-dealer as a result of market making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act, in connection with any resale of the Exchange Notes. A broker-dealer may use this Prospectus for an offer to resell, resale or other retransfer of the Exchange Notes. See "Plan of Distribution." Subject to certain limitations, we will take steps to ensure that the issuance of the Exchange Notes will comply with state securities or "blue sky" laws.

CONSEQUENCES OF FAILURE TO EXCHANGE INITIAL NOTES

If you do not exchange your Initial Notes for Exchange Notes, you will no longer be able to force us to register the Initial Notes under the Securities Act. In addition, you will not be able to offer or sell the Initial Notes unless they are registered under the Securities Act (and we will have no obligation to register them, except for some limited exceptions), or unless you offer or sell them under an exemption from the requirements of, or a transaction not subject to, the Securities Act. See "Risk Factors -- Failure to Participate in the Exchange Offer Will Have Adverse Consequences" and "The Exchange Offer -- Terms of the Exchange Offer."

EXPIRATION DATE

The Exchange Offer will expire at 5:00 p.m., New York City Time, on
               , 1999 (the "Expiration Date"), unless we decide to extend the Expiration Date.

INTEREST ON THE EXCHANGE NOTES

The Exchange Notes will accrue interest at 6 3/4% per year, from either the last date we paid interest on the Initial Notes you exchanged, or if you surrendered your Initial Notes for exchange after the applicable record date, the date we paid interest on such Initial Notes. We will pay interest on the Exchange Notes on May 15 and November 15 of each year.

CONDITIONS TO THE EXCHANGE OFFER

The Exchange Offer is not subject to any condition other than certain customary conditions, including that:

          - the Exchange Offer does not violate any applicable law or applicable interpretation of law of the staff of the Securities and Exchange Commission;

          - no litigation materially impairs our ability to proceed with the Exchange Offer; and

          - we obtain all the governmental approvals we deem necessary for the Exchange Offer. See "The Exchange Offer -- Conditions."

PROCEDURES FOR TENDERING INITIAL NOTES

If you wish to accept the Exchange Offer, you must complete, sign and date the Letter of Transmittal, or a facsimile of the Letter of Transmittal and transmit it together with all other documents required by the Letter of Transmittal (including the Initial Notes to be exchanged) to The Chase Manhattan Bank, as exchange agent (the "Exchange Agent"), at the address set forth on the cover page of the Letter of Transmittal. In the alternative, you can tender your Initial Notes by following the procedures for book-entry transfer, as described in this document. For more information on accepting the Exchange Offer and tendering your Initial Notes, see "The Exchange Offer -- Procedures for Tendering" and "-- Book Entry Transfer."

GUARANTEED DELIVERY PROCEDURES

If you wish to tender your Initial Notes and you cannot get your required documents to the Exchange Agent by the Expiration Date, you may tender your Initial Notes according to the guaranteed delivery procedures under the heading "The Exchange Offer -- Guaranteed Delivery Procedures."

WITHDRAWAL RIGHTS

You may withdraw the tender of your Initial Notes at any time prior to 5:00 p.m., New York City time, on the Expiration Date. To withdraw, you must send a written or facsimile transmission notice of withdrawal to the Exchange Agent at its address set forth herein under "The Exchange Offer -- Exchange Agent" by 5:00 p.m., New York City time, on the Expiration Date.

ACCEPTANCE OF INITIAL NOTES AND DELIVERY OF EXCHANGE NOTES

Subject to certain conditions, we will accept any and all Initial Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. We will deliver the Exchange Notes promptly after the Expiration Date. See "The Exchange Offer -- Terms of the Exchange Offer."

TAX CONSIDERATIONS

We believe that the exchange of Initial Notes for Exchange Notes should not be a taxable exchange for federal income tax purposes, but you should consult your tax adviser about the tax consequences of this exchange. See "Certain United States Income Tax Considerations."

EXCHANGE AGENT

The Chase Manhattan Bank is serving as Exchange Agent for the Exchange Offer.

FEES AND EXPENSES

We will bear all expenses related to consummating the Exchange Offer and complying with the Exchange and Registration Rights Agreement. See "The Exchange Offer -- Fees and Expenses."

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the Exchange Notes. We used the proceeds from the sale of the Initial Notes to repay a portion of our outstanding obligations under our existing credit agreement. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

                               THE EXCHANGE NOTES

NOTES OFFERED

$500,000,000 aggregate principal amount of 6 3/4% Senior Notes due 2005. The form and terms of the Exchange Notes are substantially identical to the form and terms of the Initial Notes, except that the Exchange Notes will be registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not be entitled to registration under the Securities Act. The Exchange Notes will evidence the same debt as the Initial Notes and both the Initial Notes and the Exchange Notes are governed by the same indenture.

MATURITY

November 15, 2005.

INTEREST PAYMENT DATES

May 15 and November 15 of each year, commencing May 15, 1999.

OPTIONAL REDEMPTION

We may redeem the Exchange Notes, in whole or in part at any time and from time to time, at a redemption price determined as set forth in this Prospectus under the heading "Description of the Exchange Notes," plus accrued and unpaid interest, if any, to the date of redemption.

RANKING AND SUBSIDIARY GUARANTEES

The Exchange Notes will be unsecured and unsubordinated, joint and several obligations of the Issuers ranking equal in right of payment with all existing and future unsecured and unsubordinated indebtedness of the Issuers.

The Exchange Notes will be unconditionally guaranteed, jointly and severally (the "Guarantees"), by each Subsidiary (as defined in this Prospectus) that is a Credit Agreement Guarantor (as defined in this Prospectus) and future Subsidiaries that become Credit Agreement Guarantors in each case, to the extent that and for so long as such Subsidiary remains a Credit Agreement Guarantor.

The Issuers and their Subsidiaries may issue senior secured indebtedness, subject to certain limitations; the Notes would be, in effect, subordinated to such senior secured indebtedness to the extent of its security interest in assets of our companies or their subsidiaries.

As of September 30, 1998, on a pro forma basis after giving effect to the Offering and the application of net proceeds therefrom and the Exchange Offer, the Company and USANi LLC would have had approximately $814.3 million and $762.2 million, respectively of total consolidated indebtedness outstanding, including $497.6 million outstanding under the Notes net of discount and approximately $316.7 million and $264.6 million, respectively, of other unsubordinated Indebtedness, $31.1 million, $14.6 million, respectively, of which would have been secured. See "Description of the Exchange Notes -- Ranking."

RESTRICTIVE COVENANTS

The indenture under which the Exchange Notes will be issued will contain covenants for your benefit which, among other things, and subject to certain exceptions, restrict our ability to:

          - enter into sale-leaseback transactions;

          - create liens; and

          - consolidate, merge, or sell substantially all of our assets.

See "Description of the Exchange Notes -- Certain Covenants."

ABSENCE OF A PUBLIC MARKET FOR THE NOTES

The Exchange Notes are new securities and there is currently no established market for them.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the Exchange Notes. We used the proceeds from the sale of the Initial Notes to repay a portion of our outstanding obligations under our existing credit agreement. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financial Position, Liquidity and Capital Resources."

             SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

In the tables below, we provide you with selected consolidated historical and pro forma combined financial data (the "Pro Forma Financial Data") of USAi, Holdco, and USANi LLC. We prepared the historical financial data using the consolidated financial statements of USAi, Holdco, and USANi LLC. The Pro Forma Financial Data attempts to illustrate the financial results of USAi, Holdco and USANi LLC after giving effect to the offering of the Initial Notes (the "Offering"), the Exchange Offer, the Universal Transaction, the Ticketmaster Transaction, the Ticketmaster Online-CitySearch Transaction and the sale of SF Broadcasting (collectively, the "Transactions") which had been completed previously. Presented below is the combined statement of operations data for the year ended December 31, 1997 and the nine months ended September 30, 1998 as if the Transactions, where applicable, had been completed on January 1, 1997 and 1998, respectively. Also presented below is the consolidated historical balance sheet data as of September 30, 1998 as if the Offering and Exchange Offer had been completed on September 30, 1998. When you read this, it is important that you read the footnotes set forth below the financial data.

It is important to remember that the Pro Forma Financial Data is hypothetical, and does not necessarily reflect the financial performance that would have actually resulted if the Transactions had been completed on those dates. It is also important to remember that this information does not necessarily reflect future financial performance of USAi, Holdco or USANi LLC.

Please see "Selected Pro Forma Combined Financial Data" on page   of this
Prospectus for a more detailed explanation of this analysis. See also "Where You Can Find More Information."

USAi

                                                        ACTUAL                           PRO FORMA
                                         ------------------------------------   ----------------------------
                                                                 NINE MONTHS
                                              YEAR ENDED            ENDED                       NINE MONTHS
                                             DECEMBER 31,       SEPTEMBER 30,    YEAR ENDED        ENDED
                                         --------------------   -------------   DECEMBER 31,   SEPTEMBER 30,
                                         1996(1)    1997(2)        1998(3)          1997           1998
                                         -------   ----------   -------------   ------------   -------------
                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net revenues...........................  $75,172   $1,261,749    $1,867,017      $2,527,922     $2,008,570
Operating profit.......................    3,612       94,519       160,246         136,917        125,109
Net earnings (loss)(4).................   (6,539)      13,061        26,041         (77,443)        (6,273)
Basic earnings (loss) per share(5).....     (.30)         .12           .19           (0.55)         (0.04)
Diluted earnings (loss) per share(5)...     (.30)         .12           .14           (0.55)         (0.04)
OTHER DATA:
Net cash provided by (used in):
  Operating activities.................   11,968       47,673       146,731
  Investing activities.................   (2,622)     (82,293)   (1,148,859)
  Financing activities.................   14,120      108,050     1,180,046
EBITDA(6)..............................  $19,098   $  191,543    $  323,958      $  414,540     $  334,496
Ratio of earnings to fixed
  charges(7)...........................     0.64x        2.81x         2.55x                          2.45x
Ratio of total debt to EBITDA..........      n/m         2.41x          n/m                          1.75x(8)

                                                                 AS OF SEPTEMBER 30, 1998
                                                              ------------------------------
                                                                               PRO FORMA
                                                                            ----------------
                                                                            AS ADJUSTED FOR
                                                                ACTUAL      THE OFFERING(9)
                                                              ----------    ----------------
                                                                      (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital.............................................  $   14,427       $    7,927
Total assets................................................   8,266,957        8,262,057
Existing Credit Agreement, including current maturities.....     750,000          250,000
Senior Notes................................................          --          500,000
Discount on face value of Notes.............................          --           (2,400)
Other long-term obligations, including current maturities...      66,665           64,265
Minority interest...........................................   3,589,338        3,589,338
Stockholders' equity........................................   2,456,764        2,454,264

ADDITIONAL PRO FORMA OPERATING DATA:

                                                     COMBINED NET REVENUES                EBITDA(6)
                                                  ----------------------------   ----------------------------
                                                                  NINE MONTHS                    NINE MONTHS
                                                   YEAR ENDED        ENDED        YEAR ENDED        ENDED
                                                  DECEMBER 31,   SEPTEMBER 30,   DECEMBER 31,   SEPTEMBER 30,
                                                      1997           1998            1997           1998
                                                  ------------   -------------   ------------   -------------
                                                                        (IN THOUSANDS)
ADDITIONAL PRO FORMA OPERATING DATA:
Networks and Television Production..............   $1,107,604     $  914,669       $237,800       $239,761
Electronic Retailing............................    1,024,249        776,418        171,700        115,463
Ticketing Operations............................      361,697        283,538         58,700         43,895
Internet Services...............................       18,995         25,784        (44,800)       (33,800)
Broadcasting and other..........................       15,377          8,161         (8,860)       (30,823)
                                                   ----------     ----------       --------       --------
          Total.................................   $2,527,922     $2,008,570       $414,540       $334,496
                                                   ==========     ==========       ========       ========

HOLDCO

                                                     ACTUAL                                 PRO FORMA
                                   -------------------------------------------   --------------------------------
                                         YEAR ENDED          NINE MONTHS ENDED
                                        DECEMBER 31,           SEPTEMBER 30,      YEAR ENDED    NINE MONTHS ENDED
                                   -----------------------   -----------------   DECEMBER 31,     SEPTEMBER 30,
                                      1996         1997           1998(3)            1997             1998
                                   ----------   ----------   -----------------   ------------   -----------------
                                    (PREDECESSOR COMPANY)
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net revenues.....................  $1,014,705   $1,037,060      $1,548,189        $2,144,664       $1,705,553
Operating profit.................      41,186       61,142         147,872           183,961          175,012
Net earnings (loss)..............      20,620       13,809          (3,193)          (27,878)             (30)

                                                     ACTUAL                                 PRO FORMA
                                   -------------------------------------------   --------------------------------
                                         YEAR ENDED          NINE MONTHS ENDED
                                        DECEMBER 31,           SEPTEMBER 30,      YEAR ENDED    NINE MONTHS ENDED
                                   -----------------------   -----------------   DECEMBER 31,     SEPTEMBER 30,
                                      1996         1997           1998(3)            1997             1998
                                   ----------   ----------   -----------------   ------------   -----------------
                                    (PREDECESSOR COMPANY)
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
OTHER DATA:
Net cash provided by (used in):
  Operating activities...........      23,123       34,068         120,720
  Investing activities...........     (10,733)     (49,791)     (1,379,163)
  Financing activities...........     (21,280)      22,471       1,360,666
EBITDA(6)........................      74,669      126,294         273,824           364,474          314,733
Ratio of earnings to fixed
  charges(7).....................       3.66x        5.19x           2.51x                               1.99x
Ratio of total debt to EBITDA....         n/m         0.85x            n/m                               1.65x(8)

                                                              AS OF SEPTEMBER 30, 1998
                                                              -------------------------
                                                                            AS ADJUSTED
                                                                              FOR THE
                                                                ACTUAL      OFFERING(9)
                                                              ----------    -----------
                                                                   (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital.............................................  $   71,150    $   64,650
Total assets................................................   6,916,429     6,911,529
Existing Credit Agreement, including current maturities.....     750,000       250,000
Senior Notes................................................          --       500,000
Discount on face value of Notes.............................          --        (2,400)
Other long-term obligations, including current maturities...      14,607        12,207
Minority interest...........................................   3,770,146     3,770,146
Stockholders' equity........................................   1,308,687     1,306,187

ADDITIONAL PRO FORMA OPERATING DATA:

                                                    COMBINED NET REVENUES                EBITDA(6)
                                                -----------------------------   ----------------------------
                                                                 NINE MONTHS                    NINE MONTHS
                                                 YEAR ENDED         ENDED        YEAR ENDED        ENDED
                                                DECEMBER 31,    SEPTEMBER 30,   DECEMBER 31,   SEPTEMBER 30,
                                                    1997            1998            1997           1998
                                                -------------   -------------   ------------   -------------
                                                                       (IN THOUSANDS)
Networks and Television Production............   $1,107,604      $  914,669       $237,800       $239,761
Electronic Retailing..........................    1,024,249         776,417        141,991         94,300
Internet Services.............................       12,811          14,467         (7,900)        (9,633)
Other.........................................           --              --         (7,417)        (9,695)
                                                 ----------      ----------       --------       --------
          Total...............................   $2,144,664      $1,705,553       $364,474       $314,733
                                                 ==========      ==========       ========       ========

USANi LLC

                                                         ACTUAL                             PRO FORMA
                                         ---------------------------------------   ----------------------------
                                                                    NINE MONTHS
                                               YEAR ENDED              ENDED                       NINE MONTHS
                                              DECEMBER 31,         SEPTEMBER 30,    YEAR ENDED        ENDED
                                         -----------------------   -------------   DECEMBER 31,   SEPTEMBER 30,
                                            1996         1997         1998(3)          1997           1998
                                         ----------   ----------   -------------   ------------   -------------
                                          (PREDECESSOR COMPANY)
                                                     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net revenues...........................  $1,014,705   $1,037,060    $1,548,189      $2,144,664     $1,705,553
Operating profit.......................      41,186       61,142       147,872         183,961        175,012
Net earnings...........................      20,621       16,255        62,186          65,648         78,383
OTHER DATA:
Net cash provided by (used in):
  Operating activities.................      23,123       40,237       120,720
  Investing activities.................     (10,733)     (49,791)   (1,379,163)
  Financing activities.................     (21,280)      16,302     1,360,666
EBITDA.................................      74,669      126,294       273,824         364,474        314,733
Ratio of earnings to fixed
  charges(7)...........................       3.66x        8.78x         2.01x                          2.16x
Ratio of total debt to EBITDA..........         n/m          n/m           n/m                          1.65x(8)

                                                                   AS OF SEPTEMBER 30, 1998
                                                              ----------------------------------
                                                                                AS ADJUSTED
                                                                                  FOR THE
                                                                ACTUAL          OFFERING(9)
                                                              ----------    --------------------
                                                                        (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital.............................................  $   90,062         $   83,562
Total assets................................................   6,907,543          6,902,643
Existing Credit Agreement, including current maturities.....     750,000            250,000
Notes offered hereby........................................          --            500,000
Discount on face value of Notes.............................          --             (2,400)
Other long-term obligations, including current maturities...      14,607             12,207
Members' equity.............................................   5,093,010          5,090,510

                                                     COMBINED NET REVENUES                EBITDA(6)
ADDITIONAL PRO FORMA OPERATING DATA:              ----------------------------   ----------------------------
                                                                  NINE MONTHS                    NINE MONTHS
                                                   YEAR ENDED        ENDED        YEAR ENDED        ENDED
                                                  DECEMBER 31,   SEPTEMBER 30,   DECEMBER 31,   SEPTEMBER 30,
                                                      1997           1998            1997           1998
                                                  ------------   -------------   ------------   -------------
                                                                        (IN THOUSANDS)
Networks and Television Production..............   $1,107,604     $  914,669       $237,800       $239,761
Electronic Retailing............................    1,024,249        776,417        141,991         94,300
Internet Services...............................       12,811         14,467         (7,900)        (9,633)
Other...........................................           --             --         (7,417)        (9,695)
                                                   ----------     ----------       --------       --------
          Total.................................   $2,144,664     $1,705,553       $364,474       $314,733
                                                   ==========     ==========       ========       ========

-------------------------

 (1) The consolidated statements of operations include the operations of Savoy (as defined herein) and Holdco since their acquisition by the Company on December 19, 1996 and December 20, 1996, respectively.

 (2) The consolidated statements of operations data include the operations of Ticketmaster since the acquisition by the Company of its controlling interest in Ticketmaster on July 17, 1997.

 (3) The consolidated statements of operations data include the operations of Networks and Studios USA since their acquisition by the Company from Universal on February 12, 1998.

 (4) Net earnings for the nine months ended September 30, 1998 includes a pre-tax gain of $74.9 million related to the Company's sale of its Baltimore television station during the first quarter of 1998.

 (5) Earnings (loss) per common share data retroactively reflects the impact of two-for-one Common Stock and Class B Common Stock splits which became effective on March 26, 1998.

 (6) EBITDA is defined as net income plus (i) extraordinary items and cumulative effect of accounting changes, (ii) provision for income taxes, (iii) interest expense (iv) depreciation and amortization and (v) minority interest. EBITDA is presented here because we believe it is a widely accepted indicator of a company's ability to service debt as well as a valuation methodology for companies in the media, entertainment and communications industries. EBITDA should not be considered in isolation or as a substitute for measures of financial performance or liquidity prepared in accordance with generally accepted accounting principles. EBITDA as calculated by us may not be comparable to calculations of similarly titled measures presented by other companies.

 (7) For purposes of calculating the ratio of earnings to fixed charges, earnings were calculated by adding (i) earnings (loss) before minority interest and income taxes, (ii) interest expense, including the portion of rents representative of an interest factor and (iii) the amount of undistributed losses of the Company's less than 50%-owned companies. Fixed charges consist of interest expense and the portions of rents representative of an interest factor. For periods in which earnings before fixed charges were insufficient to cover fixed charges, the dollar amount of the coverage deficiencies (in millions) is presented.

 (8) For the purposes of this calculation, debt has been adjusted to reflect the Notes Offering and Exchange Offer. EBITDA is based on the pro forma results of operations for the twelve-month period ended September 30, 1998.

 (9) Amount reduced by the cash needed in excess of the net proceeds of the Offering to repay $500 million of the Tranche A Term Loan. Net proceeds from the Offering and available cash will be used to repay the Tranche A Term Loan. See "Use of Proceeds" and "Capitalization."

                       RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratios of earnings to fixed charges of the Issuers and Holdco for the periods indicated. For the period in which earnings before fixed charges were insufficient to cover fixed charges, the dollar amount of coverage deficiency (in millions), instead of the ratio, is indicated.

USAi

                                                                                       YEARS
                                                  YEARS ENDED       FOUR MONTHS        ENDED        NINE MONTHS
                                                   AUGUST 31,          ENDED       DECEMBER 31,        ENDED
                                               ------------------   DECEMBER 31,   -------------   SEPTEMBER 30,
                                               1993   1994   1995       1995       1996    1997        1998
                                               ----   ----   ----   ------------   -----   -----   -------------
Ratio of earnings to fixed charges...........  0.57x  1.05x  1.11x      0.13x      0.64x   2.81x        2.55x

HOLDCO

                                                          PREDECESSOR COMPANY                  HOLDCO
                                                 -------------------------------------   ------------------
                                                       YEARS ENDED DECEMBER 31,
                                                 -------------------------------------   NINE MONTHS ENDED
                                                  1993    1994    1995    1996   1997    SEPTEMBER 30, 1998
                                                 ------   ----   ------   ----   -----   ------------------
Ratio of earnings to fixed charges
  (deficiency).................................  $(19.0)  4.00x  $(94.9)  3.66x   5.19x         2.51x

USANi LLC

                                                          PREDECESSOR COMPANY                USANi LLC
                                                 -------------------------------------   ------------------
                                                       YEARS ENDED DECEMBER 31,
                                                 -------------------------------------   NINE MONTHS ENDED
                                                  1993    1994    1995    1996   1997    SEPTEMBER 30, 1998
                                                 ------   ----   ------   ----   -----   ------------------
Ratio of earnings to fixed charges
  (deficiency).................................  $(19.0)  4.00x  $(94.9)  3.66x   8.78x         2.01x

For purposes of calculating the ratio of earnings to fixed charges, earnings were calculated by adding (i) earnings (loss) before minority interest and income taxes, (ii) interest expense, including the portion of rents representative of an interest factor, and (iii) the amount of USANi LLC's undistributed losses of less than 50%-owned companies. Fixed charges consist of interest expense and the portions of rents representative of an interest factor. For the periods in which earnings before fixed charges were insufficient to cover fixed charges, the dollar amount of coverage deficiency (in millions) is presented. The ratios of earnings to fixed charges should be read in conjunction with the consolidated financial statements, including the notes thereto, and other financial data included or incorporated by reference herein.

                                  RISK FACTORS

You should carefully consider the following factors together with the other matters set forth herein or incorporated by reference herein before deciding whether to exchange your Initial Notes for Exchange Notes in the Exchange Offer.

FAILURE TO PARTICIPATE IN THE EXCHANGE OFFER WILL HAVE ADVERSE CONSEQUENCES

We issued the Initial Notes in a private offering exempt from the registration requirements of the Securities Act. Accordingly, holders of the Initial Notes may not offer, sell or otherwise transfer their Initial Notes except in compliance with the registration requirements of the Securities Act and applicable state securities laws or pursuant to exemptions from, or in transactions not subject to, such registration requirements. Holders of Initial Notes who do not exchange their Initial Notes for Exchange Notes in the Exchange Offer will continue to be subject to these transfer restrictions after the completion of the Exchange Offer. See "The Exchange Offer."

In addition, after completion of the Exchange Offer, holders of the Initial Notes who do not tender their Initial Notes in the Exchange Offer will no longer be entitled to any exchange or registration rights under the Exchange and Registration Rights Agreement, except under limited circumstances.

To the extent Initial Notes are tendered and accepted in the Exchange Offer, the liquidity of the trading market, if any, for the Initial Notes could be adversely affected. See "The Exchange Offer."

EXCHANGE OFFER PROCEDURES

We will issue the Exchange Notes in exchange for the Initial Notes pursuant to the Exchange Offer only after timely receipt by us of the Initial Notes, a properly completed and duly executed Letter of Transmittal and all other required documents or an Agent's Message (as defined herein) in lieu thereof. Holders desiring to tender Initial Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities with respect to the tenders of the Initial Notes for exchange. Initial Notes that are not tendered or are tendered but not accepted will continue to be subject to the existing transfer restrictions after the completion of the Exchange Offer. In addition, any holder of the Initial Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for the Initial Notes, where the Initial Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those Exchange Notes. See "Plan of Distribution."

RANKING OF NOTES AND THE GUARANTEES

The Notes are unsecured and unsubordinated, joint and several obligations of the Issuers and rank equal in right of payment with all other existing and future unsecured and unsubordinated indebtedness of the Issuers. The Guarantees are unsecured and unsubordinated obligations of the relevant Guarantor and rank equal in right of payment with all other existing and future unsecured and unsubordinated indebtedness of each such Guarantor. Neither the Notes nor the Guarantees are secured by any assets of the Issuers or the Guarantors. Accordingly, the Notes and the Guarantees will effectively rank junior to any secured obligations of the Issuers and the Guarantors to the extent of the assets securing such obligations. If either of the Issuers or a Guarantor becomes insolvent or is liquidated, or if payment under any secured obligation is accelerated, the lenders under such secured obligation will be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the terms of the agreement securing such obligation. Any claims of such lenders with respect to such assets will be prior to any claim of the holders of the Notes with respect to such assets. It is possible that there would be no assets remaining from which claims of the holders of the Notes could be satisfied or if any such assets remain, such assets might be insufficient to fully satisfy such claims. As of September 30, 1998, on a pro forma basis after giving effect to the Offering and the application of net proceeds therefrom and the Exchange Offer, the Company and USANi LLC would have had approximately $814.3 million and $762.2 million, respectively, of total consolidated indebtedness outstanding, including $497.6 million outstanding under the Notes net of discount and approximately $316.7 million and $264.6 million, respectively, of other unsubordinated Indebtedness, $31.1 million and $14.6 million, respectively, of which would have been secured. See "Description of the Exchange Notes -- Ranking."

RESTRICTIVE COVENANTS

The Existing Credit Agreement (as defined in this Prospectus) contains various financial and operating covenants which, among other things, require the maintenance of certain financial ratios. Violation of such covenants could result in a default under the Existing Credit Agreement which would permit the bank lenders thereunder to (i) restrict USANi LLC's ability to borrow undrawn funds under the Existing Credit Agreement and (ii) accelerate the maturity of borrowings thereunder.

DEPENDENCE ON CERTAIN KEY PERSONNEL

The Company is dependent upon the continued contributions of its senior corporate management, particularly Mr. Diller, and certain key employees for its future success. Mr. Diller is the Chairman of the Board and Chief Executive Officer of the Company. Mr. Diller does not have an employment agreement with the Company, although he has been granted options to purchase a substantial number of shares of Common Stock and the vesting of such options is to occur over the next few years, subject to acceleration in certain specified circumstances. Except in certain circumstances, such vesting is conditioned upon Mr. Diller remaining at the Company. There can be no assurance that the Company will be able to retain the services of Mr. Diller or any other members of senior management or key employees of the Company.

If Mr. Diller no longer serves in his positions at the Company, the business of the Company could be substantially adversely affected. In addition, under the terms of the Governance Agreement, dated October 19, 1997 (the "Governance Agreement"), among the Company, Universal, Liberty and Mr. Diller entered into in connection with the Universal Transaction, if Mr. Diller no longer serves as Chief Executive Officer of the Company or becomes disabled (as defined in the Governance Agreement), then certain restrictions on the conduct of Universal will be eliminated, and Universal's ability to increase its equity interest in the Company will be accelerated. Due to current FCC restrictions on foreign ownership of entities controlling domestic television broadcast licenses and cross-ownership of cable franchises and television broadcast licenses which limit the ability of Universal and Liberty, respectively, to exercise voting control over entities that hold television broadcast licenses, in the event that Mr. Diller is no longer Chief Executive Officer or has become disabled, the Company would be required to divest itself of its television broadcast licenses so that Universal and Liberty could exercise control over the Company in compliance with FCC law or otherwise enter in arrangements relating to the control of the Company in compliance with FCC law. See "Certain Relationships and Related Party Transactions -- Agreements with Universal and Liberty."

CONTROLLING SHAREHOLDERS

Mr. Diller, through entities he controls, currently beneficially owns or has the right to vote 100% of the shares of Class B Common Stock of the Company, which is sufficient to control the outcome of any matter submitted to a vote or for the consent of the Company's shareholders (other than with respect to the election by the holders of Common Stock of 25% of the members of the Board of Directors of the Company (rounded up to the nearest whole number) and certain matters as to which a separate class vote of the holders of Common Stock is required under the Delaware General Corporation
Law). Each share of Class B Common Stock is entitled to ten votes per share with respect to matters on which Common and Class B stockholders vote as a single class. Without giving effect to the issuance of any Company securities upon exercise of options held by Mr. Diller or upon exchange of shares of USANi LLC or Holdco, as of December 31, 1998, Mr. Diller owns or has the right to vote 11.3% of the outstanding Common Stock, 100% of the outstanding Class B Common Stock and 74.5% of the outstanding total voting power of the Common Stock and Class B Common Stock.

Pursuant to the Stockholders Agreement (as defined in this Prospectus), Mr. Diller, Universal and Liberty have agreed that the Company securities owned by any of Mr. Diller, Universal, Liberty and certain of their respective affiliates will not be voted in favor of the taking of any action with respect to certain fundamental changes relating to the Company, except with the consent of each of Mr. Diller, Universal and Liberty. Accordingly, in respect of such matters, each of Mr. Diller, Universal and Liberty has the ability to veto, in his or its sole discretion, the taking of any action with respect to these matters. In addition, there can be no assurance that Mr. Diller, Universal and Liberty will be able to agree in the future with respect to any such transaction or action, in which case the Company would not be able to engage in such transaction or take such action, provided that, under the terms of the Stockholders Agreement, if Mr. Diller and Universal agree to certain fundamental changes that Liberty does not agree to, subject to certain conditions, Universal will be entitled to purchase Liberty's entire equity interest of the Company and the Company would then be able to engage in such transaction or take such action.

Upon Mr. Diller's permanent departure from the Company, the Company may change in various fundamental respects. For example, generally, Universal would be able to control USANi LLC and would have the ability to cause the Company to effect a spinoff or other disposition of USA Broadcasting, after which Universal could directly control the Company. In addition, Universal and Liberty have certain agreements relating to the management and governance of the Company and USANi LLC, as well as the voting and disposition of their shares of the Company and the stock of the regulated businesses that are spun off. The Company has generally agreed to use its reasonable best efforts to implement the arrangements agreed to by Universal and Liberty. In the case of Universal or Liberty selecting the manager of USANi LLC, these actions could, depending on the circumstances, result in deconsolidation for financial accounting purposes of the results of operations of USANi LLC from those of the Company. See "Certain Relationships and Related Party Transactions -- Agreements with Universal and Liberty."

YEAR 2000 ISSUE

We are currently working to resolve the potential impact of the Year 2000 on the processing of date-sensitive information by our computerized information systems. The Year 2000 problem is the result of computer programs being written using two digits (rather than four) to define the applicable year. Any of our programs that have time-sensitive software may recognize a date using "00" as the Year 1900 rather than the Year 2000, which could result in miscalculations or system failures. Based on preliminary information, we do not expect that the costs of addressing potential problems will have a material adverse impact on our financial position, results of operations or cash flows in future periods. However, if we or our customers or vendors are unable to resolve such processing issues in a timely manner, it could result in a material financial risk. Accordingly, we plan to devote the necessary resources to resolve all significant Year 2000 issues in a timely manner.

For a more complete discussion of Year 2000 issues, please refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Other Matters."

ABSENCE OF A PUBLIC MARKET

Although holders of Exchange Notes (who are not "affiliates" of the Issuers within the meaning of the Securities Act) may resell or otherwise transfer their Exchange Notes without compliance with the registration requirements of the Securities Act, there is no existing market for the Exchange Notes, and there can be no assurance as to the liquidity of any markets that may develop for the Exchange Notes, the ability of holders of Exchange Notes to sell their Exchange Notes or the prices at which holders would be able to sell their Exchange Notes. Future trading prices of the Exchange Notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities.

The initial purchasers in the Offering have advised us that they intend to make a market in the Exchange Notes after the Exchange Offer. However, they are not obligated to do so, and any market-making may be discontinued at any time without notice. In addition, such market-making activity may be limited during the Exchange Offer.

We do not intend to apply for listing of the Exchange Notes on any securities exchange or to arrange for them to be quoted on any quotation system.

Accordingly, an active trading market for the Exchange Notes may not develop, either before, during or after the consummation of the Exchange Offer. The absence of an active trading market may have an adverse effect on the market price and liquidity of the Exchange Notes.

FRAUDULENT CONVEYANCE CONSIDERATIONS

Each Issuer is a holding company. All of our operating assets are held by our respective Subsidiaries and all of our operating revenues are derived from operations of our respective Subsidiaries. Therefore, our ability to make payments when due to holders of the Notes is dependent upon the receipt of sufficient funds from our Subsidiaries. Our obligations under the Notes are fully and unconditionally guaranteed on a joint and several basis by the Guarantors.

Under the federal or state fraudulent transfer laws, a court could take certain actions detrimental to you if it found that, at the time the Initial Notes or the Guarantees of our Subsidiaries were issued:

     - we or a Guarantor issued the Initial Notes or a Guarantee with the intent of hindering, delaying or defrauding current or future creditors; or

     - we or a Guarantor received less than fair consideration or reasonably equivalent value for incurring the indebtedness represented by the Initial Notes or a Guarantee, and:

        -- we or a Guarantor were insolvent or rendered insolvent by issuing the Initial Notes or the Guarantee;

        -- we or a Guarantor were engaged (or about to engage) in a business or transaction for which our assets were unreasonably small; or

        -- we or a Guarantor intended to incur indebtedness beyond our ability to pay, or believed or should have believed that we would incur indebtedness beyond our ability to pay.

If a court made these findings, it could:

     - void all or part of our obligations, or a Guarantor's obligations, to the holders of Exchange Notes; or

     - subordinate our obligations, or a Guarantor's obligations to the holders of Exchange Notes to other indebtedness of ours or of the Guarantor.

The effect of the court's action would be to entitle the other creditors to be paid in full before any payment could be made on the Exchange Notes. The court could take other action detrimental to the holders of Exchange Notes, including in certain circumstances, invalidating the Exchange Notes or a guarantee of payment of the Exchange Note by one of our subsidiaries. In that event, there would be no assurance that any repayment on the Exchange Notes would ever be recovered by the holders of the Exchange Notes.

The definition of insolvency varies among jurisdictions depending upon the federal or state law applied in the proceeding. However, we or a Guarantor generally would be considered insolvent at the time we or the Guarantor incur the debt constituting the Initial Notes or a Guarantee, if:

     - the fair market value (or fair salable value) of the relevant assets is less than the amount required to pay our total existing debts and liabilities (including the probable liability on contingent liabilities) or those of the Guarantor, as they become absolute or matured; or

     - we or the Guarantor incurs debts beyond our or its ability to pay as such debts mature.

We cannot be sure what standard a court would apply in order to determine whether we or a Guarantor were "insolvent" as of the date the Initial Notes or Guarantees of payment of the Initial Notes by our Subsidiaries were issued regardless of the method of valuation. We cannot be certain whether a court would determine that we or a Guarantor were insolvent on that date. We also cannot be certain whether a court would determine that the payments constituted fraudulent transfers on another ground regardless.

To the extent a court voids a Guarantee of payment of the Initial Notes as a fraudulent conveyance or holds it unenforceable for any other reason, holders of Exchange Notes would cease to have any claim against the Guarantor. Holders of Exchange Notes could proceed solely against us and against any Guarantor whose guarantee was not voided or held unenforceable. The claims of the holders of Exchange Notes against the issuer of an invalid Guarantee (if a court allowed any of those claims) could be subject to the prior payment of all liabilities and preferred stock claims of that Guarantor. There can be no assurance that, after providing for all prior claims and preferred stock interests, the Guarantor's assets would be sufficient to satisfy the claims of the holders of Exchange Notes relating to any voided portions of any of the Guarantees.

                                USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offer. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, we will receive in exchange Initial Notes in like principal amount, the terms of which are substantially identical to the Exchange Notes. The Initial Notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. The issuance of the Exchange Notes will not result in any increase in our indebtedness.

USANi LLC used the net proceeds received from the sale of the Initial Notes together with available cash to repay a portion of the $750.0 million Tranche A Term Loan (the "Tranche A Term Loan") outstanding under the Credit Agreement, dated February 12, 1998, among the Company, USANi LLC, as borrower, the lenders party thereto, The Chase Manhattan Bank ("Chase"), as administrative and collateral agent, and Bank of America National Trust & Savings Association and The Bank of New York, as co-documentation agents (the "Existing Credit Agreement"). The amounts repaid under the Tranche A Term Loan may not be reborrowed. The Tranche A Term Loan accrued interest at a weighted average rate per annum of 6.62% as of September 30, 1998 and was scheduled to mature on December 31, 2002. The proceeds from the Tranche A Term Loan were used to finance a portion of the Universal Transaction.

                                 CAPITALIZATION

The following tables set forth the unaudited consolidated capitalization of the Company, Holdco and USANi LLC as of September 30, 1998, (i) on a historical basis and (ii) on a pro forma basis as adjusted to give effect to the Offering and the Exchange Offer (as if they had occurred on such date), and the application of the estimated net proceeds therefrom and available cash to repay a portion of the Tranche A Term Loan. This table should be read in conjunction with the financial statements and accompanying notes and other financial data included elsewhere, or incorporated by reference, in this Prospectus.

USAi

                                                                      AS OF
                                                               SEPTEMBER 30, 1998
                                                              ---------------------
                                                              ACTUAL    AS ADJUSTED
                                                              ------    -----------
                                                                  (IN MILLIONS)
Cash and cash equivalents(1)................................  $  292      $  286
                                                              ======      ======
Long-term debt, including current maturities:
  Existing Credit Agreement:
     Revolving Credit Facility..............................  $   --      $   --
     Tranche A Term Loan....................................     750         250
                                                              ------      ------
          Total Existing Credit Agreement...................     750         250
Senior Notes due 2005.......................................      --         500
Discount on face value of Notes.............................      --          (2)
Other long-term obligations.................................      67          67
                                                              ------      ------
          Total long-term debt..............................     817         815
Minority interest...........................................   3,589       3,589
Total stockholders' equity..................................   2,457       2,454
                                                              ------      ------
Total capitalization........................................  $6,863      $6,858
                                                              ======      ======

-------------------------

(1) Cash and cash equivalents include amounts held on behalf of Ticketmaster's clients, which cannot be used to repay indebtedness.

HOLDCO

                                                               AS OF SEPTEMBER 30,
                                                                      1998
                                                              ---------------------
                                                              ACTUAL    AS ADJUSTED
                                                              ------    -----------
                                                                  (IN MILLIONS)
Cash and cash equivalents...................................  $  125      $  119
                                                              ======      ======
Long-term debt, including current maturities:
  Existing Credit Agreement:
     Revolving Credit Facility..............................  $   --      $   --
     Tranche A Term Loan....................................     750         250
                                                              ------      ------
       Total Existing Credit Agreement......................     750         250
Senior Notes due 2005.......................................      --         500
Discount on face value of Notes.............................      --          (2)
Other long-term obligations.................................      15          15
                                                              ------      ------
       Total long-term debt.................................     765         763
Minority interest...........................................   3,770       3,770
Total stockholders' equity..................................   1,309       1,306
                                                              ------      ------
Total capitalization........................................  $5,844      $5,839
                                                              ======      ======

USANi LLC

                                                               AS OF SEPTEMBER 30,
                                                                      1998
                                                              ---------------------
                                                              ACTUAL    AS ADJUSTED
                                                              ------    -----------
                                                                  (IN MILLIONS)
Cash and cash equivalents...................................  $  125      $  119
                                                              ======      ======
Long-term debt, including current maturities:
  Existing Credit Agreement:
     Revolving Credit Facility..............................  $   --      $   --
     Tranche A Term Loan....................................     750         250
                                                              ------      ------
       Total Existing Credit Agreement......................     750         250
Senior Notes due 2005.......................................      --         500
Discount on face value of Notes.............................      --          (2)
Other long-term obligations.................................      15          15
                                                              ------      ------
       Total long-term debt.................................     765         763
Total members' equity.......................................   5,093       5,090
                                                              ------      ------
Total capitalization........................................  $5,858      $5,853
                                                              ======      ======

                               THE EXCHANGE OFFER

The following summary of certain provisions of the Exchange and Registration Rights Agreement entered into by the Issuers, the Guarantors and the Initial Purchasers as of November 23, 1998 (the "Registration Rights Agreement") does not purport to be complete and reference is made to the provisions of the Registration Rights Agreement, which has been filed as an exhibit to the Registration Statement and a copy of which is available as set forth under the heading "Where You Can Find More Information."

PURPOSE OF THE EXCHANGE OFFER

In connection with the issuance of the Initial Notes pursuant to a purchase agreement dated as of November 19, 1998 by and among the Issuers, certain of the Guarantors and the Initial Purchasers (the "Purchase Agreement"), the Initial Purchasers and their respective assignees became entitled to the benefits of the Registration Rights Agreement.

Under the Registration Rights Agreement, we and the Guarantors are required to file, not later than 120 days following the date the Initial Notes were originally issued (the "Issue Date"), the Registration Statement of which this Prospectus is a part providing for a registered exchange offer of new notes identical in all material respects to the Initial Notes, except that such new notes will be freely transferable and will not have any covenants regarding exchange and registration rights. Under the Registration Rights Agreement, we and the Guarantors are required to:

          - use reasonable best efforts to cause the Registration Statement to be declared effective no later than 150 days after the Issue Date,

          - keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to holders of the Initial Notes, and

          - use reasonable best efforts to consummate the Exchange Offer as promptly as practicable, but no later than 180 days after the Issue Date.

The Registration Rights Agreement also provides that under certain circumstances, we and the Guarantors will file with the SEC a shelf registration statement (the "Shelf Registration Statement") relating to the offer and sale of Initial Notes by holders of Initial Notes who satisfy certain conditions regarding the provision to us of information in connection with the Shelf Registration Statement.

The Exchange Offer being made by this Prospectus is intended to satisfy your exchange and registration rights under the Registration Rights Agreement. If we fail to fulfill such registration and exchange obligations, you, as a holder of outstanding Initial Notes, are entitled to receive "Additional Interest" until we have fulfilled such obligations, at the rate of 0.25% per annum. All amounts of accrued Additional Interest will be payable in cash on the same interest payment dates as the Notes.

EFFECT OF THE EXCHANGE OFFER

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that you may offer for resale, resell and otherwise transfer the Exchange Notes issued to you pursuant to the Exchange Offer in exchange for your Initial Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you can represent that:

          - you are acquiring the Exchange Notes in the ordinary course of your business;

          - you are not participants and do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of the Exchange Notes; and

          - you are not an "affiliate" (as defined in Rule 405 of the Securities
            Act) of ours or any Guarantor.

If you are not able to make these representations, you are a "Restricted Holder." As Restricted Holder, you will not be able to participate in the Exchange Offer and may only sell your Initial Notes pursuant to a registration statement containing the selling security holder information required by Item 507 of Regulation S-K under the Securities Act, or pursuant to an exemption from the registration requirement of the Securities Act.

In addition, each broker-dealer (other than a Restricted Holder) that receives Exchange Notes for its own account in exchange for Initial Notes which were acquired by such broker-dealer as a result of market-making or other trading activities (a "Participating Broker-Dealer"), must acknowledge in the Letter of Transmittal that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based upon interpretations by the staff of the SEC, we believe that a participating Broker-Dealer may offer for resale, resell and otherwise transfer Exchange Notes issued pursuant to the Exchange Offer upon compliance with the prospectus delivery requirements, but without compliance with the registration requirements, of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with such resales. We have agreed that, for a period of 90 days after the consummation of the Exchange Offer, we will make this Prospectus available to any broker-dealer for use in connection with any such resale. By acceptance of this Exchange Offer, each broker-dealer that receives Exchange Notes pursuant to the Exchange Offer agrees to notify the Issuer prior to using this Prospectus in connection with the sale or transfer of Exchange Notes. See "Plan of Distribution."

To the extent Initial Notes are tendered and accepted in the Exchange Offer, the principal amount of outstanding Initial Notes will decrease with a resulting decrease in the liquidity in the market for the Initial Notes. Initial Notes that are still outstanding following the consummation of the Exchange Offer will continue to be subject to certain transfer restrictions.

TERMS OF THE EXCHANGE OFFER

Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, we will accept any and all Initial Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. As of the date of this Prospectus, an aggregate of $500 million principal amount of the Initial Notes is outstanding. We will issue $1,000 principal amount at maturity of Exchange Notes in exchange for each $1,000 principal amount at maturity of outstanding Initial Notes accepted in the Exchange Offer. Holders may tender some or all of their Initial Notes pursuant to the Exchange Offer. However, Initial Notes may be tendered only in integral multiples of $1,000.

The form and terms of the Exchange Notes will be substantially identical to the form and terms of the Initial Notes, except that:

          - the offering of the Exchange Notes has been registered under the Securities Act,

          - the Exchange Notes will not be subject to transfer restrictions,

          - the Exchange Notes will be issued free of any covenants regarding exchange and registration rights (including that they will not provide for additional interest), and

          - the Exchange Notes will evidence the same debt as the Initial Notes and will be entitled to the benefits of the Indenture under which the Initial Notes were, and the Exchange Notes will be, issued.

You do not have any appraisal or dissenters, rights under law or the Indenture in connection with the Exchange Offer. We intend to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

We shall be deemed to have accepted validly tendered Initial Notes when, as and if we have given oral (promptly confirmed in writing) or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us.

If we do not accept for exchange any tendered Initial Notes because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Initial Notes will be returned to you, without expense, as promptly as practicable after the Expiration Date.

If you tender Initial Notes in the Exchange Offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Initial Notes pursuant to the Exchange Offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

The term "Expiration Date" means 5:00 p.m., New York City time, on
             , 1999, unless we, in our sole discretion, extend the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

In order to extend the Exchange Offer, we will notify the Exchange Agent of any extension by oral (promptly confirmed in writing) or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date unless otherwise required by applicable law or regulation.

We have the right, in our reasonable discretion, (i) to delay accepting any Initial Notes, to extend the Exchange Offer or, if any of the conditions set forth below under "Conditions" shall not have been satisfied, to terminate the Exchange Offer, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If we believe that we have made a material amendment of the terms of the Exchange Offer, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Notes of such amendment and we will extend the Exchange Offer to the extent required by law.

Without limiting the manner in which we may choose to make public announcement of any delay, extension, termination or amendment of the Exchange Offer, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

PROCEDURES FOR TENDERING

Only a Holder of Initial Notes may tender such Initial Notes in the Exchange Offer. To tender in the Exchange Offer, a Holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Initial Notes (or a confirmation of an appropriate book-entry transfer into the Exchange Agent's account at The Depository Trust Company ("DTC" or the "Depositary") (as described below)) and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. To be tendered effectively, the Initial Notes (or a timely confirmation of a book-entry transfer of such Initial Notes into the Exchange Agent's account at DTC as described below), Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date.

The tender by a holder will constitute an agreement between such holder and the Issuer in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

Any financial institution which is a participant in DTC may make book-entry delivery of the Initial Notes by causing DTC to transfer such Initial Notes into the Exchange Agent's account and to deliver an Agent's Message on or prior to the Expiration Date in accordance with DTC's procedure for such transfer. Although delivery of Initial Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal, with any required signature guarantees and any other required documents, must in any case be transmitted to and received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date at one of its addresses set forth below under "Exchange Agent", or the guaranteed delivery procedure described below must be complied with. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT. All references in this Prospectus to deposit or delivery of Initial Notes shall be deemed to include DTC's book-entry delivery method.

The method of delivery of Initial Notes and the Letter of Transmittal and all other required documents to the Exchange Agent, including delivery through DTC, is at the election and risk of the holder. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. If Initial Notes are sent by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure delivery to the Exchange Agent before the Expiration Date. No Letter of Transmittal or Initial Notes should be sent to the Issuer.

Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for such holders.

Any beneficial owner whose Initial Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Initial Notes, either make appropriate arrangements to register ownership of the Initial Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Initial Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities

Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

If the Letter of Transmittal or any Initial Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Issuer, proper evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Initial Notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Initial Notes not properly tendered or any Initial Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Initial Notes. Our interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Initial Notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Initial Notes, neither we nor the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Initial Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Initial Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders (or, in the case of Initial Notes delivered by book-entry transfer within DTC, will be credited to the account maintained within DTC by the participant in DTC which delivered such Initial Notes), unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

In addition, we reserve the right in our sole discretion (a) to purchase or make offers for any Initial Notes that remain outstanding subsequent to the Expiration Date, (b) as set forth below under "Conditions," to terminate the Exchange Offer and (c) to the extent permitted by applicable law, purchase Initial Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

By tendering, each Holder will represent to us that, among other things, such holder is not a Restricted Holder. In addition, each Participating Broker-Dealer must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes. See "Plan of Distribution."

BOOK-ENTRY TRANSFER

The Exchange Agent will establish a new account or utilize an existing account with respect to the Initial Notes at DTC promptly after the date of this Prospectus, and any financial institution that is a participant in DTC and whose name appears on a security position listing as the owner of Initial Notes may make a book-entry tender of Initial Notes by causing DTC to transfer such Initial Notes into the Exchange Agent's account in accordance with DTC's procedures for such transfer. However, although tender of Initial Notes may be effected through book-entry transfer at DTC, the Letter of Transmittal (or a facsimile thereof), properly completed and validly executed, with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must, in any case, be received by the Exchange Agent at its address set forth below under the caption "Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedures described below must be complied with. The confirmation of book-entry transfer of Initial Notes into the Exchange Agent's account at DTC as described above is referred to herein as a "Book-Entry Confirmation." Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the Exchange Agent.

The term "Agent's Message" means a message transmitted by DTC to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering Initial Notes stating (i) the aggregate principal amount of Initial Notes which have been tendered by such participant, (ii) that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and (iii) that we may enforce such agreement against the participant.

GUARANTEED DELIVERY PROCEDURES

Holders who wish to tender their Initial Notes and (i) whose Initial Notes are not immediately available or (ii) who cannot deliver their Initial Notes (or a confirmation of book-entry transfer of Initial Notes into the Exchange Agent's account at DTC), the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date or (iii) who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

     - the tender is made by or through an Eligible Institution;

     - prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder of such Initial Notes and the principal amount of Initial Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three (3) New York Stock Exchange, Inc. trading days after the Expiration Date, a duly executed Letter of Transmittal (or facsimile thereof) together with the Initial Notes (or a confirmation of book-entry transfer of such Initial Notes into the Exchange Agent's account at DTC), and any other documents required by the Letter of Transmittal and the instructions thereto, will be deposited by such Eligible Institution with the Exchange Agent; and

     - such properly completed and executed Letter of Transmittal (or facsimile thereof), and all tendered Initial Notes in proper form for transfer (or a confirmation of book-entry transfer of such Initial Notes into the Exchange Agent's account at DTC) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three (3) New York Stock Exchange, Inc. trading days after the Expiration Date.

Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Initial Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

Except as otherwise provided herein, tenders of Initial Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

To withdraw a tender of Initial Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Initial Notes to be withdrawn (the "Depositor"),
(ii) identify the Initial Notes to be withdrawn (including the certificate number or numbers and principal amount of such Initial Notes), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Initial Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Initial Notes register the transfer of such Initial Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Initial Notes are to be registered, if different from that of the Depositor. If the Initial Notes have been delivered pursuant to the book-entry procedure set forth above under "-- Procedures for Tendering," any notice of withdrawal must specify the name and number of the participant's account at DTC to be credited with the withdrawn Initial Notes. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us in our sole discretion, which determination shall be final and binding on all parties. Any Initial Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Initial Notes so withdrawn are validly retendered. Properly withdrawn Initial Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

Any Initial Notes which are tendered but which are not accepted due to withdrawal, rejection of tender or termination of the Exchange Offer will be returned as soon as practicable to the holder thereof without cost to such holder (or, in the case of Initial Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Initial Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Initial Notes).

CONDITIONS

Notwithstanding any other term of the Exchange Offer, we are not required to accept for exchange any Initial Notes, and may terminate the Exchange Offer as provided herein before the acceptance of such Initial Notes, if:

     - any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in our reasonable judgment, might materially impair our ability to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to us, or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries, or

     - any change, or any development involving a prospective change, in our business or financial affairs or the business or financial affairs of any of our subsidiaries has occurred which, in our reasonable judgment, might materially impair our ability to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to us; or

     - any law, statute, rule or regulation is proposed, adopted or enacted, which, in our reasonable judgment, might materially impair our ability to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to us; or

     - there shall have occurred (i) any general suspension of trading in, or general limitation on prices for, securities on the New York Stock Exchange, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority that adversely affects the extension of credit to us or (iii) a commencement of war, armed hostilities or other similar international calamity directly or indirectly involving the United States; or, in the case any of the foregoing exists at the time of commencement of the Exchange Offer, a material acceleration or worsening thereof; or

     - any governmental approval has not been obtained, which approval we shall in our reasonable judgment, deem necessary, for the consummation of the Exchange Offer as contemplated hereby.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

If we determine in our reasonable judgment that any of the conditions are not satisfied, we may (i) refuse to accept any Initial Notes and return all tendered Initial Notes to the tendering Holders (or, in the case of Initial Notes delivered by book-entry transfer within DTC, credit such Initial Notes to the account maintained within DTC by the participant in DTC which delivered such Notes), (ii) extend the Exchange Offer and retain all Initial Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders to withdraw such tenders of Initial Notes (see "Withdrawal of Tenders" above) or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Initial Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered Holders, and we will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

EXCHANGE AGENT

The Chase Manhattan Bank, the Trustee under the Indenture, has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and inquiries for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

                            THE CHASE MANHATTAN BANK

    By Mail, Hand or Overnight Delivery:            Facsimile Transmission Number:
              55 Water Street                               (212) 638-7375
          Room 234, North Building                        or (212) 344-9367
             New York, NY 10041                    (FOR ELIGIBLE INSTITUTIONS ONLY)
         Attention: Carlos Esteves                       Confirm by Telephone
 (IF BY MAIL, REGISTERED OR CERTIFIED MAIL                  (212) 638-0828
                RECOMMENDED)

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

FEES AND EXPENSES

We will pay expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by facsimile, telephone or in person by our officers and regular employees.

We have not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptance of the Exchange Offer. We will, however, pay the Exchange Agent reasonable and customary fees for services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith and will pay the reasonable fees and expenses of one firm acting as counsel for the holders of Initial Notes should such holders deem it advisable to appoint such counsel.

We will pay the cash expenses to be incurred in connection with the Exchange Offer. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

TRANSFER TAXES

We will pay all transfer taxes, if any, applicable to the exchange of Initial Notes pursuant to the Exchange Offer. If, however, Exchange Notes or Initial Notes for principal amounts not tendered or accepted for exchange are to be registered, or are to be issued in the name of, or delivered to, any person other than the registered holder, or if tendered Initial Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Initial Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

The Exchange Notes will be recorded at the same carrying value as the Initial Notes on the date of the exchange. Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the Exchange Offer and the unamortized expenses relating to the issuance of the Initial Notes will be amortized over the term of the Exchange Notes.

                       SELECTED HISTORICAL FINANCIAL DATA

USAi

The following table sets forth selected historical financial data of USAi for
(i) each of the years in the three-year period ended August 31, 1995, (ii) the four month period ended December 31, 1995 and (iii) each of the years in the two year-period ended December 31, 1997, each of which was derived from the USAi's audited consolidated financial statements and reflects the operations and financial position of the USAi at the dates and for the periods indicated. Also set forth below is selected historical financial data of USAi for the nine months ended September 30, 1998, which was derived from USAi's unaudited consolidated condensed financial statements, which, in the opinion of management of USAi, have been prepared on the same basis as the audited consolidated financial statements and include all adjustments (consisting of normal and recurring adjustments and accruals) necessary for a fair presentation of such information. Results for the nine months ended September 30, 1998 are not necessarily indicative of results for any interim period or the entire year. The information in this table should be read in conjunction with the financial statements and accompanying notes and other financial data included elsewhere, or incorporated by reference, in this Prospectus.

                                             YEARS ENDED             FOUR MONTHS          YEARS ENDED            NINE MONTHS
                                              AUGUST 31,                ENDED            DECEMBER 31,               ENDED
                                    ------------------------------   DECEMBER 31,   -----------------------     SEPTEMBER 30,
                                      1993       1994       1995         1995       1996(1)(2)    1997(2)          1998(3)
                                    --------   --------   --------   ------------   ----------   ----------   -----------------
                                                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENTS OF OPERATIONS DATA:
Net revenues......................  $ 46,136   $ 46,563   $ 47,918     $ 15,980     $   75,172   $1,261,749      $ 1,867,017
Operating profit (loss)...........     5,705      8,111      8,236         (680)         3,612       94,519          160,246
Earnings (loss) before cumulative
  effect of change in accounting
  principle(4)(5).................    (6,386)      (899)       115       (2,882)        (6,539)      13,061           26,041
Net earnings (loss)(5)............    (6,386)    (3,878)       115       (2,882)        (6,539)      13,061           26,041
Basic earnings(loss) per common
  share(6):
  Earnings (loss) before
    cumulative effect of change in
    accounting principle..........      (.36)      (.05)       .01         (.15)          (.30)         .12              .19
  Net earnings (loss).............      (.36)      (.22)       .01         (.15)          (.30)         .12              .19
Diluted earnings (loss) per common
  share(6):
  Earnings (loss) before
    cumulative effect of change in
    accounting principle..........      (.36)      (.05)       .01         (.15)          (.30)         .12              .14
  Net earnings (loss).............      (.36)      (.22)       .01         (.15)          (.30)         .12              .14
BALANCE SHEET DATA (END OF PERIOD):
Working capital (deficit).........  $  4,423   $  1,553   $  6,042     $  7,553     $  (24,444)  $   60,941      $    14,427
Total assets......................   153,718    145,488    142,917      136,670      2,116,232    2,670,796        8,266,957
Long-term obligations, net of
  current maturities..............   128,210    114,525     97,937       95,980        271,430      448,346          748,101
Minority interest.................        --         --         --           --        356,136      372,223        3,589,338
Stockholders' equity..............     6,396      2,614      9,278        7,471      1,158,749    1,447,354        2,456,764

                                             YEARS ENDED             FOUR MONTHS          YEARS ENDED            NINE MONTHS
                                              AUGUST 31,                ENDED            DECEMBER 31,               ENDED
                                    ------------------------------   DECEMBER 31,   -----------------------     SEPTEMBER 30,
                                      1993       1994       1995         1995       1996(1)(2)    1997(2)          1998(3)
                                    --------   --------   --------   ------------   ----------   ----------   -----------------
                                                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
OTHER DATA:
Net cash provided by (used in):
  Operating activities............  $ 12,605   $ 15,088   $ 17,442     $  2,582     $   11,968   $   47,673      $   146,731
  Investing activities............    (5,757)      (908)    (1,696)         249         (2,622)     (82,293)      (1,148,859)
  Financing activities............     2,761    (11,997)    (5,576)      (5,901)        14,120      108,050        1,180,046
EBITDA(7).........................    23,554     23,111     22,910        4,021         19,098      191,543          323,958
Ratio of earnings to fixed
  charges(8)......................      0.57x      1.05x      1.11x        0.13x          0.64x        2.81x            2.55x

-------------------------

(1) The consolidated statement of operations data include the operations of Savoy and Holdco since their acquisition by USAi on December 19, 1996 and December 20, 1996, respectively. Prior to the Universal Transaction, the assets of Holdco consisted principally of the HSN Services.

(2) The consolidated statement of operations data include the operations of Ticketmaster since the acquisition by USAi of its controlling interest in Ticketmaster on July 17, 1997.

(3) The consolidated statement of operations data include the operations of Networks and Studios USA since their acquisition by USAi from Universal on February 12, 1998.

(4) In fiscal 1993, the USA Station Group was charged interest expense on the note payable to HSN Capital Corporation (presently HSN Capital LLC), then a wholly owned subsidiary of Holdco, at a rate of 9.5% per annum. In fiscal 1994, USAi paid interest to HSN Capital Corporation until August 1, 1994 when USAi repaid the long-term obligation to HSN Capital Corporation.

(5) Net earnings for the nine months ended September 30, 1998 includes a pre-tax gain of $74.9 million related to USAi's sale of its Baltimore television station during the first quarter of 1998. In fiscal 1994, USAi adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." The cumulative effect of the accounting change resulted in a charge of approximately $3.0 million. Prior years' financial statements were not restated.

(6) Earnings (loss) per common share data and shares outstanding retroactively reflect the impact of two-for-one Common Stock and Class B Common Stock splits paid on March 26, 1998.

(7) EBITDA is defined as net income plus (i) extraordinary items and cumulative effect of accounting changes, (ii) provision for income taxes, (iii) interest expense (iv) depreciation and amortization and (v) minority interest. EBITDA is presented here because we believe it is a widely accepted indicator of a company's ability to service debt as well as a valuation methodology for companies in the media, entertainment and communications industries. EBITDA should not be considered in isolation or as a substitute for measures of financial performance or liquidity prepared in accordance with generally accepted accounting principles. EBITDA as calculated by us may not be comparable to calculations of similarly titled measures presented by other companies.

(8) For purposes of calculating the ratio of earnings to fixed charges, earnings were calculated by adding (i) earnings (loss) before minority interest and income taxes, (ii) interest expense, including the portion of rents representative of an interest factor and (iii) the amount of undistributed losses of USAi's less than 50%-owned companies. Fixed charges consist of interest expense and the portions of rents representative of an interest factor.

HOLDCO AND USANi LLC

The following tables set forth selected historical financial data of Holdco and its predecessor company and USANi LLC and its predecessor company, respectively (see Notes (1) and (2) below), for each of the years in the five year period ended December 31, 1997, which were derived from audited consolidated financial statements of Holdco and USANi LLC or their respective predecessors, and reflect the operations and financial position of Holdco and USANi LLC or their respective predecessors, as applicable, at the dates and for the periods indicated. Also set forth below is selected historical financial data of Holdco and USANi LLC for the nine months ended September 30, 1998 was derived from the unaudited consolidated financial statements of Holdco and USANi LLC, respectively, which, in the opinion of their management, has been prepared on the same basis as the audited consolidated financial statements and include all adjustments (consisting of normal and recurring adjustments and accruals) necessary for a fair presentation of such information. Results for the nine months ended September 30, 1998 are not necessarily indicative of results for any interim period or the entire year. The information in this table should be read in conjunction with the financial statements and accompanying notes and other financial data included elsewhere, or incorporated by reference, in this Prospectus.

HOLDCO

                                              PREDECESSOR COMPANY                            HOLDCO
                                 ---------------------------------------------   ------------------------------
                                                  YEARS ENDED DECEMBER 31,                    NINE MONTHS ENDED
                                 ----------------------------------------------------------     SEPTEMBER 30,
                                 1993(1)     1994(1)     1995(1)    1996(1)(2)    1997(2)       1998(2)(3)(8)
                                 --------   ----------   --------   ----------   ----------   -----------------
                                                             (DOLLARS IN THOUSANDS)
STATEMENTS OF OPERATIONS DATA:
Net revenues...................  $954,369   $1,014,981   $919,796   $1,014,705   $1,037,060      $1,548,189
Operating profit (loss)........    (6,949)      26,879    (80,280)      41,186       61,142         147,872
Earnings (loss) before
  extraordinary item (4)(5)....   (15,539)      17,701    (61,883)      20,620       13,809          (3,193)
Net earnings (loss)(4).........   (22,781)      16,777    (61,883)      20,620       13,809          (3,193)
BALANCE SHEET DATA (END OF
  PERIOD):
Working capital................  $  8,053   $   23,073   $  7,571   $    3,148   $   43,869          71,150
Total assets...................   501,143      446,499    436,295    1,645,108    1,663,508       6,916,429
Long-term obligations, net of
  current maturities...........    86,927       27,491    135,810      107,567      106,628         704,266
Minority interest..............        --           --         --           --           --       3,770,146
Stockholders' equity...........   196,554      206,443    125,061    1,289,463    1,304,404       1,308,687
OTHER DATA:
Net cash provided by (used in):
 Operating activities..........  $ 55,000   $  (27,871)  $(74,474)  $   23,123   $   34,068         120,720
 Investing activities..........   (14,200)     107,421     (8,406)     (10,733)     (49,791)     (1,379,163)
 Financing activities..........   (24,655)     (81,468)    74,396      (21,280)      22,471       1,360,666
EBITDA(6)......................    17,223       55,945    (41,426)      74,669      126,294         273,824
Ratio of earnings to fixed
  charges (deficiency)(9)(10)..  $  (19.0)        4.00x  $  (94.9)        3.66x        5.19x           2.51x

USANi LLC

                                                HOLDCO (PREDECESSOR COMPANY)                      USANi LLC
                                 ----------------------------------------------------------   -----------------
                                                  YEARS ENDED DECEMBER 31,                    NINE MONTHS ENDED
                                 ----------------------------------------------------------     SEPTEMBER 30,
                                 1993(1)     1994(1)     1995(1)    1996(1)(2)    1997(2)       1998(2)(3)(8)
                                 --------   ----------   --------   ----------   ----------   -----------------
                                                             (DOLLARS IN THOUSANDS)
STATEMENTS OF OPERATIONS DATA:
Net revenues...................  $954,369   $1,014,981   $919,796   $1,014,705   $1,037,060      $1,548,189
Operating profit (loss)........    (6,949)      26,879    (80,280)      41,186       61,142         147,872
Earnings (loss) before
  extraordinary item (4)(5)....   (15,539)      17,701    (61,883)      20,621       16,255          62,186
Net earnings (loss)(4).........   (22,781)      16,777    (61,883)      20,621       16,255          62,186
BALANCE SHEET DATA(END OF
  PERIOD):
Working capital................  $  8,053   $   23,073   $  7,571   $    3,398   $   41,321      $   90,062
Total assets...................   501,143      446,499    436,295    1,636,380    1,653,875       6,907,543
Long-term obligations, net of
  current maturities...........    86,927       27,491    135,810           --           --         704,266
Members' equity(7).............   196,554      206,443    125,061    1,390,975    1,408,362       5,093,010
OTHER DATA:
Net cash provided by (used in):
 Operating activities..........  $ 55,000   $  (27,871)  $(74,474)  $   23,123   $   40,237         120,720
 Investing activities..........   (14,200)     107,421     (8,406)     (10,733)     (49,791)     (1,379,163)
 Financing activities..........   (24,655)     (81,468)    74,396      (21,280)      16,302       1,360,666
EBITDA(6)......................    17,223       55,945    (41,426)      74,669      126,294         273,824
Ratio of earnings to fixed
  charges
  (deficiency)(9)(10)..........  $  (19.0)        4.00x  $  (94.9)        3.66x        8.78x           2.01x

-------------------------

 (1) The years ended December 31, 1993, 1994, 1995 and 1996 represent the consolidated results of the predecessor to Holdco or USANi LLC on a historical basis. On December 20, 1996, Holdco was merged into a subsidiary of USAi. The transaction was accounted for by USAi using the purchase method of accounting. The assets and liabilities of Holdco were adjusted as of December 31, 1996 to reflect their respective fair values and the excess of the purchase price, including expenses, over the fair value of identifiable net assets, was assigned to goodwill. For the period from December 20, 1996 to December 31, 1996, Holdco and USANi LLC's results of operations were net revenues of $30.6 million and net earnings of $.3 million.

 (2) Prior to the Universal Transaction, the assets of Holdco consisted principally of the HSN Services. The contribution of assets by the Company and Holdco to USANi LLC was accounted for as a merger of entities under common control, similar to the pooling-of-interests method of accounting for business combinations. Accordingly, the inception date of USANi LLC for accounting purposes is considered December 31, 1996 (the date of the Home Shopping Merger) for accounting purposes and the assets and liabilities were transferred to USANi LLC at USAi's historical cost.

 (3) The consolidated statement of operations data includes Networks and Studios USA since their acquisition by USANi LLC on February 12, 1998.

 (4) USANi LLC is not subject to federal and state income tax since its formation on February 12, 1998. Net earnings (loss) for USANi LLC's predecessor, Holdco, for the years ended December 31, 1993, 1994, 1995, 1996 and 1997 and for the nine months ended September 30, 1998 include income tax expense

     (benefit) of ($4.0) million, $12.8 million, ($33.3) million, $12.6 million, $30.3 million and $1.9 million, respectively.

 (5) Net earnings (loss) for the years ended December 31, 1993 and 1994 include a loss of $7.2 million and $0.9 million (net of tax benefit of $4.4 million and $0.6 million), respectively, on early extinguishment of long-term obligations. The loss is presented as an extraordinary item in the consolidated statements of operations.

 (6) EBITDA is defined as net income plus (i) extraordinary items and cumulative effect of accounting changes, (ii) provision for income taxes, (iii) interest expense, (iv) depreciation and amortization and (v) minority interest. EBITDA is presented here because we believe it is a widely accepted indicator of a company's ability to service debt as well as a valuation methodology for companies in the media, entertainment and communications industries. EBITDA should not be considered in isolation or as a substitute for measures of financial performance or liquidity prepared in accordance with generally accepted accounting principles. EBITDA as calculated by us may not be comparable to calculations of similarly titled measures presented by other companies.

 (7) Given that equity interests in limited liability companies are not in the form of common stock and the change in capitalization from the predecessor companies, earnings per share data is not presented for USANi LLC. Earnings per share data for Holdco is not meaningful.

 (8) Includes the results of the predecessor company for the period January 1, 1998 to February 12, 1998.

 (9) For purposes of calculating the ratio of earnings to fixed charges, earnings were calculated by adding (i) earnings (loss) before minority interest and income taxes, (ii) interest expense, including the portion of rents representative of an interest factor, and (iii) the amount of USANi LLC's undistributed losses of less than 50%-owned companies. Fixed charges consist of interest expense and the portions of rents representative of an interest factor.

(10) For the periods in which earnings before fixed charges were insufficient to cover fixed charges, the dollar amount of coverage deficiency (in millions) is presented.

                   SELECTED PRO FORMA COMBINED FINANCIAL DATA

USAi

The following table presents selected pro forma combined financial data of USAi ("USAi Pro Forma Financial Data") for the periods indicated. USAi Pro Forma Financial Data has been prepared to give effect to the Transactions. The unaudited pro forma combined balance sheet data as of September 30, 1998 has been prepared to give effect to the Offering and the Exchange Offer. The unaudited pro forma combined statement of operations data for the year ended December 31, 1997 and the nine months ended September 30, 1998 give effect to the Transactions as if they had all occurred on January 1, 1997 and 1998, respectively.

USAi Pro Forma Financial Data does not purport to represent what USAi's results would have been if the Transactions had occurred on the dates or for the periods indicated, or to project what USAi's results of operations or financial position for any future period or date will be. USAi Pro Forma Financial Data should be read in conjunction with the financial statements and accompanying notes and other financial data included elsewhere, or incorporated by reference, in this Prospectus.

                                                       FISCAL YEAR ENDED    NINE MONTHS ENDED
                                                         DECEMBER 31,         SEPTEMBER 30,
                                                             1997                 1998
                                                       -----------------    -----------------
                                                               (DOLLARS IN THOUSANDS)
                                                                    (UNAUDITED)
STATEMENT OF OPERATIONS DATA(1):
Net revenues:
  Networks and Television Production.................     $1,107,604           $  914,669
  Electronic Retailing...............................      1,024,249              776,418
  Ticketing Operations...............................        361,697              283,538
  Internet Services..................................         18,995               25,784
  Broadcasting and Other.............................         15,377                8,161
                                                          ----------           ----------
     Total...........................................      2,527,922            2,008,570
Operating costs and expenses:
  Cost related to revenues...........................      1,315,295            1,040,377
  Other costs and expenses...........................        798,087              633,697
  Depreciation and amortization......................        277,623              209,387
                                                          ----------           ----------
     Total operating costs and expenses..............      2,391,005            1,883,461
Operating profit.....................................        136,917              125,109
Net loss.............................................        (77,443)              (6,273)
Basic loss per share.................................          (0.55)               (0.04)
Diluted loss per share...............................          (0.55)               (0.04)
OTHER DATA:
EBITDA(2)............................................     $  414,540           $  334,496
Ratio of earnings to fixed charges(3)................                                2.45x
Ratio of total debt to EBITDA(4).....................                                1.75x

                                                                AS OF SEPTEMBER 30, 1998
                                                              ----------------------------
                                                                ACTUAL      AS ADJUSTED(5)
                                                              ----------    --------------
                                                                     (IN THOUSANDS)
                                                                      (UNAUDITED)
BALANCE SHEET DATA(1):
Working capital.............................................  $   14,427      $    7,927
Total assets................................................   8,266,957       8,262,057
Existing Credit Agreement, including current maturities.....     750,000         250,000
Senior Notes due 2005.......................................          --         500,000
Discount on face value of Notes.............................          --          (2,400)
Other long-term obligations, including current maturities...      66,665          64,265
Minority interest...........................................   3,589,338       3,589,338
Stockholders' equity........................................   2,456,764       2,454,264

-------------------------

(1) Assumes proceeds of the Offering were used to repay outstanding debt at the date or as of the beginning of the period indicated.

(2) EBITDA is defined as net income plus (i) extraordinary items and cumulative effect of accounting changes, (ii) provision for income taxes, (iii) interest expense (iv) depreciation and amortization and (v) minority interest. EBITDA is presented here because we believe it is a widely accepted indicator of a company's ability to service debt as well as a valuation methodology for companies in the media, entertainment and communications industries. EBITDA should not be considered in isolation or as a substitute for measures of financial performance or liquidity prepared in accordance with generally accepted accounting principles. EBITDA as calculated by us may not be comparable to calculations of similarly titled measures presented by other companies.

(3) For purposes of this pro forma calculation, earnings were calculated by adding (i) earnings (loss) before minority interest and income taxes, (ii) interest expense, including the portion of rents representative of an interest factor and (iii) the amount of undistributed losses of the Company's less than 50%-owned companies. Fixed charges consist of interest expense and the portions of rents representative of an interest factor. Amounts computed give effect to the Notes Offering as if it had occurred on January 1, 1997. For periods in which earnings before fixed charges were insufficient to cover fixed charges, the dollar amount of the coverage deficiency (in millions) is presented.

(4) For the purposes of this calculation, total debt is adjusted to reflect the Offering. EBITDA is based on the pro forma results of operations for the twelve months period ended September 30, 1998.

(5) Amount reduced by cash needed in excess of the net proceeds of the Offering to repay $500 million of the Tranche A Term Loan. In connection with the repayment, $2.5 million of deferred costs were written-off.

HOLDCO AND USANi LLC

The following tables present selected pro forma combined financial data of Holdco and USANi LLC, respectively ("Holdco and USANi LLC Pro Forma Financial Data"), for the periods indicated. The Holdco and USANi Pro Forma Financial Data has been prepared to give effect to the Offering and the Exchange Offer, and the Universal Transaction. The unaudited pro forma combined balance sheet data as of September 30, 1998 has been prepared to give effect to the Offering and the Exchange Offer as if they had all occurred on September 30, 1998. The unaudited pro forma combined statement of operations data for the year ended December 31, 1997 and the nine months ended September 30, 1998 give effect to the Offering and the Universal Transaction as if they had all occurred on January 1, 1997 and 1998, respectively.

The Holdco and USANi LLC Pro Forma Financial Data does not purport to represent what Holdco or USANi LLC's results would have been if the Offering and the Universal Transaction had occurred on the dates or for the periods indicated, or to project what Holdco's results of operations or financial position for any future period or date will be. The Holdco and USANi LLC Pro Forma Financial Data should be read in conjunction with the financial statements and accompanying notes and other financial data included elsewhere in this Prospectus.

HOLDCO

                                                      FISCAL YEAR ENDED    NINE MONTHS ENDED
                                                        DECEMBER 31,         SEPTEMBER 30,
                                                            1997                  1998
                                                      -----------------    ------------------
                                                              (DOLLARS IN THOUSANDS)
                                                                    (UNAUDITED)
STATEMENT OF OPERATIONS DATA(1):
Net revenues:
  Networks and Television Production................     $1,107,604            $  914,669
  Electronic Retailing..............................      1,024,249               776,417
  Internet Services.................................         12,811                14,467
                                                         ----------            ----------
     Total..........................................      2,144,664             1,705,553
Operating costs and expenses:
  Costs related to revenues.........................      1,267,478               978,661
  Other costs and expenses..........................        512,712               412,159
  Depreciation and amortization.....................        180,513               139,721
                                                         ----------            ----------
     Total operating costs and expenses.............      1,960,703             1,530,541
  Operating profit..................................        183,961               175,012
  Net loss..........................................        (27,878)                  (30)
OTHER DATA:
EBITDA(2)...........................................        364,474               314,733
Ratio of earnings to fixed charges(3)...............                                 1.99x
Ratio of total debt to EBITDA(4)....................                                 1.65x

                                                              AS OF SEPTEMBER 30, 1998
                                                              -------------------------
                                                                                AS
                                                                ACTUAL      ADJUSTED(5)
                                                              ----------    -----------
                                                               (DOLLARS IN THOUSANDS)
                                                                     (UNAUDITED)
BALANCE SHEET DATA:
Working capital.............................................  $   71,150    $   64,650
Total assets................................................   6,916,429     6,911,529
Existing Credit Agreement, including current maturities.....     750,000       250,000
Senior Notes due 2005.......................................          --       500,000
Discount on face value of Notes.............................          --        (2,400)
Other long-term obligations, including current maturities...      14,607        12,207
Minority interest...........................................   3,770,146     3,770,146
Stockholders' equity........................................   1,308,687     1,306,187

USANi LLC

                                                       FISCAL YEAR ENDED    NINE MONTHS ENDED
                                                         DECEMBER 31,         SEPTEMBER 30,
                                                             1997                 1998
                                                       -----------------    -----------------
                                                               (DOLLARS IN THOUSANDS)
                                                                    (UNAUDITED)
STATEMENT OF OPERATIONS DATA(1):
Net revenues:
  Networks and Television Production.................     $1,107,604           $  914,669
  Electronic Retailing...............................      1,024,249              776,417
  Internet Services..................................         12,811               14,467
                                                          ----------           ----------
                                                           2,144,664            1,705,553
Operating costs and expenses:
  Costs related to revenues..........................      1,267,478              978,661
  Other costs and expenses...........................        512,712              412,159
  Depreciation and amortization......................        180,513              139,721
                                                          ----------           ----------
     Total operating costs and expenses..............      1,960,703            1,530,541
                                                          ----------           ----------
     Operating profit................................        183,961              175,012
     Net earnings....................................         65,648               78,383
OTHER DATA:
EBITDA(2)............................................     $  364,474           $  314,733
Ratio of earnings to fixed charges(3)................                                2.16x
Ratio of total debt to EBITDA(4).....................                                1.65x

                                                                AS OF SEPTEMBER 30, 1998
                                                              ----------------------------
                                                                ACTUAL      AS ADJUSTED(5)
                                                              ----------    --------------
                                                                 (DOLLARS IN THOUSANDS)
                                                                      (UNAUDITED)
BALANCE SHEET DATA(1):
Working capital.............................................  $   90,062      $   83,562
Total assets................................................   6,907,543       6,902,643
Existing Credit Agreement, including current maturities.....     750,000         250,000
Senior Notes due 2005.......................................          --         500,000
Discount on face value of Notes.............................          --          (2,400)
Other long-term obligations, including current maturities...      14,607          12,207
Members' equity.............................................   5,093,010       5,090,510

-------------------------

(1) Assumes proceeds of the Offering were used to repay outstanding debt at the date or as of the beginning of the period indicated.

(2) EBITDA is defined as net income plus (i) extraordinary items and cumulative effect of accounting changes, (ii) provision for income taxes, (iii) interest expense, (iv) depreciation and amortization and (v) minority interest. EBITDA is presented here because we believe it is a widely accepted indicator of a company's ability to service debt as well as a valuation methodology for companies in the media, entertainment and communications industries. EBITDA should not be considered in isolation or as a substitute for measures of financial performance or liquidity prepared in accordance with generally accepted accounting principles. EBITDA as calculated by us may not be comparable to calculations of similarly titled measures presented by other companies.

(3) For purposes of this pro forma calculation, earnings were calculated by adding (i) earnings (loss) before minority interest and income taxes, (ii) interest expense, including the portion of rents representative of an interest factor and (iii) the amount of undistributed losses of the Company's less than 50%-owned companies. Fixed charges consist of interest expense and the portions of rents representative of an interest factor. Amounts computed give effect to the Notes Offering as if it had occurred on January 1, 1997. For periods in which earnings before fixed charges were insufficient to cover fixed charges, the dollar amount of the coverage deficiency (in millions) is presented.

(4) For the purposes of this calculation, total debt is adjusted to reflect the Offering. EBITDA is based on the proforma results of operations for the nine months period ended September 30, 1998.

(5) Amount reduced by the amount of cash needed in excess of the net proceeds of the Offering to repay $500 million of the Tranche A Term Loan. In connection with the repayment, $2.5 million of deferred costs were written off.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULT OF OPERATIONS

GENERAL

USA Networks, Inc., formerly known as HSN, Inc., is a holding company, the subsidiaries of which are engaged in diversified media and electronic commerce businesses. USANi LLC is a holding company that holds virtually all the Company's businesses other than Ticketmaster, Ticketmaster Online-CitySearch and USA Broadcasting. Holdco is a holding company whose only asset is its 38.8% ownership in USANi LLC. The Company adopted its present corporate structure in connection with the Universal Transaction. The Company maintains control and management of Holdco and USANi LLC, and the businesses held by USANi LLC are managed by the Company, in substantially the same manner as they would be if the Company held them directly through wholly owned subsidiaries.

In December 1996, the Company consummated mergers with each of Holdco (the "Home Shopping Merger") and Savoy Pictures Entertainment, Inc. ("Savoy") (the "Savoy Merger" and, together with the Home Shopping Merger, the "Mergers"). At the time of the Home Shopping Merger, Holdco owned and operated the Home Shopping Network electronic retailing business. In July 1997, the Company acquired a controlling interest in Ticketmaster. On June 24, 1998, the Company completed its acquisition of Ticketmaster in a tax-free merger (the "Ticketmaster Merger"), pursuant to which each outstanding share of Ticketmaster common stock not owned by the Company was exchanged for 1.126 shares of Common Stock. The acquisition of the controlling interest and the tax-free merger are referred to as the "Ticketmaster Transaction."

On February 12, 1998, pursuant to the Universal Transaction, the Company acquired USA Networks, a New York general partnership, consisting of cable television networks USA Network and The Sci-Fi Channel, as well as the domestic television production and distribution businesses of Universal Studios from Universal, and the Company changed its name to USA Networks, Inc.

As of December 31, 1998, the Company engaged in five principal areas of business:

- NETWORKS AND TELEVISION PRODUCTION, which includes Networks and Studios USA. Networks operates the USA Network and The Sci-Fi Channel cable television networks and Studios USA produces and distributes television programming.

- ELECTRONIC RETAILING, which consists primarily of the Home Shopping Network and America's Store, which are engaged in the electronic retailing business.

- TICKETING OPERATIONS, which primarily represents Ticketmaster, the leading provider of automated ticketing services in the United States, and Ticketmaster Online, Ticketmaster's exclusive agent for online ticket sales.

- TELEVISION BROADCASTING, which includes television stations.

- INTERNET SERVICES, which represents the Company's online retailing networks business and CitySearch online local city guide business.

TRANSACTIONS AFFECTING THE COMPARABILITY OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

During the past two years, the Company has pursued several strategic initiatives which have resulted in the acquisition and development of several new businesses. As a result, the following changes should be considered when comparing the Company's results of operations and financial position. These include the acquisition of a controlling interest in Ticketmaster in July 1997 and the acquisition of Holdco and Savoy in December 1996. The acquisitions caused a significant increase in net revenues, operating costs and expenses and operating profit. To enhance comparability, the discussion of consolidated results of operation is supplemented, where appropriate, with separate pro forma financial information that gives effect to the above transactions as if they had occurred at the beginning of the respective periods presented.

In February 1998, the Company completed its acquisition of USA Networks and Studios USA from Universal. In connection with the acquisition, the Company's credit facility was also refinanced with the Existing Credit Agreement. In March 1998, the Company reached an agreement for a tax-free merger transaction whereby the Company would acquire the remaining outstanding common stock of Ticketmaster. The merger was consummated in June 1998. See "-- Financial Position, Liquidity and Capital Resources" for additional information.

In September 1998, the Company merged Ticketmaster Online into a subsidiary of CitySearch, Inc., a publisher of local city guides on the Web, to create Ticketmaster Online-CitySearch.

The pro forma information is not necessarily indicative of the revenues and cost of revenues which would have actually been reported had the Ticketmaster Transaction, the Universal Transaction and the Mergers occurred at the beginning of the respective periods, nor is it necessarily indicative of future results.

Reference should be also be made to the consolidated financial statements and summary financial data included or incorporated by reference herein.

USAi CONSOLIDATED RESULTS OF OPERATIONS

QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 1998 VS. QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 1997

The Universal Transaction and the Ticketmaster Transaction resulted in significant increases in net revenues, operating costs and expenses, other income (expense), minority interest and income taxes and will continue to materially impact the Company's operations for the remainder of 1998 when compared to 1997, and accordingly, no significant discussion of these fluctuations is presented.

Net Revenues

For the quarter ended September 30, 1998, revenues increased $314 million compared to 1997 primarily due to increases of $281 million, $22 million, and $21 million from the Networks and Television Production business, Ticketing Operations and Electronic Retailing, respectively.

For the nine months ended September 30, 1998, revenues increased $996 million compared to 1997 primarily due to increases of $757 million, $216 million, and $24 million from the Networks and Television Production business, Ticketing Operations and Electronic Retailing, respectively.

Operating Costs and Expenses

For the quarter ended September 30, 1998, operating expenses increased $287 million compared to 1997 primarily due to increases of $250 million and $24 million from the Networks and Television Production business and Ticketing Operations, respectively.

For the nine months ended September 30, 1998, operating expenses increased $903 million compared to 1997 primarily due to increases of $641 million, $206 million and $64 million from the Networks and Television Production business, Ticketing Operations and Electronic Retailing, respectively.

Other Income (Expense)

For the quarter and nine months ended September 30, 1998, net interest expense increased $15 million and $65 million, respectively, compared to 1997 primarily due to interest incurred under the Existing Credit Agreement to finance the Universal Transaction and non-cash interest expense on long-term program liabilities at the Networks and Television Production business.

On January 20, 1998, the Company sold its Baltimore television station at a gain of $74.9 million. On July 16, 1998, the Company completed the sale of the assets of SF Broadcasting for a pre-tax gain of $9.2 million.

For the nine months ended September 30, 1998, other expense increased $10 million compared to 1997 primarily due to losses from international joint ventures of Home Shopping Network and Networks and Television Production business.

Income Taxes

The Company's effective tax rate of 48.9% and 51.3% for the quarter and nine months ended September 30, 1998 was higher than the statutory rate due primarily to non-deductible goodwill and other acquired intangible and state income taxes. During the remainder of 1998, the Company's effective tax rate is expected to be higher than the statutory rate as a result of the items mentioned above and higher than the first nine months rate because the gain on the sale of the Baltimore television station in the first quarter had the effect of lowering the Company's effective tax rate.

Minority Interest

For the quarter and nine months ended September 30, 1998, minority interest represented Universal's and Liberty's ownership interest in USANi LLC for the period February 12 through September 30, 1998, Liberty's ownership interest in Holdco, Fox Broadcasting Company's 50% ownership interest in SF Broadcasting for the period January 1 through July 16, 1998 and the public's ownership interest in Ticketmaster for the period January 1 through June 24, 1998.

PRO FORMA QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 1998 VS. PRO FORMA QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 1997

The following unaudited pro forma operating results of USAi present combined results of operations as if the Universal Transaction, Ticketmaster Transaction and the sale of the assets of SF Broadcasting all had occurred on January 1, 1998 and 1997, respectively.

As of September 28, 1998, the Company completed the Ticketmaster Online-CitySearch Transaction. For comparative purposes, the impact of the Ticketmaster Online-CitySearch Transaction has not been reflected in the following pro forma presentation of results of operations. During the first nine months of 1998, CitySearch generated operating losses of $27.3 million and negative EBITDA of $24.2 million. The operating losses and negative EBITDA are expected to continue for the foreseeable future.

The Unaudited Combined Condensed Pro Forma Statements of Operations of USAi are presented below for illustrative purposes only and are not necessarily indicative of the results of operations that would have actually been reported had any of the transactions occurred as of January 1, 1998 and 1997, respectively, nor are they necessarily indicative of future results of operations.

      USAi UNAUDITED COMBINED CONDENSED PRO FORMA STATEMENTS OF OPERATIONS

                                                THREE MONTHS ENDED       NINE MONTHS ENDED
                                                   SEPTEMBER 30,           SEPTEMBER 30,
                                                -------------------   -----------------------
                                                  1998       1997        1998         1997
                                                --------   --------   ----------   ----------
                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
NET REVENUES:
Networks and television production............  $281,302   $255,762   $  914,669   $  777,710
Electronic retailing..........................   261,183    236,706      776,418      743,893
Ticketing operations..........................    89,134     91,489      283,538      268,462
Internet services.............................     5,934      3,330       14,467        8,511
Broadcasting and other........................     1,175      6,294        8,161       14,147
                                                --------   --------   ----------   ----------
     Total net revenues.......................   638,728    593,581    1,997,253    1,812,723
Operating costs and expenses:
Cost related to revenues......................   345,882    306,356    1,029,886      936,771
Other costs and expenses......................   183,268    182,153      605,591      563,309
Depreciation and amortization.................    58,168     57,841      177,630      173,880
                                                --------   --------   ----------   ----------
     Total operating costs and expenses.......   587,318    546,350    1,813,107    1,673,960
                                                --------   --------   ----------   ----------
     Operating profit.........................  $ 51,410   $ 47,231      184,146   $  138,763
                                                ========   ========   ==========   ==========
     EBITDA...................................  $109,578   $105,072   $  361,776   $  312,643
                                                ========   ========   ==========   ==========

For the quarter ended September 30, 1998, pro forma revenues for the Company increased $45.1 million, or 7.6%, to $638.7 million from $593.6 million compared to 1997. For the quarter ended September 30, 1998, pro forma cost related to revenues and other costs and expenses increased $40.9 million, or 7.5%, to $587.3 million from $546.4 million compared to 1997.

For the nine months ended September 30, 1998, pro forma revenues for the Company increased $184.5 million, or 10.2%, to $2.0 billion from $1.8 billion compared to 1997. For the nine months ended September 30, 1998, pro forma cost related to revenues and other costs and expenses increased $139.1 million or 9.0%, to $1.8 billion from $1.7 billion compared to 1997.

For the quarter ended September 30, 1998, pro forma EBITDA increased $4.5 million, or 4.3%, to $109.6 million from $105.1 million compared to 1997.

For the nine months ended September 30, 1998, pro forma EBITDA increased $49.2 million, or 15.7%, to $361.8 million from $312.6 million compared to 1997.

The following discussion provides an analysis of the aforementioned increases in pro forma revenues and costs related to revenues and other costs and expenses by significant business segment.

Networks and Television Production

Net revenues for the quarter ended September 30, 1998 increased by $25.5 million, or 10.0%, to $281.3 million from $255.8 million compared to 1997. The increase primarily resulted from an increase in advertising revenues at USA Network and The Sci-Fi Channel cable networks, an increase in affiliate revenues at both networks and increased revenues from first run syndication product at Studios USA. The increase in advertising revenues resulted from both higher ratings and a higher percentage of available advertising spots sold compared to the prior year. The increase in affiliate revenues resulted primarily from a significant increase in the number of subscribers at The

Sci-Fi Channel and higher affiliate fees at both networks. The increase in first run syndication revenues resulted from higher barter revenue from higher ratings and greater foreign sales.

Net revenues for the nine months ended September 30, 1998 increased $137.0 million, or 17.6%, to $914.7 million from $777.7 million compared to 1997. The increase in revenues resulted primarily from higher advertising and affiliate revenues at both USA Network and The Sci-Fi Channel and higher ratings on first run syndication product by Studios USA.

Cost related to revenues and other costs and expenses for the quarter ended September 30, 1998 increased by $18.8 million, or 9.2%, to $221.8 million from $203.0 million compared to 1997. This increase resulted primarily from the cost of increased deliveries of first run syndication product by Studios USA and higher cost of original programming at USA Network, partially offset by the absence in 1998 of write offs of USA Network programming recorded in 1997.

Cost related to revenues and other costs and expenses for the nine months ended September 30, 1998 increased $59.9 million, or 9.6%, to $686.8 million from $626.9 million compared to 1997. The increase was primarily due to higher cost of network and first run syndication product at Studios USA and slightly higher cost of programming at The Sci-Fi Channel partially offset by lower cost of programming at USA Network.

EBITDA for the quarter ended September 30, 1998 increased $19.5 million, or 36.9%, to $72.2 million from $52.7 million compared to 1997.

EBITDA for the nine months ended September 30, 1998 increased $89.7 million, or 59.5%, to $240.5 million from $150.8 million compared to 1997.

Electronic Retailing

Net revenues for the quarter ended September 30, 1998 increased by $24.5 million, or 10.3%, to $261.2 million from $236.7 million compared to 1997. The increase primarily resulted from increased sales of hardgoods, which includes consumer electronics, collectibles and housewares. Total units shipped increased by 9.4% to 7.0 million units compared to 6.4 million units in 1997 and the average price point increased by 1.1%. The increase in net revenues also reflected a decrease in the return rate to 20.8% from 22.8% compared to 1997.

Net revenues for the nine months ended September 30, 1998 increased $32.5 million, or 4.4%, to $776.4 million from $743.9 million compared to 1997. Total units shipped increased 5.1% to 20.6 million units compared to 1997 and the average price point decreased by 1.5%.

Cost related to revenues and other costs and expenses for the quarter ended September 30, 1998 increased by $20.8 million, or 10.4%, to $220.0 million from $199.2 million compared to 1997. This increase resulted primarily from higher net revenues and the sale of merchandise at lower gross margins (38.3% in 1998 compared to 38.2% in 1997).

Cost related to revenues and other costs and expenses for the nine months ended September 30, 1998 increased $45.3 million, or 7.4%, to $661.0 million from $615.7 million compared to 1997. This increase resulted from higher net revenues, the sale of merchandise at lower gross margins (39.7% in 1998 compared to 41.4% in 1997) and from higher merchandising personnel costs.

EBITDA for the quarter ended September 30, 1998 increased $3.9 million, or 10.5%, to $41.4 million from $37.5 million compared to 1997.

EBITDA for the nine months ended September 30, 1998 decreased $12.7 million, or 9.9%, to $115.5 million from $128.2 million compared to 1997.

Ticketing Operations

Net revenues for the quarter ended September 30, 1998 decreased by $2.4 million, or 2.6%, to $89.1 million from $91.5 million compared to 1997. The decrease resulted from a slight decrease in the number of tickets sold, reflecting the absence in 1998 of any major outdoor concerts and the ceasing of the publication of the Company's event guide magazine, partially offset by an increase in ticketing revenue due to an increase in revenue per ticket to $4.68 from $4.54 compared to 1997.

Net revenues for the nine months ended September 30, 1998 increased $15.0 million, or 5.6%, to $283.5 million from $268.5 million compared to 1997. The increase resulted from an increase of 3.2% in the number of tickets sold, including an increase of 1.2 million in the number of tickets sold on-line, and an increase in revenue per ticket to $4.68 from $4.47 compared to 1997. This increase was partially offset by a decrease of $2.9 million in publication revenue due to the ceasing of publication of the Company's event guide magazine.

Cost related to revenues and other costs and expenses for the quarter ended September 30, 1998 decreased by $1.0 million, or 1.3%, to $74.3 million from $75.3 million compared to 1997. The decrease resulted primarily from the sale of fewer tickets and the ceasing of the publication of the Company's event guide magazine, offset by costs incurred to launch ticketing operations in Northern California, South America and France.

Cost related to revenues and other costs and expenses for the nine months ended September 30, 1998 increased $16.0 million, or 7.2%, to $239.6 million from $223.6 million compared to 1997. This increase resulted from higher ticketing operation costs resulting from higher ticketing revenue and from costs incurred to launch ticketing operations in Northern California, South America and France, partially offset by the ceasing of the publication of the Company's event guide magazine.

EBITDA for the quarter ended September 30, 1998 decreased $1.4 million, or 8.6%, to $14.8 million from $16.2 million compared to 1997.

EBITDA for the nine months ended September 30, 1998 decreased $1.0 million, or 2.2%, to $43.9 from $44.9 compared to 1997.

Internet Services

Net revenues for the quarter ended September 30, 1998 increased $2.6 million to $5.9 million in 1998 compared to $3.3 million in 1997. The increase resulted from an increase in registered users to the Company's primary online retailing service, First Auction. Net revenues for the nine months ended September 30, 1998 increased $6.0 million to $14.5 million in 1998 from $8.5 million compared to 1997.

EBITDA loss increased to $3.9 million for the quarter ended September 30, 1998 compared to $2.1 million in 1997 and for the nine months ended September 30, 1998 increased to $9.6 million from $5.5 million compared to 1997, primarily due to costs to maintain and enhance the Internet services and to increased advertising and promotion costs.

On September 28, 1998, the Ticketmaster Online-CitySearch Transaction was consummated. During the nine months ended September 28, 1998, CitySearch generated operating losses of $27.3 million and negative EBITDA of $24.2 million. The operating losses and negative EBITDA are expected to continue for the foreseeable future.

Broadcasting and Other

Net revenues includes revenue generated from the distribution of films from the Savoy library acquired as a result of the Savoy Merger and revenues generated at the television station in the Miami/Ft. Lauderdale market.

Other costs related to revenues and other costs and expenses include costs to generate the Savoy revenues, corporate expenses and $6.3 million and $11.1 million of cost in the quarter and nine months ended September 30, 1998, respectively, to launch the Miami/Ft. Lauderdale station.

YEAR ENDED DECEMBER 31, 1997 VS. YEAR ENDED DECEMBER 31, 1996

Net Revenues

For the year ended December 31, 1997, total revenues of the Company increased $1.2 billion compared to 1996 primarily due to increases of $1.0 billion and $156.4 million related to Home Shopping Network and Ticketmaster, respectively.

Operating Costs and Expenses

For the year ended December 31, 1997, total operating costs and expenses increased $1.1 billion compared to 1996 primarily due to increases of $897.6 million and $144.1 million related to Home Shopping Network and Ticketmaster, respectively.

Other Income (Expense), Net

For the year ended December 31, 1997, interest income increased $2.1 million due to higher combined cash balances of the merged entity.

For the year December 31, 1997, interest expense increased $19.7 million compared to 1996, due to the higher combined debt balance of the merged entity and non-cash interest expense related to long-term cable distribution and broadcast fees recorded as a result of the Mergers.

For the year ended December 31, 1997, the Company had net miscellaneous expense of $11.8 million primarily due to equity losses relating to the Company's investments in Home Order Television GmbH & Co. and Jupiter Shop Channel Co. Ltd.

Income Taxes

The Company's effective tax rate of 73% for the year ended December 31, 1997, calculated on earnings before income taxes and minority interest, was higher than the statutory rate due primarily to the amortization of non-deductible goodwill and other acquired intangibles, the non-recognition of benefit for net operating losses of less than 80% owned subsidiaries and state income taxes. Similarly the Company's effective tax rate is expected to exceed the statutory rate for 1998.

Minority Interest

For the year ended December 31, 1997, minority interest represented the ownership interest of third parties in the net assets and results of operations of certain consolidated subsidiaries.

PRO FORMA NET REVENUES AND COST OF REVENUES FOR THE YEAR ENDED DECEMBER 31, 1997 VS. PRO FORMA NET REVENUES AND COST OF REVENUES FOR THE YEAR ENDED DECEMBER 31, 1996

The pro forma revenues and cost of revenues for the years ended December 31, 1997 and 1996, have been prepared to show results of the Company for those periods, as if the Ticketmaster Transaction and the Mergers had occurred at the beginning of 1997 and 1996, respectively. Revenues and cost of revenues specifically related to Savoy's motion picture operations are excluded from the 1996 pro forma amounts because these activities ceased prior to the Mergers.

For the year ended December 31, 1997, pro forma net revenues for the Company increased $.1 billion, or 4.4%, to $1.5 billion from $1.4 billion compared to 1996. For the year ended December 31,

1997, pro forma costs of revenues increased $1.0 million, or .2%, to $661.4 million from $660.4 million compared to 1996.

The following discussion provides an analysis of the aforementioned increases in pro forma revenues and cost of revenues by significant component.

Electronic Retailing

Net sales for Home Shopping Network increased $22.4 million, or 2.2%, for the year ended December 31, 1997 compared to 1996. Net sales of Home Shopping Club ("HSC"), the primary source of Home Shopping Network revenues, increased $71.9 million, or 8.0%, for the year ended December 31, 1997 compared to 1996. HSC's sales reflected an increase of 8.7% in the number of packages shipped and a decrease of 4.3% in the average price per unit sold for the year ended December 31, 1997, compared to 1996. The increase in HSC net sales was offset by planned decreases in net sales of wholly owned subsidiaries, HSN Mail Order, Inc. ("Mail Order"), and the retail outlet stores of $33.8 million and $10.6 million, respectively, compared to 1996. Management believes that the improved sales for 1997 compared to 1996 were primarily the result of ongoing changes made to Home Shopping Network's merchandising and programming strategies.

For the year ended December 31, 1997, HSC's merchandise return percentage decreased to 22.2% from 23.5% compared to 1996. Management believes that the lower return rate was primarily attributable to the decrease in the average price per unit and the mix of products sold.

During 1998, cable system contracts covering 4.5 million cable subscribers are subject to termination or renewal. This represents 8.8% of the total number of unduplicated cable households receiving the Home Shopping Network. Home Shopping Network is pursuing both renewals and additional cable television system contracts, but channel availability, competition, consolidation within the cable industry and cost of carriage are some of the factors affecting the negotiations for cable television system contracts. Although management cannot determine the percentage of expiring contracts that will be renewed or the number of households that will be added through new contracts, management believes that a majority of these contracts will be successfully renegotiated.

As a percentage of net sales, Home Shopping Network's cost of sales decreased to 59.3% from 61.7% for the year ended December 31, 1997, compared to 1996. Cost of sales of HSC increased $24.2 million due to increases in net sales. This was offset by decreases of $19.9 million and $14.1 million in cost of sales of Mail Order and the retail outlet stores, respectively, compared to 1996, as a result of the planned reduction in revenues for these subsidiaries. As a percentage of HSC's net sales, cost of sales decreased to 60.1% from 62.3% compared to 1996. These decreases were primarily the result of changes in merchandising and programming strategies, as discussed above.

Ticketing Operations

For the year ended December 31, 1997, pro forma Ticketmaster revenue increased $24.4 million, or 7.5% compared to 1996 and can be attributed to increases in the number of tickets sold and the average per ticket operations revenue. Ticketmaster's primary source of revenue is ticketing operations which are primarily comprised of convenience charges which Ticketmaster generates by providing clients with access to Ticketmaster's extensive distribution capabilities, including Ticketmaster-owned call centers, an independent network of sales outlets remote to the client's box office, and non-traditional distribution channels such as the Internet. Other components of ticket operations revenue include handling fees attributed to the sale and distribution of tickets through channels other than remote sales outlets, credit card fee reimbursements and licensing fees. Through continued acquisitions and growth, management expects continued increases in ticketing operations revenues.

Other sources of Ticketmaster revenue are relatively consistent, on a pro forma basis, when comparing 1997 to 1996, and include revenues from concession control system sales, publications, and merchandising businesses. Concession inventory control systems and associated service contracts are marketed to movie theaters, stadiums, arenas and general admission facilities. Ticketmaster produces and distributes publications, primarily the Live! Magazine, and the Entertainment Guide included therein, and recognizes revenue from the sale of subscriptions. The merchandising business, Entertainment To Go, is designed to leverage Ticketmaster's inbound call center traffic, its database of consumers, and its relationships with the music and entertainment industries to effectively sell, at retail prices, music, tour and entertainment related merchandise products to consumers.

OTHER

For the year ended December 31, 1997, $14.2 million of pro forma other revenue related primarily to the Savoy motion picture business which was discontinued in 1996. The costs associated with these revenues were $11.2 million for 1997. The Company does not expect significant additional revenues or costs from the motion picture business.

YEAR ENDED DECEMBER 31, 1996 VS. FISCAL YEAR ENDED AUGUST 31, 1995

Net Revenues

BROADCASTING. For the year ended December 31, 1996, broadcasting revenues decreased $1.2 million, or 2.7% to $43.4 million from $44.6 million for the fiscal year ended August 31, 1995. This decrease was primarily the result of the elimination of $1.1 million of the USA Station Group's revenues for the 11 days ended December 31, 1996, due to the Home Shopping Merger. Revenues from Home Shopping Network are eliminated in consolidation as are the same amount of Home Shopping Network engineering and programming expenses. The year ended December 31, 1996 also includes $1.5 million of revenues of SF Broadcasting for the 12 days ended December 31, 1996.

HOME SHOPPING NETWORK. Home Shopping Network was acquired on December 20, 1996 in the Home Shopping Merger and, accordingly, $30.6 million of revenues for the 11 day period ended December 31, 1996 is reflected in total revenues. Home Shopping Network revenues are generated primarily from electronic retailing.

OTHER. For the year ended December 31, 1996, other revenues decreased $2.1 million, or 63.5%, to $1.2 million from $3.4 million for the fiscal year ended August 31, 1995. This decrease was primarily the result of a decrease in production revenues due to the closing of the Denver Telemation facility in December 1995.

Operating Expenses

COST OF SALES, SELLING AND MARKETING AND ENGINEERING AND PROGRAMMING. Cost of sales increased $20.4 million for the year ended December 31, 1996 compared to the fiscal year ended August 31, 1995, as a result of the inclusion of 11 days of Home Shopping Network. In addition, increases in selling and marketing and engineering and programming expenses of $5.0 million and $1.8 million, respectively, also related to 11 days of activity for Home Shopping Network.

GENERAL AND ADMINISTRATIVE. For the year ended December 31, 1996, general and administrative expenses increased $3.9 million primarily due to the inclusion of $2.8 million of expense as a result of the Mergers. The remaining increase of $1.1 million is attributable to an equity and bonus compensation arrangement with the Company's Chairman and Chief Executive Officer, offset by decreases in payroll due to the restructuring of the Company in 1995.

DEPRECIATION AND AMORTIZATION. The increase in depreciation and amortization of $.8 million for the year ended December 31, 1996 was primarily due to the inclusion of $1.4 million of expense as a result of the Mergers. In addition, an increase of $.9 million was due to goodwill amortization related to the Mergers. These increases were offset by decreases of $1.5 million, primarily related to the closure and subsequent sale of fixed assets related to the Denver Telemation facility.

OTHER INCOME (EXPENSE). For the year ended December 31, 1996, net other expense increased $1.6 million compared to the year ended August 31, 1995. This increase was primarily due to non-cash interest expense related to the acceleration of upfront bank fees in anticipation of the refinancing of the Company's debt in early 1997, offset by decreased interest expense attributable to a reduction in the Company's long-term debt in 1996. In addition, $.5 million of net interest expense was due to the inclusion of partial periods for Holdco and Savoy.

INCOME TAXES. The Company's effective tax rate was higher than the statutory rate due primarily to the amortization of goodwill and other acquired intangibles, certain non-deductible executive compensation and a deduction for certain dividends received. In addition, some states require separate company tax filings which cause state income taxes to be disproportionate with consolidated earnings.

MINORITY INTEREST. For the year ended December 31, 1996, minority interest represented the ownership interest of third parties in the net assets and results of operations of certain consolidated subsidiaries.

FOUR MONTHS ENDED DECEMBER 31, 1995 VS. FOUR MONTHS ENDED DECEMBER 31, 1994

Revenues

For the four months ended December 31, 1995, net revenue decreased $1.3 million to $16.0 million from $17.3 million when compared to the four months ended December 31, 1994. The decrease primarily related to the receipt of $1.8 million of additional fees in fiscal 1995, compared to $.8 million in fiscal 1994 under the affiliation arrangements with Home Shopping Network and a decrease of $.4 million due to a reduction in production revenue. The Company closed the Denver Telemation facility effective November 1995.

Operating Expenses

GENERAL AND ADMINISTRATIVE. For the four months ended December 31, 1995, general and administrative expenses increased $1.7 million to $9.2 million from $7.5 million when compared to the four months ended December 31, 1994. An additional $1.1 million was attributable to an equity and bonus compensation arrangement with the Company's Chairman and Chief Executive Officer. The remaining increase was due to additional consulting and legal expenses associated with new executive management.

OTHER. In December 1995, the Company implemented a formal plan to increase operating efficiency, reduce personnel at the Company's television broadcasting stations and the Company's corporate offices and close the Denver Telemation facility. As a result, the Company recorded a $2.6 million charge to operations for the four months ended December 31, 1995, which included severance costs, facility closure and non-cancelable lease costs and the write-down of property, plant and equipment.

OTHER INCOME (EXPENSE). For the four months ended December 31, 1995, interest income increased $.5 million to $.9 million from $.4 million when compared to the four months ended December 31, 1994. The increase was primarily due to the settlement of the Company's lawsuit against Urban Broadcasting Corporation. The Company did not recognize any interest income from a note receivable from Urban in the four month period ended December 31, 1994 until the settlement was reached and the funds were received in May 1995.

INCOME TAXES. The Company's effective tax rate for these periods differed from the statutory rate due primarily to the amortization of goodwill and other acquired intangible assets relating to acquisitions from prior years, other non-deductible items, and state income taxes.

HOLDCO AND USANi LLC CONSOLIDATED RESULTS OF OPERATIONS

QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 1998 VS. QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 1997

The Universal Transaction resulted in significant increases in net revenues, operating costs and expenses, other income (expense), minority interest and income taxes and will continue to materially impact the Holdco and USANi LLC's results of operations for the remainder of 1998 when compared to 1997, and accordingly, no significant discussion of these fluctuations is presented.

Net Revenues

For the nine months ended September 30, 1998, revenues increased $796 million compared to 1997 primarily due to increases of $757 million and $32.5 million from the Networks and Television Production business and Electronic Retailing, respectively.

Operating Costs and Expenses

For the nine months ended September 30, 1998, operating expenses increased $694 million compared to 1997 primarily due to increases of $641 million and $64 million from the Networks and Television Production business and Electronic Retailing, respectively.

Other Income (Expense)

For the nine months ended September 30, 1998, net interest expense increased $60 million and $63 million for Holdco and USANi LLC, respectively, compared to the 1997 period primarily due to interest incurred under the Existing Credit Agreement to finance the Universal Transaction and non-cash interest expense on long-term program liabilities at the Networks and Television Production business.

For the nine months ended September 30, 1998, miscellaneous expense increased $7 million compared to the 1997 period primarily due to losses from international joint ventures of Home Shopping Network and Networks and Television Production business.

Income Taxes

Holdco taxes for the nine months ended September 30, 1998 were higher than the statutory rate due primarily to non-deductible goodwill and other acquired intangible and state income taxes.

Minority Interest

For the nine months ended September 30, 1998, Holdco minority interest represents Universal's and Liberty's ownership interest in USANi LLC for the period February 12 through September 30, 1998, and Fox Broadcasting Company's 50% ownership interest in SF Broadcasting for the period January 1 through July 16, 1998.

PRO FORMA QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 1998 VS. PRO FORMA QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 1997

The following unaudited pro forma operating results of Holdco and USANi LLC present combined results of operations as if the Universal Transaction had occurred on January 1, 1998 and 1997, respectively.

The Unaudited Combined Condensed Pro Forma Statements of Operations of Holdco and USANi LLC are presented below for illustrative purposes only and are not necessarily indicative of the results of operations that would have actually been reported had any of the transactions occurred as of January 1, 1998 and 1997, respectively, nor are they necessarily indicative of future results of operations.

HOLDCO AND USANi LLC

                                            THREE MONTHS ENDED        NINE MONTHS ENDED
                                              SEPTEMBER 30,             SEPTEMBER 30,
                                           --------------------    ------------------------
                                             1998        1997         1998          1997
                                           --------    --------    ----------    ----------
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
NET REVENUES:
Networks and television production.......  $281,302    $255,762    $  914,669    $  777,710
Electronic retailing.....................   261,183     236,706       776,417       743,893
Internet services........................     5,934       3,330        14,467         8,511
                                           --------    --------    ----------    ----------
     Total net revenues..................   548,419     495,798     1,705,553     1,530,114
Operating costs and expenses:
  Cost related to revenues...............   313,599     294,979       978,661       904,430
  Other costs and expenses...............   130,386     112,739       412,159       380,567
  Depreciation and amortization..........    47,137      49,099       139,721       135,070
                                           --------    --------    ----------    ----------
     Total operating costs and
       expenses..........................   491,122     456,817     1,530,541     1,420,067
                                           --------    --------    ----------    ----------
     Operating profit....................  $ 57,297    $ 38,981    $  175,012    $  110,047
                                           ========    ========    ==========    ==========
     EBITDA..............................  $104,434    $ 88,080    $  314,733    $  245,117
                                           ========    ========    ==========    ==========

For the quarter ended September 30, 1998, pro forma revenues for Holdco and USANi LLC increased $52.6 million, or 10.6%, to $548.4 million from $495.8 million compared to 1997. For the quarter ended September 30, 1998, pro forma cost related to revenues and other costs and expenses increased $34.3 million, or 7.5%, to $491.1 million from $456.8 million compared to 1997.

For the nine months ended September 30, 1998, pro forma revenues for Holdco and USANi LLC increased $175.4 million, or 11.5%, to $1.7 billion from $1.5 billion compared to 1997. For the nine months ended September 30, 1998, pro forma cost related to revenues and other costs and expenses increased $110.5 million or 7.8%, to $1.5 billion from $1.4 billion compared to 1997.

For the quarter ended September 30, 1998, pro forma EBITDA increased $16.4 million, or 18.6%, to $104.4 million from $88.1 million compared to 1997.

For the nine months ended September 30, 1998, pro forma EBITDA increased $69.6 million, or 28.4%, to $314.7 million from $245.1 million compared to 1997.

The following discussion provides an analysis of the aforementioned increases in pro forma revenues and costs related to revenues and other costs and expenses by significant business segment.

Networks and Television Production

Net revenues for the quarter ended September 30, 1998 increased by $25.5 million, or 10.0%, to $281.3 million from $255.8 million compared to 1997. The increase primarily resulted from an increase in advertising revenues at USA Network and The Sci-Fi Channel cable networks, an increase in affiliate revenues at both networks and increased revenues from first run syndication product at Studios USA. The increase in advertising revenues resulted from both higher ratings and a higher percentage of available advertising spots sold compared to the prior year. The increase in affiliate revenues resulted primarily from a significant increase in the number of subscribers at The Sci-Fi Channel and higher affiliate fees at both networks. The increase in first run syndication revenue resulted from higher barter revenue from higher ratings and greater foreign sales.

Net revenues for the nine months ended September 30, 1998 increased $137.0 million, or 17.6%, to $914.7 million from $777.7 million compared to 1997. The increase in revenues resulted primarily from higher advertising and affiliate revenues at both USA Network and The Sci-Fi Channel and higher ratings on first run syndication product by Studios USA.

Cost related to revenues and other costs and expenses for the quarter ended September 30, 1998 increased by $18.8 million, or 9.2%, to $221.8 million from $203.0 million compared to 1997. This increase resulted primarily from the cost of increased deliveries of first run syndication product by Studios USA and higher cost of original programming at USA Network, partially offset by the absence in 1998 of write offs of USA Network programming recorded in 1997.

Cost related to revenues and other costs and expenses for the nine months ended September 30, 1998 increased $59.9 million, or 9.6%, to $686.8 million from $626.9 million compared to 1997. The increase was primarily due to higher cost of network and first run syndication product at Studios USA and slightly higher cost of programming at The Sci-Fi Channel partially offset by lower cost of programming at USA Network.

EBITDA for the quarter ended September 30, 1998 increased $19.5 million, or 36.9%, to $72.2 million from $52.7 million compared to 1997.

EBITDA for the nine months ended September 30, 1998 increased $89.7 million, or 59.5%, to $240.5 million from $150.8 million compared to 1997.

Electronic Retailing

Net revenues for the quarter ended September 30, 1998 increased by $24.5 million, or 10.3%, to $261.2 million from $236.7 million compared to 1997. The increase primarily resulted from increased sales of hardgoods, which includes consumer electronics, collectibles and housewares. Total units shipped increased by 9.4% to 7.0 million units compared to 6.4 million units in 1997 and the average price point increased by 1.1%. The increase in net revenues also reflected a decrease in the return rate to 20.8% from 22.8% compared to 1997.

Net revenues for the nine months ended September 30, 1998 increased $32.5 million, or 4.4%, to $776.4 million from $743.9 million compared to 1997. Total units shipped increased 5.1% to 20.6 million units compared to 1997 and the average price point decreased by 1.5%.

Cost related to revenues and other costs and expenses for the quarter ended September 30, 1998 increased by $20.8 million, or 10.4%, to $220.0 million from $199.2 million compared to 1997. This increase resulted primarily from higher net revenues and the sale of merchandise at lower gross margins (38.3% in 1998 compared to 38.2% in 1997).

Cost related to revenues and other costs and expenses for the nine months ended September 30, 1998 increased $45.3 million, or 7.4%, to $661.0 million from $615.7 million compared to 1997. This increase resulted from higher net revenues, the sale of merchandise at lower gross margins (39.7% in 1998 compared to 41.4% in 1997) and from higher merchandising personnel costs.

EBITDA for the quarter ended September 30, 1998 increased $3.9 million, or 10.5%, to $41.4 million from $37.5 million compared to 1997.

EBITDA for the nine months ended September 30, 1998 decreased $12.7 million, or 9.9%, to $115.5 million from $128.2 million compared to 1997.

Internet Services

Net revenues for the quarter ended September 30, 1998 increased $2.6 million to $5.9 million in 1998 compared to $3.3 million in 1997. The increase resulted from an increase in registered users to Holdco and USANi LLC's primary online retailing service, First Auction. Net revenues for the nine months ended September 30, 1998 increased $6.0 million to $14.5 million in 1998 from $8.5 million compared to 1997.

EBITDA loss increased to $3.9 million for the quarter ended September 30, 1998 compared to $2.1 million in 1997 and for the nine months ended September 30, 1998 increased to $9.6 million from $5.5 million compared to 1997, primarily due to costs to maintain and enhance the Internet services and to increased advertising and promotion costs.

On September 28, 1998, the Ticketmaster Online-CitySearch Merger was consummated. During the nine months ended September 28, 1998, CitySearch generated operating losses of $27.3 million and negative EBITDA of $24.2 million. The operating losses and negative EBITDA are expected to continue for the foreseeable future.

YEAR ENDED DECEMBER 31, 1997 VS. YEAR ENDED DECEMBER 31, 1996

Net Revenues

Net sales for Home Shopping Network increased $22.4 million, or 2.2%, to 1,037.1 million from 1,014.7 million for the year ended December 31, 1997 compared to 1996. Net sales of HSC, the primary source of Home Shopping Network revenues, increased $71.9 million, or 8.0%, for the year ended December 31, 1997 compared to 1996. HSC's sales reflected an increase of 8.7% in the number of packages shipped and a decrease of 4.3% in the average price per unit sold for the year ended December 31, 1997, compared to 1996. The increase in HSC net sales was offset by planned decreases in net sales of wholly-owned subsidiaries, HSN Mail Order, Inc. ("Mail Order"), and the retail outlet stores of $33.8 million and $10.6 million, respectively, compared to 1996. Management believes that the improved sales for 1997 compared to 1996, were primarily the result of ongoing changes made to Home Shopping Network's merchandising and programming strategies.

For the year ended December 31, 1997, HSC's merchandise return percentage decreased to 22.2% from 23.5% compared to 1996. Management believes that the lower return rate is primarily attributable to the decrease in the average price per unit and the mix of products sold.

During 1998, cable system contracts covering 4.5 million cable subscribers are subject to termination or renewal. This represents 8.8% of the total number of unduplicated cable households receiving the Home Shopping Network. Home Shopping Network is pursuing both renewals and additional cable television system contracts, but channel availability, competition, consolidation within the cable industry and cost of carriage are some of the factors affecting the negotiations for cable television system contracts. Although management cannot determine the percentage of expiring contracts that will be renewed or the number of households that will be added through new contracts, management believes that a majority of these contracts will be successfully renegotiated.

Operating Expenses

As a percentage of net sales, Home Shopping Network's cost of sales decreased to 59.3% from 61.7% for the year ended December 31, 1997, compared to 1996. Cost of sales of HSC increased $24.2 million due to increases in net sales. This was offset by decreases of $19.9 million and $14.1 million in cost of sales of Mail Order and the retail outlet stores, respectively, compared to 1996, as a result of the planned reduction in revenues for these subsidiaries. As a percentage of HSC's net sales, cost of sales decreased to 60.1% from 62.3% compared to 1996. These decreases were primarily the result of changes in merchandising and programming strategies, as discussed above.

Other operating costs and expenses increased $13.3 million or 3.8%, to $361.1 million from 347.9 million for the year ended December 31, 1997 compared to the year ended December 31, 1996. The increase was primarily due to an increase in goodwill and other intangibles amortization related to the Home Shopping Merger and an increase in costs related to an increase in sales, offset by a decrease in other costs related to the reduction in cable and broadcast fees.

Other Income (Expense), Net

For the year ended December 31, 1997, net miscellaneous expense was $11.8 million primarily due to equity losses relating to the Home Shopping Network's investments in Home Order Television GmbH & Co. and Jupiter Shop Channel Co., Ltd. Litigation settlement income for the year ended December 31, 1996 represents the reversal of amounts accrued in prior years which were in excess of the actual settlements of certain litigation.

Income Taxes

Holdco's effective tax rate of 73% for the year ended December 31, 1997, calculated on earnings before income taxes and minority interest, was higher than the statutory rate due primarily to the amortization of non-deductible goodwill and other acquired intangibles, the non-recognition of benefit for net operating losses of less than 80% owned subsidiaries and state income taxes. Holdco's effective tax rate of 38% for the year ended December 31, 1996 was higher than the statutory rate due primarily to the amortization of goodwill, state income taxes and the provision for interest on adjustments proposed by the Internal Revenue Service.

YEAR ENDED DECEMBER 31, 1996 VS. YEAR ENDED DECEMBER 31, 1995

Net Revenues

For the year ended December 31, 1996, net revenues increased $94.9 million, or 10.3%, to $1,014.7 million from $919.8 million for the year ended December 31, 1995. Net sales of HSC increased $108.3 million, or 13.8%, for the year ended December 31, 1996, reflecting a 12.0% increase in the number of packages shipped and a 1.5% decrease in the average price per unit sold compared to the year ended December 31, 1995. Sales by wholly-owned subsidiaries, Vela Research, Inc. ("Vela"), Mail Order and Internet Shopping Network, Inc. ("ISN") increased $9.0 million, $7.8 million and $4.4 million, respectively, for the year ended December 31, 1996. These increases were partially offset by decreases related to HSND and Ortho-Vent of $17.7 million and $15.6 million, respectively.

In November 1995, Holdco appointed a new Chairman of the Board of Directors and a new President and Chief Executive Officer, both with significant experience in the electronic retailing and programming areas. Management believes that the improvement in sales in the year ended December 31, 1996 compared to 1995 was primarily the result of changes made by new management to the Company's merchandising and programming strategies. In addition, Home Shopping Network offered a "non interest-no payment" credit promotion through September 1996 for certain purchases made during June 1996 using Home Shopping Network's private label credit card and offered a similar promotion during the fourth quarter of 1996 with the payment deferral period extending to March 1997.

For the year ended December 31, 1996, HSC's merchandise return percentage decreased to 23.5% from 25.7%, in 1995. Management believes that the lower return rate was primarily attributable to the decrease in the average price per unit sold. Promotional price discounts remained constant at 2.8% of HSC sales for the year ended December 31, 1996 compared to 1995.

Operating Costs and Expenses

COST OF SALES. As a percentage of net sales, Home Shopping Network's cost of sales decreased to 61.7% for the year ended December 31, 1996 compared to 65.5% for the year ended December 31, 1995. Cost of sales increased $22.8 million for the year ended December 31, 1996 compared to 1995 due to the increase in net sales in 1996. The decrease in the cost of sales percentage in 1996 related in part to non-recurring warehouse sales and other promotional events held in 1995 which increased cost of sales. In addition, the 1996 product sales mix was composed of higher gross margin merchandise. Cost of sales for the year ended December 31, 1995 also included higher inventory carrying adjustment costs for products which were not consistent with the change in Home Shopping Network's sales and merchandising philosophy in late 1995.

OTHER OPERATING COSTS. Other operating costs decreased $49.4 million to 12.4% to $347.8 million for the year ended December 31, 1996 compared to $397.2 million for the year ended December 31, 1995.

SELLING AND MARKETING. The decrease in selling and marketing costs of $20.2 million relates primarily to a decrease of $10.0 million in selling costs due to lower sales at HSND, a decrease of $3.9 million in mail order catalog costs due to the sale of Ortho-Vent assets in the fourth quarter of 1995, a decrease of $3.6 million in promotional and media expense and a decrease of $2.7 million in fees to cable operators due to the expiration and renegotiation of older agreements with higher fees, offset by an increase of $3.6 million in telephone and customer service costs due to higher sales.

ENGINEERING AND PROGRAMMING. Engineering and programming costs decreased $3.6 million or 3.7% to $94.6 million for the year ended December 31, 1996 compared to $94.6 million for the year ended December 31, 1995. The decrease in 1996 is primarily due to the exclusion of $3.4 million of performance bonus commissions not payable as a result of the Home Shopping Merger.

GENERAL AND ADMINISTRATIVE. General and administrative costs decreased $6.8 million or 8.9% to $70.2 million for the year ended December 31, 1996 compared to $77.0 million for the year ended December 31, 1995. For the year ended December 31, 1996, decreases in consulting, legal, repairs and maintenance and other administrative expenses totaled $7.7 million compared to 1995.

DEPRECIATION AND AMORTIZATION. Depreciation and amortization costs decreased $5.4 million or 13.8% to $33.9 million for the year ended December 31, 1996 compared to $33.5 million for the year ended December 31, 1995. The decrease in depreciation and amortization was primarily due to a decrease of $5.8 million related to assets that became fully depreciated in 1995, a decrease of $3.9 million in amortization expenses for the mail order catalog operation due to the sale of Ortho-Vent asset in the fourth quarter of 1995, the retirement of certain equipment in the fourth quarter of 1995 and lower relative capital expenditures in 1995 compared to 1996, offset by increased amortization of cable distribution fees of $4.4 million for 1996 compared to 1995.

Other Charges

For the year ended December 31, 1996, the other charges of $2.6 million relate to work force reductions and other asset write downs in conjunction with the closing of three outlet stores and a fulfillment center.

Other charges for the year ended December 31, 1995, included $4.1 million which represented management's estimate of costs to be incurred in connection with the closing of the Home Shopping Network's Reno, Nevada, fulfillment center, which was accomplished in June 1995. The decision to close the Reno fulfillment center was based on an evaluation of the Company's overall distribution strategy. An additional $11.9 million of charges for the year ended December 31, 1995 related to severance costs of $4.0 million resulting from a reduction in work force, $4.8 million of payments to certain executives as provided for under their employment agreements in connection with the termination of their employment and the write-off of certain equipment maintenance and contractual fees totaling $1.8 million related to service contracts which were no longer utilized. Home Shopping Network also recorded a write-down of inventory totaling $1.3 million to net realizable value based on the disposition of Ortho-Vent's assets.

Other Income (Expense)

For the year ended December 31, 1996, Home Shopping Network had net other expense of $7.9 million compared to net other expense of $14.9 million for the year ended December 31, 1995.

Interest expense decreased $0.2 million for the year ended December 31, 1996, compared to 1995, due to a lower level of borrowings by Home Shopping Network at a lower average interest rate primarily due to the private placement on March 1, 1996, of $100.0 million of Convertible Subordinated Debentures (the "Debentures").

For the year ended December 31, 1996, net miscellaneous expenses increased to $1.9 million compared to $0.4 million for the year ended December 31, 1995. In 1996, equity losses totaling $5.7 million relating to Home Shopping Network's investments in Home Order Television GmbH & Co. ("HOT") and Jupiter Shop Channel Co. Ltd. ("Shop Channel") were partially offset by a gain on the sale of a controlling interest in HSND of $1.9 million and a one-time $1.5 million payment received in the first quarter of 1996 in connection with the termination of the Canadian Home Shopping Network license agreement. In 1995, $6.0 million in losses recorded in connection with the retirement of equipment was offset by receipts from lawsuit settlements, royalty income and other miscellaneous income totaling $5.6 million.

Litigation settlement income for the year ended December 31, 1996 represented the reversal of amounts accrued in prior years which were in excess of the actual settlement on certain litigation. Litigation expense for the year ended December 31, 1995, of $6.4 million, represented litigation settlements and anticipated costs in connection with the resolution of certain pending litigation.

Income Taxes

Holdco's effective tax rate was 38.0% for the year ended December 31, 1996, and a benefit of 35.0% for the year ended December 31, 1995. Holdco's effective tax rate for these periods differed from the statutory rate due primarily to the amortization of goodwill, state income taxes and the provision for interest on adjustments proposed by the Internal Revenue Service.

FINANCIAL POSITION, LIQUIDITY AND CAPITAL RESOURCES

The operating results and capital resources and liquidity requirements of USAi, Holdco and USANi LLC are dependent on each other. The Investment Agreement, as amended and restated as of December 18, 1997 (the "Investment Agreement"), among Universal, Liberty, USAi and Holdco requires that all cash generated by entities not owned by USANi LLC be transferred to USANi LLC and requires that any cash needs by entities not owned by USANi LLC be funded by USANi LLC. In addition, USAi and USANi LLC are jointly and severally obligated under the Notes. The following discussion of financial resources, liquidity and capital resources is presented on a consolidated basis. For a summary of the terms of the Investment Agreement, see "Certain Relationships and Related Party
Transaction -- Agreements with Universal and Liberty -- Investment Agreement."

Net cash provided by operating activities was $146.7 million for USAi ($120.7 million for Holdco and USANi LLC) for the nine months ended September 30, 1998. These cash proceeds were used to pay for capital expenditures of $64.2 million for USAi ($34.5 million for Holdco and USANi LLC), to make long-term investments totaling $25.6 million for USAi ($22.5 million for Holdco and USANi LLC) and to reduce amounts outstanding under the Existing Credit Agreement.

Funds are transferred between USAi and its wholly owned subsidiaries and USANi LLC as needed to fund operations and other related items. Pursuant to the Investment Agreement, all excess cash held at USAi and subsidiaries is transferred to USANi LLC no less frequently than monthly and USANi LLC may transfer funds to USAi to satisfy obligations of USAi and its subsidiaries. Under the Investment Agreement, transfers of cash are evidenced by a demand note and accrue interest at USANi LLC's borrowing rate under the Existing Credit Agreement.

During the nine months ended September 30, 1998, net transfers from USANi LLC to USAi totaling approximately $172 million were made to repay USAi's revolving credit facility, repay Ticketmaster's existing bank credit facility and fund the operations of USAi's television broadcast operation, reduced by amounts received from USAi from the sale of the SF Broadcasting assets and the Baltimore television station. The interest incurred on the net transfers for the nine months ended September 30, 1998 was approximately $6.5 million.

In accordance with the Investment Agreement, certain transfers of funds between Holdco, USANi LLC and USAi are not evidenced by a demand note and do not accrue interest, primarily relating to the establishment of the operations of USANi LLC and capital contributions from USAi into USANi LLC.

Consolidated capital expenditures for the nine months ended September 30, 1998 relate in part to the build-out of the Miami/Ft. Lauderdale television station. Consolidated capital expenditures are expected to approximate $90.0 million in 1998.

On February 12, 1998, the Company and certain of its subsidiaries, including USANi LLC as borrower, entered into the Existing Credit Agreement which provides for a $1.6 billion credit facility (the "Existing Credit Facility"). The Existing Credit Facility was used to finance the Universal Transaction and to refinance USAi's then-existing $275.0 million revolving credit facility. The Existing Credit Facility consists of a $600.0 million revolving credit facility with a $40.0 million sub-limit for letters of credit, a $750.0 million Tranche A Term Loan and a $250.0 million Tranche B Term Loan (the "Tranche B Term Loan"). On August 5, 1998, USANi LLC repaid the Tranche B Term Loan in the amount of $250.0 million from cash on hand. The Tranche B Term Loan was scheduled to mature on December 31, 2003. The revolving credit facility and the Tranche A Term Loan mature on December 31, 2002. USANi LLC used the proceeds received from the sale of the Initial Notes together with available cash to repay $500 million of the Tranche A Term Loan. The Existing Credit Facility is guaranteed by substantially all of the Company's material subsidiaries. The interest rate on borrowings under the Existing Credit Facility is tied to an alternate base rate or the London InterBank Rate, in each case, plus an applicable margin. As of December 31, 1998, there was $250.0 million in outstanding borrowings under the Tranche A Term Loan and, under the revolving credit portion of the Existing Credit Facility, $599.9 million was available for borrowing after taking into account outstanding letters of credit. As of December 31, 1998, the interest rate on loans outstanding under the Tranche A Term Loan was 6.0%.

On October 9, 1998, the parties to the Existing Credit Agreement entered into an amendment thereto (the "Credit Agreement Amendment"), which, among other things, provided for the release of all security interests in favor of the lenders, increased the level of permitted stock repurchases from $100 million to $300 million and lowered the maximum ratio of Total Debt to EBITDA (each as defined in the Existing Credit Agreement) permitted under the Existing Credit Agreement from 5.0x to 4.0x.

On February 12, 1998, the Company completed the Universal Transaction. The consideration paid to Universal included a cash payment of $1.6 billion, a portion of which ($300.0 million plus interest) was deferred until no later than June 30, 1998. The Investment Agreement relating to the Universal Transaction also contemplated that, on or prior to June 30, 1998, the Company and Liberty would complete a transaction involving a $300.0 million cash investment, plus an interest factor, by Liberty in the Company through the purchase of USANi LLC shares. Pursuant to this agreement, on June 30, 1998, Liberty contributed $308.5 million in exchange for 15,000,000 USANi LLC shares.

Pursuant to the Investment Agreement, the Company has granted to Universal and Liberty preemptive rights with respect to future issuances of Common Stock and Class B Common Stock, which generally allow Universal and Liberty the right to maintain an ownership percentage equal to the ownership percentage such entity held, on a fully converted basis, immediately prior to such issuance. In addition, Universal had certain mandatory purchase obligations with respect to Common Stock (or USANi LLC shares) issued with respect to the conversion of the Home Shopping Debentures and the Ticketmaster Merger. During the period from February 12, 1998 through July 27, 1998, Universal and Liberty contributed to USAi and USANi LLC approximately $787.0 million pursuant to the preemptive rights in exchange for Common Stock and USANi LLC shares. These preemptive rights exercises are described more fully below. See "Certain Relationships and Related Party Transactions -- Agreements with Universal and
Liberty -- Investment Agreement."

In connection with the Universal Transaction, the Company entered into a joint venture agreement relating to the development of international general entertainment television channels including international versions of USA Network, The Sci-Fi Channel and Universal's action/adventure channel 13th Street. Unless the Company elects to have Universal buy out its interest in the venture, the Company and Universal will be 50-50 partners in the venture, which will be managed by Universal. USANi LLC and Universal have each committed to contribute $100 million in capital in the venture over a number of years. The decision by the Company on whether to have Universal buy out its interest in the joint venture is expected to be made during the first quarter of 1999.

In connection with the Universal Transaction and other strategic initiatives, the Company anticipates that it will need to invest working capital in connection with the development and expansion of its overall operations.

The Company implemented its plan to disaffiliate its television station in the Miami/Ft. Lauderdale market in June 1998. The Company has incurred and will continue to incur expenditures to develop programming and promotion of this station, which during the development and transitional stage, may not be offset by sufficient advertising revenues. The Company may also transition additional broadcasting stations to the new format in 1999. The Company believes that the process of disaffiliation can be successfully managed so as not to have a material adverse effect on the Company and so as to maximize the value of the broadcasting stations.

On June 24, 1998, the Company completed the Ticketmaster Merger by issuing 15,967,200 shares of Common Stock to the public shareholders of Ticketmaster and converted 3.6 million options to acquire Ticketmaster common stock into options to acquire Common Stock for a total consideration of $467.0 million. In connection with the closing, the Company repaid all outstanding borrowings under the Ticketmaster credit agreement using proceeds from the Existing Credit Facility. In connection with the Ticketmaster Merger, Universal and Liberty exercised their preemptive rights with respect to the issuance of shares of Common Stock to the holders of Ticketmaster common stock. In the aggregate, Universal and Liberty acquired 24,649,716 USANi LLC Shares in exchange for total consideration of $493.0 million. Of that amount, $105.2 million was applied to the remainder of the Universal deferred purchase price obligation (including accrued interest) and the remainder was received in cash. These transactions closed in July 1998.

On January 20, 1998, the Company consummated the sale of its Baltimore, Maryland television station for $80.0 million. On June 18, 1998, the Company purchased a television station serving the

Atlanta, Georgia, market. On June 18, 1998 the Company acquired the remaining interest in an entity partially owned by the Company, which owned television stations serving the Orlando, Florida, Portland, Oregon and Rapid City, South Dakota markets. The aggregate purchase prices for these transactions was approximately $70.0 million. The proceeds from the sale of the Baltimore station were used, in part, to complete the purchase of the Atlanta station. On June 19, 1998 the Company sold the station serving Portland, Oregon for total cash consideration of $30 million. On October 30, 1998, the Company sold the station serving Rapid City, South Dakota for total consideration of $5.5 million.

As of March 1, 1998, the Company redeemed, at a redemption price of 104.7% of the principal amount, all of Holdco's outstanding 5.875% Convertible Subordinated Debentures (the "Home Shopping Debentures"). The Home Shopping Debentures were all converted by the holders into an aggregate 7,499,022 shares of Common Stock on or prior to the redemption date. In connection with their preemptive mandatory and optional rights with respect to issuances of shares by the Company, Universal exercised its right in connection with the redemption of the Home Shopping Debentures which resulted in the issuance of 9,978,830 USANi LLC shares, generating an increase in minority interest in USANi LLC of $199.6 million. Such amount reduced the Company's deferred purchase price liability by the same amount. Liberty exercised its optional preemptive rights (related to the redemption of the Home Shopping Debentures and the Universal preemptive elections) in exchange for 4,697,327 shares of Common Stock, generating proceeds of $93.9 million. The proceeds were used by USANi LLC to pay down debt outstanding under the Existing Credit Facility. USAi, in turn, invested the $93.9 million in USANi LLC in exchange for 4,697,327 Class A LLC Shares.

On February 20, 1998, the Company's Board of Directors approved the declaration of a dividend to its stockholders in the form of a distribution of one share of Common Stock for each share of common stock outstanding to holders of record as of the close of business on March 12, 1998. The payment date for the dividend was March 26, 1998. The two-for-one stock split also included an identical stock dividend with respect to the Company's Class B Common Stock, paid in the form of one share of Class B Common Stock for each share of Class B Common Stock outstanding as of the close of business on March 12, 1998.

On July 30, 1998, the Company announced that its Board of Directors authorized a stock repurchase program of up to 10 million shares of the Company's outstanding common stock over the next 12 months, on the open market or in negotiated transactions. The amount and timing of purchases, if any, will depend on market conditions and other factors, including the Company's overall capital structure. Funds for these purchases will come from cash on hand or borrowings under the Existing Credit Facility.

On September 28, 1998, Ticketmaster Online was merged with a subsidiary of CitySearch, a publisher of local city guides on the Web (the "CitySearch Merger"), to create Ticketmaster Online-CitySearch. The Company had acquired Ticketmaster Online as part of the Ticketmaster Transaction and has preliminarily allocated to Ticketmaster Online a total of $154.8 million of the goodwill resulting from the Company's acquisition of Ticketmaster. The CitySearch Merger was accounted for using the "reverse purchase" method of accounting, pursuant to which Ticketmaster Online was treated as the acquiring entity for accounting purposes, and the portion of the assets and liabilities of CitySearch acquired were recorded at their respective fair values under the purchase method of accounting.

Prior to the CitySearch Merger, the Company owned approximately 11.8% of CitySearch, which it had purchased for total consideration of $23.0 million. Pursuant to the CitySearch Merger, the Company acquired 50.7% of CitySearch in exchange for an effective 35.2% interest in Ticketmaster Online. The total purchase price for the acquisition of the additional CitySearch interest was approximately $120.9 million, substantially all of which was allocated to goodwill which will be amortized over five years.

In connection with the Ticketmaster Online-CitySearch Transaction, on October 2, 1998, the Company commenced a tender offer to acquire from other TMCS stockholders up to 2,924,339 shares of TMCS common stock. The Company purchased 1,997,502 TMCS shares pursuant to the tender offer, which was completed on November 3, 1998, representing an additional 3.1% interest in CitySearch, for total consideration of $17.3 million. On December 8, 1998, TMCS consummated an initial public offering of its Class B Common Stock. Pursuant to the offering, an aggregate of 8,050,000 shares of TMCS's Class B Common Stock were issued and sold for aggregate net proceeds to TMCS of approximately $104 million. Upon consummation of the TMCS initial public offering, TMCS paid approximately $51 million to USAi as repayment in full (including accrued interest) of a $50 million loan made by USAi to TMCS on August 12, 1998. As of December 31, 1998, USAi beneficially owned 59.5% of the outstanding TMCS common stock, representing 67.3% of the total voting power of TMCS's outstanding common stock.

In connection with the CitySearch Merger, the Company recorded a deferred gain of $65.8 million by exchanging a 35.2% interest in Ticketmaster Online with a basis of $55.1 million for a 50.7% interest in CitySearch, which had a fair value of $120.9 million. The gain was deferred because the stockholders of CitySearch had various put options on their TMCS stock to USAi, which options terminated upon the completion of the December 1998 initial public offering of TMCS Class B Common Stock. This gain was recognized at the time of the completion of the TMCS initial public offering.

CitySearch has experienced significant losses during its startup phase and the Company expects TMCS to continue to incur losses for the foreseeable future as it rolls out its product into new markets. As of December 31, 1998, TMCS had approximately $100 million in cash which it believes is sufficient to cover losses for the foreseeable future.

In Management's opinion, available cash, internally generated funds and available borrowings will provide sufficient capital resources to meet the Company's foreseeable needs.

During the nine months ended September 30, 1998, the Company did not pay any cash dividends, and none are permitted under the Existing Credit Facility.

OTHER MATTERS

The Company is currently working to resolve the potential impact of the year 2000 on the processing of date-sensitive information by the Company's computerized information systems. The year 2000 problem is the result of computer programs being written using two digits (rather than four) to define the applicable year. Any of the Company's programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000 which could result in miscalculation or system failures. Various systems could be affected ranging from complex information technology ("IT") computer systems to non-information technology ("non-IT") devices such as an individual machine's programmable logic controller.

The Company is currently conducting a detailed assessment of all of its IT and non-IT hardware and software to assess the scope of its year 2000 issue. The Company has potential exposure in technological operations within the sole control of the Company and in technological operations which are dependent in some way on one or more third parties. The Company believes that it has preliminarily identified all significant technological areas within its control. The Company has initiated communications with significant vendors and customers to confirm their plans to become Year 2000 compliant and is assessing any possible risk to or effects on the Company's operations. The Company believes that, with respect to technological operations which are dependent on third parties, the significant areas of potential risk are the ability of cable operators to receive the signal transmission of USA Network, The Sci-Fi Channel and the HSN Services, and the ability of banks and credit card processors to process credit card transactions. The Company expects its Year 2000 assessment, remediation, implementation and testing to be completed by the second quarter of 1999 with the exception of certain of its systems at Ticketmaster which are scheduled to be completed by October 1999.

Because the assessment is still in progress, it is not possible at this time to predict with any reasonable certainty the total cost to remediate all Year 2000 issues. However, the Company believes that the total costs associated with the Year 2000 issue will not exceed $10 million (exclusive of capital expenditures that are currently planned to replace existing hardware and software systems as part of the Company's ongoing efforts to upgrade its infrastructure and systems). The figure will be revised as a result of further assessment.

Accordingly, based on existing information, the Company believes that the costs of addressing potential problems will not have a material adverse effect on the Company's financial position, results of operations or cash flows in future periods. However, if the Company, its customers or vendors were unable to resolve such issues in a timely manner, it could result in a material adverse effect on the Company's financial position, results of operations or cash flows. The Company plans to devote the necessary resources to resolve all significant year 2000 issues in a timely manner.

The Company is currently focusing its efforts on identification and remediation of its Year 2000 exposures and has not yet developed contingency plans in the event it does not successfully complete all phases of its Year 2000 program. The Company intends to examine its status in the first quarter of 1999, and periodically thereafter, to determine whether such plans are necessary.

SEASONALITY

The Company's businesses are subject to the effects of seasonality. Consequently, the operating results for the quarter and nine months ended September 30, 1998 for each line of business, and for the Company as a whole, are not necessarily indicative of results for the full year.

Networks and Television Production revenues are influenced by advertiser demand and the seasonal nature of programming, and generally peak in the spring and fall.

The Company believes seasonality impacts its Electronic Retailing segment but not to the same extent it impacts the retail industry in general.

Ticketing Operations revenues are occasionally impacted by fluctuation in the availability of events for sale to the public.

                                    BUSINESS

GENERAL

The Company, through its subsidiaries, is a leading media and electronic commerce company. The Company is organized along five principal lines of business:

- NETWORKS AND TELEVISION PRODUCTION, which includes Networks and Studios USA. Networks operates USA Network and The Sci-Fi Channel cable television networks and Studios USA produces and distributes television programming.

- TELEVISION BROADCASTING, which includes television stations.

- ELECTRONIC RETAILING, which consists primarily of the Home Shopping Network and America's Store, which are engaged in the electronic retailing business.

- TICKETING OPERATIONS, which primarily represents Ticketmaster, the leading provider of automated ticketing services in the United States, and Ticketmaster Online, Ticketmaster's exclusive agent for online ticket sales.

- INTERNET SERVICES, which represents the Company's online retailing networks business and CitySearch online local city guide business.

USANi LLC is an indirect subsidiary of the Company that holds virtually all of the Company's businesses other than Ticketmaster, Ticketmaster Online-CitySearch and USA Broadcasting. USANi LLC was formed on February 12, 1998 in connection with the Universal Transaction. USANi LLC was formed primarily to hold the Company's non-broadcast businesses in order to comply with FCC restrictions on foreign ownership of entities controlling domestic television broadcast licenses and for certain other tax and regulatory reasons. See "Corporate History."

NETWORKS AND TELEVISION PRODUCTION

Networks

Networks operates two domestic advertiser-supported 24-hour cable television networks -- USA Network and The Sci-Fi Channel. Since its inception in 1977, USA Network has grown into one of the nation's most widely distributed and viewed satellite-delivered television networks. According to Nielsen Media Research, as of December 1998, USA Network was available in approximately 75.2 million U.S. households (76% of the total U.S. households with televisions). For the 1998 year, USA Network earned the highest primetime rating of any domestic basic cable network, with an average rating of 2.3 in primetime for the 12-month period (Source: Nielsen Media Research). USA Network is a general entertainment network featuring original series and movies, theatrical movies, off-network television series and major sporting events, designed to appeal to the available audiences during particular viewing hours. In general, USA Network's programming is targeted at viewers between the ages of 18 to 54.

The Sci-Fi Channel was launched in 1992. It has been one of the fastest-growing satellite-delivered networks since its inception. According to Nielsen Media Research, as of December 1998, The Sci-Fi Channel was available in 52.6 million U.S. households (53% of the total U.S. households with televisions). The Sci-Fi Channel features science fiction, horror, fantasy and science-fact oriented programming. In general, The Sci-Fi Channel's programming is designed to appeal to viewers between the ages of 18 to 49. According to Nielsen Media Research, the Sci-Fi Channel averaged a prime time 0.9 rating for the fourth quarter of 1998, a 50% gain over its fourth quarter 1997 average.

USA Network and The Sci-Fi Channel derive virtually all of their revenues from two sources. The first is the per-subscriber fees paid by the cable operators and other distributors. The second is from the sale of advertising time within the programming carried on each of the networks. TCI, which is the parent company of Liberty, and Time Warner together represent nearly 40% of USA Network's distribution and more than 30% of The Sci-Fi Channel's distribution. The Company is currently in negotiations with TCI to renew its distribution agreement for USA Network. See "Certain Relationships and Related Party Transactions -- Relationship with Liberty."

PROGRAMMING AND TRANSMISSION. Presently, USA Network's program line-up features original series, produced exclusively for USA Network, including the following:
La Femme Nikita, Silk Stalkings and Pacific Blue. USA Network also exhibits approximately 22 movies produced exclusively for it each year. USA Network's programming includes off-network series such as Baywatch and Walker, Texas Ranger and major theatrically-released feature films. USA Network is home to exclusive midweek coverage of the U.S. Open Tennis Championships and early round coverage of The Masters and major PGA Tour golf events.

USA Network typically enters into long-term agreements for its major off-network series programming. Its original series commitments usually start with less than a full year's commitment, but contain options for further production over several years. USA Network is planning to produce some original programming to enable it to control all of the rights to such programs. These original productions will include both series and made-for-television movies. USA Network acquires theatrical films in both their "network" windows and "pre-syndication" windows. Under these arrangements, the acquisition of such rights is often concluded many years before the actual exhibition of the films begins on the network. USA Network's original films start production less than a year prior to their initial exhibition. USA Network typically obtains the right to exhibit both its acquired theatrical films and original films numerous times over multiple year periods.

The Sci-Fi Channel's program lineup includes original programs produced specifically for it, such as Sliders and Mystery Science Theater 3000 (and starting in March 1999, is expected to include Farscape and Poltergeist), as well as science fiction movies and classic science fiction series, such as the original Star Trek, The Twilight Zone and Quantum Leap. The Sci-Fi Channel's programming arrangements for off-network series, original series, theatrical movies and original movies are similar to those entered into by USA Network.

USA Network and The Sci-Fi Channel each distribute their programming service on a 24-hour per day, seven day per week basis. Both networks are distributed in all 50 states and Puerto Rico via satellite for distribution by cable television systems and direct broadcast satellite systems and for satellite antenna owners by means of satellite transponders owned and leased by Networks. Any cable television system or individual satellite dish owner in the United States and its territories and possessions equipped with standard satellite receiving facilities is capable of receiving Networks' programs.

Networks has the full-time use of four transponders on two domestic communications satellites, although one of those transponders has been subleased, and is available only in the event of certain catastrophic events. Like Home Shopping Network, each of the transponders is a "protected" transponder. A transponder failure that would necessitate a move to another transponder on the same satellite would not result in any significant interruption of service to those that receive Networks' programs. However, a failure that would necessitate a move to another satellite temporarily may affect the number of cable systems which receive Networks programs (as well as other programming carried on the failed satellite) because of the need to install equipment or to reorient earth stations. The projected ends of life of the two satellites utilized by Networks are May, 2004 and March, 2006, respectively.

Networks' control of two different transponders on each of two different satellites would enable it to continue transmission of its programs should either one of the satellites fail. Although Networks

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

believes it is taking every reasonable measure to ensure its continued satellite transmission capability, there can be no assurance that termination or interruption of satellite transmission will not occur. Such a termination or interruption of service by one or both of these satellites could have a material adverse effect on the operations and financial condition of the Company. The availability of replacement satellites and transponders is dependent on a number of factors over which Networks has no control, including competition among prospective users for available transponders and the availability of satellite launching facilities for replacement satellites.

Each of the networks enters into agreements with cable operators and other distributors which agree to carry the programming service, generally as part of a package with other advertiser-supported programming services. These agreements are multi-year arrangements in which the distributor pays Networks a fee for each subscriber to the particular programming service.

Television Production

The Company through Studios USA produces and distributes television programs and motion picture films intended for initial exhibition on television and home video in both domestic and international markets. These productions include original programming for network television, first-run syndication through local television stations, pay television, basic cable and home video and made-for-television movies. Studios USA also is the exclusive domestic distributor of the Universal television library.

Studios USA and its predecessor companies have produced programming for network television since the early 1950s and Studios USA remains a major supplier of network and first-run syndication programming today, including Law & Order,
Hercules: The Legendary Journeys and Xena: Warrior Princess. For the 1998/1999 broadcast season, Studios USA is launching two new series for CBS and one new sitcom series for ABC. Studios USA generally retains foreign and off-network distribution rights for programming originally produced for television networks. In addition, Studios USA distributes original television programming in domestic markets for first-run syndication as well as exhibition on basic cable and other media and generally retains foreign distribution rights.

Television production generally includes four steps: development, pre-production, principal photography and post-production. The production/distribution cycle represents the period of time from development of the property through distribution and varies depending upon such factors as type of product and primary form of exhibition. Pursuant to a facilities lease agreement, Studios USA's production activities are centered on the Universal production lot. Some television programs and films are produced, in whole or in part, at other locations both inside and outside the United States.

Development of television programs and films begins with ideas and concepts of producers and writers, which form the basis of a television series or film. Producers and writers are frequently signed to term agreements generally providing Studios USA with exclusive use of their services for a term ranging from one to five years in the case of producers and one to two years in the case of writers. Term agreements are signed with such talent to develop network comedy and drama and first-run syndication programming. Term agreements are also signed with actors, binding them to Studios USA for a period of time during which Studios USA attempts to attach them to a series under development. These term agreements represent a significant investment for Studios USA.

In the case of network development, the ideas and concepts developed by producers and writers are presented to broadcast networks to receive their approval to develop a "pilot" that could possibly become a commitment from the network to license a minimum number of episodes based on the pilot. In general, the production cycle for network programming begins with the presentation of pilot concepts to network broadcasters in the fall of each year. Each May, networks release their fall schedules, committing to the series production of pilots, renewing existing programs and canceling others. Networks typically commit to seven to thirteen episodes for such new series with options to acquire additional episodes for a negotiated license fee and twenty-two episodes for a renewed series. Production on these series begins in June and continues through March, depending upon the network commitment. The network broadcast season runs from September through May. Studios USA incurs production costs throughout the production cycle up through completion of an episode while networks remit a portion of the license fees to Studios USA upon commencement of episodic production and a portion upon delivery of episodes.

Several of Studios USA's subsidiary companies are individually and separately engaged in the development and/or production of television programs. Certain of these subsidiaries are also signatories to various collective bargaining agreements within the entertainment industry. The most significant of these are the agreements with the Writers Guild of America ("WGA"), the Directors Guild of America ("DGA") and the Screen Actors Guild ("SAG"), which agreements typically have a term of several years and then require re-negotiation.

TELEVISION PRODUCTION CUSTOMERS. Studios USA produces television films for the U.S. broadcast networks for prime time television exhibition. Certain television films are initially licensed for network television exhibition in the U.S. and are simultaneously syndicated outside the U.S. Historically, Studios USA' customers for network television film product have been concentrated with the three established major U.S. television networks -- ABC, CBS and NBC. In recent years, Fox Broadcasting, UPN and the WB Network have created new networks, decreasing to some extent Studios USA' dependence on ABC, CBS and NBC and expanding the outlets for its network product. Revenue from licensing agreements is recognized in the period that the films are first available for telecast. Programming consists of various weekly series and "made for television" feature length films. 1998 network programming includes the returning production Law & Order and three new series -- Payne and Turks on CBS, and Brothers Keeper on ABC. In the initial telecast season, the network license provides for the production of a minimum number of episodes, with the network having the option to order additional episodes for both the current and future television seasons. Network licenses give the networks the exclusive right to telecast new episodes of a given series for a period of time, generally four to five years. The success of any one series may be influenced by the time period in which the network airs the series, the strength of the programs against which it competes, promotion of the series by the network and the overall commitment of the network to the series.

In addition to the broadcast networks, Studios USA has had a long-standing relationship with USA Network, The Sci-Fi Channel, and Sci-Fi Europe (which was contributed to the joint venture between Universal and the Company), producing original programming and licensing off-network and off-syndication product. In recent years, Studios USA has typically licensed seven to ten made-for-television movies per year to USA Network and has produced the original series Weird Science and Campus Cops for the network. Studios USA is currently producing the original series Sliders for The Sci-Fi Channel and has licensed 48 previously developed episodes of Sliders that had originally aired on the Fox Network. Studios USA has licensed to USA Network off-syndication episodes of
Hercules: The Legendary Journeys and Xena: Warrior Princess and off-network episodes of New York Undercover.

Studios USA also produces television film product that is initially syndicated directly to independent television stations for airing throughout the broadcast day and to network affiliated stations for non-primetime airing. 1998 first-run syndication programming includes one hour weekly series including returning productions of Hercules: The Legendary Journeys and Xena: Warrior Princess as well as the initial year production of Young Hercules and talk shows including returning productions of The Sally Jessy Raphael Show and The Jerry Springer Show. In addition, in the fall of 1998, Studios USA launched Maury, hosted by talk show veteran Maury Povich.

Studios USA licenses television film product to independent stations and directly to network affiliated stations in return for either a cash license fee, barter or part-barter and part-cash. Barter syndication is the process whereby Studios USA obtains commitments from television stations to broadcast a program in certain agreed upon time periods. Studios USA retains advertising time in the program in lieu of receiving a cash license fee, and sells such retained advertising time for its own account to national advertisers at rates based on the projected number of viewers. By placing the program with television stations throughout the United States, an "ad hoc" network of stations is created to carry the program. The creation of this ad hoc network of stations, typically representing a penetration of at least 80% of total U.S. television households, enables Studios USA to sell the commercial advertising time through advertising agencies for sponsors desiring national coverage. The rates charged for this advertising time are typically lower than rates charged by U.S. broadcast networks for similar demographics since the networks' coverage of the markets is generally greater. In order to create this ad hoc network of stations and reach 80% of total U.S. television households, Studios USA must syndicate its programming with stations that are owned and operated by the major broadcast networks and station groups, which are essentially entities which own many stations in the major broadcast markets across the United States. Without commitments from broadcast network stations and station groups, the necessary market penetration may not be achieved which may adversely affect the chances of success in the first-run syndication market.

Generally, television films produced for broadcast or cable networks or barter syndication provide license fees and/or advertising revenues that cover only a portion of the anticipated production costs. The recoverability of the balance of the production costs and the realization of profits, if any, is dependent upon the success of other exploitation including international syndication licenses, subsequent basic cable and domestic syndication licenses, releases in the home video market, merchandising and other uses. Pursuant to an agreement with Universal, Studios USA has the right to include eligible product in Universal's international free television output and volume agreements with television broadcasters in major international territories. These agreements represent a substantial revenue source for Studios USA.

DISTRIBUTION. In general, during a series' initial production years (i.e., seasons one to four), domestic network and international revenues fall short of production costs. As a result, the series will likely remain in a deficit position until sold in the domestic syndication market. The series will be available for airing in the off-network syndication market after a network's exclusivity period ends, typically the September following the completion of the third or fourth network season (or the subsequent season if the series was a mid-season order). For a successful series, the syndication sales process generally begins during the third network season. The price that a series will command in syndication is a function of supply and demand. Studios USA syndicated series are sold for cash and/or bartered services (i.e., advertising time) for a period of at least five years. Barter transactions have played an increasingly important role in the syndication process as they can represent a majority of the distributor's syndication revenue.

Studios USA will distribute its current programming domestically. In addition, the Company and Universal have agreed that Studios USA will have the exclusive right to distribute domestically Universal's large television library, with programming dating back to the 1950s and including such series as Alfred Hitchcock Presents; The Virginian; Marcus Welby, M.D.; Dragnet; Columbo; Kojak; The Rockford Files; Murder She Wrote; Magnum P.I.; Miami Vice; Coach and Northern Exposure. Studios USA also has the exclusive right, with limited exceptions, to distribute domestically television programming produced by Universal during the next 15 years.

In addition, the Company and Universal have agreed that Universal will have the exclusive right, again with limited exceptions, to distribute all Studios USA programming internationally. In that regard, Universal has recently signed several output and volume agreements with international television broadcasters that include programming produced by Studios USA. In May 1996, Universal signed a free television output and co-production agreement with Germany's RTL. The ten-year agreement covers all new and existing product distributed by Universal to RTL, UFA and CLT broadcasting outlets in Germany and other German-speaking territories and provides that RTL will co-produce a minimum number of series from Universal and Studios USA over the term of the agreement, providing a portion of each series' production costs. With regard to the output arrangement, RTL has exclusive first-run free television rights in its territories to carry every series and television movie made by Universal and Studios USA during the term of the agreement. In 1997, Universal signed similar volume agreements in France, Spain, Italy and the United Kingdom in which the licensor generally committed to license a minimum number per year of first-run series and first-run television movies during a specified term in the territory. Pursuant to the terms of the international distribution agreement between the Company and Universal, the Company's eligible programming will have the first right to participate in Universal's international output and volume agreements with international television broadcasters, including in Germany, France, Spain, Italy and the United Kingdom.

Studios USA also produces "direct to video" programming. Studios USA has licensed a third party to sell videos of The Jerry Springer Show that contain portions of previously produced programs that had been edited out when the episodes aired on television.

TELEVISION BROADCASTING

The Company's television broadcasting operations are conducted through USA Broadcasting. USA Broadcasting, through its wholly owned subsidiaries, owns and operates 13 full-power UHF television stations, including one satellite station, which comprise the USA Station Group. The USA Station Group owns television stations in 12 of the nation's top 22 markets, including seven of the top 10 markets, which reach approximately 31% of television households in the United States. USA Broadcasting also owns minority interests in an additional four full-power UHF television stations which reach approximately 7% of television households in the United States.

With the exception of the television stations serving the Miami/Ft. Lauderdale and Atlanta markets, each of USA Broadcasting's full-power television stations airs Home Shopping Network's electronic-retail sales programming. Contingent upon consideration of the possible impact on Home Shopping Network in each market, as part of its efforts to maximize the value of the USA Broadcasting stations, the Company intends over time to disaffiliate the USA Station Group stations from Home Shopping Network and develop and program the stations independently.

                      SUMMARY OF USA STATION GROUP MARKETS

                                                                           HOUSEHOLDS IN
                                                                            DESIGNATED                LICENSE
TELEVISION                                   CHANNEL      METROPOLITAN      MARKET AREA      DMA     EXPIRATION
STATION                     CITY OF LICENSE    NO.        AREA SERVED       ("DMA")(1)     RANK(1)      DATE
----------                  ---------------  -------   ------------------  -------------   -------   ----------
WHSE-TV(2)................  Newark, NJ         68      New York, NY          6,755,510        1         6/1/99
WHSI-TV(2)................  Smithtown, NY      67      New York, NY          6,755,510        1         6/1/99
KHSC-TV...................  Ontario, CA        46      Los Angeles, CA       5,009,230        2        12/1/06
WEHS-TV...................  Aurora, IL         60      Chicago, IL           3,140,460        3        12/1/05
WHSP-TV...................  Vineland, NJ       65      Philadelphia, PA      2,659,260        4         6/1/99
WHSH-TV...................  Marlborough, MA    66      Boston, MA            2,174,300        6         4/1/99(3)
KHSX-TV...................  Irving, TX         49      Dallas, TX            1,899,330        8         8/1/06
WNGM-TV...................  Athens, GA         34      Atlanta, GA           1,674,700       10         4/1/05
KHSH-TV...................  Alvin, TX          67      Houston, TX           1,624,340       11         8/1/06
WQHS-TV...................  Cleveland, OH      61      Cleveland, OH         1,469,010       13        10/1/05
WBHS-TV...................  Tampa, FL          50      Tampa/                1,435,520       15         2/1/05
                                                       St. Petersburg, FL
WAMI-TV...................  Hollywood, FL      69      Miami, FL             1,385,940       16         2/1/05
WBSF-TV...................  Melbourne, FL      43      Orlando, FL           1,041,380       22         2/1/05

-------------------------

(1) Estimates by Nielsen Marketing Research as of January 1998. For multiple ownership purposes, the FCC attributes only 50% of a market Area of Dominant Influence ("ADI") reach to UHF stations. Arbitron ADI's, like Nielsen DMA's, are measurements of television households in television markets throughout the country. For the Company's purposes, ADI and DMA measurements do not materially differ.

(2) Operating as a satellite of WHSE-TV, WHSI-TV primarily rebroadcasts the signal of WHSE-TV. Together, the two stations serve the metropolitan New York City television market and are considered one station for FCC multiple ownership purposes.

(3) Renewal pending.

Broadcast Station Transactions

In January 1998, certain entities controlled by the Company sold to United Television, Inc. the assets of television station WHSW-TV, Baltimore, Maryland for $80 million.

In June 1998, certain entities controlled by the Company acquired from Paxson Communications of Atlanta-14, Inc. the assets of television station WNGM-TV, Channel 34, Athens, Georgia which serves the Atlanta metropolitan area for $50 million.

In June 1998, USA Broadcasting acquired all of the membership interests of Blackstar L.L.C. ("Blackstar"), other than those already owned by USA Broadcasting, for $17 million, plus $1.5 million as consideration for consulting agreements by two of the selling members. At the time, Blackstar was the parent company of the licensees of television stations WBSF(TV), Melbourne, Florida and KBSP-TV, Salem, Oregon, which serve all or portions of the metropolitan areas of Orlando, Florida and Portland, Oregon, respectively. Both of these television stations were affiliates of Home Shopping Network and carried Home Shopping Network programming on a substantially full-time basis. Blackstar was also the parent company of the licensee of television station KEVN-TV, Rapid City, South Dakota, and its satellite station, KIVV-TV, licensed to Lead-Deadwood, South Dakota, both of which are affiliated with, and carry the programming of, Fox Broadcasting Company.

Concurrently with USA Broadcasting's acquisition of the remaining membership interests of Blackstar, Blackstar sold the assets of the Salem, Oregon television station to Paxson Communications Corporation, and Home Shopping Network terminated the Home Shopping Network affiliation of the station for other consideration. On October 30, 1998, Blackstar sold the stock of the entity controlling the South Dakota television stations to Mission TV, LLC.

SF Broadcasting consisted of SF Multistations, Inc. ("SF Multistations"), and its wholly owned subsidiaries, which owned television station KHON-TV, Honolulu, Hawaii (with its satellite stations KAII(TV), Wailuku, Hawaii and KHAW(TV), Hilo, Hawaii); WALA-TV, Mobile, Alabama; and WVUE-TV, New Orleans, Louisiana, and SF Broadcasting of Wisconsin, Inc. ("SF Wisconsin") and its wholly owned subsidiaries, which owned WLUK, Green Bay, Wisconsin. Savoy Stations, Inc. ("Savoy Stations"), an indirect wholly owned subsidiary of the Company, owned 50% of the common equity and 100% of the voting stock of each of SF Wisconsin and SF Multistations. A subsidiary of Fox Television Stations, Inc. owned 50% of the common equity of SF Multistations and SF Wisconsin. On July 16, 1998, SF Multistations and SF Wisconsin sold the assets of their stations to Emmis Communications Corporation for $307 million.

As of December 31, 1998, USA Broadcasting and its affiliates held minority interests in several television stations as described below:

An affiliate of USA Broadcasting owns a 45% nonvoting common stock interest in the following entities: Roberts Broadcasting Company, which owns Station WHSL(TV), East St. Louis, Illinois, serving the St. Louis, Missouri metropolitan area; Urban Broadcasting Corporation ("Urban"), which owns Station WTMW(TV), Arlington, Virginia, serving the Washington, D.C. metropolitan area; and Roberts Broadcasting Company of Denver, which owns Station KTVJ(TV), Boulder, Colorado, serving the Denver, Colorado metropolitan area. All of these stations carry Home Shopping Network programming. Various court actions are pending among various subsidiaries of the Company involving, among other things, performance issues concerning the affiliation agreements for each of the aforementioned stations.

On April 26, 1996, Channel 66 of Vallejo, California, Inc. ("Channel 66"), an entity in which an affiliate of USA Broadcasting holds a 49% nonvoting common stock interest, consummated the acquisition of Station KPST-TV, Vallejo, California which serves the San Francisco market.

A subsidiary of USA Broadcasting has an option to purchase a 45% nonvoting common stock interest in Jovon Broadcasting Company ("Jovon"), the licensee of Station WJYS(TV), Hammond, Indiana, serving the Chicago, Illinois television market. Jovon has contested the validity of the option. See "-- Legal Proceedings." The licensee of WJYS(TV) has filed a petition with the FCC that questions whether the FCC, in a 1996 ruling, intended to rewrite the option to permit a partial exercise. The Company has opposed that petition. In addition, the Company is seeking, in a Florida court, action to enforce its rights under the option.

LPTV Stations

The Company's 26 low power television stations (the "LPTV Stations") are located in the New York, New York; Atlanta, Georgia; St. Petersburg, Florida; St. Louis, Missouri; Knoxville, Tennessee; Minneapolis, Minnesota; New Orleans, Louisiana; Roanoke, Virginia; Tucson, Arizona; Tulsa, Oklahoma; Wichita, Kansas; Columbus, Ohio; Kansas City, Missouri; Springfield, Illinois; Huntington, West Virginia; Champaign, Illinois; Toledo, Ohio; Portsmouth, Virginia; Raleigh, North Carolina; Des Moines, Iowa; Shreveport, Louisiana; Spokane, Washington; Pensacola, Florida; Birmingham, Alabama; Mobile, Alabama; and Jacksonville, Florida areas. The Company's LPTV Stations, for the most part, carry America's Store. The LPTV Stations have an average coverage radius of 10-12 miles and an average transmitter power of 1,000-2,000 watts. This contrasts with the

Company's full-power UHF television stations, which cover an average radius of 45-55 miles and have an average transmitter power of 120,000 watts. Each of the LPTV Stations are regarded by the FCC as having secondary status to full power stations and are subject to being displaced by changes in full power stations resulting from digital television allotments.

PROGRAMMING. Each of the USA Station Group stations ("USA Stations") (other than the stations in the Miami/Ft. Lauderdale and Atlanta markets), through the applicable subsidiaries, broadcasts Home Shopping Network for approximately 164 hours per week. As part of its efforts to maximize the value of the USA Station Group, the Company intends over time, subject to consideration of the possible impact on Home Shopping Network on a market by market basis, to disaffiliate the USA Station Group stations from Home Shopping Network and develop and program the stations independently. In June 1998, USA Broadcasting implemented its plans to disaffiliate WAMI-TV, its television station in the Miami/Ft. Lauderdale market. Instead of Home Shopping Network programming, the station now airs news, sports and entertainment programming.

Upon disaffiliation, substantial expenditures are and will be required to develop USA Broadcasting programming and promotions on the USA Stations, which, during this developmental and transitional stage, would not be offset by sufficient advertising revenues. Additionally, the Company may also incur additional expenses and cash outflows (including the making of up-front payments), which could be substantial, in connection with entering into cable distribution agreements to secure carriage of Home Shopping Network programming and/or the USA Stations' programming. Furthermore, disaffiliation will disrupt Home Shopping Network's ability to reach some of its existing customers which may cause a reduction in the Company's revenues. The Company believes that the process of disaffiliation can be successfully managed to minimize these adverse consequences while maximizing the value of the USA Stations.

There can be no assurance that, if Home Shopping Network and the USA Stations disaffiliate, the Company will be successful in its strategy to develop and broadcast new programming formats, whether on a local or national basis, or that the Company will be able to find other means of distributing its Home Shopping Network programming on favorable terms to the households in the broadcast areas currently served by USA Station Group stations. The consequences of any of the foregoing decisions will impact the business, financial condition and results of operations of the Company.

ELECTRONIC RETAILING

Home Shopping Network sells a variety of consumer goods and services by means of live, customer-interactive electronic retail sales programs which are transmitted via satellite to cable television systems, affiliated broadcast television stations and satellite dish receivers. Home Shopping Network operates two retail sales programs, Home Shopping Network ("Home Shopping Network" or "HSN") and America's Store, each 24 hours a day, seven days a week.

Home Shopping Network retail sales and programming are intended to promote sales and customer loyalty through a combination of product quality, price and value, coupled with product information and entertainment. The HSN Services are carried by cable television systems and broadcast television stations throughout the country. The HSN Services are divided into segments which are televised live with a host who presents the merchandise, sometimes with the assistance of a guest representing the product vendor, and conveys information relating to the product. Viewers purchase products by calling a toll-free telephone number. According to Nielsen Media Research, as of December 31, 1998, Home Shopping Network was available in approximately 69.3 million unduplicated households, including approximately 53.4 million cable households.

The following table highlights the changes in the estimated unduplicated television household reach of HSN, Home Shopping Network's primary service, by category of access for the year ended December 31, 1998:

                                                 CABLE    BROADCAST   SATELLITE   TOTAL
                                                 ------   ---------   ---------   ------
                                                      (IN THOUSANDS OF HOUSEHOLDS)
Households -- December 31, 1997................  51,362    16,645       2,100     70,107
Net additions/(deletions)......................   1,592    (2,302)        (72)      (782)
Shift in classification........................     501      (501)          0          0
Change in Nielsen household counts.............      --         0           0          0
                                                 ------    ------       -----     ------
Households -- December 31, 1998................  53,455    13,842       2,028     69,325
                                                 ======    ======       =====     ======

Households capable of receiving both broadcast and cable transmissions are included under cable and therefore are excluded from broadcast to present unduplicated household reach. Cable households included 5.0 million and 4.0 million direct broadcast satellite ("dbs") households at December 31, 1998 and 1997, respectively, and therefore are excluded from satellite.

According to industry sources, as of December 31, 1998, there were 98.0 million homes in the United States with a television set, 67.0 million basic cable television subscribers and 2.0 million homes with satellite dish receivers, excluding dbs.

As of December 31, 1998, America's Store reached approximately 9.5 million cable television households of which 3.6 million were on a part-time basis. Of the total cable television households receiving America's Store, 7.7 million also receive HSN.

Customer Service and Return Policy

Home Shopping Network believes that satisfied customers will be loyal and will purchase merchandise on a regular basis. Accordingly, Home Shopping Network has customer service personnel and computerized voice response units (the "VRU") available to handle calls relating to customer inquiries 24 hours a day, seven days a week. Generally, any item purchased from Home Shopping Network may be returned within 30 days for a full refund of the purchase price, including the original shipping and handling charges.

Distribution, Data Processing and Telecommunications

Home Shopping Network's fulfillment subsidiaries store, service and ship merchandise from warehouses located in Salem, Virginia and Waterloo, Iowa. Generally, merchandise is delivered to customers within seven to ten business days of the receipt by Home Shopping Network of the customer's payment for an order.

Home Shopping Network currently operates multiple main frame and distributed computing platforms and has extensive computer systems which track purchase orders, inventory, sales, payments, credit authorization, and delivery of merchandise to customers. During 1998, Home Shopping Network took steps to upgrade many of its computer systems which will continue through 1999.

Home Shopping Network has digital telephone and switching systems and utilizes the VRU, which allows callers to place their orders by means of touch tone input or to be transferred to an operator.

Product Purchasing and Liquidation

Home Shopping Network purchases merchandise made to its specifications, merchandise from manufacturers' lines, merchandise offered under certain exclusive rights and overstock inventories of wholesalers. The mix of products and source of such merchandise depends upon a variety of factors including price and availability. Home Shopping Network generally does not have long-term commitments with its vendors, and there are various sources of supply available for each category of merchandise sold.

Home Shopping Network's product offerings include: jewelry; hardgoods, which include fitness products, consumer electronics, collectibles, housewares, and consumables; health and beauty, which consists primarily of cosmetics; softgoods, which consist primarily of apparel; and fashion accessories. For 1998, jewelry, hardgoods, health and beauty, softgoods and fashion accessories accounted for approximately 28.7%, 40.6%, 14.3%, 12.1% and 4.3%, respectively, of Home Shopping Network's net sales.

Home Shopping Network liquidates excess inventory through its four outlet stores located in the Tampa Bay and Orlando areas and one outlet store in the Chicago area which opened in November 1998. Damaged merchandise is liquidated by Home Shopping Network through traditional channels.

Transmission and Programming

Home Shopping Network produces the HSN Services in its studios located in St. Petersburg, Florida. The HSN Services are distributed to cable television systems, broadcast television stations, dbs and satellite antenna owners by means of Home Shopping Network's satellite uplink facilities to satellite transponders leased by Home Shopping Network. Any cable television system, broadcast television station or individual satellite dish owner in the United States and the Caribbean Islands equipped with standard satellite receiving facilities is capable of receiving the HSN Services.

Home Shopping Network has lease agreements securing full-time use of three transponders on three domestic communications satellites, although one of those transponders has been subleased as described below. Each of the transponder lease agreements grants Home Shopping Network "protected" rights. When the carrier provides services to a customer on a "protected" basis, replacement transponders (i.e., spare or unassigned transponders) on the satellite may be used in the event the "protected" transponder fails. Should there be no replacement transponders available, the "protected" customer will displace a "preemptible" transponder customer on the same satellite. The carrier also maintains a protection satellite and should a satellite fail completely, all "protected" transponders would be moved to the protection satellite which is available on a "first fail, first served" basis.

Use of the transponder which Home Shopping Network subleases may, however, be preempted in order to satisfy the owner's obligations to provide the transponder to another lessee on the satellite in the event that the other lessee cannot be restored to service through the use of spare or reserve transponders (the "Special Termination Right"). As of June 5, 1995, Home Shopping Network discontinued use of this satellite transponder for which it has a non-cancelable operating lease calling for monthly payments of approximately $150,000 through December 31, 2006. In 1996, Home Shopping Network subleased this satellite transponder for a term of 10 years with an option to cancel after four years. The monthly sublease rental is in excess of the monthly payment.

A transponder failure that would necessitate a move to another transponder on the same satellite would not result in any significant interruption of service to the cable systems and/or television stations which receive the HSN Services. However, a failure that would necessitate a move to another satellite may temporarily affect the number of cable systems and/or television stations which receive the HSN Services (as well as all other programming carried on the failed satellite) because of the need to install equipment or to reorient earth stations.

The terms of two of the satellite transponder leases utilized by Home Shopping Network are for the life of the satellites, which are projected through 2004. The term of the third subleased satellite is through December 31, 2006, subject to earlier implementation of the Special Termination Right.

Home Shopping Network's access to two transponders pursuant to long-term agreements would enable it to continue transmission of HSN should either one of the satellites fail. Although Home Shopping Network believes it is taking every reasonable measure to ensure its continued satellite transmission capability, there can be no assurance that termination or interruption of satellite transmissions will not occur. Such a termination or interruption of service by one or both of these satellites could have a material adverse effect on the operations and financial condition of the Company.

The availability of replacement satellites and transponder time beyond current leases is dependent on a number of factors over which Home Shopping Network has no control, including competition among prospective users for available transponders and the availability of satellite launching facilities for replacement satellites.

The FCC grants licenses to construct and operate satellite uplink facilities which transmit signals to satellites. These licenses are generally issued without a hearing if suitable frequencies are available. Home Shopping Network has been granted two licenses for operation of C-band satellite transmission facilities and two licenses for operation of KU-band satellite transmission facilities on a permanent basis in Clearwater and St. Petersburg, Florida.

Affiliation Agreements with Cable Operators

Home Shopping Network has entered into affiliation agreements with cable system operators to carry HSN, America's Store, or both services. The agreements have terms ranging from 3 to 14 years, and obligate the cable operator to assist with the promotional efforts of Home Shopping Network by carrying commercials promoting HSN and America's Store and by distributing Home Shopping Network's marketing materials to the cable operator's subscribers. All cable operators receive a commission of 5 percent of the net merchandise sales within the cable operator's franchise area, regardless of whether the sale originated from a cable or a broadcast household. With larger, multiple system operators, Home Shopping Network has agreed to provide additional compensation, e.g., by purchasing advertising availabilities from cable operators on other programming networks, by establishing commission guarantees for the operator, or by making an upfront payment to the operator in return for commitments to deliver a minimum number of HSN subscribers for a certain number of years.

Affiliation Agreements with Television Stations

Home Shopping Network has entered into affiliation agreements with television stations to carry HSN or America's Store. In addition to the 13 owned and operated full power and 26 low power television stations owned by the Company as of December 31, 1998, the Company has affiliation agreements with 8 full-time, full power stations, 35 part-time, full power stations and 38 low power stations. The Company has a minority ownership interest in 4 of the full-time, full power stations. The affiliation agreements have terms ranging from four weeks to fourteen years. All television station affiliates other than stations owned by the Company receive an hourly or monthly fixed rate for airing the HSN Services. Full power television signals are carried by cable operators within a station's coverage area. See "-- Regulation -- Must-Carry/Retransmission Consent" below. Low power station signals are rarely carried by cable systems.

TICKETING OPERATIONS

Ticketmaster

Ticketmaster, through its wholly and majority owned subsidiaries, is the leading provider of automated ticketing services in the United States with over 3,750 domestic clients, including many of the country's foremost entertainment facilities, promoters and professional sports franchises. Ticketmaster has established its market position by providing these clients with comprehensive ticket inventory control and management, a broad distribution network and dedicated marketing and support services. Ticket orders are received and fulfilled through operator-staffed call centers, independent sales outlets remote to the facility box office and Ticketmaster Online's Web site. Revenue is generated principally from convenience charges received by Ticketmaster for tickets sold on its clients' behalf. Ticketmaster generally serves as an exclusive agent for its clients and typically has no financial risk for unsold tickets.

Ticketmaster has a comprehensive domestic distribution system that includes approximately 2,700 remote sales outlets, covering many of the major metropolitan areas in the United States, and 15 domestic call centers with approximately 1,750 operator positions. Ticketmaster also operates in Great Britain, Canada, Ireland, Mexico and Australia and, in 1998, has expanded into France, Chile and Argentina. The number of tickets sold through Ticketmaster has increased from approximately 29 million tickets in 1990 to approximately 70 million tickets in 1998.

The Company believes that the Ticketmaster system for live event ticketing transactions (the "Ticketmaster System") and its distribution capabilities enhance Ticketmaster's ability to attract new clients and maintain its existing client base. The Ticketmaster System, which includes both hardware and software, is typically installed in a client's box office and provides a single centralized inventory control management system capable of tracking total ticket inventory for all events, whether sales are made on a season, subscription, group or individual ticket basis. The versatility of the Ticketmaster System allows it to be customized to satisfy a full range of client requirements.

Ticketmaster generally enters into written agreements with its clients pursuant to which it agrees to provide the Ticketmaster System and to serve as the client's exclusive ticket sales agent for all sales of individual tickets sold outside of the facility's box office for a specified period, typically three to five years. Pursuant to its agreements with facilities, Ticketmaster generally is granted the right to sell tickets for all live events presented at a facility, and installs the Ticketmaster System in the facility's box office. Agreements with promoters generally grant Ticketmaster the right to sell tickets for all live events presented by that promoter at any facility, unless the facility is covered by an exclusive agreement with another automated ticketing service company.

Pursuant to its client agreements, Ticketmaster is generally granted the right to collect from ticket purchasers a per ticket convenience charge on all tickets sold other than at the box office and an additional per order handling charge on all tickets sold by Ticketmaster other than at remote sales outlets to partially offset the cost of fulfillment. The amount of the convenience charge is typically determined during the contract negotiation process, and varies based upon numerous factors, including the services to be rendered to the client, the amount and cost of equipment to be installed at the client's box office and the amount of advertising and/or promotional allowances to be provided, as well as the type of event and whether the ticket is purchased at a remote sales outlet, by telephone, through the Ticketmaster Online Web site or otherwise. Any deviations from those amounts for any event are negotiated and agreed upon by Ticketmaster and the client prior to the commencement of ticket sales. During Ticketmaster's fiscal 1998, the convenience charges generally ranged from $1.50 to $7.00 per ticket. Convenience charges, when added to per order handling charges, averaged approximately $4.50 per ticket in fiscal 1998. Ticketmaster's client agreements also generally establish the amounts and frequency of any increases in the convenience charge and handling charge during the term of the agreement.

The agreements with certain of Ticketmaster's clients may provide for a client to participate in the convenience charges paid by ticket purchasers for tickets bought through Ticketmaster for that client's events. The amount of such participation, if any, is determined by negotiation with that client. Some agreements also may provide for Ticketmaster to make participation advances to the client, generally recoupable by Ticketmaster out of the client's future right to participation. In limited cases, Ticketmaster makes an upfront, non-recoupable payment to a client for the right to sell tickets for that client.

Clients are routinely required by contract to include the Ticketmaster name in print, radio and television advertisements for entertainment events sponsored by such clients. The Ticketmaster name and logo are also prominently displayed on printed tickets and ticket envelopes.

Ticketmaster generally does not buy tickets from its clients for resale to the public and has no financial risk for unsold tickets. In the United Kingdom, Ticketmaster may from time to time buy tickets from its clients for resale to the public in an amount typically not exceeding (Pounds) 600,000 in the aggregate. Ticket prices are not determined by Ticketmaster. Ticketmaster's clients also generally determine the scheduling of when tickets go on sale to the public and what tickets will be available for sale through Ticketmaster. Facilities and promoters, for example, often handle group and season ticket sales in-house. Ticketmaster only sells a portion of its clients' tickets, the amount of which varies from client to client and varies as to any single client from year to year.

The Company believes that the primary benefits derived by Ticketmaster's clients by use of the Ticketmaster System include (i) centralized control of total ticket inventory as well as accounting information and market research data,
(ii) centralized accountability for ticket proceeds, (iii) manageable and predictable transaction costs, (iv) broader and expedited distribution of tickets, (v) wide dissemination of information about upcoming events through Ticketmaster's call centers, the Ticketmaster Online Web site and other media platforms, (vi) the ability to easily add additional performances if warranted by demand, and (vii) marketing and promotional support.

If an event is canceled, Ticketmaster's current policy is to refund the per ticket convenience charges (but not the handling charge). Refunds of the ticket price for a canceled event are funded by the client. To the extent that funds then being held by Ticketmaster on behalf of the client are insufficient to cover all refunds, the client is obligated to provide Ticketmaster with additional funds within 24 to 72 hours after a request by Ticketmaster.

Ticketmaster Online

Ticketmaster Online is a leading online ticketing service that enables consumers to purchase tickets for live music, sports, theater and family entertainment events presented by Ticketmaster clients and related merchandise over the Web. Consumers can access the Ticketmaster Online service at www.ticketmaster.com and from CitySearch owned and operated city guides at www.citysearch.com through numerous direct links from banners and event profiles. In addition to these services, the Ticketmaster Online Web site provides local information and original content regarding live events for Ticketmaster clients throughout the United States, Canada and the United Kingdom.

Throughout the Ticketmaster Online Web site and at the conclusion of a confirmed ticket purchase, the consumer is prompted to purchase merchandise that is related to a particular event, such as videos, tour merchandise and sports memorabilia. TMCS intends to expand the types and range of merchandise that can be ordered by consumers through the Ticketmaster Online Web site. TMCS also intends to organize membership programs that will provide Ticketmaster Online members with certain benefits centered around entertainment, leisure and travel activities. Membership is expected to include participation in other activities not generally available to the public.

Since the commencement of online ticket sales in November 1996, Ticketmaster Online has experienced significant growth in tickets sold through its Web site. Gross transaction dollars for ticket sales increased from approximately $223,000 in November 1996 to $16.6 million in December 1998. Similarly, tickets sold on the Ticketmaster Online Web site in November 1996 represented less than 0.1% of total tickets sold by Ticketmaster, while tickets sold online in the month of December 1998 represented more than 7.3%.

TICKETMASTER LICENSE AGREEMENT. Under the License and Services Agreement entered into among Ticketmaster, Ticketmaster Online and USAi, in connection with the Ticketmaster Online-City Search Transaction (the "Ticketmaster License Agreement"), subject to certain limitations, Ticketmaster has granted Ticketmaster Online an exclusive, perpetual, irrevocable, worldwide license to use the Ticketmaster trademark and certain Ticketmaster databases to sell live event tickets online for Ticketmaster's clients. In addition, subject to certain limitations, Ticketmaster authorized TMCS to be Ticketmaster's exclusive, perpetual, worldwide agent for such online ticket sales. The Ticketmaster License Agreement further provides that Ticketmaster may use and permit others to use the Ticketmaster trademark in connection with the online promotion of ticket sales.

Ticketmaster retains the rights to sell tickets by non-online means and to use the Ticketmaster trademark in connection with such sales. The Ticketmaster License Agreement defines such non-online means to include by telephone; by other voice-to-voice means or voice-to-voice recognition unit systems; by non-interactive broadcast, cable and satellite television; and by kiosks and retail ticket outlets. Client venues retain the rights to sell tickets at their box offices or as otherwise provided in client venue agreements with Ticketmaster.

Ticketmaster is the contracting party with client venues, promoters and sports franchises, providing ticket inventory management, consumer information and related data for all ticketing transactions. Ticketmaster provides such information to TMCS in connection with processing online live event ticket sales and provides all transaction processing and fulfillment services for online live event ticket sales. TMCS is required under the Ticketmaster License Agreement to comply with the terms of Ticketmaster's client agreements and TMCS rights as set forth in the Ticketmaster License Agreement are subordinated and subject to such agreements. The Ticketmaster License Agreement also generally restricts TMCS from cooperating with, offering online links to, or entering into any agreements with venues, ticket sellers or sales agents for online sale of tickets.

Under the Ticketmaster License Agreement, TMCS pays Ticketmaster a royalty based on the percentage of the net profit it derives from online ticket sales. TMCS also reimburses Ticketmaster for Ticketmaster's direct expenses related to online ticket sales.

Under the Ticketmaster License Agreement, Ticketmaster Online has also been granted the non-exclusive right to promote and sell online certain merchandise available through Ticketmaster. Ticketmaster serves as Ticketmaster Online's exclusive fulfillment provider for the online sales of such merchandise. As long as Ticketmaster's fees, terms and quality of service are no less favorable than those available to Ticketmaster Online from third parties, Ticketmaster or its affiliates will serve as Ticketmaster Online's exclusive fulfillment provider for the online sales of all other merchandise available through Ticketmaster. Ticketmaster may also solicit sponsorship and advertising for Ticketmaster Online's Web sites in a bundle with other sponsorship and advertising opportunities offered by Ticketmaster.

INTERNET SERVICES

The Company operates several Internet services associated with its media and entertainment and electronic retailing businesses. In July 1998, the Company announced the formation of USA Networks Interactive to coordinate the operations of its Internet Services business.

RETAILING

The Company conducts its Internet retailing operations through Internet Shopping Network ("ISN"). ISN's principal Internet retailing service is First Auction, which was launched in June 1997. First Auction is an interactive Internet site, which auctions merchandise, including housewares, home decor products, jewelry, apparel, collectibles, outdoor, fitness and sporting equipment, consumer electronics and computers. As of December 31, 1998, First Auction had approximately 260,000 registered members and processed over 2,500 orders each day.

ISN specializes in marketing, fulfillment, customer service and site development in online retailing. ISN has online advertising distribution agreements with America Online, Microsoft Network and @Home. ISN's technology partners include Sun Microsystems, Oracle and Netscape.

In addition to First Auction, ISN is in the process of developing a number of new electronic commerce sites, including an online version of Home Shopping Network.

CITYSEARCH

CITYSEARCH SERVICE FOR CONSUMERS. CitySearch produces and delivers comprehensive local city guides on the Web, providing up-to-date information regarding arts and entertainment events, community activities, recreation, business, shopping, professional services and news/sports/weather to consumers in metropolitan areas. Each local city guide primarily consists of original content developed and designed specifically for the Web by CitySearch and its partners. The CitySearch service is topically organized by categories, such as arts and entertainment, restaurants and bars, community, shops and services, sports and outdoors, hotels and tourism, local news and professional services. Within most of the city guides, consumers can search neighborhood shopping areas, obtain maps, contact community organizations and vendors by e-mail, and engage in bulletin board discussions with individuals such as local public officials and celebrities. In CitySearch owned and operated markets, consumers can also access the Ticketmaster Online Web site through CitySearch city guides to purchase live event tickets and related merchandise online. In certain markets, consumers can also access audio streams, including recent news and other information, from local radio partners. CitySearch offers local and regional businesses the opportunity to reach and interact with targeted consumers. In addition, content generated by consumers through e-mail and bulletin boards enhances the sense of community in CitySearch sites.

The CitySearch service has been launched in markets across the United States and in selected international markets. CitySearch plans to continue to expand the service both in owned and operated markets and by partnering with major media companies in other markets. These major media partners bring capital, brand recognition, promotional strength and local knowledge to their city guides and allow CitySearch to build out its national and international network of sites faster than it could solely through owned and operated sites. The following table lists the CitySearch's owned and operated and partner-led markets:

           MARKETS             DATE OF LAUNCH           SELECTED PARTNERS
           -------             --------------           -----------------
OWNED AND OPERATED:
Raleigh-Durham-Chapel Hill...  May 1996        WUNC (public radio station)
                                               Capstar Broadcasting Corporation (4
                                               radio stations)
                                               WCHL AM
San Francisco Bay Area.......  October 1996    KGO (ABC)
                                               CBS Radio (2 radio stations)
Austin.......................  March 1997      KTBC (Fox)
                                               Clear Channel Communications, Inc.
                                               (4 radio stations)

           MARKETS             DATE OF LAUNCH           SELECTED PARTNERS
           -------             --------------           -----------------
Salt Lake City/Utah..........  April 1997      Citadel Communications Corporation
                                               (6 radio stations)
Nashville....................  May 1997        WZTV (Fox)
                                               Dick Broadcasting (2 radio
                                               stations)
Portland.....................  June 1997       KATU (ABC)
                                               KKCW FM
New York(1)..................  September 1997  New York Daily News
                                               Time Out New York (weekly arts and
                                               entertainment publication)
PARTNER-LED:
Melbourne....................  July 1997       The Melbourne Age
                                               Big Colour Pages (independent
                                               yellow pages of Australia)
Sydney.......................  September 1997  The Sydney Morning Herald
                                               Big Colour Pages
Toronto......................  September 1997  Toronto Star
                                               Tele-Direct (the yellow pages
                                               subsidiary of Bell Canada)
Washington, D.C..............  January 1997    Washingtonpost.Newsweekinteractive
Los Angeles(2)...............  April 1998      Los Angeles Times
Dallas.......................  July 1998       The Dallas Morning News
Baltimore....................  August 1998     The Baltimore Sun
Stockholm....................  September 1998  Schibsted ASA/Scandinavia Online
Copenhagen...................  November 1998   Schibsted ASA/Scandinavia Online
Oslo.........................  1999*           Schibsted ASA/Scandinavia Online
San Diego....................  1999*           The San Diego Union-Tribune

-------------------------
      *  Estimated launch dates

     (1) CitySearch acquired Metrobeat, Inc. ("Metrobeat") in June 1996 and relaunched the Metrobeat site as a CitySearch site in September 1997.

     (2) Includes Pasadena, California, which was launched as a beta test site in January 1996.

CITYSEARCH SERVICE FOR BUSINESS CUSTOMERS. CitySearch creates and hosts CitySearch Web sites for local and regional businesses and organizations for a monthly fee. CitySearch offers local businesses a wide range of options in creating Web presences, from a basic Web presence costing as little as $60 per month to a multi-page site with additional features and functionality costing up to $750 per month. Most business customers have entered into a one-year agreement that automatically converts into a month-to-month contract upon expiration of the initial term. By aggregating a customer's Web site with those of numerous other businesses in a comprehensive local city guide, CitySearch provides categorical, geographic and editorial context to a customer's Web presence to generate usage by consumers, as well as significant Internet traffic. Based on internal studies, CitySearch believes that CitySearch users are more evenly split between men and women, better educated, slightly older and have higher annual incomes than the typical Internet user. CitySearch believes that these demographics are attractive to its business customers.

CitySearch provides an integrated solution for businesses to establish a CitySearch Web presence, including design, photography, layout, posting of updated information, hosting and maintenance. Businesses are able to provide a targeted audience with current information about their products and services including photographs, prices, location, schedules of live entertainment, sales and other relevant information. Unlike traditional media such as yellow pages advertising, CitySearch offers CitySearch business customers a certain number of free updates each month. The business customers also receive usage reports, e-mails from interested consumers and access to an expanded base of potential buyers including tourists and out-of-town users. CitySearch has recently introduced a strategy of bundling enhanced features and functionality, including panoramic images and audio clips. These services, when bundled with the basic CitySearch services, are typically priced from $190 to $1,195 per month, and have accounted for significant increases in the average selling prices of CitySearch's offerings. CitySearch believes its broad offering of services and its prices compare favorably to other Web advertising options available to businesses. Such options range from low cost, low quality scanned-in information to free- standing custom-designed sites that may cost in excess of $10,000 in up-front fees to produce and that rely on significant promotion to attract traffic. By providing a high-quality Web presence at an affordable price, CitySearch believes that its services address the demand of the large number of businesses whose online needs fall between these market extremes.

INTERNATIONAL VENTURES

International TV Channel Joint Venture

In connection with the Universal Transaction, the Company entered into a joint venture agreement relating to the development of international general entertainment television channels, including the international versions of USA Network, The Sci-Fi Channel and Universal's action/adventure channel, 13th Street. As part of the agreement, the Latin American operations of USA Network and The Sci-Fi Channel, Sci-Fi Europe and the international operations of 13th Street have been contributed to the venture. Unless the Company elects to have Universal buy out the Company's interest in the venture, which election the Company expects to make in the first quarter of 1999, the Company and Universal will be 50-50 partners in the venture, which is managed by Universal. Under the joint venture agreement, the venture generally has the exclusive right to develop the international version of domestic general entertainment channels that are owned or controlled by the Company or Universal, excluding, for example, channels that feature HSN Services and local USA Station Group channels. USANi LLC and Universal have each committed to contribute $100 million in capital to the venture over a number of years. Additional capital contributions are subject to the Company's election to maintain its 50% interest or to be diluted based on additional contributions from Universal. Pursuant to the joint venture agreement, each party is obligated to present certain international opportunities relating to general entertainment channel development to the venture, so that the partners may elect whether to pursue such opportunity in the venture. Under certain circumstances, a "passed" international opportunity that is subject to these "first offer" provisions may be pursued by the venture partner outside the venture.

Home Shopping Network Ventures

GERMANY. Home Shopping Network owns a 41.9% interest in Home Order Television GmbH & Co. KG ("HOT"), a venture based in Munich. HOT broadcasts television shopping 24 hours per day, 16 of which are devoted to live shopping. HOT is carried via cable and satellite to approximately 16.0 million full-time equivalent households in Germany and Austria as of December 31, 1998.

JAPAN. Home Shopping Network acquired a 30% interest in Jupiter Shop Channel Co;. Ltd. ("Shop Channel") a venture based in Tokyo. Shop Channel broadcasts televised shopping 24 hours a day, 36.5 hours per week of which are devoted to live shopping. Shop Channel has reached agreements to be available in approximately 2.1 million full-time equivalent households as of December 31, 1998. Tele-Communications International, Inc., a subsidiary of TCI ("TCI International"), owns a 50% interest in Jupiter Programming Co. Ltd. ("JPC") which is the 70% shareholder in the venture.

SPANISH LANGUAGE NETWORKS. Home Shopping Network has entered into an agreement with Univision Communications, Inc. to form a Spanish and Portuguese language live television shopping venture focused on North and South American and European markets. Home Shopping Network owns a 50.1% interest in the venture. The venture currently broadcasts as Home Shopping Network en Espanol three hours per day in the United States reaching 2.6 million homes.

ITALY. In June 1998, Home Shopping Network entered into an agreement with Scandinavian Broadcasting System SA and SBS Italia S.p.A. to explore and, if deemed feasible, develop a live shopping venture in Italy. The venture is addressing a number of regulatory and business issues to determine the viability of the project.

REGULATION

Current FCC Regulation -- General

A substantial portion of the Company's businesses is subject to various statutes, rules, regulations and orders relating to communications and generally administered by the FCC. The communications industry, including the operation of broadcast television stations, cable television systems, satellite distribution systems and other multichannel distribution systems and, in some respects, vertically integrated cable programmers, is subject to substantial federal regulation, particularly pursuant to the Communications Act of 1934, as amended (the "1934 Act"), the Telecommunications Act of 1996 (the "Telecommunications Act") and the rules and regulations promulgated thereunder by the FCC. Cable television systems are also subject to regulation at the state and local level. The 1934 Act prohibits the operation of television broadcasting stations except under a license issued by the FCC and empowers the FCC, among other matters, to issue, renew, revoke and modify broadcast licenses, to determine the location of stations, to establish areas to be served and to regulate certain aspects of broadcast and cable programming. The 1934 Act prohibits the assignment of a broadcast license or the transfer of control of a licensee without prior FCC approval. If the FCC determines that violations of the 1934 Act or any FCC rule have occurred, it may impose sanctions ranging from admonishment of a licensee to license revocation.

Broadcast Television License Grant and Renewal

The 1934 Act provides that a broadcast license, including the licenses controlled by USA Broadcasting, may be granted to any applicant upon a finding that the public interest, convenience and necessity would be served thereby, subject to certain limitations. Television stations operate pursuant to broadcasting licenses that are usually granted by the FCC for a maximum permitted term of eight years. Television station licenses are subject to renewal upon application to the FCC, which is required under the Telecommunications Act to grant the renewal application if it finds that (i) the station has served the public interest, convenience and necessity; (ii) there have been no serious violations by the licensee of the 1934 Act or the rules and regulations of the FCC; and (iii) there have been no other violations by the licensee of the 1934 Act or the rules and regulations of the FCC that, when taken together, would constitute a pattern of abuse.

Alien Ownership of Broadcast Television Stations

The 1934 Act prohibits the issuance of a broadcast license to, or the holding of a broadcast license by, any corporation of which more than 20% of the capital stock is beneficially or nominally owned or voted by non-U.S. citizens or their representatives or by a foreign government or a representative thereof, or by any corporation organized under the laws of a foreign country (collectively, "Aliens").

The 1934 Act also authorizes the FCC, if the FCC determines that it would be in the public interest, to prohibit the issuance of a broadcast license to, or the holding of a broadcast license by, any corporation directly or indirectly controlled by any other corporation of which more than 25% of the capital stock is beneficially or nominally owned or voted by Aliens. The FCC has issued interpretations of existing law under which these restrictions in modified form apply to other forms of business organizations, including partnerships. Under the relevant provision of the 1934 Act. Universal is regarded to be an Alien, since it is owned 84% by Seagram, a Canadian corporation, and 16% by Matsushita Electric Industrial Co. Ltd., a Japanese corporation. At the Annual Meeting of Stockholders held in February 1998, the Company's stockholders approved amendments to the Company's certificate of incorporation to ensure that the Company will continue to be in compliance with the Alien ownership limitation of the 1934 Act. Universal's equity interest in the Company to the extent held through the ownership of LLC Shares relating to USANi LLC, which does not hold any broadcast licenses, is not regarded as an equity interest in USAi for purposes of the statutory provision regarding Alien ownership.

Multiple and Cross Ownership

Current FCC regulations impose significant restrictions on certain positional and ownership interests in broadcast television stations, cable systems and other media. As a general matter, officers, directors and stockholders who own 5% or more of the outstanding voting stock of a media company (except for certain institutional shareholders, who may own up to 10%) are deemed to have "attributable" interests in the company. Nonvoting stockholders, minority voting stockholders in companies controlled by a single majority stockholder, and holders of options, warrants and debt instruments are generally exempt from attribution under the current rules.

Under the FCC's rules, an individual or entity may hold attributable interests in an unlimited number of television stations nationwide, subject to the restriction that no individual or entity may have an attributable interest in television stations reaching, in the aggregate, more than 35% of the national television viewing audience (subject to a 50% discount in the number of television households attributed to any UHF station). Locally, unless applicable waiver standards are met, an individual or entity with an attributable interest in one television station may not hold an attributable interest in another television station with an overlapping coverage area (the "Duopoly Rule"). The rules also currently prohibit (with certain qualifications) the holder of an attributable interest in a television station from also having an attributable interest in a radio station, daily newspaper or cable television system serving a community located within the coverage area of that television station. Separately, the FCC's "cross-interest" policy generally prohibits the common ownership of an attributable interest in one media company and certain non-attributable, but "meaningful" interests, including substantial non-attributable equity interests, in another media company serving "substantially the same area." Liberty's ownership interests in the Company, including its non-voting ownership interest in the BDTV entities, have been structured to comply with these regulations, which apply to Liberty because of its other interests in cable and broadcast assets. In a June 14, 1996 "Memorandum Opinion and Order," the FCC concluded that Liberty's beneficial interest in the Company through its ownership of convertible non-voting common stock of the BDTV entities, as augmented by an imputed 50% "control" premium, is subject to the cross-interest policy. The FCC subjected Liberty's ownership interest in the Company to certain conditions, including that (i) the prior approval of the FCC be obtained for any increase in Liberty's interest, and (ii) the FCC be notified prior to consummation of any transaction whereby the aggregate percentage of television households served by cable systems owned or controlled by TCI in any of USA Broadcasting's television markets would exceed 50 percent. Liberty's ownership of LLC Shares relating to USANi LLC is not regarded as an equity interest in USAi for purposes of the FCC cross-ownership rules or practices. Two members of the Company's board of directors, Messrs. Paul G. Allen and William D. Savoy, have attributable interests in cable television systems located within the coverage areas of certain of the television stations controlled by USA Broadcasting. On November 3, 1998, the Company notified the FCC that Messrs. Allen and Savoy have pledged to recuse themselves from any matters that come before the Company's Board of Directors pertaining to the operation or management of the television stations and therefore qualify under the FCC's rules for exemption from attribution of any interests of the Company or USA Broadcasting in the television stations.

In pending rulemaking proceedings, the FCC is considering, among other things,
(i) the relaxation, under certain circumstances, of the Duopoly Rule, and (ii) the codification of the cross-interest policy to the extent it was applied to limit Liberty's beneficial equity interest in the Company. Specifically in this regard, the FCC has proposed to prohibit the common ownership of an attributable interest in a media company and a greater than 33% non-attributable equity or debt interest in another media company in the same market, but has requested comment on whether a higher or a lower non-attributable equity or debt benchmark would be more appropriate. It is not possible to predict the extent to which the Duopoly Rule may be modified or the timing or effect of changes in the cross-interest policy pursuant to the rulemaking proceeding. The outcome of that proceeding could have a material effect on the Company.

Pursuant to the requirements of the Telecommunications Act, the FCC is considering a formal inquiry to review all of its broadcast ownership rules which are not otherwise under review, including the national audience limitation, the associated 50% discount for UHF stations and the cable/television cross-ownership rule. It is not possible at this time to predict what action the FCC may take and how it may affect the Company.

Digital Television

The FCC has taken a number of steps to implement digital television ("DTV") service (including high-definition television) in the United States. On February 17, 1998, the FCC adopted a final table of digital channel allotments and rules for the implementation of DTV. The table of digital allotments provides each existing television station licensee or permittee with a second broadcast channel to be used during the transition to DTV, conditioned upon the surrender of one of the channels at the end of the DTV transition period. The implementing rules permit broadcasters to use their assigned digital spectrum flexibly to provide either standard- or high-definition video signals and additional services, including, for example, data transfer, subscription video, interactive materials, and audio signals, subject to the requirement that they continue to provide at least one free, over-the-air television service. The FCC has set a target date of 2002 for completion of construction of DTV facilities and 2006 for expiration of the transition period, subject to biennial reviews to evaluate the progress of DTV, including the rate of consumer acceptance. Conversion to DTV may reduce the geographic reach of the Company's stations or result in increased interference, with, in either case, a corresponding loss of population coverage. DTV implementation will impose additional costs on the Company, primarily due to the capital costs associated with construction of DTV facilities and increased operating costs both during and after the transition period. The FCC has adopted rules that require broadcasters to pay a fee of 5% of gross revenues received from ancillary or supplementary uses of the digital spectrum for which they receive subscription fees or compensation other than advertising revenues derived from free over-the-air broadcasting services.

The Company continually reviews developments relating to the FCC's DTV proceedings, and the DTV industry generally. Material developments in this regard could have a material impact on the Company's businesses. For example, in the future, seven of the Company's 26 LPTV stations (as well as other LPTV affiliates of Home Shopping Network) will likely have to cease business operations due to irremediable interference to or from new DTV allocations. Pursuant to procedures established in the DTV rulemaking proceeding, the Company has filed applications for authorization to shift the operation of 15 additional LPTV stations to alternative channels that are not subject to displacement. To date, six of such applications have been granted by the FCC. The remaining four of the Company's LPTV stations are not expected to be subject to DTV displacement at their existing channel assignments.

Children's Television Programming

Pursuant to legislation enacted in 1990, the amount of commercial matter that may be broadcast during programming designed for children 12 years of age and younger is limited to 12 minutes per hour on weekdays and 10.5 minutes per hour on weekends. Violations of the children's commercial limitations may result in monetary fines or non-renewal of a station's broadcasting license. In addition, the FCC has adopted a guideline for processing television station renewals under which stations are found to have complied with the Children's Television Act if they broadcast three hours per week of "core" children's educational programming, which, among other things, must have as a significant purpose serving the educational and informational needs of children 16 years of age and under. A television station found not to have complied with the "core" programming processing guideline could face sanctions, including monetary fines and the possible non-renewal of its broadcasting license, if it has not demonstrated compliance with the Children's Television Act in other ways. The FCC has indicated its intent to enforce its children's television rules strictly.

Television Violence

Pursuant to a directive in the Telecommunications Act, the broadcast and cable television industries have adopted, and the FCC has approved a voluntary content ratings system which, when used in conjunction with so-called "V-Chip" technology, would permit the blocking of programs with a common rating. The FCC has directed that all television receiver models with picture screens 13 inches or greater be equipped with "V-Chip" technology under a phased implementation beginning on July 1, 1999. The Company cannot predict how changes in the implementation of the ratings system and "V-Chip" technology will affect its business.

Closed Captioning

The FCC's closed captioning rules, which became effective January 1, 1998, provide for the phased implementation, beginning in the year 2000, of a universal on-screen captioning requirement with respect to the vast majority of video programming. The captioning requirement applies to programming carried on broadcast television stations and cable programming networks. Although the FCC has provided for exceptions to or exemptions from the rules under certain circumstances, none applies to any of the current broadcast or cable programming services of USA Broadcasting, USA Networks or Home Shopping Network. The FCC will entertain requests for waivers of the rules upon a showing that compliance would impose an "undue burden".

Other Broadcast Television Regulation

The FCC continues to enforce strictly its regulations concerning "indecent" programming, political advertising, environmental concerns, technical operating matters and antenna tower maintenance and marking. The FCC also has traditionally enforced its equal employment opportunity rules vigorously, with respect both to compliance with numerical employment guidelines and recruitment efforts and recordkeeping requirements. The FCC's employment rules, as they relate to outreach efforts for recruiting minorities, recently were struck down as unconstitutional by the U.S. Court of Appeals for the D.C. Circuit. The FCC currently is conducting a rulemaking proceeding to modify its employment rules in a manner consistent with the court's ruling. In addition, FCC regulations governing network affiliation agreements mandate that television broadcast station licensees retain the right to reject or refuse network programming in certain circumstances or to substitute programming that the licensee reasonably believes to be of greater local or national importance. Violation of FCC regulations can result in substantial monetary forfeitures, periodic reporting conditions, short-term license renewals and, in egregious cases, denial of license renewal or revocation of license.

Must-Carry/Retransmission Consent

Pursuant to the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Act"), television broadcasters are required to make triennial elections to exercise either certain "must-carry" or "retransmission consent" rights in connection with their carriage by cable systems in each broadcaster's local market. By electing must-carry rights, a broadcaster demands carriage on a specified channel on cable systems within its Area of Dominant Influence ("ADI"), in general as defined by the Arbitron 1991-92 Television Market Guide. Alternatively, if a broadcaster chooses to exercise retransmission consent rights, it can prohibit cable systems from carrying its signal or grant the appropriate cable system the authority to retransmit the broadcast signal for a fee or other consideration. Home Shopping Network, USA Broadcasting and USA Networks are affected by the must-carry rules, which were upheld in a 1997 U.S. Supreme Court ruling. A material change in the must-carry rules, or their repeal, could have a material impact on the Company's businesses. The FCC currently is conducting a rulemaking proceeding to determine carriage requirements for digital broadcast television stations on cable systems during and following the transition from analog to digital broadcasting, including carriage requirements with respect to ancillary and supplemental services that may be provided by broadcast stations over their digital spectrum.

Cable Television Rate Regulation

The Telecommunications Act phases out cable rate regulation, except with respect to the "basic" tier (which must include all local broadcast stations and public, educational, and governmental access channels and must be provided to all subscribers). Both of the HSN Services are distributed on the basic tier in some areas, and "expanded basic" tiers in other areas. USA Network and The Sci-Fi Channel are primarily distributed on expanded basic tiers. Rate regulation of all non-basic tiers (including the expanded basic tiers) is scheduled to be completely eliminated by March 31, 1999. In the interim, the Telecommunications Act liberalizes the 1992 Act's definition of "effective competition" to expand the circumstances under which systems are exempted from rate regulation. The local franchising authorities ("LFAs") remain primarily responsible for regulating the basic tier of cable service. Furthermore, the Telecommunications Act eliminates the right of an individual subscriber to bring a rate complaint, providing that any rate complaint must be filed by an LFA, and then only after the LFA has received multiple subscriber complaints regarding the rate adjustment in question. Thus, beyond the basic tier of cable service, which continues to be regulated by the LFAs, rate regulation of other cable services between now and March 31, 1999 will be triggered only by a valid rate complaint by an LFA, and only in an area where no effective competition exists. Because the Company's revenues are, to some degree, affected by changes in cable subscriber rates, increased regulation of cable subscriber rates, or a reduction in the rates that cable service providers may charge customers could have a significant impact on the Company's revenues.

Regulation of Cable System Operators Affiliated With Video Programming Vendors

The 1992 Act prohibits a cable operator from engaging in unfair methods of competition that prevent or significantly hinder competing multichannel video programming distributors ("MVPD") from providing satellite-delivered programming to their subscribers. The FCC has adopted regulations to prevent a cable operator that has an attributable interest (including voting or non-voting stock ownership of at least 5%) in a programming vendor from exercising improper influence over the programming vendor in the latter's dealings with competitors to cable, and to prevent a programmer in which a cable operator has an attributable interest from discriminating between cable operators and other MVPDs, including other cable operators.

The FCC's rules may have the effect, in some cases, of requiring vertically integrated programmers to offer their programming to MVPD competitors of cable television, and of prohibiting certain exclusive contracts between such programmers and cable system operators. The rules also permit MVPDs to bring complaints before the FCC if they are unable to obtain cable programming on non-discriminatory terms because of "unfair practices" by the programmer.

Pursuant to the 1992 Act, the FCC set a 40% limit on the number of programming channels on a cable system that may be occupied by video programmers in which the cable operator has an attributable interest. The Company could be affected by the 1992 Act as a consequence of Liberty's ownership interests, directly and through its affiliates, in both cable systems and cable programming services.

State and Local Regulation

Cable television systems are generally constructed and operated under non-exclusive franchises granted by a municipality or other state or local governmental entity. Franchises are granted for fixed terms and are subject to periodic renewal. The Cable Communications Policy Act of 1984 places certain limitations on an LFA's ability to control the operations of a cable operator, and the courts from time to time have reviewed the constitutionality of several franchise requirements, often with inconsistent results. The 1992 Act prohibits exclusive franchises, and allows LFAs to exercise greater control over the operation of franchised cable television systems, especially in the areas of customer service and rate regulation. The 1992 Act also allows LFAs to operate their own multichannel video distribution systems without having to obtain franchises. Moreover, LFAs are immunized from monetary damage awards arising from their regulation of cable television systems or their decisions on franchise grants, renewals, transfers, and amendments.

The terms and conditions of franchises vary materially from jurisdiction to jurisdiction. Cable franchises generally contain provisions governing time limitations on the commencement and completion of construction, and governing conditions of service, including the number of channels, the types of programming (but not the actual cable programming channels to be carried), and the provision of free service to schools and certain other public institutions. The specific terms and conditions of a franchise and the laws and regulations under which it is granted directly affect the profitability of the cable television system, and thus the cable television system's financial ability to carry programming. Local governmental authorities also may certify to regulate basic cable rates. Local rate regulation for a particular system could result in resistance on the part of the cable operator to the amount of subscriber fees charged by the Company for its programming.

Various proposals have been introduced at the state and local level with regard to the regulation of cable television systems, and a number of states have enacted legislation subjecting cable television systems to the jurisdiction of centralized state governmental agencies. It is not possible to predict the impact such regulation could have on the businesses of the Company.

Other Cable Regulation

The FCC's regulations concerning the commercial limits in children's programming and political advertising also apply, in certain circumstances, to cable television system operators. The Company also must provide program ratings information and, pursuant to the phased implementation established by the FCC, closed captioning of its cable program services, which could increase its operating expenses.

Proposed Changes

The Congress and the FCC have under consideration, and in the future may consider and adopt, new laws, regulations and policies regarding a wide variety of matters that could affect, directly or indirectly, the operation, ownership and profitability of the Company's broadcast stations and broadcast and cable programming networks. In addition to the changes and proposed changes noted above, such matters include, for example, the extension of rate regulation for upper tiers of service past the March 1999 sunset, political advertising rates, potential restrictions on the advertising of certain products (beer, wine and hard liquor, for example), and the rules and policies to be applied in enforcing the FCC's equal employment opportunity regulations. Other matters that could affect the Company's regulated media businesses include technological innovations and developments generally affecting competition in the mass communications industry, such as direct radio and television broadcast satellite service, the continued establishment of wireless cable systems, digital television and radio technologies, and the advent of telephone company participation in the provision of video programming service.

Other Regulatory Considerations

The foregoing summary does not purport to be a complete discussion of all provisions of the Communications Act or other congressional acts or of the regulations and policies of the FCC. For further information, reference should be made to the Communications Act, other congressional acts, and regulations and public notices promulgated from time to time by the FCC. There are additional regulations and policies of the FCC and other federal agencies that govern political broadcasts, public affairs programming, equal opportunity employment and other matters affecting the Company's business and operations.

TRADEMARKS, TRADENAMES AND COPYRIGHTS

The Company has registered and continues to register, when appropriate, its trade and service marks as they are developed and used, and the Company vigorously protects its trade and service marks. The Company believes that its marks are a primary marketing tool for promoting its identity. The Company also obtains copyrights with respect to its original programming as appropriate.

COMPETITION

Networks and Television Production

Networks

VIEWERSHIP AND ADVERTISING REVENUES. Networks competes for access to its customers and for audience share and revenue with broadcasters and other forms of entertainment. Cable operators and other distributors only contract to carry a limited number of the available networks. Therefore, they may decide not to offer a particular network to their subscribers, or they may package a network with other networks in such a manner (for example, by charging an additional fee) that only a portion of their subscribers will receive the service. In addition, there has been increased consolidation among cable operators, so that USA Network and The Sci-Fi Channel have become increasingly subject to the carriage decisions made by a small number of operators. This consolidation may reduce the per-subscriber fees received from cable operators in the future. The consolidation also means that the loss of any one or more of the major distributors could have a material adverse impact on the networks. The competition for advertising revenues also has become more intense as the number of television networks has increased. While many factors affect advertising rates, ultimately they are dependent on the numbers and types of viewers which a program attracts. As more networks compete for viewers, it becomes increasingly difficult to increase or even maintain a network's number of viewers. Moreover, to do so may require a network to expend significantly greater amounts of money on programming.

Therefore, increased pressure may be placed on the networks' ability to generate advertising revenue increases consistent with the increases they have achieved in the past. Both Networks and Television Broadcasting are affected by competition for advertising revenues.

THIRD-PARTY PROGRAMMING. The competition for third-party programming is likely to increase as more networks seek to acquire such programming. In addition, many networks, including USA Network and The Sci-Fi Channel, are affiliated with companies which produce programming. As a result, non-affiliated networks may have a diminished capacity to acquire product from production companies affiliated with other networks.

Television Production

PROGRAMMING. Studios USA operates in a highly competitive environment. The production and distribution of television programming are highly competitive businesses. While television programs and films produced by Studios USA compete with all other forms of network and syndication programming, Studios USA essentially competes with all other forms of entertainment and leisure activities. Competition is also faced from other major television studios and independent producers for creative talent, writers and producers, essential ingredients in the filmed entertainment business. The profitability of Studios USA is dependent upon factors such as public taste that is volatile, shifts in demand, economic conditions and technological developments.

In 1995, the FCC repealed its financial interest and syndication rules ("fin-syn rules"). The fin-syn rules, which were adopted in 1970 to limit television network control over television programming and thereby foster the development of diverse programming sources, had restricted the ability of the three established, major U.S. televisions networks (i.e., ABC, CBS and NBC) to own and syndicate television programming. The repeal of the fin-syn rules has increased in-house production of television programming for the networks' own use. As a result of the repeal of the fin-syn rules, the industry has become vertically integrated, with four of the six major broadcast networks being aligned with a major studio. In addition, two major broadcast networks have formed their own in-house production units. Mergers and acquisitions of broadcast networks by studios (e.g., Disney-ABC) have altered the landscape of the industry. It is possible that this change will have a negative impact on Studios USA' business as its network customers are now able to choose between their own product and Studios USA' product in making programming decisions.

Television Broadcasting

VIEWERSHIP AND ADVERTISING REVENUE. The USA Stations, to the extent they do not air HSN Services, also compete for a share of advertising dollars. A station's share is based in part upon the size of its viewing audience, in part upon the demographics of those viewers and in part upon the ability to deliver to an advertiser "added" value audience share primarily on the basis of program popularity, which has a direct effect on advertising rates. Other factors that are material to a television station's competitive position include signal coverage, local program acceptance, audience characteristics, assigned broadcast frequency and cable channel position. These factors will directly impact the USA Stations that develop local programming other than the HSN Services.

LOCAL MARKETS. In addition to the above factors, the Company's ownership of and affiliation with broadcast television stations creates another set of competitive conditions. These stations compete for television viewers primarily within local markets. The Company's broadcast television stations are located in highly competitive markets and compete against both VHF and UHF stations. Due to technical factors, a UHF television station generally requires greater power and a higher antenna to secure substantially the same geographical coverage as a VHF television station. The Company also competes with new entertainment and shopping networks for carriage on broadcast television stations. The Company cannot quantify the competitive effect of the foregoing or any other sources of video

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programming on any of the Company's affiliated television stations, nor can it predict whether such competition will have a material adverse effect on its operations.

Electronic Retailing

GENERAL. The Company's Home Shopping Network business operates in a highly competitive environment. It is in direct competition with retail merchandisers, other electronic retailers, direct marketing retailers such as mail order companies, companies that sell from catalogs, other discount retailers and companies that market through computer technology.

Home Shopping Network and QVC, Inc. ("QVC") are currently the two leading electronic retailing companies. TCI, which indirectly holds a substantial equity interest in the Company, currently owns 43% of QVC but has entered into a stockholders agreement with Comcast Corporation (which owns 57% of QVC) pursuant to which Comcast Corporation controls the day to day operations of QVC. There are other companies, some having an affiliation or common ownership with cable operators, that now market merchandise by means of live television. A number of other entities are engaged in direct retail sales businesses which utilize television in some form and which target the same markets in which Home Shopping Network operates. Certain competitors of the Company's Home Shopping Network business are larger and more diversified than the Company.

VIEWERSHIP. The Company's Home Shopping Network business also competes for access to its customers and for audience share and revenue with broadcasters and conventional forms of entertainment and information, such as programming for network and independent broadcast television stations, basic and pay cable television services, satellite master antenna systems, home satellite dishes and home entertainment centers, newspapers, radio, magazines, outdoor advertising, transit advertising and direct mail. In particular, the price and availability of programming for cable television systems affect the availability of these channels for the Company's HSN Services and the compensation which must be paid to cable operators for carriage of the HSN Services.

CHANNEL CAPACITY. In addition, the Company believes that due to a number of factors, including the development of cable operator owned programming, the competition for channel capacity has substantially increased. With the advent of new compression technologies on the horizon, this competition for channel capacity may substantially decrease, although additional competitors may have the opportunity to enter the marketplace. No prediction can be made with respect to the viability of these technologies or the extent to which they will ultimately impact the availability of channel capacity. A substantial portion of the Company's businesses are affected by changes in channel capacity and competition among programming providers for available channel capacity.

Ticketing Operations

Ticketmaster's and Ticketmaster Online's competitors include event facilities and promoters that handle their own ticket sales and distribution, live event automated ticketing companies which may or may not currently offer online transactional capabilities and certain Web-based live event ticketing companies which only conduct business online. Where facilities and promoters decide to utilize the services of a ticketing company, Ticketmaster and Ticketmaster Online compete with international, national and regional ticketing services, including TicketWeb, Telecharge (Shubert Ticketing Services), NEXT Ticketing, Advantix, ETM Entertainment Network, Dillard's, Prologue, Capital Tickets and Lasergate (Lasergate Systems, Inc.). Several of Ticketmaster's and Ticketmaster Online's competitors have operations in multiple locations throughout the United States and compete on a national level, while others compete principally in one specific geographic region. In certain specific geographic regions, including certain of the local markets in which CitySearch provides or intends to provide its local city guide service, one or more of Ticketmaster and Ticketmaster Online's competitors may serve as the primary ticketing service in the region. The Company believes that

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

Ticketmaster Online will experience significant difficulty in establishing a significant online presence in such regions and, as a result, any local city guide for such a region may be unable to provide significant ticketing capabilities. In addition, there can be no assurance that one or more of these regional automated ticketing companies will not expand into other regions or nationally.

In addition, pursuant to the Ticketmaster License Agreement, Ticketmaster Online is restricted from entering into agreements with facilities, promoters or other ticket sellers for the online sale of live event tickets. As a result, Ticketmaster Online is dependent on the ability of Ticketmaster to acquire and maintain live event ticketing rights, including online ticketing rights, with facilities and promoters and to negotiate commercially favorable terms for such rights. Furthermore, substantially all of the tickets sold through Ticketmaster Online's Web site are also sold by Ticketmaster by telephone and through independent retail outlets. Such sales by Ticketmaster Corp. could have a material adverse effect on Ticketmaster Online's online sales.

Internet Services

The Company's ISN and First Auction Internet retailing service competes with a number of other companies including uBid, Yahoo! Auctions Powered by OnSale, Excite, OnSale, ZAuction and Surplus Auction. The Company potentially faces competition from a number of large online communities and services that have expertise in developing online commerce. The Company believes that the principal competitive factors in its market are volume, selection of goods, population of buyers and sellers, community cohesion and interaction, customer service, reliability of delivery and payment by users, brand recognition, web site convenience and accessibility, price, quality of search tools and system reliability.

Currently, CitySearch's primary competitors include Digital City, Inc., a company wholly-owned by America Online, Inc. and Tribune Company, and Microsoft Corporation (Sidewalk). CitySearch also competes against search engine and other site aggregation companies which primarily serve to aggregate links to sites providing local content such as Excite, Inc. (City.Net), Lycos, Inc. (Lycos City Guide) and Yahoo! (Yahoo! Local). In addition, CitySearch competes against offerings from media companies, including Cox Interactive Media, Inc., Knight Ridder, Inc. and Zip2 Corporation, as well as offerings from several telecommunications and cable companies and Internet service providers that provide local interactive programming such as SBC Communications, Inc. (At Hand) and MediaOne Group, Inc. (DiveIn). There are also numerous niche competitors which focus on a specific category or geography and compete with specific content offerings provided by CitySearch. CitySearch may also compete with online services and other Web site operators, as well as traditional media such as television, radio and print, for a share of advertisers' total advertising budgets. CitySearch faces different competitors in most of its CitySearch markets.

EMPLOYEES

As of the close of business on December 31, 1998, the Company and its subsidiaries employed 7,265 full-time employees, with 1,022 employees employed by Networks and Television Production, 3,671 employees employed by Electronic Retailing, 91 employed by Internet Services, 250 employees employed by USA Broadcasting and 2,189 employees employed by Ticketmaster including TMCS. Of these employees, 4,794 were employed by the Company through USANi LLC. The Company believes that it generally has good employee relationships, including in the case of employees represented by unions and guilds.

PROPERTIES

The Company's facilities for its management and operations are generally adequate for its current and anticipated future needs. The Company's facilities generally consist of executive and administrative

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

offices, fulfillment facilities, warehouses, operations centers, call centers, television production and distribution facilities, satellite transponder sites and sales offices.

All of the Company's leases are at prevailing market (or "most favorable") rates and, except as noted, with unaffiliated parties, and the Company believes that the duration of each lease is adequate. The Company believes that its principal properties, whether owned or leased, are adequate for the purposes for which they are used and are suitably maintained for such purposes. Most of the office/studio space is substantially utilized, and where significant excess space exists, the Company leases or subleases such space to the extent possible. The Company anticipates no future problems in renewing or obtaining suitable leases for its principal properties.

Corporate

The Company maintains its principal executive offices at Carnegie Hall Tower, 152 West 57th Street, New York, New York which consist of approximately 29,850 square feet leased by the Company through October 30, 2005.

Networks and Television Production

The executive offices of Networks are located at 1230 Avenue of the Americas, New York, New York 10020. Networks leases approximately 168,000 square feet at this office space pursuant to a lease that continues until March 31, 2005, subject to two five-year options to continue the term. Networks also has smaller offices in Chicago (affiliate relations and sales), Detroit (sales), and Los Angeles (affiliate relations, sales and programming).

Networks also leases approximately 55,000 square feet in a facility in Jersey City, New Jersey, where Networks has its broadcast operations center. This space is used to originate and transmit the USA Network and The Sci-Fi Channel signals. Post-production for both networks, including audio production, editing, graphics and duplication, also is performed at this location. The lease for this space continues through April 30, 2009, and there are options to continue the term beyond that time.

Studios USA currently conducts its domestic television production and distribution operations primarily from its executive and administrative offices in Universal City, California. These offices, totaling approximately 84,000 square feet, are leased from Universal. It is anticipated that Studios USA will relocate certain of its executive functions away from Universal City during 1999. Additionally, Studios USA has four domestic sales offices located in Atlanta, Chicago, Dallas and New York City. Production facilities are leased primarily from Universal on its Universal City lot on an as-needed basis depending upon production schedules. Studios USA also leases production facilities in New York City -- for the production of Law & Order, The Sally Jesse Raphael Show and Maury -- and in Chicago for production of The Jerry Springer Show.

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

Television Broadcasting

The Company owns or leases office, studio and transmitter space for the USA Station Group stations as follows:

LOCATION                                       FUNCTION                OWNED/LEASED
--------                                       --------                ------------
Mt. Wilson, CA(1)................  Transmitter                            Leased
Ontario, CA......................  Offices/Studio                         Owned
Riverview, FL(1).................  Transmitter                            Leased
Hollywood, FL....................  Offices/Studio                         Leased
Melbourne, FL....................  Offices/Studio                         Leased
Miami, FL........................  Transmitter                            Leased
Miami Beach, FL..................  Offices/Studio                         Leased
Miramar, FL......................  Transmitter                            Leased
St. Cloud, FL....................  Transmitter                            Leased
St. Petersburg, FL...............  Offices/Studio                         Leased
Flowery Branch, GA...............  Transmitter                            Leased
Marietta, GA.....................  Offices/Studio                         Leased
Aurora, IL.......................  Offices(Dish and Master Control)       Leased
Chicago, IL......................  Transmitter                            Leased
Hudson, MA.......................  Offices/Studio/Transmitter             Owned
Newark, NJ.......................  Offices/Studio                         Owned
Newfield, NJ.....................  Offices/Studio                         Owned
Waterford Works, NJ(1)...........  Transmitter                            Leased
Central Islip, NY................  Offices/Studio                         Owned
Middle Island, NY................  Transmitter                            Owned
New York, NY.....................  Transmitter                            Leased
Parma, OH........................  Offices/Studio/Transmitter             Leased
Houston, TX......................  Offices(Master Control)                Leased
Cedar Hill, TX...................  Transmitter                            Leased
Irving, TX.......................  Offices/Studio                         Owned
Missouri City, TX................  Transmitter                            Leased

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

The Company leases the following LPTV transmitter sites:

Atlanta, GA                        Pensacola, FL
Birmingham, AL                     Portsmouth, VA
Champaign, IL                      Raleigh, NC
Columbus, OH                       Roanoke, VA
Des Moines, IA                     Shreveport, LA
Huntington, WV                     Springfield, IL
Jacksonville, FL                   Spokane, WA
Kansas City, MO                    St. Louis, MO
Knoxville, TN                      St. Petersburg, FL
Minneapolis, MN                    Toledo, OH
Mobile, AL                         Tulsa, OK
New Orleans, LA                    Tucson, AZ
New York, NY                       Wichita, KS

-------------------------
(1) The Company owns the transmitter facility, but the site is leased.

Electronic Retailing

Home Shopping Network owns an approximately 480,000 square foot facility in St. Petersburg, Florida, which houses its Home Shopping Network television studios, broadcast facilities, administrative offices and training facilities.

Home Shopping Network owns two warehouse-type facilities totaling approximately 84,000 square feet near Home Shopping Network's main campus in St. Petersburg, Florida. These facilities have been used for returns processing, retail distribution and general storage.

Home Shopping Network leases a 21,000 square foot facility in Clearwater, Florida for its video and post production operations.

Home Shopping Network owns and operates a warehouse consisting of 163,000 square feet located in Waterloo, Iowa, which is used as a fulfillment center. In addition, Home Shopping Network rents additional space in two locations in Waterloo, Iowa consisting of 106,000 square feet and 36,000 square feet, respectively.

Home Shopping Network operates a warehouse located in Salem, Virginia, consisting of approximately 650,000 square feet which is leased from the City of Salem Industrial Development Authority. On November 1, 1999, Home Shopping Network will have the option to purchase the property for $1. In addition, Home Shopping Network leases two additional locations in Salem, Virginia consisting of 193,000 square feet and 74,500 square feet, respectively.

Home Shopping Network's retail outlet subsidiary leases five retail stores in the Tampa Bay, Orlando and Chicago areas totaling approximately 105,785 square feet.

Home Shopping Network and its other subsidiaries also lease office space in California and Utah.

Ticketing Operations

Ticketmaster owns a 70,000 square foot building in West Hollywood, California, of which approximately 60,000 square feet is used by Networks and Television Production and Television Broadcasting. In addition, Ticketmaster, its subsidiaries and affiliates lease office space in various other cities in the United States and other countries in which Ticketmaster is actively engaged in business.

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

Internet Services

TMCS's executive offices are located in Pasadena, California, where TMCS currently leases approximately 28,000 square feet under a lease expiring in 2002. TMCS also leases approximately 4,500 square feet in Austin, 3,900 and 7,880 square feet in Morrisville, North Carolina, 7,900 square feet in Research Triangle Park, North Carolina, 4,600 square feet in Nashville, 10,000 square feet in New York, 4,700 square feet in Portland, 4,600 square feet in Salt Lake City and 5,800 square feet in San Francisco under leases which expire in 2002, 2001, 2003, 2003, 2000, 2004, 2002, 2001 and 1999, respectively.

ISN's executive offices are located in Sunnyvale, California, where ISN currently leases 25,000 square feet under a lease expiring in 2000.

LEGAL PROCEEDINGS

In the ordinary course of business, the Issuers' and their subsidiaries are parties to litigation involving property, personal injury, contract and other claims. The amounts that may be recovered in these matters may be subject to insurance coverage and, although there can be no assurance in this regard, are not expected to be material to the Issuers' financial position or operations.

Federal Trade Commission Matter

Home Shopping Network is involved from time to time in investigations and enforcement actions by consumer protection agencies and other regulatory authorities. Effective October 2, 1996, the Federal Trade Commission ("FTC") and Home Shopping Network and two of its subsidiaries entered into a consent order under which Home Shopping Network agreed that it will not make claims for specified categories of products, including any claim that any product can cure, treat or prevent illness, or affect the structure or function of the human body, unless it possesses competent and reliable scientific evidence to substantiate the claims. The settlement did not represent an admission of wrongdoing by Home Shopping Network, and did not require the payment of any monetary damages. The FTC is investigating Home Shopping Network's compliance with its consent order. The FTC has recently indicated to Home Shopping Network that it believes Home Shopping Network has not complied with the consent order and that it intends to seek monetary penalties and consumer redress for non-compliance.

ASCAP Litigation

Networks, along with almost every other satellite-delivered network, is involved in continuing disputes regarding the amounts to be paid by it for the performance of copyrighted music from members of the American Society of Composers, Authors and Publishers ("ASCAP") and by Broadcast Music, Inc. ("BMI"). The payments to be made to ASCAP will be determined in a "rate court" proceeding under the jurisdiction of the U.S. District Court in the Southern District of New York. In the initial phase of this proceeding, it was determined that Networks must pay ASCAP a specified interim fee, calculated as a percentage of the gross revenues of each of USA Network and The Sci-Fi Channel. This fee level is subject to upward or downward adjustment in future rate court proceedings, or as the result of future negotiations, for all payments subsequent to January 1, 1986 with respect to USA Network and for all payments subsequent to launch with respect to The Sci-Fi Channel. All ASCAP claims prior to these times have been settled and are final. As to BMI, Networks has agreed with BMI with respect to certain interim fees to be paid by both USA Network and Sci-Fi Channel. Subsequent to July 1, 1992 and subsequent to launch of The Sci-Fi Channel, respectively, these interim fees are subject to upward or downward adjustment, based on a future negotiated resolution or submission of the issue to BMI's own federal "rate court." The Company cannot predict the final

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outcome of these disputes, but does not believe that it will suffer any material liability as a result thereof.

Ticketmaster Shareholder Litigation

The Company and certain of its directors (who were also directors of Ticketmaster), along with other parties (including Ticketmaster), were named as defendants in three purported class action lawsuits brought on behalf of Ticketmaster shareholders in state court in Chicago and Los Angeles: In re Ticketmaster Group, Inc. Securities Class Action Litigation, 97 CH 13411 (Circuit Court, Cook County, Ill.); Tiger Options LLC v. Ticketmaster Group, Inc., et al., Case No. BC 180045 (Los Angeles Superior Court); and Bender v. Ticketmaster Group, Inc., et al., Case No. BC 181006. The complaints in each action generally allege that the defendants breached fiduciary duties they allegedly owed to Ticketmaster shareholders in connection with the Company's October 1997 merger proposal to Ticketmaster, and seek, among other things, injunctive relief and damages in an unspecified amount. The Cook County Circuit Court entered an order dismissing the Illinois case with prejudice. The plaintiffs in the California cases agreed to postpone any response by defendants to those complaints and defendants intend to seek dismissal of those cases based on the decision of the Circuit Court in Illinois. No discovery or other proceedings have taken place or been scheduled in any of the remaining actions. The Company believes that the allegations against the Company and its directors do not have merit.

Ticketmaster Consumer Class Action

During 1994, Ticketmaster was named as a defendant in 16 federal class action lawsuits filed in United States District Courts purportedly on behalf of consumers who were alleged to have purchased tickets to various events through Ticketmaster. These lawsuits alleged that Ticketmaster's activities violated antitrust laws. On December 7, 1994, the Judicial Panel on Multidistrict Litigation transferred all of the lawsuits to the United States District Court for the Eastern District of Missouri (the "District Court") for coordinated and consolidated pretrial proceedings. After an amended and consolidated complaint was filed by the plaintiffs, Ticketmaster filed a motion to dismiss and, on May 31, 1996, the District Court granted that motion ruling that the plaintiffs had failed to state a claim upon which relief could be granted. On April 10, 1998, the United States Court of Appeals for the Eighth Circuit issued an opinion affirming the district court's ruling that the plaintiffs lack standing to pursue their claims for damages under the antitrust laws and held that the plaintiffs' status as indirect purchasers of Ticketmaster's services did not bar them from seeking equitable relief against Ticketmaster. Discovery on the plaintiff's remanded claim for equitable relief is ongoing in the District Court and a trial date of July 17, 2000 has been set. On July 9, 1998, the plaintiffs filed a petition for writ of certiorari to the United States Supreme Court seeking review of the decision dismissing their damage claims. Plaintiff's petition for writ of certiorari in the United States Supreme Court was denied on January 19, 1999.

Ticketmaster has stated that the Court's affirmance of the decision prohibiting plaintiffs from obtaining monetary damages against Ticketmaster eliminates the substantial portion of plaintiffs' claims. With respect to injunctive relief, the Antitrust Division of the United States Department of Justice had previously investigated Ticketmaster for in excess of 15 months and closed its investigation with no suggestion of any form of injunctive relief or modification of the manner in which Ticketmaster does business.

Jovon Litigation

USA Capital Corporation holds an option to acquire 45% of the stock of Jovon Broadcasting Corporation ("Jovon"), licensee of WJYS-TV, Hammond, Indiana. In a 1996 order, the FCC ruled that the Company could proceed to exercise its option to acquire 45% of Jovon's stock, but limited the present exercise of that option to no more than 33% of Jovon's outstanding stock. Jovon has filed a Petition with the FCC, requesting reconsideration and a ruling that the option is no longer valid. Certain entities controlled by the Company filed litigation on May 30, 1997 in the Circuit Court of Pinellas County, Florida against Jovon seeking declaratory and injunctive relief to permit the Company to proceed with the exercise of its option, or, in the alternative, to obtain damages for breach of contract by Jovon. On September 11, 1998, the FCC released a Memorandum Opinion and Order ("Order") addressing Jovon's petition for reconsideration of its 1996 ruling. In the Order, the FCC affirmed its earlier holding that the option does not violate the cross-interest policy and may be exercised up to a one-third equity interest in Jovon. The FCC left the validity of the option agreement to be determined by the state courts. On October 13, 1998, the Company filed a Request for Clarification, seeking to confirm that it may use a trust mechanism in order to exercise the option. Jovon has filed a response to the Request for Clarification. On January 9, 1998, the Circuit Court of Pinellas County, Florida denied Jovon's motion to dismiss litigation brought by certain entities controlled by the Company against Jovon. However, the court stayed the action for a period of six months. A status conference has been set for February 1, 1999 to determine whether the stay should remain in effect.

Urban Litigation

Commencing in October 1996, Home Shopping Club, Inc. ("HSC") (predecessor in interest to Home Shopping Club, L.P.) withheld monthly payments under the Affiliation Agreement with Urban Broadcasting Corporation ("Urban") due to certain breaches of the Affiliation Agreement by Urban. Urban has contested this action. In addition, on January 10, 1997, Urban filed an Emergency Request for Declaratory Ruling with the FCC requesting an order that the requirement in the Affiliation Agreement that Urban broadcast at full power violates the FCC's rules, or alternatively, requesting that the FCC revise the terms of the Affiliation Agreement to bring it into compliance with its Rules. Urban also requested that the FCC undertake an inquiry into the Company's actions of withholding payments to Urban to determine whether the Company is fit to remain an FCC licensee. As of this date, no ruling has been issued by the Commission.

On October 23, 1997, HSC filed suit against Urban in the Circuit Court for Arlington County, Virginia seeking a judicial declaration that it was entitled to withhold the payments in dispute because of Urban's breaches of the Affiliation Agreement. Urban has responded with counterclaims and commenced a related action in the Circuit Court against HSC, HSN, Inc. (now the Company) and Silver King Broadcasting of Virginia, Inc. (now USA Station Group of Virginia, Inc. ("USASGV")). Urban has asserted contract and tort claims related to HSC's decision to withhold affiliation payments. The case is currently set for trial on April 5-9, 1999. The Company, HSC and USASGV continue to defend the case vigorously.

MovieFone Litigation

In March 1995, MovieFone, Inc. ("MovieFone") and The Teleticketing Company, L.P. filed a complaint against Ticketmaster in the United States District Court for the Southern District of New York. Plaintiffs allege that they are in the business of providing movie information and teleticketing services, and that they are parties to a contract with Pacer Cats Corporation, a wholly owned subsidiary of Wembley plc ("Pacer Cats"), to provide teleticketing services to movie theaters. Plaintiffs also allege that, together with Pacer Cats, they had planned to commence selling tickets to live entertainment events, and that Ticketmaster, by its conduct, frustrated and prevented plaintiffs' ability to do so. Plaintiffs further allege that Ticketmaster has interfered with and caused Pacer Cats to breach its contract with plaintiffs. The complaint asserts that Ticketmaster's actions violate Section 7 of the Clayton Act and Sections 1 and 2 of the Sherman Act, and that Ticketmaster tortuously interfered with contractual and prospective business relationships and seeks monetary and injunctive relief based

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on such allegations. Ticketmaster filed a motion to dismiss. The court heard oral argument on September 26, 1995. In March 1997, prior to the rendering of any decision by the Court on Ticketmaster's motion to dismiss, Ticketmaster received an amended complaint in which the plaintiffs assert essentially the same claims as in the prior complaint but have added a RICO claim and tort claims. Ticketmaster filed a motion to dismiss the amended complaint in April 1997, which is pending. Certain of the claims in this litigation are similar to claims that were the subject of an arbitration award in which MovieFone was a claimant and Pacer Cats a respondent. Among other things, the award included damages from Pacer Cats to MovieFone of approximately $22.75 million before interest and an injunction against certain entities, which may include certain affiliates of Ticketmaster, restricting or prohibiting their activity with respect to certain aspects of the movie teleticketing business for a specified period of time. Neither the Company, Ticketmaster, nor any entity owned or controlled by Ticketmaster, were parties to the arbitration. In May 1998, MovieFone filed a petition in New York state court to hold an entity affiliated with Ticketmaster in contempt of the injunction provision of the arbitration award on the grounds that such entity is a successor or assignee of, or otherwise acted in concert with, Pacer Cats. In November 1998, the court ruled that the Ticketmaster affiliate is bound by the arbitrators' findings that it is the successor to Pacer Cats and, as such, liable for breaches committed by Pacer Cats and subject to the terms of the arbitration award's injunction. The court further found that the Ticketmaster affiliate had violated the injunction and awarded MovieFone approximately $1.38 million for losses it incurred as a result of such violations. The Ticketmaster affiliate has filed a notice of appeal of the court's decision, including to seek reversal of the ruling regarding successor liability.

Other

The Issuers engaged in various other lawsuits either as plaintiffs or defendants. In the opinion of management, the ultimate outcome of these various lawsuits should not have a material impact on the Issuers.

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                               CORPORATE HISTORY

The Company was incorporated in July 1986 in Delaware under the name Silver King Broadcasting Company, Inc. as a subsidiary of Holdco. On December 28, 1992, Holdco distributed the capital stock of the Company to Holdco's stockholders.

SAVOY AND HOME SHOPPING MERGERS

In December 1996, the Company consummated mergers with Savoy Pictures Entertainment, Inc. ("Savoy") (the "Savoy Merger") and Holdco (the "Home Shopping Merger" and, together with the Savoy Merger, the "Mergers"), pursuant to which Savoy and Holdco became subsidiaries of the Company. Concurrently with the Mergers, the Company changed its name to HSN, Inc.

TICKETMASTER TRANSACTION

On July 17, 1997, the Company acquired a controlling interest in Ticketmaster (the "Ticketmaster Acquisition") from Mr. Paul G. Allen in exchange for shares of Common Stock. On June 24, 1998, the Company acquired the remaining Ticketmaster common equity in a tax-free stock-for-stock merger (the "Ticketmaster Merger" and together with the Ticketmaster Acquisition, the "Ticketmaster Transaction").

UNIVERSAL TRANSACTION

On February 12, 1998, pursuant to the Universal Transaction, the Company acquired USA Networks (which consisted of USA Networks and The Sci-Fi Channel cable television networks) and Universal's domestic television production and distribution business, which was renamed "Studios USA", from Universal, which is controlled by Seagram. The consideration paid to Universal consisted of approximately $1.6 billion in cash ($300 million of which was deferred with interest) and an effective 45.8% interest in the Company through shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), Class B common stock, par value $.01 per share, of the Company (the "Class B Common Stock") and shares ("LLC Shares") of USANi LLC. The LLC Shares are exchangeable for shares of Common Stock and Class B Common Stock. Due to FCC restrictions on foreign ownership of entities controlling domestic television broadcast licenses (such as USAi), Universal is limited in the number of shares of the Company's stock that it may own. In connection with the Universal Transaction, the Company formed USANi LLC primarily to hold the Company's non-broadcast businesses in order to comply with such FCC restrictions and for certain other tax and regulatory reasons. Universal's interest in USANi LLC is not subject to the FCC foreign ownership limitations. The Company maintains control and management of USANi LLC, and the businesses held by USANi LLC are managed by the Company in substantially the same manner as they would be if the Company held them directly through wholly owned subsidiaries. As long as Mr. Diller is the Chairman and Chief Executive Officer of the Company and does not become disabled, these arrangements will remain in place. At such time as Mr. Diller no longer occupies such positions, or if Mr. Diller becomes disabled, Universal has the right under certain circumstances to designate the manager of USANi LLC (who would also be the Chairman and Chief Executive Officer of the Company). If Universal does not have such right, Liberty may be entitled to designate such persons. In all other cases, the Company is entitled to designate the manager of USANi LLC.

In connection with the Universal Transaction, the Company changed its name to USA Networks, Inc. and renamed its broadcast television division "USA Broadcasting" (formerly "HSNi Broadcasting") and its primary television station group "USA Station Group" (formerly "Silver King").

TICKETMASTER ONLINE-CITYSEARCH TRANSACTION

On September 28, 1998, CitySearch merged with Ticketmaster Online, a wholly owned subsidiary of Ticketmaster, to form Ticketmaster Online -- CitySearch or TMCS. Following the merger, TMCS was a majority-owned subsidiary of Ticketmaster. Shares of TMCS's Class B common stock were sold to the public in an initial public offering that was consummated on December 8, 1998. The TMCS Class B Common Stock is quoted on the Nasdaq Stock Market. Following the initial public offering, as of December 31, 1998, USAi beneficially owned 59.5% of the outstanding TMCS common stock, representing 67.3% of the total voting power of TMCS's outstanding common stock. For financial reporting purposes, TMCS's Ticketmaster Online ticketing business is considered part of the Company's Ticketing Operations, while TMCS's CitySearch local city guides business is considered part of the Company's Internet Services.

CORPORATE STRUCTURE; CONTROLLING SHAREHOLDERS

THE COMPANY. As of December 31, 1998, Liberty, through certain companies owned by Liberty and Mr. Diller, owned 3.8% of the outstanding Common Stock and 78.7% of the outstanding Class B Common Stock and Universal owned approximately 6.7% of the outstanding Common Stock and 21.3% of the outstanding Class B Common Stock. Mr. Diller, through certain companies owned by Liberty and Mr. Diller, his own holdings and the Stockholders Agreement, dated as of October 19, 1997 (the "Stockholders Agreement"), among Mr. Diller, Universal, Liberty, the Company and Seagram, controls 74.5% of the outstanding total voting power of the Company. Mr. Diller, subject to the Stockholders Agreement and subject to veto rights of Universal and Liberty over certain fundamental changes, is effectively able to control the outcome of nearly all matters submitted to a vote of the Company's stockholders.

USANi LLC. As of December 31, 1998, the Company owned directly 3.2%, and indirectly through Holdco 38.8%, of the outstanding LLC Shares, Universal owned 49.5% of the outstanding LLC Shares and Liberty owned 8.5% of the outstanding LLC Shares. In the event Mr. Diller is no longer Chief Executive Officer or if Mr. Diller becomes disabled (as defined in the Governance Agreement), Universal and Liberty will have certain additional rights regarding, among other things, the management of USANi LLC and the ability to cause the Company to effect a spinoff or other disposition of USA Broadcasting.

Pursuant to an exchange agreement among the Company, Universal and Liberty, dated as of February 12, 1998 (the "LLC Exchange Agreement"), the LLC Shares received by Universal and Liberty are exchangeable for shares of Common Stock and Class B Common Stock (in the case of Universal) or Common Stock only (in the case of Liberty). The Company has the right, subject to certain conditions, to require Liberty to exchange such shares when, under applicable law (including the regulations of the FCC), it is legally permitted to do so. Universal retains the option, and the Company may not require Universal (other than in connection with a sale of the Company as provided in the LLC Exchange Agreement), to exchange its LLC Shares.

HOLDCO. Pursuant to the Home Shopping Merger, Liberty retained a 19.9% equity interest (9.2% of the voting power) in Holdco, a subsidiary of the Company in which the Company owns the remaining equity and voting interests. As of December 31, 1998, Holdco's only asset was a 38.8% interest in USANi LLC. Holdco has a dual-class common stock structure similar to the Company's. Pursuant to an exchange agreement, dated as of December 20, 1996 (the "Liberty Exchange Agreement"), between the Company and a subsidiary of Liberty, at such time or from time to time as Liberty or its permitted transferee is allowed under applicable FCC regulations to hold additional shares of the Company's stock, Liberty or its permitted transferee will exchange its Holdco Common Stock and its Holdco Class B Common Stock for shares of Common Stock and Class B Common Stock, respectively, at the applicable conversion ratio. Liberty, however, is obligated to effect an exchange only after all of its LLC Shares have been exchanged for shares of Common Stock pursuant to the LLC Exchange Agreement. Upon completion of the exchange of Liberty's Holdco shares, Holdco would become a wholly owned subsidiary of the Company.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age and position of individuals who serve as directors and executive officers of the Issuers, as indicated. Except as otherwise indicated, each individual who serves as a director or executive officer of the Company also serves in the same capacity at USANi LLC. Each director will hold office until the next annual meeting of stockholders or until his successor has been elected and qualified or until his earlier death, resignation or removal. Officers of the Issuers are appointed by the Boards of Directors of the Issuers and serve at the discretion of the Boards.

                NAME                   AGE                         POSITION
                ----                   ---                         --------
Barry Diller(1)......................   56   Director, Chairman of the Board and Chief Executive
                                             Officer
Michael P. Durney....................   36   Vice President and Controller
Victor A. Kaufman(1).................   55   Director, Office of the Chairman and Chief Financial
                                             Officer
D. Stephen Goodin....................   31   Vice President and Assistant to the Chairman
Dara Khosrowshahi....................   28   Vice President, Strategic Planning
Thomas J. Kuhn.......................   36   Senior Vice President, General Counsel and Secretary
Paul G. Allen(5).....................   45   Director
Robert R. Bennett(2).................   40   Director
Edgar J. Bronfman, Jr.(1)............   42   Director
James G. Held........................   49   Director, Chairman and Chief Executive Officer of
                                             Home Shopping Network
Leo J. Hindery, Jr.(2)...............   51   Director
Donald R. Keough(3)(4)...............   72   Director
John C. Malone(2)....................   57   Director
Robert W. Matschullat................   51   Director
Samuel Minzberg......................   49   Director
William D. Savoy(3)(4)(5)............   34   Director
H. Norman Schwarzkopf(3).............   64   Director

-------------------------

(1) Member of the Executive Committee.

(2) Director of USANi LLC only.

(3) Member of the Audit Committee.

(4) Member of the Compensation/Benefits Committee.

(5) Member of the Performance-Based Compensation Committee.

Paul G. Allen has been a director of the Company and of USANi LLC since July 1997 and February 1998, respectively. Mr. Allen has been a private investor for more than five years, with interests in a wide variety of companies, many of which focus on multimedia digital communications such as Interval Research Corporation, of which Mr. Allen is the controlling shareholder and a director. In addition, Mr. Allen is the Chairman of the Board of Trail Blazers Inc. of the National Basketball Association and is the owner of the Seattle Seahawks of the National Football League.

Mr. Allen currently serves as a director of Microsoft Corporation and also serves as a director of various private corporations.

Robert R. Bennett has been a director of USANi LLC since February 1998. He is President and Chief Executive Officer of Liberty, the programming arm of TCI, and Executive Vice President of TCI. Mr. Bennett has been with Liberty since its inception in 1990, serving as its principal financial officer and in various other officer capacities. Prior to the creation of Liberty, he was Vice President and Director of Finance at TCI, where he was employed since 1987. Before joining TCI, Mr. Bennett was with The Bank of New York in its Communications Entertainment and Publishing Division. Mr. Bennett is a director of Black Entertainment Television, Inc., United Video Satellite Group, Inc., TCI Music, Inc. and Discovery Communications, Inc.

Edgar J. Bronfman, Jr. has been a director of the Company and of USANi LLC since February 1998. He has been President and Chief Executive Officer of Seagram since June 1994. Previously, he was President and Chief Operating Officer of Seagram. Mr. Bronfman is a director of Seagram and a member of the Boards of The Wharton School of the University of Pennsylvania, New York University Medical Center, the Teamwork Foundation and WNET/13. Mr. Bronfman is also Chairman of the Board of Governors of The Joseph H. Lauder Institute of Management & International Studies at the University of Pennsylvania.

Barry Diller has been a director and the Chairman of the Board and Chief Executive Officer of the Company and of USANi LLC since August 1995 and February 1998, respectively. He was Chairman of the Board and Chief Executive Officer of QVC, Inc. from December 1992 through December 1994. From 1984 to 1992, Mr. Diller served as the Chairman of the Board and Chief Executive Officer of Fox, Inc. Prior to joining Fox, Inc., Mr. Diller served for ten years as Chairman of the Board and Chief Executive Officer of Paramount Pictures Corporation. Mr. Diller is a director and member of the Executive Committee of Seagram, and serves as a director of Ticketmaster Online-CitySearch. He also serves on the Board of the Museum of Television and Radio and is a member of the Board of Councilors for the University of Southern California's School of Cinema-Television and is a member of the Board of Directors of 13/WNET. Mr. Diller also serves on the Board of Directors for AIDS Project Los Angeles, the Executive Board for the Medical Sciences of University of California, Los Angeles and the Board of the Children's Advocacy Center of Manhattan.

Michael P. Durney has been Vice President and Controller of the Company and of USANi LLC since March 1998. Prior to joining the Company, from 1996 to 1998, he was the Chief Financial Officer of Newport Media, Inc., and from 1994 to 1996 he was Executive Vice President of Finance of Hallmark Entertainment, Inc. From 1989 to 1994, he was Vice President, Controller of Univision Television Group, Inc.

Stephen Goodin has been Vice President and Assistant to the Chairman of the Company and of USANi LLC since March 1998. Prior to joining the Company, he served as Special Advisor to President William J. Clinton's Chief of Staff and as the President's Aide for three years from October 1994 to December 1997. Prior to his employment with the Office of the President, Mr. Goodin was the Director of Operations-Finance at the Democratic National Committee from January 1993 to October 1994.

James G. Held has been a director of the Company and of USANi LLC since November 1995 and February 1998, respectively, and became President and CEO of Home Shopping Network, a division of USA Networks, Inc., in November, 1995. Mr. Held is currently Chairman and CEO of the Home Shopping Network division. Immediately before coming to Home Shopping Network, Mr. Held was President and CEO of Adrienne Vittadini, Inc., a company with interests in wholesale and apparel manufacturing, retail sales and licensing. He joined Vittadini in January 1995, moving there from QVC, Inc. He began his association with QVC in September 1993, serving first as senior vice president in charge of new business development and later becoming executive vice president of merchandising, sales, product planning and new business development.

Leo J. Hindery, Jr. has been a director of USANi LLC since February 1998. He has served as the President and Chief Executive Officer of TCI Communications, Inc. since March 1997. Mr. Hindery has also served as the President and Chief Operating Officer of TCI since March 1997 and as the President and Chief Executive Officer of TCI Pacific Communications, Inc. ("TPAC") since September 1997. In addition, he has served as a director of TCI Music since January 1997. Mr. Hindery was previously founder, Managing General Partner and Chief Executive Officer of InterMedia Partners, a cable television operator, and its affiliated entities from 1988 to March 1997. Mr. Hindery is a director of TCI, and a director of TCI Communications, Inc., TPAC, United Video Satellite Group, Inc. and At Home Corporation, all of which are subsidiaries of TCI. Mr. Hindery is also a director of TCI Satellite Entertainment ("Satellite"), Inc. and of Cablevision Systems Corporation ("CSC"), Lenfest Group and Knowledge Enterprises, Inc.

Victor A. Kaufman has been a director of the Company and of USANi LLC since December 1996 and February 1998, respectively. Mr. Kaufman has served in the Office of the Chairman for the Company since January 27, 1997, and as Chief Financial Officer since November 1, 1997. Prior to that time, he served as Chairman and Chief Executive Officer of Savoy since March 1992 and as a director of Savoy since February 1992. Mr. Kaufman was the founding Chairman and Chief Executive Officer of Tri-Star Pictures, Inc. ("Tri-Star") from 1983 until December 1987, at which time he became President and Chief Executive Officer of Tri-Star's successor company, Columbia Pictures Entertainment, Inc. ("Columbia"). He resigned from these positions at the end of 1989 following the acquisition of Columbia by Sony USA, Inc. Mr. Kaufman joined Columbia in 1974 and served in a variety of senior positions at Columbia and its affiliates prior to the founding of Tri-Star. Mr. Kaufman also serves as a director of Ticketmaster-Online CitySearch.

Donald R. Keough has been a director of the Company and of USANi LLC since September 1998. He is chairman of the board of Allen & Company Incorporated, a New York investment banking firm. He was elected to that position on April 15, 1993. Mr. Keough retired as president, chief operating officer and a director of The Coca-Cola Company in April 1993 and at that time, he was appointed advisor to the board. Mr. Keough serves as a director on the boards of H. J. Heinz Company, The Washington Post Company, The Home Depot, McDonald's Corporation and is chairman of Excalibur Corporation. He is immediate past chairman of the board of trustees of the University of Notre Dame and a trustee of several other educational institutions. He also serves on the boards of a number of national charitable and civic organizations.

Dara Khosrowshahi has been Vice President, Strategic Planning of the Company and of USANi LLC since March 1998. Prior to joining the Company, from 1991 to 1998, he worked at Allen & Company Incorporated where he served as a Vice President from 1995 to 1998 and as Director from 1996 to 1998.

Thomas J. Kuhn has been Senior Vice President, General Counsel and Secretary of the Company and of USANi LLC since February 1998. Prior to joining the Company, from 1996 to 1998, he was a partner in the New York City law firm of Howard, Smith & Levin LLP. From 1989 until 1996, Mr. Kuhn was associated with the law firm of Wachtell, Lipton, Rosen & Katz in New York City.

John C. Malone has been a director of USANi LLC since September 1998. He has been President and CEO of TCI since April 1973, and has served as Chairman of Tele-Communications, Inc. since November, 1996. He is also a director of The Bank of New York, BET Holdings, At Home Corporation, Cablevision Systems Corporation, Lenfest Communications, and TCI Satellite.

Robert W. Matschullat has been a director of the Company and of USANi LLC since February 1998. He has been Vice Chairman and Chief Financial Officer of Seagram since

October 1995. Previously, he was Managing Director and Head of Worldwide Investment Banking for Morgan Stanley & Co., Inc. and a director of Morgan Stanley Group, Inc., investment bankers. Mr. Matschullat is a director of Seagram and Transamerica Corporation.

Samuel Minzberg has been a director of the Company and of USANi LLC since February 1998. He has been President and Chief Executive Officer of Claridge Inc., a management company, since January 1, 1998. Previously, he was Chairman of and a partner in the Montreal office of Goodman, Phillips and Vineberg, attorneys at law, of which he is currently of counsel. Mr. Minzberg is a director of Seagram and Koor Industries, Limited.

William D. Savoy has been a director of the Company and of USANi LLC since July 1997 and February 1998, respectively. Currently, Mr. Savoy serves as President of Vulcan Northwest Inc. and Vice President of Vulcan Ventures Inc. From 1987 until November 1990, Mr. Savoy was employed by Layered, Inc. and became its President in 1988. Mr. Savoy serves on the Advisory Board of DreamWorks SKG and also serves as director of Ticketmaster Online-CitySearch, CNET, Inc., Harbinger Corporation, Metricom, Inc., Telescan, Inc., and U.S. Satellite Broadcasting Co, Inc.

Gen. H. Norman Schwarzkopf has been a director of the Company and USANi LLC since December 1996 and February 1998, respectively. He previously had served as a director of Home Shopping Network since May 1996. Since his retirement from the military in August 1991, Gen. Schwarzkopf has been an author and a participant in several television specials and is currently working with NBC on additional television programs. From August 1990 to August 1991, he served as Commander-in-Chief, United States Central Command and Commander of Operations, Desert Shield and Desert Storm. General Schwarzkopf had 35 years of service with the military. He is also on the Board of Governors of the Nature Conservancy, Chairman of the Starbright Capital Campaign, co-founder of the Boggy Creek Gang, a member of the University of Richmond Board of Trustees, and serves on the Boards of Directors of Borg Warner Security Corporation, Remington Arms Company, Kuhlman Corporation and Cap CURE, Association for the Cure of Cancer of the Prostate.

BOARD COMMITTEES

Executive Committee

The Executive Committee of the Boards of Directors of the Issuers, consisting of Messrs. Bronfman, Diller and Kaufman, has all the power and authority of the Boards of Directors of the Issuers, except those powers specifically reserved to the Boards by Delaware law or the Issuers' respective organizational documents.

Audit Committee

The Audit Committee of the Boards of Directors of the Issuers, currently consisting of Messrs. Keough and Savoy and Gen. Schwarzkopf, is authorized to recommend to the Boards of Directors independent certified public accounting firms for selection as auditors of the Issuers; make recommendations to the Boards of Directors on auditing matters; examine and make recommendations to the Boards of Directors concerning the scope of audits; and review and approve the terms of transactions between or among the Issuers and related parties. None of the members of the Audit Committee is an employee of the Issuers.

Compensation/Benefits Committee

The Compensation/Benefits Committee of the Boards of Directors of the Issuers, currently consisting of Messrs. Keough and Savoy, is authorized to exercise all of the powers of the Boards of Directors with respect to matters pertaining to compensation and benefits, including, but not limited to, salary matters, incentive/bonus plans, stock option plans, investment programs and insurance plans, except that the Performance-Based Compensation Committee exercises such powers with respect to performance-based compensation of corporate officers who are, or who are likely to become, subject to Section 162(m) of the Internal Revenue Code. The Compensation/Benefits Committee is also authorized to exercise all of the powers of the Boards of Directors in matters pertaining to employee promotions and the designation and/or revision of employee positions and job titles. None of the members of the Compensation/Benefits Committee is an employee of the Issuers.

Performance-Based Compensation Committee

The Performance-Based Compensation Committee of the Boards of Directors of the Issuers, currently consisting of Messrs. Allen and Savoy, is authorized to exercise all of the powers of the Board of Directors with respect to matters pertaining to performance-based compensation of corporate officers who are, or are likely to become, subject to Section 162(m) of the Internal Revenue Code. (Section 162(m) limits the deductibility of compensation in excess of $1,000,000 paid to a corporation's chief executive officer and four other most highly compensated executive officers, unless certain conditions are met.) None of the members of the Performance-based Compensation Committee is an employee of the Issuers.

COMPENSATION OF DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

General

This section of the Prospectus sets forth certain information pertaining to compensation of the Chief Executive Officer of the Issuers and the Issuers' four most highly compensated executive officers other than the Chief Executive Officer, as well as information pertaining to the compensation of members of the Boards of Directors of the Issuers.

Summary of Executive Officer Compensation

The following table sets forth information concerning total compensation earned by the Chief Executive Officer and the four other most highly compensated executive officers of the Issuers who served in such capacities as of December 31, 1998 (the "Named Executive Officers") for services rendered to the Issuers during each of the last three fiscal years. The information set forth below represents all compensation earned by the Named Executive Officers for all services performed for each Issuer or any of its subsidiaries. The Named Executive Officers did not receive separate or additional compensation for serving in their respective capacities for each Issuer.

                           SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION                  LONG TERM COMPENSATION
                           ----------------------------------------------    -----------------------
                                                                OTHER        RESTRICTED
                                                                ANNUAL         STOCK         STOCK       ALL OTHER
                           FISCAL    SALARY       BONUS      COMPENSATION      AWARDS       OPTIONS     COMPENSATION
NAME & PRINCIPAL POSITION   YEAR       ($)         ($)          ($)(1)          ($)         (#)(2)          ($)
-------------------------  ------    -------    ---------    ------------    ----------    ---------    ------------
Barry Diller...........     1998     126,923(3)         0        --                 0              0     1,288,472(4)(5)
  Chairman and              1997           0            0        --                 0      9,500,000(6)  1,282,343(4)
  Chief Executive           1996           0    1,618,722(7)     --                 0              0     1,280,508(4)(5)
  Officer                                                                           0
Victor A. Kaufman......     1998     500,000      450,000(9)     --           500,000(10)    100,000(11)      4,800(5)
  Office of the             1997     500,000            0        --                 0        500,000(11)          0
  Chairman and              1996      19,230            0        --                 0        346,000(11)          0
  Chief Financial
  Officer(8)
Thomas J. Kuhn.........     1998     398,077(13)   450,000(9)     --          187,500(10)    250,000(14)      2,118(5)
  Senior Vice President,
  General Counsel and
  Secretary(12)
Dara Khosrowshahi......     1998     248,077(16)   300,000(9)     --          125,000(10)    220,000(17)          0
  Vice President,
  Strategic Planning(15)
Michael P. Durney......     1998     187,500(19)   125,000(9)     --                0         70,000(20)      1,731(5)
  Vice President and
  Controller(18)

---------------
 (1) Disclosure of perquisites and other personal benefits, securities or property received by each of the Named Executive Officers is only required where the aggregate amount of such compensation exceeded the lesser of $50,000 or 10% of the total of the Named Executive Officer's salary and bonus for the year.

 (2) These option grants reflect the two-for-one stock split which became effective on March 26, 1998.

 (3) Reflects an annual base salary of $500,000 commencing September 25, 1998.

 (4) Mr. Diller was granted options in 1995 to purchase 3,791,694 shares of Common Stock, vesting over a four-year period, at an exercise price below the fair market value of Common Stock on the date of grant. USAi has amortized unearned compensation of $993,135 in 1996, $995,856 in 1997 and $999,162 in 1998. In addition, Mr. Diller has an interest-free, secured, non-recourse promissory note in the amount of $4,997,779 payable to USAi which was used to purchase 441,988 shares of Common Stock. As a result, Mr. Diller had compensation for imputed interest of $286,373 in 1996, $286,487 in 1997 and $286,368 in 1998.

 (5) Includes USAi's matching contributions under its 401(k) Retirement Savings Plan (the "401(k) Plan"). Pursuant to the 401(k) Plan as in effect through December 31, 1998, the Company matches $.50 for each dollar a participant contributes up to the first 6% of compensation.

 (6) Consists of options to purchase 9,500,000 shares of Common Stock granted pursuant to the 1997 Incentive Plan.

 (7) Pursuant to an equity compensation agreement between Mr. Diller and USAi (the "Equity Compensation Agreement"), Mr. Diller received a bonus payment of approximately $2.5 million on August 24, 1996. USAi accrued four months and seven days of such bonus in periods prior to the year ended December 31, 1996.

 (8) Mr. Kaufman assumed the position of Chief Financial Officer of USAi on November 1, 1997.

 (9) Of this amount, Messrs. Kaufman, Kuhn, Khosrowshahi and Durney made preliminary elections to defer $225,000, $90,000, $60,000 and $62,500, respectively, pursuant to the Company's Bonus Stock Purchase Program. Under the Bonus Stock Purchase Program, in lieu of receiving a cash payment for the entire amount of their 1998 bonuses, all bonus eligible employees of the Company had a right to make an initial election to purchase shares of Common Stock (the "Bonus Shares") with up to 50% of the value of their 1998 bonus payments. Employees receive a 20% discount on the purchase price of Bonus Shares, which is calculated by taking the average of the high and low trading prices of Common Stock over a specified period of time. In mid-February of 1999, after the purchase price is determined, employees have an opportunity to revoke or decrease their initial elections.

(10) As of December 31, 1998, Messrs. Kaufman, Kuhn and Khosrowshahi held 20,000, 7,500 and 5,000 shares of Restricted Common Stock, respectively, all of which were granted by the Company to such persons on December 15, 1998. These shares vest on the third anniversary of the date of grant, except for Mr. Kaufman's shares, which vest on the first anniversary of the date of grant. The value of these shares as of December 31, 1998 was $662,500, $248,438 and $165,625, respectively.

(11) For 1998, consists of options to purchase 100,000 shares of Common Stock granted pursuant to the 1997 Incentive Plan. For 1997, consists of options to purchase 500,000 shares of Common Stock granted pursuant to the 1997 Incentive Plan. For 1996, consists of 56,000 options to purchase Common Stock assumed by USAi pursuant to the Savoy Merger, 90,000 options to purchase Common Stock resulting from conversion of options granted pursuant to the 1996 Home Shopping Network, Inc. Employee Stock Plan (the "Home Shopping Employee Plan") and 200,000 options to purchase Common Stock granted pursuant to the 1995 Stock Incentive Plan.

(12) Mr. Kuhn joined USAi as its Senior Vice President, General Counsel and Secretary on February 9, 1998.

(13) Reflects an annual base salary of $450,000 commencing February 9, 1998.

(14) Consists of options to purchase 250,000 shares of Common Stock granted pursuant to the 1997 Incentive Plan.

(15) Mr. Khosrowshahi joined USAi as its Vice President, Strategic Planning on March 2, 1998.

(16) Reflects an annual base salary of $300,000 commencing March 2, 1998.

(17) Consists of options to purchase 220,000 shares of Common Stock granted pursuant to the 1997 Incentive Plan.

(18) Mr. Durney joined USAi as its Vice President and Controller on March 30, 1998.

(19) Reflects an annual base salary of $250,000 commencing March 30, 1988.

(20) Consists of options to purchase 70,000 shares of Common Stock granted pursuant to the 1997 Incentive Plan.

Option Grants

The following table sets forth information with respect to options to purchase Common Stock granted to the Named Executive Officers during the year ended December 31, 1998. The grants were made under the 1997 Incentive Plan.

The 1997 Incentive Plan is administered by the Compensation/Benefits Committee and the Performance-Based Compensation Committee, which have the sole discretion to determine the selected officers, employees and consultants to whom incentive or non-qualified options, SARs, restricted stock and performance units may be granted. As to such awards, the Compensation/ Benefits Committee and the Performance-Based Compensation Committee also have the sole discretion to determine the number of shares subject thereto and the type, terms, conditions and restrictions thereof. The exercise price of an incentive stock option granted under the 1997 Incentive Plan must be at least 100% of the fair market value of the Common Stock on the date of grant. In addition, options granted under the 1997 Incentive Plan terminate within ten years of the date of grant. To date, only non-qualified stock options have been granted under the 1997 Incentive Plan.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

                                                 PERCENT                                 POTENTIAL REALIZABLE
                                                OF TOTAL                                   VALUE AT ASSUMED
                                 NUMBER OF     OPTIONS TO                                   ANNUAL RATES OF
                                SECURITIES      EMPLOYEES    EXERCISE                  STOCK PRICE APPRECIATION
                                UNDERLYING       GRANTED       PRICE                      FOR OPTION TERMS(4)
                                  OPTIONS        IN THE      PER SHARE   EXPIRATION    -------------------------
            NAME               GRANTED(#)(2)   FISCAL YEAR    ($/SH)      DATE(3)         5%($)        10%($)
            ----               -------------   -----------   ---------   ----------    -----------   -----------
Barry Diller.................           0           --            --           --              --            --
  Chairman and Chief
  Executive Officer
Victor A. Kaufman............     100,000         1.69%        25.00     12/15/2008     1,572,237     3,984,356
  Office of the Chairman and
  Chief Financial Officer
Thomas J. Kuhn...............     200,000         3.39%        24.50     02/09/2008     3,081,584     7,809,338
  Senior Vice President,           50,000         0.85%        25.00     12/15/2008       786,118     1,992,178
  General Counsel and
  Secretary
Dara Khosrowshahi............     120,000         2.03%        25.75     03/02/2008     1,943,284     4,924,664
  Vice President, Strategic       100,000         1.69%        25.00     12/15/2008     1,572,237     3,984,356
  Planning
Michael P. Durney............      50,000         0.85%        26.75     03/30/2008       841,147     2,131,631
  Vice President and               20,000         0.34%        25.00     12/15/2008       314,447       796,871
  Controller

---------------
(1) Under the 1997 Incentive Plan, the Compensation/Benefits Committee and the Performance-Based Compensation Committee retain discretion, subject to plan limits, to modify the terms of outstanding options and to reprice such options.

(2) These option grants and the related exercise prices reflect the two-for-one stock split which became effective on March 26, 1998.

(3) Under the 1997 Incentive Plan, the Compensation/Benefits Committee and the Performance-Based Compensation Committee determine the exercise price, vesting schedule and exercise periods for option grants made pursuant to such Plan. Options granted during the year ended December 31, 1998, generally become exercisable in four equal annual installments commencing on the first anniversary of the grant date. Each such option expires ten years from the date of grant.

(4) Potential value is reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of Common Stock, overall stock market conditions, as well as on the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

The table below sets forth information concerning the exercise of stock options by the Named Executive Officers during the year ended December 31, 1998 and the fiscal year-end value of all unexercised options held by such persons.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES(1)

                                                          NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                             OPTIONS HELD AT           IN-THE-MONEY OPTIONS AT
                                            VALUE             YEAR END (#)                 YEAR-END($)(2)
                            ACQUIRED ON    REALIZED    ---------------------------   ---------------------------
           NAME             EXERCISE(#)      ($)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             -----------   ----------   -----------   -------------   -----------   -------------
Barry Diller..............    980,000     14,754,390   14,153,770     11,377,924     300,853,247    195,495,882
  Chairman and Chief
     Executive Officer
Victor A. Kaufman.........          0              0      317,000        629,000       4,584,016      9,253,274
  Office of the Chairman
     and Chief Financial
     Officer
Thomas J. Kuhn............          0              0            0        250,000               0      2,131,250
  Senior Vice President,
     General Counsel and
     Secretary
Dara Khosrowshahi.........          0              0            0        220,000               0      1,697,500
  Vice President,
     Strategic Planning
Michael P. Durney.........          0              0            0         70,000               0        481,250
  Vice President and
     Controller

-------------------------

(1) Reflects the two-for-one stock split which became effective on March 26, 1998.

(2) Represents the difference between the $33.125 closing price of Common Stock on December 31, 1998 and the exercise price of the options, and does not include the U.S. federal and state taxes due upon exercise.

Compensation of Outside Directors

Each director of USAi and USANi LLC who is not an employee of USAi, USANi LLC or one of their respective subsidiaries receives an annual retainer of $30,000 per year. USAi also pays each such director $1,000 for each USAi or USANi LLC Board meeting and each USAi or USANi LLC Board committee meeting attended, plus reimbursement for all reasonable expenses incurred by such director in connection with attendance at any such meeting. For the year ended December 31, 1998, the directors that were designated by Universal and Liberty waived their rights to receive such annual retainer and attendance fees.

Under the USAi Directors' Stock Option Plan (the "Directors' Stock Option Plan"), directors who are not employees of USAi, USANi LLC or one of their respective subsidiaries receive a grant of options to purchase 5,000 shares of Common Stock upon initial election to office and thereafter annually on the date of USAi's annual meeting of stockholders at which the director is re-elected. The exercise price per share of Common Stock subject to such options is the fair market value of Common Stock on the date of grant, which is defined as the mean of the high and low sale price on such date on any stock exchange on which Common Stock is listed or as reported by NASDAQ, or, in the event that Common Stock is not so listed or reported, as determined by an investment banking firm selected by the Compensation/Benefits Committee. Such options vest in increments of 1,667 shares on each of the first two anniversaries of the date of grant, and 1,666 shares on the third. The options expire ten years from the date of grant. For the year ended December 31, 1998, the directors that were designated by Universal and Liberty waived their rights to receive such option grants.

Equity Compensation Agreement; Employment Agreements; Stock Option Grant Agreements

MR. DILLER. On October 19, 1997, the Company and Mr. Diller entered into a stock option grant agreement pursuant to which, in connection with the Universal Transaction, the Company granted Mr. Diller options to purchase 9,500,000 shares of Common Stock at an exercise price of $19.3125 per share. These options become exercisable with respect to 25% of the total shares on each of the first four anniversaries of the grant date. Upon a Change of Control (as defined in the stock option grant agreement), all of Mr. Diller's options that have not previously become exercisable or been terminated will become exercisable.

Mr. Diller waived any acceleration of his stock options which may have been triggered by the Universal Transaction. Mr. Diller's Equity and Bonus Compensation Agreement with the Company, dated August 24, 1995 discussed below, provides for a gross-up payment to be made to Mr. Diller, if necessary, to eliminate the effect of the imposition of the excise tax under Section 4999 of the Code upon payments made to Mr. Diller and imposition of income and excise taxes on such gross-up payment.

Mr. Diller and the Company are also parties to the Equity and Bonus Compensation Agreement dated as of August 26, 1995. Under that Agreement, the Company issued and sold to Mr. Diller 441,988 shares of Common Stock at $11.3125 per share in cash (the "Initial Diller Shares") and an additional 441,988 shares of Common Stock for the same per share price (the "Additional Diller Shares") payable by means of a cash payment of $2,210 and an interest-free, secured, non-recourse promissory note in the amount of $4,997,779. The promissory note is secured by the Additional Diller Shares and by that portion of the Initial Diller Shares having a fair market value on the purchase date of 20% of the principal amount of the promissory note. In addition, the Company granted options to Mr. Diller to purchase 3,791,694 shares of Common Stock at $11.3125 per share (the "Diller Options"). The Diller Options were granted in tandem with conditional SARs, which become exercisable only in the event of a change of control of the Company and in lieu of exercise of the Diller Options. The Initial and Additional Shares and the Diller Options were issued to Mr. Diller below the adjusted market price of $12.375 on August 24, 1995.

Mr. Diller was also granted a bonus arrangement, contractually independent from the promissory note, pursuant to which he received a bonus payment of approximately $2.5 million on August 24, 1996, and was to receive a further such bonus payment on August 24, 1997, which was deferred. The deferred amount accrues interest at a rate of 6% per annum. Mr. Diller also received $966,263 for payment of taxes by Mr. Diller due to the compensation expense which resulted from the difference in the per share fair market value of Common Stock and the per share purchase price of the Initial Diller Shares and Additional Diller Shares.

MR. DURNEY. On March 30, 1998, the Company and Mr. Durney entered into a three-year employment agreement (the "Durney Employment Agreement), providing for an annual base salary of $250,000 per year. Mr. Durney is also eligible to receive an annual discretionary bonus.

The Durney Employment Agreement provides for a grant of options to purchase 50,000 shares of Common Stock. Mr. Durney's options become exercisable with respect to 25% of the total shares on March 30, 1999 and on each of the next three anniversaries of such date. Upon a Change of Control (as defined in the 1997 Incentive Plan), 100% of Mr. Durney's options become vested and exercisable. Mr. Durney's options expire upon the earlier to occur of 10 years from the date of grant or 90 days following the termination of his employment for any reason. In the event that Mr. Durney's employment is terminated by the Company for any reason other than Cause (as defined in the Durney Employment Agreement), death or disability, the Company is required to pay Mr. Durney's base salary through the end of the term of his agreement (subject to mitigation by Mr. Durney).

MR. KAUFMAN. As of October 19, 1997, the Company and Mr. Kaufman entered into a stock option grant agreement pursuant to which, the Company granted Mr. Kaufman options to purchase 500,000 shares of Common Stock for an exercise price of $19.3125 per share, on substantially the same terms and conditions as Mr. Diller's options granted on such date. Mr. Kaufman also waived any acceleration of his stock options that may have been triggered by the Universal Transaction.

MR. KHOSROWSHAHI. On March 2, 1999, the Company and Mr. Khosrowshahi entered into a three-year employment agreement (the "Khosrowshahi Employment Agreement"), providing for an annual base salary of $300,000 per year. Mr. Khosrowshahi is also eligible to receive an annual discretionary bonus.

The Khosrowshahi Employment Agreement provides for a grant of options to purchase 120,000 shares of Common Stock. Mr. Khosrowshahi's options become exercisable with respect to 25% of the total shares on March 2, 1999 and on each of the next three anniversaries of such date. Upon a Change of Control (as defined in the 1997 Incentive Plan), 100% of Mr. Khosrowshahi's options become vested and exercisable. Upon termination by the Company of Mr. Khosrowshahi's employment for any reason other than death, disability or Cause (as defined in the Khosrowshahi Employment Agreement), or if Mr. Khosrowshahi terminates his employment for Good Reason (as defined in the Khosrowshahi Employment Agreement), the Company is required to pay Mr. Khosrowshahi the present value of his base salary through the term of his agreement in a lump sum within thirty days of the termination date (subject to mitigation by Mr. Khosrowshahi). In the event of a termination for any reason other than death, disability or Cause or if Mr. Khosrowshahi terminates his employment for Good Reason, Mr. Khosrowshahi's options will vest immediately and remain exercisable for one year from the date of such termination.

MR. KUHN. On February 9, 1998, the Company and Mr. Kuhn entered into a four-year employment agreement (the "Kuhn Employment Agreement"), providing for an annual base salary of $450,000 per year. Mr. Kuhn is also eligible to receive an annual discretionary bonus.

The Kuhn Employment Agreement provides for a grant of options to purchase 200,000 shares of Common Stock. Mr. Kuhn's options will become exercisable with respect to 25% of the total shares on February 9, 1999 and on each of the next three anniversaries of such date. The provisions in the Kuhn Employment Agreement regarding Change of Control, payment upon termination (for any reason other than death, disability or Cause), payment in the event Mr. Kuhn terminates his employment for Good Reason (as defined in the Kuhn Employment Agreement), and vesting and exercisability of options upon termination are substantially the same as those in the Khosrowshahi Employment Agreement.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 31, 1998, information relating to the beneficial ownership of Common Stock by (i) each person known by USAi to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Issuers, (iii) each of the Named Executive Officers, and (iv) all executive officers and directors of the Issuers as a group:

                                                    NUMBER OF     PERCENT     PERCENT OF VOTES
NAME AND ADDRESS OF BENEFICIAL OWNER                  SHARES      OF CLASS    (ALL CLASSES)(1)
------------------------------------                ----------    --------    ----------------
Capital Research & Management Co.(2)..............   7,796,500       6.1%            1.8%
  333 South Hope Street
  Los Angeles, CA 90071
Tele-Communications, Inc.(3)(4)...................  29,622,335      19.5%           57.1%
  5619 DTC Parkway
  Englewood, CO 80111
The Seagram Co. Ltd.(5)...........................  15,205,654      11.3%           17.1%
  375 Park Avenue
  New York, NY 10152
Barry Diller(3)(6)................................  60,071,714      34.7%           75.3%
Paul Allen(7).....................................  15,830,348      12.4%            3.6%
Robert R. Bennett (8)(9)..........................      13,048         *               *
Edgar J. Bronfman, Jr.(9).........................           0         *               *
Michael P. Durney(10).............................         900         *               *
James G. Held(11).................................   1,711,493       1.3%              *
Leo J. Hindery(9)(12).............................      85,500         *               *
Victor A. Kaufman(13).............................     495,000         *               *
Donald R. Keough(14)..............................      10,000         *               *
Dara Khosrowshahi.................................           0         *               *
Thomas J. Kuhn(15)................................      50,507         *               *
John C. Malone(9).................................           0         *               *
Robert W. Matschullat(9)..........................           0         *               *
Samuel Minzberg(9)................................           0         *               *
William D. Savoy(16)..............................      76,745         *               *
Gen. H. Norman Schwarzkopf(17)....................      47,000         *               *
All executive officers and directors as a group
  (17 persons)....................................  78,392,255      44.7%           78.9%

-------------------------

   * The percentage of shares beneficially owned does not exceed 1% of the class.

      Unless otherwise indicated, beneficial owners listed here may be contacted at USAi's corporate headquarters address, 152 West 57th Street, New York, NY 10019. The number of shares and percent of class listed assumes the conversion of any shares of Class B Common Stock owned by such listed person, but does not assume the conversion of Class B Common Stock owned by any other person. Shares of Class B Common Stock may at the option of the holder be converted on a one-for-one basis into shares of Common Stock. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be the beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no beneficial interest. For each listed person, the number of shares and percent of class listed includes shares of Common Stock that may be acquired by such person upon exercise of stock options that are or will be exercisable within 60 days of December 31, 1998.

 (1) The percentage of votes for all classes is based on one vote for each share of Common Stock and ten votes for each share of Class B Common Stock. These figures do not include any unissued shares of Common Stock or Class B Common Stock issuable upon conversion of Liberty HSN's Home Shopping shares and LLC Shares beneficially owned by Liberty or Seagram.

 (2) Based upon information provided to the Issuers by Capital Research & Management Co. as of September 30, 1998.

 (3) Liberty, a wholly owned subsidiary of TCI, Universal, Seagram, the parent of Universal, USAi and Mr. Diller are parties to a stockholders agreement (the "Stockholders Agreement"), pursuant to which Liberty and Mr. Diller have formed BDTV INC., BDTV II INC., BDTV III INC. and BDTV IV INC (collectively, the "BDTV Entities") which entities, as of December 31, 1998, held 4,000,000, 15,618,222, 4,005,182 and 800,000 shares of Class B
     Common Stock, respectively, and an aggregate of 22 shares of Common Stock collectively. Mr. Diller generally has the right to vote all of the shares of Common Stock and Class B Common Stock held by the BDTV Entities', and the shares of Common Stock and Class B Common Stock held by Seagram and Liberty.

 (4) Consists of 4,820,587 shares of Common Stock and 378,322 shares of Class B Common Stock held by Liberty as to which Mr. Diller has general voting power and which are otherwise beneficially owned by TCI, and 22 shares of Common Stock and 24,423,404 shares of Class B Common Stock held by the BDTV Entities. These shares are subject to the Stockholders Agreement.

 (5) Consists of 8,490,654 shares of Common Stock and 6,715,000 shares of Class B Common Stock held by Universal as to which Mr. Diller has general voting power and which are otherwise beneficially owned by Seagram. These shares are subject to the Stockholders Agreement.

 (6) Consists of 1,029,954 shares of Common Stock owned by Mr. Diller, options to purchase 14,153,771 shares of Common Stock granted pursuant to the Company's stock option plans, 60,000 shares of Common Stock held by a private foundation as to which Mr. Diller disclaims beneficial ownership, 22 shares of Common Stock and 24,423,404 shares of Class B Common Stock held by the BDTV Entities, and 4,820,587 shares of Common Stock and 378,322 shares of Class B Common (which are held by Liberty and otherwise beneficially owned by TCI) and 8,490,654 shares of Common Stock and 6,715,000 shares of Class B Common Stock (which are held by Universal and otherwise beneficially owned by Seagram) as to which Mr. Diller has general voting authority pursuant to the Stockholders Agreement.

 (7) Consists of 15,822,014 shares of Common Stock and options to purchase 8,334 shares of Common Stock granted pursuant to the Company's stock option plans.

 (8) Consists of 13,048 shares of Common Stock.

 (9) Has waived the right to receive options under the Directors' Stock Option Plan.

(10) Consists of 900 shares of Common Stock.

(11) Consists of options to purchase 1,711,400 shares of Common Stock granted pursuant to the Company's stock option plans and 93 shares of Common Stock purchased under the 401(k) Plan.

(12) Consists of options to purchase 85,500 shares of Common Stock granted pursuant to the Company's stock option plans.

(13) Consists of 160,000 shares of Common Stock, and options to purchase 335,000 shares of Common Stock granted pursuant to the Company's stock option plans.

(14) Consists of 10,000 shares of Common Stock. Does not include 31,198 shares of Common Stock held by an irrevocable trust for the benefit of a family member as to which shares Mr. Keough disclaims beneficial ownership. Also does not include 1,577,619 shares of Common Stock beneficially owned, as of November 1998, by Allen & Co., for which Mr. Keough serves as Chairman, and certain of its affiliates. Mr. Keough disclaims beneficial ownership of such shares.

(15) Consists of options to purchase 50,000 shares of Common Stock granted pursuant to the Company's stock option plans and 507 shares of Common Stock purchased under the 401(k) Plan.

(16) Consists of 29,000 shares of Common Stock and options to purchase 47,745 shares of Common Stock granted pursuant to the Company's stock option plans.

(17) Consists of options to purchase 47,000 shares of Common Stock granted pursuant to the Company's stock option plans.

The following table sets forth, as of December 31, 1998, information relating to the beneficial ownership of Class B Common Stock:

NAME AND ADDRESS                                              NUMBER OF       PERCENT
OF BENEFICIAL OWNER                                           SHARES(1)      OF CLASS
-------------------                                           ----------    -----------
Barry Diller(2).............................................  31,516,726        100%
  c/o USA Networks, Inc.
  152 West 57th Street
  New York, NY 10019
Tele-Communications, Inc.(2)(3).............................  24,801,726       78.7%
  5619 DTC Parkway
  Englewood, CO 80111
BDTV Entities(2)(3).........................................  24,423,404       77.5%
  (includes BDTV INC., BDTV II INC.,
  BDTV III INC. and BDTV IV INC.)
  8800 West Sunset Boulevard
  West Hollywood, CA 90069
The Seagram Company Ltd.(4).................................   6,715,000       21.3%
  375 Park Avenue
  New York, NY 10152

-------------------------

(1) All or any portion of shares of Class B Common Stock may be converted at any time into an equal number of shares of Common Stock.

(2) These figures do not include any unissued shares of Common Stock or Class B Common Stock issuable upon conversion of Liberty's Holdco shares and LLC shares beneficially owned by Liberty or Seagram.

(3) Liberty, a wholly owned subsidiary of TCI, Universal, Seagram, the parent of Universal, USAi and Mr. Diller are parties to the Stockholders Agreement, pursuant to which Liberty and Mr. Diller have formed the BDTV Entities which entities hold 4,000,000, 15,618,222, 4,005,182 and 800,000 shares of Class B
    Common Stock, respectively. Mr. Diller generally has the right to vote all of the shares of Class B Common Stock held by the BDTV Entities and the shares of Class B Common Stock held by Universal and Liberty. TCI disclaims beneficial ownership of all USAi securities held by Mr. Diller but not any of USAi Securities held by the BDTV Entities. Mr. Diller owns all of the voting stock of the BDTV Entities and Liberty owns all of the non-voting stock, which non-voting stock represents in excess of 99% of the equity of the BDTV Entities.

(4) Mr. Diller generally votes all of the shares held by Seagram pursuant to the terms of the Stockholders Agreement.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

GENERAL

Mr. Diller, the Chairman of the Board and Chief Executive Officer of the Issuers, is the sole holder of the voting stock of the BDTV Entities. The BDTV Entities hold shares of Common Stock and Class B Common Stock which have effective voting control of the Company with respect to all matters submitted for the vote or consent of stockholders as to which stockholders vote together as a single class.

As of January 1, 1998, the Company entered into a lease (the "Lease") with Nineteen Forty CC, Inc. ("Nineteen Forty") under which the Company leases an aircraft for use by Mr. Diller and certain directors and executive officers of the Issuers in connection with the Issuers' business. Nineteen Forty is wholly owned by Mr. Diller. The Lease provides for monthly rental payments equal to the monthly operating expenses incurred by Nineteen Forty for operation and maintenance of the aircraft. The Lease has a five-year term and is terminable by either party on thirty days' notice. In 1998, the Company paid a total of $1,967,000 in expenses related to the use of the aircraft. The Company believes that the terms of the Lease are more favorable to the Company than those the Company would have received had it leased an aircraft from an unrelated third party (or purchased and maintained a corporate aircraft).

In 1997, USAi and Mr. Diller agreed to defer repayment of an interest-free, secured, non-recourse promissory note in the amount of $4,997,779 due from Mr. Diller from September 5, 1997 to September 5, 2007. As of December 31, 1998, such promissory note remained outstanding. In 1997, Mr. Diller and USAi agreed to defer the payment of a bonus in the amount of $2.5 million that otherwise was to be paid to Mr. Diller in 1997. The deferred bonus amount accrues interest at a rate of 6% per annum.

In January 1997, USAi entered into a three-year consulting arrangement with Mr. Hindery, currently a member of the Board of Directors of USANi LLC and the President of TCI . Under the consulting arrangement, Mr. Hindery received fully vested options to purchase 81,000 shares of Common Stock at an exercise price of $16.39. These options expire in one third increments in 1999, 2000 and 2001.

In April 1996, USAi entered into a three-year consulting arrangement with General Schwarzkopf, currently a member of the Boards of Directors of the Issuers. Under the consulting arrangement, General Schwarzkopf received options to purchase 45,000 shares of Common Stock at an exercise price of $11.11 per share. Of these options, options to purchase 30,000 shares are fully vested and the remaining options will vest in April 1999. These options expire as of April 3, 2006.

On July 1, 1998, the Company made a $4.0 million loan to Mr. Held, Chairman and Chief Executive Officer of Home Shopping Network and a member of the Board of Directors of the Issuers. The loan was made to facilitate Mr. Held's construction of a personal residence. The loan bears interest at the Company's average bank rate during the term of the loan and is secured by Mr. Held's options to purchase 3,000,000 shares of Common Stock. The loan matures on July 1, 1999 and is to be repaid in three quarterly installments, either in cash or through the exercise of options to purchase 163,600 shares of Common Stock per installment following the public announcement of the Company's financial results for each of (i) the quarter ending September 30, 1998, (ii) the year ending December 31, 1998 and (iii) the quarter ending March 31, 1999. As required pursuant to the terms of the loan, in November 1998, Mr. Held exercised options and used the net proceeds therefrom to repay the first installment on the loan in the amount of $1,375,568.

Pursuant to an employment agreement entered into by Home Shopping Network and Mr. Held, in 1996, Home Shopping loaned Mr. Held $1.0 million for the purpose of purchasing a residence in the Tampa/St. Petersburg area. As of December 31, 1998, a $400,000 balance on the loan remained outstanding. The loan bears interest at 5% per annum, and the outstanding principal and any accrued and unpaid interest become due and payable in the event that Mr. Held is terminated for any reason, on the first anniversary of such termination.

RELATIONSHIP BETWEEN THE COMPANY AND UNIVERSAL

Pursuant to the agreements entered into in connection with the Universal Transaction, the Company and certain of its subsidiaries entered into business agreements with Universal and certain of its subsidiaries relating to, among other things, the domestic distribution by the Company of Universal-produced television programming and Universal's library of television programming; the international distribution by Universal of television programming produced by Studios USA; long-term arrangements relating to the use by Studios USA of Universal's production facilities in Los Angeles and Orlando, Florida; a joint venture relating to the development of international general entertainment television channels; and various other business matters. Certain of these agreements are summarized in this Prospectus under the caption "-- Ancillary Business Agreements."

Universal, through its ownership of Company stock and LLC Shares, is the Company's largest stockholder (assuming conversion of Universal's LLC Shares which, under current FCC rules, is not permissible). Messrs. Bronfman, Matschullat and Minzberg are members of the Boards of Directors of the Issuers and (other than Mr. Minzberg) hold director and executive positions with Universal and its affiliates, including Seagram. These individuals were elected to the Issuers' Boards of Directors in connection with the consummation of the Universal Transaction, pursuant to the transaction agreements. The Bronfman family, which includes Mr. Bronfman, holds a controlling interest in Seagram, which holds a controlling interest in Universal. Other than in their capacities as stockholders and officers of Seagram or Universal (and as directors and stockholders of the Company and USANi LLC), as applicable, these individuals do not have any direct or indirect interest in the Universal-Company agreements.

The Issuers believe that the business agreements described below and entered into in connection with the Universal Transaction are all on terms at least as favorable to the Issuers as terms that could have been obtained from an independent third party.

The Company and Universal are also parties to certain other agreements entered into in connection with the Universal Transaction, which agreements are summarized in this Prospectus under the

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caption "-- Agreements with Universal and Liberty." Such agreements were negotiated on an arm's-length basis prior to the time that Universal held an equity interest in the Issuers.

In the ordinary course of business, and otherwise from time to time, the Issuers may determine to enter into other agreements with Universal and its affiliates.

RELATIONSHIP BETWEEN THE COMPANY AND LIBERTY

The Issuers in the ordinary course of business enter into agreements with Liberty and its affiliates relating to, among other things, the carriage of the USA Networks cable networks and the HSN Services and the acquisition of, or other investment in, businesses related to the Issuers' businesses. Currently, none of the members of the Company's Board of Directors is affiliated with, or has been designated by, Liberty or TCI; pursuant to the agreements relating to the Universal Transaction, three designees of Liberty (Messrs. Malone, Hindery and Bennett) are members of the USANi LLC Board of Directors. Liberty and its affiliates hold a substantial equity interest in the Company and USANi LLC, and Liberty is a party to certain transaction agreements filed, or incorporated by reference, as exhibits to the Registration Statement.

In the ordinary course of business, USA Networks and Home Shopping Network enter into agreements with the operators of cable television systems for the carriage of USA Networks cable networks and the HSN Services over such cable television systems. USA Networks and Home Shopping Network have entered into agreements with a number of cable television operators that are affiliates of TCI. The Home Shopping Network contracts are long-term and provide for a minimum subscriber guarantee and incentive payments based on the number of subscribers. Payments by Home Shopping Network to TCI and certain of its affiliates under these contracts for cable commissions and advertising were approximately $9.4 million for the year ended December 31, 1998. The renewal of the USA Network contract is currently being negotiated. The Sci-Fi Channel has entered into a long-term contract, which provides, under certain circumstances, for certain carriage commitments, and provides a fee schedule based upon the number of subscribers. Payments by TCI and certain of its affiliates to USA Networks under these contracts were approximately $70,000,000 in the aggregate for the year ended December 31, 1998.

During April 1996, Home Shopping Network sold a majority of its interest in HSN Direct Joint Venture, its infomercial operation, for $5.9 million to certain entities controlled by Flextech P.L.C., a company controlled by TCI. In February 1998, Flextech paid Home Shopping Network a $250,000 installment of such purchase price. One additional $250,000 installment remains outstanding and is scheduled to be paid in February 1999. Home Shopping Network retains a 15% interest in the venture and a related corporation.

During 1996, Home Shopping Network, along with Jupiter Programming Company ("JPC"), formed Shop Channel, a television shopping venture based in Tokyo. TCI International, a subsidiary of TCI, owns a 50% interest in JPC, the 70% shareholder in the venture. Home Shopping Network owns a 30% interest in Shop Channel. During 1998, Home contributed $2.7 million to Shop Channel. In addition, Home Shopping Network sold inventory and provided services in the amount of $1.0 million to Shop Channel during 1998.

The Issuers believe that their business agreements with Liberty-related entities have been negotiated on an arm's-length basis and contain terms at least as favorable to the Issuers as those that could be obtained from an unaffiliated third party. Neither Liberty nor TCI derives any benefit from such transactions other than in its capacity as a stockholder of such other party or the Issuers, as the case may be.

In the ordinary course of business, and otherwise from time to time, the Issuers may determine to enter into other agreements with Liberty and its affiliates.

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AGREEMENTS WITH UNIVERSAL AND LIBERTY

This section summarizes various agreements that USAi, Seagram, Universal, Liberty and Mr. Diller have entered into in connection with the Universal Transaction. These agreements involve (i) certain governance matters relating to USAi, (ii) stockholder arrangements among Universal, Liberty and Mr. Diller,
(iii) agreements between Universal and Liberty and (iv) a number of ancillary business agreements between Universal and USAi for ongoing business relationships involving the development of international channels, television programming distribution, and other matters.

Investment Agreement

In connection with the Universal Transaction, each of Universal and Liberty was granted a preemptive right, subject to certain limitations, to maintain their respective percentage ownership interests in USAi in connection with future issuances of USAi capital stock. In addition, with respect to issuances of USAi capital stock in certain specified circumstances, Universal will be obligated to maintain its percentage ownership interest in USAi that it had immediately prior to such issuances.

Universal's Preemptive Rights

GENERAL. In the event that USAi issues any USAi securities, Universal will have the right to purchase for cash the number of shares of USAi Common Stock (or, if Universal requests, LLC Shares or a combination of USAi Common Stock and LLC Shares) so that Universal will maintain the identical percentage equity ownership interest (but not in excess of the lesser of the percentage ownership interest limitations applicable pursuant to the Governance Agreement and 57.5%) in USAi that Universal owned immediately prior to such issuance. Universal will not have a preemptive right with respect to issuances of shares of USAi securities in a Sale Transaction, issuances of restricted stock or issuances of USAi securities upon conversion of shares of USAi Class B Common Stock or in respect of LLC Shares or Additional Liberty Shares. A "Sale Transaction" is defined as a merger, consolidation or amalgamation between USAi and a non-affiliate of USAi in which USAi is acquired by such other entity or a sale of all or substantially all of the assets of USAi to another entity which is not a subsidiary of USAi. "Additional Liberty Shares" means the USAi securities which USAi is obligated to issue to Liberty pursuant to certain agreements entered into between Liberty and USAi in connection with the Home Shopping Merger.

Universal's preemptive right percentage is currently 45%. To the extent that, during the first four years after the Universal Transaction, Universal sells shares of USAi stock (or LLC Shares) or does not exercise preemptive rights, its preemptive percentage will be reduced, and subsequent purchases will not result in an increase in that percentage. After this four-year period, Universal's preemptive right percentage will increase or decrease to the extent Universal buys or sells USAi stock (or LLC Shares), as permitted by the Stockholders Agreement and the Governance Agreement.

In measuring the percentage equity or voting interest owned by Universal (or Liberty) regarding the exercise of preemptive rights and the standstill provisions under the Governance Agreement described below, the LLC Shares and the Additional Liberty Shares will be regarded as outstanding USAi shares on an as-exchanged basis (the "Assumptions").

UNIVERSAL VOTING THRESHOLD. If, in connection with the exercise by Universal of its optional preemptive right, its voting power in USAi would be less than 67% (based on the Assumptions), Universal may elect to purchase in connection with a preemptive right exercise shares of USAi Class B Common Stock (or LLC Shares exchangeable for USAi Class B Common Stock). However, if Universal has previously declined to exercise its optional preemptive right, then the voting threshold will be reduced to the lower percentage voting threshold owned by Universal at such time.

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

In addition, USAi has a purchase right relating to LLC Shares owned by Universal to the extent that USAi purchases or redeems USAi securities, to maintain Universal's ownership percentage at the levels set forth in the Governance Agreement.

Liberty's Preemptive Rights

In the event that USAi issues any USAi securities under the circumstances set forth in the first paragraph under "-- Universal's Preemptive
Rights -- General," Liberty will be entitled to purchase the number of shares of USAi Common Stock or LLC Shares exchangeable for USAi Common Stock so that Liberty will maintain the identical percentage equity beneficial ownership interest in USAi that Liberty owned immediately prior to such issuance (but not in excess of the percentage equity beneficial ownership interest that Liberty owned immediately following the closing of the Universal Transaction or the closing of any transaction with Liberty on or before June 30, 1998). Liberty will only be entitled to purchase LLC Shares (as opposed to shares of USAi Common Stock) if and to the extent the total number of USAi securities then owned directly or indirectly by Liberty would exceed the amount allowable under FCC regulations.

Management and Ownership of USANi LLC

As of December 31, 1998, Universal owns 49.5% of the USANi LLC, Liberty owns 8.5% and USAi owns the remaining 42.0% interest (38.8% of which is held indirectly through Holdco). Except with respect to certain fundamental changes related to the USANi LLC, USAi will manage and operate the businesses of the USANi LLC in the same manner as it would if such businesses were wholly owned by USAi. For a description of the fundamental changes, see "-- Governance
Agreement -- Fundamental Changes." Following the CEO Termination Date (as hereinafter defined) or Mr. Diller's becoming Disabled (as hereinafter defined), Universal (unless Liberty's beneficial ownership of USAi securities represents more than 5% in excess of the voting power of USAi securities then beneficially owned by Universal) will designate the manager of the USANi LLC who will generally be responsible for managing the businesses of the USANi LLC. If Liberty and Universal together do not own USAi securities representing at least 40% of the Total Voting Power (and which represent a greater percentage than the amount owned by any other person), then USAi will select the manager. "Total Voting Power" means the total number of votes represented by the shares of Common Stock and Class B Common Stock when voting together as a single class, with each share of Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes.

The LLC Shares will be exchangeable for shares of USAi Common Stock or USAi Class B Common Stock (in the case of Universal) and shares of USAi Common Stock (in the case of Liberty). The exchange agreement relating to LLC Shares (the "USANi LLC Exchange Agreement") provides customary anti-dilution adjustments relating to the capital stock and assets of USAi (except to the extent that dividends or other distributions of USAi stock are accompanied by pro rata distributions with respect to LLC Shares held by Universal and Liberty, which the USANi LLC is generally obligated to do pursuant to the Investment Agreement).

If USAi issues additional USAi securities, USAi is obligated to purchase an equal number of LLC Shares for the same consideration as received by USAi for the issued USAi securities. If USAi repurchases or redeems shares of USAi stock, USAi will sell to the USANi LLC an equal number of LLC Shares for the same consideration (or for cash, if the USANi LLC cannot provide the same consideration). The net effect of these provisions is to cause the USANi LLC generally to hold the proceeds of any USAi equity sales or to fund the costs of any USAi equity redemptions.

The USANi LLC Exchange Agreement also contains provisions regarding the exchange or other conversion of LLC Shares in connection with a tender offer, merger or similar extraordinary

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

transaction, which permit Universal and Liberty to participate with respect to their LLC Shares in such a transaction as if they held USAi stock.

LLC Shares owned by Universal and Liberty are not transferable, except to each other in connection with transactions permitted by the Stockholders Agreement or to their respective controlled affiliates or in connection with certain extraordinary transactions relating to USAi or the USANi LLC.

Covenants

USAi also agreed that, upon the CEO Termination Date or Mr. Diller becoming Disabled, at the request of Universal and subject to applicable law and the Spinoff Agreement (as defined below), USAi will distribute those subsidiaries which engage in broadcasting or other regulated businesses (the "Spinoff Company") in a distribution to its stockholders (the "Spinoff") as promptly as practicable on terms and conditions that are reasonably satisfactory to Universal. Prior to effecting the Spinoff, USAi will enter into ten-year affiliation agreements with the Spinoff Company that will provide that the Spinoff Company will broadcast programming produced by USAi on customary terms and conditions, including arm's-length payment obligations. USAi, Universal and Liberty are parties to an agreement, dated as of October 19, 1997 (the "Spinoff Agreement") regarding certain matters relating to the Spinoff and the Spinoff Company. This agreement is described below, see "-- Spinoff Agreement."

Universal has covenanted that in the event UTV EBITDA (as defined in the Investment Agreement) for the three-year periods ending on December 31, 1998, 1999 and 2000 (the "Determination Period") is less than $150 million, Universal will pay USAi the excess of $150 million over UTV EBITDA for the Determination Period, subject to a maximum of $75 million.

Governance Agreement

General

USAi, Universal, Liberty and Mr. Diller are parties to the Governance Agreement. This document sets forth certain restrictions on the acquisition of additional securities of USAi, on the transfer of USAi securities and other conduct restrictions, in each case, applicable to Universal. In addition, the Governance Agreement governs Universal's and Liberty's rights to representation on the USAi Board and Universal's, Liberty's and Mr. Diller's right to approve certain actions by USAi or any subsidiary of USAi (including the USANi LLC) (the "Fundamental Changes").

Restrictions on the Acquisition of Additional Voting Securities

The Governance Agreement provides that, for a four-year period commencing on the closing of the Universal Transaction (the "Standstill Period"), without the approval of the USAi Board, Universal will not acquire additional beneficial ownership of USAi common equity other than through the exercise of Universal's preemptive right to maintain its percentage equity beneficial ownership interest and will not, except as a result of the exercise of the USAi Share Option, beneficially own in excess of 48.5% of USAi's common equity or a lesser percentage to the extent Universal transfers USAi equity securities or fails to exercise its preemptive right (except, in any case, to the extent caused by USAi's redemption or purchase of USAi securities). Following expiration of the Standstill Period, subject to applicable law, Universal may acquire additional USAi securities to increase its beneficial ownership of stock up to 50.1% of USAi's outstanding equity securities. In addition, following the first anniversary of the expiration of the Standstill Period and subject to compliance with applicable law, Universal can acquire up to 57.5% of USAi's outstanding equity securities, but not in excess of 1.5% in any 12-month period. Following the CEO Termination Date or Mr. Diller becoming Disabled, Universal also can engage in a Permitted Business Combination. The maximum permissible

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

ownership percentages set forth in this paragraph exclude any shares Universal may acquire from Liberty or Mr. Diller pursuant to the Stockholders Agreement. (These percentages are all based on the Assumptions.)

The Governance Agreement defines a "Permitted Business Combination" to mean (i) a tender or exchange offer by Universal for all the equity securities of USAi that is accepted by a majority of USAi's Public Stockholders or (ii) a merger (other than a merger following a tender or exchange offer complying with (i) above) involving USAi and Universal that is approved, in addition to any vote required by law, by a majority of the Public Stockholders, so long as, in either case, a committee of USAi's directors (excluding directors designated by Universal and Liberty and any director who has a conflict of interest) determines that the tender offer, exchange offer or merger, as the case may be, is fair to the Public Stockholders. "Public Stockholders" is defined as any stockholder who beneficially owns less than 10% of USAi's outstanding voting power on an applicable vote or less than 10% of USAi's outstanding equity securities to be tendered in any applicable tender or exchange offer.

If, during the Standstill Period, Mr. Diller no longer serves as Chief Executive Officer of USAi (provided that he does not hold a proxy to vote Universal's USAi equity securities under the Stockholders Agreement) or becomes disabled, the Standstill Period will be deemed expired and the transfer restrictions summarized below will terminate. The date that is the later of the date that Mr. Diller no longer serves as Chief Executive Officer and such date that Mr. Diller no longer holds the Universal proxy under the Stockholders Agreement is referred to as the "CEO Termination Date." In addition, the restrictions described above generally terminate:

     - if any person or group (other than Universal) beneficially owns more than one-third of USAi's equity securities (excluding any securities acquired from Universal, Liberty or Mr. Diller in accordance with the Stockholders Agreement so long as Universal was offered (and did not accept) a reasonable opportunity to buy such equity securities or from USAi); or

     - if any person or group (other than USAi or Universal) commences a tender or exchange offer for more than a majority of USAi's outstanding equity securities, which is not recommended against by the USAi Board. In the case of such an offer by Liberty in breach of its standstill obligations under the Stockholders Agreement, this provision applies only if Universal is unsuccessful after using good faith efforts in enforcing its standstill with Liberty.

"Disabled," when used in the Governance Agreement or the Stockholders Agreement, means a disability after the expiration of 180 consecutive days which is determined by a designated physician to be total and permanent (i.e., a mental or physical incapacity that prevents Mr. Diller from managing the business affairs of USAi) and which continues after 90 days following receipt of notice from USAi that a disability has occurred.

Transfer Restrictions

The Governance Agreement also restricts, until the earlier of the CEO Termination Date or Mr. Diller becoming Disabled, Universal's ability to transfer USAi securities to another party by providing that during the Standstill Period and subject to the Stockholders Agreement that further restricts Universal's ability to transfer USAi securities, Universal may only transfer USAi securities in limited circumstances, including as follows:

     - in a widely dispersed public offering pursuant to registration rights to be granted to Universal or a pro rata distribution to Universal's stockholders (which, in the case of Seagram, must be to its public stockholders);

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

     - in a sale in accordance with Rule 144 under the Securities Act, except generally not to a transferee who would beneficially own more than 5% of the USAi equity following such purchase;

     - in a tender or exchange offer that is not rejected by the USAi Board or to USAi in connection with a self-tender offer;

     - in transfers of up to 5% in the aggregate to any institutional or financial investors, not exercisable on more than two occasions in any six-month period;

     - in pledges in connection with bona fide financings with a financial institution; and

     - in transfers to Liberty, Mr. Diller or any controlled affiliate of Universal that signs the Governance Agreement.

At any time that Universal beneficially owns at least 20% of USAi's equity securities, any transfers by Universal, other than the transfers permitted during the Standstill Period, will be subject to a right of first refusal in favor of USAi which right is secondary to the right of first refusal of Mr. Diller (to the extent applicable) provided in the Stockholders Agreement.

In addition, the Governance Agreement provides that LLC Shares cannot be transferred by Universal or Liberty to non-affiliates, other than to each other. Accordingly, prior to a permitted transfer, any LLC Shares intended to be transferred by either Universal or Liberty generally must first be exchanged into USAi securities. The Stockholders Agreement further provides that, as long as the CEO Termination Date has not occurred and Mr. Diller is not Disabled, Universal or Liberty, as the case may be, must first offer Mr. Diller (or his designee) the opportunity to exchange shares of Class B Common Stock owned by the transferring party for shares of Common Stock. If Mr. Diller (or his designee) does not exchange such shares (or if the CEO Termination Date has occurred or Mr. Diller is Disabled), any shares of Class B Common Stock to be transferred by Universal must first be exchanged into shares of Common Stock unless the transferee agrees to be bound by the restrictions contained in the Governance Agreement applicable to Universal to the extent that the transferee owns 10% or more of the Total Voting Power. Such a transferee would be subject to the remaining limitations on Universal's acquisition of USAi securities and conduct restrictions contained to the Governance Agreement. See "-- Stockholders Agreement -- Transfers of Shares of Class B Common Stock."

Universal Conduct Restrictions

Universal has agreed not to propose to the USAi Board any merger, tender offer or other business combination involving USAi. Universal also has agreed to related restrictions on its conduct, such as:

     - not seeking to influence the management of USAi, other than as permitted by the Governance Agreement and the Stockholders Agreement;

     - not entering into agreements relating to the voting of USAi securities, except as permitted by the Governance Agreement and the Stockholders Agreement;

     - generally not initiating or proposing any stockholder proposal in opposition to the recommendation of the USAi Board; and

     - not joining with others (other than Liberty and Mr. Diller pursuant to the Transaction Agreements) for the purpose of acquiring, holding, voting or disposing of any USAi securities.

The foregoing restrictions terminate on the earlier of the CEO Termination Date and such time as Mr. Diller becomes Disabled.

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

Representation on the USAi Board

Pursuant to the Governance Agreement, Universal is permitted to designate four persons, reasonably satisfactory to USAi, to the USAi Board, of whom no more than one can be a non-affiliate of Universal and generally will have the right to designate one USAi Board member for each 10% ownership of USAi equity (including LLC Shares) up to a maximum of four directors.

In addition, pursuant to the Governance Agreement, provided that Liberty's USAi stock ownership remains at certain levels and subject to applicable law, Liberty has the right to designate up to two directors at such time as Liberty is no longer prohibited from having representation on the USAi Board. Pursuant to FCC law and regulations, Liberty is not currently permitted to have a designee on the USAi Board. The USANi LLC operating agreement provides that, subject to the same ownership thresholds, Liberty is permitted to designate two (or one) directors on the Board of Directors of the USANi LLC, to the extent that Liberty is not permitted to designate directors of USAi. The other members of the Board of Directors of USANi LLC are the USAi directors.

Fundamental Changes

USAi has agreed that neither USAi nor any subsidiary of USAi (including the USANi LLC) will effect a Fundamental Change without the prior approval of Universal, Liberty and Mr. Diller (each, a "Stockholder") so long as such Stockholders beneficially own certain minimum amounts of USAi securities. The Fundamental Changes are as follows:

     - Any transaction not in the ordinary course of business, launching new or additional channels or engaging in any new field of business which will result in or is reasonably likely to result in such Stockholder being required under law to divest itself of all or any part of its USAi securities, LLC Shares or any material assets or render any such ownership illegal or subject such Stockholder to any fines, penalties or material additional restrictions or limitations.

     - Any combination of the following, in any case, in one transaction or a series of transactions during a six-month period, with a value of 10% or more of the market value of USAi's outstanding equity securities at the time of such transaction (assuming that all LLC Shares and Additional Liberty Shares are converted or exchanged into USAi securities):

       -- acquiring or disposing of any assets or business, provided that the matters contemplated by the Investment Agreement including with respect to the Spinoff (conducted in accordance with the Investment Agreement) will not require the prior approval of Liberty;

       -- granting or issuing any debt or equity securities of USAi or any of its subsidiaries (including the USANi LLC) other than as contemplated by the Investment Agreement;

       -- redeeming, repurchasing or reacquiring any debt or equity securities of USAi or any of its subsidiaries (including the USANi LLC) other than as contemplated by the Investment Agreement and agreements relating to the Additional Liberty Shares; or

       -- incurring any indebtedness;

     - For a five-year period following the closing of the Universal Transaction, disposing of any interest in USA Networks or, other than in the ordinary course of business, its assets, provided that matters set forth in this bullet point will constitute a Fundamental Change only with respect to Mr. Diller and Universal and will not require the approval of Liberty.

     - Disposing of or issuing any LLC Shares except as contemplated by the Investment Agreement or pledges in connection with financings.

     - Voluntarily commencing any liquidation, dissolution or winding up of USAi or any material subsidiary (including the USANi LLC).

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

     - Making any material amendments to the Amended and Restated Certificate of Incorporation of USAi (the "USAi Certificate") or the Amended and Restated By-Laws of USAi (the "USAi By-Laws").

     - Engaging in any line of business other than media, communications and entertainment products, services and programming, and electronic retailing, or other businesses engaged in by USAi on the date of the Investment Agreement or as contemplated by the Investment Agreement, provided that neither USAi nor the USANi LLC shall engage in theme park, arcade or film exhibition businesses so long as Universal is restricted from competing in such lines of business under non-compete or similar agreements and such agreements would be applicable to USAi and/or the USANi LLC, as the case may be, by virtue of Universal's ownership therein. The matters set forth in the foregoing proviso will constitute a Fundamental Change only with respect to Mr. Diller and Universal and will not require the approval of Liberty.

     - Settling of any litigation, arbitration or other proceeding which is other than in the ordinary course of business and which involves any material restriction on the conduct of business by USAi or such Stockholder or the continued ownership of assets by USAi or such Stockholder.

     - Engaging in any transaction (other than those contemplated by the Investment Agreement) between USAi and its affiliates, on the one hand, and Mr. Diller, Universal or Liberty, and their respective affiliates, on the other hand, subject to exceptions relating to the size of the proposed transaction and those transactions which are otherwise on an arm's-length basis.

     - Adopting any stockholder rights plan (or any other plan or arrangement that could reasonably be expected to disadvantage any stockholder on the basis of the size or voting power of its shareholding) that would adversely affect such Stockholder.

     - Entering into any agreement with any holder of USAi's equity securities or LLC Shares in such stockholder's or interest holder's capacity as such, as the case may be, which grants such stockholder with approval rights similar in type and magnitude to those set forth in these Fundamental Changes.

     - Entering into any transaction that could reasonably be expected to impede USAi's ability to engage in the Spinoff or cause it to be taxable.

Registration Rights

The Governance Agreement provides that Universal, Liberty and Mr. Diller are entitled to customary registration rights (including six, four and two "demand" rights for Universal, Liberty and Mr. Diller, respectively) relating to the USAi securities they own.

Stockholders Agreement

General

Universal, Liberty, Mr. Diller, USAi and Seagram are parties to a Stockholders Agreement, which, governs the ownership, voting, transfer or other disposition of USAi securities owned by Universal, Liberty and Mr. Diller (and their respective affiliates) and pursuant to which Mr. Diller exercises voting control over the equity securities of USAi held by such persons and certain of their affiliates.

Voting Authority

Pursuant to the Stockholders Agreement, each of Universal and Liberty have granted to Mr. Diller an irrevocable proxy over all USAi securities owned by Universal, Liberty and certain of their affiliates for all matters except for a Fundamental Change, which requires the consent of each of

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

Mr. Diller, Universal and Liberty. The proxy will generally remain in effect until the earlier of the CEO Termination Date or such date that Mr. Diller becomes Disabled, provided that Mr. Diller continues to beneficially own at least 5,000,000 shares of Common Stock (including options to acquire shares of Common Stock, whether or not exercisable).

Universal, Liberty and Mr. Diller have also agreed to vote all USAi securities over which they have voting control in favor of the respective designees of Universal and Liberty to the USAi Board.

Mr. Diller has agreed with Universal that, after the CEO Termination Date or such date that Mr. Diller becomes Disabled, and so long as he beneficially owns USAi securities representing at least 7.5% of the Total Voting Power (excluding securities beneficially owned by Universal or Liberty), at Universal's option he will either vote his shares in his own discretion or in proportion to the vote of the Public Stockholders.

Liberty Conduct Limitations; Board Representation

Liberty has agreed with Universal that it will not beneficially own approximately 21% or more of the equity of USAi, which percentage will be reduced to reflect sales of USAi equity by Liberty or in the event that Liberty does not exercise its preemptive right pursuant to the Investment Agreement, provided that if Liberty's initial ownership percentage is less than 20%, such reduction is calculated as if it were 20%. This restriction terminates upon the earlier of such time as Liberty beneficially owns less than 5% of the shares of USAi securities or the date that Universal beneficially owns fewer shares than Liberty beneficially owns (the "Standstill Termination Date").

Liberty also has agreed not to propose to the USAi Board the acquisition by Liberty, in a merger, tender offer or other business combination, of the outstanding USAi securities. Liberty has agreed to related restrictions on its conduct, such as:

     - not seeking to elect directors to the USAi Board or otherwise to influence the management of USAi, other than as permitted by the Governance Agreement and the Stockholders Agreement;

     - not entering into agreements relating to the voting of USAi securities, except as permitted by the Stockholders Agreement;

     - generally not initiating or proposing any stockholder proposal in opposition to the recommendation of the USAi Board; and

     - not joining with others (other than Universal and Mr. Diller pursuant to the Transaction Agreements) for the purpose of acquiring, holding, voting or disposing of any USAi securities.

The foregoing restrictions terminate on the earlier of the termination of Liberty's obligations under the Stockholders Agreement (when Liberty no longer beneficially owns at least 5% of the shares of USAi securities) or the Standstill Termination Date.

Liberty is not permitted to designate for election to the USAi Board more than two directors, subject to applicable law. This restriction terminates on the Standstill Termination Date. See "-- Governance Agreement -- Representation on the USAi Board."

Restrictions on Transfers

The Stockholders Agreement contains a number of provisions that limit or control the transfer of USAi securities (including LLC Shares) by Universal, Liberty and Mr. Diller. These provisions generally have the effect of permitting this group of stockholders to maintain control of a majority of the Total Voting Power.

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Until the earlier of the CEO Termination Date or such date that Mr. Diller becomes Disabled, neither Liberty nor Mr. Diller can transfer shares of USAi stock, other than:

     - transfers by Mr. Diller to pay taxes relating to certain USAi incentive compensation and stock options;

     - transfers to each party's respective affiliates; and

     - certain pledges relating to borrowings.

     These restrictions are subject to a number of exceptions, including the following:

     - after August 24, 2000, Liberty or Mr. Diller may generally sell all or any portion of their USAi stock.

     - either stockholder may transfer USAi stock so long as, in the case of Mr. Diller, Mr. Diller continues to beneficially own at least 1,100,000 shares of USAi stock (including stock options) and, in the case of Liberty, Liberty continues to beneficially own at least 1,000,000 shares of USAi stock and, in the case of a transfer of the shares of Class B Common Stock by certain BDTV Entities (as defined herein) (which together hold 11,811,702 shares of Class B Common Stock), after such transfer, Liberty, Universal and Mr. Diller collectively control 50.1% of the Total Voting Power.

Universal has agreed that, until August 24, 2000, it will not transfer shares of USAi stock (or convert Class B Common Stock into Common Stock, subject to certain exceptions) which it acquired in the Universal Transaction.

Rights of First Refusal and Tag-Along Rights

Each of Universal and Mr. Diller have a right of first refusal with respect to certain sales of USAi securities by the other party. Liberty's rights in this regard are secondary to any Universal right of first refusal on transfers by Mr. Diller. Liberty and Mr. Diller each also generally has a right of first refusal with respect to certain transfers by the other party. In addition, Universal has a right of first refusal (subject to Mr. Diller not having exercised his right of first refusal) with respect to sales by Liberty prior to August 24, 2000 of a number of shares of USAi stock having the aggregate number of votes represented by the shares of Common Stock and Class B Common Stock received by Universal in the Universal Transaction. Rights of first refusal may be exercised by the stockholder or the stockholder's designee, subject to the terms of the Stockholders Agreement.

In addition, Mr. Diller and Liberty have agreed to grant the other stockholder a right to "tag along" (i.e., participate on a pro rata basis) on certain sales of USAi stock by the transferring stockholder. These tag-along rights are subject to a number of exceptions, including relating to the quantity of shares sold or the permitted transfers described in the first paragraph above under "-- Restrictions on Transfers."

In the event that Universal transfers a substantial amount of its USAi stock (more than 50% of its interest as of the closing of the Universal Transaction or an amount that results in a third party owning a greater percentage of the USAi equity than that owned by Universal, Liberty or any other stockholder and which represents at least 25% of the Total Voting Power), Universal has granted a tag-along right to each of Liberty and Mr. Diller.

Under the Governance Agreement, transfers of USAi securities by Universal (whether before or after the CEO Termination Date or such date as Mr. Diller becomes Disabled) are subject to a right of first refusal in favor of USAi (but secondary to Mr. Diller's first refusal right), as long as Universal beneficially owns at least 20% of the total USAi securities. This right of first refusal does not apply to

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permitted transfers by Universal under the Governance Agreement, which are permitted prior to the CEO Termination Date. See "-- Governance
Agreement -- Transfer Restrictions."

Put and Call Rights

Universal, Liberty and Mr. Diller have agreed to certain put and call arrangements, pursuant to which one party has the right to sell (or the other party has the right to acquire) shares of USAi stock held by another party.

LIBERTY/UNIVERSAL PUT AND CALL RIGHTS. Prior to the CEO Termination Date or such date as Mr. Diller becomes Disabled, Universal has the right to acquire substantially all of Liberty's USAi securities in the event that Mr. Diller and Universal agree to take an action that would constitute a Fundamental Change described in the second bullet under "Fundamental Changes" above but Liberty does not provide its consent. In addition, at any time after the CEO Termination Date or such date as Mr. Diller becomes Disabled, Liberty has the right to require Universal to purchase substantially all of Liberty's USAi securities, and Universal has the reciprocal right to elect to acquire such shares. Universal may effect these acquisitions through a designee. The Stockholders Agreement sets forth provisions to establish the purchase price and conditions for these transactions.

Universal also has certain rights and obligations to acquire Liberty's USAi securities in connection with a Permitted Business Combination, in the event that Universal using its best efforts cannot provide Liberty with tax-free consideration in connection with such a transaction. This provision effectively means that, after such a transaction, Liberty would not own in excess of 20% of the outstanding equity of the resulting company.

DILLER PUT. Following the CEO Termination Date or such date as Mr. Diller becomes Disabled (the "Put Event"), Mr. Diller has the right, during the one-year period following the Put Event, to require Universal to purchase for cash shares of USAi stock beneficially owned by Mr. Diller and that were acquired by Mr. Diller from USAi (such as pursuant to the exercise of stock options). If the Put Event occurs prior to the fourth anniversary of the closing of the Universal Transaction, the purchase price will be an average purchase price for the Common Stock for a period following public announcement of the Put Event. If the Put Event occurs after that four-year period, but Mr. Diller exercises his put right within 10 business days of the Put Event, the price will be based on the market price of the Common Stock prior to public announcement of the Put Event. In all other cases, the price per share received by Mr. Diller will be an average market price for a period immediately preceding the exercise of the put.

Mr. Diller's put right must be transferred by Universal in the event that it sells a certain amount of its USAi securities to a third party. Universal's obligations with respect to the put terminate at the time that Universal no longer beneficially owns at least 10% of the USAi equity. Liberty does not have a tag-along right with respect to the Put Event exercise.

Transfers of Shares of Class B Common Stock

During the term of the Stockholders Agreement, transfers of shares of Class B Common Stock are generally prohibited (other than to another stockholder party or between a stockholder and its affiliates). If a stockholder proposes to transfer these shares, Mr. Diller is entitled to first swap any shares of Common Stock he owns for such shares and, thereafter, any other non-transferring stockholder (with Universal's right preceding Liberty's) may similarly swap shares of Common Stock for shares of Class B Common Stock proposed to be transferred. To the extent there remain shares of Class B Common Stock that the selling stockholder would otherwise transfer to a third party, such shares must be converted into shares of Common Stock prior to the transfer. This restriction does not apply to, among other transfers, a transfer by Universal after the CEO Termination Date. Under the Governance Agreement, a transferee of Universal's shares of Class B Common Stock must agree to
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

the conduct and securities ownership restrictions applicable to Universal, if such transferee would own at least 10% of the Total Voting Power.

BDTV Entity Arrangements

Mr. Diller and Liberty will continue to have substantially similar arrangements with respect to the voting control and ownership of the equity of the BDTV Entities, which hold a substantial majority of the Total Voting Power. These arrangements effectively provide that Mr. Diller controls the voting of USAi securities held by these entities, other than with respect to Fundamental Changes, and Liberty retains substantially all of the equity interest in such entities. If applicable law permits Liberty to hold directly the shares of USAi stock held by the BDTV Entities, then Liberty may purchase Mr. Diller's nominal equity interest in these entities for a fixed price, in which case the shares of USAi stock then held by Liberty would otherwise be subject to the proxy described above held by Mr. Diller with respect to Liberty's and Universal's shares of USAi stock pursuant to the Stockholders Agreement.

Termination of Stockholders Agreement

Universal's rights and obligations generally terminate at such time as Universal no longer beneficially owns at least 10% of the USAi equity.

Mr. Diller's and Liberty's rights and obligations under this agreement generally terminate (other than with respect to Mr. Diller's put right) at such time as, in the case of Mr. Diller, he no longer beneficially owns at least 1,100,000 shares of USAi equity securities, and, in the case of Liberty, 1,000,000 shares. Certain of Liberty's rights and obligations relating to its put/call arrangements with Universal and its tag-along rights terminate when it no longer has the right to consent to Fundamental Changes under the Governance Agreement. See "-- Governance Agreement -- Fundamental Changes." Mr. Diller's rights and obligations (other than with respect to Mr. Diller's put right) also generally terminate upon the CEO Termination Date or such date as Mr. Diller becomes Disabled.

Transferees of USAi securities as permitted by the Stockholders Agreement and who would beneficially own in excess of 15% of the Total Voting Power are generally not entitled to any rights of the transferring stockholder under the agreement but are, for a period of 18 months, subject to the obligations regarding the election of directors. These transferees must also vote with respect to Fundamental Changes in the manner agreed upon by the other two stockholders. In addition, a transferee of Liberty or Mr. Diller who would own that amount of the Total Voting Power would also be subject, for a period of 18 months, to the limitations on acquisitions of additional USAi securities summarized above under "-- Liberty Conduct Limitations; Board Representation."

Spinoff Agreement

Universal, Liberty and USAi are parties to the Spinoff Agreement, which generally provides for interim arrangements relating to management of USAi and efforts to achieve the Spinoff or a sale of USAi's broadcast stations and, in the case of a Spinoff, certain arrangements relating to their respective rights (including preemptive rights) in USAi resulting from the Spinoff. The provisions of the Spinoff Agreement do not become operative until the earlier of the CEO Termination Date or such date as Mr. Diller becomes Disabled.

Liberty and Universal have agreed to use their reasonable best efforts to cause an interim CEO to be appointed, who is mutually acceptable to them and is independent of Liberty and Universal. If Universal elects, within 60 days of the CEO Termination Date or such date as Mr. Diller becomes Disabled, to effect a sale of USAi's broadcast stations, this designated CEO would generally have a

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

proxy to vote Liberty's USAi stock, at Universal's option, either in such CEO's discretion or in the same proportion as the public stockholders, pending completion of the station divestiture.

If Universal elects to complete the station divestiture, Liberty and Universal (and USAi) have agreed to use best efforts to cause the divestiture to be structured as a tax-free distribution to USAi's shareholders (the Spinoff). If a tax-free Spinoff is not available, USAi has agreed to use its best efforts to sell the stations, except that if the USAi Board (other than any designees of Universal or Liberty) concludes that a taxable spinoff, when compared with a sale, represents a superior alternative, USAi will consummate a taxable spinoff. Universal has agreed to reimburse Liberty in connection with any such taxable spinoff in an amount up to $50 million with respect to any actual tax liability incurred by Liberty in such a transaction.

If Universal makes the election described above, Liberty has agreed not to transfer, directly or indirectly, any of its Common Stock or Class B Common Stock for a period of fourteen months after the CEO Termination Date (or such date as Mr. Diller becomes Disabled) if such transfer would result in Universal and Liberty ceasing to own at least 50.1% of the outstanding USAi voting power (as long as Universal has not transferred more than 3% of the outstanding USAi stock following the closing of the Universal Transaction).

The Spinoff Agreement also contains agreements between Universal and Liberty regarding the selection of the CEO of the company resulting from the Spinoff, and provides that the Stockholders Agreement shall continue in effect subject to its terms with respect to USAi following the Spinoff.

Liberty and Universal have also agreed not to take any action under the Spinoff Agreement that would cause the loss or termination of USAi's FCC licenses or cause the FCC to fail to renew those licenses.

USAi has agreed that, so long as (i) Universal beneficially owns at least 40% of the total equity securities of USAi and no other stockholder owns more than the amount owned by Universal, or (ii) Liberty and Universal together own at least 50.1% of such equity securities, USAi will use its reasonable best efforts to enable Universal and Liberty to achieve the purposes of the Spinoff Agreement.

The Spinoff Agreement terminates, with respect to Universal, at the earlier of the termination of Universal's right to seek a Spinoff under the Investment Agreement or such time as Universal beneficially owns less than 7.5% of the voting power of the USAi equity securities. Liberty's rights terminate at the earlier of the termination generally of Liberty's rights and obligations under the Stockholders Agreement or when Liberty beneficially owns less than 7.5% of the voting power of USAi equity securities.

Ancillary Business Agreements

In connection with the Universal Transaction, USAi and Universal have agreed to various other business relationships relating to Studios USA and the other businesses of Universal. These agreements cover the following principal areas:

Domestic Television Distribution Agreement

For a period of 15 years following the closing of the Universal transaction, USAi will generally be the exclusive distributor in the United States of television programs with respect to which Universal is retaining, or acquires, distribution rights. This programming includes substantial television product owned by Universal as part of its television library (such as series no longer in production, "made for television" movies, animated programs, action adventures and talk shows). This exclusive relationship is subject to certain exceptions regarding future extraordinary transactions by Universal and certain excluded programming. USAi will receive a 10% distribution fee (based on gross receipts) for

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

Universal television library programs and any one-hour programs it distributes and fees ranging from 5% to 7.5% for other programs.

International Television Distribution Agreement

USANi LLC has granted Universal an exclusive right similar to the rights described above regarding the distribution outside the United States of programming owned or controlled by USANi LLC (other than the Home Shopping Network programming services and similar home shopping programming of USAi). Universal will generally receive a 10% distribution fee with respect to distributed USANi LLC programs. Subject to certain exceptions, USAi has generally agreed that it will not engage in the international programming distribution business, and Universal has agreed to give first priority to USAi programming under its output and volume deals with foreign distribution customers.

International TV Joint Venture

Universal and USAi have agreed to form a 50-50 joint venture to be managed by Universal which will own, operate and exploit the international development of USA Network, The Sci-Fi Channel and a new action/suspense channel known as "13th Street." Under the agreement, unless USAi elects not to participate in such venture (in which case Universal will acquire USAi's 50% interest (or Sci-Fi Europe and USA's international business) for an agreed-upon price), which election the Company expects to be made in the first quarter of 1999, each of Universal and USAi has agreed to fund up to $100 million in additional capital contributions. The developed international channels will be managed by Universal. The international joint venture agreement will also generally, so long as USAi is a member of the venture, give Universal the option to develop, as part of the venture, other international channels based on new domestic channels that USAi develops (other than home shopping channels and local broadcast stations). See "Business -- International Ventures -- International TV Channel Joint Venture."

Other Ongoing Business Relationships

USANi and Universal have also agreed that, with respect to television productions for the major networks produced by Studios USA or USA Networks in Southern California or Florida, USANi LLC generally will utilize the preproduction, production and post-production facilities of Universal, at specified rates.

The parties will enter into various agreements relating to merchandising of products derived from the Studios USA acquired programs, video distribution of USANi LLC programs, music publishing and theme park rights. In addition, Universal has agreed to provide certain services to USANi LLC on a transitional basis for up to one year following the closing of the Universal Transaction at specified fees.

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                       DESCRIPTION OF THE EXCHANGE NOTES

GENERAL

The Initial Notes were, and the Exchange Notes will be, issued under an indenture, dated as of November 23, 1998 (the "Indenture"), among the Issuers, as joint and several obligors, the Guarantors and The Chase Manhattan Bank, as Trustee (the "Trustee"). The following summary of certain provisions of the Indenture (which includes the Guarantees) and the Exchange Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture and the Exchange Notes (including the definitions of certain terms therein and those terms made a part thereof by the TIA), both of which have been filed as exhibits to the Registration Statement and are available as set forth under the heading "Where You Can Find More Information." Capitalized terms used in this Prospectus and not otherwise defined have the meanings set forth under "-- Certain Definitions."

TERMS OF THE NOTES

The Initial Notes and the Exchange Notes are limited to $500,000,000 aggregate principal amount. The Initial Notes and the Exchange Notes mature on November 15, 2005 (such date, the "Stated Maturity Date") and upon surrender will be repaid at 100% of the principal amount thereof. Principal and interest on the Exchange Notes are payable in immediately available funds in U.S. dollars, or in such other coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

The Exchange Notes will bear interest at the rate of 6 3/4% per annum from November 23, 1998 or from the most recent interest payment date to which interest has been paid or provided for. Interest on the Exchange Notes will be payable semi-annually on each May 15 and November 15 (each such date, an "Interest Payment Date"), commencing on May 15, 1999, until the principal amount has been paid or made available for payment, to Holders of record of the Exchange Notes at the close of business on the May 1 or November 1, as the case may be, next preceding such Interest Payment Date. Interest on the Exchange Notes shall be calculated on the basis of a 360-day year of twelve 30-day months.

In any case where the date of payment of the principal of or interest on the Exchange Notes or the date fixed for redemption of the Exchange Notes shall not be a "Business Day" (as defined below), then payment of principal or interest need not be made on such date at such place but may be made on the next succeeding Business Day, with the same force and effect as if made on the applicable payment date or the date fixed for redemption, and no interest shall accrue for the period after such date. A "Business Day" shall mean a day which is not, in New York City, a Saturday, Sunday, a legal holiday or a day on which banking institutions are authorized or obligated by law to close.

Principal of, premium, if any, and interest on, the Exchange Notes will be payable, and the Exchange Notes may be exchanged or transferred, at the office or agency of the Issuers in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the Trustee, 450 West 33rd Street, 15th Floor, New York, New York 10001), except that, at the option of the Issuers, payment of interest may be made by check mailed to the registered Holders of the Notes at their registered addresses or by wire transfer to an account located in the United States maintained by the payee.

The Exchange Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of Initial Notes or Exchange Notes, but the Issuers may require payment of a

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

sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

OPTIONAL REDEMPTION

The Exchange Notes will be redeemable, in whole or in part, at any time and from time to time, at the option of the Issuers, at a redemption price equal to the greater of (i) 100% of the principal amount of the Exchange Notes to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments thereon, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus accrued interest thereon to the date of redemption.

"Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the second Business Day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

"Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Issuers.

"Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or
(ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

"Reference Treasury Dealer" means each of Chase Securities Inc. (and its successors) and three other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by the Issuers; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a "Primary Treasury Dealer"), the Issuers shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer as of 3:30 p.m., New York time, on the third Business Day preceding such redemption date.

"Remaining Scheduled Payments" means, with respect to each Exchange Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an Interest Payment Date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

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

Notice of a redemption will be mailed at least 30 days but no more than 60 days before the redemption date to each Holder of Exchange Notes to be redeemed. If less than all the Exchange Notes are to be redeemed, the Exchange Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. Unless the Issuers default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Exchange Notes or portions thereof called for redemption.

Except as set forth above, the Exchange Notes will not be redeemable by the Issuers prior to maturity and will not be entitled to the benefit of any sinking fund.

RANKING

The Exchange Notes will be unsecured and unsubordinated obligations of the Issuers and will rank pari passu with all other existing and future unsecured and unsubordinated obligations of the Issuers (except those obligations preferred by operation of law). The Guarantees will be unsecured and unsubordinated obligations of the relevant Guarantor and will rank pari passu with all other existing and future unsecured and unsubordinated obligations of such Guarantor (except those obligations preferred by operation of law). The Exchange Notes and the Guarantees will effectively rank junior to any secured Indebtedness of the Issuers and the Guarantors to the extent of the assets securing such Indebtedness.

As of September 30, 1998, on a pro forma basis after giving effect to the Offering and the application of the net proceeds therefrom and the Exchange Offer, the Company and USANi LLC would have had approximately $814.3 million and $762.2 million, respectively, of total consolidated Indebtedness, including $497.6 million outstanding under the Notes net of discount and approximately $316.7 million and $264.6 million, respectively, of other unsubordinated Indebtedness, $31.1 million and $14.6 million, respectively, of which would have been secured.

GUARANTEES

Each Guarantor will unconditionally guarantee, jointly and severally, to each Holder and the Trustee, on an unsecured and unsubordinated basis, the full and prompt payment of principal of, premium, if any, and interest on the Exchange Notes, and of all other obligations under the Indenture; provided that if for any reason, the obligations of a Guarantor terminate under the Existing Credit Agreement (including, without limitation, upon the agreement of the lenders thereunder or upon the replacement thereof with a credit facility not requiring such guarantees), such Guarantor will be deemed released from all its obligations under the Indenture and its Guarantee and such Guarantee will terminate.

The Indenture provides that the obligations of each Guarantor will be limited to the maximum amount that, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Existing Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, would cause the obligations of such Guarantor under its Guarantee not to constitute a fraudulent conveyance or fraudulent transfer under federal or state law.

Each Guarantor may consolidate with or merge into or sell its assets to an Issuer or another Guarantor without limitation. Each Guarantor may consolidate with or merge into or sell all or substantially all its assets to a Person other than the Issuers or another Guarantor (whether or not affiliated with the Guarantor), except that if the Person surviving any such merger or consolidation, or the Person to whom such sale is made, is a Subsidiary of either Issuer, such Subsidiary shall not be a Foreign Subsidiary. Upon the sale or disposition of a Guarantor (by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets) to a Person (whether or
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

not an Affiliate of the Guarantor) which is not a Subsidiary of either Issuer, which sale or disposition is otherwise in compliance with the Indenture, such Guarantor will be deemed released from all its obligations under the Indenture and its Guarantee and such Guarantee will terminate; provided, however, that any such termination will occur only to the extent that the obligations of such Guarantor under the Existing Credit Agreement will also terminate upon such release, sale or transfer.

CERTAIN COVENANTS

Except as set forth below, neither the Issuers nor any Guarantor are restricted by the Indenture from Incurring any type of Indebtedness or other obligation, from paying dividends or making distributions on its Capital Stock or purchasing or redeeming its Capital Stock. The Indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the Indenture does not contain any provisions that would require the Issuers to repurchase or redeem or otherwise modify the terms of any of the Notes upon a change in control or other events involving either of the Issuers which may adversely affect the creditworthiness of the Notes.

The Indenture contains covenants including, among others, the following:

LIMITATIONS ON LIENS. The Indenture provides that neither the Issuers nor any Guarantor will directly or indirectly, Incur, and will not permit any of their respective Subsidiaries to, directly or indirectly, Incur any Indebtedness secured by a mortgage, security interest, pledge, lien, charge or other encumbrance ("mortgages") upon any property or assets (including Capital Stock) of the Issuers, any Guarantor or any of their respective Subsidiaries or upon any shares of stock or Indebtedness of any of their respective Subsidiaries (whether such property, assets, shares or Indebtedness are now existing or owned or hereafter created or acquired) without in any such case effectively providing concurrently with the Incurrence of any such secured Indebtedness, or the grant of a mortgage with respect to any such Indebtedness to be so secured, that the Notes or, in respect of mortgages on any Guarantor's property or assets, any Guarantee of such Guarantor (together with, if the Issuers shall so determine, any other Indebtedness of or guarantee by the Issuers, any Guarantor or any of their respective Subsidiaries ranking equally with the Notes or the Guarantees), shall be secured equally and ratably with (or, at the option of the Issuers, prior to) such secured Indebtedness. The foregoing restriction, however, does not apply to: (a) mortgages on property, shares of stock or Indebtedness or other assets of any Person existing at the time such Person becomes a Subsidiary of an Issuer or any of its Subsidiaries; provided that such mortgage was not Incurred in anticipation of such Person becoming a Subsidiary; (b) mortgages on property, shares of stock or Indebtedness existing at the time of acquisition thereof by an Issuer or a Subsidiary of an Issuer or any of its Subsidiaries (which may include property previously leased by an Issuer, any Guarantor or any of their respective Subsidiaries and leasehold interests thereon, provided that the lease terminates prior to or upon the acquisition) or mortgages thereon to secure the payment of all or any part of the purchase price thereof, or mortgages on property, shares of stock or Indebtedness to secure any Indebtedness for borrowed money Incurred prior to, at the time of, or within 270 days after, the latest of the acquisition thereof, or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements; (c) mortgages to secure Indebtedness of a Subsidiary owing to an Issuer or any of its Subsidiaries; (d) mortgages existing at the date of the initial issuance of the Notes; (e) mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with an Issuer or any of its Subsidiaries or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to an Issuer or any of its Subsidiaries, provided that such mortgage was not Incurred in anticipation of such merger or consolidation or sale, lease or other disposition; (f) mortgages created in connection with a

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project financed with, and created to secure, a Nonrecourse Obligation; (g)
mortgages securing the Notes; or (h) extensions, renewals or replacements of any mortgage referred to in the foregoing clauses (a) through (g) without increase of the principal of the Indebtedness secured thereby; provided, however, that any mortgages permitted by any of the foregoing clauses (a) through (g) shall not extend to or cover any property of the Issuers or any of their respective Subsidiaries, as the case may be, other than the property specified in such clauses and improvements thereto.

Notwithstanding the restrictions outlined in the preceding paragraph, the Issuers and their respective Subsidiaries are permitted to Incur Indebtedness secured by a mortgage which would otherwise be subject to such restrictions, without equally and ratably securing the Notes, or in respect of mortgages on any Guarantors' property or assets, any Guarantee of such Guarantor, provided that after giving effect thereto, the aggregate amount of all Indebtedness so secured by mortgages (not including mortgages permitted under clauses (a) through (h) above) does not exceed 15% of the Consolidated Net Assets of the Company.

LIMITATION ON SALE/LEASEBACK TRANSACTIONS. The Indenture provides that neither the Issuers nor any Guarantor will, nor will such Persons permit any of their respective Subsidiaries to, enter into any Sale/Leaseback Transaction with respect to any property, whether now owned or hereafter acquired, of an Issuer, any Guarantor or any of their respective Subsidiaries (except such transactions
(i) entered into prior to the closing of the Offering; (ii) between USANi LLC and the Company or USANi LLC and any Subsidiary of USANi LLC or the Company or between the Company and any Subsidiary of USANi LLC or the Company or between Subsidiaries; (iii) involving leases for no longer than three years; or (iv) in which the lease for the property or asset is entered into within 270 days after the later of the date of acquisition, completion of construction or commencement of full operations of such property or asset), unless (in each case): (a) the Issuers or such Guarantor or Subsidiary would be entitled to Incur Indebtedness secured by a mortgage on the property involved in such transaction at least equal in amount to the Attributable Debt with respect to such Sale/Leaseback Transaction, without equally and ratably securing the Notes or the Guarantees, pursuant to the covenant described under "-- Limitation on Liens;" or (b) the proceeds of the sale of the property to be leased are at least equal to such property's fair market value (as determined by the Board of Directors of the Company) and the proceeds are applied within 180 days of the effective date of such Sale/Leaseback Transaction to the purchase, construction, development or acquisition of assets or to the repayment of Indebtedness of either of the Issuers, any Guarantor or any of their respective Subsidiaries.

MERGER, CONSOLIDATION OR SALE OF ASSETS. The Indenture provides that either of the Issuers may, without the consent of the Holders of any outstanding Notes, consolidate with or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other Person, provided that (a) such Issuer shall be the continuing Person, or the successor Person formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets is organized under the laws of any domestic jurisdiction and expressly assumes such Issuer's obligations to pay principal of (and premium, if any) and interest on all of the Notes and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture and the Guarantees will remain in effect after any such merger or consolidation; (b) immediately after giving effect to such transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default shall have occurred and be continuing; and
(c) an officers' certificate and legal opinion covering certain of such conditions shall be delivered to the Trustee.

The successor Person will succeed to, and be substituted for, and may exercise every right and power of, such Issuer under the Indenture, but the predecessor Issuer in the case of a lease of all or

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substantially all of such Issuer's respective assets will not be released from the obligation to pay the principal of and interest on the Notes.

FUTURE GUARANTORS. After the closing of the Offering, the Issuers will cause each Subsidiary created or acquired by either of the Issuers and which becomes an Existing Credit Agreement Guarantor to execute and deliver to the Trustee a Guarantee pursuant to which such Subsidiary will unconditionally guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on the Notes on an unsecured and unsubordinated basis.

DEFAULTS

An Event of Default is defined in the Indenture as: (i) a default in any payment of interest (including additional interest, if any) on any Note when due, which continues for 30 days; (ii) a default in the payment of principal of any Note when due at its Stated Maturity Date, upon optional redemption, upon declaration or otherwise; (iii) the failure by the Issuers to comply with their other agreements contained in the Indenture continuing for 90 days after written notice as provided in the Indenture; (iv)(a) failure to make any payment at maturity, including any applicable grace period, in respect of Indebtedness in an amount in excess of $25,000,000 and continuance of such failure or (b) a default with respect to any Indebtedness, which default results in the acceleration of Indebtedness in an amount in excess of $25,000,000 without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in the case of (a) or (b) above, for a period of 30 days after written notice thereof to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of not less than 25% in principal amount of outstanding Notes; provided, however, that if any such failure, default or acceleration referred to in (a) or (b) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed likewise to have been cured; (v) any Guarantee ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or any Guarantor denies or disaffirms in writing its obligations under the Indenture of its Guarantee and (vi) certain events in bankruptcy, insolvency or reorganization involving the Issuers.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes by notice to the Issuers may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuers occurs and is continuing, the principal of and accrued interest on all the Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and then only to the extent required by the terms of the Indenture. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of Notes may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder shall have previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in

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aggregate principal amount of the outstanding Notes shall have requested the
Trustee to pursue the remedy, (iii) such Holders shall have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee shall not have complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes shall not have given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder of Notes notice of the Default within 90 days after it is known to the Trustee or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as it in good faith determines that withholding notice is not opposed to the interests of the Noteholders. In addition, the Issuers are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuers also are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Issuers are taking or propose to take in respect thereof.

AMENDMENTS AND WAIVERS

Subject to certain exceptions, the Indenture may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer) of the Holders of a majority in principal amount of the Notes then outstanding and any past Default or compliance with any provisions of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of an outstanding Note, no amendment may, among other things, (i) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity Date of any Note, (iv) reduce the premium payable upon any redemption of any Note or change the time at which any Note may be redeemed, (v) make any Note payable in money other than that stated in such Note, (vi) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes, (vii) make any changes that would affect the ranking for the Notes in a manner adverse to the Noteholders or (viii) make any change in the amendment provisions which require each Holder's consent.

Without the consent of any Holder, the Issuers, the Guarantors and the Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Issuers under the Indenture, to add guarantees or collateral security with respect to the Notes, to add to the covenants of the Issuers for the benefit of the Noteholders or to surrender any right or power conferred upon the Issuers, to make any change that does not adversely affect the rights of any Holder or to comply with any requirement of the Commission in connection with the qualification of the Indenture under the TIA.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

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

After an amendment under the Indenture becomes effective, the Issuers are required to mail to the Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER AND EXCHANGE

A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes required by law or permitted by the Indenture, including any transfer tax or other similar governmental charge payable in connection therewith. The Issuers are not required to transfer or exchange any Note selected for redemption or to transfer or exchange any Note for a period of 15 days prior to a selection of Notes to be redeemed. The Notes will be issued in registered form and the registered Holder of a Note will be treated as the owner of such Note for all purposes.

DEFEASANCE

The Issuers at any time may terminate all of their obligations under the Notes and the Indenture ("Legal Defeasance"), except for certain obligations, including those with respect to the Defeasance Trust (as defined below) and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. In addition, the Issuers at any time may terminate their obligations and the obligations of each Guarantor with respect to the Notes under the covenant described under "-- Certain Covenants" (other than "Merger, Consolidation and Sale of Assets") and the operation of (iv) and
(v) under "-- Defaults" above ("Covenant Defeasance"). If the Issuers exercise their Legal Defeasance or Covenant Defeasance option, the Guarantees in effect at such time will terminate.

The Issuers may exercise their Legal Defeasance option notwithstanding their prior exercise of their Covenant Defeasance option. If the Issuers exercise their Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuers exercise their Covenant Defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clauses (iii) (except for the covenant described under "-- Certain Covenants -- Merger, Consolidation or Sale of Assets"), (iv) or (v) under "-- Defaults" above.

In order to exercise either defeasance option, the Issuers must irrevocably deposit or cause to be deposited in trust (the "Defeasance Trusts") with the Trustee money or U.S. Government Obligations which, through the scheduled payment of principal and interest in respect thereof in accordance with their terms, will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes (except lost, stolen or destroyed Notes which have been replaced or repaid) to maturity or redemption, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an opinion of counsel to the effect that Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of Legal Defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law).

CONCERNING THE TRUSTEE

Chase is to be the Trustee under the Indenture and has been appointed by the Issuers as Registrar and Paying Agent with regard to the Notes and the Exchange Agent in connection with the Exchange Offer. Chase is also an agent and lender under the Existing Credit Agreement. Chase

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Securities Inc., an Initial Purchaser of the Notes, is an affiliate of the
Trustee. See "Plan of Distribution."

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of either of the Issuers, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

GOVERNING LAW

The Indenture provides that it, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

"Attributable Debt" when used in connection with a Sale/Leaseback Transaction shall mean, at the time of determination, the lesser of: (a) the fair value of the property subject to such Sale/Leaseback Transaction (as determined in good faith by the Board of Directors of the Company); or (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any renewal term or period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the Notes compounded semi-annually in either case as determined by the principal accounting or financial officer of the Company. For purposes of the foregoing definition, rent shall not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the net amount determined assuming no such termination.

"Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

"Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, partnership interests and limited liability company membership interests, but excluding any debt securities convertible into such equity.

"Consolidated Net Assets" means, as to the Company, as of any particular time the aggregate amount of assets of the Company and its consolidated Subsidiaries at the end of the most recently completed fiscal quarter after deducting therefrom, to the extent otherwise included, all current liabilities except for
(i) notes and loans payable, (ii) current maturities of long-term debt and (iii) current maturities of obligations under capital leases, all as set forth on the consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such fiscal quarter and computed in accordance with GAAP.

"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by

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contract or otherwise. A Person shall be deemed to Control another Person if such Person (i) is an officer or director of such other Person or (ii) directly or indirectly owns or controls 10% or more of such other Person's capital stock. "Controlling" and "Controlled" have meanings correlative thereto.

"Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

"Existing Credit Agreement" means (i) the credit agreement, dated as of February 12, 1998, as may be amended from time to time, among the Company, USANi LLC, as borrower, the lenders party thereto, Chase, as administrative agent and collateral agent, and Bank of America National Trust & Savings Association and The Bank of New York, as co-documentation agents, and (ii) any renewal, extension, refunding, replacement or refinancing thereof.

"Existing Credit Agreement Guarantor" means every Subsidiary of either of the Issuers that is a guarantor under the Existing Credit Agreement from time to time; provided that, to the extent any or all of such Subsidiaries cease to be guarantors under the Existing Credit Agreement, such Subsidiaries shall cease to be "Existing Credit Agreement Guarantors."

"Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia.

"GAAP" means generally accepted accounting principles in the United States of America, in effect from time to time.

"guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

"Guarantee" means, individually, any guarantee of payment of the Notes by a Guarantor pursuant to the terms of the Indenture, and, collectively, all such Guarantees. Each such Guarantee will be in the form prescribed in the Indenture.

"Guarantor" means each Subsidiary of either of the Issuers (except for (i) USANi LLC, (ii) Foreign Subsidiaries and (iii) any other Subsidiary that is not an Existing Credit Agreement Guarantor) and any other Person that becomes an Existing Credit Agreement Guarantor; provided that, to the extent that any or all of such Subsidiaries cease to be Existing Credit Agreement Guarantors, such Subsidiaries shall cease to be "Guarantors."

"Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

"Incur" means issue, assume, guarantee, incur or otherwise become liable for.

"Indebtedness" means, with respect to any Person, obligations (other than Non-Recourse Obligations, the Notes or the Guarantees) of such Person for borrowed money or evidenced by bonds, debentures, notes or similar instruments.

"Nonrecourse Obligation" means indebtedness or other obligations substantially related to (i) the acquisition of assets not previously owned by the Issuers, any Guarantor or any of their respective Subsidiaries or (ii) the financing of a project involving the development or expansion of properties of

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

the Issuers, any Guarantor or any of their respective Subsidiaries, as to which the obligee with respect to such indebtedness or obligation has no recourse to the Issuers, any Guarantor or any of their respective Subsidiaries or any assets of the Issuers, any Guarantor or any of their respective Subsidiaries other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

"Officer" means any of the Chairman of the Board, Chief Executive Officer, the President, the Vice Chairman, any Vice President, the Treasurer, the Chief Financial Officer or the Secretary of either of the Issuers.

"Officer's Certificate" means a certificate signed by an Officer.

"Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

"Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby either of the Issuers or any of their respective Subsidiaries transfers such property to a Person (other than either of the Issuers or any of their respective Subsidiaries) and either of the Issuers or any of their respective Subsidiaries leases it from such Person.

"Subsidiary" shall mean, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled (within the meaning of the first sentence of the definition of "Control"), by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

"TIA" means the Trust Indenture Act of 1939, as amended.

"U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

BOOK-ENTRY, DELIVERY AND FORM

The Exchange Notes will be issued in the form of one or more registered notes in global form (the "Global Exchange Notes"). The Global Exchange Notes will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC. Except as set forth below, the Global Exchange Notes may be transferred, in whole and not in part, only to DTC or another nominee of DTC. Investors may hold their beneficial interests in the Global Exchange Notes directly through DTC if they have an account with DTC or indirectly through organizations which have accounts with DTC.

Exchange Notes that are issued as described below under "-- Certificated Notes" will be issued in definitive form. Upon the transfer of an Exchange Note in definitive form, such Exchange Note will, unless the Global Exchange Notes have previously been exchanged for Notes in definitive form, be exchanged for an interest in a Global Exchange Note representing the principal amount of Notes being transferred.

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DTC has advised the Issuers that it is (i) a limited-purpose trust company organized under the laws of the State of New York, (ii) a "banking organization" within the meaning of the New York Banking Law, (iii) a member of the Federal Reserve System, (iv) a "clearing corporation" within the meaning of the New York Uniform Commercial Code, as amended, and (v) a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants (collectively, the "Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Investors who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants.

Upon the issuance of the Global Exchange Notes in exchange for the Initial Notes pursuant to the Exchange Offer, DTC will credit, on its internal system, the respective principal amounts of the individual beneficial interests represented by such Global Exchange Notes to the accounts of the persons who surrendered Initial Notes for exchange. Ownership of beneficial interests in the Global Exchange Notes will be limited to participants or persons who hold interests through participants. Ownership of beneficial interests in the Global Exchange Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Investors may hold their interests in the Global Exchange Notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Exchange Notes.

So long as DTC or its nominee is the registered owner of the Global Exchange Notes, DTC or such nominee, as the case may be, will be considered the sole legal owner or Holder of the Notes represented by the Global Note for all purposes of such Exchange Notes and the Indenture. Except as provided below, owners of beneficial interests in Global Notes will not be entitled to have the Notes represented by such Global Exchange Notes registered in their names, will not receive or be entitled to receive physical delivery of certificated Exchange Notes, and will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee thereunder. Accordingly, each Holder owning a beneficial interest in a Global Exchange Note must rely on the procedures of DTC and, if such Holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which such Holder owns its interest, to exercise any rights of a Holder of Exchange Notes under the Indenture or such Global Exchange Note. The Issuers understand that under existing industry practice, in the event that the Issuers request any action of Holders of Notes, or a Holder that is an owner of a beneficial interest in a Global Exchange Note desires to take any action that DTC, as the Holder of such Global Exchange Note, is entitled to take, DTC would authorize the Participants to take such action and the Participants would authorize Holders owning through such Participants to take such action or would otherwise act upon the instruction of such Holders. Neither the Issuers nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Exchange Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Exchange Notes.

Payment of principal of and interest on Exchange Notes represented by the Global Exchange Note registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the Global Exchange Notes.

The Issuers expect that DTC or its nominee, upon receipt of any payment of principal of or interest on the Global Exchange Notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Exchange Notes as shown on the records of DTC or its nominee. The Issuers also expect that payments by participants to owners of beneficial interests in the Global Exchange Notes held through such participants will be governed by standing instructions and customary practices and will be the responsibility of such participants. The Issuers will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Exchange Notes for any Exchange Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the Global Exchange Notes owning through such participants.

Unless and until it is exchanged in whole or in part for certificated Exchange Notes in definitive form, each Global Exchange Note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Exchange Notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor the Issuers will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

If (i) the Issuers notify the Trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation, (ii) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of Exchange Notes in definitive form under the Indenture or (iii) upon the occurrence of certain other events as provided in the Indenture, then, upon surrender by DTC of the Global Exchange Notes, Certificated Exchange Notes will be issued to each person that DTC identifies as the beneficial owner of the Exchange Notes represented by the Global Exchange Notes. Upon any such issuance, the Trustee is required to register such Certificated Exchange Notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

Neither the Issuers nor the Trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related Exchange Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Exchange Notes to be issued).

                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

The Registration Statement of which this Prospectus is a part constitutes the registration statement for the Exchange Offer which is the subject of the Registration Rights Agreement dated as of November 23, 1998 (the "Registration Rights Agreement"), among the Issuers, the Guarantors and the Initial Purchasers, for the benefit of the holders of the Initial Notes. Holders of Exchange Notes are not entitled to any registration rights with respect to the Exchange Notes.

The Registration Rights Agreement sets forth certain circumstances under which the Issuers are required to file a shelf registration statement (the "Shelf Registration Statement") with the Commission in lieu of a registration statement. The Issuers will, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Initial Notes or the Exchange Notes, as the case may be. A holder selling such Initial Notes or Exchange Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations).

If (i) by March 23, 1999, neither the Registration Statement nor the Shelf Registration Statement has been filed with the Commission; (ii) by April 22, 1999, neither the Registration Statement nor the Shelf Registration Statement is declared effective; (iii) by May 22, 1999, the Exchange Offer is not consummated, or (iv) after the Shelf Registration Statement is declared effective, such Registration Statement thereafter ceases to be effective (at any time the Issuers are obligated to maintain the effectiveness thereof) without being succeeded by an additional Registration Statement filed and declared effective (each such event referred to in clause (i) through (iv) being referred to herein as a "Registration Default"), additional cash interest will accrue on the Initial Notes and the Exchange Notes at the rate of 0.25% per annum (the "Additional Interest") from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, calculated on the principal amount of such Notes as of the date on which such interest is payable. Such interest is payable in addition to any other interest payable from time to time with respect to the Notes.

If the Issuers effect the Exchange Offer, they will be entitled to close the Exchange Offer 20 business days after the commencement thereof provided that they have accepted all Initial Notes theretofore validly tendered and not withdrawn in accordance with the terms of the Exchange Offer. Upon consummation of the Exchange Offer, holders of Initial Notes will not be entitled to any increase in the interest rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of the Exchange Notes."

The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the principal United States federal income tax consequences to holders of Initial Notes who exchange their Initial Notes for Exchange Notes pursuant to the Exchange Offer. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing, temporary and proposed Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect or proposed on the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This discussion is limited to holders of Initial Notes who hold the Notes as capital assets, within the meaning of section 1221 of the Code. Moreover, this discussion if for general information only and does not address all of the tax consequences that may be relevant to holders of Initial Notes and Exchange Notes in light of their personal circumstances or to certain types of holders of Initial Notes and Exchange Notes (such as certain financial institutions, insurance companies, tax-exempt entities, dealers in securities or persons who have hedged the risk of owning a Note). In addition, this discussion does not address any tax consequences arising under the laws of any state, locality or foreign jurisdiction, or any estate or gift tax considerations.

EXCHANGE OFFER

The exchange of Initial Notes for Exchange Notes pursuant to the Exchange Offer should not be treated as an exchange or other taxable event for United States Federal income tax purposes. Accordingly, there should be no United States Federal income tax consequences to holders who exchange Initial Notes for Exchange Notes pursuant to the Exchange Offer and any such holder should have the same adjusted tax basis and holding period in the Exchange Notes as it had in the Initial Notes immediately before the exchange.

                              PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Initial Notes where such Initial Notes were acquired as a result of market-making activities or other trading activities. The Issuers have agreed that for a period of 90 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

The Issuers will not receive any proceeds from any sale of Exchange Notes by broker-dealers or any other holder of Exchange Notes. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

For a period of 90 days after the Expiration Date, the Issuers will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Issuers have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Initial Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

Certain legal matters in connection with the Offering will be passed upon for the Issuers and the Guarantors by Howard, Smith & Levin LLP, New York, New York.

                                    EXPERTS

The consolidated financial statements of USAi as of December 31, 1997 and 1996 and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended in this Prospectus have been audited by Ernst & Young LLP, independent auditors, as stated in their report appearing in the documents herein. The consolidated statements of operations, stockholders' equity and cash flows of the Company and subsidiaries for the period September 1, 1995 through December 31, 1995 and for the year ended August 31, 1995 in this Prospectus have been audited by Deloitte & Touche LLP, independent certified public accountants, as stated in their report appearing in the documents herein and given upon the authority of said firm as experts in accounting and auditing.

The consolidated balance sheet of Ticketmaster Group, Inc. and subsidiaries as of January 31, 1998 and the related consolidated statements of operations, shareholders' equity, and cash flows for the year ended January 31, 1998, incorporated by reference in this Prospectus, have been audited by Ernst & Young LLP, independent auditors, as stated in their report appearing in the documents incorporated by reference herein. The consolidated financial statements of Ticketmaster Group, Inc. and subsidiaries as of January 31, 1997 and for each of the years in the two-year period ended January 31, 1997, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The combined balance sheets of Universal Television Group as of June 30, 1997 and 1996 and the related combined statements of operations and cash flows for each of the three years in the period ended June 30, 1997 included in this Prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The combined balance sheets of USA Networks as of December 31, 1996 and 1995 and the related combined statements of income, cash flows, and changes in partners' equity for each of the two years in the period ended December 31, 1996 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. The combined statements of income, cash flows and changes in partners' equity of USA Networks for the year ended December 31, 1994, in this Prospectus, have been audited by KPMG LLP, independent accountants, as stated in their report appearing in the documents herein.

The consolidated financial statements of Home Shopping Network, Inc. as of December 31, 1997 and 1996 and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended December 31, 1997 in this Prospectus have been audited by Ernst & Young LLP, independent auditors, as stated in their report appearing in the documents herein.

The consolidated statements of operations, shareholders' equity and cash flows of Home Shopping Network, Inc. and subsidiaries for the two-year period ended December 31, 1996 included herein and elsewhere in this Prospectus have been included herein and elsewhere in this Prospectus in reliance upon the report of KPMG LLP, independent certified public accountants, included herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of USANi LLC as of December 31, 1997 and 1996 and the related consolidated statements of operations, members' equity and cash flows for the year ended December 31, 1997 in this Prospectus have been audited by Ernst & Young LLP, independent auditors, as stated in their report appearing in the documents herein.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              -----
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
  OF USAi, HOLDCO, AND USANi LLC............................    F-3
USA Networks, Inc. Unaudited Pro Forma Combined Condensed
  Balance Sheet as of September 30, 1998....................    F-4
USA Networks, Inc. Unaudited Pro Forma Combined Condensed
  Statement of Operations for the Nine Months Ended
  September 30, 1998........................................    F-5
USA Networks, Inc. Unaudited Pro Forma Combined Condensed
  Statement of Operations for the Year Ended December 31,
  1997......................................................    F-6
Holdco Unaudited Pro Forma Combined Condensed Balance Sheet
  as of September 30, 1998..................................    F-7
Holdco Unaudited Pro Forma Combined Condensed Statement of
  Operations for the Nine Months Ended September 30, 1998...    F-8
Holdco Unaudited Pro Forma Combined Condensed Statement of
  Operations for the Year Ended December 31, 1997...........    F-9
USANi LLC Unaudited Pro Forma Combined Condensed Balance
  Sheet as of September 30, 1998............................   F-10
USANi LLC Unaudited Pro Forma Combined Condensed Statement
  of Operations for the Nine Months Ended September 30,
  1998......................................................   F-11
USANi LLC Unaudited Pro Forma Combined Condensed Statement
  of Operations for the Year Ended December 31, 1997........   F-12
Notes to Unaudited Pro Forma Combined Condensed Financial
  Statements................................................   F-13

UNAUDITED PRO FORMA ADJUSTED COMBINED CONDENSED FINANCIAL
  STATEMENTS OF TICKETMASTER GROUP, INC.....................
Unaudited Pro Forma Adjusted Combined Condensed Statement of
  Operations for the Year Ended January 31, 1998............   F-15
Notes to Unaudited Pro Forma Adjusted Combined Condensed
  Financial Statements......................................   F-16

USA NETWORKS, INC. AND SUBSIDIARIES
Report of Independent Auditors..............................   F-17
Independent Auditors' Report................................   F-18
Consolidated Statements of Operations for the Years Ended
  December 31, 1997, 1996, the Four Months Ended
  December 31, 1995, and the Year Ended August 31, 1995.....   F-19
Consolidated Balance Sheets as of December 31, 1997 and
  1996......................................................   F-20
Consolidated Statements of Stockholders' Equity for the
  Years Ended December 31, 1997, 1996, the Four Months Ended
  December 31, 1995, and the Year Ended August 31, 1995.....   F-22
Consolidated Statements of Cash Flow for the Years Ended
  December 31, 1997, 1996, the Four Months Ended
  December 31, 1995, and the Year Ended August 31, 1995.....   F-23
Notes to Consolidated Financial Statements..................   F-24
Condensed Consolidated Statements of Operations for the
  Three Months Ended September 30, 1998 and 1997 and the
  Nine Months Ended September 30, 1998 and 1997
  (Unaudited)...............................................   F-46
Condensed Consolidated Balance Sheets as of September 30,
  1998 and December 31, 1997 (Unaudited)....................   F-47
Condensed Consolidated Statement of Stockholders' Equity for
  the Nine Months Ended September 30, 1998 (Unaudited)......   F-49
Condensed Consolidated Statements of Cash Flows for the Nine
  Months Ended September 30, 1998 and 1997 (Unaudited)......   F-50
Notes to Condensed Consolidated Financial Statements
  (Unaudited)...............................................   F-51

HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES ("HOLDCO")
Report of Independent Auditors..............................   F-62
Independent Auditors' Report................................   F-63
Consolidated Statements of Operations for the Years Ended
  December 31, 1997, 1996 and 1995..........................   F-64
Consolidated Balance Sheets as of December 31, 1997 and
  1996......................................................   F-65
Consolidated Statements of Stockholders' Equity for the
  Years Ended December 31, 1997, 1996 and 1995..............   F-67
Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1997, 1996 and 1995..........................   F-68

                                                              PAGE
                                                              -----
Notes to Consolidated Financial Statements..................   F-69
Condensed Consolidated Statements of Operations for the Nine
  Months Ended September 30, 1998 and 1997 (Unaudited)......   F-82
Condensed Consolidated Balance Sheets as of September 30,
  1998 and December 31, 1997 (Unaudited)....................   F-83
Condensed Consolidated Statement of Stockholders' Equity for
  the Nine Months Ended September 30, 1998 (Unaudited)......   F-85
Condensed Consolidated Statements of Cash Flows for the Nine
  Months Ended September 30, 1998 and 1997 (Unaudited)......   F-86
Notes to Condensed Consolidated Financial Statements
  (Unaudited)...............................................   F-87

USANi LLC AND SUBSIDIARIES (INCLUDING PREDECESSOR COMPANY)
Report of Independent Auditors..............................   F-94
Consolidated Statement of Operations for the Year Ended
  December 31, 1997.........................................   F-95
Consolidated Balance Sheets as of December 31, 1997 and
  1996......................................................   F-96
Consolidated Statement of Members' Equity for the Year Ended
  December 31, 1997.........................................   F-98
Consolidated Statement of Cash Flows for the Year Ended
  December 31, 1997.........................................   F-99
Notes to Consolidated Financial Statements..................  F-100
Condensed Consolidated Statements of Operations for the Nine
  Months Ended September 30, 1998 and 1997 (Unaudited)......  F-111
Condensed Consolidated Balance Sheets as of September 30,
  1998 and December 31, 1997 (Unaudited)....................  F-112
Condensed Consolidated Statement of Members' Equity for the
  Nine Months Ended September 30, 1998 (Unaudited)..........  F-114
Condensed Consolidated Statements of Cash Flows for the Nine
  Months Ended September 30, 1998 and 1997 (Unaudited)......  F-115
Notes to Condensed Consolidated Financial Statements
  (Unaudited)...............................................  F-116

USA NETWORKS
Report of Independent Accountants...........................  F-123
Independent Auditors' Report................................  F-124
Combined Balance Sheets as of December 31, 1996 and 1995....  F-125
Combined Statements of Income for the Years Ended December
  31, 1996, 1995, and 1994..................................  F-126
Combined Statements of Cash Flows for the Years Ended 1996,
  1995, and 1994............................................  F-127
Combined Statements of Changes in Partners' Equity for the
  Years Ended 1996, 1995, and 1994..........................  F-128
Notes to Combined Financial Statements......................  F-129

UNIVERSAL TELEVISION GROUP
Report of Independent Accountants...........................  F-137
Combined Balance Sheets as of June 30, 1997 and 1996........  F-138
Combined Statements of Operations for the Years Ended June
  30, 1997, 1996 and for the period July 1, 1994 to June 4,
  1995......................................................  F-139
Combined Statements of Cash Flows for the Years Ended June
  30, 1997, 1996 and for the period July 1, 1994 to June 4,
  1995......................................................  F-140
Notes to Combined Financial Statements......................  F-141

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                         OF USAi, HOLDCO AND USANi LLC

The following unaudited pro forma combined condensed financial statements (the "Condensed Statements") have been prepared to give effect to the Notes Offering, the Exchange Offer, USAi's merger with Ticketmaster, including the effects of acquisitions made by Ticketmaster Group, Inc. ("Ticketmaster") during its fiscal year ended January 31, 1998, the Universal Transaction through which USAi acquired USA Networks ("Networks") and Studios USA, USAi's investment in, and the subsequent merger of Ticketmaster's online business with, CitySearch, and the sale of SF Broadcasting (collectively the "Transactions") as if all such transactions had occurred on January 1, 1997. The purchase method of accounting was used to give effect to all Transactions.

The Condensed Statements reflect certain assumptions regarding the Transactions and are based on the historical consolidated financial statements of the respective entities. The Condensed Statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the audited and unaudited financial statements, including the notes thereto, of USAi, Holdco, USANi LLC, CitySearch, Ticketmaster, USA Networks and Studios USA, all of which are either included in this Registration Statement or incorporated by reference.

The USAi, Holdco and USANi LLC pro forma combined condensed balance sheets as of September 30, 1998 give effect to the Notes Offering and the Exchange Offer as if they had occurred on September 30, 1998.

The USAi pro forma combined condensed statement of operations for the nine months ended September 30, 1998 gives effect to the Transactions as if they had occurred on January 1, 1998.

The USAi pro forma combined condensed statement of operations for the year ended December 31, 1997 reflects the audited consolidated statement of operations of USAi combined with the unaudited pro forma results of Ticketmaster for the year ended January 31, 1998 (including the pro forma effects of certain acquisitions of Ticketmaster) less amounts reflected in the USAi historical statements of operations for the year ended December 31, 1997, and also reflects the unaudited pro forma results of Studios USA (including the pro forma effects of its acquisition of Networks), and the audited results of CitySearch for the year ended December 31, 1997 and gives effect to the Transactions as if they had occurred on January 1, 1997.

The Holdco and USANi LLC pro forma combined condensed statement of operations for nine months ended September 30, 1998 and for the year ended December 31, 1997 give effect to the Universal Transaction as if it had occurred on January 1, 1998 and January 1, 1997, respectively.

As a result of the Universal, Ticketmaster and CitySearch transactions, USAi, Holdco, and USANi LLC, where applicable, are evaluating the fair value of assets acquired and liabilities assumed, specifically including television program rights, commitments to produce or purchase television programming, contractual commitments to provide ticketing services and other contractual commitments. Using this information, USAi, Holdco, and USANi LLC, where applicable will make a final allocation of the excess purchase price, including allocation to the intangibles other than goodwill. Accordingly, the purchase accounting information is preliminary and has been made solely for the purpose of developing such unaudited pro forma combined condensed financial information.

The Condensed Statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations which would have actually been reported had the Notes Offering and Exchange Offer occurred at September 30, 1998 or had the Transactions occurred as of January 1, 1998 and 1997, nor are the Condensed Statements necessarily indicative of future financial position or results of operations.

                               USA NETWORKS, INC.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                                                          PRO FORMA      PRO FORMA
                                                             USAI      ADJUSTMENTS(A)     COMBINED
                                                             ----      --------------    ---------
                                                                       (IN THOUSANDS)
ASSETS:
Current Assets:
Cash and short-term investments.........................  $  292,231      $  (6,500)     $  285,731
Accounts and notes receivable, net......................     286,237                        286,237
Inventories, net........................................     445,425                        445,425
Deferred income taxes...................................      37,067                         37,067
Other...................................................      27,028                         27,028
                                                          ----------      ---------      ----------
  Total current assets..................................   1,087,988         (6,500)      1,081,488
Property, plant and equipment, net......................     248,741                        248,741
Intangible assets including goodwill and broadcast
  licenses, net.........................................   6,352,103                      6,352,103
Cable distributions fees, net...........................      97,596                         97,596
Long-term investments and notes receivable..............     145,265                        145,265
Inventories, net........................................     202,117                        202,117
Deferred income taxes...................................      72,704                         72,704
Deferred charges and other..............................      60,443          1,600          62,043
                                                          ----------      ---------      ----------
  Total assets..........................................  $8,266,957      $  (4,900)     $8,262,057
                                                          ==========      =========      ==========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current Liabilities:
Accounts payable, accrued and other current
  liabilities...........................................  $  663,199      $              $  663,199
Program liabilities.....................................     275,996                        275,996
Deferred revenue........................................      65,802                         65,802
Current portion of long-term debt.......................      68,564                         68,564
                                                          ----------      ---------      ----------
  Total current liabilities.............................   1,073,561             --       1,073,561
Long-term debt..........................................     748,101        497,600         745,701
                                                                           (500,000)
Other long-term liabilities.............................      52,630                         52,630
Program liabilities.....................................     346,563                        346,563
Minority interest.......................................   3,589,338                      3,589,338
Stockholders' Equity:
Common stock............................................       1,240                          1,240
Common stock -- Class B.................................         312                            312
Additional paid-in capital..............................   2,533,708                      2,533,708
Accumulated Deficit.....................................     (77,560)        (2,500)        (80,060)
Unearned compensation...................................      (1,691)                        (1,691)
Unrealized gain in available for sale securities........       7,476                          7,476
Foreign currency translation............................      (1,723)                        (1,723)
Note receivable from key executive for common stock
  issuance..............................................      (4,998)                        (4,998)
                                                          ----------      ---------      ----------
  Total stockholders' equity............................   2,456,764         (2,500)      2,454,264
                                                          ----------      ---------      ----------
  Total liabilities and stockholders' equity............  $8,266,957      $  (4,900)     $8,262,057
                                                          ==========      =========      ==========

                               USA NETWORKS, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                  UNIVERSAL        CITYSEARCH                            PRO FORMA      PRO FORMA
                                       USAI     TRANSACTION(B)   TRANSACTION(C)   SF BROADCASTING(D)    ADJUSTMENTS     COMBINED
                                       ----     --------------   --------------   ------------------    -----------     ---------
NET REVENUES:
  Networks and television
    production.....................   757,305         157,364               --                 --                        914,669
  Electronic retailing.............   776,418              --               --                 --                        776,418
  Ticketing operations.............   283,538              --               --                 --                        283,538
  Internet services................    14,467              --           11,317                                            25,784
  Broadcasting and other...........    35,289              --               --            (27,128)                         8,161
                                     --------   -------------    -------------      -------------      -------------    --------
    Total net revenues.............  1,867,017        157,364           11,317            (27,128)               --     2,008,570
                                     --------   -------------    -------------      -------------      -------------    --------
Operating costs and expenses:
  Cost of sales....................   533,190              --           10,491             (3,528)               --      540,153
  Program costs....................   412,541         100,478               --                 --           (12,795)(f)  500,224
  Other costs......................   597,328          32,994           28,107            (20,510)           (4,222)(g)  633,697
  Depreciation and amortization....   163,712           9,110               --             (5,374)           41,939(h)   209,387
                                     --------   -------------    -------------      -------------      -------------    --------
    Total operating costs and
      expenses.....................  1,706,771        142,582           38,598            (29,412)           24,922     1,883,461
                                     --------   -------------    -------------      -------------      -------------    --------
    Operating income...............   160,246          14,782          (27,281)             2,284           (24,922)     125,109
  Interest income (expense), net...   (82,897)            156              227              3,498            (1,546)(f)  (88,548)
                                                                                                             (7,986)(i)
  Miscellaneous....................    64,480          (1,039)              --             (9,247)               --       54,194
                                     --------   -------------    -------------      -------------      -------------    --------
Earnings before income taxes and
  minority interest................   141,829          13,899          (27,054)            (3,465)          (34,454)      90,755
Income tax (expense) benefit.......   (72,792)         (4,729)              --             10,123             3,937(j)   (60,468)
                                                                                                              2,993(k)
Minority interest..................   (42,996)             --               --             (2,740)          (12,770)(l)  (36,560)
                                                                                                              1,952(m)
                                                                                                             19,994(n)
                                     --------   -------------    -------------      -------------      -------------    --------
NET EARNINGS (LOSS)................    26,041           9,170          (27,054)             3,918           (18,348)      (6,273)
                                     ========   =============    =============      =============      =============    ========
Net earnings (loss) per common
  share
  Basic............................      0.19                                                                              (0.04)
                                     ========                                                                           ========
  Diluted..........................      0.14                                                                              (0.04)
                                     ========                                                                           ========
Weighted average shares
  outstanding......................   138,355                                                                            150,654(o)
                                     ========                                                                           ========
Weighted average diluted shares
  outstanding......................   280,242                                                                            150,654(o)
                                     ========                                                                           ========

                               USA NETWORKS, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        UNIVERSAL      TICKETMASTER      CITYSEARCH
                                             USAI     TRANSACTION(P)    ADJUSTED(E)    TRANSACTION(C)   SF BROADCASTING(D)
                                             ----     --------------   ------------    --------------   ------------------
NET REVENUES:
  Networks and television production.....        --     1,107,604                --               --                 --
  Electronic retailing...................  1,024,249           --                --               --                 --
  Ticketing operations...................   156,378            --           205,319               --                 --
  Internet services......................    12,811            --                --            6,184                 --
  Broadcasting and other.................    68,311            --                --               --            (52,934)
                                           --------      --------      -------------   -------------      -------------
    Total net revenues...................  1,261,749    1,107,604           205,319            6,184            (52,934)
                                           --------      --------      -------------   -------------      -------------
Operating costs and expenses:
  Cost of sales..........................   645,299            --            14,023            9,688             (6,394)
  Program costs..........................        --       700,874                --               --                 --
  Other costs............................   424,907       241,725           158,196           33,237            (34,998)
  Depreciation and amortization..........    97,024        54,881            15,394               --             (9,305)
                                           --------      --------      -------------   -------------      -------------
    Total operating costs and expenses...  1,167,230      997,480           187,613           42,925            (50,697)
                                           --------      --------      -------------   -------------      -------------
    Operating income.....................    94,519       110,124            17,706          (36,741)            (2,237)
  Interest income (expense), net.........   (26,266)          782            (5,770)             223              6,895
  Miscellaneous..........................   (11,752)      (13,337)             (416)              --                 --
                                           --------      --------      -------------   -------------      -------------
Earnings (loss) before income taxes and
  minority interest......................    56,501        97,569            11,520          (36,518)             4,658
Income tax (expense) benefit.............   (41,051)      (39,028)           (7,112)              (8)             1,517
Minority interest........................    (2,389)           --               305               --             (3,260)
                                           --------      --------      -------------   -------------      -------------
NET EARNINGS (LOSS)......................    13,061        58,541             4,713          (36,526)             2,915
                                           ========      ========      =============   =============      =============
Net earnings (loss) per common share
  Basic..................................      0.12
                                           ========
  Diluted................................      0.12
                                           ========
Weighted average shares outstanding......   104,780
                                           ========
Weighted average diluted shares
  outstanding............................   112,244
                                           ========

                                            PRO FORMA      PRO FORMA
                                           ADJUSTMENTS     COMBINED
                                           -----------     ---------
NET REVENUES:
  Networks and television production.....                  1,107,604
  Electronic retailing...................                  1,024,249
  Ticketing operations...................                   361,697
  Internet services......................                    18,995
  Broadcasting and other.................                    15,377
                                            --------       --------
    Total net revenues...................         --       2,527,922
                                            --------       --------
Operating costs and expenses:
  Cost of sales..........................         --        662,616
  Program costs..........................    (48,195)(f)    652,679
  Other costs............................    (24,980)(g)    798,087
  Depreciation and amortization..........    119,629(h)     277,623
                                            --------       --------
    Total operating costs and expenses...     46,454       2,391,005
                                            --------       --------
    Operating income.....................    (46,454)       136,917
  Interest income (expense), net.........    (11,157)(f)   (111,991)
                                             (76,698)(i)
  Miscellaneous..........................         --        (25,505)
                                            --------       --------
Earnings (loss) before income taxes and
  minority interest......................   (134,309)          (579)
Income tax (expense) benefit.............     35,493(j)     (48,482)
                                               1,707(k)
Minority interest........................    (57,567)(l)    (28,382)
                                               2,389(m)
                                              32,140(n)
                                            --------       --------
NET EARNINGS (LOSS)......................   (120,147)       (77,443)
                                            ========       ========
Net earnings (loss) per common share
  Basic..................................                     (0.55)
                                                           ========
  Diluted................................                     (0.55)
                                                           ========
Weighted average shares outstanding......                   142,061(o)
                                                           ========
Weighted average diluted shares
  outstanding............................                   142,061(o)
                                                           ========

                                     HOLDCO

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                                                          PRO FORMA      PRO FORMA
                                                            HOLDCO     ADJUSTMENTS(A)     COMBINED
                                                            ------     --------------    ---------
                                                                       (IN THOUSANDS)
ASSETS:
Current Assets:
Cash and short-term investments.........................  $  125,245      $  (6,500)     $  118,745
Accounts and notes receivable, net......................     230,157                        230,157
Inventories, net........................................     437,797                        437,797
Other...................................................      40,896                         40,896
                                                          ----------      ---------      ----------
  Total current assets..................................     834,095         (6,500)        827,595
Property, plant and equipment, net......................     153,035                        153,035
Intangible assets including goodwill and broadcast
  licenses, net.........................................   5,243,669                      5,243,669
Cable distributions fees, net...........................      97,596                         97,596
Long-term investments and notes receivable..............     132,260                        132,260
Inventories, net........................................     197,929                        197,929
Advances to USAi and subsidiaries.......................     149,904                        149,904
Deferred charges and other..............................     107,941          1,600         109,541
                                                          ----------      ---------      ----------
  Total assets..........................................  $6,916,429      $  (4,900)     $6,911,529
                                                          ==========      =========      ==========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current Liabilities:
Accounts payable, accrued and other current
  liabilities...........................................  $  393,406      $              $  393,406
Program liabilities.....................................     275,362                        275,362
Deferred revenue........................................      33,836                         33,836
Current portion of long-term debt.......................      60,341                         60,341
                                                          ----------      ---------      ----------
  Total current liabilities.............................     762,945             --         762,945
Long-term debt..........................................     704,266        497,600         701,866
                                                                           (500,000)
Other long-term liabilities.............................      24,134                         24,134
Program liabilities.....................................     346,251                        346,251
Minority interest.......................................   3,770,146                      3,770,146
Stockholders' Equity:
Common stock............................................   1,221,408                      1,221,408
Additional paid-in capital..............................      70,755                         70,755
Retained earnings.......................................      10,621         (2,500)          8,121
Unearned compensation...................................      (1,573)                        (1,573)
Unrealized gain in available for sale securities........       7,476                          7,476
                                                          ----------      ---------      ----------
  Total stockholders' equity............................   1,308,687         (2,500)      1,306,187
                                                          ----------      ---------      ----------
  Total liabilities and stockholders' equity............  $6,916,429      $  (4,900)     $6,911,529
                                                          ==========      =========      ==========

                                     HOLDCO

                          UNAUDITED PRO FORMA COMBINED
                       CONDENSED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                                        UNIVERSAL        PRO FORMA      PRO FORMA
                                         HOLDCO      TRANSACTION(B)     ADJUSTMENTS      COMBINED
                                       ----------    ---------------    -----------     ----------
NET REVENUES:
  Networks and television
     production......................     757,305         157,364                          914,669
  Electronic retailing...............     776,417              --                          776,417
  Internet services..................      14,467              --                           14,467
                                       ----------      ----------       ----------      ----------
     Total net revenues..............   1,548,189         157,364               --       1,705,553
                                       ----------      ----------       ----------      ----------
Operating costs and expenses:
  Cost of sales......................     482,030              --               --         482,030
  Program costs......................     408,948         100,478          (12,795)(f)     496,631
  Other costs........................     383,387          32,994           (4,222)(g)     412,159
  Depreciation and amortization......     125,952           9,110            4,659(h)      139,721
                                       ----------      ----------       ----------      ----------
     Total operating costs and
       expenses......................   1,400,317         142,582          (12,358)      1,530,541
                                       ----------      ----------       ----------      ----------
     Operating income................     147,872          14,782           12,358         175,012
  Interest income (expense), net.....     (65,648)            156           (1,546)(f)     (75,024)
                                                                            (7,986)(i)
  Miscellaneous......................     (16,273)         (1,039)                         (17,312)
                                       ----------      ----------       ----------      ----------
Earnings before income taxes and
  minority interest..................      65,951          13,899            2,826          82,676
Income tax (expense) benefit.........     (26,376)         (4,729)           3,937(j)      (27,168)
Minority interest....................     (42,768)             --          (12,770)(l)     (55,538)
                                       ----------      ----------       ----------      ----------
NET EARNINGS (LOSS)..................      (3,193)          9,170           (6,007)            (30)
                                       ==========      ==========       ==========      ==========

                                     HOLDCO

                          UNAUDITED PRO FORMA COMBINED
                       CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                        UNIVERSAL       PRO FORMA      PRO FORMA
                                          HOLDCO     TRANSACTION(P)    ADJUSTMENTS      COMBINED
                                        ----------   ---------------   -----------     ----------
NET REVENUES:
  Networks and television
     production.......................         --       1,107,604              --       1,107,604
  Electronic retailing................  1,024,249              --              --       1,024,249
  Internet services...................     12,811              --                          12,811
                                        ----------     ----------      ----------      ----------
     Total net revenues...............  1,037,060       1,107,604              --       2,144,664
                                        ----------     ----------      ----------      ----------
Operating costs and expenses:
  Cost of sales.......................    614,799              --              --         614,799
  Program costs.......................         --         700,874         (48,195)(f)     652,679
  Other costs.........................    295,967         241,725         (24,980)(g)     512,712
  Depreciation and amortization.......     65,152          54,881          60,480(h)      180,513
                                        ----------     ----------      ----------      ----------
     Total operating costs and
       expenses.......................    975,918         997,480         (12,695)      1,960,703
                                        ----------     ----------      ----------      ----------
     Operating income.................     61,142         110,124          12,695         183,961
  Interest income (expense), net......     (8,044)            782         (11,157)(f)     (95,117)
                                                                          (76,698)(i)
  Miscellaneous.......................    (11,799)        (13,337)             --         (25,136)
                                        ----------     ----------      ----------      ----------
Earnings before income taxes and
  minority interest...................     41,299          97,569         (75,160)         63,708
Income tax (expense) benefit..........    (27,490)        (39,028)         35,493(j)      (31,025)
Minority interest.....................         --              --         (60,561)(l)     (60,561)
                                        ----------     ----------      ----------      ----------
NET EARNINGS (LOSS)...................     13,809          58,541        (100,228)        (27,878)
                                        ==========     ==========      ==========      ==========

                                   USANi LLC

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                                                          PRO FORMA      PRO FORMA
                                                          USANi LLC    ADJUSTMENTS (A)    COMBINED
                                                          ---------    ---------------   ---------
                                                                       (IN THOUSANDS)
ASSETS:
Current Assets:
Cash and short-term investments.........................  $  125,245      $  (6,500)     $  118,745
Accounts and notes receivable, net......................     230,157                        230,157
Inventories, net........................................     437,797                        437,797
Other...................................................      40,896                         40,896
                                                          ----------      ---------      ----------
  Total current assets..................................     834,095         (6,500)        827,595
Property, plant and equipment, net......................     153,035                        153,035
Intangible assets including goodwill and broadcast
  licenses, net.........................................   5,243,669                      5,243,669
Cable distributions fees, net...........................      97,596                         97,596
Long-term investments and notes receivable..............     137,673                        137,673
Inventories, net........................................     197,929                        197,929
Advances to USAi and subsidiaries.......................     135,605                        135,605
Deferred charges and other..............................     107,941          1,600         109,541
                                                          ----------      ---------      ----------
  Total assets..........................................  $6,907,543      $  (4,900)     $6,902,643
                                                          ==========      =========      ==========
LIABILITIES AND MEMBERS' EQUITY:
Current Liabilities:
Accounts payable, accrued and other current
  liabilities...........................................  $  374,494      $              $  374,494
Program liabilities.....................................     275,362                        275,362
Deferred revenue........................................      33,836                         33,836
Current portion of long-term debt.......................      60,341                         60,341
                                                          ----------      ---------      ----------
  Total current liabilities.............................     744,033             --         744,033
Long-term debt..........................................     704,266        497,600         701,866
                                                                           (500,000)
Other long-term liabilities.............................      19,983                         19,983
Program liabilities.....................................     346,251                        346,251
Members' Equity:
Class A.................................................   1,765,272                      1,765,272
Class B.................................................   2,771,474                      2,771,474
Class C.................................................     466,252                        466,252
Retained earnings.......................................      78,696         (2,500)         76,196
Unrealized gain in available for sale securities........      12,889                         12,889
Unearned compensation...................................      (1,573)                        (1,573)
                                                          ----------      ---------      ----------
  Total members' equity.................................   5,093,010         (2,500)      5,090,510
                                                          ----------      ---------      ----------
  Total liabilities and members' equity.................  $6,907,543      $  (4,900)     $6,902,643
                                                          ==========      =========      ==========

                                   USANi LLC

                          UNAUDITED PRO FORMA COMBINED
                       CONDENSED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                                        UNIVERSAL       PRO FORMA      PRO FORMA
                                        USANi LLC    TRANSACTION(B)    ADJUSTMENTS      COMBINED
                                        ----------   ---------------   -----------     ----------
NET REVENUES:
  Networks and television
     production.......................    757,305         157,364                         914,669
  Electronic retailing................    776,417              --                         776,417
  Internet services...................     14,467              --                          14,467
                                        ----------     ----------      ----------      ----------
     Total net revenues...............  1,548,189         157,364              --       1,705,553
                                        ----------     ----------      ----------      ----------
Operating costs and expenses:
  Cost of sales.......................    482,030              --              --         482,030
  Program costs.......................    408,948         100,478         (12,795)(f)     496,631
  Other costs.........................    383,387          32,994          (4,222)(g)     412,159
  Depreciation and amortization.......    125,952           9,110           4,659(h)      139,721
                                        ----------     ----------      ----------      ----------
     Total operating costs and
       expenses.......................  1,400,317         142,582         (12,358)      1,530,541
                                        ----------     ----------      ----------      ----------
     Operating income.................    147,872          14,782          12,358         175,012
  Interest income (expense), net......    (64,767)            156          (1,546)(f)     (74,143)
                                                                           (7,986)(i)
  Miscellaneous.......................    (16,273)         (1,039)             --         (17,312)
                                        ----------     ----------      ----------      ----------
Earnings before income taxes..........     66,832          13,899           2,826          83,557
Income tax (expense) benefit..........     (4,646)         (4,729)          4,201(j)       (5,174)
                                        ----------     ----------      ----------      ----------
NET EARNINGS..........................     62,186           9,170           7,027          78,383
                                        ==========     ==========      ==========      ==========

                                   USANi LLC

                          UNAUDITED PRO FORMA COMBINED
                       CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                          USANi LLC
                                        (PREDECESSOR       UNIVERSAL       PRO FORMA      PRO FORMA
                                          COMPANY)      TRANSACTION(P)    ADJUSTMENTS      COMBINED
                                        -------------   ---------------   -----------     ----------
NET REVENUES:
  Networks and television
     production.......................           --        1,107,604              --       1,107,604
  Electronic retailing................    1,024,249               --                       1,024,249
  Internet services...................       12,811               --                          12,811
                                         ----------       ----------      ----------      ----------
     Total net revenues...............    1,037,060        1,107,604              --       2,144,664
                                         ----------       ----------      ----------      ----------
Operating costs and expenses:
  Cost of sales.......................      614,799               --              --         614,799
  Program costs.......................           --          700,874         (48,195)(f)     652,679
  Other costs.........................      295,967          241,725         (24,980)(g)     512,712
  Depreciation and amortization.......       65,152           54,881          60,480(h)      180,513
                                         ----------       ----------      ----------      ----------
     Total operating costs and
       expenses.......................      975,918          997,480         (12,695)      1,960,703
                                         ----------       ----------      ----------      ----------
     Operating income.................       61,142          110,124          12,695         183,961
  Interest income (expense), net......       (2,780)             782         (11,157)(f)     (89,853)
                                                                             (76,698)(i)
  Miscellaneous.......................      (11,799)         (13,337)             --         (25,136)
                                         ----------       ----------      ----------      ----------
Earnings before income taxes..........       46,563           97,569         (75,160)         68,972
Income tax (expense) benefit..........      (30,308)         (39,028)         35,704(j)       (3,324)
                                                                              30,308(q)
                                         ----------       ----------      ----------      ----------
NET EARNINGS..........................       16,255           58,541          (9,148)         65,648
                                         ==========       ==========      ==========      ==========

                               USA NETWORKS, INC.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                         CONDENSED FINANCIAL STATEMENTS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

(a) Reflects the net proceeds from the Notes Offering of $493.5 million (including costs of the Notes Offering), which in conjunction with available cash was used to repay $500.0 million of the Tranche A Term Loan. In connection with the repayment, $2.5 million of deferred costs were written off.

(b) Reflects the results of operations for the applicable period for Networks and Studios USA, which were acquired in the Universal Transaction on February 12, 1998.

(c) Reflects the results of operations of CitySearch, the assets of which were acquired on September 28, 1998.

(d) Reflects the results of operations of SF Broadcasting, a subsidiary of USAi, the assets of which were sold on July 16, 1998.

(e) Reflects the pro forma adjustments to USAi's historical results of operations necessary to reflect a full year of pro forma operations of Ticketmaster. The historical results include Ticketmaster operations since the date of USAi's acquisition of a controlling interest in July 1997. See separate Ticketmaster Group, Inc. Unaudited Pro Forma Adjusted Combined Condensed Statement of Operations for the year ended January 31, 1998 and the notes thereto included herein.

(f) Universal - Reflects adjustments to programming cost for fair value adjustments and the effects of imputed interest related to long term program commitments.

(g) Universal - Represents certain corporate overhead allocated from Universal to Networks and Studios USA which are no longer being charged.

(h) Universal, Ticketmaster, CitySearch - Reflects additional amortization expense resulting from the increase in intangible assets. The unallocated excess of acquisition costs over net assets acquired has been preliminarily allocated to goodwill, which is being amortized from 5 to 40 years. Shorter lives were assigned to Internet related businesses (Ticketmaster Online and CitySearch). In connection with finalizing the purchase price allocation, USAi, Holdco and USANi LLC, where applicable, are currently evaluating the fair value of assets acquired and liabilities assumed, specifically including television program rights, commitments to produce or purchase television programming, contractual commitments to provide ticketing services and other contractual commitments. Using this information, USAi, Holdco and USANi LLC, where applicable, will make a final allocation of the excess purchase price, including allocation to the intangibles other than goodwill. Accordingly, the purchase accounting information is preliminary.

     The following table summarizes the preliminary goodwill resulting from the three acquisitions.

                                                       UNIVERSAL    TICKETMASTER   CITYSEARCH
                                                      TRANSACTION      MERGER        MERGER
                                                      -----------   ------------   ----------
                                                                      (000S)
Purchase price, including cash consideration and
  stock, and transaction costs......................  $4,115,531       425,005       163,162
Net assets acquired.................................     (42,189)      (42,695)        2,517
                                                      ----------      --------      --------
Unallocated excess of acquisition cost over net
  assets acquired...................................  $4,157,720      $467,700      $160,645
                                                      ==========      ========      ========

(i) Universal, Notes Offering and the Exchange Offer - Reflects the incremental interest expense at an average blended rate of 7.2% resulting from the net increase in borrowings incurred in connection with the Notes Offering, the Exchange Offer and Universal Transaction. The 7.2%

                               USA NETWORKS, INC.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                 CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)

     represents the estimated average interest rate USAi incurred under the Notes and the new credit agreement used to finance the cash portion of the Universal Transaction.

     Note that the adjustment reflects interest savings on assumed debt reduction of $206 million at an interest rate of 7.2% as a result of the exercise of Universal's mandatory preemptive right related to the shares issued in the Ticketmaster Merger.

     An interest rate variance of 1/8% would cause a corresponding change in interest expense of $0.2 million and $1.3 million for the nine months ended September 30, 1998 and the year ended December 31, 1997, respectively.

(j) Reflects the income tax effect of the pro forma adjustments, excluding permanent differences between book amounts and tax amounts, utilizing a statutory federal rate of 35% and an estimated state and local tax rate.

(k) Represents income tax benefit of the CitySearch Merger, as taxable income of Ticketmaster Online is offset by tax losses of CitySearch.

(l) Reflects net adjustment to record Universal's and Liberty's minority interest in the pro forma pre-tax results of operations of USANi LLC.

(m) Reflects the elimination of Ticketmaster minority interest recorded in the historical USAi operations.

(n) Reflects net adjustment to minority interest in the pro forma after-tax results of TMCS.

(o)  For the nine months ended September 30, 1998, basic pro forma net earnings
     (loss) per common share adjusts the 138,355,000 USAi historical basic weighted average shares by 2,085,000 shares, which reflects the incremental impact of the shares issued in connection with the Universal Transaction and 10,214,000 shares, which reflects the incremental impact of shares issued in the Ticketmaster Merger (excluding shares issuable (i) to USAi, (ii) upon exercise of Ticketmaster Options, and (iii) upon exercise of Universal's and Liberty's preemptive rights). For the year ended December 31, 1997, basic pro forma net earnings (loss) per common share adjusts the 104,780,000 USAi historical weighted average shares by 7,814,000 shares, which reflects the incremental impact of the shares issued in connection with USAi's July 1997 investment in Ticketmaster, 15,967,000 shares issued in connection with the Ticketmaster Merger, and 13,500,000 shares issued in connection with the Universal Transaction, as if the respective shares were outstanding for the entire period.

     Note that on a pro forma basis all Common Stock equivalents are anti-dilutive.

(p) Reflects the results of operations for the applicable period for Networks and Studios USA, which were acquired in the Universal Transaction on February 12, 1998. See separate Universal Transaction Unaudited Pro Forma Adjusted Combined Condensed Statement of Operations and notes thereto contained in the USAi Form 8-K dated May 19, 1998.

(q) Represents elimination of USANi LLC's predecessor company income tax expense to reflect the limited liability company structure.

                            TICKETMASTER GROUP, INC.

                     UNAUDITED PRO FORMA ADJUSTED COMBINED
                       CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED JANUARY 31, 1998
                                 (IN THOUSANDS)

                                                                TICKETMASTER   TICKETMASTER      USAI
                                    TICKETMASTER    ACQUIRED     PRO FORMA      PRO FORMA      PRO FORMA     TICKETMASTER
                                     HISTORICAL    BUSINESSES   ADJUSTMENTS      COMBINED     ADJUSTMENTS      ADJUSTED
                                    ------------   ----------   ------------   ------------   -----------    ------------
REVENUES:
  Ticketing operations............    $295,419      $20,796       $   (79)(1)    $316,136      $(156,378)(5)   $159,758
  Concession control systems......      30,036                                     30,036                        30,036
  Publications....................      13,067                                     13,067                        13,067
  Merchandising...................       2,458                                      2,458                         2,458
                                      --------      -------       -------        --------      ---------       --------
                                       340,980       20,796           (79)        361,697       (156,378)       205,319
                                      --------      -------       -------        --------      ---------       --------
Operating costs, expenses and
  other items:
  Cost of sales...................     185,907       10,839           (79)(1)     196,667       (182,644)(5)     14,023
  Other costs.....................     101,075        5,434                       106,509         51,687(5)     158,196
  Depreciation and amortization...      24,473          984           924(2)       26,381        (10,987)(5)     15,394
                                      --------      -------       -------        --------      ---------       --------
                                       311,455       17,257           845         329,557       (141,944)       187,613
                                      --------      -------       -------        --------      ---------       --------
  Operating profit................      29,525        3,539          (924)         32,140        (14,434)        17,706
  Interest income (expense),
     net..........................      (9,560)          45          (690)(3)     (10,205)         4,435(5)      (5,770)
  Other expenses, net.............          --           --            --              --           (416)(5)       (416)
                                      --------      -------       -------        --------      ---------       --------
Income (loss) before income taxes
  and minority interest...........      19,965        3,584        (1,614)         21,935        (10,415)        11,520
Income tax (expense) benefit......     (11,883)        (484)         (291)(4)     (12,658)         5,546(5)      (7,112)
Minority interest.................          65          240                           305                           305
                                      --------      -------       -------        --------      ---------       --------
NET EARNINGS......................    $  8,147      $ 3,340       $(1,905)       $  9,582      $  (4,869)      $  4,713
                                      ========      =======       =======        ========      =========       ========

                                                   (See notes on following page)

                            TICKETMASTER GROUP, INC.

                     NOTES TO UNAUDITED PRO FORMA ADJUSTED
                    COMBINED CONDENSED FINANCIAL STATEMENTS

(1) Represents the elimination of license fees paid by Canada to Ticketmaster during the year.

(2) Represents amortization arising from the purchased user agreements and excess purchase price paid for the net assets of a joint venture partner's 50% equity interest in Ticketmaster-Northwest and Synchro Systems Limited, joint venture partners' 67% equity interest in Ticketmaster-Southeast and a licensee's 100% equity interest in the Canadian licensee. The purchased user agreements are being amortized using a discounted cash flow method through the expiration date of the underlying contracts, generally ranging from 3 to 10 years. The cost in excess of net assets acquired is being amortized over a 30-year period.

(3) Represents the interest expense resulting from additional borrowings under Ticketmaster's credit agreement incurred by Ticketmaster as if the acquisitions had taken place on February 1, 1997, at rates of interest incurred by Ticketmaster during the year, approximately 7.0%.

(4) Represents the related income tax effect of the pro forma adjustments utilizing a statutory federal rate of 35% and a statutory rate for state and foreign taxes based on the rate in the applicable jurisdiction.

(5) Represents elimination of amounts reflected in USAi 1997 historical results of operations and certain reclassifications to conform to USAi presentation. USAi acquired a controlling interest in Ticketmaster in July 1997.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
USA Networks, Inc.

We have audited the accompanying consolidated balance sheets of USA Networks, Inc. (formerly HSN, Inc.) as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. Our audits also included the financial statement schedule listed in the Index at Item 21(b). These financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of USA Networks, Inc. at December 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                           /s/ ERNST & YOUNG LLP

New York, New York
March 13, 1998 except for note W, as to which the date is January 11, 1999

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
USA Networks, Inc.

We have audited the accompanying consolidated statements of operations, stockholders' equity and cash flows of USA Networks, Inc. (formerly HSN, Inc. and Silver King Communications, Inc.) and subsidiaries for the period September 1, 1995 through December 31, 1995 and for the year ended August 31, 1995. Our audits also included the financial statement schedule listed in the Index at
Item 21(b). These financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements and the financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the results of operations of USA Networks, Inc. and subsidiaries and their cash flows for the period September 1, 1995 through December 31, 1995, and for the year ended August 31, 1995 in conformity with generally accepted accounting principles. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
July 2, 1996

                      USA NETWORKS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

--------------------------------------------------------------------------------------------------
                                                   YEARS ENDED          FOUR MONTHS
                                                   DECEMBER 31,            ENDED        YEAR ENDED
                                              ----------------------    DECEMBER 31,    AUGUST 31,
                                                 1997         1996          1995           1995
--------------------------------------------------------------------------------------------------
                                                     (In thousands, except per share data)
NET REVENUES
  Home Shopping.............................  $1,037,060    $ 30,588      $    --        $    --
  Ticketmaster..............................     156,378          --           --             --
  Broadcasting..............................      54,138      43,359       15,061         44,563
  Other.....................................      14,173       1,225          919          3,355
                                              ----------    --------      -------        -------
          Total net revenues................   1,261,749      75,172       15,980         47,918
                                              ----------    --------      -------        -------
Operating costs and expenses:
  Cost of sales.............................     645,299      20,974          193            614
  Selling and marketing.....................     217,358       4,951           --             --
  General and administrative................     129,700      28,254        9,163         24,394
  Depreciation and amortization.............      97,024      15,486        4,701         14,674
  Engineering and programming...............      77,849       1,812           --             --
  Other.....................................          --          83        2,603             --
                                              ----------    --------      -------        -------
          Total operating costs and
            expenses........................   1,167,230      71,560       16,660         39,682
                                              ----------    --------      -------        -------
          Operating profit (loss)...........      94,519       3,612         (680)         8,236
Other income (expense):
  Interest income...........................       5,313       3,238          888          3,410
  Interest expense..........................     (31,579)    (11,841)      (3,463)       (10,963)
  Miscellaneous.............................     (11,752)         44           --            570
                                              ----------    --------      -------        -------
                                                 (38,018)     (8,559)      (2,575)        (6,983)
                                              ----------    --------      -------        -------
Earnings (loss) before income taxes and
  minority interest.........................      56,501      (4,947)      (3,255)         1,253
Income tax (expense) benefit................     (41,051)     (1,872)         373         (1,138)
Minority interest...........................      (2,389)        280           --             --
                                              ----------    --------      -------        -------
          NET EARNINGS (LOSS)...............  $   13,061    $ (6,539)     $(2,882)       $   115
                                              ==========    ========      =======        =======
Basic earnings (loss) per common share......  $      .12    $   (.30)     $  (.15)       $   .01
                                              ==========    ========      =======        =======
Diluted earnings (loss) per common share....  $      .12    $   (.30)     $  (.15)       $   .01
                                              ==========    ========      =======        =======

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                      USA NETWORKS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

----------------------------------------------------------------------------------------
                                                                     DECEMBER 31,
                                                              --------------------------
                                                                 1997            1996
----------------------------------------------------------------------------------------

                                                                    (In thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents...................................  $  116,036      $   42,606
Accounts and notes receivable (net of an allowance for
  doubtful accounts of $3,588 and $2,679, respectively).....      96,867          56,832
Inventories, net............................................     151,100         100,527
Deferred income taxes.......................................      39,956          40,842
Other current assets, net...................................      16,723           7,791
                                                              ----------      ----------
          Total current assets..............................     420,682         248,598
PROPERTY, PLANT AND EQUIPMENT
Computer and broadcast equipment............................     145,701          95,472
Buildings and leasehold improvements........................      83,851          63,739
Furniture and other equipment...............................      39,498          20,414
                                                              ----------      ----------
                                                                 269,050         179,625
          Less accumulated depreciation and amortization....     120,793          73,959
                                                              ----------      ----------
                                                                 148,257         105,666
Land........................................................      16,602          14,944
Projects in progress........................................      15,262           1,365
                                                              ----------      ----------
                                                                 180,121         121,975
OTHER ASSETS
Intangible assets, net......................................   1,862,128       1,545,947
Cable distribution fees, net ($46,459, and $40,892 to
  related parties, respectively)............................     111,292         113,594
Long-term investments and notes receivable ($8,353 and
  $7,220 in related parties, respectively)..................      59,780          47,862
Deferred income taxes.......................................       3,541           1,926
Deferred charges and other, net.............................      33,252          36,330
                                                              ----------      ----------
                                                               2,069,993       1,745,659
                                                              ----------      ----------
                                                              $2,670,796      $2,116,232
                                                              ==========      ==========

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                      USA NETWORKS, INC. AND SUBSIDIARIES

----------------------------------------------------------------------------------------
                                                                     DECEMBER 31,
                                                              --------------------------
                                                                 1997            1996
----------------------------------------------------------------------------------------

                                                                    (In thousands)
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current maturities of long-term obligations.................  $   12,918      $   42,906
Accounts payable............................................     185,101          95,421
Programming fees ($19,091 and $9,051 to related parties,
  respectively).............................................      43,553          40,717
Other accrued liabilities...................................     118,169          93,998
                                                              ----------      ----------
          Total current liabilities.........................     359,741         273,042
LONG-TERM OBLIGATIONS (net of current maturities)...........     448,346         271,430
OTHER LONG-TERM LIABILITIES, net............................      43,132          56,875
MINORITY INTEREST...........................................     372,223         356,136
COMMITMENTS AND CONTINGENCIES...............................          --              --
STOCKHOLDERS' EQUITY
Preferred stock -- $.01 par value; authorized 15,000,000
  shares; no shares issued or outstanding...................          --              --
Common stock -- $.01 par value; authorized 800,000,000
  shares; issued and outstanding 87,430,586 and 71,985,806
  shares, respectively......................................         874             720
Class B -- convertible common stock -- $.01 par value;
  authorized, 200,000,000 shares; issued and outstanding,
  24,455,294 and 20,450,112 shares, respectively............         244             204
Additional paid-in capital..................................   1,558,037       1,284,815
Accumulated deficit.........................................    (103,601)       (116,662)
Unearned compensation.......................................      (3,202)         (5,330)
Note receivable from key executive for common stock
  issuance..................................................      (4,998)         (4,998)
                                                              ----------      ----------
                                                               1,447,354       1,158,749
                                                              ----------      ----------
                                                              $2,670,796      $2,116,232
                                                              ==========      ==========

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                      USA NETWORKS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                             NOTE
                                                                                                          RECEIVABLE
                                                                                                           FROM KEY
                                                                                                          EXECUTIVE
                                                    CLASS B                                                  FOR
                                                  CONVERTIBLE   ADDITIONAL                                  COMMON
                                         COMMON     COMMON       PAID-IN     ACCUMULATED     UNEARNED       STOCK
                                         STOCK       STOCK       CAPITAL       DEFICIT     COMPENSATION    ISSUANCE      TOTAL
---------------------------------------------------------------------------------------------------------------------------------
                                                                              (In thousands)
BALANCE AT AUGUST 31, 1994.............   $130       $ 48       $ 109,792     $(107,356)     $    --       $    --     $    2,614
Issuance of common stock upon exercise
 of stock options......................     --         --             180            --           --            --            180
Unearned compensation related to grant
 of stock options to key executive.....     --         --           3,973            --       (3,973)           --             --
Amortization of unearned compensation
 related to grant of stock options to
 key executive.........................     --         --              --            --           20            --             20
Income tax benefit related to stock
 options exercised.....................     --         --             421            --           --            --            421
Issuance of common stock to key
 executive.............................      8         --           9,992            --           --        (4,998)         5,002
Value of common stock in excess of key
 executive's purchase price............     --         --             926            --           --            --            926
Net earnings for year ended August 31,
 1995..................................     --         --              --           115           --            --            115
                                          ----       ----       ----------    ---------      -------       -------     ----------
BALANCE AT AUGUST 31, 1995.............    138         48         125,284      (107,241)      (3,953)       (4,998)         9,278
Issuance of common stock upon exercise
 of stock options......................      2         --             186            --           --            --            188
Amortization of unearned compensation
 related to grant of stock options to
 key executive.........................     --         --              --            --          332            --            332
Income tax benefit related to stock
 options exercised.....................     --         --             555            --           --            --            555
Net loss for four month period ended
 December 31, 1995.....................     --         --              --        (2,882)          --            --         (2,882)
                                          ----       ----       ----------    ---------      -------       -------     ----------
BALANCE AT DECEMBER 31, 1995...........    140         48         126,025      (110,123)      (3,621)       (4,998)         7,471
Issuance of common stock upon exercise
 of stock options......................      2         --           1,154            --           --            --          1,156
Amortization of unearned compensation
 related to grant of stock options to
 key executive.........................     --         --              --            --        1,028            --          1,028
Income tax benefit related to stock
 options exercised.....................     --         --             841            --           --            --            841
Issuance of common stock related to the
 Home Shopping Merger..................    494        156       1,044,162            --           --            --      1,044,812
Issuance of common stock related to the
 Savoy Merger..........................     84         --         112,633            --           --            --        112,717
Unearned compensation related to
 employee equity participation plan....     --         --              --            --       (2,737)           --         (2,737)
Net loss for year ended December 31,
 1996..................................     --         --              --        (6,539)          --            --         (6,539)
                                          ----       ----       ----------    ---------      -------       -------     ----------
BALANCE AT DECEMBER 31, 1996...........    720        204       1,284,815      (116,662)      (5,330)       (4,998)     1,158,749
Issuance of common stock upon exercise
 of stock options......................     10         --           7,217            --           --            --          7,227
Income tax benefit related to stock
 options exercised.....................     --         --           3,372            --           --            --          3,372
Issuance of stock in connection with
 Ticketmaster Transaction..............    144         40         262,633            --           --            --        262,817
Amortization of unearned compensation
 related to grant of stock options to
 key executive.........................     --         --              --            --          995            --            995
Expense related to executive stock
 award program and stock options.......     --         --              --            --          113            --            113
Expense related to employee equity
 participation plan....................     --         --              --            --        1,020            --          1,020
Net earnings for year ended December
 31, 1997..............................     --         --              --        13,061           --            --         13,061
                                          ----       ----       ----------    ---------      -------       -------     ----------
BALANCE AT DECEMBER 31, 1997...........   $874       $244       $1,558,037    $(103,601)     $(3,202)      $(4,998)    $1,447,354
                                          ====       ====       ==========    =========      =======       =======     ==========

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                      USA NETWORKS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOW

--------------------------------------------------------------------------------------------------------------
                                                                  YEARS ENDED       FOUR MONTHS
                                                                 DECEMBER 31,          ENDED       YEAR ENDED
                                                              -------------------   DECEMBER 31,   AUGUST 31,
                                                                1997       1996         1995          1995
--------------------------------------------------------------------------------------------------------------

                                                                               (In thousands)
Cash flows from operating activities:
  Net earnings (loss).......................................  $ 13,061   $ (6,539)    $(2,882)      $    115
  Adjustments to reconcile net earnings (loss) to net cash
    provided by operating activities:
    Depreciation and amortization...........................    77,679     18,672       4,701         14,674
    Deferred income taxes...................................    22,474        418        (710)           219
    Amortization of cable distribution fees.................    19,261         --          --             --
    Equity in losses of unconsolidated affiliates...........    12,007        367          --             --
    Non-cash interest expense...............................     4,218         --         288            820
    Inventory carrying adjustment...........................    (8,059)      (420)         --             --
    Amortization of unearned compensation...................     2,128      1,028         332             20
    Provision for losses on accounts and notes receivable...        96         23          51            179
    (Gain) loss on retirement or sale of fixed assets.......       (60)       (34)        603           (111)
    Minority interest.......................................     2,389       (280)         --             --
    Non-cash compensation to key executive..................        --         --          --            926
    Changes in current assets and liabilities:
      (Increase) decrease in accounts receivable............    (7,107)       511        (841)            (2)
      (Increase) decrease in inventories....................   (37,443)     9,949          --             --
      (Increase) decrease in other current assets...........       988      1,332        (229)          (397)
      Decrease in accounts payable..........................    (7,371)   (11,910)         --             --
      Increase (decrease) in accrued liabilities............   (35,859)    (1,149)      1,269            999
    Increase in cable distribution fees.....................   (16,912)        --          --             --
    Decrease in deferred charges and other..................     6,183         --          --             --
                                                              --------   --------     -------       --------
        NET CASH PROVIDED BY OPERATING ACTIVITIES...........    47,673     11,968       2,582         17,442
                                                              --------   --------     -------       --------
Cash flows from investing activities:
  Capital expenditures......................................   (45,869)    (1,143)       (163)        (1,703)
  Increase in long-term investments and notes receivable
    ........................................................   (39,844)    (8,369)       (653)        (2,855)
  Capital contributions received............................     9,000         --          --             --
  Proceeds from long-term notes receivable..................     6,048      4,086         999          2,868
  Proceeds from sale of fixed assets........................     2,354      2,345          66            254
  (Increase) decrease in other non-current assets...........        --      2,089          --           (260)
  Payment for acquisitions, net of cash acquired............    (7,633)        --          --             --
  Payment of merger costs...................................    (6,349)    (1,630)         --             --
                                                              --------   --------     -------       --------
        NET CASH PROVIDED BY (USED IN) INVESTING
          ACTIVITIES........................................   (82,293)    (2,622)        249         (1,696)
                                                              --------   --------     -------       --------
Cash flows from financing activities:
  Principal payments on long-term obligations...............  (385,329)   (39,763)     (6,089)       (10,475)
  Proceeds from issuance of common stock....................     7,227      1,156         188          5,182
  Payment of capitalized bank fees..........................        --         --          --           (283)
  Proceeds from debt refinancing............................   393,949         --          --             --
  Distribution to minority shareholders.....................     2,540         --          --             --
  Cash acquired in merger...................................    89,663     52,727          --             --
                                                              --------   --------     -------       --------
        NET CASH PROVIDED BY (USED IN) FINANCING
          ACTIVITIES........................................   108,050     14,120      (5,901)        (5,576)
                                                              --------   --------     -------       --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........    73,430     23,466      (3,070)        10,170
Cash and cash equivalents at beginning of period............    42,606     19,140      22,210         12,040
                                                              --------   --------     -------       --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD..................  $116,036   $ 42,606     $19,140       $ 22,210
                                                              ========   ========     =======       ========

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                      USA NETWORKS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A -- ORGANIZATION

USA Networks, Inc., formerly HSN, Inc. and prior to that Silver King Communications, Inc. (the "Company" or "USAi") is a holding company, the subsidiaries of which are engaged in diversified media and electronic commerce businesses. As of December 31, 1997, the Company's principal businesses were electronic retailing, ticketing operations and television broadcasting. The consolidated financial statements include the operations of Ticketmaster Group, Inc. and subsidiaries ("Ticketmaster"), Savoy Pictures Entertainment, Inc. and subsidiaries ("Savoy") and Home Shopping Network, Inc. and subsidiaries ("Home Shopping") from the dates of their acquisitions, as discussed in Note C.

On February 12, 1998, the Company acquired certain assets from Universal Studios, Inc. (the "Universal Transaction"), increased its authorized common stock and Class B common stock and changed its name to USA Networks, Inc. See
Note V.

On February 20, 1998, the Company declared and on March 26, 1998, paid, a two-for-one stock dividend as discussed in Note V. All share data and earnings per share amounts presented have been adjusted to reflect this dividend.

NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION

The consolidated financial statements include the accounts of the Company and all wholly-owned and majority owned subsidiaries. All significant intercompany transactions and accounts have been eliminated.

Investments in which the Company owns a 20%, but not in excess of 50%, interest and where it can exercise significant influence over the operations of the investee, are accounted for using the equity method. All other investments are accounted for using the cost method. The Company periodically evaluates the recoverability of investments recorded under the cost method and recognizes losses if a decline in value is determined to be other than temporary.

REVENUES

Revenues from Home Shopping primarily consist of merchandise sales and are reduced by incentive discounts and sales returns to arrive at net sales. Revenues are recorded for credit card sales upon transaction authorization, and for check sales upon receipt of customer payment, which does not vary significantly from the time goods are shipped. Home Shopping's sales policy allows merchandise to be returned at the customer's discretion within 30 days of the date of delivery. Allowances for returned merchandise and other adjustments are provided based upon past experience.

Revenue from Ticketmaster primarily consists of revenue from ticketing operations which is recognized as tickets are sold.

Prior to December 20, 1996, television broadcasting revenue was principally derived from the broadcasting of Home Shopping programming. The Company was compensated by Home Shopping based on an applicable hourly affiliation rate per station and, upon reaching certain sales levels, commissions on net sales. Revenue was recognized as services were provided or when additional commissions were earned. Subsequent to the Mergers, as discussed in Note C, these intercompany revenues and expenses are eliminated in consolidation.

Revenues from all other sources are recognized either upon delivery or when the service is provided.

                      USA NETWORKS, INC. AND SUBSIDIARIES

CASH AND CASH EQUIVALENTS

For purposes of reporting cash flows, cash and cash equivalents include cash and short-term investments. Short-term investments consist primarily of U.S. Treasury Securities, U.S. Government agencies and certificates of deposit with original maturities of less than 91 days.

INVENTORIES, NET

Inventories are valued at the lower of cost or market, cost being determined using the first-in, first-out method. Cost includes freight, certain warehouse costs and other allocable overhead. Market is determined on the basis of net realizable value, giving consideration to obsolescence and other factors. Inventories are presented net of an inventory carrying adjustment of $21.1 million and $27.9 million at December 31, 1997 and 1996, respectively.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment, including significant improvements, are recorded at cost. Repairs and maintenance and any gains or losses on dispositions are included in operations.

Depreciation and amortization is provided for on a straight-line basis to allocate the cost of depreciable assets to operations over their estimated service lives.

---------------------------------------------------------------------------------
                                                                 DEPRECIATION/
ASSET CATEGORY                                                AMORTIZATION PERIOD
---------------------------------------------------------------------------------
Computer and broadcast equipment............................        3 to 13 Years
Buildings...................................................       30 to 40 Years
Leasehold improvements......................................        4 to 20 Years
Furniture and other equipment...............................        3 to 10 Years

Depreciation and amortization expense on property, plant and equipment was $26.2 million, $4.3 million, $1.6 million, and $5.3 million for the years ended December 31, 1997 and 1996, the four months ended December 31, 1995 and the year ended August 31, 1995, respectively.

LONG-LIVED ASSETS INCLUDING INTANGIBLES

The Company's accounting policy regarding the assessment of the recoverability of the carrying value of long-lived assets, including property, plant and equipment, goodwill and other intangibles is to review the carrying value of the assets if the facts and circumstances suggest that they may be impaired. If this review indicates that the carrying value will not be recoverable, as determined based on the undiscounted future cash flows of the Company, the carrying value is reduced to its estimated fair value.

CABLE DISTRIBUTION FEES

Cable distribution fees relate to upfront fees paid in connection with long term cable contracts for carriage of Home Shopping's programming. These fees are amortized to expense on a straight line basis over the terms of the respective contracts, with original terms from 5 to 15 years. Amortization expense for cable distribution fees was $19.3 million for the year ended December 31, 1997 and was not significant for the 11 days ending December 31, 1996.

INCOME TAXES

Under Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes", deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their

                      USA NETWORKS, INC. AND SUBSIDIARIES
respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

EARNINGS (LOSS) PER SHARE

The Company adopted Statement of Financial Accounting Standards No. 128 "Earnings per Share" during the fourth quarter of 1997. In accordance with the Statement, all prior period earnings per share amounts have been restated.

Basic earnings per share ("Basic EPS") excludes dilution and is computed by dividing net income by the weighted average number of common shares outstanding during the period. Diluted earnings per share ("Diluted EPS") reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised resulting in the issuance of common stock that then shared in the earnings of the Company.

STOCK-BASED COMPENSATION

The Company is subject to Statement of Financial Accounting Standards No. 123 "Accounting and Disclosure of Stock-Based Compensation" ("SFAS 123"). As allowed by SFAS 123, the Company accounts for stock-based compensation in accordance with APB 25, "Accounting for Stock Issued to Employees." In cases where exercise prices are less than fair value as of the grant date, compensation is recognized over the vesting period.

Unaudited pro forma financial information, assuming that the Company had adopted the measurement standards of SFAS 123, is included in Note N.

MINORITY INTEREST

Minority interest represents the ownership interests of third parties in the net assets and results of operations of certain consolidated subsidiaries.

ACCOUNTING ESTIMATES

Management of the Company is required to make certain estimates and assumptions during the preparation of consolidated financial statements in accordance with generally accepted accounting principles. These estimates and assumptions impact the reported amount of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements. They also impact the reported amount of net earnings during any period. Actual results could differ from those estimates.

Significant estimates underlying the accompanying consolidated financial statements and notes include the inventory carrying adjustment, sales return accrual, allowance for doubtful accounts, recoverability of intangibles and other long-lived assets, and various other operating allowances and accruals.

RECENTLY ISSUED PRONOUNCEMENTS

During fiscal 1997, Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130") and Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") were issued. SFAS 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of financial statements. The Company will adopt SFAS 130 as of the first quarter of 1998. SFAS 131 requires disclosure of financial and descriptive information about an entity's reportable operating segments under the "management approach" as defined in the Statement. The Company will adopt SFAS 131 as of December 31,

                      USA NETWORKS, INC. AND SUBSIDIARIES

1998. The impact of adoption of these standards on the Company's financial statements is not expected to be material.

RECLASSIFICATIONS

Certain amounts in the prior years' consolidated financial statements have been reclassified to conform to the 1997 presentation.

NOTE C -- BUSINESS ACQUISITIONS

In the third quarter of 1997, the Company acquired a controlling interest in Ticketmaster through the issuance of the Company's common stock to Paul G. Allen and purchases of Ticketmaster shares in the open market. In connection with the issuance of new shares to Mr. Allen, the Company also issued shares of the Company's Class B common stock in accordance with Liberty Media Corporation's contingent right to receive such shares as part of the Home Shopping Merger in 1996.

The Ticketmaster Transaction has been accounted for using the purchase method of accounting. The acquisition price of $210.0 million, including expenses, was preliminarily allocated to the assets and liabilities of Ticketmaster based on respective values at the acquisition date. The fair market values of the assets and liabilities acquired are summarized below, along with the excess of the purchase price over the fair value of net assets, which has preliminarily been assigned to goodwill and other intangibles:

----------------------------------------------------------------------------
                                                               TICKETMASTER
----------------------------------------------------------------------------
                                                              (In thousands)
Current assets..............................................     $140,000
Non-current assets..........................................      179,000
Goodwill and other intangibles..............................      190,000
Current liabilities.........................................      130,000
Non-current liabilities, including minority interest........      169,000

On March 20, 1998, the Company entered into a merger agreement with Ticketmaster to acquire the remaining interest in Ticketmaster. See Note V.

SAVOY MERGER

On December 19, 1996, USAi consummated the merger with Savoy ("Savoy Merger") by issuing 8,411,740 shares of USAi common stock in exchange for each share of outstanding Savoy common stock at a .28 conversion ratio, adjusted for the March 1998 stock dividend.

HOME SHOPPING MERGER

On December 20, 1996, USAi consummated the merger with Home Shopping (the "Home Shopping Merger") by issuing shares of USAi Common Stock at a ratio of .90 of a share of USAi Common Stock and 1.08 shares of USAi Class B Common Stock for each share of Home Shopping Common Stock and Home Shopping Class B Common Stock, adjusted for the March 1998 stock dividend, respectively. As a result, 49,331,302 shares of USAi Common Stock and 15,618,222 shares of USAi Class B Common Stock were issued.

Upon consummation of the Home Shopping Merger, and because the Home Shopping Class B Common Stock was entitled to ten votes per share on matters on which both classes of common

                      USA NETWORKS, INC. AND SUBSIDIARIES
stock vote together as a single class, the Company owned 80.1% of the equity and 90.8% of the voting power of Home Shopping, and Liberty HSN owned 19.9% of the equity and 9.2% of the voting power of Home Shopping. Liberty HSN is an indirect, wholly-owned subsidiary of Liberty, which, in turn, is a subsidiary of Tele-Communications, Inc. ("TCI").

The Mergers have been accounted for using the purchase method of accounting. The purchase price, including expenses, for the Savoy Merger and the Home Shopping Merger, which were $113.4 million and $1.2 billion, respectively, have been allocated to the assets and liabilities acquired based on their respective fair values at the dates of purchase. The fair value of the assets and liabilities acquired are summarized below, along with the excess of the purchase price, including expenses, over the fair value of net assets, which has been assigned to goodwill and broadcast licenses:

--------------------------------------------------------------------------------------
                                                               SAVOY     HOME SHOPPING
--------------------------------------------------------------------------------------
                                                                   (In thousands)
Current assets..............................................  $ 36,000    $  192,000
Non-current assets..........................................    64,400       257,000
Goodwill and broadcast licenses.............................   307,100     1,197,000
Current liabilities.........................................    63,700       198,000
Non-current liabilities.....................................   230,400       227,000

The following unaudited pro forma condensed consolidated financial information for the years ended December 31, 1997 and 1996, is presented to show the results of the Company for the full periods, as if the Ticketmaster Transaction, including significant acquisitions by Ticketmaster, and the Mergers occurred at the beginning of the years presented. The pro forma results include certain adjustments, including increased amortization related to goodwill and other intangibles, the reduction of cable and broadcast fees for fair value adjustments related to purchase accounting and the elimination of intercompany revenues and expenses, and are not necessarily indicative of what the results would have been had the Ticketmaster Transaction and the Mergers actually occurred on the aforementioned dates.

------------------------------------------------------------------------------------------
                                                                      YEARS ENDED
                                                                      DECEMBER 31,
                                                              ----------------------------
                                                                 1997              1996
------------------------------------------------------------------------------------------
                                                               (In thousands, except per
                                                                      share data)
Net revenues................................................  $1,454,521        $1,392,629
Net earnings (loss).........................................      10,773           (19,099)
Basic earnings (loss) per common share......................  $      .10        $     (.17)
                                                              ==========        ==========
Diluted earnings (loss) per common share....................  $      .09        $     (.17)
                                                              ==========        ==========

                      USA NETWORKS, INC. AND SUBSIDIARIES

NOTE D -- INTANGIBLE ASSETS

Intangible assets are amortized using the straight-line method and include the following:

------------------------------------------------------------------------------------------
                                                                      DECEMBER 31,
                                                              ----------------------------
                                                                 1997              1996
------------------------------------------------------------------------------------------
                                                                     (In thousands)
Intangible Assets, net:
  Goodwill..................................................  $1,520,221        $1,193,322
  Broadcast licenses........................................     312,248           350,118
  Purchased user agreements.................................      28,029                --
  Other.....................................................       1,630             2,507
                                                              ----------        ----------
                                                              $1,862,128        $1,545,947
                                                              ==========        ==========

Goodwill primarily relates to the excess of purchase price over the fair value of assets acquired in the Ticketmaster Transaction and the Mergers, as discussed in Note C, and is net of accumulated amortization of $46.9 million and $4.1 million at December 31, 1997 and 1996, respectively. Goodwill is generally amortized over 40 years.

Broadcast licenses represent the costs of acquiring FCC licenses related to broadcast operations and is net of accumulated amortization of $41.3 million and $21.5 million as of December 31, 1997 and 1996, respectively. Broadcast licenses are generally amortized over 40 years.

Purchased user agreements represent the cost of acquiring venue contracts, are net of accumulated amortization of $3.9 million at December 31, 1997 and are amortized over the contract terms, generally 2 to 10 years.

Other intangibles are net of accumulated amortization of $67.0 million and $72.3 million as of December 31, 1997 and 1996, respectively, and are generally amortized over 3 to 10 years.

NOTE E -- LONG-TERM INVESTMENTS AND NOTES RECEIVABLE

Investments accounted for under the equity method include the following; a 29% interest in both Home Order Television GmbH & Co. KG ("HOT") and its general partner (collectively the "HOT Interest") and a 30% interest in Jupiter Shop Channel Co. Ltd. ("Shop Channel"). At December 31, 1997 and 1996, the Company's net investment in these ventures was $15.6 million and $11.1 million, respectively. The HOT Interest is subject to certain restrictions and other provisions regarding transferability.

The Company also includes in equity investments at December 31, 1997, $6.6 million in investments in unconsolidated affiliate companies and joint ventures of Ticketmaster. Ticketmaster is the managing general partner of each joint venture.

The Company has other investments accounted for under the cost method totaling $25.7 million and $19.0 million at December 31, 1997 and 1996, respectively.

The Company has notes receivable of $11.9 million and $17.7 million net of the current portion of $4.5 million and $3.6 million at December 31, 1997 and 1996, respectively. Certain notes receivable are collateralized by stock pledges and security interests in all of the tangible and intangible assets in the investee companies to the full extent permitted by law.

NOTE F -- DEFERRED CHARGES AND OTHER ASSETS

Deferred charges and other assets primarily consist of the film library and broadcast rights acquired in connection with the acquisition of Savoy; satellite and other deposits acquired in connection with the

                      USA NETWORKS, INC. AND SUBSIDIARIES
acquisition of Home Shopping; and deferred financing costs. Deferred charges and other assets are net of accumulated amortization of $2.4 million and $4.3 million as of December 31, 1997 and December 31, 1996, respectively.

NOTE G -- LONG-TERM OBLIGATIONS

---------------------------------------------------------------------------------
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1997       1996
---------------------------------------------------------------------------------
                                                                (In thousands)
Unsecured $275,000,000 Revolving Credit Facility ("HSNi
  Facility"); with a $35,000,000 sub-limit for import
  letters of credit, entered into on May 1, 1997, which
  matures on May 1, 2002. At the Company's option, the
  interest rate on borrowings is tied to the London
  Interbank Offered Rate ("LIBOR") or the Alternate Base
  Rate ("ABR"), plus an applicable margin. The interest rate was 6.51% at December 31,1997, and ranged from 6.16% to
  8.50% during 1997.........................................  $100,000   $     --
Unsecured $100,000,000 5 7/8% Convertible Subordinated
  Debentures (the "Home Shopping Debentures") due March 1,
  2006 convertible into USAi Common Stock at a conversion
  price of $13.34 per share.................................   106,338    107,007
Secured SF Broadcast Facility (the "SF Broadcast Facility");
  payable in 20 consecutive quarterly installments
  commencing on September 30, 1997. At the Company's option, the interest rate on borrowings is tied to LIBOR or ABR,
  plus an applicable margin. The interest rate was 8.095% at
  December 31, 1997 and ranged from 7.82% to 8.10% during
  1997......................................................    69,844     92,500
Unsecured $37,782,000 7% Convertible Subordinated Debentures
  ("Savoy Debentures") due July 1, 2003 convertible into
  USAi Common Stock at a conversion price of $66.43 per
  share.....................................................    32,915     32,331
Secured Revolving Credit Facility ("Ticketmaster Facility"),
  which matures in December 1999. The interest rate is tied
  to LIBOR, plus an applicable margin. The interest rate was
  6.98% at December 31, 1997 and ranged from 6.63% from
  7.31% during 1997.........................................   134,000         --
Term loan, collateralized by a building of Ticketmaster,
  principal and interest payable monthly, maturing April 25,
  2007; interest rate is 9.2%...............................     8,953         --
Term loan, collateralized by substantially all of the assets of a Ticketmaster subsidiary, interest and principal
  payable monthly, maturing on June 30, 1999. At the
  Company's option, the interest rate is tied to LIBOR or
  the prime rate, plus an applicable margin. At December 31,
  1997, the interest rate was 8.63%.........................     7,500         --
Secured Senior Term Loan -- Tranche A; payable in quarterly
  installments and maturing July 31, 2000. At the Company's
  option, the interest rate is tied to LIBOR or ABR, plus an
  applicable margin.........................................        --     34,704
Secured Senior Term Loan -- Tranche B; payable in quarterly
  installments and maturing July 31, 2002. At the Company's
  option, the interest rate is tied to LIBOR or ABR, plus an
  applicable margin.........................................        --     33,968
12% Convertible Senior Subordinated Note due February 28,
  1997, convertible into USAi Common Stock at a conversion
  price of $46.43...........................................        --     12,500
Other long-term obligations.................................     1,714      1,326
                                                              --------   --------
Total long-term obligations.................................   461,264    314,336

                      USA NETWORKS, INC. AND SUBSIDIARIES

---------------------------------------------------------------------------------
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1997       1996
---------------------------------------------------------------------------------
                                                                (In thousands)
Less current maturities.....................................    12,918     42,906
                                                              --------   --------
Long-term obligations, net of current maturities............  $448,346   $271,430
                                                              ========   ========

The Home Shopping Debentures were all converted by the holders into shares of USAi Common Stock on or prior to March 1, 1998. See Note V.

The SF Broadcast Facility, which expires on June 30, 2002, is secured by substantially all assets of SF Broadcasting. Restrictions contained in the SF Broadcast Facility include, but are not limited to, limitations on additional indebtedness, payment of dividends and the maintenance of various financial covenants and ratios. Savoy and Fox each made a capital contribution of $19.5 million in 1996 which was used to repay borrowings under the SF Broadcast Facility.

At December 31, 1997, $160.6 million was available for borrowing under the HSNi Facility after taking into account outstanding letters of credit. The Company paid a commitment fee of .1875% on the unused portion of the HSNi Facility. In connection with the Universal Transaction, the Company entered into a new facility as discussed in Note V, which replaced the HSNi Facility.

The Savoy Debentures are redeemable at the option of the Company at varying percentages of the principal amount each year, ranging from 105.25% to 100.75%, plus applicable interest. In connection with the Savoy Merger, USAi became a joint and several obligor with respect to the Savoy Debentures.

The Ticketmaster Facility and term loans are subject to certain restrictive covenants relating to among other things, net worth, cash flows and capital expenditures. Ticketmaster was in compliance with its restrictive covenants or has obtained necessary waivers at December 31, 1997. Ticketmaster's credit agreements impose restrictions on the payment of dividends. At December 31, 1997, $27.0 million was available to Ticketmaster for borrowing under the Ticketmaster Facility. Maximum available borrowings under this facility will decrease to $150.0 million at December 31, 1998.

Aggregate contractual maturities of long-term obligations are as follows:

----------------------------------------------------------------------------
                        YEARS ENDING
                        DECEMBER 31,
----------------------------------------------------------------------------
                                                              (In thousands)
1998........................................................     $ 12,918
1999........................................................      156,801
2000........................................................       15,956
2001........................................................       18,203
2002........................................................      109,835
Thereafter..................................................      146,080
                                                                 --------
                                                                 $459,793
                                                                 ========

                      USA NETWORKS, INC. AND SUBSIDIARIES

NOTE H -- INCOME TAXES

A reconciliation of total income tax expense (benefit) to the amounts computed by applying the statutory federal income tax rate to earnings (loss) before income taxes is shown as follows:

-----------------------------------------------------------------------------------------------------
                                                           YEARS ENDED      FOUR MONTHS       YEAR
                                                          DECEMBER 31,         ENDED         ENDED
                                                        -----------------   DECEMBER 31,   AUGUST 31,
                                                         1997      1996         1995          1995
-----------------------------------------------------------------------------------------------------
                                                                       (In thousands)
Income tax expense (benefit) at the federal statutory
  rate of 35% in 1997 and 34% for prior periods.......  $19,776   $(1,682)    $(1,107)       $  426
Amortization of goodwill and other intangibles........   13,690       548          61           192
Dividends received deduction..........................       --        --          --          (110)
State income taxes, net of effect of federal tax
  benefit.............................................    2,896       581          22           558
Non-deductible portion of executive compensation......       --     1,385         426           321
Increase (decrease) in valuation allowance for
  deferred tax assets.................................    5,471       966         264          (212)
Other, net............................................     (782)       74         (39)          (37)
                                                        -------   -------     -------        ------
Income tax expense (benefit)..........................  $41,051   $ 1,872     $  (373)       $1,138
                                                        =======   =======     =======        ======

The components of income tax expense (benefit) are as follows:

-----------------------------------------------------------------------------------------------------
                                                           YEARS ENDED      FOUR MONTHS       YEAR
                                                          DECEMBER 31,         ENDED         ENDED
                                                        -----------------   DECEMBER 31,   AUGUST 31,
                                                         1997      1996         1995          1995
-----------------------------------------------------------------------------------------------------
                                                                       (In thousands)
Current income tax expense:
  Federal.............................................  $21,603   $   602     $   104        $  110
  State...............................................    3,029       852         233           809
  Foreign.............................................      919        --          --            --
                                                        -------   -------     -------        ------
          Current income tax expense..................   25,551     1,454         337           919
                                                        -------   -------     -------        ------
Deferred income tax expense (benefit):
  Inventory costing...................................   11,902      (479)         --            --
  Provision for accrued liabilities...................    1,702       609        (691)           --
  Depreciation for financial statements in excess of
     tax..............................................    1,339      (276)       (201)         (608)
  Amortization of goodwill and other broadcast related
     intangibles......................................    5,671       (52)         (1)            3
  Net operating loss carryover........................   (2,889)   (1,561)       (412)          845
  Increase (decrease) in valuation allowance for
     deferred tax assets..............................   (1,306)    1,305         264          (212)
  Other, net..........................................     (919)      872         331           191
                                                        -------   -------     -------        ------
          Deferred income tax expense (benefit).......   15,500       418        (710)          219
                                                        -------   -------     -------        ------
          Total income tax expense (benefit)..........  $41,051   $ 1,872     $  (373)       $1,138
                                                        =======   =======     =======        ======

                      USA NETWORKS, INC. AND SUBSIDIARIES

The tax effects of cumulative temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1997 and 1996, are presented below. The valuation allowance represents items for which it is more likely than not that the tax benefit will not be realized.

-----------------------------------------------------------------------------------
                                                                  DECEMBER 31,
                                                              ---------------------
                                                                1997        1996
-----------------------------------------------------------------------------------
                                                                 (In thousands)
Current deferred tax assets:
  Net federal operating loss carryforward...................  $ 46,291    $  85,929
  Inventory costing.........................................    16,398       30,102
  Provision for accrued expenses............................     6,883       11,310
  Amortization of broadcast related intangibles.............     7,995        8,767
  Investments in affiliates.................................     2,982           --
  Other.....................................................    25,604       17,694
                                                              --------    ---------
          Total current deferred tax assets.................   106,153      153,802
          Less valuation allowance..........................   (66,197)    (112,960)
                                                              --------    ---------
          Net current deferred tax assets...................  $ 39,956    $  40,842
                                                              ========    =========
Non-current deferred tax assets (liabilities):
  Broadcast and cable fee contracts.........................  $ 11,787    $  17,010
  Depreciation for tax in excess of financial statements....   (10,450)      (8,704)
  Amortization of FCC licenses and broadcast related
     intangibles............................................   (17,847)     (17,734)
  Investment in subsidiaries................................     6,320           --
  Other.....................................................    17,068       13,095
                                                              --------    ---------
          Total non-current deferred tax assets.............     6,878        3,667
          Less valuation allowance..........................    (3,337)      (1,741)
                                                              --------    ---------
          Net non-current deferred tax assets...............  $  3,541    $   1,926
                                                              ========    =========

The Company recognized income tax deductions related to the issuance of common stock pursuant to the exercise of stock options for which no compensation expense was recorded for accounting purposes. The related income tax benefits of $3.4 million, $.8 million, $.6 million and $.4 million for the years ended December 31, 1997 and 1996, the four months ended December 31, 1995 and the year ended August 31, 1995, respectively, were recorded as increases to additional paid-in capital.

At December 31, 1997 and 1996, the Company has net operating loss carryforwards ("NOL") for federal income tax purposes of $133.3 million and $225.0 million, respectively, which are available to offset future federal taxable income, if any, through 2012. Approximately $99.3 million of the NOL as of December 31, 1997, are pre-acquisition losses which are subject to certain tax loss limitations. Accordingly, the Company has established a valuation allowance for those pre-acquisition losses. Recognition of these tax benefits in the future periods would be applied as a reduction of goodwill related to the acquisition.

During 1997, the Internal Revenue Service ("IRS") completed the examination of Home Shopping's federal income tax returns for fiscal years 1992 through 1994 and assessed Home Shopping additional income tax plus interest. Home Shopping filed a protest with the IRS regarding the assessment. The protest is currently pending review by the IRS Appeals Office. Management believes the ultimate resolution of any tax audits will not have a significant impact on the Company's consolidated financial statements.

                      USA NETWORKS, INC. AND SUBSIDIARIES

NOTE I -- COMMITMENTS AND CONTINGENCIES

The Company leases satellite transponders, computers, warehouse and office space, as well as broadcast and production facilities, equipment and services used in connection with its operations under various operating leases and contracts, many of which contain escalation clauses.

Future minimum payments under non-cancellable agreements are as follows:

----------------------------------------------------------------------------
                        YEARS ENDING
                        DECEMBER 31,
----------------------------------------------------------------------------
                                                              (In thousands)
1998........................................................     $ 38,670
1999........................................................       36,411
2000........................................................       34,235
2001........................................................       34,031
2002........................................................       25,138
Thereafter..................................................       24,482
                                                                 --------
                                                                 $192,967
                                                                 ========

Expenses charged to operations under these agreements were $37.7 million, $2.9 million, $.8 million, and $2.7 million for the years ended December 31, 1997 and 1996, the four months ended December 31, 1995, and the year ended August 31, 1995, respectively.

The Company is required to provide funding, from time to time, for the operations of its investments in joint ventures accounted for under the equity method.

NOTE J -- EARNINGS (LOSS) PER SHARE

The following table sets forth the computation of Basic and Diluted EPS. All share numbers have been adjusted to reflect the Company's two-for-one stock split to holders of record as of the close of business on March 12, 1998:

-------------------------------------------------------------------------------------------------
                                                     YEARS ENDED        FOUR MONTHS
                                                    DECEMBER 31,           ENDED       YEAR ENDED
                                                 -------------------    DECEMBER 31,   AUGUST 31,
                                                   1997       1996          1995          1995
-------------------------------------------------------------------------------------------------
                                                      (In thousands, except per share data)
Net earnings (loss)............................  $ 13,061    $(6,539)     $(2,882)      $   115
Weighted average shares........................   104,780     21,572       18,790        18,290
  Effect of dilutive securities:
     Stock options.............................     7,464         --           --           166
                                                 --------    -------      -------       -------
Adjusted weighted average shares...............   112,244     21,572       18,790        18,456
                                                 ========    =======      =======       =======
Basic earnings (loss) per share................  $    .12    $  (.30)     $  (.15)      $   .01
                                                 ========    =======      =======       =======
Diluted earnings (loss) per share..............  $    .12    $  (.30)     $  (.15)      $   .01
                                                 ========    =======      =======       =======

The effect of the Convertible Debentures is excluded from the computation of Diluted EPS as their effect is antidilutive.

NOTE K -- STOCKHOLDERS' EQUITY

Share numbers and prices reflect the Company's two-for-one stock split to holders of record as of the close of business on March 12, 1998.

                      USA NETWORKS, INC. AND SUBSIDIARIES

DESCRIPTION OF COMMON STOCK AND CLASS B -- CONVERTIBLE COMMON STOCK

Holders of USAi Common Stock have the right to elect, and the holders of USAi Class B Common Stock have no vote on, 25% of the entire Board of Directors, rounded upward to the nearest whole number of directors. As to the election of the remaining directors, the holders of USAi Class B Common Stock are entitled to 10 votes for each USAi Class B Common Stock share, and the holders of the USAi Common Stock are entitled to one vote per share. There are no cumulative voting rights.

The holders of both classes of the Company's common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. In the event of the liquidation, dissolution or winding up of the Company, the holders of both classes of common stock are entitled to share ratably in all assets of the Company remaining after provision for payment of liabilities. USAi Class B Common Stock is convertible at the option of the holder into USAi Common Stock on a share-for-share basis. Upon conversion, the USAi Class B Common Stock will be retired and not subject to reissue.

NOTE RECEIVABLE FROM KEY EXECUTIVE FOR COMMON STOCK ISSUANCE

In August 1995, Mr. Barry Diller became Chairman of the Board and Chief Executive Officer of the Company. In connection with Mr. Diller's employment, the Company agreed to sell Mr. Diller 883,976 shares of USAi Common Stock ("Diller Shares") at $11.313 per share for cash and a non-recourse promissory note in the amount of $5.0 million, secured by approximately 530,000 shares of USAi Common Stock. The promissory note is due on the earlier of (i) the termination of Mr. Diller's employment, or (ii) September 5, 2007. The Company recognized $926,138 of compensation expense, with a corresponding increase in additional paid-in capital, related to the issuance of the Diller Shares. The compensation expense resulted from the difference in the per share fair market value of USAi Common Stock and the per share purchase price.

STOCKHOLDERS' AGREEMENT

Mr. Diller, Chairman of the Board and Chief Executive Officer of the Company, through BDTV, INC., BDTV II, INC., BDTV III, INC., BDTV IV, INC., his own holdings and pursuant to the Stockholders Agreement, with Universal, Liberty, the Company and Seagram (the "Stockholders Agreement"), has the right to vote approximately 8% or 8,217,236 shares of USAi's outstanding common stock, and approximately 97% or 31,181,726 shares of USAi's outstanding Class B Common Stock. Each share of Class B Common Stock is entitled to ten votes per share with respect to matters on which Common and Class B stockholders vote as a single class. As a result, Mr. Diller controls 76% of the outstanding total voting power of the Company. Mr. Diller, subject to the Stockholders Agreement, is effectively able to control the outcome of nearly all matters submitted to a vote of the Company's stockholders. Liberty HSN holds substantially all of the economic interest in, and Mr. Diller holds all of the voting power in, the shares of USAi stock held by the BDTV entities listed above.

In connection with option plans, pending acquisitions and other matters, 244,184,256 shares were reserved.

                      USA NETWORKS, INC. AND SUBSIDIARIES

NOTE L -- LITIGATION

In the ordinary course of business, the Company is engaged in various lawsuits, including certain class action lawsuits initiated in connection with the Home Shopping Merger and the Ticketmaster Transaction. In the opinion of management, the ultimate outcome of the various lawsuits should not have a material impact on the liquidity, results of operations or financial condition of the Company.

NOTE M -- BENEFIT PLANS

The Company offers various plans pursuant to Section 401(k) of the Internal Revenue Code (the "Plans") covering substantially all full-time employees who are not party to collective bargaining agreements. The Company's share of the matching employer contributions is set at the discretion of the Board of Directors or the applicable committee thereof.

In connection with the Home Shopping Merger, the Company has adopted the Home Shopping Network, Inc. Employee Equity Participation Plan (the "Equity Plan"). The Equity Plan covers all Home Shopping employees who have completed one year and at least 1,000 hours of service, are at least 21 years of age, are not highly compensated as defined in the Equity Plan agreement, and did not hold options to purchase shares of Home Shopping Common Stock. The Board of Directors has not made any additional grants under the Equity Plan for any period subsequent to June 30, 1995.

NOTE N -- STOCK OPTION PLANS

The Company has granted options to purchase common stock under various stock option plans. In connection with the Mergers, the Company assumed and converted Home Shopping and Savoy options into options to acquire USAi Common Stock based on the respective merger exchange ratios, as described in Note C, including corresponding adjustments to the option exercise price. The following describes the stock option plans. Share numbers, prices and earnings per share reflect the Company's two-for-one stock split to holders of record at the close of business on March 12, 1998.

The Company has outstanding options to employees or consultants of the Company under several plans (the "Plans") which provide for the grant of options to purchase the Company's common stock at not less than fair market value on the date of the grant. The options under the Plans vest ratably, generally over a range of three to five years from the date of grant and generally expire not more than 10 years from the date of grant. Three of the Plans have options available for future grants.

The Company also has outstanding options to outside directors under one plan (the "Directors Plan") which provides for the grant of options to purchase the Company's common stock at not less than fair market value on the date of the grant. The options under the Directors Plan vest ratably, generally over three years from the date of grant and expire not more than 10 years from the date of grant.

                      USA NETWORKS, INC. AND SUBSIDIARIES

A summary of changes in outstanding options under the stock option plans following the Company's two-for-one stock split, is as follows:

-------------------------------------------------------------------------------------------------------
                                                       DECEMBER 31,
                                    --------------------------------------------------     AUGUST 31,
                                         1997              1996              1995             1995
                                    ---------------   ---------------   --------------   --------------
                                             PRICE             PRICE             PRICE            PRICE
                                    SHARES   RANGE    SHARES   RANGE    SHARES   RANGE   SHARES   RANGE
-------------------------------------------------------------------------------------------------------
                                                           (Shares in thousands)
Outstanding at beginning of
  period..........................  22,872   $ 1-74    4,538   $ 1-16   4,594    $1-13     690    $ 1-9
  Granted or issued in connection
     with mergers.................  11,580   $10-19   18,580   $ 4-74      20    $  16   4,062    $5-13
  Exercised.......................    (968)  $ 1-16     (238)  $ 1-10     (76)   $ 1-9     (66)   $ 1-9
  Cancelled.......................    (548)  $ 5-74       (8)  $11-13      --       --     (92)   $   1
                                    ------            ------            -----            -----
OUTSTANDING AT END OF PERIOD......  32,936   $ 1-74   22,872   $ 1-74   4,538    $1-16   4,594    $ 1-9
                                    ======            ======            =====            =====
Options exercisable...............  10,840             6,650            1,228              386
                                    ======            ======            =====            =====
Available for grant...............  12,192             3,432            2,079            2,099
                                    ======            ======            =====            =====

The weighted average exercise prices during the year ended December 31, 1997, were $18.77, $7.40 and $14.69 for options granted, exercised and cancelled, respectively. The weighted average fair value of options granted during the year was $11.81.

The weighted average exercise prices during the year ended December 31, 1996, were $10.76, $4.56 and $12.09 for options granted or issued in connection with the Mergers, options exercised and options cancelled, respectively. The weighted average fair value of options granted during the year was $7.92.

--------------------------------------------------------------------------------------------------------------------
                                          OPTIONS OUTSTANDING                            OPTIONS EXERCISABLE
                         ------------------------------------------------------   ----------------------------------
                                                 WEIGHTED           WEIGHTED                             WEIGHTED
                          OUTSTANDING AT     AVERAGE REMAINING      AVERAGE        EXERCISABLE AT        AVERAGE
RANGE OF EXERCISE PRICE  DECEMBER 31, 1997   CONTRACTUAL LIFE    EXERCISE PRICE   DECEMBER 31, 1997   EXERCISE PRICE
--------------------------------------------------------------------------------------------------------------------
                          (In thousands)                                           (In thousands)
$1.00 to $5.00.........          170                3.3              $ 3.12               170             $ 3.12
$5.01 to $10.00........       14,430                7.9                9.42             7,305               9.40
$10.01 to $15.00.......        5,622                7.8               11.50             2,401              11.56
$15.01 to $20.00.......       12,629                9.5               18.63               879              15.64
Over $20.00............           85                4.3               44.57                85              44.57
                              ------                                                   ------
                              32,936                8.4               13.36            10,840              10.56
                              ======                                                   ======

In August 1995, in connection with Mr. Diller's employment, the Company granted Mr. Diller an option (the "Diller Option") to acquire 3,791,694 shares of common stock at an exercise price of $11.31 per share. In connection with granting the Diller Option, the Company recorded unearned compensation of $4.0 million offset by a $4.0 million increase to additional paid-in capital. The unearned compensation resulted from the difference in the exercise price and fair market value of the common stock at the date of grant and is being amortized over the four year vesting period of the options.

Pro forma information regarding net income and earnings per share is required by Statement 123. The information is determined as if the Company had accounted for its employee stock options granted subsequent to December 31, 1994 under the fair market value method. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the

                      USA NETWORKS, INC. AND SUBSIDIARIES
following weighted-average assumptions for 1997 and the periods prior to 1997: risk-free interest rates of 5.5% and 6.4%, respectively; a dividend yield of zero; a volatility factor of .713 based on the expected market price of USAi Common Stock based on historical trends; and a weighted-average expected life of the options of five years.

The Black-Scholes option valuation model was developed for use in estimating the fair market value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair market value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

-----------------------------------------------------------------------------------------------
                                                                 YEARS ENDED       FOUR MONTHS
                                                                 DECEMBER 31,         ENDED
                                                              ------------------   DECEMBER 31,
                                                               1997       1996         1995
-----------------------------------------------------------------------------------------------
Pro forma net loss..........................................  $(4,871)  $(21,225)    $(6,007)
Pro forma basic and diluted loss per share..................  $  (.05)  $   (.98)    $  (.32)

These pro forma amounts may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense over the vesting period, and additional options may be granted in future years.

NOTE O -- STATEMENTS OF CASH FLOWS

Supplemental disclosure of cash flow information:

----------------------------------------------------------------------------------------------------
                                                          YEARS ENDED      FOUR MONTHS
                                                          DECEMBER 31,        ENDED       YEAR ENDED
                                                        ----------------   DECEMBER 31,   AUGUST 31,
                                                         1997      1996        1995          1995
----------------------------------------------------------------------------------------------------
                                                                       (In thousands)
CASH PAID DURING THE PERIOD FOR:
  Interest............................................  $26,798   $8,939      $3,200       $10,000
  Income tax payments.................................   21,453      458         100         1,500
  Income tax refund...................................    5,822       --          --            --

  Supplemental information of non-cash investing and financing activities:

- During July 1997, the Company acquired an interest in Ticketmaster by issuing stock as discussed in Note C.

- During December 1996, the Company acquired Savoy and Home Shopping by issuing stock as discussed in Note C.

- During August 1995, in connection with the retention of the Chairman and Chief Executive Officer, the Company issued 441,988 shares of USAi Common Stock to its Chairman and Chief Executive Officer in exchange for $2,000 in cash and a note receivable of $5.0 million.

                      USA NETWORKS, INC. AND SUBSIDIARIES

NOTE P -- RELATED PARTY TRANSACTIONS

As of December 31, 1997, the Company was involved in several agreements with related parties as follows:

The Company, through its Home Shopping subsidiary, is a partner in Shop Channel, an entity in which TCI, through a subsidiary, has an indirect ownership interest. In the ordinary course of business, Home Shopping has sold inventory to Shop Channel and recorded receivables of $.8 million and $.7 million for those sales and other services provided at December 31, 1997 and 1996, respectively. The Company's net investment in Shop Channel was $2.5 million and $.5 million at December 31, 1997 and 1996, respectively.

The Company has a secured, non-recourse note receivable of $5.0 million from its Chairman and Chief Executive Officer. See Note K.

The Company entered into a lease agreement with an entity owned by the Chairman of the Board and Chief Executive Officer of the Company providing for the use of an aircraft for corporate purposes. The lease has a five-year term and is terminable by either party on thirty days' notice. In 1997, the Company paid a total of $2.7 million related to the use of the aircraft.

Prior to the Home Shopping Merger, as discussed in Note C, the Company had affiliation agreements with Home Shopping for which the Company recorded revenue of $43.1 million, $14.3 million and $42.5 million for the year ended December 31, 1996, the four months ended December 31, 1995 and the year ended August 31, 1995, respectively. As a result of the Home Shopping Merger, these revenues are eliminated in consolidation for periods subsequent to the Home Shopping Merger.

In the normal course of business, Home Shopping enters into agreements with the operators of cable television systems and operators of broadcast television stations for the carriage of Home Shopping programming. Home Shopping has entered into agreements with a number of cable operators that are affiliates of TCI. These long-term contracts provide for a minimum subscriber guarantee and incentive payments based on the number of subscribers. Cash paid by Home Shopping to TCI and certain of its affiliates under these contracts for cable commissions and advertising was $9.6 million, $11.9 million and $.8 million for calendar years 1997 and 1996 and the 11 days subsequent to the Home Shopping Merger, respectively.

As of December 31, 1997, SKTV, Inc. a wholly-owned subsidiary of the Company, owned a 33.4% membership interest in Blackstar. Home Shopping currently maintains broadcast affiliation agreements with stations for which Blackstar is the parent company. Home Shopping recorded affiliation payments of $4.8 million, $4.7 million and $.1 million relating to those stations, for calendar years 1997 and 1996 and the 11 days subsequent to the Home Shopping Merger, respectively. Subsequent to December 31, 1997, Blackstar and the Company entered into a series of transactions affecting these broadcast stations. See Note V.

                      USA NETWORKS, INC. AND SUBSIDIARIES

NOTE Q -- QUARTERLY RESULTS (UNAUDITED)

------------------------------------------------------------------------------------------------------
                                                   QUARTER           QUARTER      QUARTER     QUARTER
                                                    ENDED             ENDED        ENDED       ENDED
                                                 DECEMBER 31,     SEPTEMBER 30,   JUNE 30,   MARCH 31,
------------------------------------------------------------------------------------------------------
                                                         (In thousands, except per share data)
YEAR ENDED DECEMBER 31, 1997
  Net revenues.................................    $390,257         $326,256      $265,685   $279,551
  Operating profit.............................      27,695           22,685        20,730     23,409
  Net earnings.................................       3,303            3,516         2,472      3,770
  Basic earnings per common share(b)...........         .03              .03           .03        .04
  Diluted earnings per common share............         .03              .03           .02        .04
YEAR ENDED DECEMBER 31, 1996
  Net revenues.................................    $ 41,923(a)      $ 11,213      $ 10,924   $ 11,112
  Operating profit (loss)......................      (1,369)(a)        1,774         1,580      1,627
  Net (loss)...................................      (5,110)(a)         (371)         (452)      (606)
  Basic and diluted (loss) per common
     share(b)..................................        (.17)(a)         (.02)         (.03)      (.03)

---------------

(a) The operating results from the fourth quarter 1996 reflect the impact of the Mergers discussed in Note C.
(b) Per common shares amounts for the quarters do not add to the annual amount because of differences in the average common shares outstanding during each period.

NOTE R -- SIGNIFICANT CUSTOMERS

For the year ended December 31, 1996, four months ended December 31, 1995 and the year ended August 31, 1995, net revenue from a significant customer, Home Shopping, accounted for 57.3%, 89.5% and 88.7%, respectively, of the Company's net revenue. As a result of the Mergers described in Note C, Home Shopping became a subsidiary of the Company and such revenues are eliminated in consolidation.

NOTE S -- INDUSTRY SEGMENTS

For the year ended December 31, 1997, the Company operated principally in three industry segments; retailing, ticketing operations, and broadcasting. The retailing segment consists of Home Shopping, which primarily includes the sale of merchandise through electronic retailing. The ticketing operations segment provides automated ticketing services primarily in the United States. The broadcasting segment includes the operations of 12 broadcast television stations (including one television satellite station), which currently transmit Home Shopping programming and six broadcast television stations (including two television satellite stations) which are Fox affiliates.

                      USA NETWORKS, INC. AND SUBSIDIARIES

-------------------------------------------------------------------------------------------------------
                                                     YEARS ENDED
                                                    DECEMBER 31,            FOUR MONTHS      YEAR ENDED
                                               -----------------------         ENDED         AUGUST 31,
                                                  1997         1996      DECEMBER 31, 1995      1995
-------------------------------------------------------------------------------------------------------
                                                                    (In thousands)
Revenue
  Retailing..................................  $1,037,060   $   30,588       $     --         $     --
  Ticketing operations.......................     156,378           --             --               --
  Broadcasting...............................      54,138       43,359         15,061           44,563
  Other......................................      14,173        1,225            919            3,355
                                               ----------   ----------       --------         --------
                                               $1,261,749   $   75,172       $ 15,980         $ 47,918
                                               ==========   ==========       ========         ========
Operating profit (loss)
  Retailing..................................  $   98,825   $     (522)      $     --         $     --
  Ticketing operations.......................      12,241           --             --               --
  Broadcasting...............................      (8,997)       4,175             30            9,368
  Other......................................      (7,550)         (41)          (710)          (1,132)
                                               ----------   ----------       --------         --------
                                               $   94,519   $    3,612       $   (680)        $  8,236
                                               ==========   ==========       ========         ========
Assets
  Retailing..................................  $1,663,509   $1,628,818       $     --         $     --
  Ticketing operations.......................     518,273           --             --               --
  Broadcasting...............................     365,384      355,926        135,082          140,563
  Other......................................     123,630      131,488          1,588            2,354
                                               ----------   ----------       --------         --------
                                               $2,670,796   $2,116,232       $136,670         $142,917
                                               ==========   ==========       ========         ========
Depreciation and amortization
  Retailing..................................  $   65,152   $    1,871       $     --         $     --
  Ticketing operations.......................      13,180           --             --               --
  Broadcasting...............................      15,838       13,187          4,531           13,833
  Other......................................       2,854          428            170              841
                                               ----------   ----------       --------         --------
                                               $   97,024   $   15,486       $  4,701         $ 14,674
                                               ==========   ==========       ========         ========
Capital expenditures
  Retailing..................................  $   27,812   $      447       $     --         $     --
  Ticketing operations.......................       7,788           --             --               --
  Broadcasting...............................       8,262          696            163              998
  Other......................................       2,007           --             --              705
                                               ----------   ----------       --------         --------
                                               $   45,869   $    1,143       $    163         $  1,703
                                               ==========   ==========       ========         ========

The Company operates principally within the United States. In 1997, broadcasting revenue was principally derived from the Fox affiliates. Prior to 1997, broadcasting revenue was principally derived from the broadcasting of Home Shopping programming.

NOTE T -- FINANCIAL INSTRUMENTS

The additional disclosure below of the estimated fair value of financial instruments was made in accordance with the requirements of Statements of Financial Accounting Standards No. 107. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies when available. The carrying value of all current assets and current liabilities approximates fair value due to their short-term nature.

                      USA NETWORKS, INC. AND SUBSIDIARIES

------------------------------------------------------------------------------------------------
                                                  DECEMBER 31, 1997         DECEMBER 31, 1996
                                               ------------------------   ----------------------
                                                CARRYING        FAIR      CARRYING       FAIR
                                                 AMOUNT        VALUE       AMOUNT        VALUE
------------------------------------------------------------------------------------------------

                                                                (In thousands)
Cash and cash equivalents....................  $  116,036    $  116,036   $  42,606    $  42,606
Long-term investments........................      47,926        47,926      30,121       30,121
Long-term obligations........................    (461,264)     (461,264)   (314,336)    (314,336)

NOTE U -- SAVOY SUMMARIZED FINANCIAL INFORMATION (UNAUDITED)

The Company has not prepared separate financial statements and other disclosures concerning Savoy because management has determined that such information is not material to holders of the Savoy Debentures, all of which have been assumed by the Company as a joint and several obligor. The information presented is reflected at Savoy's historical cost basis.

---------------------------------------------------------------------------------------------
                                                               YEARS ENDED DECEMBER 31,
SUMMARY CONSOLIDATED                                      -----------------------------------
STATEMENTS OF OPERATIONS                                     1997         1996         1995
---------------------------------------------------------------------------------------------

                                                                    (In thousands)
Net sales...............................................   $67,107      $ 117,951    $ 92,599
Cost of sales...........................................    65,200        254,009     164,464
Operating income/(loss).................................     1,907       (136,058)    (71,865)
Net income/(loss).......................................    (5,972)      (156,074)    (73,744)

----------------------------------------------------------------------------------
                                                                  DECEMBER 31,
SUMMARY CONSOLIDATED                                          --------------------
BALANCE SHEETS                                                  1997        1996
----------------------------------------------------------------------------------

                                                                 (In thousands)
Current assets..............................................  $ 31,898    $ 61,901
Non-current assets..........................................   289,381     302,195
Current liabilities.........................................    32,836      60,716
Non-current liabilities.....................................   110,470     124,198
Minority interest...........................................   119,427     112,717

NOTE V -- SUBSEQUENT EVENTS (UNAUDITED)

On January 23, 1998, the Company gave notice that it elected to redeem on March 1, 1998, at a redemption price of 104.7% of the principal amount, all of the outstanding Home Shopping Debentures. The Home Shopping Debentures were all converted by the holders into shares of USAi Common Stock on or prior to March 1, 1998.

On January 28, 1998, the Company consummated the sale of its Baltimore station for $80.0 million.

On February 11, 1998, at the Annual Meeting of Stockholders of the Company, the stockholders approved an increase in the authorized shares of USAi common stock from 150,000,000 shares to 800,000,000 shares and USAi Class B common stock from 30,000,000 shares to 200,000,000 shares.

On February 12, 1998, the Company completed its previously announced acquisition of USA Networks and USA Networks Studios from Universal, an entity controlled by The Seagram Company Ltd. ("Seagram"). The consideration paid to Universal included a cash payment of approximately $1.63 billion, a portion of which ($300.0 million) has been deferred until no later than June 30, 1998, and an interest in the Company through shares of USAi Common Stock and USAi Class B Common Stock and shares of a newly formed limited liability company which are exchangeable into shares of USAi Common Stock and USAi Class B Common Stock.

                      USA NETWORKS, INC. AND SUBSIDIARIES

On February 12, 1998, the Company, and certain of its subsidiaries, including USANi LLC as borrower, entered into a new $1.6 billion credit facility (the "New Facility") with a $40.0 million sub-limit for letters of credit. The New Facility was used to finance the Universal Transaction and to refinance the HSNi Facility. The New Facility consists of a $600.0 million revolving credit facility, a $750.0 million "Tranche A Term Loan" and a $250.0 million "Tranche B Term Loan". The revolving credit facility and Tranche A Term Loan mature on December 31, 2002 and the Tranche B Term Loan matures on December 31, 2003. The New Facility is guaranteed by, and secured by stock in, substantially all of the Company's material subsidiaries. The interest rate on borrowings under the New Facility is tied to an alternate base rate or the London InterBank Rate, in each case, plus an applicable margin. As of March 13, 1998, there was $1.4 billion in outstanding borrowings under the New Facility and $151.7 million was available for borrowing after taking into account outstanding letters of credit.

On February 20, 1998, the Board of Directors declared a two-for-one stock split of the Company's Common Stock and Class B Common Stock, payable in the form of a dividend to stockholders of record as of the close of business on March 12, 1998. The 100% stock dividend was paid on March 26, 1998.

In February 1998, the Company entered into a letter of intent to acquire the remaining outstanding interest in Blackstar for $17.0 million. In March 1998, Blackstar agreed to sell a television broadcasting station in Salem, Oregon for $30.0 million. Home Shopping agreed to terminate its affiliation agreement with the Salem, Oregon station, as well as affiliation agreements with two other stations, for the payment of $15.0 million. In March 1998, the Company acquired the assets of Television Station WNGM-TV; Athens, Georgia for $50.0 million, plus working capital.

On March 20, 1998, the Company and Ticketmaster entered into a merger agreement regarding the acquisition by the Company in a tax-free merger of the remaining Ticketmaster common stock for .563 of a share of USAi Common Stock. (1.126 shares after giving effect to Company's two-for-one stock split as of March 12,
1998). The merger agreement was entered into based upon the recommendation of the Special Committee of the Ticketmaster Board that had been appointed to consider USAi's merger proposal in October 1997. Consummation of the merger is subject to customary conditions, including the approval of the merger by Ticketmaster's shareholders. The Company expects that the merger will be completed in the third quarter of 1998. Based on the number of shares of Ticketmaster Common Stock outstanding as of March 9, 1998, USAi expects to issue approximately 15.4 million shares of Common Stock to Ticketmaster stockholders in connection with the proposed merger. Universal and Liberty have certain preemptive rights which will be exercisable if the merger with Ticketmaster is consummated.

The Company has guaranteed the principal payments of approximately $11.6 million for the year ended December 31, 1998 in the event that SF Broadcasting is unable to meet these obligations.

NOTE W -- NOTES OFFERING AND GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION

On November 23, 1998, the Company completed an offering of $500.0 million 6 3/4% Senior Notes due 2005 (the "Notes" or "Notes Offering"). Interest is payable on the Notes on May 15 and November 15 of each year, commencing May 15, 1999.

The Company is a holding company that has no operating assets or operations. Certain of the Company's indirectly owned subsidiaries are held by Home Shopping through USANi LLC. USANi

                      USA NETWORKS, INC. AND SUBSIDIARIES

LLC is a co-obligor of the Notes and Home Shopping is a guarantor. Substantially all of the significant subsidiaries of Home Shopping, USANi LLC and substantially all of the significant wholly owned subsidiaries of the Company (principally subsidiaries engaged in the broadcasting and ticketing operations) have jointly and severally guaranteed the Company's and USANi LLC's indebtedness (the "Guarantors") under the Notes. Certain subsidiaries of the Company, Home Shopping and USANi LLC (the "Non-Guarantor Subsidiaries") do not guarantee such indebtedness.

Except for Holdco which is not wholly owned, full financial statements of the Guarantors have not been included because, pursuant to their respective guarantees, the Guarantors are jointly and severally liable with respect to the Notes. Management does not believe that the information contained in separate full financial statements of wholly owned Guarantors would be material to investors. The following are summarized statements setting forth certain financial information concerning the Guarantor and Non-Guarantor Subsidiaries as of and for the year ended December 31, 1997 (in thousands).

----------------------------------------------------------------------------------------------------------
                                                              NON-GUARANTOR                      USAi
                                      USAi       GUARANTORS   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
----------------------------------------------------------------------------------------------------------
Current assets...................  $     2,869   $  265,930     $ 151,883     $        --     $   420,682
Property and equipment net.......        2,306      117,159        60,656              --         180,121
Goodwill and other intangible
  assets, net....................       56,641    1,424,257       381,230              --       1,862,128
Investment in subsidiaries.......    1,363,310           --            --      (1,363,310)             --
Other assets.....................       21,699      212,069        34,218         (60,121)        207,865
                                   -----------   ----------     ---------     -----------     -----------
  Total assets...................  $ 1,446,825   $2,019,415     $ 627,987     $(1,423,431)    $ 2,670,796
                                   ===========   ==========     =========     ===========     ===========
Current liabilities..............  $    (3,935)  $  216,143     $ 147,533     $        --     $   359,741
Long-term debt, less current
  portion........................           --      229,546       218,800              --         448,346
Other liabilities................      (10,900)      43,346         6,738           3,948          43,132
Minority interest................           --      270,455       101,768              --         372,223
Interdivisional equity...........           --      977,810       113,400      (1,091,210)             --
Stockholders' equity.............    1,461,660      282,115        39,748        (336,169)      1,447,354
                                   -----------   ----------     ---------     -----------     -----------
  Total liabilities and
     shareholders' equity........  $ 1,446,825   $2,019,415     $ 627,987     $(1,423,431)    $ 2,670,796
                                   ===========   ==========     =========     ===========     ===========
Revenue..........................  $        --   $1,032,513     $ 229,236     $        --     $ 1,261,749
Operating expenses...............       (8,338)    (948,385)     (210,507)             --      (1,167,230)
Interest expense, net............         (129)     (11,260)      (14,877)             --         (26,266)
Other income (expense), net......       56,574      (11,825)          439         (56,940)        (11,752)
Minority interest................           --       (2,994)          605              --          (2,389)
Provision for income taxes.......      (41,051)          --            --              --         (41,051)
                                   -----------   ----------     ---------     -----------     -----------
Net (loss) income................  $     7,056   $   58,049     $   4,896     $   (56,940)    $    13,061
                                   ===========   ==========     =========     ===========     ===========
Cash flows from operations.......  $    (8,338)  $   31,058     $  24,953     $        --     $    47,673
Cash flows used in investing
  activities.....................      (30,064)     (51,998)         (231)             --         (82,293)
Cash flows from financing
  activities.....................       38,444      105,124       (35,518)             --         108,050
Cash at the beginning of the
  period.........................           --       19,574        23,032              --          42,606
                                   -----------   ----------     ---------     -----------     -----------
Cash at the end of the period....  $        42   $  103,758     $  12,236     $        --     $   116,036
                                   ===========   ==========     =========     ===========     ===========

                      USA NETWORKS, INC. AND SUBSIDIARIES

The following are summarized statements setting forth certain financial information concerning the Guarantors and Non-Guarantor Subsidiaries as of and for the year ended December 31, 1996 (in thousands).

----------------------------------------------------------------------------------------------------------
                                                              NON-GUARANTOR                      USAi
                                       USAi      GUARANTORS   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
----------------------------------------------------------------------------------------------------------
Current assets....................  $       --   $  191,245     $ 57,353      $        --     $  248,598
Property and equipment net........          --      101,477       20,498               --        121,975
Goodwill and other intangible
  assets, net.....................          --    1,239,790      306,157               --      1,545,947
Investment in subsidiaries........   1,091,308       (2,074)       2,074       (1,091,308)            --
Other assets......................          --      161,188       38,524               --        199,712
                                    ----------   ----------     --------      -----------     ----------
  Total assets....................  $1,091,308   $1,691,626     $424,606      $(1,091,308)    $2,116,232
                                    ==========   ==========     ========      ===========     ==========
Current liabilities...............  $    1,872   $  206,727     $ 64,443      $        --     $  273,042
Long-term debt, less current
  portion.........................          --      166,227      105,203               --        271,430
Other liabilities.................          --       34,449       22,426               --         56,875
Intercompany......................       4,398       (4,398)          --               --             --
Minority interest.................          --      242,895      113,241               --        356,136
Interdivisional equity............          --      977,810      113,400       (1,091,210)            --
Stockholders' equity..............   1,085,038       67,916        5,893              (98)     1,158,749
                                    ----------   ----------     --------      -----------     ----------
  Total liabilities and
     shareholders' equity.........  $1,091,308   $1,691,626     $424,606      $(1,091,308)    $2,116,232
                                    ==========   ==========     ========      ===========     ==========
Revenue...........................  $       --   $   72,434     $  2,738      $        --     $   75,172
Operating expenses................          --      (68,021)      (3,539)              --        (71,560)
Interest expense, net.............          --       (9,024)         421               --         (8,603)
Other income (expense), net.......      (4,667)          (5)          49            4,667             44
Minority interest.................          --          165          115               --            280
Provision for income taxes........      (1,872)          --           --               --         (1,872)
                                    ----------   ----------     --------      -----------     ----------
Net (loss) income.................  $   (6,539)  $   (4,451)    $   (216)     $     4,667     $   (6,539)
                                    ==========   ==========     ========      ===========     ==========
Cash flows from operations........  $   (1,872)  $   19,480     $ (5,640)              --     $   11,968
Cash flows used in investing
  activities......................          --       12,462      (15,084)              --         (2,622)
Cash flows from financing
  activities......................       1,872      (14,031)      26,279               --         14,120
Cash at the beginning of the
  period..........................          --        6,476       12,664               --         19,140
                                    ----------   ----------     --------      -----------     ----------
Cash at the end of the period.....  $       --   $   24,387     $ 18,219      $        --     $   42,606
                                    ==========   ==========     ========      ===========     ==========

For the four months ended December 31, 1995 and the year ended August 31, 1995, substantially all of the Company's assets, liabilities and operations guarantee the Notes and, therefore, no summarized statements setting forth certain financial information concerning the Guarantor and Non-Guarantor Subsidiaries for these periods are presented.

                      USA NETWORKS, INC. AND SUBSIDIARIES

          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

----------------------------------------------------------------------------------------------
                                                 THREE MONTHS ENDED       NINE MONTHS ENDED
                                                   SEPTEMBER 30,            SEPTEMBER 30,
                                                --------------------    ----------------------
                                                  1998        1997         1998         1997
----------------------------------------------------------------------------------------------
                                                    (In thousands, except per share data)
NET REVENUES
  Networks and television production........    $281,302    $     --    $  757,305    $     --
  Electronic retailing......................     261,183     236,706       776,418     743,893
  Ticketing operations......................      89,134      67,331       283,538      67,331
  Internet services.........................       5,934       3,330        14,467       8,511
  Broadcasting and other....................       2,961      18,889        35,289      51,758
                                                --------    --------    ----------    --------
          Total net revenues................    $640,514    $326,256    $1,867,017    $871,493
                                                --------    --------    ----------    --------
Operating costs and expenses:
  Cost of sales.............................     192,531     156,041       533,190     464,159
  Program costs.............................     153,618          --       412,541          --
  Other costs...............................     185,758     121,827       597,328     273,316
  Depreciation and amortization.............      58,605      25,703       163,712      67,194
                                                --------    --------    ----------    --------
          Total operating costs and
            expenses........................     590,512     303,571     1,706,771     804,669
                                                --------    --------    ----------    --------
          Operating income..................      50,002      22,685       160,246      66,824
                                                --------    --------    ----------    --------
Other income (expense):
  Interest income...........................       4,097       1,460        11,807       3,973
  Interest expense..........................     (25,875)     (8,611)      (94,704)    (22,101)
  Gain on disposition of broadcast
     stations...............................       9,247          --        84,187          --
  Miscellaneous.............................      (3,452)     (3,023)      (19,707)     (9,283)
                                                --------    --------    ----------    --------
                                                 (15,983)    (10,174)      (18,417)    (27,411)
                                                --------    --------    ----------    --------
Earnings before income taxes and minority
  interest..................................      34,019      12,511       141,829      39,413
Income tax expense..........................     (16,619)     (9,078)      (72,792)    (29,753)
Minority interest...........................     (22,249)         83       (42,996)         98
                                                --------    --------    ----------    --------
NET EARNINGS (LOSS).........................    $ (4,849)   $  3,516    $   26,041    $  9,758
                                                ========    ========    ==========    ========
Net earnings (loss) per common share........
     Basic..................................    $   (.03)   $    .03    $      .19    $    .10
                                                ========    ========    ==========    ========
     Diluted................................    $   (.03)   $    .03    $      .14    $    .09
                                                ========    ========    ==========    ========
Weighted average shares outstanding.........     155,017     110,020       138,355     102,016
                                                ========    ========    ==========    ========
Weighted average diluted shares
  outstanding...............................     155,017     118,994       280,242     108,174
                                                ========    ========    ==========    ========

        The accompanying notes are an integral part of these statements.

                      USA NETWORKS, INC. AND SUBSIDIARIES

               CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

-------------------------------------------------------------------------------------------
                                                              SEPTEMBER 30,    DECEMBER 31,
ASSETS                                                            1998             1997
-------------------------------------------------------------------------------------------
                                                                     (In thousands)
CURRENT ASSETS
Cash and cash equivalents...................................   $  292,231       $  116,036
Accounts and notes receivable, net..........................      286,237           96,867
Inventories, net............................................      445,425          151,100
Deferred income taxes.......................................       37,067           39,956
Other current assets, net...................................       27,028           16,723
                                                               ----------       ----------
          Total current assets..............................    1,087,988          420,682

PROPERTY, PLANT AND EQUIPMENT
Computer and broadcast equipment............................      203,240          145,701
Buildings and leasehold improvements........................       94,179           83,851
Furniture and other equipment...............................       68,009           39,498
                                                               ----------       ----------
                                                                  365,428          269,050
  Less accumulated depreciation and amortization............     (152,238)        (120,793)
                                                               ----------       ----------
                                                                  213,190          148,257
Land........................................................       15,944           16,602
Projects in progress........................................       19,607           15,262
                                                               ----------       ----------
                                                                  248,741          180,121
OTHER ASSETS
Intangible assets, net......................................    6,352,103        1,862,128
Cable distribution fees, net ($41,765 and $46,459,
  respectively, to related parties).........................       97,596          111,292
Long-term investments ($3,068 and $7,510, respectively, in
  related parties...........................................       66,364           47,926
Notes and accounts receivable, net of current portion
  ($4,695 and $843, respectively, from related parties).....       78,901           11,854
Inventories, net............................................      202,117               --
Deferred income taxes.......................................       72,704            3,541
Deferred charges and other, net.............................       60,443           33,252
                                                               ----------       ----------
                                                               $8,266,957       $2,670,796
                                                               ==========       ==========

        The accompanying notes are an integral part of these statements.

                      USA NETWORKS, INC. AND SUBSIDIARIES

               CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

-------------------------------------------------------------------------------------------
                                                              SEPTEMBER 30,    DECEMBER 31,
            LIABILITIES AND STOCKHOLDERS' EQUITY                  1998             1997
-------------------------------------------------------------------------------------------
                                                                     (In thousands)
CURRENT LIABILITIES
Current maturities of long-term obligations.................   $   68,564       $   12,918
Accounts payable, trade.....................................      165,576          111,214
Accounts payable, client accounts...........................       84,664           73,887
Obligations for program rights and film costs...............      275,996               --
Cable distribution fees payable ($18,578 and $19,091,
  respectively, to related parties).........................       28,862           43,553
Deferred gain on CitySearch Transaction.....................       65,802               --
Other accrued liabilities...................................      384,097          118,169
                                                               ----------       ----------
          Total current liabilities.........................    1,073,561          359,741

LONG-TERM OBLIGATIONS (net of current maturities)...........      748,101          448,346
OBLIGATIONS FOR PROGRAM RIGHTS AND FILM COSTS, net of
  current...................................................      346,563               --
OTHER LONG-TERM LIABILITIES.................................       52,630           43,132
MINORITY INTEREST...........................................    3,589,338          372,223
COMMITMENTS AND CONTINGENCIES...............................           --               --
STOCKHOLDERS' EQUITY
Preferred stock -- $.01 par value; authorized 15,000,000
  shares; no shares issued and outstanding..................           --               --
Common stock -- $.01 par value; authorized 800,000,000
  shares; issued and outstanding 123,994,918; and 87,430,586
  shares, respectively......................................        1,240              874
Class B -- convertible common stock -- $.01 par value;
  authorized, 200,000,000 shares; issued and outstanding,
  31,181,726; and 24,455,294 shares, respectively...........          312              244
Additional paid-in capital..................................    2,533,708        1,558,037
Accumulated deficit.........................................      (77,560)        (103,601)
Unrealized gain in available for sale securities............        7,476               --
Foreign currency translation................................       (1,723)              --
Unearned compensation.......................................       (1,691)          (3,202)
Note receivable from key executive for common stock
  issuance..................................................       (4,998)          (4,998)
                                                               ----------       ----------
          Total stockholders' equity........................    2,456,764        1,447,354
                                                               ----------       ----------
                                                               $8,266,957       $2,670,796
                                                               ==========       ==========

        The accompanying notes are an integral part of these statements.

                      USA NETWORKS, INC. AND SUBSIDIARIES

      CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (UNAUDITED)
--------------------------------------------------------------------------------

                                                           CLASS B
                                                         CONVERTIBLE   ADDITIONAL                                FOREIGN
                                                COMMON     COMMON       PAID-IN     ACCUMULATED   UNREALIZED    CURRENCY
                                     TOTAL      STOCK       STOCK       CAPITAL       DEFICIT       GAINS      TRANSLATION
--------------------------------------------------------------------------------------------------------------------------
                                                                       (In thousands)

BALANCE AT JANUARY 1, 1998.......  $1,447,354   $ 874       $244       $1,558,037    $(103,601)    $    --       $    --
Comprehensive Income:
 Net earnings for the nine months
   ended September 30, 1998......      26,041      --         --               --       26,041          --            --
 Increase in unrealized gains in
   available for sale
   securities....................       7,476      --         --               --           --       7,476            --
 Foreign currency translation....      (1,723)     --         --               --           --          --        (1,723)
                                   ----------
     Comprehensive income........      31,794
                                   ----------
Issuance of common stock upon
 exercise of stock options.......       5,388       5         --            5,383           --          --            --
Income tax benefit related to
 stock options exercised.........       2,381      --         --            2,381           --          --            --
Issuance of stock in connection
 with Universal Transaction......     302,154      71         76          302,007           --          --            --
Issuance of stock in connection
 with Ticketmaster tax-free
 merger..........................     467,035     160         --          466,875           --          --            --
Issuance of stock in connection
 with conversion of debentures...     199,147     122         --          199,025           --          --            --
Conversion of Class B Convertible
 Common Stock to Common Stock....          --       8         (8)              --           --          --            --
Amortization of unearned
 compensation related to stock
 options and equity participation
 plans...........................       1,511      --         --               --           --          --            --
                                   ----------   ------      ----       ----------    ---------     -------       -------
BALANCE AT SEPTEMBER 30, 1998....  $2,456,764   $1,240      $312       $2,533,708    $ (77,560)    $ 7,476       $(1,723)
                                   ==========   ======      ====       ==========    =========     =======       =======

                                                     NOTE
                                                  RECEIVABLE
                                                   FROM KEY
                                                  EXECUTIVE
                                                     FOR
                                                    COMMON
                                     UNEARNED       STOCK
                                   COMPENSATION    ISSUANCE
BALANCE AT JANUARY 1, 1998.......    $(3,202)      $(4,998)
Comprehensive Income:
 Net earnings for the nine months
   ended September 30, 1998......         --            --
 Increase in unrealized gains in
   available for sale
   securities....................         --            --
 Foreign currency translation....         --            --
     Comprehensive income........
Issuance of common stock upon
 exercise of stock options.......         --            --
Income tax benefit related to
 stock options exercised.........         --            --
Issuance of stock in connection
 with Universal Transaction......         --            --
Issuance of stock in connection
 with Ticketmaster tax-free
 merger..........................         --            --
Issuance of stock in connection
 with conversion of debentures...         --            --
Conversion of Class B Convertible
 Common Stock to Common Stock....         --            --
Amortization of unearned
 compensation related to stock
 options and equity participation
 plans...........................      1,511            --
                                     -------       -------
BALANCE AT SEPTEMBER 30, 1998....    $(1,691)      $(4,998)
                                     =======       =======

        The accompanying notes are an integral part of these statements.

                      USA NETWORKS, INC. AND SUBSIDIARIES

          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

----------------------------------------------------------------------------------------
                                                                  NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                              --------------------------
                                                                 1998            1997
----------------------------------------------------------------------------------------
                                                                    (In thousands)
Cash flows from operating activities:
Net earnings................................................  $    26,041      $   9,758
Adjustments to reconcile net earnings to net cash provided
  by operating activities:
  Depreciation and amortization.............................      147,829         52,798
  Amortization of cable distribution fees...................       15,883         14,327
  Amortization of program rights and film costs.............      358,688             --
  Payment for program rights and film costs.................     (335,001)            --
  Deferred income taxes.....................................        9,309         15,462
  Equity in losses of unconsolidated affiliates.............       16,104          9,257
  Gain on disposition of broadcast stations and other
     assets.................................................      (84,187)            --
  Minority interest.........................................       42,996            (98)
  Non-cash stock compensation...............................        3,892          1,623
  Non-cash interest.........................................        4,800          3,163
  Changes in current assets and liabilities:
     Accounts receivable....................................     (112,685)       (13,521)
     Inventories............................................      (86,067)       (49,310)
     Accounts payable.......................................       67,191         23,636
     Accrued liabilities....................................       57,712        (36,115)
  Other, net................................................       14,226        (13,377)
                                                              -----------      ---------
          NET CASH PROVIDED BY OPERATING ACTIVITIES.........      146,731         17,603
                                                              -----------      ---------
Cash flows from investing activities:
  Acquisition of Universal Transaction, net of cash
     acquired...............................................   (1,297,233)            --
  Acquisitions, net of cash acquired........................      (85,555)            --
  Capital expenditures......................................      (64,240)       (30,601)
  Increase in long-term investments.........................      (25,631)       (14,786)
  Proceeds from long-term notes receivable..................       (2,997)         5,635
  Proceeds from disposition of broadcast stations...........      356,769             --
  Payment of merger and financing costs.....................      (29,972)        (6,349)
                                                              -----------      ---------
          NET CASH USED IN INVESTING ACTIVITIES.............   (1,148,859)       (46,101)
                                                              -----------      ---------
Cash flows from financing activities:
  Borrowings................................................    1,641,380        231,142
  Principal payments on long-term obligations...............   (1,198,565)      (243,784)
  Cash acquired in the Ticketmaster Transaction.............           --         89,663
  Cash acquired in the CitySearch Transaction...............        7,877             --
  Redemption of minority interest in SF Broadcasting........      (81,664)            --
  Proceeds from issuance of common stock and LLC shares.....      811,018         14,992
                                                              -----------      ---------
          NET CASH PROVIDED BY FINANCING ACTIVITIES.........    1,180,046         92,013
                                                              -----------      ---------
Effect of exchange rate changes on cash and cash
  equivalents...............................................       (1,723)            --
NET INCREASE IN CASH AND CASH EQUIVALENTS...................      176,195         63,515
Cash and cash equivalents at beginning of period............      116,036         42,606
                                                              -----------      ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD..................  $   292,231      $ 106,121
                                                              ===========      =========

        The accompanying notes are an integral part of these statements.

                      USA NETWORKS, INC. AND SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE A -- COMPANY HISTORY AND BASIS OF PRESENTATION

COMPANY HISTORY

USA Networks, Inc. (the "Company" or "USAi"), formerly known as HSN, Inc., is a holding company, the subsidiaries of which are engaged in diversified media and electronic commerce businesses.

In December 1996, the Company consummated mergers with each of Home Shopping Network, Inc. ("Home Shopping") and Savoy Pictures Entertainment, Inc. ("Savoy") (the "Mergers"). In July 1997, the Company acquired a controlling interest in Ticketmaster Group, Inc. ("Ticketmaster"). On June 24, 1998, the Company completed its acquisition of Ticketmaster in a tax-free merger, pursuant to which each outstanding share of Ticketmaster common stock not owned by the Company was exchanged for 1.126 shares of common stock, par value $.01 per share, of USAi ("Common Stock"). The acquisition of the controlling interest and the tax-free merger are referred to as the "Ticketmaster Transaction".

On February 12, 1998, the Company acquired USA Networks, a New York general partnership, consisting of cable television networks USA Network and The Sci-Fi Channel ("Networks"), as well as the domestic television production and distribution businesses of Universal Studios ("Studios USA") from Universal Studios, Inc. ("Universal"), an entity controlled by The Seagram Company Ltd. ("Seagram"), and the Company changed its name to USA Networks, Inc. (the "Universal Transaction") -- See Note C.

Following the Universal Transaction, the Company engages in five principal areas of business:

     - NETWORKS AND TELEVISION PRODUCTION, which includes Networks and Studios USA. Networks operates the USA Network and The Sci-Fi Channel cable networks and Studios USA produces and distributes television programming.

     - ELECTRONIC RETAILING, consisting primarily of the Home Shopping Network and America's Store, which are engaged in the electronic retailing business.

     - TICKETING OPERATIONS, which primarily represents Ticketmaster, the leading provider of automated ticketing services in the U.S.

     - INTERNET SERVICES, which represents the Company's on-line retailing networks business.

     - BROADCASTING, which owns and operates television stations.

BASIS OF PRESENTATION

The interim Condensed Consolidated Financial Statements of the Company are unaudited and should be read in conjunction with the audited Consolidated Financial Statements and Notes thereto for the year ended December 31, 1997.

In the opinion of the Company, all adjustments necessary for a fair presentation of such Condensed Consolidated Financial Statements have been included. Such adjustments consist of normal recurring items. Interim results are not necessarily indicative of results for a full year. The interim Condensed Consolidated Financial Statements and Notes thereto are presented as permitted by the Securities and Exchange Commission and do not contain certain information included in the Company's audited Consolidated Financial Statements and Notes thereto.

The Condensed Consolidated Financial Statements include the operations of Networks and Studios USA from the date of acquisition on February 12, 1998.

                      USA NETWORKS, INC. AND SUBSIDIARIES

Certain amounts in the Condensed Consolidated Financial Statements for the quarter and nine months ended September 30, 1997 have been reclassified to conform to the 1998 presentation.

NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

See the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 for a summary of significant accounting policies.

CONSOLIDATION

The Condensed Consolidated Financial Statements include the accounts of the Company and all wholly-owned and voting-controlled subsidiaries. All significant intercompany transactions and accounts have been eliminated.

Investments in which the Company owns a 20%, but less than a controlling voting interest and where it can exercise significant influence over the operations of the investee, are accounted for using the equity method. All other investments are accounted for using the cost method. The Company periodically evaluates the recoverability of investments recorded under the cost method and recognizes losses if a decline in value is determined to be other than temporary.

REVENUE RECOGNITION

  Networks and Television Production

Television production revenues are recognized as completed episodes are delivered. Generally, television programs are first licensed for network exhibition and foreign syndication, and subsequently for domestic syndication, cable television and home video. Certain television programs are produced and/or distributed directly for initial exhibition by local television stations, advertiser-supported cable television, pay television and/or home video. Television production advertising revenues (i.e., sales of advertising time received by Studios USA in lieu of cash fees for the licensing of program broadcast rights to a broadcast station ("barter syndication")) are recognized upon both the commencement of the license period of the program and the sale of advertising time pursuant to non-cancelable agreements, provided that the program is available for its first broadcast. Foreign minimum guaranteed amounts are recognized as revenues on the date of the license agreement, provided the program is available for exhibition.

Networks advertising revenue is recognized in the period in which the advertising commercials are aired on cable networks. Provisions are recorded against advertising revenues for audience under deliveries ("makegoods"). Affiliate fees are recognized in the period during which the programming is provided.

EARNINGS PER SHARE

Basic earnings per share ("Basic EPS") excludes dilution and is computed by dividing net income by the weighted average number of common shares outstanding during the period. Diluted earnings per share ("Diluted EPS") reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised resulting in the issuance of common stock that would share in the earnings of the Company.

                      USA NETWORKS, INC. AND SUBSIDIARIES

COMPREHENSIVE INCOME

Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). The new rules establish standards for the reporting of comprehensive income and its components in financial statements. Comprehensive income consists of net income and other gains and losses affecting stockholders' equity that, under generally accepted accounting principles, are excluded from net income. For the Company, such items consist of unrealized gains and losses on marketable equity investments and foreign currency translation gains and losses. The adoption of SFAS 130 did not have a material effect on the Company's primary financial statements, but did affect the presentation of the accompanying Condensed Consolidated Statement of Stockholders' Equity.

FILM COSTS

Film costs consist of direct production costs and production overhead, less accumulated amortization. Development roster (and related costs) and abandoned story and development costs are charged to production overhead. Film costs are stated at the lower of unamortized cost or estimated net realizable value on a production-by-production basis.

Generally, the estimated ultimate costs of completed television productions are amortized, and participation expenses are accrued, for each production in the proportion that current period revenue recognized bears to the estimated future revenue to be received from all sources. Amortization and accruals are made under the individual film forecast method. Estimated ultimate revenues and costs are reviewed quarterly and revisions to amortization rates or write-downs to net realizable value are made as required.

Film costs, net of amortization, classified as current assets include the portion of unamortized costs of television program productions allocated to network, first run syndication and initial international distribution markets. The allocated portion of released film costs expected to be recovered from secondary markets or other exploitation is reported as a noncurrent asset. Other costs relating to television productions, such as television program development costs, in-process productions and the television program library, are classified as noncurrent assets.

PROGRAM RIGHTS

License agreements for program material are accounted for as a purchase of program rights. The asset related to the program rights acquired and the liability for the obligation incurred are recorded at their net present value when the license period begins and the program is available for its initial broadcast. The asset is amortized primarily based on the estimated number of airings. Amortization is computed generally on the straight-line basis as programs air; however, when management estimates that the first airing of a program has more value than subsequent airings, an accelerated method of amortization is used. Other costs related to programming, which include program assembly, commercial integration and other costs, are expensed as incurred. Management periodically reviews the carrying value of program rights and records write-offs, as warranted, based on changes in programming usage.

                      USA NETWORKS, INC. AND SUBSIDIARIES

ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could differ from those estimates.

Significant estimates underlying the accompanying Condensed Consolidated Financial Statements and Notes include the inventory carrying adjustment, sales return accrual, allowance for doubtful accounts, recoverability of intangibles and other long-lived assets, management's forecast of anticipated revenues from the distribution of television product in order to evaluate the ultimate recoverability of film inventory and amortization of program usage.

RECENTLY ISSUED PRONOUNCEMENTS

During fiscal 1997, Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") was issued. SFAS 131 requires disclosure of financial and descriptive information about an entity's reportable operating segments under the "management approach" as defined in the Statement. The Company will adopt SFAS 131 as of December 31, 1998. The impact of adoption of this standard on the Company's financial statements is not expected to be material.

NOTE C -- BUSINESS ACQUISITIONS

UNIVERSAL TRANSACTION

In connection with the Universal Transaction, USAi paid Universal approximately $4.1 billion in the form of a cash payment of approximately $1.6 billion, a portion of which ($300 million plus interest) was deferred until no later than June 30, 1998, and an effective 45.8% interest in the Company through shares of common stock, par value $.01 per share, of the Company (the "Common Stock") and Class B common stock, par value $.01 per share, of the Company (the "Class B Common Stock"), and shares ("LLC Shares") of a newly formed limited liability company ("USANi LLC") which are exchangeable (subject to regulatory restrictions) into shares of Common Stock and Class B Common Stock. At the closing of the Universal Transaction, USAi contributed its Home Shopping business to USANi LLC, a subsidiary of USAi. Simultaneously with this transaction, the remaining 1,178,322 shares of Class B Common Stock, contingently issuable to Liberty Media Corporation ("Liberty") in connection with the Mergers, were issued.

The Investment Agreement, as amended and restated as of December 18, 1997, among the Company, Home Shopping, Universal and Liberty (the "Investment Agreement"), relating to the Universal Transaction also contemplated that, on or prior to June 30, 1998, the Company and Liberty, a subsidiary of Tele-Communications, Inc. ("TCI"), would complete a transaction involving a $300 million cash investment, plus an interest factor, by Liberty in the Company through the purchase of Common Stock or LLC Shares. The transaction closed on June 30, 1998 with Liberty making a cash payment of $308.5 million in exchange for 15,000,000 LLC shares.

The Universal Transaction has been accounted for using the purchase method of accounting. The purchase price of $4.1 billion including expenses, has been preliminarily allocated to the assets acquired and liabilities assumed based on their respective fair values at the date of purchase. The fair value of the assets acquired and liabilities assumed are summarized below, along with the excess of the purchase price, including expenses, over the fair value of net assets, which has been assigned to goodwill.

                      USA NETWORKS, INC. AND SUBSIDIARIES

----------------------------------------------------------------------------
----------------------------------------------------------------------------
                                                              (In thousands)
Current assets..............................................    $  431,955
Non-current assets..........................................       329,549
Goodwill....................................................     4,157,720
Current liabilities.........................................       408,254
Non-current liabilities.....................................       395,439

TICKETMASTER TRANSACTION

In connection with the Ticketmaster tax-free merger, the Company issued 15,967,200 shares of USAi Common Stock to the public shareholders of Ticketmaster and converted 3.6 million options to acquire Ticketmaster common stock into options to acquire USAi Common Stock for a total consideration of $467.7 million, which has been preliminarily allocated to intangible assets.

CITYSEARCH TRANSACTION

On September 28, 1998, pursuant to an Amended and Restated Agreement and Plan of Reorganization among CitySearch, Inc. ("CitySearch"), the Company, Ticketmaster and certain of its subsidiaries, the Company merged the online ticketing operations of Ticketmaster ("Ticketmaster Online") into a subsidiary of CitySearch, a publisher of local city guides on the Web (the "CitySearch Merger"), to create Ticketmaster Online-CitySearch, Inc. ("TMCS"). The Company had acquired Ticketmaster Online as part of the Ticketmaster Transaction and has preliminarily allocated to Ticketmaster Online a total of $154.8 million of the goodwill resulting from the Company's acquisition of Ticketmaster. The CitySearch Merger was accounted for using the "reverse purchase" method of accounting, pursuant to which Ticketmaster Online was treated as the acquiring entity for accounting purposes, and the portion of the assets and liabilities of CitySearch acquired were recorded at their respective fair values under the purchase method of accounting.

Prior to the CitySearch Merger, the Company owned approximately 11.8% of CitySearch, which it had purchased for total consideration of $23.0 million. Pursuant to the CitySearch Merger, the Company acquired 50.7% of CitySearch in exchange for an effective 35.2% interest in Ticketmaster Online. The total purchase price for the acquisition of the additional CitySearch interest was approximately $120.9 million, substantially all of which was allocated to goodwill which will be amortized over three years.

In connection with the CitySearch Merger, on October 2, 1998, the Company commenced a Tender Offer to acquire from other TMCS stockholders up to 2,924,339 shares of TMCS common stock. The Company purchased 1,997,502 TMCS shares pursuant to the Tender Offer, which was completed on November 3, 1998, representing an additional 3.1% interest in CitySearch, for total consideration of $17.3 million. Following the completion of the Tender Offer, the Company beneficially owns approximately 67.9% of TMCS outstanding shares. The CitySearch Merger and Tender Offer are referred to as the "CitySearch Transaction".

In connection with the CitySearch Transaction, the Company recorded a deferred gain of $65.8 million by exchanging a 35.2% interest in Ticketmaster Online with a basis of $55.1 million for a 50.7% interest in CitySearch, which had a fair value of $120.9 million. The gain was deferred because the stockholders of CitySearch have various put options on their TMCS stock to USAi, which put options terminate upon the completion of a qualified initial public offering, as defined. This gain will be recognized at the time of the completion of the TMCS initial public offering.

                      USA NETWORKS, INC. AND SUBSIDIARIES

The following unaudited pro forma condensed consolidated financial information for the three month and nine month periods ended September 30, 1998 and 1997, is presented to show the results of the Company, as if the Universal Transaction, the Ticketmaster Transaction, the CitySearch Transaction and the sale of the SF Broadcasting televisions stations (See Note J) all occurred at the beginning of the periods presented. The pro forma results include certain adjustments, including increased amortization related to goodwill, the reduction of programming costs for fair value adjustments related to purchase accounting and the elimination of intercompany revenues and expenses, and are not necessarily indicative of what the results would have been had those transactions actually occurred on the aforementioned dates.

--------------------------------------------------------------------------------------------------
                                                     THREE MONTHS ENDED       NINE MONTHS ENDED
                                                        SEPTEMBER 30,           SEPTEMBER 30,
                                                     -------------------   -----------------------
                                                       1998       1997        1998         1997
--------------------------------------------------------------------------------------------------
                                                         (In thousands, except per share data)
Net revenues.....................................    $643,247   $600,364   $2,008,570   $1,816,386
Net earnings (loss)..............................    $(19,734)  $(20,061)  $   (6,273)  $  (71,035)
                                                     ========   ========   ==========   ==========
Basic earnings (loss) per common share...........    $   (.13)  $   (.13)  $     (.04)  $     (.53)
                                                     ========   ========   ==========   ==========
Diluted earnings (loss) per common share.........    $   (.13)  $   (.13)  $     (.04)  $     (.53)
                                                     ========   ========   ==========   ==========

NOTE D -- CREDIT FACILITIES AND CONVERTIBLE SUBORDINATED DEBENTURES

On February 12, 1998, the Company, and certain of its subsidiaries, including USANi LLC as borrower, entered into a new $1.6 billion credit facility (the "New Facility") with a $40.0 million sub-limit for letters of credit. The New Facility was used to finance the Universal Transaction and to refinance the Company's existing facility. The New Facility consists of a $600.0 million revolving credit facility, a $750.0 million Tranche A Term Loan and a $250.0 million Tranche B Term Loan. On August 5, 1998, the Company repaid the Tranche B Term Loan in its entirety. The revolving credit facility and the Tranche A Term Loan mature on December 31, 2002. The New Facility is guaranteed by, and secured by stock in, substantially all of the Company's material subsidiaries. The interest rate on borrowings under the New Facility is tied to an alternate base rate or the London InterBank Rate, in each case, plus an applicable margin. The interest rate under the New Facility was 6.62% at September 30, 1998. As of September 30, 1998, there was $750.0 million in outstanding borrowings under the New Facility and $599.9 million was available for borrowing after taking into account outstanding letters of credit.

On November 23, 1998, the Company completed an offering of $500.0 million 6 3/4% Senior Notes due 2005, the net proceeds of which, together with cash on hand, were used to repay a portion of the Tranche A Term Loan. See Note K.

As of March 1, 1998, the 5 7/8% Convertible Subordinated Debentures were converted into 7,499,022 shares of Common Stock.

In connection with the acquisition of the remaining interest in Ticketmaster as of June 24, 1998, the Company repaid all amounts outstanding under the Ticketmaster Credit Agreement using proceeds from the New Facility.

                      USA NETWORKS, INC. AND SUBSIDIARIES

In connection with the sale of the SF Broadcasting television stations on July 16, 1998, the Company repaid all amounts outstanding under the SF Broadcasting Credit Facility using proceeds from the sale.

NOTE E -- INCOME TAXES

The Company's effective tax rates of 48.9% and 51.3% for the quarter and nine months ended September 30, 1998, respectively, are higher than the statutory rate due primarily to non-deductible goodwill and other acquired intangibles, losses in non-consolidated foreign joint ventures, and state income taxes. During the remainder of 1998, the Company's effective tax rate is expected to be higher than the statutory rate as a result of the items mentioned above.

NOTE F -- CONSOLIDATED STATEMENTS OF CASH FLOWS

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998:

----------------------------------------------------------------------------
                                                              (In thousands)
     ACQUISITION OF NETWORKS AND STUDIOS USA
       Acquisition price....................................   $ 4,115,531
       Less: Amount paid in cash............................    (1,300,983)
                                                               -----------
       Total non-cash consideration.........................   $ 2,814,548
                                                               ===========
     Components of non-cash consideration:
       Deferred purchase price liability....................   $   300,000
       Issuance of Common Shares and Class B Shares.........       277,898
       Issuance of USANi LLC Shares.........................     2,236,650
                                                               -----------
                                                               $ 2,814,548
                                                               ===========

     Exchange of Minority Interest in USANi LLC for Deferred
      Purchase Price Liability, including interest..........   $   304,636
                                                               ===========

As of March 1, 1998 the 5 7/8% Convertible Subordinated Debentures were converted to 7,499,022 shares of Common Stock.

In connection with the Universal Transaction, the Company issued 1,178,322 shares of Class B Common Stock to Liberty, which represented the remaining contingently issuable shares in connection with the Mergers.

During the nine months ended September 30, 1998, the Company acquired computer equipment through a capital lease totaling $15.5 million.

In connection with the acquisition of the remaining interest in Ticketmaster, the Company issued 15,967,200 shares of Common Stock.

In connection with the sale of the SF Broadcasting television stations, as part of the total consideration, the Company received a note in the amount of $25.0 million. This note was transferred to the minority interest shareholder of SF Broadcasting as part of the redemption of their interest.

In connection with the CitySearch Transaction, the Company exchanged an effective 35.2% interest in Ticketmaster Online for a 50.7% interest in CitySearch.

                      USA NETWORKS, INC. AND SUBSIDIARIES

NOTE G -- INVENTORIES

------------------------------------------------------------------------------------------------
                                                       SEPTEMBER 30,           DECEMBER 31,
                                                           1998                    1997
                                                   ---------------------   ---------------------
INVENTORIES CONSIST OF                             CURRENT    NONCURRENT   CURRENT    NONCURRENT
------------------------------------------------------------------------------------------------
                                                                  (In thousands)
     Film costs:
       Released, less amortization...............  $ 70,140    $ 63,408
       In process and unreleased.................    14,609          --
     Programming costs, net of amortization......   178,318     134,521
     Merchandise held for sale...................   173,121          --    $151,100    $     --
     Other.......................................     9,237       4,188          --          --
                                                   --------    --------    --------    --------
               Total.............................  $445,425    $202,117    $151,100    $     --
                                                   ========    ========    ========    ========

The Company estimates that approximately 90% of unamortized film costs at September 30, 1998 will be amortized within the next three years.

NOTE H -- SAVOY SUMMARIZED FINANCIAL INFORMATION (UNAUDITED)

The Company has not presented separate financial statements and other disclosures concerning Savoy because management has determined that such information is not material to holders of the Savoy Debentures, all of which have been assumed by the Company as a joint and several obligor. The information presented is reflected at Savoy's historical cost basis.

------------------------------------------------------------------------------------
                                                                NINE MONTHS ENDED
                                                                  SEPTEMBER 30,
                                                              ----------------------
SUMMARIZED OPERATING INFORMATION                               1998         1997
------------------------------------------------------------------------------------
                                                                  (In thousands)
     Net revenue............................................  $33,938     $ 50,816
     Operating expenses.....................................   36,432       52,063
     Operating loss.........................................   (2,494)      (8,309)
     Net earnings(loss).....................................   35,118       (6,534)

-----------------------------------------------------------------------------------------------
                                                                SEPTEMBER 30,
                                                             -------------------   DECEMBER 31,
SUMMARY BALANCE SHEET INFORMATION                              1998       1997         1997
-----------------------------------------------------------------------------------------------
                                                                       (In thousands)
     Current assets........................................  $ 29,140   $ 39,777     $ 31,898
     Non-current assets....................................   132,440    289,171      289,381
     Current liabilities...................................     9,156     33,563       32,836
     Non-current liabilities...............................    55,900    116,360      110,470
     Minority interest.....................................        --    119,091      119,427

For the nine months ended September 30, 1998, the Net earnings line includes an after-tax gain on the sale of the SF Broadcasting television stations totalling $36.3 million, which has been eliminated in the consolidation of the Company's financial statements. Amounts include the operations of SF Broadcasting through July 16, 1998 the date on which the Company sold the SF Broadcasting television stations -- See Note J.

                      USA NETWORKS, INC. AND SUBSIDIARIES

NOTE I -- PROGRAM RIGHTS AND FILM COSTS

As of September 30, 1998, the liability for program rights, representing future payments to be made under program contract agreements amounted to $554.0 million. Annual payments required are $62.2 million for the remainder of 1998, $176.8 million in 1999, $113.4 million in 2000, $66.9 million in 2001, $49.9 million in 2002 and $84.8 million in 2003 and thereafter. Amounts representing interest are $24.0 million and the present value of future payments is $530.0 million.

As of September 30, 1998, the liability for film costs amounted to $91.6 million. Annual payments are $68.9 million in 1998 and $22.7 million in 1999.

Unrecorded commitments for program rights consist of programs for which the license period has not yet begun or the program is not yet available to air. As of September 30, 1998, the unrecorded commitments amounted to $664.3 million. Annual commitments are $6.2 million for the remainder of 1998, $79.1 million in 1999, $129.0 million in 2000, $121.4 million in 2001, $104.4 million in 2002 and
$224.2 million in 2003 and thereafter.

NOTE J -- BROADCAST STATION TRANSACTIONS

On January 20, 1998, the Company completed the sale of its Baltimore television station for $80.0 million resulting in a pre-tax gain of $74.9 million during the first quarter of 1998.

On June 18, 1998, the Company purchased a television station serving the Atlanta, Georgia market for $50 million. On June 18, 1998, the Company completed the acquisition of the remaining equity interest in an entity which owned three television stations and immediately sold the television station serving Portland, Oregon. The two remaining stations serve Orlando, Florida and Rapid City, South Dakota. The Company sold the station serving Rapid City on October 30, 1998.

On July 16, 1998, the Company sold the assets of SF Broadcasting, which owns and operates four television stations. The total consideration received by SF Broadcasting was $307 million, of which the Company's share was approximately $110 million, net of repayment of bank debt outstanding and redemption of minority interest. No after-tax gain or loss was realized on the disposition of the SF television stations.

NOTE K -- NOTES OFFERING AND GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION

On November 23, 1998, the Company completed an offering of $500.0 million 6 3/4% Senior Notes due 2005 (the "Notes" and "Notes Offering"). Interest is payable on the Notes on May 15 and November 15 of each year, commencing May 15, 1999.

The Company is a holding company that has no operating assets or operations. Certain of the Company's indirectly owned subsidiaries are held by Home Shopping through USANi LLC. USANi LLC is a co-obligor of the Notes and Home Shopping is a guarantor. Substantially all of the significant subsidiaries of Home Shopping and USANi LLC and substantially all of the significant wholly owned subsidiaries of the Company (principally subsidiaries engaged in the broadcasting and ticketing operations) have jointly and severally guaranteed the Company's and USANi LLC's indebtedness (the "Guarantors") under the Notes. Certain subsidiaries of the Company, Home Shopping and USANi LLC (the "Non-Guarantor Subsidiaries") do not guarantee such indebtedness.

Except for Holdco which is not wholly owned, full financial statements of the Guarantors and Non-Guarantor Subsidiaries have not been included because, pursuant to their respective guarantees, the

                      USA NETWORKS, INC. AND SUBSIDIARIES

Guarantors are jointly and severally liable with respect to the Notes. Management does not believe that the information contained in separate full financial statements of the wholly owned Guarantors or Non-Guarantor Subsidiaries would be material to investors, except for information of Home Shopping. The following are summarized unaudited statements setting forth certain financial information concerning the Guarantors and Non-Guarantor Subsidiaries as of and for the nine months ended September 30, 1998 (in thousands).

--------------------------------------------------------------------------------------------------------
                                                             NON-GUARANTOR                      USAi
                                     USAi      GUARANTORS    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
--------------------------------------------------------------------------------------------------------
Current assets..................  $      681   $   992,972     $237,605      $  (143,270)   $ 1,087,988
Property and equipment, net.....          --       192,773       55,968               --        248,741
Goodwill and other intangible
  assets, net...................      80,534     5,820,383      451,186               --      6,352,103
Investment in subsidiaries......   2,596,858     5,862,694           --       (8,459,552)            --
Other assets....................       3,104       573,790       34,709          (33,478)       578,125
                                  ----------   -----------     --------      -----------    -----------
     Total assets...............  $2,681,177   $13,442,612     $779,468      $(8,636,300)   $ 8,266,957
                                  ==========   ===========     ========      ===========    ===========
Current liabilities.............  $   49,193   $ 1,002,661     $255,773      $  (234,066)   $ 1,073,561
Long-term debt, less current
  portion.......................          --       593,156       43,865          111,080        748,101
Other liabilities...............     133,421       624,346       25,587         (384,161)       399,193
Minority interest...............          --     3,529,220       60,118               --      3,589,338
Interdivisional equity..........          --     6,536,327       19,716       (6,556,043)            --
Stockholders' equity............   2,498,563     1,156,902      374,409       (1,573,110)     2,456,764
                                  ----------   -----------     --------      -----------    -----------
     Total liabilities and
       shareholders' equity.....  $2,681,177   $13,442,612     $779,468      $(8,636,300)   $ 8,266,957
                                  ==========   ===========     ========      ===========    ===========
Revenue.........................  $       --   $ 1,554,627     $312,390      $        --    $ 1,867,017
Operating expenses..............      (4,634)   (1,412,672)    (289,465)              --     (1,706,771)
Interest expense, net...........      (5,113)      (68,151)      (9,633)              --        (82,897)
Gain on disposition of broadcast
  stations......................          --        74,940        9,247               --         84,187
Other income (expense), net.....      88,221       (11,260)      (5,015)         (91,653)       (19,707)
Minority interest...............          --       (45,507)       2,511               --        (42,996)
Provision for income taxes......     (52,433)       (4,959)     (15,400)              --        (72,792)
                                  ----------   -----------     --------      -----------    -----------
Net (loss) income...............  $   26,041   $    87,018     $  4,635      $   (91,653)   $    26,041
                                  ==========   ===========     ========      ===========    ===========
Cash flows from operations......  $   (6,005)  $    28,725     $ 24,953      $        --    $    47,673
Cash flows used in investing
  activities....................     (30,064)      (51,998)        (231)              --        (82,293)
Cash flows from financing
  activities....................      36,111       107,457      (35,518)              --        108,050
Cash at the beginning of the
  period........................          --        19,574       23,032               --         42,606
                                  ----------   -----------     --------      -----------    -----------
Cash at the end of the period...  $       42   $   103,758     $ 12,236      $        --    $   116,036
                                  ==========   ===========     ========      ===========    ===========

                      USA NETWORKS, INC. AND SUBSIDIARIES

The following are summarized unaudited statements setting forth certain financial information concerning the Guarantors and Non-Guarantor Subsidiaries for the nine months ended September 30, 1997 (in thousands).

------------------------------------------------------------------------------------------------------------
                                                                 NON-GUARANTOR                      USAi
                                           USAi     GUARANTORS   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
------------------------------------------------------------------------------------------------------------
Revenue................................  $     --   $ 744,966      $126,527        $    --        $871,493
Operating expenses.....................    (6,418)   (679,099)     (119,152)            --         804,669
Interest expense, net..................       (27)     (8,629)       (9,472)            --         (18,128)
Other income (expense), net............      (295)     (9,422)          434             --          (9,283)
Minority interest......................        --      (2,390)        2,488             --              98
Provision for income taxes.............   (29,753)         --            --             --         (29,753)
                                         --------   ---------      --------        -------        --------
Net (loss) income......................  $(36,493)  $  45,426      $    825        $    --        $  9,758
                                         ========   =========      ========        =======        ========
Cash flows from operations.............  $ (6,418)  $  16,533      $  7,488        $    --        $ 17,603
Cash flows used in investing
  activities...........................    (8,373)    (56,689)       18,961             --         (46,101)
Cash flows from financing activities...    14,833     109,674       (32,494)            --          92,013
Cash at the beginning of the period....        --      19,574        23,032             --          42,606
                                         --------   ---------      --------        -------        --------
Cash at the end of the period..........  $     42   $  89,092      $ 16,987        $    --        $106,121
                                         ========   =========      ========        =======        ========

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Home Shopping Network, Inc.

We have audited the accompanying consolidated balance sheets of Home Shopping Network, Inc. and subsidiaries as of December 31, 1997 and 1996, and the consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1997. Our audits also included the financial statement schedule listed in the Index at Item 21(b). These financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Home Shopping Network, Inc. and subsidiaries at December 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                           /s/ ERNST & YOUNG LLP

New York, New York
March 13, 1998 except for note Q, as to which the date is January 11, 1999

                          INDEPENDENT AUDITORS' REPORT

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

The Board of Directors
Home Shopping Network, Inc.

We have audited the accompanying consolidated statements of operations, stockholders' equity (prior to the change in capitalization due to the Home Shopping Merger discussed in Note A) and cash flows of Home Shopping Network, Inc. for each of the years in the two year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Home Shopping Network, Inc. and subsidiaries for each of the years in the two year period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                                                   /s/  KPMG LLP

St. Petersburg, Florida
February 25, 1997

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

--------------------------------------------------------------------------------

                                                                      YEARS ENDED
                                                                      DECEMBER 31,
                                                         --------------------------------------
                                                            1997          1996          1995
                                                         ----------    ----------    ----------
                                                                        (PREDECESSOR COMPANY)
                                                                       ------------------------
                                                                     (In thousands)
NET REVENUES.........................................    $1,037,060    $1,014,705    $  919,796
Operating costs and expenses:
  Cost related to revenues...........................       614,799       625,697       602,849
  Selling and marketing..............................       134,101       146,897       167,063
  Engineering and programming........................        81,028        94,598        98,216
  General and administrative.........................        80,838        70,244        77,087
  Other charges......................................            --         2,600        16,007
  Depreciation and amortization......................        65,152        33,483        38,854
                                                         ----------    ----------    ----------
          Total operating costs and expenses.........       975,918       973,519     1,000,076
                                                         ----------    ----------    ----------
          Operating income/(loss)....................        61,142        41,186       (80,280)
Other Income (expense)
  Interest income....................................         1,684         1,826         1,961
  Interest expense...................................        (9,728)       (9,918)      (10,077)
  Miscellaneous......................................       (11,799)       (1,937)         (426)
  Litigation settlements.............................            --         2,105        (6,383)
                                                         ----------    ----------    ----------
                                                            (19,843)       (7,924)      (14,925)
                                                         ----------    ----------    ----------
Earnings before income taxes and minority interest...        41,299        33,262       (95,205)
Income tax (expense)/benefit.........................       (27,490)      (12,641)       33,322
Minority interest....................................            --            (1)           --
                                                         ----------    ----------    ----------
NET EARNINGS/(LOSS)..................................    $   13,809    $   20,620    $  (61,883)
                                                         ==========    ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

--------------------------------------------------------------------------------------
                                        ASSETS
--------------------------------------------------------------------------------------
                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 1997          1996
                                                              ----------    ----------
                                                                   (In thousands)
CURRENT ASSETS
Cash and cash equivalents...................................  $   23,022    $   16,274
Accounts and notes receivable, net of allowance of $2,177
  and $2,291, respectively..................................      39,044        33,868
Related party receivables...................................          --         4,713
Inventories, net............................................     145,975       100,527
Deferred income taxes.......................................      24,975        26,941
Other current assets, net...................................       3,838         5,396
                                                              ----------    ----------
          Total current assets..............................     236,854       187,719

PROPERTY, PLANT AND EQUIPMENT
Computer and broadcast equipment............................      26,398        12,348
Buildings and leasehold improvements........................      40,898        41,494
Furniture and other equipment...............................      16,525        16,264
                                                              ----------    ----------
                                                                  83,821        70,106
  Less accumulated depreciation and amortization............      12,479           437
                                                              ----------    ----------
                                                                  71,342        69,669
Land........................................................      10,111        10,877
Projects in progress........................................      10,617           980
                                                              ----------    ----------
                                                                  92,070        81,526
OTHER ASSETS
Intangible assets, net......................................   1,169,570     1,190,903
Cable distribution fees, net ($46,459 and $40,892,
  respectively, to related parties).........................     111,292       113,594
Deferred income taxes.......................................      32,579        38,763
Long-term investments and receivables ($8,353 and $10,536,
  respectively, in related parties).........................      16,174        24,981
Other non current assets....................................       4,969         7,622
                                                              ----------    ----------
                                                              $1,663,508    $1,645,108
                                                              ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

--------------------------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------------
                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 1997          1996
                                                              ----------    ----------
                                                                   (In thousands)
CURRENT LIABILITIES
Current maturities of long-term debt........................  $      270    $      250
Accounts payable............................................      80,105        65,266
Investment subscription payable.............................          --        10,000
Cable distribution fees payable ($19,091 and $9,051,
  respectively, to related parties).........................      43,553        40,716
Sales returns...............................................      12,579        11,672
Income tax payable..........................................       6,169         8,267
Other accrued liabilities...................................      50,309        48,400
                                                              ----------    ----------
          Total current liabilities.........................     192,985       184,571

LONG-TERM DEBT (net of current maturities)..................     106,628       107,567
OTHER LONG-TERM LIABILITIES.................................      33,678        61,084
DUE TO PARENT...............................................      25,813         2,423
SHAREHOLDERS' EQUITY
Common stock................................................   1,221,408     1,221,408
Additional paid-in capital..................................      70,755        70,755
Retained earnings...........................................      13,814             5
Unearned compensation.......................................      (1,573)       (2,705)
                                                              ----------    ----------
          Total stockholders' equity........................   1,304,404     1,289,463
                                                              ----------    ----------
                                                              $1,663,508    $1,645,108
                                                              ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

---------------------------------------------------------------------------------------------------------------------------------
                                                         CLASS B
                                                       CONVERTIBLE   ADDITIONAL                           UNEARNED
                                            COMMON       COMMON       PAID-IN     RETAINED   TREASURY   COMPENSATION
                                            STOCK         STOCK       CAPITAL     EARNINGS    STOCK        TOTAL         TOTAL
---------------------------------------------------------------------------------------------------------------------------------
                                                                              (In thousands)
PREDECESSOR COMPANY
  BALANCE AT JANUARY 1, 1995............  $      776      $200        $167,463    $ 69,560   $(27,136)    $(4,420)     $  206,443
Issuance of common stock upon exercise
  of stock options......................           1        --             902          --         --          --             903
Income tax benefit related to executive
  stock award program and stock options
  exercised.............................          --        --             596          --         --          --             596
Expense related to employee equity
  participation plan....................          --        --              --          --         --       1,020           1,020
Expense related to executive stock award
  program...............................          --        --              --          --         --         795             795
Unearned compensation related to
  employee equity participation plan....          --        --              --          --         --      (1,264)         (1,264)
Unearned compensation related to
  executive stock award program and
  stock options granted.................          --        --              96          --         --         (63)             33
Purchases of treasury stock, at cost....          --        --              --          --    (21,582)         --         (21,582)
Net loss for the year ended December 31,
  1995..................................          --        --              --     (61,883)        --          --         (61,883)
                                          ----------      ----        --------    --------   --------     -------      ----------
PREDECESSOR COMPANY
  BALANCE AT DECEMBER 31, 1995..........         777       200         169,057       7,677    (48,718)     (3,932)        125,061
Issuance of common stock upon exercise
  of stock options......................          17        --          18,058          --         --          --          18,075
Income tax benefit related to executive
  stock award program, stock options
  exercised and employee equity
  participation plan....................          --        --           1,591          --         --          --           1,591
Expense related to employee equity
  participation plan....................          --        --              --          --         --       1,020           1,020
Expense related to executive stock award
  program and stock options.............          --        --              --          --         --         207             207
Net earnings for the year ended December
  31, 1996..............................          --        --              --      20,620         --          --          20,620
                                          ----------      ----        --------    --------   --------     -------      ----------
Equity of Predecessor Company as of
  December 31, 1996 prior to change in
  capitalization due to Home Shopping
  Merger................................         794       200         188,706      28,297    (48,718)     (2,705)        166,574
                                          ==========      ====        ========    ========   ========     =======      ==========
Initial capitalization of Company due to
  Home Shopping Merger..................   1,221,408        --          70,755           5         --      (2,705)      1,285,463
                                          ----------      ----        --------    --------   --------     -------      ----------
BALANCE AT DECEMBER 31, 1996............   1,221,408        --          70,755           5         --      (2,705)      1,289,463
                                          ----------      ----        --------    --------   --------     -------      ----------
Expense related to employee equity
  participation plan....................          --        --              --          --         --       1,020           1,020
Expense related to executive stock award
  program and stock options.............          --        --              --          --         --         112             112
Net earnings for the year ended December
  31, 1997..............................          --        --              --      13,809         --          --          13,809
                                          ----------      ----        --------    --------   --------     -------      ----------
BALANCE AT DECEMBER 31, 1997............  $1,221,408      $ --        $ 70,755    $ 13,814   $     --     $(1,573)     $1,304,404
                                          ==========      ====        ========    ========   ========     =======      ==========

        The accompanying notes are an integral part of these statements.

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

--------------------------------------------------------------------------------

                                                                    YEARS ENDED DECEMBER 31,
                                                              ------------------------------------
                                                                 1997         1996         1995
                                                                 ----         ----         ----
                                                                            (PREDECESSOR COMPANY)
                                                                            ----------------------
                                                                         (In thousands)
Cash flows from operating activities:
  Net earnings (loss).......................................  $   13,809    $  20,620    $ (61,883)
  Adjustments to reconcile net earnings (loss) to net cash
    provided by (used in) operating activities:
    Depreciation and amortization...........................      45,222       16,562       26,162
    Amortization of cable distribution fees.................      19,261       17,095       12,692
    Deferred income taxes...................................      13,202       20,675      (32,310)
    Equity in (earnings) losses of unconsolidated
      affiliates............................................      12,492        5,607          302
    Inventory carrying value adjustment.....................      (8,059)      (5,400)      14,468
    Non-cash interest expense...............................       4,218           --           --
    Gain on sale of controlling interest in joint venture...          --       (1,948)          --
    Loss on sale of assets..................................         (57)       1,797        6,040
    Common stock and change in Stock Appreciation Rights
      issued for services provided..........................       1,132        1,227        1,911
    Provision for losses on accounts and notes receivable...         114          624          440
    Minority interest.......................................          --            1           --
    Change in current assets and liabilities:
      (Increase) decrease in accounts and notes
         receivable.........................................      (5,290)     (15,408)      12,576
      (Increase) decrease in inventories....................     (37,389)       6,437        1,635
      (Increase) decrease in other current assets...........       1,558        2,753        3,572
      Increase (decrease) in accounts payable...............      14,839      (19,031)       9,362
      Increase (decrease) in accrued liabilities and income
         taxes payable......................................       3,555        3,041      (24,303)
    Increase in cable distribution fees.....................     (16,959)     (31,529)     (43,874)
    Increase (decrease) deferred and other..................     (27,580)          --           --
    Stock purchases for employee benefit plan...............          --           --       (1,264)
                                                              ----------    ---------    ---------
         NET CASH PROVIDED BY (USED IN) OPERATING
           ACTIVITIES.......................................      34,068       23,123      (74,474)
                                                              ----------    ---------    ---------
Cash flows from investing activities:
  Increase in net long-term investments.....................     (26,979)      (6,645)      (4,000)
  Capital expenditures......................................     (27,742)      (5,381)     (13,004)
  Cash received from sale of controlling interest in joint
    venture.................................................          --        4,924           --
  Increase in other non-current assets......................       1,860       (3,289)        (920)
  Advances on notes receivable..............................          --       (1,000)          --
  Proceeds from sale of assets..............................       2,277          636        8,727
  Proceeds from long-term notes receivable..................         793           48        3,169
  Increase in intangible assets.............................          --          (26)      (2,378)
                                                              ----------    ---------    ---------
         NET CASH USED IN INVESTING ACTIVITIES..............     (49,791)     (10,733)      (8,406)
                                                              ----------    ---------    ---------
Cash flows from financing activities:
  Principal payments on long-term obligations...............        (919)    (146,555)     (11,816)
  Net proceeds from issuance of Convertible Subordinated
    Debentures..............................................          --       97,200           --
  Proceeds from issuance of common stock....................          --       18,075          903
  Borrowings from secured credit facility...................          --       10,000      120,000
  Intercompany liabilities..................................      23,390           --           --
  Payments for purchases of treasury stock..................          --           --      (34,691)
                                                              ----------    ---------    ---------
         NET CASH PROVIDED BY (USED IN) FINANCING
           ACTIVITIES.......................................      22,471      (21,280)      74,396
                                                              ----------    ---------    ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........       6,748       (8,890)      (8,484)
  Cash and cash equivalents at beginning of year............      16,274       25,164       33,648
                                                              ----------    ---------    ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR....................  $   23,022    $  16,274    $  25,164
                                                              ==========    =========    =========

        The accompanying notes are an integral part of these statements.

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A -- ORGANIZATION AND BASIS OF PRESENTATION

Home Shopping Network, Inc. (the "Company", "Holdco" or "Home Shopping") is a holding company, the subsidiaries of which conduct the day-to-day operations of the Company's various business activities. The Company's primary business is electronic retailing which is conducted principally by Home Shopping Network Club ("HSN"), a wholly-owned subsidiary of the Company. On December 20, 1996, the Company became a subsidiary of USA Networks, Inc. ("USAi"), formerly known as HSN, Inc., as a result of a merger (the "Home Shopping Merger").

The accompanying consolidated balance sheets as of December 31, 1997 and 1996 and the consolidated statement of operations, cash flows and stockholders' equity for the year ended December 31, 1997 are prepared to reflect the acquisition of Home Shopping by USAi. The consolidated statements of operations, cash flows and stockholders' equity for the years ended December 31, 1996 and 1995 are prepared based on the predecessor company's basis of accounting.

HOME SHOPPING MERGER

On December 20, 1996, the Company consummated the Home Shopping Merger whereby its shareholders received shares of USAi Common Stock at a ratio of .90 of a share of USAi Common Stock and 1.08 shares of USAi Class B Common Stock for each share of Home Shopping Common Stock and Home Shopping Class B Common Stock, adjusted for the March 1998 stock dividend (See Note Q), respectively. As a result, 49,331,302 shares of USAi Common Stock and 15,618,222 shares of USAi Class B Common Stock were received.

Upon consummation of the Home Shopping Merger, and because the Home Shopping Class B Common Stock is entitled to ten votes per share on matters on which both classes of common stock vote together as a single class, USAi owned 80.1% of the equity and 90.8% of the voting power of Home Shopping, and Liberty HSN owned 19.9% of the equity and 9.2% of the voting power of Home Shopping. Liberty HSN is an indirect, wholly-owned subsidiary of Liberty Media Corporation ("Liberty"), which, in turn, is a subsidiary of Tele-Communications, Inc. ("TCI").

The Home Shopping Merger has been accounting for using the purchase method of accounting. The assets and liabilities of Home Shopping were adjusted as of December 31, 1996 to reflect their respective fair values and the excess of the purchase price, including expenses, over the fair value of net assets, was assigned to goodwill. For the period from December 20, 1996 to December 31, 1996, Home Shopping results of operations included net revenues of $30.6 million and net earnings of $.3 million. See Note C.

NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of the significant accounting policies of the Company consistently applied in the preparation of the accompanying consolidated financial statements.

CONSOLIDATION

The consolidated financial statements include the accounts of the Company and all wholly-owned and voting-controlled subsidiaries. All significant intercompany transactions and accounts have been eliminated.

Investments in which the Company owns a 20%, but not in excess of 50%, interest and where it can exercise significant influence over the operations of the investee, are accounted for using the equity

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES method. All other investments are accounted for using the cost method. The Company periodically evaluates the recoverability of investments recorded under the cost method and recognizes losses if a decline in value is determined to be other than temporary.

REVENUES

Revenues primarily consist of merchandise sales and are reduced by incentive discounts and sales returns to arrive at net sales. Revenues are recorded for credit card sales upon transaction authorization, and for check sales upon receipt of customer payment, which does not vary significantly from the time goods are shipped. Home Shopping's sales policy allows merchandise to be returned at the customer's discretion within 30 days of the date of delivery. Allowances for returned merchandise and other adjustments are provided based upon past experience.

Revenues from all other sources are recognized either upon delivery or when the service is provided.

CASH AND CASH EQUIVALENTS

For purposes of reporting cash flows, cash and cash equivalents include cash and short-term investments. Short-term investments consist primarily of U.S. Treasury Securities, U.S. Government agencies and certificates of deposit with original maturities of less than 91 days.

INVENTORIES, NET

Inventories are valued at the lower of cost or market, cost being determined using the first-in, first-out method. Cost includes freight, certain warehouse costs and other allocable overhead. Market is determined on the basis of net realizable value, giving consideration to obsolescence and other factors. Inventories are presented net of an inventory carrying adjustment of $19.8 million and $27.9 million at December 31, 1997 and 1996, respectively.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment, including significant improvements, are recorded at cost. Repairs and maintenance and any gains or losses on dispositions are included in operations.

Depreciation and amortization is provided for on a straight-line basis to allocate the cost of depreciable assets to operations over their estimated service lives.

---------------------------------------------------------------------------------
                                                                 DEPRECIATION/
ASSET CATEGORY                                                AMORTIZATION PERIOD
---------------------------------------------------------------------------------
Computer and broadcast equipment............................     3 to 13 Years
Buildings...................................................    30 to 40 Years
Leasehold improvements......................................     4 to 20 Years
Furniture and other equipment...............................     3 to 10 Years

Depreciation and amortization expense on property, plant and equipment was $15.3 million, $14.6 million and $20.5 million for the years ended December 31, 1997, 1996 and 1995, respectively.

LONG-LIVED ASSETS INCLUDING INTANGIBLES

The Company's accounting policy regarding the assessment of the recoverability of the carrying value of long-lived assets, including property, plant and equipment, goodwill and other intangibles is to review the carrying value of the assets if the facts and circumstances suggest that they may be

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES impaired. If this review indicates that the carrying value will not be recoverable, as determined based on the undiscounted future cash flows of the Company, the carrying value is reduced to its estimated fair value.

CABLE DISTRIBUTION FEES

Cable distribution fees relate to upfront fees paid in connection with long term cable contracts for carriage of Home Shopping's programming. These fees are amortized to expense on a straight line basis over the terms of the respective contracts, with original terms from 5 to 15 years. Amortization expense for cable distribution fees was $19.3 million, $17.1 million and $12.7 million for the years ended December 31, 1997, 1996 and 1995, respectively.

ADVERTISING COSTS

Advertising costs are expensed in the period incurred.

INCOME TAXES

Under Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes", deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

STOCK-BASED COMPENSATION

The Company is subject to Statement of Financial Accounting Standards No. 123 "Accounting and Disclosure of Stock-Based Compensation" ("SFAS 123"). As allowed by SFAS 123, the Company accounts for stock-based compensation in accordance with APB 25, "Accounting for Stock Issued to Employees." In cases where exercise prices are less than fair value as of the grant date, compensation is recognized over the vesting period.

Unaudited pro forma financial information, assuming that the Company had adopted the measurement standards of SFAS 123, is included in Note M.

ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could differ from those estimates.

Significant estimates underlying the accompanying consolidated financial statements and notes include the inventory carrying adjustment, sales return accrual, allowance for doubtful accounts, recoverability of intangibles and other long-lived assets, and various other operating allowances and accruals.

RECENTLY ISSUED PRONOUNCEMENTS

During fiscal 1997, Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130") and Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") were issued. SFAS 130 establishes standards for reporting and display of comprehensive income and its

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES components (revenues, expenses, gains and losses) in a full set of financial statements. The Company will adopt SFAS 130 as of the first quarter of 1998. SFAS 131 requires disclosure of financial and descriptive information about an entity's reportable operating segments under the "management approach" as defined in the Statement. The Company will adopt SFAS 131 as of December 31, 1998. The impact of adoption of these standards on the Company's financial statements is not expected to be material.

RECLASSIFICATIONS

Certain amounts in the prior years' consolidated financial statements have been reclassified to conform to the 1997 presentation.

NOTE C -- HOME SHOPPING MERGER

The Home Shopping Merger has been accounted for using the purchase method of accounting. The purchase price, including expenses, of $1.2 billion has been allocated to the assets and liabilities acquired based on their respective fair values at the date of purchase. The fair value of the assets and liabilities acquired are summarized below, along with the excess of the purchase price, including expenses, over the fair value of net assets, which has been assigned to goodwill:

---------------------------------------------------------------------------
                                                              HOME SHOPPING
---------------------------------------------------------------------------
                                                                   (In
                                                               thousands)
Current assets..............................................   $  192,000
Non-current assets..........................................      257,000
Goodwill....................................................    1,197,000
Current liabilities.........................................      198,000
Non-current liabilities.....................................      227,000

Goodwill is amortized using the straight-line method over 40 years.

The following unaudited pro forma condensed financial information for the year ended December 31, 1996, is presented to show the results of the Company for the full period, as if the Home Shopping Merger occurred at the beginning of the year presented. The pro forma results include certain adjustments, including increased amortization related to goodwill, the reduction of cable and broadcast fees for fair value adjustments related to purchase accounting and the elimination of intercompany revenues and expenses, and are not necessarily indicative of what the results would have been had the Home Shopping Merger actually occurred on January 1, 1996.

--------------------------------------------------------------------------
                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1996
--------------------------------------------------------------------------
                                                                  (In
                                                               thousands)
Net revenues................................................   $1,014,705
Net earnings................................................        2,669

NOTE D -- INTANGIBLE ASSETS

Intangible assets represents goodwill which is amortized using the straight-line method over 40 years.

Goodwill primarily relates to the Company's acquisition by USAi and represents the excess of purchase price over the fair value of assets acquired and is net of accumulated amortization of $38.4 million and $4.1 million at December 31, 1997 and 1996, respectively.

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

NOTE E -- LONG-TERM INVESTMENTS AND NOTES RECEIVABLE

Investments accounted for under the equity method include the following; a 29% interest in both Home Order Television GmbH & Co. KG ("HOT") and its general partner (collectively the "HOT Interest") and a 30% interest in Jupiter Shop Channel Co. Ltd. ("Shop Channel"). At December 31, 1997 and 1996, the Company's net investment in these ventures were $15.6 million and $11.1 million, respectively. The HOT interest is subject to certain restrictions and other provisions regarding transferability.

The Company has other investments accounted for under the cost method totaling $.6 million at December 31, 1997 and 1996, respectively.

The Company has notes receivable of $.8 million and $1.6 million net of the current portion of $.2 million at December 31, 1997 and 1996, respectively. Certain notes receivable are collateralized by stock pledges and security interests in all of the tangible and intangible assets in the investee companies to the full extent permitted by law.

NOTE F -- LONG-TERM OBLIGATIONS

---------------------------------------------------------------------------------
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1997       1996
---------------------------------------------------------------------------------
                                                                (In thousands)
Unsecured $100,000,000 5 7/8% Convertible Subordinated
  Debentures (the "Home Shopping Debentures") due March 1,
  2006 convertible into USAi Common Stock at a conversion
  price of $13.34 per share.................................  $106,338   $107,007
Other long-term obligations.................................       560        810
                                                              --------   --------
Total long-term obligations.................................   106,898    107,817
Less current maturities.....................................      (270)      (250)
                                                              --------   --------
Long-term obligations, net of current maturities............  $106,628   $107,567
                                                              ========   ========

The Home Shopping Debentures were all converted by the holders into shares of USAi Common Stock on or prior to March 1, 1998. See Note Q.

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

NOTE G -- INCOME TAXES

In connection with the Home Shopping Merger on December 20, 1996, Home Shopping became a subsidiary of USAi and began to be included in the consolidated federal tax returns of USAi. Federal income tax expense from December 20, 1996 represents an allocation of income tax expense from USAi, calculated as if Home Shopping was a separate filer for federal tax purposes.

A reconciliation of total income tax expense to the amounts computed by applying the statutory federal income tax rate to earnings (loss) before income taxes is shown as follows:

-------------------------------------------------------------------------------------------
                                                                       YEARS ENDED
                                                                      DECEMBER 31,
                                                              -----------------------------
                                                               1997       1996       1995
-------------------------------------------------------------------------------------------
                                                                     (In thousands)
Income tax expense (benefit) at the federal statutory rate
  of 35%....................................................  $14,454   $ 11,641   $(33,322)
Amortization of goodwill and other intangibles..............   10,916        612      1,629
State income taxes, net of effect of federal tax benefit....      723      1,209     (1,778)
Non-deductible portion of executive compensation............       --         --       (688)
Other, net..................................................    1,397       (821)       837
                                                              -------   --------   --------
Income tax expense (benefit)................................  $27,490   $ 12,641   $(33,322)
                                                              =======   ========   ========

The components of income tax expense are as follows:

-------------------------------------------------------------------------------------------
                                                                       YEARS ENDED
                                                                      DECEMBER 31,
                                                              -----------------------------
                                                               1997       1996       1995
-------------------------------------------------------------------------------------------
                                                                     (In thousands)
Current income tax expense:
  Federal...................................................  $12,795   $ (8,703)  $ (1,023)
  State.....................................................    1,112        669         11
                                                              -------   --------   --------
          Current income tax expense........................   13,907     (8,034)    (1,012)
                                                              -------   --------   --------
Deferred income tax expense (benefit):
  Inventory costing.........................................    3,446        545     (4,421)
  Provision for accrued liabilities.........................    1,030        (83)    (1,407)
  Depreciation for financial statements in (excess of) less
     than tax...............................................    1,590       (552)    (2,207)
  Amortization of goodwill and other intangibles............    5,223     (2,748)    (1,775)
  Net operating loss carryover..............................    1,561     21,928    (23,489)
  (Decrease) increase in valuation allowance for deferred
     tax assets.............................................    1,320        506        240
  Other, net................................................     (587)     1,079        749
                                                              -------   --------   --------
          Deferred income tax expense (benefit).............   13,583     20,675   $(32,310)
                                                              -------   --------   --------
          Total income tax expense (benefit)................  $27,490   $ 12,641   $(33,322)
                                                              =======   ========   ========

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

The tax effects of cumulative temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1997 and 1996, are presented below. The valuation allowance represents items for which it is more likely than not that the tax benefit will not be realized.

-----------------------------------------------------------------------------------
                                                                  DECEMBER 31,
                                                              ---------------------
                                                                1997        1996
-----------------------------------------------------------------------------------
                                                                 (In thousands)
Current deferred tax assets:
  Inventory costing.........................................  $  6,348    $   9,794
  Provision for accrued expenses............................     6,074        5,265
  Other.....................................................    12,553       11,882
                                                              --------    ---------
          Total current deferred tax assets.................  $ 24,975    $  26,941
                                                              ========    =========
Non-current deferred tax assets (liabilities):
  Broadcast and cable fee contracts.........................  $ 19,833    $  22,063
  Other.....................................................    22,254       23,298
                                                              --------    ---------
          Total non-current deferred tax assets.............    42,087       45,361
          Less valuation allowance..........................    (3,061)      (1,741)
                                                              --------    ---------
          Net non-current deferred tax assets...............  $ 39,026    $  43,620
Deferred tax liabilities:
  Depreciation for tax in excess of financial statements....    (6,447)      (4,857)
                                                              --------    ---------
          Net non-current deferred tax assets...............  $ 32,579    $  38,763
                                                              ========    =========

At December 31, 1996, the Company had net operating loss carryforwards ("NOL") for federal income tax purposes of $8.6 million, which were available to offset future federal taxable income, if any, through 2012. At December 31, 1997, there were no remaining NOL's.

During 1997, the Internal Revenue Service ("IRS") completed the examination of Home Shopping's federal income tax returns for fiscal years 1992 through 1994 and assessed Home Shopping additional income tax plus interest. Home Shopping filed a protest with the IRS regarding the assessment. The protest is currently pending review by the IRS Appeals Office. Management believes the ultimate resolution of any tax audits will not have a significant impact on the Company's consolidated financial statements.

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

NOTE H -- COMMITMENTS AND CONTINGENCIES

The Company leases satellite transponders, computers, warehouse and office space, as well as broadcast and production facilities, equipment and services used in connection with its operations under various operating leases and contracts, many of which contain escalation clauses.

Future minimum payments under non-cancellable agreements are as follows:

----------------------------------------------------------------------------
                        YEARS ENDING
                        DECEMBER 31,
----------------------------------------------------------------------------
                                                              (In thousands)
1998........................................................     $ 28,925
1999........................................................       27,583
2000........................................................       27,665
2001........................................................       28,589
2002........................................................       21,318
Thereafter..................................................        6,683
                                                                 --------
                                                                 $140,763
                                                                 ========

Expenses charged to operations under these agreements were $20.0 million, $14.2 million, and $13.3 million for the years ended December 31, 1997, 1996 and 1995, respectively.

The Company is required to provide funding, from time to time, for the operations of its investments in joint ventures accounted for under the equity method.

NOTE I -- OTHER CHARGES

During 1996 and 1995, the Company recorded total net pre-tax special charges of $2.2 million and $42.3 million respectively, as detailed below.

The $2.6 million of other charges in 1996 related to work force reductions and certain other expenses associated with the closings of three outlet stores and one fulfillment center.

During 1995, in connection with new management's sales and merchandising philosophy, an overall analysis of the Company's inventory was conducted and it was determined that certain merchandise was not compatible with this new philosophy. As a result, such merchandise was liquidated through means other than the Company's normal retailing channels. Accordingly, management increased the Company's inventory carrying adjustment by $12.1 million to $33.3 million at December 31, 1995, to reflect the net realizable value of the Company's inventory.

During 1995, the Company recorded $11.9 million in other charges. These consisted of severance pay of $4 million related to a reduction in work force, $4.8 million of payments to certain executives as provided for under their employment agreements in connection with the termination of their employment and the write-off of certain equipment maintenance and contractual fees totaling $1.8 million related to service contracts which the Company no longer utilizes. In addition, the Company recorded a write-down of inventory totaling $1.3 million to net realizable value based on the disposition of Ortho-Vent's assets. An additional $2.4 million, related to name lists of Ortho-Vent were written off and included in depreciation and amortization in 1995.

During 1995, the Company recorded charges of $4.1 million covering employee and other costs related to the closing of its fulfillment center in Reno, Nevada. The facility was closed by June 30,

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

1995. During the years ended December 31, 1997, 1996 and 1995, payments totaling $1.2 million, $.8 million and $1.2 million, respectively, were made related to this charge.

Interest expense in 1995 included $.8 million of bank fees related to the Credit Facility which were amortized based on the Company's intent to seek refinancing of this debt prior to its contractual maturity. For the year ended December 31, 1996, miscellaneous expense included $1.7 million related to the write-down of fulfillment center equipment. Miscellaneous expense in 1995 included the write-down of computer equipment no longer in use with a net book value of $4.7 million.

Estimated costs related to pending and settled litigation for the year ended December 31, 1995 totaled $6.4 million. In 1996, actual settlement costs related to the pending matters were less than the original estimate, resulting in a credit of $2.1 million.

NOTE J -- LITIGATION

In the ordinary course of business, the Company is engaged in various lawsuits. In the opinion of management, the ultimate outcome of the various lawsuits should not have a material impact on the liquidity, results of operations or financial condition of the Company.

NOTE K -- BENEFIT PLANS

The Company offers various plans pursuant to Section 401(k) of the Internal Revenue Code (the "Plans") covering substantially all full-time employees who are not party to collective bargaining agreements. The Company's share of the matching employer contributions is set at the discretion of the Board of Directors or the applicable committee thereof.

In 1994 the Company adopted the Home Shopping Network, Inc. Employee Equity Participation Plan (the "Equity Plan"). The Equity Plan covers all Home Shopping employees who have completed one year and at least 1,000 hours of service, are at least 21 years of age, are not highly compensated as defined in the Equity Plan agreement, and did not hold options to purchase shares of Home Shopping Common Stock. The Board of Directors has not made any additional grants under the Equity Plan for any period subsequent to June 30, 1995.

NOTE L -- STOCK OPTION PLANS

In connection with the Home Shopping Merger, the options granted by the Company under various stock option plans were converted at the date of the merger to options in USAi.

USAi has various stock option plans (the "Plans") under which options to purchase USAi Common Stock (at not less than fair market value on the date of the grant) may be granted to employees of the Company. The options under the Plans vest ratably, generally over a range of three to five years from the date of grant and generally expire not more than 10 years from the date of grant. Three of the Plans have options available for future grants.

USAi also has outstanding options to outside directors under one plan (the "Directors Plan") which provides for the grant of options to purchase USAi Common Stock at not less than fair market value on the date of the grant. The options under the Directors Plan vest ratably, generally over three years from the date of grant and expire not more than 10 years from the date of grant.

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

A summary of changes in outstanding USAi options under the stock option plans with respect to employees and/or directors of the Company is as follows:

                                                          DECEMBER 31,
                                ----------------------------------------------------------------
                                      1997                  1996                    1995
                                ----------------    --------------------    --------------------
                                          PRICE                 PRICE                   PRICE
                                SHARES    RANGE     SHARES      RANGE       SHARES      RANGE
                                -------   ------    ------   -----------    ------   -----------
Outstanding at beginning of
  period......................   16,299   $ 1-74    18,142   $3.61-16.39     4,359   $3.61-16.39
  Granted or issued in
     connection with
     mergers..................   11,580   $10-19       501   $7.09-15.98    14,612   $7.50-11.53
  Exercised...................     (968)  $ 1-16    (1,482)  $4.12-13.06      (149)  $ 3.61-9.44
  Cancelled...................     (548)  $ 5-74      (862)  $4.90-16.39      (680)  $4.90-16.26
  Options held by employees
     and outside directors of
     USAi.....................    6,573   $ 1-16        --            --        --   $        --
                                 ------             ------                  ------
Outstanding at end of
period........................   32,936   $ 1-74    16,299   $   1-16.39    18,142   $3.61-16.39
                                 ------             ------                  ------
                                 ------             ------                  ------
Options exercisable...........   10,840              4,650                   2,372
                                 ------             ------                  ------
                                 ------             ------                  ------
Available for grant...........   12,192              2,174                   3,332
                                 ------             ------                  ------
                                 ------             ------                  ------

The weighted average exercise prices during the year ended December 31, 1997 was $18.77, $7.40 and $14.69 for options granted, exercised and cancelled, respectively. The weighted average fair value of options granted during the year was $11.81.

The weighted average exercise prices during the year ended December 31, 1996, were $10.79, $10.98 and $11.01 for options granted, exercised and cancelled, respectively. The weighted average fair value of options granted during the year was $21.46.

                                               OPTIONS OUTSTANDING                         OPTIONS EXERCISABLE
                               ---------------------------------------------------   -------------------------------
                               OUTSTANDING AT       WEIGHTED           WEIGHTED      EXERCISABLE AT      WEIGHTED
                                DECEMBER 31,    AVERAGE REMAINING      AVERAGE        DECEMBER 31,       AVERAGE
RANGE OF EXERCISE PRICE             1997        CONTRACTUAL LIFE    EXERCISE PRICE        1997        EXERCISE PRICE
-----------------------        --------------   -----------------   --------------   --------------   --------------
                                                                                          (in
                               (in thousands)                                          thousands)
$1.00 to $5.00...............         170              3.3              $ 3.12              170           $ 3.12
$5.01 to $10.00..............      14,430              7.9                9.42            7,305             9.40
$10.01 to $15.00.............       5,622              7.8               11.50            2,401            11.56
$15.01 to $20.00.............      12,629              9.5               18.63              879            15.64
Over $20.00..................          85              4.3               44.57               85            44.57
                                   ------                                                ------
                                   32,936              8.4               13.36           10,840            10.56
                                   ======                                                ======

USAi has not issued options to any of the Company's employees and/or directors with an exercise price below fair market value. Accordingly, in accordance with Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees", no compensation cost has been charged to the Company by USAi.

Pro forma information regarding net income and earnings per share is required by Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation." The information is determined as if the Company has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair market value method for the Transferred Employees and Directors. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1997 and periods prior to 1997: risk-free interest rate of 5.5% and 6.4%, respectively; a dividend yield of zero; a

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES volatility factor of .713 and .0057, respectively, based on the expected market price of USAi Common Stock based on historical trends; and a weighted-average expected life of the options of five years.

The Black-Scholes option valuation model was developed for use in estimating the fair market value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair market value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

                                         YEARS ENDED DECEMBER 31,
                                         ------------------------
                                                   1997
                                                   ----
                                              (in thousands)
Pro forma net earnings (loss)..........          $(3,583)

These pro forma amounts may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense over the vesting period and additional options may be granted in future years.

NOTE M -- STATEMENTS OF CASH FLOWS

Supplemental disclosure of cash flow information:

------------------------------------------------------------------------------------------
                                                                YEARS ENDED DECEMBER 31,
                                                              ----------------------------
                                                               1997      1996       1995
------------------------------------------------------------------------------------------
                                                                     (In thousands)
CASH PAID DURING THE PERIOD FOR:
  Interest..................................................  $5,875    $ 9,118    $ 6,896
  Income tax payments.......................................   6,339      1,017      1,707
  Income tax refund.........................................   5,732     14,648     11,258

NOTE N -- RELATED PARTY TRANSACTIONS

Due to Parent as of December 31, 1997 generally represents net amounts transferred to Home Shopping from USAi to fund operations and other related items.

Certain corporate overhead costs were allocated to the Company in 1997 based upon the management estimation of the fair value of those services. Amounts charged in 1997 were $7.4 million.

As of December 31, 1997, the Company was involved in several agreements with related parties as follows:

The Company is a partner in Shop Channel, an entity in which TCI, through a subsidiary, has an indirect ownership interest. In the ordinary course of business, Home Shopping has sold inventory to Shop Channel and recorded receivables of $.8 million and $.7 million for those sales and other services provided at December 31, 1997 and 1996, respectively. The Company's net investment in Shop Channel was $2.5 million and $.5 million at December 31, 1997 and 1996, respectively.

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

In the normal course of business, the Company enters into agreements with the operators of cable television systems and operators of broadcast television stations for the carriage of Home Shopping programming. The Company has entered into agreements with a number of cable operators that are affiliates of TCI. These long-term contracts provide for a minimum subscriber guarantee and incentive payments based on the number of subscribers. Cash paid by the Company to TCI and certain of its affiliates under these contracts for cable commissions and advertising was $9.4 million, $7.9 million and $7.2 million for calendar years 1997, 1996, and 1995, respectively.

Home Shopping has affiliation agreements with SilverKing Broadcasting ("SKC"), a wholly owned subsidiary of USAi, which provide for SKC's broadcast television stations to air Home Shopping's programming on a full-time basis. Expense related to affiliation agreements with SKC for the years ended December 31, 1997, 1996 and 1995 was $41.7 million, $41.6 million and $41.3 million respectively.

As of December 31, 1997, SKTV, Inc. a wholly-owned subsidiary of USAi, the Company parent, owned a 33.4% membership interest in Blackstar. The Company currently maintains broadcast affiliation agreements with stations for which Blackstar is the parent company. The Company recorded affiliation payments of $4.8 million and $4.7 million for calendar years 1997 and 1996.

NOTE O -- FINANCIAL INSTRUMENTS

The additional disclosure below of the estimated fair value of financial instruments was made in accordance with the requirements of Statements of Financial Accounting Standards No. 107. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies when available. The carrying value of all current assets and current liabilities approximates fair value due to their short-term nature.

-----------------------------------------------------------------------------------------------
                                                     DECEMBER 31, 1997      DECEMBER 31, 1996
                                                    --------------------   --------------------
                                                    CARRYING      FAIR     CARRYING      FAIR
                                                     AMOUNT      VALUE      AMOUNT      VALUE
-----------------------------------------------------------------------------------------------

                                                                  (In thousands)
Cash and cash equivalents.........................  $ 23,022    $ 23,022   $ 16,274    $ 16,274
Long-term investments.............................    21,143      21,143     24,981      31,202
Long-term debt....................................   106,628     106,628    107,567     107,567

NOTE P -- SUBSEQUENT EVENTS (UNAUDITED)

On January 23, 1998, Home Shopping gave notice that it elected to redeem on March 1, 1998, at a redemption price of 104.7% of the principal amount, all of the outstanding Home Shopping Debentures. The Home Shopping Debentures were all converted by the holders into shares of USAi Common Stock on or prior to March 1, 1998.

USANi LLC ("USANi LLC"), a Delaware limited liability company, was formed on February 12, 1998 and is a subsidiary of Home Shopping. At its formation, USAi and Home Shopping contributed substantially all of the operating assets and liabilities of Home Shopping to USANi LLC in exchange for Class A shares in USANi LLC.

On February 12, 1998, USANi LLC acquired USA Networks, a New York general partnership, consisting of cable television networks, USA Network and The Sci-Fi Channel ("Networks"), as well as the domestic television production and distribution businesses of Universal Studios ("Studios

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

USA") from Universal Studios, Inc. ("Universal"), an entity controlled by The Seagram Company Ltd. ("Seagram") (the "Universal Transaction").

In connection with the Universal Transaction, USANi LLC paid Universal approximately $4.1 billion in the form of a cash payment of approximately $1.6 billion, a portion of which ($300 million plus interest) was deferred until no later than June 30, 1998, and an effective 45.8% interest in USAi through shares of common stock, par value $.01 per share, of USAi (the "USAi Common Stock") and Class B common stock, par value $.01 per share, of USAi (the "USAi Class B Common Stock"), and Class B USANi LLC Shares exchangeable (subject to regulatory restrictions) into shares of USAi Common Stock and USAi Class B Common Stock.

The Investment Agreement, as amended and restated as of December 18, 1997, among USAi, Home Shopping, Universal and Liberty (the "Investment Agreement"), relating to the Universal Transaction also contemplated that, on or prior to June 30, 1998, USANi LLC and Liberty, would complete a transaction involving a $300 million cash investment, plus an interest factor, by Liberty in USAi and/or USANi LLC through the purchase of USAi Common Stock or Class C USANi LLC Shares. The transaction closed on June 30, 1998 with Liberty making a cash payment of $308.5 million in exchange for 15,000,000 Class C USANi LLC Shares.

On February 12, 1998, USAi, and certain of its subsidiaries, including USANi LLC as borrower, entered into a new $1.6 billion credit facility (the "New Facility") with a $40.0 million sub-limit for letters of credit. The New Facility was used to finance the Universal Transaction and to refinance USAi debt. The New Facility consists of a $600.0 million revolving credit facility, a $750.0 million "Tranche A Term Loan" and a $250.0 million "Tranche B Term Loan". On August 5, 1998, USANi LLC repaid the Tranche B Term Loan in its entirety. On November 23, 1998, USANi LLC repaid $500.0 million of the Tranche A Term Loan. The revolving credit facility and Tranche A Term Loan mature on December 31, 2002. The New Facility is guaranteed by, and secured by stock in, substantially all of the USAi's material subsidiaries. The interest rate on borrowings under the New Facility is tied to an alternate base rate or the London InterBank Rate, in each case, plus an applicable margin.

In February 1998, USAi entered into a letter of intent to acquire the remaining outstanding interest in Blackstar for $17.0 million. In March 1998, Blackstar agreed to sell a television broadcasting station in Salem, Oregon for $30.0 million. Home Shopping agreed to terminate its affiliation agreement with the Salem, Oregon station, as well as affiliation agreements with two other stations, for the payment of $15.0 million.

NOTE Q -- GUARANTEE OF NOTES

USAi issued $500.0 million 6 3/4% Senior Notes due 2005 (the "Notes"). USANi LLC is a co-obligor of the Notes. Home Shopping is a guarantor of the Notes. Substantially all of the significant subsidiaries of USANi LLC and substantially all of the significant wholly owned subsidiaries of USAi (principally subsidiaries engaged in the broadcasting and ticketing operations) have jointly and severally guaranteed USAi's indebtedness. Certain subsidiaries of USANi LLC do not guarantee the indebtedness.

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
--------------------------------------------------------------------------------

                                                                      NINE MONTHS ENDED
                                                                        SEPTEMBER 30,
                                                              ----------------------------------
                                                                   1998               1997
                                                                   ----               ----
                                                                        (In thousands)
NET REVENUES
  Networks and television production........................    $  757,305          $--
  Electronic retailing......................................       776,417           743,893
  Internet services.........................................        14,467             8,511
                                                                ----------          --------
          Total net revenues................................     1,548,189           752,404
                                                                ----------          --------
Operating costs and expenses:
  Cost related to revenues..................................       482,030           444,035
  Program costs.............................................       408,948           --
  Other costs...............................................       383,387           214,058
  Depreciation and amortization.............................       125,952            48,516
                                                                ----------          --------
          Total operating costs and expenses................     1,400,317           706,609
                                                                ----------          --------
          Operating income..................................       147,872            45,795
                                                                ----------          --------
Other income (expense):
  Interest income...........................................        12,874             1,342
  Interest expense..........................................       (78,522)           (7,360)
  Miscellaneous.............................................       (16,273)           (9,299)
                                                                ----------          --------
                                                                   (81,921)          (15,317)
Earnings before income taxes and minority interest..........        65,951            30,478
Income tax expense..........................................       (26,376)          (20,115)
Minority interest...........................................       (42,768)          --
                                                                ----------          --------
NET EARNINGS (LOSS).........................................    $   (3,193)         $ 10,363
                                                                ==========          ========

        The accompanying notes are an integral part of these statements.

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

               CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

---------------------------------------------------------------------------------------------
                                           ASSETS
---------------------------------------------------------------------------------------------

                                                            SEPTEMBER 30,        DECEMBER 31,
                                                                1998                 1997
                                                            -------------        ------------
                                                                     (In thousands)
CURRENT ASSETS
Cash and cash equivalents.................................   $  125,245           $   23,022
Accounts and notes receivable, net of allowance of $14,819
  and $2,177, respectively................................      230,157               39,044
Inventories, net..........................................      437,797              145,975
Other current assets, net.................................       40,896               28,813
                                                             ----------           ----------
          Total current assets............................      834,095              236,854

PROPERTY, PLANT AND EQUIPMENT
Computer and broadcast equipment..........................       65,321               26,398
Buildings and leasehold improvements......................       52,032               40,898
Furniture and other equipment.............................       44,161               16,525
                                                             ----------           ----------
                                                                161,514               83,821
  Less accumulated depreciation and amortization..........      (34,769)             (12,479)
                                                             ----------           ----------
                                                                126,745               71,342
Land......................................................       10,123               10,111
Projects in progress......................................       16,167               10,617
                                                             ----------           ----------
                                                                153,035               92,070
OTHER ASSETS
Intangible assets, net....................................    5,243,669            1,169,570
Cable distribution fees, net ($41,765 and $46,459,
  respectively, to related parties).......................       97,596              111,292
Long-term investments and receivables ($7,763 and $8,353,
  respectively, in related parties).......................      132,260               21,143
Inventories, net..........................................      197,929                   --
Advances to USAi and subsidiaries.........................      149,904                   --
Deferred charges and other, net...........................      107,941               32,579
                                                             ----------           ----------
                                                             $6,916,429           $1,663,508
                                                             ==========           ==========

        The accompanying notes are an integral part of these statements.

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

               CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

----------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
----------------------------------------------------------------------------------------------
                                                              SEPTEMBER 30,      DECEMBER 31,
                                                                  1998               1997
                                                              --------------      ----------
                                                                       (In thousands)
CURRENT LIABILITIES
Current maturities of long-term debt........................    $   60,341        $      270
Accounts payable............................................       140,971            80,105
Obligations for program rights and film costs...............       275,362                --
Cable distribution fees payable ($18,578 and $19,091,
  respectively, to related parties).........................        28,862            43,553
Obligation for makegoods....................................        36,464                --
Deferred revenue............................................        33,836                --
Other accrued liabilities...................................       187,109            69,057
                                                                ----------        ----------
          Total current liabilities.........................       762,945           192,985

LONG-TERM DEBT (net of current maturities)..................       704,266           106,628
OBLIGATIONS FOR PROGRAM RIGHTS AND FILM COSTS, net of
  current...................................................       346,251                --
OTHER LONG-TERM LIABILITIES.................................        24,134            33,678
DUE TO PARENT...............................................            --            25,813

MINORITY INTEREST...........................................     3,770,146                --

STOCKHOLDERS' EQUITY
Common Stock................................................     1,221,408         1,221,408
Additional paid-in capital..................................        70,755            70,755
Retained earnings...........................................        10,621            13,814
Unearned compensation.......................................        (1,573)           (1,573)
Unrealized gain.............................................         7,476                --
                                                                ----------        ----------
          Total stockholders' equity........................     1,308,687         1,304,404
                                                                ----------        ----------
                                                                $6,916,429        $1,663,508
                                                                ==========        ==========

        The accompanying notes are an integral part of these statements.

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

      CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (UNAUDITED)
--------------------------------------------------------------------------------

                                                                       ADDITIONAL
                                                            COMMON       PAID-IN      RETAINED       UNEARNED     UNREALIZED
                                               TOTAL        STOCK        CAPITAL      EARNINGS     COMPENSATION      GAINS
-----------------------------------------------------------------------------------------------------------------------------
                                                                              (In thousands)
BALANCE AT JANUARY 1, 1998.................  $1,304,404   $1,221,408   $   70,755     $ 13,814       $(1,573)            --
Comprehensive Income:
  Net loss for the
    nine months ended September 30, 1998...      (3,193)          --           --       (3,193)           --             --
  Increase in unrealized gains in available
    for sale securities....................       7,476           --           --           --            --        $ 7,476
                                             ----------
      Comprehensive income.................       4,283
                                             ----------
                                                          ----------   ----------     --------       -------        -------
                                             ----------
BALANCE AT SEPTEMBER 30, 1998..............  $1,308,687   $1,221,408   $   70,755     $ 10,621       $(1,573)       $ 7,476
                                             ==========   ==========   ==========     ========       =======        =======

        The accompanying notes are an integral part of these statements.

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

--------------------------------------------------------------------------------

                                                                NINE MONTHS ENDED
                                                                  SEPTEMBER 30,
                                                              ----------------------
                                                                 1998         1997
                                                                 ----         ----
                                                                  (In thousands)
Cash flows from operating activities:
Net earnings (loss).........................................  $   (3,193)   $ 10,363
Adjustments to reconcile net earnings to net cash provided
  by operating activities:
  Depreciation and amortization.............................     109,872      33,635
  Amortization of cable distribution fees...................      15,883      14,375
  Amortization of program rights and film costs.............     356,219          --
  Deferred income taxes.....................................      (1,152)      8,929
  Equity in losses of unconsolidated affiliates.............      16,097       9,638
  Minority interest.........................................      42,768       2,390
  Non-cash interest.........................................       4,800       3,164
  Changes in current assets and liabilities:
     Accounts receivable....................................     (82,380)     (1,520)
     Inventories............................................     (72,526)    (49,584)
     Accounts payable.......................................      39,633      31,535
     Accrued liabilities....................................      63,515     (43,374)
  Payment for program rights and film costs.................    (335,005)         --
  Other, net................................................     (33,811)     (3,826)
                                                              ----------    --------
          NET CASH PROVIDED BY OPERATING ACTIVITIES.........     120,720      15,725
                                                              ----------    --------
Cash flows from investing activities:
  Acquisition of Universal Transaction, net of cash
     acquired...............................................  (1,297,233)         --
  Capital expenditures, net.................................     (34,468)    (21,246)
  Increase in long-term investments.........................     (22,542)    (13,048)
  Payment of merger and financing costs.....................     (20,855)         --
  Other, net................................................      (4,065)       (211)
                                                              ----------    --------
          NET CASH USED IN INVESTING ACTIVITIES.............  (1,379,163)    (34,505)
                                                              ----------    --------
Cash flows from financing activities:
  Advances (to)/from USAi...................................    (185,227)     14,784
  Borrowings................................................   1,741,380          --
  Principal payments on long-term obligations...............    (990,512)         --
  Proceeds from issuance of LLC Shares......................     795,025          --
                                                              ----------    --------
          NET CASH PROVIDED BY FINANCING ACTIVITIES.........   1,360,666      14,784
                                                              ----------    --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........     102,223      (3,996)
  Cash and cash equivalents at beginning of period..........      23,022      16,274
                                                              ----------    --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD..................  $  125,245    $ 12,278
                                                              ==========    ========

        The accompanying notes are an integral part of these statements.

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE A -- COMPANY FORMATION, BUSINESS AND BASIS OF PRESENTATION

COMPANY FORMATION

Home Shopping Network, Inc. (the "Company" or "Home Shopping"), is a holding company, whose subsidiary USANi LLC is engaged in diversified media and electronic commerce businesses.

In December 1996, the Company consummated a merger with USA Networks, Inc. ("USAi"), formerly known as HSN, Inc., and became a subsidiary of USAi.

On February 12, 1998, USAi acquired USA Networks, a New York general partnership, consisting of cable television networks, USA Network and The Sci-Fi Channel ("Networks"), as well as the domestic television production and distribution businesses of Universal Studios ("Studios USA") from Universal Studios, Inc. ("Universal"), an entity controlled by The Seagram Company Ltd. ("Seagram") (the "Universal Transaction") -- See Note C.

In connection with the Universal Transaction, the Company formed a new subsidiary, USANi LLC, and contributed the operating assets of the Home Shopping Network services ("HSN") to USANi LLC. Furthermore, USAi contributed Networks and Studios USA to USANi LLC on February 12, 1998.

In connection with the Universal Transaction, USAi paid Universal approximately $4.1 billion in the form of a cash payment of approximately $1.6 billion, a portion of which ($300 million plus interest) was deferred until no later than June 30, 1998, and an effective 45.8% interest in USAi through shares of common stock, par value $.01 per share, of USAi (the "USAi Common Stock") and Class B common stock, par value $.01 per share, of USAi (the "USAi Class B Common Stock"), and Class B LLC Shares exchangeable (subject to regulatory restrictions) into shares of USAi Common Stock and USAi Class B Common Stock.

The Investment Agreement, as amended and restated as of December 18, 1997, among USAi, Home Shopping, Universal and Liberty Media Corporation ("Liberty") (the "Investment Agreement"), relating to the Universal Transaction also contemplated that, on or prior to June 30, 1998, the Company and Liberty, a subsidiary of Tele-Communications, Inc. ("TCI"), would complete a transaction involving a $300 million cash investment, plus an interest factor, by Liberty in USAi and/or the Company through the purchase of USAi Common Stock or Class C LLC Shares. The transaction closed on June 30, 1998 with Liberty making a cash payment of $308.5 million in exchange for 15,000,000 Class C LLC Shares.

COMPANY BUSINESS

The Company is a holding company, the subsidiaries of which are engaged in diversified media and electronic commerce businesses.

The three principal areas of business are:

     - NETWORKS AND TELEVISION PRODUCTION, which includes Networks and Studios USA. Networks operates the USA Network and The Sci-Fi Channel cable networks and Studios USA produces and distributes television programming.

     - ELECTRONIC RETAILING, which consists primarily of the Home Shopping Network and America's Store which are engaged in the electronic retailing business.

     - INTERNET SERVICES, which represents the Company's on-line retailing networks business.

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

BASIS OF PRESENTATION

The interim Condensed Consolidated Financial Statements of the Company are unaudited and should be read in conjunction with the audited Consolidated Financial Statements and Notes thereto for the year ended December 31, 1997.

In the opinion of the Company, all adjustments necessary for a fair presentation of such Condensed Consolidated Financial Statements have been included. Such adjustments consist of normal recurring items. Interim results are not necessarily indicative of results for a full year. The interim Condensed Consolidated Financial Statements and Notes thereto are presented as permitted by the Securities and Exchange Commission and do not contain certain information included in the Company's audited Consolidated Financial Statements and Notes thereto.

The Condensed Consolidated Financial Statements include the operations of Networks and Studios USA from the date of acquisition on February 12, 1998.

NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION

The Consolidated Financial Statements include the accounts of the Company and all wholly-owned and voting-controlled subsidiaries. All significant intercompany transactions and accounts have been eliminated.

Investments in which the Company owns a 20%, but less than a controlling voting interest and where it can exercise significant influence over the operations of the investee, are accounted for using the equity method. All other investments are accounted for using the cost method. The Company periodically evaluates the recoverability of investments recorded under the cost method and recognizes losses if a decline in value is determined to be other than temporary.

REVENUE RECOGNITION

Networks and Television Production

Television Production revenues are recognized as completed episodes are delivered. Generally, television programs are first licensed for network exhibition and foreign syndication, and subsequently for domestic syndication, cable television and home video. Certain television programs are produced and/or distributed directly for initial exhibition by local television stations, advertiser-supported cable television, pay television and/or home video. Television Production advertising revenues (i.e., sales of advertising time received by Studios USA in lieu of cash fees for the licensing of program broadcast rights to a broadcast station ("barter syndication")) are recognized upon both the commencement of the license period of the program and the sale of advertising time pursuant to non-cancellable agreements, provided that the program is available for its first broadcast. Foreign minimum guaranteed amounts are recognized as revenues on the date of the license agreement, provided the program is available for exhibition.

Networks advertising revenue is recognized in the period in which the advertising commercials are aired on cable networks. Provisions are recorded against advertising revenues for audience under deliveries ("makegoods"). Affiliate fees are recognized in the period during which the programming is provided.

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

FILM COSTS

Film costs consist of direct production costs and production overhead, less accumulated amortization. Development roster (and related costs) and abandoned story and development costs are charged to production overhead. Film costs are stated at the lower of unamortized cost or estimated net realizable value on a production-by-production basis.

Generally, the estimated ultimate costs of completed television productions are amortized, and participation expenses are accrued, for each production in the proportion that current period revenue recognized bears to the estimated future revenue to be received from all sources. Amortization and accruals are made under the individual film forecast method. Estimated ultimate revenues and costs are reviewed quarterly and revisions to amortization rates or write-downs to net realizable value are made as required.

Film costs, net of amortization, classified as current assets include the portion of unamortized costs of television program productions allocated to network, first-run syndication and initial international distribution markets. The allocated portion of released film costs expected to be recovered from secondary markets or other exploitation is reported as a noncurrent asset. Other costs relating to television productions, such as television program development costs, in-process productions and the television program library, are classified as noncurrent assets.

PROGRAM RIGHTS

License agreements for program material are accounted for as a purchase of program rights. The asset related to the program rights acquired and the liability for the obligation incurred are recorded at their net present value when the license period begins and the program is available for its initial broadcast. The asset is amortized primarily based on the estimated number of airings. Amortization is computed generally on the straight-line basis as programs air; however, when management estimates that the first airing of a program has more value than subsequent airings, an accelerated method of amortization is used. Other costs related to programming, which include program assembly, commercial integration and other costs, are expensed as incurred. Management periodically reviews the carrying value of program rights and records write-offs, as warranted, based on changes in programming usage.

COMPREHENSIVE INCOME

Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). The new rules establish standards for the reporting of comprehensive income and its components in financial statements. Comprehensive income consists of net income and other gains and losses affecting members' equity that, under generally accepted accounting principles, are excluded from net income. For the Company, such items consist of unrealized gains and losses on marketable equity investments.

ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could differ from those estimates.

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

Significant estimates underlying the accompanying Consolidated Financial Statements and Notes include the inventory carrying adjustment, sales return accrual, allowance for doubtful accounts, recoverability of intangibles and other long-lived assets, management's forecast of anticipated revenues from the distribution of television product in order to evaluate the ultimate recoverability of film inventory and amortization of program usage.

RECENTLY ISSUED PRONOUNCEMENTS

During fiscal 1997, Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") was issued. SFAS 131 requires disclosure of financial and descriptive information about an entity's reportable operating segments under the "management approach" as defined in the Statement. The Company will adopt SFAS 131 as of December 31, 1998. The impact of adoption of this standard on the Company's financial statements is not expected to be material.

NOTE C -- BUSINESS ACQUISITIONS

The Universal Transaction has been accounted for using the purchase method of accounting. The purchase price of approximately $4.1 billion including expenses, has been preliminarily allocated to the assets acquired and liabilities assumed based on their respective fair values at the date of purchase. The fair value of the assets acquired and liabilities assumed are summarized below, along with the excess of the purchase price, including expenses, over the fair value of net assets, which has been assigned to goodwill.

----------------------------------------------------------------------------
----------------------------------------------------------------------------
                                                              (In thousands)
Current assets..............................................    $  431,955
Non-current assets..........................................       329,549
Goodwill....................................................     4,157,720
Current liabilities.........................................       408,254
Non-current liabilities.....................................       395,439

The following unaudited pro forma consolidated financial information for the nine months ended September 30, 1998 and 1997, is presented to reflect the results of the Company as if the Universal Transaction occurred at the beginning of each of the periods presented. The pro forma results include certain adjustments, including increased amortization related to goodwill, the reduction of programming costs for fair value adjustments related to purchase accounting and the elimination of intercompany revenues and expenses, and are not necessarily indicative of what the results would have been had the Universal Transaction actually occurred on the aforementioned dates.

---------------------------------------------------------------------------------------------
                                                                     NINE MONTHS ENDED
                                                                       SEPTEMBER 30,
                                                              -------------------------------

                                                                   1998             1997
---------------------------------------------------------------------------------------------
                                                                      (In thousands)
Net revenues................................................    $1,705,553       $1,530,115
Net earnings (loss).........................................           (30)         (28,562)

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

NOTE D -- CREDIT FACILITY

On February 12, 1998, the Company entered into a new $1.6 billion credit facility (the "New Facility") with a $40.0 million sub-limit for letters of credit. The New Facility was used to finance the Universal Transaction and to refinance USAi's existing revolving credit facility. The New Facility consists of a $600.0 million revolving credit facility, a $750.0 million Tranche A Term Loan and a $250.0 million Tranche B Term Loan. On August 5, 1998, the Company repaid the Tranche B Term Loan in its entirety. The revolving credit facility and Tranche A Term Loan mature on December 31, 2002. The New Facility is guaranteed by substantially all of USAi's material subsidiaries. The interest rate on borrowings under the New Facility is tied to an alternate base rate or the London InterBank Rate, in each case, plus an applicable margin. The interest rate under the New Facility was 6.62% at September 30, 1998. As of September 30, 1998, there was $750.0 million in outstanding borrowings under the New Facility and $599.9 million was available for borrowing after taking into account outstanding letters of credit.

NOTE E -- CONSOLIDATED STATEMENTS OF CASH FLOWS

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998:

----------------------------------------------------------------------------
                                                              (In thousands)
     ACQUISITION OF NETWORKS AND STUDIOS USA
       Acquisition price....................................   $ 4,115,531
       Less: Amount paid in cash............................    (1,300,983)
                                                               -----------
       Total non-cash consideration.........................   $ 2,814,548
                                                               ===========
     Components of non-cash consideration:
       Deferred purchase price liability....................   $   300,000
       Issuance of USAi Common Shares and USAi Class B
        Shares..............................................       277,898
       Issuance of LLC Shares...............................     2,236,650
                                                               -----------
                                                               $ 2,814,548
                                                               ===========

     Exchange of Class B LLC Shares for Deferred Purchase
      Price Liability.......................................   $   304,636
                                                               ===========

During the period ended September 30, 1998, the Company acquired computer equipment through a capital lease totaling $15.5 million.

As of March 1, 1998 the 5 7/8% Convertible Subordinated Debentures were converted to 7,499,022 shares of USAi common stock.

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

NOTE F -- INVENTORIES

--------------------------------------------------------------------------------

                                               SEPTEMBER 30, 1998        DECEMBER 31, 1997
                                             ----------------------    ----------------------
INVENTORIES CONSIST OF                       CURRENT     NONCURRENT    CURRENT     NONCURRENT
---------------------------------------------------------------------------------------------
                                                 (In thousands)
Film costs:
     Released, less amortization...........  $ 70,140     $ 63,408
     In process and unreleased.............    14,609           --
Programming rights, net of amortization....   178,318      134,521
Merchandise held for sale..................   173,121           --     $145,975     $     --
Other......................................     1,609
                                             --------     --------     --------     --------
          Total............................  $437,797     $197,929     $145,975     $     --
                                             ========     ========     ========     ========

The Company estimates that approximately 90% of unamortized film costs (including amounts allocated under purchase accounting) at September 30, 1998 will be amortized within the next three years.

NOTE G -- PROGRAM RIGHTS AND FILM COSTS

As of September 30, 1998, the liability for program rights, representing future payments to be made under program contract agreements amounted to $554.0 million. Annual payments required are $62.2 million for the remainder of 1998, $176.8 million in 1999, $113.4 million in 2000, $66.9 million in 2001, $49.9 million in 2002 and $84.8 million in 2003 and thereafter. Amounts representing interest are $250.3 million and the present value of future payments is $530.0 million.

As of September 30, 1998, the liability for film costs amounted to $91.6 million. Annual payments are $68.9 million in 1998 and $22.7 million in 1999.

Unrecorded commitments for program rights consist of programs for which the license period has not yet begun or the program is not yet available to air. As of September 30, 1998, the unrecorded commitments amounted to $664.3 million. Annual commitments are $6.2 million for the remainder of 1998, $79.1 million in 1999, $129.0 million in 2000, $121.4 million in 2001, $104.4 million in 2002 and
$224.2 million in 2003 and thereafter.

NOTE H -- TRANSACTIONS WITH USAi AND SUBSIDIARIES

Advances to USAi and subsidiaries as of September 30, 1998 generally represent net amounts transferred from the Company to USAi and its subsidiaries to fund operations and other related items. Pursuant to the Investment Agreement, all excess cash held at USAi and subsidiaries is transferred to the Company no less frequently than monthly and the Company may transfer funds to USAi to satisfy obligations of USAi and its subsidiaries. Under the Investment Agreement, transfers of cash are evidenced by a demand note and accrue interest at the Company's borrowing rate under the New Facility.

During the period ended September 30, 1998, net transfers totaling approximately $172.0 million were made to repay USAi's existing revolving credit facility, repay Ticketmaster's existing bank credit facility, fund a promissory note made by USAi and fund the operations of USAi's broadcast operation, offset by proceeds from the sale of SF Broadcasting and USAi's Baltimore television

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES station. The interest income earned on the net transfers for the period ended September 30, 1998 was approximately $6.5 million.

In accordance with the Investment Agreement, certain transfers of funds between the Company and USAi are not evidenced by a demand note and do not accrue interest, primarily relating to the establishment of the operations of the Company and to equity contributions.

USAi issued $500.0 million 6 3/4% Senior Notes (the "Notes") due 2005. Home Shopping is a guarantor of the Notes. USANi LLC is a co-obligor of the Notes. Substantially all of the significant subsidiaries of USANi LLC and substantially all of the significant wholly owned subsidiaries of USAi (principally subsidiaries engaged in the broadcasting and ticketing operations) have jointly and severally guaranteed USAi's indebtedness. Certain subsidiaries of USANi LLC do not guarantee the indebtedness.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
USANi LLC

We have audited the accompanying consolidated balance sheets of USANi LLC and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, members' equity and cash flows for the year ended December 31, 1997. Our audits also included the financial statement schedule listed in the Index at Item 21(b). These financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of USANi LLC and subsidiaries at December 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                           /s/ ERNST & YOUNG LLP

New York, New York
March 13, 1998 except for note O, as to which the date is January 11, 1999

                           USANi LLC AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

--------------------------------------------------------------------------------

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                                   1997
                                                              ---------------
                                                              (In thousands)
NET REVENUES................................................    $1,037,060
Operating costs and expenses:
  Cost related to revenues..................................       614,799
  Selling and marketing.....................................       134,101
  Engineering and programming...............................        81,028
  General and administrative................................        80,838
  Other charges.............................................            --
  Depreciation and amortization.............................        65,152
                                                                ----------
          Total operating costs and expenses................       975,918
                                                                ----------
          Operating income..................................        61,142
Other income (expense):
  Interest income...........................................         1,684
  Interest expense..........................................        (4,464)
  Miscellaneous.............................................       (11,799)
  Litigation settlements....................................            --
                                                                ----------
                                                                   (14,579)
                                                                ----------
Earnings (loss) before income taxes.........................        46,563
Income tax (expense)/benefit................................       (30,308)
                                                                ----------
NET EARNINGS (LOSS).........................................    $   16,255
                                                                ==========

   The accompanying notes are an integral part of these financial statements.

                           USANi LLC AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------
                                     ASSETS
--------------------------------------------------------------------------------

                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 1997          1996
                                                              ----------    ----------
                                                                   (In thousands)
CURRENT ASSETS
Cash and cash equivalents...................................  $   23,022    $   16,274
Accounts and notes receivable, net of allowance of $2,177
  and $2,291, respectively..................................      39,044        33,868
Related party receivables...................................          --         4,713
Inventories, net............................................     145,975       100,527
Deferred income taxes.......................................      24,975        26,941
Other current assets, net...................................       3,838         5,396
                                                              ----------    ----------
       Total current assets.................................     236,854       187,719

PROPERTY, PLANT AND EQUIPMENT
Computer and broadcast equipment............................      26,398        12,348
Buildings and leasehold improvements........................      40,898        41,494
Furniture and other equipment...............................      16,525        16,264
                                                              ----------    ----------
                                                                  83,821        70,106
  Less accumulated depreciation and amortization............      12,479           437
                                                              ----------    ----------
                                                                  71,342        69,669
Land........................................................      10,111        10,877
Projects in progress........................................      10,617           980
                                                              ----------    ----------
                                                                  92,070        81,526

OTHER ASSETS
Intangible assets, net                                         1,163,597     1,184,930
Cable distribution fees, net ($46,459 and $40,892
  respectively, to related parties).........................     111,292       113,594
Advances to USAi............................................          --           905
Long-term investments and receivables ($8,353 and $10,536
  respectively in related parties)..........................      16,174        24,981
Deferred income taxes.......................................      28,919        35,103
Deferred charges and other, net.............................       4,969         7,622
                                                              ----------    ----------
                                                              $1,653,875    $1,636,380
                                                              ==========    ==========

        The accompanying notes are an integral part of these statements.

                           USANi LLC AND SUBSIDIARIES
                    CONSOLIDATED BALANCE SHEETS--(CONTINUED)

--------------------------------------------------------------------------------------
LIABILITIES AND MEMBERS' EQUITY
--------------------------------------------------------------------------------------

                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 1997          1996
                                                              ----------    ----------
                                                                   (In thousands)
CURRENT LIABILITIES
Accounts payable............................................  $   80,105    $   65,266
Investment subscription payable.............................          --        10,000
Cable distribution fees payable ($19,091 and $9,051,
  respectively, to related parties).........................      43,553        40,716
Other accrued liabilities...................................      71,875        68,339
                                                              ----------    ----------
          Total current liabilities.........................     195,533       184,321

OTHER LONG-TERM LIABILITIES.................................      33,678        61,084
ADVANCES FROM USAi..........................................      16,302            --

MEMBERS' EQUITY
Members' equity.............................................   1,393,425     1,393,425
Retained earnings...........................................      16,510           255
Unearned compensation.......................................      (1,573)       (2,705)
                                                              ----------    ----------
          Total members' equity.............................   1,408,362     1,390,975
                                                              ----------    ----------
                                                              $1,653,875    $1,636,380
                                                              ==========    ==========

        The accompanying notes are an integral part of these statements.

                           USANi LLC AND SUBSIDIARIES

                   CONSOLIDATED STATEMENT OF MEMBERS' EQUITY

---------------------------------------------------------------------------------------------------------------------------------
                                            CLASS B
                                          CONVERTIBLE                ADDITIONAL                           UNEARNED
                                COMMON      COMMON       MEMBERS'     PAID-IN     RETAINED   TREASURY   COMPENSATION
                                STOCK        STOCK        EQUITY      CAPITAL     EARNINGS    STOCK        TOTAL         TOTAL
---------------------------------------------------------------------------------------------------------------------------------
                                                                         (In thousands)
INITIAL CAPITALIZATION OF
  COMPANY DUE TO HOME
  SHOPPING MERGER AS OF
  DECEMBER 31, 1996..........        --        --       $1,393,425          --    $   255          --     $(2,705)     $1,390,975
                               --------      ----       ----------    --------    -------    --------     -------      ----------

Net earnings for the twelve
  months ended December 31,
  1997.......................        --        --               --          --     16,255          --          --          16,255
Expense related to employee
  equity participation plan..        --        --               --          --         --          --       1,020           1,020
Expense related to executive
  stock award program and
  stock options..............        --        --               --          --         --          --         112             112
                               --------      ----       ----------    --------    -------    --------     -------      ----------
BALANCE AT DECEMBER 31,
  1997.......................        --        --       $1,393,425          --    $16,510          --     $(1,573)     $1,408,362
                               ========      ====       ==========    ========    =======    ========     =======      ==========

        The accompanying notes are an integral part of these statements.

                           USANi LLC AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                 YEAR ENDED
                                                              DECEMBER 31, 1997
                                                              -----------------
                                                               (In thousands)
Cash flows from operating activities:
Net earnings................................................     $   16,255
Adjustments to reconcile net earnings to net cash provided
  by operating activities:
  Depreciation and amortization.............................         45,222
  Amortization of cable distribution fees...................         19,261
  Deferred income taxes.....................................         13,202
  Equity in losses of unconsolidated affiliates.............         12,492
  Inventory carrying value adjustments......................         (8,059)
  Gain on sale of controlling interest in joint venture.....             --
  (Gain)/Loss on sale of assets.............................            (57)
  Common stock and change in Stock Appreciation Rights
     issued for services provided...........................          1,132
  Provision for losses on accounts and notes receivables....            114
  Changes in current assets and liabilities:
     Increase (decrease) in accounts receivable.............         (5,290)
     Increase (decrease) in inventories.....................        (37,389)
     Increase (decrease) in other current assets............          1,558
     (Increase) decrease in accounts payable................         14,839
     Increase (decrease) in accrued liabilities and income
      taxes payable.........................................          6,373
  (Increase) in cable distribution fees.....................        (16,959)
  (Increase) decrease in deferred and other.................        (22,457)
  Stock purchases for employee benefit plan.................             --
                                                                 ----------
          NET CASH PROVIDED BY (USED IN) OPERATING
           ACTIVITIES.......................................         40,237
                                                                 ----------
Cash flows from investing activities:
  Capital expenditures, net.................................        (27,742)
  Increase in long-term investments.........................        (26,979)
  Increase in other non-current assets......................          1,860
  Advances on notes receivable..............................             --
  Cash received from sale of controlling interest in joint
     venture................................................             --
  Proceeds from sale of assets..............................          2,277
  Proceeds from long-term notes receivable..................            793
  Increase in intangible assets.............................             --
                                                                 ----------
          NET CASH USED IN INVESTING ACTIVITIES.............        (49,791)
                                                                 ----------
Cash flows from financing activities:
  Intercompany liabilities..................................         16,302
  Borrowings from secured credit facility...................             --
  Principal payments on long-term obligations...............             --
  Net proceeds from issuance of Convertible Subordinated
     Debentures.............................................             --
  Proceeds from issuance of common stock....................             --
  Payments for purchase of treasury stock...................             --
                                                                 ----------
          NET CASH PROVIDED BY (USED IN) FINANCING
           ACTIVITIES.......................................         16,302
                                                                 ----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........          6,748
  Cash and cash equivalents at beginning of period..........         16,274
                                                                 ----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD..................     $   23,022
                                                                 ==========

        The accompanying notes are an integral part of these statements.

                           USANi LLC AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A -- COMPANY FORMATION, BUSINESS AND BASIS OF PRESENTATION

USANi LLC (the "Company" or "LLC"), a Delaware limited liability company, was formed on February 12, 1998 and is a subsidiary of Home Shopping Network, Inc. ("Home Shopping"), which is a subsidiary of USA Networks, Inc. ("USAi"), formerly known as HSN, Inc. At its formation, USAi and Home Shopping contributed substantially all of the operating assets and liabilities of Home Shopping to the Company in exchange for Class A shares in the Company.

The contribution of the operating assets and liabilities of Home Shopping was treated similar to accounting for a pooling-of-interest for business combinations, due to the common ownership of Home Shopping and USANi LLC. The assets and liabilities were contributed at USAi's historic basis and are presented as if USANi LLC was formed on December 31, 1996.

On December 20, 1996, the Company became a subsidiary of USAi as a result of a merger (the "Home Shopping Merger").

The Home Shopping Merger has been accounted for using the purchase method of accounting. The assets and liabilities of Home Shopping in the accompanying balance sheets were adjusted as of December 31, 1996 to reflect their respective fair values and the excess of the purchase price, including expenses, over the fair value of net assets, was assigned to goodwill.

Given that equity interests in limited liability companies are not in the form of common stock, earnings per share data is not presented.

NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of the significant accounting policies of the Company consistently applied in the preparation of the accompanying consolidated financial statements.

CONSOLIDATION

The consolidated financial statements include the accounts of the Company and all wholly-owned and voting controlled subsidiaries. All significant intercompany transactions and accounts have been eliminated.

Investments in which the Company owns a 20%, but not in excess of 50%, interest and where it can exercise significant influence over the operations of the investee, are accounted for using the equity method. All other investments are accounted for using the cost method. The Company periodically evaluates the recoverability of investments recorded under the cost method and recognizes losses if a decline in value is determined to be other than temporary.

REVENUES

Revenues primarily consist of merchandise sales and are reduced by incentive discounts and sales returns to arrive at net sales. Revenues are recorded for credit card sales upon transaction authorization, and for check sales upon receipt of customer payment, which does not vary significantly from the time goods are shipped. Home Shopping's sales policy allows merchandise to be returned at the customer's discretion within 30 days of the date of delivery. Allowances for returned merchandise and other adjustments are provided based upon past experience.

Revenues from all other sources are recognized either upon delivery or when the service is provided.

                           USANi LLC AND SUBSIDIARIES

CASH AND CASH EQUIVALENTS

For purposes of reporting cash flows, cash and cash equivalents include cash and short-term investments. Short-term investments consist primarily of U.S. Treasury Securities, U.S. Government agencies and certificates of deposit with original maturities of less than 91 days.

INVENTORIES, NET

Inventories are valued at the lower of cost or market, cost being determined using the first-in, first-out method. Cost includes freight, certain warehouse costs and other allocable overhead. Market is determined on the basis of net realizable value, giving consideration to obsolescence and other factors. Inventories are presented net of an inventory carrying adjustment of $19.8 million and $27.9 million at December 31, 1997 and 1996, respectively.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment, including significant improvements, are recorded at cost. Repairs and maintenance and any gains or losses on dispositions are included in operations.

Depreciation and amortization is provided for on a straight-line basis to allocate the cost of depreciable assets to operations over their estimated service lives.

---------------------------------------------------------------------------------
                                                                 DEPRECIATION/
ASSET CATEGORY                                                AMORTIZATION PERIOD
---------------------------------------------------------------------------------
Computer and broadcast equipment............................        3 to 13 Years
Buildings...................................................       30 to 40 Years
Leasehold improvements......................................        4 to 20 Years
Furniture and other equipment...............................        3 to 10 Years

Depreciation and amortization expense on property, plant and equipment was $15.3 million for the year ended December 31, 1997.

LONG-LIVED ASSETS INCLUDING INTANGIBLES

The Company's accounting policy regarding the assessment of the recoverability of the carrying value of long-lived assets, including property, plant and equipment, goodwill and other intangibles is to review the carrying value of the assets if the facts and circumstances suggest that they may be impaired. If this review indicates that the carrying value will not be recoverable, as determined based on the undiscounted future cash flows of the Company, the carrying value is reduced to its estimated fair value.

CABLE DISTRIBUTION FEES

Cable distribution fees relate to upfront fees paid in connection with long term cable contracts for carriage of Home Shopping's programming. These fees are amortized to expense on a straight line basis over the terms of the respective contracts, with original terms from 5 to 15 years. Amortization expense for cable distribution fees was $19.3 million for the year ended December 31, 1997.

ADVERTISING

Advertising costs are expensed in the period incurred.

INCOME TAXES

Under Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes", deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their

                           USANi LLC AND SUBSIDIARIES
respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

STOCK-BASED COMPENSATION

The Company is subject to Statement of Financial Accounting Standards No. 123 "Accounting and Disclosure of Stock-Based Compensation" ("SFAS 123"). As allowed by SFAS 123, the Company accounts for stock-based compensation in accordance with APB 25, "Accounting for Stock Issued to Employees." In cases where exercise prices are less than fair value as of the grant date, compensation is recognized over the vesting period.

Unaudited pro forma financial information, assuming that the Company had adopted the measurement standards of SFAS 123, is included in Note N.

ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could differ from those estimates.

Significant estimates underlying the accompanying consolidated financial statements and notes include the inventory carrying adjustment, sales return accrual, allowance for doubtful accounts, recoverability of intangibles and other long-lived assets, and various other operating allowances and accruals.

RECENTLY ISSUED PRONOUNCEMENTS

During fiscal 1997, Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130") and Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") were issued. SFAS 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of financial statements. The Company will adopt SFAS 130 as of the first quarter of 1998. SFAS 131 requires disclosure of financial and descriptive information about an entity's reportable operating segments under the "management approach" as defined in the Statement. The Company will adopt SFAS 131 as of December 31, 1998. The impact of adoption of these standards on the Company's financial statements is not expected to be material.

NOTE C -- HOME SHOPPING MERGER

The Home Shopping Merger has been accounted for using the purchase method of accounting. The purchase price, including expenses, of $1.2 billion has been allocated to the assets and liabilities acquired based on their respective fair values at the date of purchase. The fair value of the assets and

                           USANi LLC AND SUBSIDIARIES
liabilities assumed are summarized below, along with the excess of the purchase price, including expenses, over the fair value of net assets, which has been assigned to goodwill:

---------------------------------------------------------------------------
                                                              HOME SHOPPING
---------------------------------------------------------------------------
                                                                   (In
                                                               thousands)
Current assets..............................................   $  192,000
Non-current assets..........................................      257,000
Goodwill....................................................    1,197,000
Current liabilities.........................................      198,000
Non-current liabilities.....................................      227,000

Goodwill is amortized using the straight-line method over 40 years.

NOTE D -- INTANGIBLE ASSETS

Intangible assets represents goodwill which is amortized using the straight-line method over 40 years.

Goodwill primarily relates to the Company's acquisition by USAi and represents the excess of purchase price over the fair value of assets acquired and is net of accumulated amortization of $38.4 million and $4.1 million at December 31, 1997 and 1996, respectively.

NOTE E -- LONG-TERM INVESTMENTS AND NOTES RECEIVABLE

Investments accounted for under the equity method include the following; a 29% interest in both Home Order Television GmbH & Co. KG ("HOT") and its general partner (collectively the "HOT Interest") and a 30% interest in Jupiter Shop Channel Co. Ltd. ("Shop Channel"). At December 31, 1997, the Company's net investment in these ventures were $15.6 million. The HOT Interest is subject to certain restrictions and other provisions regarding transferability.

The Company has other investments accounted for under the cost method totaling $.6 million and $13.9 million at December 31, 1997 and 1996, respectively.

The Company has notes receivable of $.8 million and $1.6 million net of the current portion of $.2 million at December 31, 1997 and 1996, respectively. Certain notes receivable are collateralized by stock pledges and security interests in all of the tangible and intangible assets in the investee companies to the full extent permitted by law.

NOTE F -- INCOME TAXES

The Company was formed as a limited liability company on February 12, 1998 and is treated as a partnership for income tax purposes. As such, the individual LLC members are subject to federal and state taxes based on their allocated portion of income and expenses and the Company is not subject to Federal and state income taxation. However, for the years ended December 31, 1997 the Company and its predecessor were subject to Federal and state taxation.

                           USANi LLC AND SUBSIDIARIES

A reconciliation of total income tax expense to the amounts computed by applying the statutory federal income tax rate to earnings (loss) before income taxes is shown as follows:

----------------------------------------------------------------------------
                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                                   1997
----------------------------------------------------------------------------
                                                              (In thousands)
Income tax expense (benefit) at the federal statutory rate
  of 35%....................................................     $16,297
Amortization of goodwill and other intangibles..............      10,916
State income taxes, net of effect of federal tax benefit....       1,064
Non-deductible portion of executive compensation............          --
Other, net..................................................       2,031
                                                                 -------
Income tax expense (benefit)................................     $30,308
                                                                 =======

The components of income tax expense are as follows:

----------------------------------------------------------------------------
                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                                   1997
----------------------------------------------------------------------------
                                                              (In thousands)
Current income tax expense:
  Federal...................................................     $15,088
  State.....................................................       1,637
                                                                 -------
          Current income tax expense........................      16,725
                                                                 -------
Deferred income tax expense (benefit):
  Inventory costing.........................................       3,446
  Provision for accrued liabilities.........................       1,030
  Depreciation for financial statements in (excess of) less
     than tax...............................................       1,590
  Amortization of goodwill and other intangibles............       5,223
  Net operating loss carryover..............................       1,561
  (Decrease) increase in valuation allowance for deferred
     tax assets.............................................       1,320
  Other, net................................................        (587)
                                                                 -------
          Deferred income tax expense (benefit).............      13,583
                                                                 -------
          Total income tax expense (benefit)................     $30,308
                                                                 =======

                           USANi LLC AND SUBSIDIARIES

The tax effects of cumulative temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1997 and 1996, respectively, are presented below. The valuation allowance represents items for which it is more likely than not that the tax benefit will not be realized.

-------------------------------------------------------------------------------
                                                                DECEMBER 31,
                                                              -----------------
                                                               1997      1996
-------------------------------------------------------------------------------
                                                               (In thousands)
Current deferred tax assets:
  Inventory costing.........................................  $ 6,348   $ 9,794
  Provision for accrued expenses............................    6,074     5,265
  Other.....................................................   12,553    11,882
                                                              -------   -------
          Total current deferred tax assets.................  $24,975   $26,941
                                                              =======   =======
Non-current deferred tax assets (liabilities):
  Broadcast and cable fee contracts.........................  $19,833   $22,063
  Other.....................................................   22,254    19,638
                                                              -------   -------
          Total non-current deferred tax assets.............   42,087    41,701
          Less valuation allowance..........................   (3,061)   (1,741)
                                                              -------   -------
          Net non-current deferred tax assets...............  $39,026   $39,960
Deferred tax liabilities:
  Depreciation for tax in excess of financial statements....   (6,447)   (4,857)
                                                              -------   -------
          Net non-current deferred tax assets...............  $32,579   $35,103
                                                              =======   =======

At December 31, 1997, there were no remaining NOL's.

During 1997, the Internal Revenue Service ("IRS") completed the examination of Home Shopping's federal income tax returns for fiscal years 1992 through 1994 and assessed Home Shopping additional income tax plus interest. Home Shopping filed a protest with the IRS regarding the assessment. The protest is currently pending review by the IRS Appeals Office. Management believes the ultimate resolution of any tax audits will not have a significant impact on the Company's consolidated financial statements.

NOTE G -- COMMITMENTS AND CONTINGENCIES

The Company leases satellite transponders, computers, warehouse and office space, as well as broadcast and production facilities, equipment and services used in connection with its operations under various operating leases and contracts, many of which contain escalation clauses.

                           USANi LLC AND SUBSIDIARIES

Future minimum payments under non-cancellable agreements are as follows:

----------------------------------------------------------------------------
                        YEARS ENDING
                        DECEMBER 31,
----------------------------------------------------------------------------
                                                              (In thousands)
1998........................................................     $ 28,925
1999........................................................       27,583
2000........................................................       27,665
2001........................................................       28,589
2002........................................................       21,318
Thereafter..................................................        6,683
                                                                 --------
                                                                 $140,763
                                                                 ========

Expenses charged to operations under these agreements were $20.0 million for the year ended December 31, 1997.

The Company is required to provide funding, from time to time, for the operations of its investments in joint ventures accounted for under the equity method.

Estimated costs related to pending and settled litigation for the year ended December 31, 1995 totaled $6.4 million. In 1996, actual settlement costs related to the pending matters were less than the original estimate, resulting in a credit of $2.1 million.

NOTE H -- LITIGATION

In the ordinary course of business, the Company is engaged in various lawsuits. In the opinion of management, the ultimate outcome of the various lawsuits should not have a material impact on the liquidity, results of operations or financial condition of the Company.

NOTE I -- BENEFIT PLANS

The Company offers various plans pursuant to Section 401(k) of the Internal Revenue Code (the "Plans") covering substantially all full-time employees who are not party to collective bargaining agreements. The Company's share of the matching employer contributions is set at the discretion of the Board of Directors or the applicable committee thereof.

The Company adopted the Home Shopping Network, Inc. Employee Equity Participation Plan (the "Equity Plan") in 1994. The Equity Plan covers all Home Shopping employees who have completed one year and at least 1,000 hours of service, are at least 21 years of age, are not highly compensated as defined in the Equity Plan agreement, and did not hold options to purchase shares of Home Shopping Common Stock. The Board of Directors has not made any additional grants under the Equity Plan for any period subsequent to June 30, 1995.

                           USANi LLC AND SUBSIDIARIES

NOTE J -- STATEMENTS OF CASH FLOWS

Supplemental disclosure of cash flow information:

----------------------------------------------------------------------------
                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                                   1997
----------------------------------------------------------------------------
                                                              (In thousands)
CASH PAID DURING THE PERIOD FOR:
  Interest..................................................      $5,875
  Income tax payments.......................................       6,339
  Income tax refund.........................................       5,732

NOTE K -- RELATED PARTY TRANSACTIONS

Certain corporate overhead costs were allocated to the Company based upon managements estimation of the fair value of these services. Amounts charged in 1997 were $7.4 million.

As of December 31, 1997, the Company was involved in several agreements with related parties as follows:

The Company is a partner in Shop Channel, an entity in which TCI, through a subsidiary, has an indirect ownership interest. In the ordinary course of business, Home Shopping has sold inventory to Shop Channel and recorded receivables of $.8 million and $.7 million for those sales and other services provided at December 31, 1997 and 1996, respectively. The Company's net investment in Shop Channel was $2.5 million and $.5 million at December 31, 1997 and 1996, respectively.

In the normal course of business, the Company enters into agreements with the operators of cable television systems and operators of broadcast television stations for the carriage of Home Shopping programming. The Company has entered into agreements with a number of cable operators that are affiliates of TCI. These long-term contracts provide for a minimum subscriber guarantee and incentive payments based on the number of subscribers. Cash paid by the Company to TCI and certain of its affiliates under these contracts for cable commissions and advertising was $9.4 million, $7.9 million for calendar year 1997.

Home Shopping has affiliation agreements with SilverKing Broadcasting ("SKC") a wholly owned subsidiary which provide for SKC's broadcast television stations to air Home Shopping's programming on a full-time basis. Expense related to affiliation agreements with SKC for the year ended December 31, 1997 was $41.7 million.

As of December 31, 1997, SKTV, Inc. a wholly-owned subsidiary of USAi, the Company's parent, owned a 33.4% membership interest in Blackstar. The Company currently maintains broadcast affiliation agreements with stations for which Blackstar is the parent company. The Company recorded affiliation payments of $4.8 million for calendar year 1997.

NOTE L -- STOCK OPTION PLANS

In connection with the Home Shopping Merger, the options granted by the Company under various stock option plans were converted at the date of the merger to options in USAi.

The following is a discussion of the USAi Stock Option Plans which relate to employees who provide services to the Company.

USAi has various stock option plans (the "Plans") under which options to purchase USAi Common Stock (at not less than fair market value on the date of the grant) may be granted to employees of

                           USANi LLC AND SUBSIDIARIES
the Company. The options under the Plans vest ratably, generally over a range of three to five years from the date of grant and generally expire not more than 10 years from the date of grant. Three of the Plans have options available for future grants.

USAi also has outstanding options to outside directors under one plan (the "Directors Plan") which provides for the grant of options to purchase USAi Common Stock at not less than fair market value on the date of the grant. The options under the Directors Plan vest ratably, generally over three years from the date of grant and expire not more than 10 years from the date of grant.

A summary of changes in outstanding options under the stock option plans with respect to employees and/or directors of the Company is as follows:

                                                                DECEMBER 31,
                                                              -----------------
                                                                    1997
                                                              -----------------
                                                                         PRICE
                                                              SHARES     RANGE
                                                              -------    ------
Outstanding at beginning of period..........................   16,299    $ 1-74
  Granted or issued in connection with mergers..............   11,580    $10-19
  Exercised.................................................     (968)   $ 1-16
  Cancelled.................................................     (548)   $ 5-74
  Options transferred to employees and outside directors of
     USAi...................................................    6,573    $ 1-16
                                                               ------
Outstanding at end of period................................   32,936    $ 1-74
                                                               ------
                                                               ------
Options exercisable.........................................   10,840
                                                               ------
                                                               ------
Available for grant.........................................   12,192
                                                               ------
                                                               ------

The weighted average exercise prices during the year ended December 31, 1997 was $18.77, $7.40 and $14.69 for options granted, exercised and cancelled, respectively. The weighted average fair value of options granted during the year was $11.81.

                                               OPTIONS OUTSTANDING                         OPTIONS EXERCISABLE
                               ---------------------------------------------------   -------------------------------
                               OUTSTANDING AT       WEIGHTED           WEIGHTED      EXERCISABLE AT      WEIGHTED
                                DECEMBER 31,    AVERAGE REMAINING      AVERAGE        DECEMBER 31,       AVERAGE
RANGE OF EXERCISE PRICE             1997        CONTRACTUAL LIFE    EXERCISE PRICE        1997        EXERCISE PRICE
-----------------------        --------------   -----------------   --------------   --------------   --------------
                                                                                          (in
                               (in thousands)                                          thousands)
$1.00 to $5.00...............         170              3.3              $ 3.12              170           $ 3.12
$5.01 to $10.00..............      14,430              7.9                9.42            7,305             9.40
$10.01 to $15.00.............       5,622              7.8               11.50            2,401            11.56
$15.01 to $20.00.............      12,629              9.5               18.63              879            15.64
Over $20.00..................          85              4.3               44.57               85            44.57
                                   ------                                                ------
                                   32,936              8.4               13.36           10,840            10.56
                                   ======                                                ======

USAi has not issued options to any of the Company's employees and/or directors with an exercise price below fair market value. Accordingly, in accordance with Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees", no compensation cost has been charged to the Company by USAi.

Pro forma information regarding net income and earnings per share is required by Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation." The information is determined as if the Company has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair market value method for the Transferred Employees and Directors. The fair value for these options was estimated at the date of grant using a Black-

                           USANi LLC AND SUBSIDIARIES

Scholes option pricing model with the following weighted-average assumptions for 1997 and periods prior to 1997: risk-free interest rate of 5.5% and 6.4%, respectively; a dividend yield of zero; a volatility factor of .713 and .0057, respectively, based on the expected market price of USAi Common Stock based on historical trends; and a weighted-average expected life of the options of five years.

The Black-Scholes option valuation model was developed for use in estimating the fair market value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair market value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

                                                              YEARS ENDED
                                                              DECEMBER 31,
                                                                  1997
                                                              ------------
                                                                  (in
                                                               thousands)
Pro forma net earnings (loss)...............................    $(1,677)

These pro forma amounts may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense over the vesting period and additional options may be granted in future years.

NOTE M -- FINANCIAL INSTRUMENTS

The additional disclosure below of the estimated fair value of financial instruments was made in accordance with the requirements of Statements of Financial Accounting Standards No. 107. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies when available. The carrying value of all current assets and current liabilities approximates fair value due to their short-term nature.

                                                               DECEMBER 31, 1997
                                                              --------------------
----------------------------------------------------------------------------------
                                                              CARRYING      FAIR
                                                               AMOUNT      VALUE
----------------------------------------------------------------------------------

                                                                 (In thousands)
Cash and cash equivalents...................................  $ 23,022    $ 23,022
Long-term investments.......................................    16,174      16,174

NOTE N -- SUBSEQUENT EVENTS (UNAUDITED)

On February 12, 1998, USANi LLC acquired USA Networks, a New York general partnership, consisting of cable television networks, USA Network and The Sci-Fi Channel ("Networks"), as well as the domestic television production and distribution businesses of Universal Studios ("Studios USA") from Universal Studios, Inc. ("Universal"), an entity controlled by The Seagram Company Ltd. ("Seagram") (the "Universal Transaction").

In connection with the Universal Transaction, USANi LLC paid Universal approximately $4.1 billion in the form of a cash payment of approximately $1.6 billion, a portion of which ($300 million plus interest) was deferred until no later than June 30, 1998, and an effective 45.8% interest in USAi

                           USANi LLC AND SUBSIDIARIES
through shares of common stock, par value $.01 per share, of USAi (the "USAi Common Stock") and Class B common stock, par value $.01 per share, of USAi (the "USAi Class B Common Stock"), and Class B USANi LLC Shares exchangeable (subject to regulatory restrictions) into shares of USAi Common Stock and USAi Class B Common Stock.

The Investment Agreement, as amended and restated as of December 18, 1997, among USAi, Home Shopping, Universal and Liberty Media Corporation ("Liberty") (the "Investment Agreement"), relating to the Universal Transaction also contemplated that, on or prior to June 30, 1998, USANi LLC and Liberty, a subsidiary of Tele-Communications, Inc. ("TCI"), would complete a transaction involving a $300 million cash investment, plus an interest factor, by Liberty in USAi and/or USANi LLC through the purchase of USAi Common Stock or Class C USANi LLC Shares. The transaction closed on June 30, 1998 with Liberty making a cash payment of $308.5 million in exchange for 15,000,000 Class C USANi LLC Shares.

On February 12, 1998, USAi, and certain of its subsidiaries, including USANi LLC as borrower, entered into a new $1.6 billion credit facility (the "New Facility") with a $40.0 million sub-limit for letters of credit. The New Facility was used to finance the Universal Transaction and to refinance USAi debt. The New Facility consists of a $600.0 million revolving credit facility, a $750.0 million "Tranche A Term Loan" and a $250.0 million "Tranche B Term Loan". On August 5, 1998, USAi repaid the Tranche B Term Loan in its entirety. On November 23, 1998, USAi repaid $500.0 million of the Tranche A Term Loan. The revolving credit facility and Tranche A Term Loan mature on December 31, 2002. The New Facility is guaranteed by, and secured by stock in, substantially all of the USAi's material subsidiaries. The interest rate on borrowings under the New Facility is tied to an alternate base rate or the London InterBank Rate, in each case, plus an applicable margin.

In February 1998, USAi entered into a letter of intent to acquire the remaining outstanding interest in Blackstar for $17.0 million. In March 1998, Blackstar agreed to sell a television broadcasting station in Salem, Oregon for $30.0 million. Home Shopping agreed to terminate its affiliation agreement with the Salem, Oregon station, as well as affiliation agreements with two other stations, for the payment of $15.0 million.

NOTE O -- NOTES OFFERING AND GUARANTEES

On November 23, 1998, the Company issued $500.0 million 6 3/4% Senior Notes due 2005 (the "Notes" and "Notes Offering") with USAi, as joint and several co-obligors. The Notes are jointly and severally guaranteed by substantially all subsidiaries of the Company and certain wholly and non-wholly owned subsidiaries of USAi, including Home Shopping.

Full financial statements of the Guarantors have not been included because, pursuant to their respective guarantees, the Guarantors are jointly and severally liable with respect to the Notes. Management does not believe that the information contained in full financial statements of the Guarantors would be material to investors. See the USAi December 31, 1997 financial statements for summarized statements setting forth certain financial information concerning Guarantor and Non-Guarantor Subsidiaries.

                           USANi LLC AND SUBSIDIARIES

          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
--------------------------------------------------------------------------------

                                                                      NINE MONTHS ENDED
                                                                        SEPTEMBER 30,
                                                              ----------------------------------
                                                                   1998               1997
                                                                   ----               ----
                                                                        (In thousands)
NET REVENUES
  Networks and television production........................    $  757,305          $--
  Electronic retailing......................................       776,417           743,893
  Internet services.........................................        14,467             8,511
                                                                ----------          --------
          Total net revenues................................     1,548,189           752,404
                                                                ----------          --------
Operating costs and expenses:
  Cost related to revenues..................................       482,030           444,035
  Program costs.............................................       408,948           --
  Other costs...............................................       383,387           214,058
  Depreciation and amortization.............................       125,952            48,516
                                                                ----------          --------
          Total operating costs and expenses................     1,400,317           706,609
                                                                ----------          --------
          Operating income..................................       147,872            45,795
                                                                ----------          --------
Other income (expense):
  Interest income...........................................        12,874             1,342
  Interest expense..........................................       (77,641)           (3,425)
  Miscellaneous.............................................       (16,273)           (9,299)
                                                                ----------          --------
                                                                   (81,040)          (11,382)
                                                                ----------          --------
Earnings before income taxes................................        66,832          $ 34,413
Income tax expense..........................................        (4,646)          (23,082)
                                                                ----------          --------
NET EARNINGS................................................    $   62,186          $ 11,331
                                                                ==========          ========

        The accompanying notes are an integral part of these statements.

                           USANi LLC AND SUBSIDIARIES

               CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

---------------------------------------------------------------------------------------------
                                           ASSETS
---------------------------------------------------------------------------------------------

                                                            SEPTEMBER 30,        DECEMBER 31,
                                                                1998                 1997
                                                            -------------        ------------
                                                                     (In thousands)
CURRENT ASSETS
Cash and cash equivalents.................................   $  125,245           $   23,022
Accounts and notes receivable, net of allowance of $14,819
  and $2,177, respectively................................      230,157               39,044
Inventories, net..........................................      437,797              145,975
Other current assets, net.................................       40,896               28,813
                                                             ----------           ----------
          Total current assets............................      834,095              236,854

PROPERTY, PLANT AND EQUIPMENT
Computer and broadcast equipment..........................       65,321               26,398
Buildings and leasehold improvements......................       52,032               40,898
Furniture and other equipment.............................       44,161               16,525
                                                             ----------           ----------
                                                                161,514               83,821
  Less accumulated depreciation and amortization..........      (34,769)             (12,479)
                                                             ----------           ----------
                                                                126,745               71,342
Land......................................................       10,123               10,111
Projects in progress......................................       16,167               10,617
                                                             ----------           ----------
                                                                153,035               92,070
OTHER ASSETS
Intangible assets, net....................................    5,243,669            1,163,597
Cable distribution fees, net ($41,765 and $46,459,
  respectively, to related parties).......................       97,596              111,292
Long-term investments and receivables ($7,763 and $8,353,
  respectively, in related parties).......................      137,673               16,174
Inventories, net..........................................      197,929                   --
Advances to USAi and subsidiaries.........................      135,605                   --
Deferred charges and other, net...........................      107,941               33,888
                                                             ----------           ----------
                                                             $6,907,543           $1,653,875
                                                             ==========           ==========

        The accompanying notes are an integral part of these statements.

                           USANi LLC AND SUBSIDIARIES

               CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

----------------------------------------------------------------------------------------------
LIABILITIES AND MEMBERS' EQUITY
----------------------------------------------------------------------------------------------

                                                              SEPTEMBER 30,      DECEMBER 31,
                                                                   1998              1997
                                                                ----------        ----------
                                                                       (In thousands)
CURRENT LIABILITIES
Current maturities of long-term debt........................    $   60,341        $       --
Accounts payable............................................       140,971            80,105
Obligations for program rights and film costs...............       275,362                --
Cable distribution fees payable ($18,578 and $19,091,
  respectively, to related parties).........................        28,862            43,553
Obligation for makegoods....................................        36,464                --
Deferred revenue............................................        33,836                --
Other accrued liabilities...................................       168,197            71,875
                                                                ----------        ----------
          Total current liabilities.........................       744,033           195,533

LONG-TERM DEBT (net of current maturities)..................       704,266                --
OBLIGATIONS FOR PROGRAM RIGHTS AND FILM COSTS, net of
  current...................................................       346,251                --
OTHER LONG-TERM LIABILITIES.................................        19,983            33,678
ADVANCES FROM USAi..........................................            --            16,302

MEMBERS' EQUITY
Class A (125,508,399 Shares)................................     1,765,272         1,393,425
Class B (135,395,543 Shares)................................     2,771,474                --
Class C (22,887,354 Shares).................................       466,252                --
Retained earnings...........................................        78,696            16,510
Unrealized gain on available for sale securities............        12,889                --
Unearned compensation.......................................        (1,573)           (1,573)
                                                                ----------        ----------
          Total members' equity.............................     5,093,010         1,408,362
                                                                ----------        ----------
                                                                $6,907,543        $1,653,875
                                                                ==========        ==========

        The accompanying notes are an integral part of these statements.

                           USANi LLC AND SUBSIDIARIES

        CONDENSED CONSOLIDATED STATEMENT OF MEMBERS' EQUITY (UNAUDITED)
--------------------------------------------------------------------------------

                                                   CLASS A       CLASS B      CLASS C
                                                     LLC           LLC          LLC        RETAINED     UNREALIZED     UNEARNED
                                       TOTAL        SHARES       SHARES        SHARES      EARNINGS       GAINS      COMPENSATION
---------------------------------------------------------------------------------------------------------------------------------
                                                                            (In thousands)
CONTRIBUTION OF EQUITY EFFECTIVE AT
  JANUARY 1, 1998..................  $1,408,362   $1,393,425           --           --     $ 16,510           --       $(1,573)
Comprehensive Income:
  Net earnings for the nine months
    ended September 30, 1998.......      62,186           --           --           --       62,186           --            --
  Increase in unrealized gains in
    available for sale
    securities.....................      12,889           --           --           --           --       12,889            --
                                     ----------
      Comprehensive
         income....................      75,075
                                     ----------
LLC Shares issued on February 12,
  1998 in connection with Universal
  Transaction......................   2,514,548      277,898    2,236,650           --           --           --            --
Other LLC Shares issued............   1,095,025       93,949      534,824      466,252           --           --            --
                                     ----------   ----------   ----------     --------     --------      -------       -------
BALANCE AT SEPTEMBER 30, 1998......  $5,093,010   $1,765,272   $2,771,474     $466,252     $ 78,696      $12,889       $(1,573)
                                     ==========   ==========   ==========     ========     ========      =======       =======

        The accompanying notes are an integral part of these statements.

                           USANi LLC AND SUBSIDIARIES

          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

--------------------------------------------------------------------------------

                                                                NINE MONTHS ENDED
                                                                  SEPTEMBER 30,
                                                              ----------------------
                                                                 1998         1997
                                                                 ----         ----
                                                                  (In thousands)
Cash flows from operating activities:
Net earnings................................................  $    62,186    $11,331
Adjustments to reconcile net earnings to net cash provided
  by operating activities:
  Depreciation and amortization.............................      109,872     33,635
  Amortization of cable distribution fees...................       15,883     14,375
  Amortization of program rights and film costs.............      356,219         --
  Deferred income taxes.....................................           --      8,929
  Equity in losses of unconsolidated affiliates.............       16,097      9,638
  Non-cash interest expense.................................        4,800         --
  Changes in current assets and liabilities:
     Accounts receivable....................................      (82,380)    (1,520)
     Inventories............................................      (72,526)   (49,584)
     Accounts payable.......................................       39,633     31,535
     Accrued liabilities....................................       41,785    (44,342)
  Payment for program rights and film costs.................     (335,005)        --
  Other, net................................................      (35,844)     1,728
                                                              -----------    -------
          NET CASH PROVIDED BY OPERATING ACTIVITIES.........      120,720     15,725
                                                              -----------    -------
Cash flows from investing activities:
  Acquisition of Universal Transaction, net of cash
     acquired...............................................   (1,297,233)        --
  Capital expenditures, net.................................      (34,468)   (21,246)
  Increase in long-term investments.........................      (22,542)   (13,048)
  Payment of merger and financing costs.....................      (20,855)        --
  Other, net................................................       (4,065)      (211)
                                                              -----------    -------
          NET CASH USED IN INVESTING ACTIVITIES.............   (1,379,163)   (34,505)
                                                              -----------    -------
Cash flows from financing activities:
  Advances (to)/from USAi...................................     (185,227)    14,784
  Borrowings................................................    1,741,380         --
  Principal payments on long-term obligations...............     (990,512)        --
  Proceeds from issuance of LLC Shares......................      795,025         --
                                                              -----------    -------
          NET CASH PROVIDED BY FINANCING ACTIVITIES.........    1,360,666     14,784
                                                              -----------    -------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................      102,223     (3,996)
  Cash and cash equivalents at beginning of period..........       23,022     16,274
                                                              -----------    -------
CASH AND CASH EQUIVALENTS AT END OF PERIOD..................  $   125,245    $12,278
                                                              ===========    =======

        The accompanying notes are an integral part of these statements.

                           USANi LLC AND SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE A -- COMPANY FORMATION, BUSINESS AND BASIS OF PRESENTATION

COMPANY FORMATION

USANi LLC (the "Company" or "LLC"), a Delaware limited liability company, was formed on February 12, 1998 and is a subsidiary of Home Shopping Network, Inc. ("Home Shopping"), which is a subsidiary of USA Networks, Inc. formerly known as HSN, Inc. ("USAi"). At its formation, USAi and Home Shopping contributed substantially all of the operating assets and liabilities of Home Shopping to the Company in exchange for Class A LLC Shares in the Company.

On February 12, 1998, the Company acquired USA Networks, a New York general partnership, consisting of cable television networks, USA Network and The Sci-Fi Channel ("Networks"), as well as the domestic television production and distribution businesses of Universal Studios ("Studios USA") from Universal Studios, Inc. ("Universal"), an entity controlled by The Seagram Company Ltd. ("Seagram") (the "Universal Transaction") -- See Note C.

In connection with the Universal Transaction, the Company paid Universal approximately $4.1 billion in the form of a cash payment of approximately $1.6 billion, a portion of which ($300 million plus interest) was deferred until no later than June 30, 1998, and an effective 45.8% interest in USAi through shares of common stock, par value $.01 per share, of USAi (the "USAi Common Stock") and Class B common stock, par value $.01 per share, of USAi (the "USAi Class B Common Stock"), and Class B LLC Shares exchangeable (subject to regulatory restrictions) into shares of USAi Common Stock and USAi Class B Common Stock.

The Investment Agreement, as amended and restated as of December 18, 1997, among USAi, Home Shopping, Universal and Liberty Media Corporation ("Liberty") (the "Investment Agreement"), relating to the Universal Transaction also contemplated that, on or prior to June 30, 1998, the Company and Liberty, a subsidiary of Tele-Communications, Inc. ("TCI"), would complete a transaction involving a $300 million cash investment, plus an interest factor, by Liberty in USAi and/or the Company through the purchase of USAi Common Stock or Class C LLC Shares. The transaction closed on June 30, 1998 with Liberty making a cash payment of $308.5 million in exchange for 15,000,000 Class C LLC Shares.

COMPANY BUSINESS

The Company is a holding company, the subsidiaries of which are engaged in diversified media and electronic commerce businesses.

The three principal areas of business are:

     - NETWORKS AND TELEVISION PRODUCTION, which includes Networks and Studios USA. Networks operates the USA Network and The Sci-Fi Channel cable networks and Studios USA produces and distributes television programming.

     - ELECTRONIC RETAILING, which consists primarily of the Home Shopping Network and America's Store which are engaged in the electronic retailing business.

     - INTERNET SERVICES, which represents the Company's on-line retailing networks business.

BASIS OF PRESENTATION

The contribution of assets by USAi and Home Shopping to the Company was accounted for in the accompanying consolidated financial statements in a manner similar to the pooling-of-interests for

                           USANi LLC AND SUBSIDIARIES
business combinations due to the common ownership of Home Shopping and USANi LLC. Accordingly, the assets and liabilities were transferred to the LLC at Home Shopping's historical cost.

The interim Condensed Consolidated Financial Statements of the Company are unaudited and should be read in conjunction with the audited Consolidated Financial Statements and Notes thereto for the year ended December 31, 1997.

In the opinion of the Company, all adjustments necessary for a fair presentation of such Condensed Consolidated Financial Statements have been included. Such adjustments consist of normal recurring items. Interim results are not necessarily indicative of results for a full year. The interim Condensed Consolidated Financial Statements and Notes thereto are presented as permitted by the Securities and Exchange Commission and do not contain certain information included in the Company's audited Consolidated Financial Statements and Notes thereto.

The Condensed Consolidated Financial Statements include the operations of Networks and Studios USA from the date of acquisition on February 12, 1998.

Given that equity interests in limited liability companies are not in the form of common stock, earnings per share data is not presented.

NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION

The Consolidated Financial Statements include the accounts of the Company and all wholly-owned and voting-controlled subsidiaries. All significant intercompany transactions and accounts have been eliminated.

Investments in which the Company owns a 20%, but less than a controlling voting interest and where it can exercise significant influence over the operations of the investee, are accounted for using the equity method. All other investments are accounted for using the cost method. The Company periodically evaluates the recoverability of investments recorded under the cost method and recognizes losses if a decline in value is determined to be other than temporary.

REVENUE RECOGNITION

Networks and Television Production

Television Production revenues are recognized as completed episodes are delivered. Generally, television programs are first licensed for network exhibition and foreign syndication, and subsequently for domestic syndication, cable television and home video. Certain television programs are produced and/or distributed directly for initial exhibition by local television stations, advertiser-supported cable television, pay television and/or home video. Television Production advertising revenues (i.e., sales of advertising time received by Studios USA in lieu of cash fees for the licensing of program broadcast rights to a broadcast station ("barter syndication")) are recognized upon both the commencement of the license period of the program and the sale of advertising time pursuant to non-cancellable agreements, provided that the program is available for its first broadcast. Foreign minimum guaranteed amounts are recognized as revenues on the date of the license agreement, provided the program is available for exhibition.

                           USANi LLC AND SUBSIDIARIES

Networks advertising revenue is recognized in the period in which the advertising commercials are aired on cable networks. Provisions are recorded against advertising revenues for audience under deliveries ("makegoods"). Affiliate fees are recognized in the period during which the programming is provided.

FILM COSTS

Film costs consist of direct production costs and production overhead, less accumulated amortization. Development roster (and related costs) and abandoned story and development costs are charged to production overhead. Film costs are stated at the lower of unamortized cost or estimated net realizable value on a production-by-production basis.

Generally, the estimated ultimate costs of completed television productions are amortized, and participation expenses are accrued, for each production in the proportion that current period revenue recognized bears to the estimated future revenue to be received from all sources. Amortization and accruals are made under the individual film forecast method. Estimated ultimate revenues and costs are reviewed quarterly and revisions to amortization rates or write-downs to net realizable value are made as required.

Film costs, net of amortization, classified as current assets include the portion of unamortized costs of television program productions allocated to network, first-run syndication and initial international distribution markets. The allocated portion of released film costs expected to be recovered from secondary markets or other exploitation is reported as a noncurrent asset. Other costs relating to television productions, such as television program development costs, in-process productions and the television program library, are classified as noncurrent assets.

PROGRAM RIGHTS

License agreements for program material are accounted for as a purchase of program rights. The asset related to the program rights acquired and the liability for the obligation incurred are recorded at their net present value when the license period begins and the program is available for its initial broadcast. The asset is amortized primarily based on the estimated number of airings. Amortization is computed generally on the straight-line basis as programs air; however, when management estimates that the first airing of a program has more value than subsequent airings, an accelerated method of amortization is used. Other costs related to programming, which include program assembly, commercial integration and other costs, are expensed as incurred. Management periodically reviews the carrying value of program rights and records write-offs, as warranted, based on changes in programming usage.

COMPREHENSIVE INCOME

Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). The new rules establish standards for the reporting of comprehensive income and its components in financial statements. Comprehensive income consists of net income and other gains and losses affecting members' equity that, under generally accepted accounting principles, are excluded from net income. For the Company, such items consist of unrealized gains and losses on marketable equity investments.

                           USANi LLC AND SUBSIDIARIES

ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could differ from those estimates.

Significant estimates underlying the accompanying Consolidated Financial Statements and Notes include the inventory carrying adjustment, sales return accrual, allowance for doubtful accounts, recoverability of intangibles and other long-lived assets, management's forecast of anticipated revenues from the distribution of television product in order to evaluate the ultimate recoverability of film inventory and amortization of program usage.

RECENTLY ISSUED PRONOUNCEMENTS

During fiscal 1997, Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") was issued. SFAS 131 requires disclosure of financial and descriptive information about an entity's reportable operating segments under the "management approach" as defined in the Statement. The Company will adopt SFAS 131 as of December 31, 1998. The impact of adoption of this standard on the Company's financial statements is not expected to be material.

NOTE C -- BUSINESS ACQUISITIONS

The Universal Transaction has been accounted for using the purchase method of accounting. The purchase price of approximately $4.1 billion including expenses, has been preliminarily allocated to the assets acquired and liabilities assumed based on their respective fair values at the date of purchase. The fair value of the assets acquired and liabilities assumed are summarized below, along with the excess of the purchase price, including expenses, over the fair value of net assets, which has been assigned to goodwill.

----------------------------------------------------------------------------
----------------------------------------------------------------------------
                                                              (In thousands)
Current assets..............................................    $  431,955
Non-current assets..........................................       329,549
Goodwill....................................................     4,157,720
Current liabilities.........................................       408,254
Non-current liabilities.....................................       395,439

                           USANi LLC AND SUBSIDIARIES

The following unaudited pro forma consolidated financial information for the nine months ended September 30, 1998 and 1997, is presented to reflect the results of the Company as if the Universal Transaction occurred at the beginning of each of the periods presented. The pro forma results include certain adjustments, including increased amortization related to goodwill, the reduction of programming costs for fair value adjustments related to purchase accounting and the elimination of intercompany revenues and expenses, and are not necessarily indicative of what the results would have been had the Universal Transaction actually occurred on the aforementioned dates.

---------------------------------------------------------------------------------------------
                                                                     NINE MONTHS ENDED
                                                                       SEPTEMBER 30,
                                                              -------------------------------

                                                                   1998             1997
---------------------------------------------------------------------------------------------
                                                                      (In thousands)
Net revenues................................................    $1,705,553       $1,530,115

Net earnings................................................        78,383           17,881

NOTE D -- MEMBERS' EQUITY

In connection with the Universal Transaction, the Company was formed through the authorization and issuance of three classes of shares, Class A LLC Shares, Class B LLC Shares and Class C LLC Shares. In return for LLC Shares (i) USAi (and certain of its subsidiaries) contributed its assets and liabilities related to its Electronic retailing and Internet services businesses and (ii) Universal (and certain of its subsidiaries) contributed Networks and Studios USA. On June 30, 1998, and in connection with the Universal Transaction, Liberty purchased 15,000,000 LLC Shares for $308.5 million. USAi, Universal and Liberty (and their respective subsidiaries) are collectively referred to herein as the "Members".

In connection with various equity transactions at USAi, Universal completed its mandatory purchase obligation in exchange for total consideration of $539.5 million in the form of $234.8 million in cash and $304.5 million applied against the deferred purchase obligations (including accrued interest.)

Liberty exercised certain of its preemptive rights and acquired 4,697,450 shares of USAi Common Stock in exchange for $93.9 million. USAi contributed $93.9 million to the LLC in exchange for 4,697,450 Class A LLC Shares. In addition, Liberty exercised certain of its preemptive rights and acquired 7,887,354 Class C LLC in exchange for $157.7 million in cash.

Each of the classes of the LLC Shares are identical in all material respects. The business and affairs of the Company are managed by Mr. Barry Diller and USAi in accordance with the Governance Agreement among USAi, Universal, Liberty and Mr. Diller.

By various methods, Universal and Liberty hold the right, from time to time, to exchange Class B LLC Shares and Class C LLC Shares of the Company for either USAi Common Stock or USAi Class B Common Stock.

NOTE E -- CREDIT FACILITY

On February 12, 1998, the Company entered into a new $1.6 billion credit facility (the "New Facility") with a $40.0 million sub-limit for letters of credit. The New Facility was used to finance the Universal Transaction and to refinance USAi's existing revolving credit facility. The New Facility consists of a $600.0 million revolving credit facility, a $750.0 million Tranche A Term Loan and a $250.0 million Tranche B Term Loan. On August 5, 1998, the Company repaid the Tranche B Term Loan in its entirety. The revolving credit facility and Tranche A Term Loan mature on December 31,

                           USANi LLC AND SUBSIDIARIES

2002. The New Facility is guaranteed by substantially all of USAi's material subsidiaries. The interest rate on borrowings under the New Facility is tied to an alternate base rate or the London InterBank Rate, in each case, plus an applicable margin. The interest rate under the New Facility was 6.62% at September 30, 1998. As of September 30, 1998, there was $750.0 million in outstanding borrowings under the New Facility and $599.9 million was available for borrowing after taking into account outstanding letters of credit.

NOTE F -- CONSOLIDATED STATEMENTS OF CASH FLOWS

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998:

----------------------------------------------------------------------------
                                                              (In thousands)
     ACQUISITION OF NETWORKS AND STUDIOS USA
       Acquisition price....................................   $ 4,115,531
       Less: Amount paid in cash............................    (1,300,983)
                                                               -----------
       Total non-cash consideration.........................   $ 2,814,548
                                                               ===========
     Components of non-cash consideration:
       Deferred purchase price liability....................   $   300,000
       Issuance of USAi Common Shares and USAi Class B
        Shares..............................................       277,898
       Issuance of USANi LLC Shares.........................     2,236,650
                                                               -----------
                                                               $ 2,814,548
                                                               ===========

     Exchange of Class B USANi LLC Shares for Deferred
      Purchase Price Liability..............................   $   304,636
                                                               ===========

During the period ended September 30, 1998, the Company acquired computer equipment through a capital lease totaling $15.5 million.

NOTE G -- INVENTORIES

--------------------------------------------------------------------------------

                                               SEPTEMBER 30, 1998        DECEMBER 31, 1997
                                             ----------------------    ----------------------
INVENTORIES CONSIST OF                       CURRENT     NONCURRENT    CURRENT     NONCURRENT
---------------------------------------------------------------------------------------------
                                                 (In thousands)
Film costs:
     Released, less amortization...........  $ 70,140     $ 63,408
     In process and unreleased.............    14,609           --
Programming rights, net of amortization....   178,318      134,521
Merchandise held for sale..................   173,121           --     $145,975     $     --
Other......................................     1,609
                                             --------     --------     --------     --------
          Total............................  $437,797     $197,929     $145,975     $     --
                                             ========     ========     ========     ========

The Company estimates that approximately 90% of unamortized film costs (including amounts allocated under purchase accounting) at September 30, 1998 will be amortized within the next three years.

                           USANi LLC AND SUBSIDIARIES

NOTE H -- PROGRAM RIGHTS AND FILM COSTS

As of September 30, 1998, the liability for program rights, representing future payments to be made under program contract agreements amounted to $554.0 million. Annual payments required are $62.2 million for the remainder of 1998, $176.8 million in 1999, $113.4 million in 2000, $66.9 million in 2001, $49.9 million in 2002 and $84.8 million in 2003 and thereafter. Amounts representing interest are $250.3 million and the present value of future payments is $530.0 million.

As of September 30, 1998, the liability for film costs amounted to $91.6 million. Annual payments are $68.9 million in 1998 and $22.7 million in 1999.

Unrecorded commitments for program rights consist of programs for which the license period has not yet begun or the program is not yet available to air. As of September 30, 1998, the unrecorded commitments amounted to $664.3 million. Annual commitments are $6.2 million for the remainder of 1998, $79.1 million in 1999, $129.0 million in 2000, $121.4 million in 2001, $104.4 million in 2002 and
$224.2 million in 2003 and thereafter.

NOTE I -- TRANSACTIONS WITH USAi AND SUBSIDIARIES

Advances to USAi and subsidiaries as of September 30, 1998 generally represent net amounts transferred from the Company to USAi and its subsidiaries to fund operations and other related items. Pursuant to the Investment Agreement, all excess cash held at USAi and subsidiaries is transferred to the Company no less frequently than monthly and the Company may transfer funds to USAi to satisfy obligations of USAi and its subsidiaries. Under the Investment Agreement, transfers of cash are evidenced by a demand note and accrue interest at the Company's borrowing rate under the New Facility.

During the period ended September 30, 1998, net transfers totaling approximately $172.0 million were made to repay Home Shopping's existing revolving credit facility, repay Ticketmaster's existing bank credit facility, fund a promissory note made by USAi and fund the operations of USAi's broadcast operation, offset by proceeds from the sale of SF Broadcasting and USAi's Baltimore television station. The interest incurred on the net transfers for the period ended September 30, 1998 was approximately $6.5 million.

In accordance with the Investment Agreement, certain transfers of funds between the Company and USAi are not evidenced by a demand note and do not accrue interest, primarily relating to the establishment of the operations of the Company.

NOTE J -- NOTES OFFERING AND GUARANTEES

On November 23, 1998, the Company issued $500.0 million 6 3/4% Senior Notes due 2005 (the "Notes" and "Notes Offering") with USAi, as joint and several co-obligors. The Notes are jointly and severally guaranteed by substantially all subsidiaries of the Company and certain wholly and non-wholly owned subsidiaries of USAi, including Home Shopping.

Full financial statements of the Guarantors have not been included because, pursuant to their respective guarantees, the Guarantors are jointly and severally liable with respect to the Notes. Management does not believe that the information contained in full financial statements of the Guarantors would be material to investors. See the USAi December 31, 1997 financial statements for summarized statements setting forth certain financial information concerning Guarantor and Non-Guarantor Subsidiaries.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of USA Networks

In our opinion, the accompanying combined balance sheets and the related combined statements of income, of cash flows, and of changes in partners' equity present fairly, in all material respects, the financial position of USA Networks at December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICEWATERHOUSECOOPERS LLP

New York, New York
February 21, 1997

                          INDEPENDENT AUDITORS' REPORT

The Partners
USA Networks:

We have audited the accompanying combined statements of income, cash flows and changes in partners' equity of USA Networks for the year ended December 31, 1994. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of USA Networks for the year ended December 31, 1994 in conformity with generally accepted accounting principles.

                                                                    /s/ KPMG LLP
New York, New York
February 24, 1995

                                  USA NETWORKS
                            COMBINED BALANCE SHEETS
                                 (in thousands)

                                                                         DECEMBER 31,
                                                              ----------------------------------
                                                                   1996               1995
                                                              ---------------    ---------------
ASSETS
Current assets
     Cash and cash equivalents..............................  $        4,153     $        10,087
     Trade accounts receivable, less allowance of $9,114
       and $20,626 in 1996 and 1995, respectively...........         123,211             113,128
     Program rights.........................................         197,235             167,764
     Prepaid expenses and other current assets..............           7,528               5,122
                                                              ---------------    ---------------
          Total current assets..............................         332,127             296,101
Program rights..............................................         145,985             158,240
Equipment and improvements, net.............................          33,122              33,570
Goodwill, net of accumulated amortization of $10,342
  and $9,257 in 1996 and 1995, respectively.................          33,064              34,150
Other noncurrent assets.....................................          11,647               3,798
                                                              ---------------    ---------------
                                                              $      555,945     $       525,859
                                                              ===============    ===============

LIABILITIES AND PARTNERS' EQUITY
Current liabilities
     Trade accounts payable.................................  $        8,870     $        14,397
     Short-term borrowings..................................           3,700                  --
     Accrued liabilities....................................          78,360              52,214
     Program rights.........................................          59,907              49,561
     Program rights-related party...........................         111,456             107,629
                                                              ---------------    ---------------
          Total current liabilities.........................         262,293             223,801
Commitments and contingent liabilities (Notes 10 and 15)....              --                  --
Program rights..............................................          25,211              43,495
Program rights-related party................................         111,364             137,249
Other noncurrent liabilities................................           7,323               3,823
Partners' equity............................................         149,754             117,491
                                                              ---------------    ---------------
                                                              $      555,945     $       525,859
                                                              ===============    ===============

    The accompanying notes are an integral part of these combined financial statements.

                                  USA NETWORKS
                         COMBINED STATEMENTS OF INCOME
                                 (in thousands)

                                                                      YEAR ENDED DECEMBER 31,
                                                        ---------------------------------------------------
                                                             1996              1995              1994
                                                        ---------------   ---------------   ---------------
Revenues
     Advertising, net of agency commissions...........  $       358,455   $       322,739   $       277,364
     Affiliate fees...................................          299,377           243,714           179,057
     Other income.....................................            8,640             3,528             1,350
                                                        ---------------   ---------------   ---------------
                                                                666,472           569,981           457,771
                                                        ---------------   ---------------   ---------------

Costs and expenses
     Program..........................................          202,146           132,861           143,260
     Program-related party............................          156,767           172,005           143,351
     Broadcast
       Operating......................................           19,035            15,128            13,392
       Affiliate relations, marketing and research....           80,091            58,405            46,906
     Selling, general and administrative..............           52,464            45,600            39,010
     Depreciation.....................................            6,647             6,243             5,305
     Amortization of goodwill and Sci-Fi investment...            1,930             1,930             1,929
                                                        ---------------   ---------------   ---------------
                                                                519,080           432,172           393,153
                                                        ---------------   ---------------   ---------------
          Operating income............................          147,392           137,809            64,618
Interest income.......................................              827             1,191               766
Taxes.................................................            2,661             3,363               483
                                                        ---------------   ---------------   ---------------
          Net income..................................  $       145,558   $       135,637   $        64,901
                                                        ===============   ===============   ===============

    The accompanying notes are an integral part of these combined financial statements.

                                  USA NETWORKS
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                      YEAR ENDED DECEMBER 31,
                                                        ---------------------------------------------------
                                                             1996              1995              1994
                                                        ---------------   ---------------   ---------------
Cash flows from operating activities
     Net income.......................................  $       145,558   $       135,637   $        64,901
     Adjustments to reconcile net income to net cash
       provided by operations:
       Amortization of program rights.................          160,194           104,074           118,757
       Amortization of program rights-related party...          156,767           172,005           143,351
       Increase (decrease) in makegoods...............           20,182            (3,769)           (3,800)
       Depreciation...................................            6,647             6,243             5,305
       Amortization of goodwill and Sci-Fi
          investment..................................            1,930             1,930             1,929
       Provision for affiliate rate reserve...........            2,694             8,447            19,573
       Provision for bad debts and other noncash
          charges.....................................            5,100             4,887             3,259
     Change in operating assets and liabilities
       Acquisition of program rights..................         (161,805)          (68,898)         (135,264)
       Acquisition of program rights-related party....         (172,372)         (174,525)         (125,284)
       (Decrease) increase in liability for program
          rights......................................          (29,996)          (29,171)           21,815
       Increase in accounts receivable................          (13,961)          (34,463)          (31,498)
       Increase in prepaid expenses and other
          assets......................................           (3,447)           (2,015)           (1,129)
       (Decrease) increase in accounts payable........           (5,527)            6,265             1,247
       Increase (decrease) in accrued liabilities and
          other noncurrent liabilities................            4,179             9,078            (1,731)
                                                        ---------------   ---------------   ---------------
          Net cash provided by operating activities...          116,143           135,725            81,431
                                                        ---------------   ---------------   ---------------
Cash flows from investing activities
     Investment in available for sale securities......           (1,479)               --                --
     Investment in USA Brazil.........................           (2,025)               --                --
     Purchase of equipment............................           (6,221)           (2,971)           (4,970)
     Payments for satellite transponder...............               --                --            (4,375)
                                                        ---------------   ---------------   ---------------
       Net cash used in investing activities..........           (9,725)           (2,971)           (9,345)
                                                        ---------------   ---------------   ---------------
Cash flows from financing activities
     Distribution to Partners.........................         (116,000)         (130,100)          (72,000)
     Increase in short-term borrowings................            3,700                --                --
     Charge on behalf of Partners - for prior years'
       NYC UBT........................................               --            (2,560)               --
                                                        ---------------   ---------------   ---------------
          Net cash used in financing activities.......         (112,300)         (132,660)          (72,000)
                                                        ---------------   ---------------   ---------------
Effect of exchange rate changes on cash...............              (52)              (21)               --
                                                        ---------------   ---------------   ---------------
     (Decrease) increase in cash and cash
       equivalents....................................           (5,934)               73                86
Cash and cash equivalents at beginning of year........           10,087            10,014             9,928
                                                        ---------------   ---------------   ---------------
Cash and cash equivalents at end of year..............  $         4,153   $        10,087   $        10,014
                                                        ===============   ===============   ===============
Supplemental disclosures of cash flow information:
     Taxes paid.......................................  $         4,525   $            --   $           401
                                                        ===============   ===============   ===============

    The accompanying notes are an integral part of these combined financial statements.

                                  USA NETWORKS
               COMBINED STATEMENTS OF CHANGES IN PARTNERS' EQUITY
                                 (in thousands)

BALANCE AT DECEMBER 31, 1993................................  $       121,552
Equity cash distributions...................................          (72,000)
Net income for the year.....................................           64,901
                                                              ---------------

BALANCE AT DECEMBER 31, 1994................................  $       114,453
Equity cash distributions...................................         (130,100)
NYC UBT.....................................................           (2,560)
Translation adjustment......................................               61
Net income for the year.....................................          135,637
                                                              ---------------

BALANCE AT DECEMBER 31, 1995................................  $       117,491
Equity cash distributions...................................         (116,000)
Unrealized holding gain.....................................            1,998
Translation adjustment......................................              707
Net income for the year.....................................          145,558
                                                              ---------------

BALANCE AT DECEMBER 31, 1996................................  $       149,754
                                                              ===============

    The accompanying notes are an integral part of these combined financial statements.

                                  USA NETWORKS
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  ORGANIZATION

USA Networks ("USAN") and its related entity, Sci-Fi Channel Europe, L.L.C. ("Sci-Fi Europe") (collectively, "Combined USAN") operates three advertiser supported 24-hour cable television networks -- USA Network, Sci-Fi Channel and Sci-Fi Europe. USAN operates in the United States and Latin America and Sci-Fi Europe operates in Northern Europe. USAN, consisting of USA Network and Sci-Fi Channel, is a general partnership in which the partners share profits and losses equally. The general partners are Eighth Century Corporation, a wholly owned indirect subsidiary of Viacom Inc. ("Viacom," 50%) and Universal Studios, Inc. and its wholly owned subsidiary Universal City Studios, Inc. (collectively, "Universal," 50%). Sci-Fi Europe, which was launched November 1, 1995, is a limited liability company with the same ownership structure as USAN.

2.  PRESENTATION AND BASIS OF COMBINATION

The accompanying combined financial statements include the accounts of USAN and Sci-Fi Europe, which are related through common ownership and common management. All significant intercompany transactions and balances have been eliminated.

3.  SIGNIFICANT ACCOUNTING POLICIES

     Program rights

License agreements for program material are accounted for as a purchase of program rights. The asset related to the program rights acquired and the liability for the obligation incurred are recorded at the gross amount when the license period begins and the program is available for its initial broadcast. The asset is amortized primarily based on the estimated number of airings. Amortization is computed generally on the straight-line basis as programs air; however, when management estimates that the first airing of a program has more value than subsequent airings, an accelerated method of amortization is used. Other costs related to programming, which include program assembly, commercial integration and other costs, are expensed as incurred. Management periodically reviews the carrying value of program rights and records write-offs, as warranted, based on changes in programming usage. Certain programs which have been written-off may air in future periods as a result of changes in programming.

     Equipment and improvements

Equipment and improvements are reported at cost. Depreciation is recorded using the straight-line basis over the estimated useful lives of the assets. Amortization of leasehold improvements is recorded over the shorter of the estimated useful lives or the term of the related leases.

     Cash equivalents

Cash equivalents consist of overnight Eurodollar time deposits and government repurchase agreements with original maturities of three months or less.

     Foreign Currency Translation

The operations of all foreign entities are principally measured in local currencies. Assets and liabilities are translated into U.S. dollars using exchange rates in effect at the end of each reporting period. Revenues and expenses are translated at the average exchange rates prevailing during the period.

                                  USA NETWORKS
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED

Adjustments resulting from translating the financial statements of foreign entities into U.S. dollars are recorded in Partners' equity.

     Goodwill

Goodwill represents the excess of the purchase price paid over the partnership equity interest acquired from a withdrawing partner and is amortized on the straight-line basis over 40 years. On an annual basis, management reviews the recoverability of goodwill. The measurement of possible impairment is based primarily on the ability to recover the balance of the goodwill from expected future operating cash flows on an undiscounted basis. In management's opinion, no such impairment exists as of December 31, 1996 or 1995.

     Short Term Borrowings

Combined USAN has a $15 million revolving line of credit with the Bank of New York to borrow funds at current money market rates of interest. The December 31, 1996 outstanding balance was repaid in early January 1997.

     Revenue recognition

Advertising revenue is recognized in the period in which the advertising commercials are aired. Provisions are recorded against advertising revenues for audience under deliveries ("makegoods"). Affiliate fees are recognized in the period during which the programming is provided.

     Income taxes

USAN and Sci-Fi Europe are partnerships and, accordingly, no provision is made for federal and state income taxes. Combined USAN provides for New York City Unincorporated Business Taxes ("NYC UBT") and certain foreign withholding taxes.

     Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Fair value of financial instruments

The carrying amounts of Combined USAN's cash and cash equivalents, accounts receivable, prepaid expenses and other assets, accounts payable, short-term borrowings and accrued liabilities approximate fair value because of the short-term maturity of such financial instruments.

4.  NEW YORK CITY UNINCORPORATED BUSINESS TAXES

The obligation for NYC UBT for years 1992 and prior has been cleared with the taxing authorities. The obligation for NYC UBT for years prior to 1991 has been assumed by the general partners. NYC UBT for 1990 has been audited by the taxing authorities; since these obligations were directly assumed by the partners, the related obligation of $2,560,000 was charged to Partners' equity in 1995. NYC UBT were not provided for in 1994 due primarily to utilization of carryforward losses and a claim for refund of approximately $900,000 for 1992 NYC UBT.

                                  USA NETWORKS
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED

5.  EQUIPMENT AND IMPROVEMENTS

A summary of equipment and improvements is as follows:

                                                                        DECEMBER 31,
                                                               ------------------------------
                                                 ASSET LIVES       1996             1995
                                                 -----------   -------------    -------------
                                                                       (IN THOUSANDS)
Transponders...................................      10        $      31,725    $      31,725
Leasehold improvements.........................       5*              17,541           15,607
Office furniture, computers and other..........       5               12,111            9,742
Production and transmission equipment..........       5                7,034            5,116
                                                               -------------    -------------
                                                                      68,411           62,190
     Accumulated depreciation and
       amortization............................                      (35,289)         (28,620)
                                                               -------------    -------------
                                                               $      33,122    $      33,570
                                                               =============    =============

---------------
* Leasehold improvements are amortized over the lesser of the terms of the respective leases or 5 years.

6.  PROGRAM RIGHTS

As of December 31, 1996, Combined USAN's liability for program rights which represents future payments to be made under program contract agreements amounted to $307,938,000. Annual payments required are $171,364,000 in 1997, $85,650,000 in 1998, $30,849,000 in 1999, $13,292,000 in 2000 and $6,783,000 in 2001. The
fair value of program rights payable is estimated as the present value of the future payments calculated using the borrowing rate currently available to Combined USAN. Such amount is approximately $279,872,000.

7.  LEASES

Combined USAN leases office space, editing/broadcasting facilities and equipment under noncancelable operating leases. These leases provide for fixed rentals and, in some cases, additional amounts based on inflation. Rent expense under these leases amounted to $12,913,580, $9,963,000 and $10,760,000 in 1996, 1995
and 1994, respectively.

As of December 31, 1996, future minimum annual payments under noncancelable operating leases with terms of one year or more are $13,987,000 in 1997, $14,402,000 in 1998, $12,169,000 in 1999, $10,770,000 in 2000, and $10,799,000
in 2001 and $36,400,000, thereafter.

8.  EMPLOYEE BENEFIT PLANS

Combined USAN has a defined contribution pension, profit sharing and 401(k) plan which covers substantially all employees. The 401(k) feature of the plan provides for voluntary contributions by employees, which are partially matched by Combined USAN. Expense under the defined contribution, profit-sharing and 401(k) plan for 1996, 1995 and 1994 was $2,739,000, $2,722,000 and $2,114,000,
respectively.

Combined USAN also maintains nonqualified executive and nonexecutive supplemental benefit plans for certain key executive officers and employees. During 1996, 1995 and 1994, the annual expenses under these plans were approximately $996,000, $564,000 and $412,000, respectively. The liability for the supplemental benefit plans was approximately $3,812,000 and $2,519,000 as of December 31, 1996 and 1995, respectively, and is included in other noncurrent liabilities in the accompanying

                                  USA NETWORKS
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED

balance sheet. This liability is funded by Combined USAN-owned life insurance policies which are recorded in the accompanying balance sheet at a cash surrender value of approximately $2,826,000 and $1,158,000 as of December 31, 1996 and 1995, respectively.

Combined USAN has employment agreements with certain key executive officers. With regard to the deferred compensation portion of these agreements, the annual expenses were approximately $1,901,000, $942,000 and $805,000 for the years ended December 31, 1996, 1995 and 1994, respectively. The liability for deferred compensation was $2,638,000 and $3,417,000 at December 31, 1996 and 1995,
respectively.

9.  ACCRUED LIABILITIES

A summary of accrued liabilities is as follows:

                                                              DECEMBER 31,
                                                            -----------------
                                                             1996      1995
                                                            -------   -------
                                                             (IN THOUSANDS)

Makegood accrual..........................................  $33,922   $16,478
Marketing accrual.........................................   12,982     8,679
Royalty accrual...........................................    7,836     6,063
Deferred revenue..........................................    7,823     5,639
Other.....................................................   15,797    15,355
                                                            -------   -------
                                                            $78,360   $52,214
                                                            =======   =======

10.  UNRECORDED COMMITMENTS

Combined USAN's unrecorded commitments for program rights consist of programs for which the license period has not yet begun or the program is not yet available to air. At December 31, 1996, the unrecorded commitments amounted to $650,853,000. Annual commitments are $112,600,000 in 1997, $106,717,000 in 1998,
$112,909,000 in 1999, $101,196,000 in 2000, $69,402,000 in 2001 and
$148,029,000, thereafter.

In connection with the 1992 acquisition of Sci-Fi Channel, certain contingent amounts will be payable 90 days after the first full calendar year that the net revenues of Sci-Fi Channel and Sci-Fi Europe combined exceed the following amounts:

                        REQUIRED
     REVENUES           PAYMENTS
     --------           --------
           (IN THOUSANDS)

          $75,000      $     2,500
          100,000            5,000
          150,000            7,500

For the years ended December 31, 1996, 1995 and 1994, Sci-Fi Channel and Sci-Fi Europe, collectively, had net revenues of $87,626,000, $48,600,000 and $22,607,000, respectively. Combined USAN will pay $2,500,000 to the former owner of Sci-Fi Channel during March 1997 in accordance with the Sci-Fi Channel acquisition agreement.

USAN has a licensing agreement with a Latin American partnership consisting of Multivision of Mexico and Produfe of Argentina to supply programming for a 24-hour Spanish language, general entertainment network in Latin America (excluding Brazil). Each Latin American partner has agreed

                                  USA NETWORKS
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED

to carry and distribute the network in its own and contiguous countries. Advertising and affiliate revenues will be shared between USAN and the Latin American partners. USAN's costs are limited to programming rights and New York overhead costs.

11.  RELATED PARTY TRANSACTIONS

A summary of related party program transactions between Combined USAN and Viacom and Universal are as follows:

                                                      VIACOM           UNIVERSAL           TOTAL
                                                  ---------------   ---------------   ---------------
                                                                    (IN THOUSANDS)

Program acquisitions.....................  1996   $       107,813   $        64,559   $       172,372
                                           1995            76,242            98,283           174,525
                                           1994            34,017            91,267           125,284
Programming expense......................  1996            63,377            93,390           156,767
                                           1995            67,329           104,676           172,005
                                           1994            69,137            74,214           143,351
Liability for program rights at
  year-end...............................  1996*           97,194           125,626           222,820
                                           1995            69,926           174,952           244,878
Unrecorded program commitments...........  1996*          139,643           163,826           303,469
                                           1995           163,084           128,953           292,037

---------------
* Such amounts have been included in notes 6 and 10.

The Company leases transmission and uplink facilities from related parties under noncancelable operating leases. Rent expense under leases with related parties totaled $1,275,000, $217,000 and $0 in 1996, 1995 and 1994, respectively.

Future minimum annual payments under noncancelable operating leases with related parties are $1,033,000 in 1997, $1,062,000 in 1998, $1,085,000 in 1999,
$1,098,000 in 2000, $991,000 in 2001, and $3,553,000, thereafter.

Universal negotiated the business terms on Combined USAN's behalf for the license of certain programming. The purchase price was funded by an interest-free loan from Universal to Combined USAN, of which $16 million was advanced as of December 31, 1994 to fund contemporaneous payments to the program licensor. The payments to Universal are being made in the ordinary course of Combined USAN's business and as such this has been reflected as an agreement to purchase programming rights. The remaining balance of $7,333,334, which is included in the liabilities for program rights and unrecorded program commitments, will be paid to Universal in equal installments of $3,666,667 in 1997 and 1998.

12.  AFFILIATION AGREEMENTS

Affiliation contracts with certain major multiple cable system operators expired in recent years. USAN is currently negotiating rate increases as well as other contractual terms with the respective affiliates. In 1996, USAN received a settlement from one of its affiliates related to rate discrepancies relating to 1996 and prior years. This settlement did not have a material effect on reported results.

                                  USA NETWORKS
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED

13.  INVESTMENT IN MARKETABLE EQUITY SECURITIES

On April 26, 1996, Combined USAN acquired a common stock investment in CNET, Inc. ("CNET"). This investment amounts to approximately $3,477,000 as of December 31, 1996 and is accounted for as available for sale securities in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

On July 1, 1996, Combined USAN and CNET amended a previous programming agreement whereby Combined USAN licenses the right to air certain CNET programming for a fee equivalent to the production cost of the programs. In addition, under the agreement, CNET granted to Combined USAN 516,750 non-transferable warrants to purchase CNET common stock. Combined USAN earns the right to exercise these warrants at interim points over the term of the agreement by airing the CNET programs.

Effective July 1, 1996, Combined USAN became vested in 206,700 of the warrants granted. The vested portion of the warrants is recorded in the Combined Balance Sheets at a value amounting to approximately $2,150,000. This value is based on the market value of CNET stock on the date of the initial public offering (July 2, 1996) less a restricted security discount. In addition, Combined USAN recorded deferred revenue which is recognized as a reduction in Combined USAN's programming costs over the term of the agreement. If Combined USAN continues to air the CNET programming in accordance with the noted agreement, Combined USAN will become vested in 155,025 warrants on July 1, 1997 and 155,025 warrants on July 1, 1998.

14.  USA BRAZIL

USA Brazil was launched on May 10, 1996 through a joint venture between USAN (50%) and Globosat (50%), a multi-channel programming company based in Brazil. USAN's share of USA Brazil's operating loss for the eight months ended December 31, 1996 was approximately $1,800,000.

15.  OTHER MATTERS

USAN is involved in continuing disputes regarding the amounts to be paid by it for the performance of copyrighted music from members of the American Society of Composers, Authors and Publishers ("ASCAP") and by Broadcast Music, Inc. ("BMI"). The payments to be made to ASCAP will be determined by a federal judge in a so-called "rate court" proceeding. In the initial phase of the proceeding, it has been determined that USAN is to pay ASCAP an interim fee of three-tenths of one percent (0.3%) of its gross revenues. This fee level is subject to adjustment upward or downward in future rate court proceedings or as the result of subsequent negotiations for all payments from January 1, 1986. All ASCAP claims prior to January 1, 1986 have been settled and are final.

On November 1, 1991, USAN and BMI agreed to terms on a license which provided for payment of a stipulated sum as final payment for all periods prior to and including December 31, 1989 for the payment of license fees, which are now final, amounting to three-tenths of one percent (0.3%) of USAN's gross revenues for the period from January 1, 1990 through June 30, 1992 and for interim fees of three-tenths of one percent (0.3%) from July 1, 1992 and forward. This arrangement is terminable by either party upon 30-days notice. In December 1994, a BMI "rate court" was established under the provisions of BMI's own government consent decree. The establishment of this rate court could, by the terms of the BMI license, subject the interim fees to upward or downward

                                  USA NETWORKS
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED

adjustment, resulting from a rate determination proceeding before that court should such a proceeding be initiated.

16.  GEOGRAPHIC INFORMATION

The following table sets forth information regarding operating revenues, operating income or loss, total assets, depreciation and amortization and capital expenditures by geographic area. Northern Europe represents Sci-Fi Europe and Latin America includes USA Brazil and the licensing agreement with the Latin American partnership (Note 10).

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                                   1996
                                                              ---------------
                                                              (IN THOUSANDS)

Operating revenue
     United States..........................................  $       646,298
     Northern Europe........................................            7,997
     Latin America..........................................            3,537
                                                              ---------------
                                                              $       657,832
                                                              ===============
Operating income (loss)
     United States..........................................  $       167,548
     Northern Europe........................................          (16,965)
     Latin America..........................................           (3,191)
                                                              ---------------
                                                              $       147,392
                                                              ===============
Total assets
     United States..........................................  $       533,248
     Northern Europe........................................           21,872
     Latin America..........................................              825
                                                              ---------------
                                                              $       555,945
                                                              ===============
Depreciation and amortization of goodwill and Sci-Fi
  investment
     United States..........................................  $         8,343
     Northern Europe........................................              234
                                                              ---------------
                                                              $         8,577
                                                              ===============
Capital Expenditures
     United States..........................................  $         5,530
     Northern Europe........................................              691
                                                              ---------------
                                                              $         6,221
                                                              ===============

17.  EVENT SUBSEQUENT TO FEBRUARY 21, 1997 (UNAUDITED)

Effective October 21, 1997, Universal acquired Viacom's 50% interest in USAN and Sci-Fi Europe for $1.7 billion in cash. The acquisition is being accounted for as a purchase, and Universal has not yet completed its purchase price allocation. A fair market valuation of assets acquired and liabilities assumed of Combined USAN will be completed in the near future. The items to be valued include program assets and liabilities, future commitments to purchase programming and other contractual commitments. The resulting unallocated goodwill is expected to be amortized over a 40 year life. Under the acquisition agreement, Combined USAN is committed to purchase certain programs from Viacom. The maximum program commitment is estimated at $320 million.

                                  USA NETWORKS
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED

On October 19, 1997, HSN, Inc. ("HSNi") agreed to acquire from Universal USAN and the domestic television production and distribution business of Universal in exchange for $4.075 billion in value, comprised of a combination of securities that in effect represent a 45% equity interest in HSNi and up to $1.43 billion in cash, plus, in certain circumstances, an additional payment in the form of a cash distribution. A new joint venture will be created consisting mainly of Sci-Fi Europe and the international operations of USAN and will be equally owned by HSNi and Universal. In addition, HSNi intends to change its corporate name to "USA Networks, Inc." This transaction, which is expected to close in the first quarter of 1998, is subject to customary conditions, including HSNi stockholder approval.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholder of Universal Studios, Inc.

In our opinion, the accompanying combined balance sheets and the related combined statements of operations and of cash flows present fairly, in all material respects, the financial position of the Universal Television Group at June 30, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note 1 to the financial statements, The Seagram Company Ltd. acquired an 80% interest in Universal Studios, Inc. on June 5, 1995. As a result of the application of purchase accounting, the financial statements for the period ended June 4, 1995 are presented on a different cost basis than subsequent financial statements.
/s/ PRICEWATERHOUSECOOPERS LLP

Century City, California
December 8, 1997

                           UNIVERSAL TELEVISION GROUP
                            COMBINED BALANCE SHEETS
                                 (in thousands)

                                                              JUNE 30,    JUNE 30,
                                                                1997        1996
                                                              --------    --------
ASSETS
Current assets:
     Cash and cash equivalents..............................  $  18,929   $  19,046
     License fees and other receivables, less allowances....    190,949     171,923
     License fees receivable from Combined USAN.............     40,347      43,108
     Program costs, net of amortization.....................    152,226     121,629
     Prepaid expenses and other.............................      6,661       4,965
                                                              ---------   ---------
          Total current assets..............................    409,112     360,671
Program costs, net of amortization..........................    257,301     236,442
License fees receivable, less allowances....................     77,247     115,751
License fees receivable from Combined USAN..................     25,875      35,780
Investment in Combined USAN.................................    794,266     804,834
Goodwill....................................................    119,587      72,969
Deferred charges and other assets...........................      8,912      10,688
Property, plant and equipment, net..........................      7,218       4,296
                                                              ---------   ---------
          Total assets......................................  $1,699,518  $1,641,431
                                                              =========   =========
LIABILITIES AND UNIVERSAL EQUITY INVESTMENT
Current liabilities:
     Accounts payable and accrued liabilities...............  $  38,445   $  30,688
     Accrued compensation and participations................    134,285      96,346
     Deferred film revenues.................................     38,452      31,025
     Income taxes...........................................     42,000      12,100
                                                              ---------   ---------
          Total current liabilities.........................    253,182     170,159
Accrued compensation and participations.....................     53,750      68,336
Other obligations payable after one year....................      7,661      18,572
Deferred income taxes, net..................................     54,100      75,800
Commitments and contingencies (Note 11).....................         --          --
Universal equity investment.................................  1,330,825   1,308,564
                                                              ---------   ---------
          Total liabilities and Universal equity
            investment......................................  $1,699,518  $1,641,431
                                                              =========   =========

    The accompanying notes are an integral part of these combined financial statements.

                           UNIVERSAL TELEVISION GROUP
                       COMBINED STATEMENTS OF OPERATIONS
                                 (in thousands)

                                                              FOR THE
                                                        YEAR ENDED JUNE 30,     FOR THE PERIOD
                                                        --------------------    JULY 1, 1994 TO
                                                          1997        1996       JUNE 4, 1995
                                                        --------    --------    ---------------
REVENUES
     Program licensing................................  $633,429    $696,336       $636,626
     Program licensing -- Combined USAN...............    50,911      38,812         73,970
                                                        --------    --------       --------
                                                         684,340     735,148        710,596

COSTS AND EXPENSES
     Program costs....................................   554,332     560,255        693,146
     Selling, general and administrative expenses.....    92,512      78,346         50,644
     Depreciation and amortization....................    13,681       9,945         20,947
                                                        --------    --------       --------

OPERATING INCOME (LOSS)...............................    23,815      86,602        (54,141)
NONOPERATING INCOME
     Combined USAN pre-tax equity earnings, net of
       goodwill amortization..........................    50,593      52,209         44,431
     Interest income, net.............................     1,329         281            634
                                                        --------    --------       --------
INCOME (LOSS) BEFORE INCOME TAXES.....................    75,737     139,092         (9,076)
INCOME TAX PROVISION (BENEFIT)........................    37,000      60,600         (3,100)
                                                        --------    --------       --------
NET INCOME (LOSS).....................................  $ 38,737    $ 78,492       $ (5,976)
                                                        ========    ========       ========

    The accompanying notes are an integral part of these combined financial statements.

                           UNIVERSAL TELEVISION GROUP
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                             FOR THE
                                                       YEAR ENDED JUNE 30,      FOR THE PERIOD
                                                      ----------------------    JULY 1, 1994 TO
                                                        1997         1996        JUNE 4, 1995
                                                      ---------    ---------     ------------
Cash flows from operating activities:
     Net income (loss)..............................  $  38,737    $  78,492       $  (5,976)
Adjustments to reconcile net income (loss) to net
  cash provided by operations:
     Additions to program costs.....................   (483,271)    (515,202)       (511,272)
     Amortization of program costs..................    425,010      468,162         567,294
     Amortization of goodwill and other assets......     31,106       25,863          30,293
     Depreciation of plant and equipment............      1,408        1,265             855
     Equity in net income of Combined USAN..........    (68,047)     (66,579)        (53,517)
     Distributions received from Combined USAN......     56,250       64,950          49,600
     Decrease (increase) in license fees and other
       receivables..................................     19,478       17,645         (12,665)
     Decrease (increase) in license fees receivable
       from Combined USAN...........................     12,666       53,952         (42,554)
     (Decrease) increase in accounts payable and
       other liabilities............................     (3,154)         406           9,485
     Increase (decrease) in accrued compensation and
       participations...............................     23,353      (39,372)         13,694
     Increase (decrease) in deferred film
       revenues.....................................      7,427       (4,138)         17,250
     Increase (decrease) in current and deferred
       income taxes.................................      8,200       48,963         (13,776)
     Other changes, net.............................     (3,680)      12,333          13,082
                                                      ---------    ---------       ---------
Net cash provided by operating activities...........     65,483      146,740          61,793
                                                      ---------    ---------       ---------
Cash flows from financing activities
     Net cash transferred to Universal..............    (15,837)    (145,552)        (44,566)
                                                      ---------    ---------       ---------
Net cash used in financing activities...............    (15,837)    (145,552)        (44,566)
                                                      ---------    ---------       ---------
Cash flows from investing activities
     Property, plant and equipment..................     (4,330)      (1,687)         (1,621)
     Acquisition of assets of Multimedia
       Entertainment................................    (49,100)          --              --
     Loan repayments from Combined USAN.............      3,667        3,667           2,167
     Loans to Combined USAN.........................         --           --          (6,000)
                                                      ---------    ---------       ---------
Net cash (used) provided by investing activities....    (49,763)       1,980          (5,454)
                                                      ---------    ---------       ---------
(Decrease) increase in cash and cash equivalents....       (117)       3,168          11,773
Cash and cash equivalents at beginning of year......     19,046       15,878          10,954
                                                      ---------    ---------       ---------
Cash and cash equivalents at end of year............  $  18,929    $  19,046       $  22,727
                                                      =========    =========       =========
Supplemental disclosures of cash flow information:
     Interest paid..................................  $     600    $     600       $     800
                                                      =========    =========       =========
     Income taxes paid (net of refunds received)....  $  28,800    $  10,700       $  10,200
                                                      =========    =========       =========

    The accompanying notes are an integral part of these combined financial statements.

                           UNIVERSAL TELEVISION GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 (in thousands)

NOTE 1 -- BASIS OF PRESENTATION

For the purpose of these combined financial statements, Universal Television Group includes the domestic production and the domestic and international distribution of television product and 50% of the operations of USA Networks ("USAN") and Sci-Fi Channel Europe, L.L.C. ("Sci-Fi Europe") (collectively, "Combined USAN"). These assets are owned by Universal Studios, Inc. ("Universal") which is 80% owned by The Seagram Company, Ltd. ("Seagram") and 20% owned by Matsushita Electric Industrial Co., Ltd. ("Matsushita") at June 30, 1997. Subsequently, Seagram increased its ownership of Universal to 84% reducing Matsushita's ownership to 16%. Pursuant to the terms of an Investment Agreement, dated as of October 19, 1997, among Universal, HSNi, Inc. ("HSNi"), Home Shopping Network, Inc. and Liberty Media Corporation ("Liberty"), Universal will contribute USAN and its domestic television production and distribution business ("UTV") to HSNi.

Universal Television Group's primary source of revenues is from the production, distribution and licensing of television programs. Universal Television Group's product is distributed throughout the world with sales and distribution activities located principally in the United States and Europe. Subsequent to the proposed transaction between Universal and HSNi, as discussed in Note 15, UTV's product will be distributed internationally by Universal for a fee. Also, Universal will pay a fee to UTV for the domestic distribution of television programs remaining with Universal.

The accompanying combined financial statements and related notes reflect the carve-out historical results of operations and financial position of the television business of Universal, as described above. These financial statements are not necessarily indicative of results that would have occurred if Universal Television Group had been a separate, stand-alone entity during the periods presented or of future results of Universal Television Group.

The combined financial statements are presented for the period July 1, 1994 through June 4, 1995 ("1995") and for the fiscal years ended June 30, 1996 ("1996") and June 30, 1997 ("1997"). The 1995 financial statements are presented on a different cost basis than the 1997 and 1996 financial statements, which are presented on a basis incorporating purchase accounting resulting from Seagram's acquisition of an 80% interest in Universal on June 5, 1995. As a result, the combined financial statements presented for the 1995 period are not comparable to those for subsequent periods presented. The results for the 25-day period from June 5, 1995 through June 30, 1995 are summarized in Note 14.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF COMBINATION

The accompanying combined financial statements include the accounts of Universal Television Group and all of its investments of 50% or more owned subsidiaries. The 50% interest in Combined USAN is accounted for under the equity method. All significant intercompany transactions with combined entities have been eliminated.

REVENUE RECOGNITION

Generally, television programs are first licensed for network exhibition and foreign syndication, and subsequently for domestic syndication, cable television and home video. Certain television programs are produced and/or distributed directly for initial exhibition by local television stations, advertiser-supported cable television, pay television and/or home video. Revenues are recognized as completed

                           UNIVERSAL TELEVISION GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED
                                 (in thousands)

episodes are delivered. Advertising revenues (i.e., sales of advertising time received by Universal Television Group in lieu of cash fees for the licensing of program broadcast rights to a broadcast station ("barter syndication")) are recognized upon both the commencement of the license period of the program and the sale of advertising time pursuant to non-cancelable agreements, provided that the program is available for its first broadcast. Foreign minimum guaranteed amounts or inducement fees are recognized as revenues on the date of the license agreement, provided the program is available for exhibition. Deferred revenues consist principally of advance payments received on television contracts for which the program materials are not yet available for broadcast exploitation.

PROGRAM COSTS

Program costs consist of direct production costs and production overhead less accumulated amortization. Development roster and related costs and abandoned story and development costs are charged to production overhead. Program costs are stated at the lower of unamortized cost or estimated net realizable value on a production-by-production basis.

Generally, the estimated ultimate costs of completed television productions are amortized and participation expenses are accrued for each production in the proportion that current period revenue recognized by Universal Television Group bears to the estimated future revenue to be received from all sources, under the individual film forecast method. Estimated ultimate revenues and costs are reviewed quarterly and revisions to amortization rates or write-downs to net realizable value are made as required. Acquired library costs of approximately $121,900, included in noncurrent program costs at June 30, 1997, resulted from the acquisition of Universal by Seagram. Acquired library costs are being amortized on the straight-line basis over a 20 year life.

Program costs, net of amortization, classified as current assets include the portion of unamortized costs of television program productions allocated to network, first run syndication and initial international distribution markets. The allocated portion of released program costs expected to be recovered from secondary markets or other exploitation is reported as a noncurrent asset. Other costs relating to television productions, such as television program development costs, in-process productions and the television program library, are classified as noncurrent assets.

PROPERTY, PLANT AND EQUIPMENT, NET

Buildings and improvements (lives of 10-40 years) and furniture, fixtures and equipment (lives of 3-8 years) are recorded at cost and are depreciated on the straight-line basis. Leasehold improvements are amortized over the lesser of the terms of the respective leases or the lives of the improvements.

GOODWILL

As a result of the acquisition of Universal by Seagram, goodwill of $75 million has been allocated to Universal Television Group as of the acquisition date of June 5, 1995. Additional goodwill of $49 million results from the acquisition of certain television assets as discussed in Note 3.

The unallocated excess of cost of purchased businesses over the fair value of assets acquired and the excess of investments in unconsolidated companies over the underlying equity in tangible net assets acquired are being amortized on the straight-line basis principally over 40 years from the date of acquisition.

                           UNIVERSAL TELEVISION GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED
                                 (in thousands)

It is Universal Television Group's policy to evaluate the recovery of goodwill if there is an event or change in circumstances which establishes the existence of impairment indicators and to recognize impairment if it is probable that the recorded amounts are not recoverable from future undiscounted cash flows (excluding interest).

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash and highly liquid temporary investments that have original maturities of three months or less.

FOREIGN CURRENCY TRANSLATION

For affiliates operating outside the United States, the functional currency is generally determined to be the local currency. Assets and liabilities are translated into U.S. dollars using exchange rates in effect at the end of the reporting period. Revenues and expenses are translated at average exchange rates prevailing during the period. Adjustments resulting from translating the financial statements of foreign entities are included as a component of the Universal equity investment.

INCOME TAXES

Universal Television Group records its income tax provision under the liability method whereby deferred tax assets and liabilities arise primarily from the differences between the financial statement and tax bases of assets and liabilities using presently enacted tax rates.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of financial statements, and the reported amount of revenues and expenses during the reported periods. Actual results could differ from those estimates.

NOTE 3 -- ACQUISITIONS

On December 1, 1996, Universal Television Group acquired substantially all of the domestic assets of talk show syndicator Multimedia Entertainment, Inc., which includes Sally Jessy Raphael and The Jerry Springer Show, as well as library rights to Donahue, from Gannett Broadcasting. The acquisition price was approximately $49,100 which substantially represented goodwill. Pro forma financial information has not been provided as amounts are not material to these financial statements.

                           UNIVERSAL TELEVISION GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED
                                 (in thousands)

NOTE 4 -- INVESTMENT IN COMBINED USAN

At June 30, 1997, Universal has 50% ownership interests in USAN and Sci-Fi Europe, owners and operators of three advertiser-supported 24-hour cable television networks, USA Network, Sci-Fi Channel and Sci-Fi Europe. Combined USAN operates mainly in the United States, Latin America and Europe. Summarized financial information is presented below for Universal's investment in Combined USAN.

             SUMMARIZED BALANCE SHEET INFORMATION -- COMBINED USAN

                                                                  AS OF JUNE 30,
                                                              ----------------------
                                                                1997         1996
                                                                ----         ----
Current assets..............................................  $ 306,717    $ 290,399
Noncurrent assets...........................................    196,818      222,538
                                                              ---------    ---------
Total assets................................................  $ 503,535    $ 512,937
                                                              =========    =========
Current liabilities.........................................  $ 236,367    $ 218,448
Noncurrent liabilities......................................    115,450      168,904
Equity......................................................    151,718      125,585
                                                              ---------    ---------
Total liabilities and equity................................  $ 503,535    $ 512,937
                                                              =========    =========
Proportionate share of net assets...........................  $  75,859    $  62,793
                                                              =========    =========

The difference between the proportionate share of net assets and the Investment in Combined USAN results principally from goodwill. Also included in the investment account is a loan receivable from Combined USAN (discussed in Note
13). The goodwill is being amortized on the straight-line basis over a 40 year life.

              SUMMARIZED STATEMENT OF OPERATIONS -- COMBINED USAN

                                                               1997        1996        1995
                                                             ---------   ---------   ---------
Revenues...................................................  $ 703,445   $ 624,868   $ 473,578
Earnings before interest and taxes.........................    138,193     137,157     108,724
Net income.................................................    136,199     135,717     106,926

NOTE 5 -- INTERNATIONAL OPERATIONS

Net income of fully consolidated foreign subsidiaries was $62,600, $63,800 and $45,200 for 1997, 1996 and 1995, respectively.

Universal Television Group derived approximately 39% of its consolidated revenues from markets outside the United States for 1997 compared to 32% for 1996 and 26% for 1995. There is no foreign country in which Universal Television Group does business that individually contributed significantly to consolidated revenues.

                           UNIVERSAL TELEVISION GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED
                                 (in thousands)

INTERNATIONAL OPERATIONS

                                                         1997          1996              1995
                                                       ---------     ---------     -----------------
REVENUES
     United States...................................   $418,919      $497,629     $         525,026
     Foreign.........................................
          Europe.....................................    192,012       147,750               107,094
          Other......................................     73,409        89,769                78,476
                                                       ---------     ---------     -----------------
                                                        $684,340      $735,148     $         710,596
                                                       =========     =========     =================
OPERATING INCOME (LOSS)
     United States...................................  $(44,069)      $ 15,393     $        (102,527)
     Foreign, primarily Europe.......................     67,884        71,209                48,386
                                                       ---------     ---------     -----------------
                                                        $ 23,815      $ 86,602     $         (54,141)
                                                       =========     =========     =================

                                                           AS OF JUNE 30,
                                                       -----------------------
                                                         1997          1996
                                                       ---------     ---------
IDENTIFIABLE ASSETS
     United States...................................  $1,637,980    $1,604,663
     Foreign, primarily Europe.......................     61,538        36,768
                                                       ---------     ---------
                                                       $1,699,518    $1,641,431
                                                       =========     =========

NOTE 6 -- INCOME TAXES

Universal Television Group results, including its 50% share of Combined USAN, are included in the consolidated U.S. federal income tax return of their ultimate U.S. parent, J.E. Seagram Corp., a wholly owned subsidiary of Seagram, for the years ended June 30, 1997 and 1996. The tax provisions reflected in the Combined Statements of Operations have been calculated based on the assumption that Universal Television Group would have paid U.S. federal, state and foreign taxes on a separate company basis. The resulting current income tax liability has been satisfied directly by J.E. Seagram Corp. and is reflected in the Universal equity investment. Intercompany tax payments/(refunds) amounted to $12,100 and ($8,600) for 1997 and 1996, respectively.

                           UNIVERSAL TELEVISION GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED
                                 (in thousands)

                                                         1997          1996              1995
                                                       ---------     ---------     -----------------
INCOME (LOSS) BEFORE INCOME TAXES
     Domestic........................................   $  6,379      $ 66,998             $(59,327)
     Foreign.........................................     69,358        72,094                50,251
                                                       ---------     ---------     -----------------
                                                        $ 75,737      $139,092             $ (9,076)
                                                       =========     =========     =================
INCOME TAX PROVISION (BENEFIT)
Current
     Federal.........................................   $ 41,900      $ 11,500             $ (5,400)
     State...........................................      5,600         7,000                 (200)
     Foreign.........................................     11,200        12,900                 8,700
                                                       ---------     ---------     -----------------
                                                          58,700        31,400                 3,100
Deferred.............................................   (21,700)        29,200               (6,200)
                                                       ---------     ---------     -----------------
                                                        $ 37,000      $ 60,600             $ (3,100)
                                                       =========     =========     =================

                                                               1997        1996        1995
                                                               ----        ----        ----
RECONCILIATION OF STATUTORY TO EFFECTIVE TAX RATE
     Federal income tax rate................................     35.0%       35.0%       35.0%
     State taxes, net of federal tax benefit................      4.2         3.7         2.9
     Amortization of excess cost and assigned values over
       tax basis............................................      9.6         4.8          --
     Other, net.............................................       --         0.1        (3.7)
                                                              -------     -------     -------
     Effective income tax rate..............................     48.8%       43.6%       34.2%
                                                              =======     =======     =======

Universal Television Group provides for U.S. federal, state and foreign income taxes generally at prevailing tax rates based upon the amounts of consolidated pretax income in the current year.

The deferred income taxes primarily result from the differences created between the financial statements' carrying amounts and the historical tax bases.

The components of Deferred income taxes, net, are as follows:

                                                                  AS OF JUNE 30,
                                                      --------------------------------------
                                                           1997                   1996
                                                      ---------------        ---------------
DEFERRED INCOME TAX LIABILITY
     Program costs -- basis and amortization
       differences..................................  $        28,600        $        20,900
     Revenue recognition differences................            7,200                 53,200
     Unremitted foreign earnings....................           22,100                  7,100
     State taxes....................................            1,700                  2,400
                                                      ---------------        ---------------
                                                               59,600                 83,600
                                                      ---------------        ---------------
DEFERRED INCOME TAX ASSET
     Doubtful accounts..............................           (5,500)                (7,800)
                                                      ---------------        ---------------
     Deferred income taxes, net.....................  $        54,100        $        75,800
                                                      ===============        ===============

                           UNIVERSAL TELEVISION GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED
                                 (in thousands)

NOTE 7 -- DETAILS OF BALANCE SHEET ACCOUNTS

                                                                          AS OF JUNE 30,
                                                              --------------------------------------
                                                                   1997                   1996
                                                              ---------------        ---------------
LICENSE FEES AND OTHER RECEIVABLES
Gross receivables
     Current................................................  $       240,457        $       222,900
     Noncurrent.............................................          105,515                154,055
                                                              ---------------        ---------------
                                                                      345,972                376,955
Allowance for doubtful accounts.............................          (11,554)               (10,393)
                                                              ---------------        ---------------
                                                              $       334,418        $       366,562
                                                              ===============        ===============

Universal Television Group has significant receivables from a number of customers primarily within the United States and Europe.

                                                                          AS OF JUNE 30,
                                                              --------------------------------------
                                                                   1997                   1996
                                                              ---------------        ---------------
PROGRAM COSTS, NET OF AMORTIZATION
     Released...............................................  $       366,896        $       347,786
     In process and unreleased..............................           42,631                 10,285
                                                              ---------------        ---------------
                                                              $       409,527        $       358,071
                                                              ===============        ===============

Unamortized costs related to released television programs aggregated $366,896 at June 30, 1997. Excluding the acquired library costs, Universal Television Group currently anticipates that approximately 80% of the unamortized released program costs will be amortized under the individual film forecast method during the three years ending June 30, 2000.

                           UNIVERSAL TELEVISION GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED
                                 (in thousands)

                                                                         AS OF JUNE 30,
                                                             --------------------------------------
                                                                  1997                   1996
                                                             ---------------        ---------------
GOODWILL
Goodwill..................................................   $       127,087        $        75,000
Accumulated amortization..................................            (7,500)                (2,031)
                                                             ---------------        ---------------
                                                             $       119,587        $        72,969
                                                             ===============        ===============
PROPERTY, PLANT AND EQUIPMENT, NET
Land......................................................   $           267        $           267
Buildings and leasehold improvements......................             1,069                    204
Furniture, fixtures and equipment.........................             8,367                  5,037
                                                             ---------------        ---------------
                                                                       9,703                  5,508
Accumulated depreciation..................................            (2,485)                (1,212)
                                                             ---------------        ---------------
                                                             $         7,218        $         4,296
                                                             ===============        ===============
ACCOUNTS PAYABLE AND ACCRUED LIABILITIES
Accounts payable..........................................   $        10,355        $        17,278
Accrued expenses..........................................            25,878                 11,741
Other current liabilities.................................             2,212                  1,669
                                                             ---------------        ---------------
                                                             $        38,445        $        30,688
                                                             ===============        ===============
ACCRUED COMPENSATION AND PARTICIPATIONS
Compensation..............................................   $        17,697        $        11,042
Participations............................................           170,338                153,640
                                                             ---------------        ---------------
                                                             $       188,035        $       164,682
                                                             ===============        ===============

NOTE 8 -- EMPLOYEE BENEFIT PLANS

Universal Television Group participates in various multi-employer defined benefit and defined contribution pension plans under union and industry agreements. These plans include substantially all participating production employees covered under various collective bargaining agreements. In addition, Universal Television Group has a defined contribution profit sharing plan covering certain other domestic employees.

The aggregate expense for all of the Universal Television Group's contributions to pension, profit sharing, postretirement and postemployment benefit plans was $1,300, $500 and $400 for 1997, 1996 and 1995, respectively. With the exception of postretirement and postemployment benefit plans, for which there is no advanced funding, Universal Television Group funds substantially all costs of employee plans on an annual basis. The impact on liabilities and expenses associated with FAS 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" are immaterial to Universal Television Group's financial statements.

NOTE 9 -- STOCK OPTION PLANS

Certain Universal Television Group employees are covered under the Universal employee stock option plans. Options may be granted to purchase the common shares of Universal's ultimate parent, Seagram, at not less than the fair market value of the shares on the date of the grant. Currently outstanding options become exercisable over three to four years from the grant date and expire 10 years after the grant date.

                           UNIVERSAL TELEVISION GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED
                                 (in thousands)

Universal Television Group has adopted FAS 123, "Accounting for Stock-Based Compensation." In accordance with the provisions of FAS 123, Universal Television Group applies the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plans and does not recognize compensation expense for its stock-based compensation plans except to the extent that the exercise price differs from the fair market value at date of grant. If Universal Television Group elected to recognize compensation expense based upon the fair value at the grant date for awards under these plans consistent with the fair value methodology prescribed by FAS 123, net income would be reduced by $1,661 and $106 for 1997 and 1996, respectively.

The fair value for these options was estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for the periods 1997 and 1996, respectively: dividend yields of 1.6 and 1.8%; expected volatility of 24 and 22%; risk-free interest rates of 6.7 and 6.0%; and expected life of six years for all periods. The weighted average fair value of options granted for which the exercise price equals the market price on the grant date was $11.76 and $8.87 for 1997 and 1996, respectively.

Transactions involving stock options are summarized as follows (per share price in whole dollars):

                                                                                     WEIGHTED
                                                                                      AVERAGE
                                                                  OPTIONS            EXERCISE
DESCRIPTION                                                     OUTSTANDING            PRICE
-----------                                                     -----------          --------
Balance, June 30, 1995.....................................               --        $        --
Granted....................................................           66,220              33.38
Exercised..................................................               --                 --
Forfeitures................................................               --                 --
                                                               -------------        -----------
Balance, June 30, 1996.....................................           66,220              33.38
Granted....................................................          439,530              37.78
Exercised..................................................               --                 --
Forfeitures................................................               --                 --
                                                               -------------        -----------
Balance, June 30, 1997.....................................          505,750        $     37.20
                                                               =============        ===========

No grants have expired as of June 30, 1997. The following table summarizes information concerning outstanding and exercisable stock options as of June 30, 1997 (per share price in whole dollars):

                                    OPTIONS OUTSTANDING                  OPTIONS EXERCISABLE
                          ----------------------------------------     ------------------------
                                           WEIGHTED
                                            AVERAGE       WEIGHTED                     WEIGHTED
      RANGE OF                             REMAINING      AVERAGE                      AVERAGE
      EXERCISE              NUMBER        CONTRACTUAL     EXERCISE       NUMBER        EXERCISE
        PRICE             OUTSTANDING        LIFE          PRICE       EXERCISABLE      PRICE
      --------            -----------     -----------     --------     -----------     --------
      $30 - $40             505,750        9.52 yrs.       $37.20        128,351        $34.54
                          ===========     ===========     ========     ===========     ========

NOTE 10 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash and cash equivalents, current receivables, current accounts payable and accrued liabilities and current accrued compensation and participations approximate fair value because of the short maturity of those instruments. The carrying values of long term receivables and accrued compensation and participations generally approximate fair value.

                           UNIVERSAL TELEVISION GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED
                                 (in thousands)

NOTE 11 -- COMMITMENTS AND CONTINGENCIES

Universal Television Group occupies facilities and rents equipment under operating lease agreements which expire at various dates through 2006. Total rent expense was $9,207, $5,211, and $5,350 for 1997, 1996 and 1995,
respectively. In addition to the above, Universal Television Group incurs intercompany rent expense for use of Universal's studio facilities, which is discussed in Note 12.

The following schedule summarizes the future minimum rentals under the terms of the Universal Television Group's leases at June 30, 1997; certain of these leases also provide for payment of taxes, insurance and maintenance.

                                                                 LEASE
                                                              COMMITMENTS
                                                              -----------
1998........................................................    $4,873
1999........................................................       943
2000........................................................       552
2001........................................................       592
2002........................................................       556
Thereafter..................................................     1,272
                                                                ------
                                                                $8,788
                                                                ======

Universal Television Group has commitments of approximately $127,225 at June 30, 1997 for (1) program development and production costs, (2) employment contracts and (3) the purchase or construction of property, plant and equipment.

Universal Television Group is involved in various other lawsuits, claims and inquiries. Management and its legal counsel believe that the resolution of these matters will not have a material adverse effect on the financial position of Universal Television Group or the results of its operations or cash flows.

NOTE 12 -- UNIVERSAL EQUITY INVESTMENT

An analysis of the Universal equity investment activity is as follows:


                                                          1997         1996         1995
                                                        ---------    ---------    ---------
Balance, beginning of period..........................  $1,308,564   $1,374,220   $1,119,033
Net income (loss).....................................     38,737       78,492       (5,976)
Change in cumulative foreign currency translation
  adjustment..........................................       (639)       1,404        2,187
Net cash transfers....................................    (54,186)    (180,993)     (67,155)
Allocated charges from Universal......................     38,349       35,441       22,589
                                                        ---------    ---------    ---------
Balance, end of period................................  $1,330,825   $1,308,564   $1,070,678
                                                        =========    =========    =========

Universal funds the working capital requirements of its businesses based upon a centralized cash management system. Universal equity investment includes accumulated equity as well as any payables and receivables due to/from Universal resulting from cash transfers and other intercompany activity.

NOTE 13 -- RELATED PARTY TRANSACTIONS

Universal and certain of its subsidiaries have provided a variety of services to Universal Television Group. The principal transactions between Universal and its subsidiaries and Universal Television

                           UNIVERSAL TELEVISION GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED
                                 (in thousands)

Group are summarized below (see Note 6 for a description of the tax relationship between Universal and Universal Television Group):


                                                                  1997             1996             1995
                                                              -------------    -------------    -------------
Allocations from Universal
     Corporate overhead(a)..................................  $      27,522    $      26,458    $      14,038
     Information technology overhead(b).....................          4,798            5,151            4,796
     Insurance(c)...........................................          3,695            1,973            1,978
     Rent(d)................................................          2,334            1,859            1,777
                                                              -------------    -------------    -------------
Total allocations...........................................         38,349           35,441           22,589
Other charges from Universal
     Production facility usage(e)...........................         19,633           20,032           16,758
     Selling, general and administrative(f).................          8,065            5,679            1,808
                                                              -------------    -------------    -------------
Total.......................................................  $      66,047    $      61,152    $      41,155
                                                              =============    =============    =============

(a) Includes allocations for certain corporate services, such as executive management, finance, legal and tax consulting and return preparation. These costs were allocated based upon certain employee annual compensation costs and tangible assets of Universal Television Group.

(b) Information technology usage and support costs were allocated based on usage.

(c) Costs charged for insurance have been based upon Universal's actual costs and Universal Television Group's proportional payroll, revenues and insured assets, with adjustments for loss experience.

(d) Rent charged to Universal Television Group has been an allocation of the actual rent expense, based upon the amount of space occupied by Universal Television Group in proportion to the total rented space of Universal.

(e) Production at Universal's studio facility is based on fair market rates applicable to third parties based on similar usage levels.

(f) Selling, general and administrative expenses have been charged by Universal for the distribution of television product in the home video and pay television markets and the licensing of television product to merchandisers. These expenses are allocated based upon revenues.

Allocations from Universal, excluding production facility usage charges, are included primarily in Selling, general and administrative expenses in the Combined Statements of Operations. In accordance with FAS 53, "Financial Reporting by Producers and Distributors of Motion Picture Films," production facility usage charges are capitalized in program costs in the Combined Balance Sheets and amortized using the individual film forecast method.

Other services provided by Universal are as follows:

Universal Television Group has participated in Universal's centralized cash management system. Working capital requirements of Universal Television Group have been met and the majority of intercompany transactions have been effected through changes in Universal's equity investment. Universal Television Group has had no external sources of financing, such as available lines of credit, as would be necessary to operate as a stand-alone company.

                           UNIVERSAL TELEVISION GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED
                                 (in thousands)

Employees of Universal Television Group have been paid directly by Universal and some have participated in incentive compensation and other employee plans of Universal. The salary and related costs, incentive compensation and costs of other employee plans have been charged to Universal Television Group based upon actual costs incurred by Universal.

Universal Television Group has been charged for certain payments, principally professional fees, based on the actual amounts paid by Universal for such services.

Universal provided an interest-free loan to Combined USAN, of which $5,500 and $9,167 were outstanding as of June 30, 1997 and 1996, respectively. Payments of $1,833 are made on April 1st and October 1st of each year with the final payment due on October 1, 1998. The loan from Universal is reflected as an advance and included in the Investment in Combined USAN account.

Management believes that the allocation methods as disclosed above were reasonable in the circumstances.

NOTE 14 -- JUNE 5, 1995 THROUGH JUNE 30, 1995 RESULTS

The results of operations for Universal Television Group for the period June 5, 1995 through June 30, 1995 are as follows:

Revenues
  Program licensing........................................  $18,644
  Program licensing -- Combined USAN.......................    4,400
                                                             -------
                                                              23,044
Costs and expenses
  Program costs............................................   14,244
  Selling, general and administrative......................    4,131
  Depreciation and amortization............................      804
                                                             -------
Operating income...........................................    3,865
Nonoperating income
  Combined USAN pre-tax equity earnings, net of goodwill
     amortization..........................................    5,100
  Interest income, net.....................................       --
                                                             -------
Income before income taxes.................................    8,965
Income tax provision.......................................    3,500
                                                             -------
Net income.................................................  $ 5,465
                                                             =======

                           UNIVERSAL TELEVISION GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED
                                 (in thousands)

The cash flow results for the period June 5, 1995 through June 30, 1995 are as follows:

Cash flows used in operating activities:
  Net income..............................................  $  5,465
Adjustments to reconcile net income to net cash used by
  operations:
  Additions to program costs..............................   (30,662)
  Amortization of program costs...........................    12,277
  Depreciation and amortization...........................     2,096
  Equity in net income of Combined USAN...................    (6,318)
  Distributions received from Combined USAN...............     8,000
  Decrease in license fees and other receivables..........    24,216
  Decrease in accounts payable and other liabilities......   (20,985)
  Other changes, net......................................     4,662
                                                            --------
Net cash used by operating activities.....................    (1,249)
Cash flows used in investing activities:
  Net cash transferred from Universal.....................    (5,353)
                                                            --------
Net cash used by financing activities.....................    (5,353)
                                                            --------
Cash flows used in financing activities:
  Property, plant and equipment...........................      (247)
                                                            --------
Net cash used by investing activities.....................      (247)
                                                            --------
Decrease in cash and cash equivalents.....................    (6,849)
Cash and cash equivalents at beginning of period..........    22,727
                                                            --------
Cash and cash equivalents at end of period................  $ 15,878
                                                            ========
Supplemental disclosures of cash flow information:
  Interest paid...........................................  $     --
                                                            ========
  Income taxes paid (net of refunds received).............  $     --
                                                            ========

NOTE 15 -- SUBSEQUENT EVENTS

On September 22, 1997, Universal and Viacom Inc. ("Viacom") announced that they have agreed to resolve all litigation regarding jointly-owned Combined USAN. Under the terms of the agreement, Universal acquired, on October 21, 1997, Viacom's 50% interests in USAN, and Sci-Fi Europe, for $1.7 billion in cash. The acquisition is being accounted for as a purchase, and Universal has not yet completed its purchase price allocation. A fair market valuation of assets acquired and liabilities assumed of Combined USAN will be completed in the near future. The items to be valued include program assets and liabilities, future program commitments to purchase programming and other contractual commitments. The resulting unallocated goodwill is expected to be amortized over a 40-year life.

On October 19, 1997, HSNi agreed to acquire from Universal USAN and UTV in exchange for $4.075 billion in value, comprised of a combination of securities that in effect represent a 45% equity interest in HSNi and up to $1.43 billion in cash, plus, in certain circumstances, an additional payment in the form of a cash distribution. In addition, HSNi intends to change its corporate name

                           UNIVERSAL TELEVISION GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED
                                 (in thousands)

to "USA Networks, Inc." This transaction, which is expected to close in the first quarter of calendar 1998, is subject to customary conditions, including HSNi stockholder approval.

The Universal assets being contributed include USAN and UTV. A new international joint venture will be created consisting mainly of Sci-Fi Europe and the international operations of USAN and will be equally owned by HSNi and Universal. Universal will retain ownership of its television library and its international television production and distribution operations.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

As permitted by Section 145 of the Delaware General Corporation Law, Article VIII of the Company's Restated Certificate of Incorporation provides:

"Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the By-Laws of the Corporation, to the full extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereinafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this Article VIII. Any amendment or repeal of this Article VIII shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal."

The Company's Restated Certificate of Incorporation also limits the personal liability of directors for monetary damages for breach of the director's fiduciary duty to certain instances.

The Company maintains insurance on behalf of any person who is or was a director, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under provisions of the Company's Restated Certificate of Incorporation.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 2.1      Agreement and Plan of Exchange and Merger, dated as of
          August 25, 1996, by and among Silver King Communications,
          Inc., House Acquisition Corp., Home Shopping Network, Inc.
          and Liberty HSN, Inc., filed as Appendix B to the Company's
          Definitive Proxy Statement, dated November 20, 1996, is
          incorporated herein by reference.
 2.2      Agreement and Plan of Merger by and among Silver King
          Communications, Inc., Thames Acquisition Corporation and
          Savoy Pictures Entertainment, Inc., as amended and restated
          as of August 13, 1996, filed as Appendix A to the Company's
          Definitive Proxy Statement, dated November 20, 1996, is
          incorporated herein by reference.
 2.3      Investment Agreement, dated as of October 19, 1997, among
          Universal Studios, Inc., HSN, Inc., Home Shopping Network,
          Inc. and Liberty Media Corporation, as amended and restated
          as of December 18, 1997, filed as Appendix A to the
          Company's Definitive Proxy Statement, dated January 12,
          1998, is incorporated herein by reference.
 2.4      Amended and Restated Agreement and Plan of Reorganization,
          dated as of August 12, 1998, among CitySearch, Inc.,
          Tiberius, Inc., USA Networks, Inc., Ticketmaster Group,
          Inc., Ticketmaster Corporation and Ticketmaster Multimedia
          Holdings, Inc., filed as Exhibit 10 to the Company's Form
          10-Q, for the quarter ended September 30, 1998, is
          incorporated herein by reference.
 2.5      Agreement and Plan of Merger, dated as of March 20, 1998, by and among USA Networks, Inc., Brick Acquisition Corp. and
          Ticketmaster Group, Inc., filed as Exhibit 10.61 to the
          Company's Annual Report on Form 10-K for the fiscal year
          ended December 31, 1997, is incorporated herein by
          reference.
 3.1      Restated Certificate of Incorporation of the Company filed as Exhibit 3.1 to the Company's Form 8-K, dated February 23,
          1998, is incorporated herein by reference.
 3.2      Amended and Restated By-Laws of the Company filed as Exhibit
          3.1 to the Company's Form 8-K, dated January 9, 1998, is
          incorporated herein by reference.
 3.3      Certificate of Formation of USANi LLC.
 3.4      Amended and Restated Limited Liability Company Agreement of
          USANi LLC filed as Exhibit 10.59 to the Company's Annual
          Report on Form 10-K, for the fiscal year ended December 31,
          1997, is incorporated herein by reference.
 3.5      Certificate of Formation of USANi Sub LLC.
 3.6      Limited Liability Company Agreement of USANi Sub LLC.
 3.7      Certificate of Incorporation of USAi Sub, Inc.
 3.8      By-Laws of USAi Sub, Inc.
 3.9      Certificate of Limited Partnership of Home Shopping Club LP.
 3.10     Limited Partnership Agreement of Home Shopping Club LP.
 3.11     Certificate of Limited Partnership of National Call Center
          LP.
 3.12     Limited Partnership Agreement of National Call Center LP.
 3.13     Certificate of Formation of Internet Shopping Network LLC.
 3.14     Limited Liability Company Agreement of Internet Shopping
          Network LLC.
 3.15     Restated Certificate of Incorporation of Home Shopping
          Network, Inc., as amended.

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 3.16     By-Laws of Home Shopping Network, Inc., filed as Exhibit 3.4 to Home Shopping Network, Inc.'s Annual Report on Form 10-K,
          for the fiscal year ended December 31, 1996, is incorporated herein by reference.
 3.17     Certificate of Formation of HSN Capital LLC.
 3.18     Limited Liability Company Agreement of HSN Capital LLC.
 3.19     Certificate of Formation of HSN Fulfillment LLC.
 3.20     Limited Liability Company Agreement of HSN Fulfillment LLC.
 3.21     Certificate of Formation of HSN Realty LLC.
 3.22     Limited Liability Company Agreement of HSN Realty LLC.
 3.23     Certificate of Formation of HSN of Nevada LLC.
 3.24     Limited Liability Company Agreement of HSN of Nevada LLC.
 3.25     Certificate of Incorporation of New-U Studios Holdings, Inc.
 3.26     By-Laws of New-U Studios Holdings, Inc.
 3.27     Certificate of Incorporation of HSN Holdings, Inc.
 3.28     By-Laws of HSN Holdings, Inc.
 3.29     Certificate of Incorporation of USA Networks Holdings, Inc.
 3.30     By-Laws of USA Networks Holdings, Inc.
 3.31     Certificate of Incorporation of New-U Studios, Inc.
 3.32     By-Laws of New-U Studios, Inc.
 3.33     Certificate of Formation of HSN General Partner LLC.
 3.34     Limited Liability Company Agreement of HSN General Partner
          LLC.
 3.35     Certificate of Formation of Studios USA LLC (formerly, New-U
          Studios LLC), as amended.
 3.36     Limited Liability Company Agreement of Studios USA LLC.
 3.37     Certificate of Formation of USA Networks Partner LLC.
 3.38     Limited Liability Company Agreement of USA Networks Partner
          LLC.
 3.39     Amended and Restated General Partnership Agreement of USA
          Networks (New York General Partnership).*
 3.40     Certificate of Formation of Studios USA Television LLC
          (formerly, New-U Television LLC), as amended.
 3.41     Limited Liability Company Agreement of Studios USA
          Television LLC.
 3.42     Certificate of Formation of Studios USA First Run Television
          LLC (formerly, New-U First Run LLC), as amended.
 3.43     Limited Liability Company Agreement of Studios USA First Run
          Television LLC.
 3.44     Certificate of Formation of Studios USA Pictures LLC
          (formerly, New-U Pictures LLC), as amended.
 3.45     Limited Liability Company Agreement of Studios USA Pictures
          LLC.
 3.46     Certificate of Formation of Studios USA Development LLC
          (formerly, New-U Development LLC), as amended.
 3.47     Limited Liability Company Agreement of Studios USA
          Development LLC.
 3.48     Certificate of Formation of Studios USA Reality Television
          LLC (formerly, New-U Productions LLC), as amended.

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 3.49     Limited Liability Company Agreement of Studios USA Reality
          Television LLC.
 3.50     Certificate of Formation of Studios USA Talk Television LLC
          (formerly, New-U Talk LLC), as amended.
 3.51     Limited Liability Company Agreement of Studios USA Talk
          Television LLC.
 3.52     Certificate of Formation of Studios USA Pictures Development
          LLC (formerly, New-U Pictures Development LLC), as amended.
 3.53     Limited Liability Company Agreement of Studios USA Pictures
          Development LLC.
 3.54     Certificate of Formation of Studios USA Television
          Distribution LLC (formerly, New-U Distribution LLC), as
          amended.
 3.55     Limited Liability Company Agreement of Studios USA
          Television Distribution LLC.
 3.56     Certificate of Formation of Studios USA Talk Video LLC
          (formerly, New-U Talk Video LLC), as amended.
 3.57     Limited Liability Company Agreement of Studios USA Talk
          Video LLC.
 3.58     Certificate of Formation of New-U Pictures Facilities LLC.
 3.59     Limited Liability Company Agreement of New-U Pictures
          Facilities LLC.
 3.60     Certificate of Incorporation of SK Holdings, Inc.
 3.61     By-Laws of SK Holdings, Inc.
 3.62     Certificate of Incorporation of USA Broadcasting, Inc.
          (formerly, SKTV, Inc.), as amended.
 3.63     By-Laws of USA Broadcasting, Inc.
 3.64     Certificate of Incorporation of USA Station Group of
          Houston, Inc. (formerly, Silver King Broadcasting of
          Houston, Inc.), as amended.
 3.65     By-Laws of USA Station Group of Houston, Inc.
 3.66     Certificate of Incorporation of Silver King Capital
          Corporation, Inc.
 3.67     By-Laws of Silver King Capital Corporation, Inc.
 3.68     Certificate of Incorporation of USA Station Group of Dallas,
          Inc. (formerly, Silver King Broadcasting of Dallas, Inc.), as amended.
 3.69     By-Laws of USA Station Group of Dallas, Inc.
 3.70     Certificate of Incorporation of USA Station Group of
          Illinois, Inc. (formerly, Silver King Broadcasting of
          Illinois, Inc.), as amended.
 3.71     By-Laws of USA Station Group of Illinois, Inc.
 3.72     Certificate of Incorporation of USA Station Group of
          Massachusetts, Inc. (formerly, Silver King Broadcasting of
          Massachusetts, Inc.), as amended.
 3.73     By-Laws of USA Station Group of Massachusetts, Inc.
 3.74     Certificate of Incorporation of USA Station Group of New
          Jersey, Inc. (formerly, Silver King Broadcasting of New
          Jersey, Inc.), as amended.
 3.75     By-Laws of USA Station Group of New Jersey, Inc.
 3.76     Certificate of Incorporation of USA Station Group of Ohio,
          Inc. (formerly, Silver King Broadcasting of Ohio, Inc.), as amended.
 3.77     By-Laws of USA Station Group of Ohio, Inc.
 3.78     Certificate of Incorporation of USA Station Group of
          Vineland, Inc. (formerly, Silver King Broadcasting of
          Vineland, Inc.), as amended.
 3.79     By-Laws of USA Station Group of Vineland, Inc.

EXHIBIT
NUMBER                            DESCRIPTION
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
 3.80     Certificate of Incorporation of USA Station Group of
          Atlanta, Inc. (formerly, Silver King Broadcasting of
          Maryland, Inc.), as amended.
 3.81     By-Laws of USA Station Group of Atlanta, Inc.
 3.82     Certificate of Incorporation of USA Station Group of
          Southern California, Inc. (formerly, Silver King
          Broadcasting of Southern California, Inc.), as amended.
 3.83     By-Laws of USA Station Group of Southern California, Inc.
 3.84     Certificate of Incorporation of USA Station Group of
          Virginia, Inc. (formerly, Silver King Broadcasting of
          Virginia, Inc.), as amended.
 3.85     By-Laws of USA Station Group of Virginia, Inc.
 3.86     Certificate of Incorporation of USA Station Group of Tampa,
          Inc. (formerly, Silver King Broadcasting of Tampa, Inc.), as amended.
 3.87     By-Laws of USA Station Group of Tampa, Inc.
 3.88     Certificate of Incorporation of USA Station Group of
          Hollywood Florida, Inc. (formerly, Silver King Broadcasting of Miami, Inc.), as amended.
 3.89     By-Laws of USA Station Group of Hollywood Florida, Inc.
 3.90     Certificate of Incorporation of Telemation, Inc. (formerly,
          HSN Telemation, Inc.), as amended.
 3.91     By-Laws of Telemation, Inc.
 3.92     Certificate of Incorporation of USA Station Group of
          Northern California, Inc. (formerly, Silver King
          Broadcasting of Northern California, Inc.), as amended.
 3.93     By-Laws of USA Station Group of Northern California, Inc.
 3.94     Certificate of Incorporation of USA Station Group, Inc.
          (formerly, UHF Investments, Inc.), as amended.
 3.95     By-Laws of USA Station Group, Inc.
 3.96     Certificate of Incorporation of USA Broadcasting
          Productions, Inc. (formerly, Silver King Productions, Inc.), as amended.
 3.97     By-Laws of USA Broadcasting Productions, Inc.
 3.98     Certificate of Incorporation of Miami, USA Broadcasting
          Station Productions, Inc. (formerly, Silver King Station
          Productions of Miami, Inc.), as amended.
 3.99     By-Laws of Miami, USA Broadcasting Station Productions, Inc.
 3.100    Articles of Incorporation of Miami, USA Broadcasting
          Productions, Inc. (formerly, SK Miami Productions, Inc.), as amended.
 3.101    By-Laws of Miami, USA Broadcasting Productions, Inc.
 3.102    Certificate of Incorporation of Silver King Investment
          Holdings, Inc.
 3.103    By-Laws of Silver King Investment Holdings, Inc.
 3.104    Certificate of Incorporation of SKC Investments, Inc.
 3.105    By-Laws of SKC Investments, Inc.
 3.106    Partnership Agreement of USA Station Group Partnership of
          Dallas (formerly, SKDA Broadcasting Partnership).
 3.107    Partnership Agreement of USA Station Group Partnership of
          Houston (formerly, SKHO Broadcasting Partnership).
 3.108    Partnership Agreement of USA Station Group Partnership of
          Illinois (formerly, SKIL Broadcasting Partnership).

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 3.109    Partnership Agreement of USA Station Group Partnership of
          Massachusetts (formerly, SKMA Broadcasting Partnership).
 3.110    Partnership Agreement of USA Station Group Partnership of
          New Jersey (formerly, SKNJ Broadcasting Partnership).
 3.111    Partnership Agreement of USA Station Group Partnership of
          Ohio (formerly, SKOH Broadcasting Partnership).
 3.112    Partnership Agreement of USA Station Group Partnership of
          Vineland (formerly, SKVI Broadcasting Partnership).
 3.113    Partnership Agreement of USA Station Group Partnership of
          Atlanta (formerly, SKMD Broadcasting Partnership).
 3.114    Amendment of Partnership Agreement of USA Station Group
          Partnership of Atlanta.
 3.115    Partnership Agreement of USA Station Group Partnership of
          Southern California (formerly, SKLA Broadcasting
          Partnership).
 3.116    Partnership Agreement of USA Station Group Partnership of
          Tampa (formerly, SKTA Broadcasting Partnership).
 3.117    Partnership Agreement of USA Station Group Partnership of
          Hollywood, Florida (formerly, SKFL Broadcasting
          Partnership).
 3.118    Global Amendment of Partnership Agreements of SK
          Broadcasting Partnerships, dated February, 1998.
 3.119    Global Amendment of Partnership Agreements of SK
          Broadcasting Partnerships, dated April 23, 1998.
 3.120    Amended and Restated Articles of Incorporation of
          Ticketmaster Group, Inc.
 3.121    Amended and Restated By-Laws of Ticketmaster Group, Inc.,
          filed as Exhibit 3.2 to Ticketmaster Group's Form S-1,
          September 20, 1996, is incorporated herein by reference.
 3.122    Articles of Incorporation of Ticketmaster Corporation, as
          amended.
 3.123    By-Laws of Ticketmaster Corporation, as amended.
 4.1      Indenture, dated as of November 23, 1998, among the Company,
          USANi LLC, the Guarantors party thereto, and The Chase
          Manhattan Bank, as Trustee.
 4.2      Form of 6 3/4% Senior Notes due 2005 (included as Exhibit B to Exhibit 4.1).
 4.3      Exchange and Registration Rights Agreement, dated as of
          November 23, 1998, among the Company, USANi LLC, the
          Guarantors party thereto, and Chase Securities Inc., Bear,
          Stearns & Co. Inc., BNY Capital Markets, Inc. and
          NationsBanc Montgomery Securities LLC.
 4.4      Indenture, dated as of June 25, 1993, for the Savoy 7%
          Convertible Subordinated Debentures due July 1, 2003, filed as Exhibit 4(d) to Savoy's S-1 Registration Statement No.
          33-63192, is incorporated herein by reference.
 4.5      First Supplemental Indenture, dated as of October 24, 1993, for the Savoy 7% Convertible Debentures due July 1, 2003,
          filed as Exhibit 4(e) to Savoy's S-1 Registration Statement
          No. 33-70160, is incorporated herein by reference.
 4.6      Second Supplemental Indenture, dated as of December 17,
          1993, for the Savoy 7% Convertible Debentures due July 1,
          2003, filed as Exhibit 4(e) to Savoy's Annual Report on Form
          10-K for the fiscal year ended December 31, 1993, is
          incorporated herein by reference.
 4.7      Third Supplemental Indenture, dated as of December 19, 1996, for the Savoy 7% Convertible Debentures due July 1, 2003
          filed as Exhibit 4.1 to Savoy's Form 8-K, dated December 19,
          1996, is incorporated herein by reference.

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 5        Opinion of Howard, Smith & Levin LLP, regarding the legality of the securities being issued.*
10.1      Form of Affiliation Agreements between the Company and Home
          Shopping, filed as Exhibit 10.2 to the Company's
          Registration Statement on Form 10, as amended, is
          incorporated herein by reference.
10.2      Form of 1992 Stock Option and Restricted Stock Plan between the Company and Home Shopping, filed as Exhibit 10.6 to the
          Company's Registration Statement on Form 8, as amended, is incorporated herein by reference.
10.3      Form of Retirement Savings and Employment Stock Ownership
          Plan, filed as Exhibit 10.8 to the Company's Registration
          Statement on Form 8, as amended, is incorporated herein by reference.
10.4      Form of Indemnification Agreement, filed as Exhibit 10.10 to the Company's Registration Statement on Form 10, as amended, is incorporated herein by reference.
10.5      Form of Loan Agreement, as amended, by and between Silver
          King Capital Corporation, Inc. and Roberts Broadcasting
          Company of Denver, filed as Exhibit 10.17 to the Company's
          Annual Report on Form 10-K, for the fiscal year ended August
          31, 1994, is incorporated herein by reference.
10.6      Form of Shareholder Agreement by and among Silver King
          Capital Corporation, Inc., Roberts Broadcasting Company of
          Denver, Michael V. Roberts and Steven C. Roberts, filed as
          Exhibit 10.18 to the Company's Annual Report on Form 10-K,
          for the fiscal year ended August 31, 1994, is incorporated herein by reference.
10.7      Limited Liability Company Agreement, Funding Agreement and
          Form of First Amendment to LLC, Registration Rights
          Agreement and associated documents between the Company, the
          Class A Shareholders of Blackstar Communications, Inc. and
          Fox Television Stations, Inc., dated as of June 27, 1995 and
          August 18, 1995, filed as Exhibit 10.23 to the Company's
          Annual Report on Form 10-K, for the fiscal year ended August
          31, 1995, are incorporated herein by reference.
10.8      1986 Stock Option Plan for Employees, dated as of August 1,
          1986, filed as Exhibit 10.33 to Home Shopping's Form S-1
          Registration Statement No. 33-8560, is incorporated herein by reference.
10.9      First, Second, Third and Fourth Amendments to the 1986 Stock
          Option Plan for Employees, filed as Exhibit 10.31 to Home
          Shopping's Annual Report on Form 10-K, for the fiscal year ended December 31, 1993, are incorporated herein by
          reference.
10.10     Form of 1990 Executive Stock Award Program, dated as of
          October 17, 1990, as amended, filed as Exhibit 10.23 to Home
          Shopping's Annual Report on Form 10-K, for the fiscal year ended August 31, 1991, is incorporated herein by reference.
10.11     Stock Purchase Agreement by and between Home Shopping and
          The National Registry Inc., dated as of April 28, 1992,
          filed as Exhibit 10.29 to Home Shopping's Annual Report on
          Form 10-K, for the fiscal year ended August 31, 1992, is
          incorporated herein by reference.
10.12     Home Shopping Network, Inc. Employee Stock Purchase Plan and
          Part-Time Employee Stock Purchase Plan, filed as Exhibit
          10.30 to Home Shopping's Annual Report on Form 10-K for the
          fiscal year ended December 31, 1994, is incorporated herein by reference.
10.13     Home Shopping Network, Inc. Employee Equity Participation
          Plan and Agreement and Declaration of Trust, filed as
          Exhibit 10.31 to Home Shopping's Annual Report on Form 10-K,
          for the fiscal year ended December 31, 1994, is incorporated herein by reference.

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
10.14     Home Shopping Network, Inc. 1996 Stock Option Plan for
          Employees, filed as Exhibit A to the Home Shopping
          Definitive Proxy Statement, dated March 28, 1996, is
          incorporated herein by reference.
10.15     Home Shopping Network, Inc. 1996 Stock Option Plan for
          Outside Directors, filed as Exhibit B to the Home Shopping
          Definitive Proxy Statement, dated March 28, 1996, is
          incorporated herein by reference.
10.16     Binding Term Sheet for the Stockholders Agreement, dated as of August 24, 1995, between Barry Diller and Liberty Media
          Corporation and the First Amendment thereto, dated August
          25, 1996, filed as Appendix I to the Company's Definitive
          Proxy Statement, dated November 20, 1996, are incorporated herein by reference.
10.17     Exchange Agreement, dated as of December 20, 1996, by and
          between the Registrant and Liberty HSN, Inc. filed as
          Exhibit 10.25 to the Company's Annual Report on Form 10-K,
          for the fiscal year ended December 31, 1996, is incorporated herein by reference.
10.18     Equity and Bonus Compensation Agreement, dated as of August
          24, 1995, between Barry Diller and the Registrant filed as
          Exhibit 10.26 to the Company's Annual Report on Form 10-K,
          for the fiscal year ended December 31, 1996, is incorporated herein by reference.
10.19     Silver King Communications, Inc. 1995 Stock Incentive Plan
          filed as Appendix G to the Company's Definitive Proxy
          Statement, dated November 20, 1996, is incorporated herein by reference.
10.20     Silver King Communications, Inc. Directors' Stock Option
          Plan filed as Appendix H to the Company's Definitive Proxy
          Statement, dated November 20, 1996, is incorporated herein by reference.
10.21     Employment Agreement between Home Shopping and James G.
          Held, dated as of November 24, 1995, filed as Exhibit 10.35 to Home Shopping's Annual Report on Form 10-K, for the
          fiscal year ended December 31, 1995, is incorporated herein by reference.
10.22     Letter Agreement, dated January 28, 1997, between Home
          Shopping Network, Inc. and Leo J. Hindery, Jr.
10.23     Letter Agreement, dated April 3, 1996, between Home Shopping
          Network, Inc. and Gen. H. Norman Schwarzkopf filed as
          Exhibit 10.34 to the Company's Annual Report on Form 10-K,
          for the fiscal year ended December 31, 1996, is incorporated herein by reference.
10.24     Shareholders Agreement, dated December 12, 1996, relating to
          Jupiter Shop Channel Co. Ltd. among Jupiter Programming Co.
          Ltd., Home Shopping Network, Inc. and Jupiter Shop Channel
          Co. Ltd. filed as Exhibit 10.35 to the Company's Annual
          Report on Form 10-K, for the fiscal year ended December 31,
          1996, is incorporated herein by reference.
10.25     Services and Trademark License Agreement, dated as of
          December 12, 1996, between Home Shopping Network, Inc. and
          Jupiter Shop Channel Co. Ltd., filed as Exhibit 10.36 to the
          Company's Annual Report on Form 10-K for the fiscal year
          ended December 31, 1996, is incorporated herein by
          reference.
10.26     Purchase and Sale Agreement among Home Shopping Network
          GmbH, Home Shopping Network, Inc., Quelle Schickedanz AG &
          Co., Mr. Thomas Kirch and Dr. Georg Kofler, dated as of
          January 16, 1997, filed as Exhibit 10.37 to the Company's
          Annual Report on Form 10-K for the fiscal year ended
          December 31, 1996, is incorporated herein by reference.

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
10.27     Joint Venture Agreement between Quelle Schickedanz AG & Co.,
          Home Shopping Network, Inc., Home Shopping Network GmbH, Mr.
          Thomas Kirch and Dr. Georg Kofler, filed as Exhibit 5.3 to the Purchase and Sale Agreement, filed as Exhibit 10.38 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, is incorporated herein by
          reference.
10.28     License Agreement, dated as of January 1, 1996, between
          Ronald A. Katz Technology Licensing, L.P. and Home Shopping
          Network, Inc., filed as Exhibit 10.39 to the Company's
          Annual Report on Form 10-K for the fiscal year ended
          December 31, 1996, is incorporated herein by reference.
10.29     Shareholder Agreement, dated as of April 26, 1996, by and
          among Channel 66 of Vallejo, California, Inc., Whitehead
          Media of California, Inc. and Silver King Capital
          Corporation, Inc., filed as Exhibit 10.40 to the Company's
          Annual Report on Form 10-K for the fiscal year ended
          December 31, 1996, is incorporated herein by reference.
10.30     Loan Agreement, dated as of April 26, 1996, by and between
          SKC Investments, Inc. and Channel 66 of Vallejo, California,
          Inc., filed as Exhibit 10.41 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, is incorporated herein by reference.
10.31     Joint Venture and License Agreement, dated as of June 12,
          1992, between Savoy Pictures Entertainment, Inc. and Home
          Box Office, Inc. (confidential treatment for portions
          thereof granted), filed as Exhibit 10(a) to Savoy's S-1
          Registration Statement No. 33-57956, is incorporated herein by reference.
10.32     License Agreement, dated as of June 12, 1992, among Savoy
          Pictures Entertainment, Inc. and Home Box Office, Inc.
          (confidential treatment of portions thereof granted), filed as Exhibit 10(b) to Savoy's S-1 Registration Statement No.
          33-57956, is incorporated herein by reference.
10.33     Warrant Agreement, dated as of March 2, 1992, between Savoy
          Pictures Entertainment, Inc. and Allen & Company
          Incorporated, filed as Exhibit 10(f) to Savoy's S-1
          Registration Statement No. 33-57956, is incorporated herein by reference.
10.34     Warrant Agreement, dated as of March 2, 1992, between Savoy
          Pictures Entertainment, Inc. and GKH Partners, L.P., filed as Exhibit 10(g) to Savoy's S-1 Registration Statement No.
          33-57956, is incorporated herein by reference.
10.35     Warrant Agreement, dated as of April 20, 1994, between Savoy and GKH Partners, L.P., filed as Exhibit 10.2 to Savoy's
          Form 10-Q for the quarter ended March 31, 1994, is
          incorporated herein by reference.
10.36     Amended and Restated Stock Option Plan (including form of
          Stock Options Agreement) filed as Exhibit 4.1 to Savoy's
          Registration Statement No. 33-70740, is incorporated herein by reference.
10.37     Savoy 1995 Stock Option Plan filed as Exhibit 10(+) to
          Savoy's Annual Report on Form 10-K for the fiscal year ended
          December 31, 1995, is incorporated herein by reference.
10.38     $1,600,000,000 Credit Agreement, dated February 12, 1998,
          among the Company, USANi LLC, as Borrower, Various Lenders,
          The Chase Manhattan Bank as Administrative Agent,
          Syndication Agent and Collateral Agent, and Bank of America
          National Trust & Savings Association and The Bank of New
          York as Co-Documentation Agents, filed as Exhibit 10.50 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 is incorporated herein by reference.

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
10.39     First Amendment and Consent, dated as of June 24, 1998, to the Credit Agreement, dated February 12, 1998, among the
          Company, USANi LLC, as Borrower, Various Lenders, The Chase
          Manhattan Bank, as Administrative Agent, Syndication Agent
          and Collateral Agent, and Bank of America National Trust &
          Savings Association and The Bank of New York, as
          Co-Documentation Agents.
10.40     Second Amendment, dated as of October 9, 1998, to the Credit
          Agreement, dated February 12, 1998, among the Company, USANi
          LLC, as Borrower, Various Lenders, The Chase Manhattan Bank,
          as Administrative Agent, Syndication Agent and Collateral
          Agent, and Bank of America National Trust & Savings
          Association and The Bank of New York, as Co-Documentation
          Agents.
10.41     Form of Governance Agreement among HSN, Inc., Universal
          Studios, Inc., Liberty Media Corporation and Barry Diller,
          dated as of October 19, 1997, filed as Appendix B to the
          Company's Definitive Proxy Statement, dated January 12,
          1998, is incorporated herein by reference.
10.42     Form of Stockholders Agreement among Universal Studios,
          Inc., Liberty Media Corporation, Barry Diller, HSN, Inc. and
          The Seagram Company Ltd. dated as of October 19, 1997, filed as Appendix C to the Company's Definitive Proxy Statement,
          dated January 12, 1998, is incorporated herein by reference.
10.43     Form of Spinoff Agreement between Liberty Media Corporation and Universal Studios, Inc. dated as of October 19, 1997,
          filed as Appendix D to the Company's Definitive Proxy
          Statement, dated January 12, 1998, is incorporated herein by reference.
10.44     HSN, Inc. 1997 Stock and Annual Incentive Plan filed as
          Appendix F to the Company's Definitive Proxy Statement,
          dated January 12, 1998, is incorporated herein by reference.
10.45     Employment Agreement between Thomas J. Kuhn and HSN, Inc.
          dated February 9, 1998 filed as Exhibit 10.56 to the
          Company's Annual Report on Form 10-K, for the fiscal year
          ended December 31, 1997 is incorporated herein by reference.
10.46     Employment Agreement between Dara Khosrowshahi and USA
          Networks, Inc., dated March 2, 1998, filed as Exhibit 10.57 to the Company's Annual Report on Form 10-K, for the fiscal year ended December 31, 1997, is incorporated herein by
          reference.
10.47     Employment Agreement between Michael P. Durney and USA
          Networks, Inc., dated March 30, 1998, filed as Exhibit 10.9 to the Company's 10-Q for the quarter ended March 31, 1998, is incorporated herein by reference.
10.48     HSN, Inc. Retirement Savings Plan ("Savings Plan"), filed as
          Exhibit 10.58 to the Company's Form 10-K for the fiscal year ended December 31, 1997 is incorporated herein by reference.
10.49     Amendment to the Savings Plan.
10.50     Exchange Agreement, dated as of October 19, 1997, by and
          among HSN, Inc. (renamed USA Networks, Inc.), Universal
          Studios, Inc. (and certain of its subsidiaries) and Liberty
          Media Corporation (and certain of its subsidiaries) filed as
          Exhibit 10.60 to the Company's Annual Report on Form 10-K,
          for the fiscal year ended December 31, 1997, is incorporated herein by reference.
10.51     Cooperation, Non-Competition and Confidentiality Agreement
          by and between the Company and Fredric D. Rosen, dated as of
          March 9, 1998, filed as Exhibit 6 to Amendment No. 4 to the
          Company's report on Schedule 13D for Ticketmaster Group,
          Inc., dated March 23, 1998, is incorporated herein by
          reference.

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
10.52     License and Services Agreement, dated as of August 12, 1998, by and between Ticketmaster Corporation, Ticketmaster
          Multimedia Holdings, Inc., and USA Networks,
          Inc.(confidential treatment for portions thereof granted), filed as Exhibit 10.29 to Ticketmaster Online-Citisearch,
          Inc.'s Form S-1 Registration Statement No. 333-64855, is
          incorporated herein by reference.
12.1      Statement re: Computation of Ratio of Earnings to Fixed
          Charges of USAi.
12.2      Statement re: Computation of Ratio of Earnings to Fixed
          Charges of Holdco.
12.3      Statement re: Computation of Ratio of Earnings to Fixed
          Charges of USANi.
21.1      Subsidiaries of the Company.*
21.2      Subsidiaries of USANi LLC.*
23.1      Consent of Ernst & Young LLP
23.2      Consent of Ernst & Young LLP
23.3      Consent of Ernst & Young LLP
23.4      Consent of Ernst & Young LLP
23.5      Consent of Deloitte & Touche LLP
23.6      Consent of PricewaterhouseCoopers LLP
23.7      Consent of PricewaterhouseCoopers LLP
23.8      Consent of KPMG LLP
23.9      Consent of KPMG LLP
23.10     Consent of KPMG LLP
23.11     Consent of Counsel (included in Exhibit 5.1).
24.1      Powers of Attorney of the Issuers and the Guarantors
          (included in the signature pages hereto).
25.1      Statement of Eligibility of Trustee on Form T-1 related to the Notes.
27.1      Holdco Financial Data Schedule for the year ended December
          31, 1997 (for SEC use only)
27.2      Holdco Financial Data Schedule for the year ended December
          31, 1996 (for SEC use only)
27.3      Holdco Financial Data Schedule for the year ended December
          31, 1995 (for SEC use only)
27.4      USANi LLC Financial Data Schedule for the year ended
          December 31, 1997 (for SEC use only)
27.5      USANi LLC Financial Data Schedule for the year ended
          December 31, 1996 (for SEC use only)
99.1      Form of Letter of Transmittal.*
99.2      Form of Notice of Guaranteed Delivery.*
99.3      Form of Letter to Brokers, Dealers, Commercial Banks, Trust
          Companies and Other Nominees.*
99.4      Form of Letter to Clients.*
99.5      Form of Exchange Agent Agreement.*

-------------------------

* To be filed by amendment.

(b) Consolidated Financial Statement Schedules

SCHEDULE                                                                   PAGE
 NUMBER                                                                   NUMBER
--------                                                                ----------
   II     -- Valuation and Qualifying Accounts........................  S-1 to S-3

ITEM 22.  UNDERTAKINGS.

(a) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of a registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d) Insofar as idemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification is against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          USA NETWORKS, INC.

                                          By:       /s/ BARRY DILLER
                                            ------------------------------------
                                              Name: Barry Diller
                                              Title: Chairman and Chief
                                                     Executive Officer

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn with full power to act alone, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                     SIGNATURE                                 TITLE                     DATE
                     ---------                                 -----                     ----
                 /s/ BARRY DILLER                    Chairman of the Board,        January 27, 1999
---------------------------------------------------    Chief Executive Officer
                   Barry Diller                        and Director

               /s/ MICHAEL P. DURNEY                 Vice President and            January 27, 1999
---------------------------------------------------    Controller (Chief
                 Michael P. Durney                     Accounting Officer)

               /s/ VICTOR A. KAUFMAN                 Director, Office of the       January 27, 1999
---------------------------------------------------    Chairman and Chief
                 Victor A. Kaufman                     Financial Officer
                                                       (Principal Financial
                                                       Officer)

                 /s/ PAUL G. ALLEN                   Director                      January 27, 1999
---------------------------------------------------
                   Paul G. Allen

              /s/ EDGAR BRONFMAN, JR.                Director                      January 27, 1999
---------------------------------------------------
                Edgar Bronfman, Jr.

                     SIGNATURE                                 TITLE                     DATE
                     ---------                                 -----                     ----
                 /s/ JAMES G. HELD                   Director                      January 27, 1999
---------------------------------------------------
                   James G. Held

               /s/ DONALD R. KEOUGH                  Director                      January 27, 1999
---------------------------------------------------
                 Donald R. Keough

             /s/ ROBERT W. MATSCHULLAT               Director                      January 27, 1999
---------------------------------------------------
               Robert W. Matschullat

                /s/ SAMUEL MINZBERG                  Director                      January 27, 1999
---------------------------------------------------
                  Samuel Minzberg

               /s/ WILLIAM D. SAVOY                  Director                      January 27, 1999
---------------------------------------------------
                 William D. Savoy

             /s/ H. NORMAN SCHWARZKOPF               Director                      January 27, 1999
---------------------------------------------------
               H. Norman Schwarzkopf

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          USANi LLC

                                          By:       /s/ BARRY DILLER
                                            ------------------------------------
                                              Name: Barry Diller
                                              Title: Chairman and Chief
                                              Executive Officer

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn with full power to act alone, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                     SIGNATURE                                 TITLE                     DATE
                     ---------                                 -----                     ----
                 /s/ BARRY DILLER                    Chairman of the Board,        January 27, 1999
---------------------------------------------------    Chief Executive Officer
                   Barry Diller                        and Director

               /s/ MICHAEL P. DURNEY                 Vice President and            January 27, 1999
---------------------------------------------------    Controller (Chief
                 Michael P. Durney                     Accounting Officer)

               /s/ VICTOR A. KAUFMAN                 Director, Office of the       January 27, 1999
---------------------------------------------------    Chairman and Chief
                 Victor A. Kaufman                     Financial Officer
                                                       (Principal Financial
                                                       Officer)

                 /s/ PAUL G. ALLEN                   Director                      January 27, 1999
---------------------------------------------------
                   Paul G. Allen

               /s/ ROBERT R. BENNETT                 Director                      January 27, 1999
---------------------------------------------------
                 Robert R. Bennett

                     SIGNATURE                                 TITLE                     DATE
                     ---------                                 -----                     ----
              /s/ EDGAR BRONFMAN, JR.                Director                      January 27, 1999
---------------------------------------------------
                Edgar Bronfman, Jr.

                 /s/ JAMES G. HELD                   Director                      January 27, 1999
---------------------------------------------------
                   James G. Held

                /s/ LEO J. HINDERY                   Director                      January 27, 1999
---------------------------------------------------
                  Leo J. Hindery

               /s/ DONALD R. KEOUGH                  Director                      January 27, 1999
---------------------------------------------------
                 Donald R. Keough

                /s/ JOHN C. MALONE                   Director                      January 27, 1999
---------------------------------------------------
                  John C. Malone

             /s/ ROBERT W. MATSCHULLAT               Director                      January 27, 1999
---------------------------------------------------
               Robert W. Matschullat

                /s/ SAMUEL MINZBERG                  Director                      January 27, 1999
---------------------------------------------------
                  Samuel Minzberg

               /s/ WILLIAM D. SAVOY                  Director                      January 27, 1999
---------------------------------------------------
                 William D. Savoy

             /s/ H. NORMAN SCHWARZKOPF               Director                      January 27, 1999
---------------------------------------------------
               H. Norman Schwarzkopf

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on January 27, 1999.

                                          HOME SHOPPING NETWORK, INC.

                                          By:       /s/ JAMES G. HELD
                                            ------------------------------------
                                              Name: James G. Held
                                              Title: Chairman and Chief
                                              Executive Officer

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                 /s/ JAMES G. HELD                   Chairman and Chief Executive    January 27, 1999
---------------------------------------------------    Officer
                   James G. Held

                  /s/ MARK BOZEK                     President                       January 27, 1999
---------------------------------------------------
                    Mark Bozek

               /s/ ROBERT ROSENBLATT                 Executive Vice President,       January 27, 1999
---------------------------------------------------    Chief Financial Officer and
                 Robert Rosenblatt                     Treasurer

                 /s/ BRIAN FELDMAN                   Vice President and Controller   January 27, 1999
---------------------------------------------------
                   Brian Feldman

                /s/ JED B. TROSPER                   Director                        January 27, 1999
---------------------------------------------------
                  Jed B. Trosper

              /s/ JAMES G. GALLAGHER                 Director                        January 27, 1999
---------------------------------------------------
                James G. Gallagher

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          USANi SUB LLC

                                          By:     /s/ VICTOR A. KAUFMAN
                                            ------------------------------------
                                              Name: Victor A. Kaufman
                                              Title: Chief Executive Officer

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
               /s/ VICTOR A. KAUFMAN                 Chief Executive Officer         January 27, 1999
---------------------------------------------------
                 Victor A. Kaufman

                /s/ THOMAS J. KUHN                   President                       January 27, 1999
---------------------------------------------------
                  Thomas J. Kuhn

               /s/ MICHAEL P. DURNEY                 Vice President, Chief           January 27, 1999
---------------------------------------------------    Financial Officer and
                 Michael P. Durney                     Treasurer (Principal
                                                       Financial Officer and
                                                       Principal Accounting
                                                       Officer)

                     USANi LLC                       Member and Manager              January 27, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
             Senior Vice President and
                  General Counsel

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          USAi SUB, INC.

                                          By:     /s/ VICTOR A. KAUFMAN
                                            ------------------------------------
                                              Name: Victor A. Kaufman
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
               /s/ VICTOR A. KAUFMAN                 President                       January 27, 1999
---------------------------------------------------
                 Victor A. Kaufman

               /s/ MICHAEL P. DURNEY                 Vice President, Treasurer       January 27, 1999
---------------------------------------------------    and Director (Principal
                 Michael P. Durney                     Financial Officer and
                                                       Principal Accounting
                                                       Officer)

                /s/ THOMAS J. KUHN                   Director                        January 27, 1999
---------------------------------------------------
                  Thomas J. Kuhn

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          HOME SHOPPING CLUB, LP

                                          By: HSN General Partner LLC, as
                                              General Partner

                                          By:     /s/ VICTOR A. KAUFMAN
                                            ------------------------------------
                                              Name: Victor A. Kaufman
                                              Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
              HSN General Partner LLC                General Partner                 January 27, 1999

             By: /s/ VICTOR A. KAUFMAN
  ----------------------------------------------
                Victor A. Kaufman,
              Chief Executive Officer

                   USANi Sub LLC                     Limited Partner                 January 27, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
             Thomas J. Kuhn, President

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          NATIONAL CALL CENTER LP

                                          By: HSN General Partner LLC, as
                                              General Partner

                                          By:     /s/ VICTOR A. KAUFMAN
                                            ------------------------------------
                                              Name: Victor A. Kaufman
                                              Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
              HSN General Partner LLC                General Partner                 January 27, 1999

             By: /s/ VICTOR A. KAUFMAN
  ----------------------------------------------
                Victor A. Kaufman,
              Chief Executive Officer

                   USANi Sub LLC                     Limited Partner                 January 27, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
             Thomas J. Kuhn, President

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          INTERNET SHOPPING NETWORK LLC

                                          By:       /s/ JED B TROSPER
                                            ------------------------------------
                                              Name: Jed B. Trosper
                                              Title: Secretary and Treasurer

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JED B. TROSPER                   Secretary and Treasurer         January 27, 1999
---------------------------------------------------    (Principal Executive
                  Jed B. Trosper                       Officer, Principal Financial
                                                       Officer and Principal
                                                       Accounting Officer)

                     USANi LLC                       Manager                         January 27, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
             Senior Vice President and
                  General Counsel

                   USANi Sub LLC                     Member                          January 27, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
             Thomas J. Kuhn, President

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
              HSN General Partner LLC                Member                          January 27, 1999

             By: /s/ VICTOR A. KAUFMAN
  ----------------------------------------------
                Victor A. Kaufman,
              Chief Executive Officer

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          HSN CAPITAL LLC

                                          By:       /s/ JOHN S. TRUE
                                            ------------------------------------
                                              Name: John S. True
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                 /s/ JOHN S. TRUE                    President                       January 27, 1999
---------------------------------------------------
                   John S. True

                /s/ JED B. TROSPER                   Treasurer (Principal Financial  January 27, 1999
---------------------------------------------------    Officer and Principal
                  Jed B. Trosper                       Accounting Officer)

                     USANi LLC                       Manager                         January 27, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
             Senior Vice President and
                  General Counsel

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                   USANi Sub LLC                     Member                          January 27, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
             Thomas J. Kuhn, President

              HSN General Partner LLC                Member                          January 27, 1999

             By: /s/ VICTOR A. KAUFMAN
  ----------------------------------------------
                Victor A. Kaufman,
              Chief Executive Officer

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          HSN FULFILLMENT LLC

                                          By:    /s/ CHARLES M. HOPKINS
                                            ------------------------------------
                                              Name: Charles M. Hopkins
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
              /s/ CHARLES M. HOPKINS                 President                       January 27, 1999
---------------------------------------------------
                Charles M. Hopkins

                /s/ JED B. TROSPER                   Treasurer (Principal Financial  January 27, 1999
---------------------------------------------------    Officer and Principal
                  Jed B. Trosper                       Accounting Officer)

                     USANi LLC                       Manager                         January 27, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn
             Senior Vice President and
                  General Counsel

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                   USANi Sub LLC                     Member                          January 27, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
             Thomas J. Kuhn, President

              HSN General Partner LLC                Member                          January 27, 1999

             By: /s/ VICTOR A. KAUFMAN
  ----------------------------------------------
                Victor A. Kaufman,
              Chief Executive Officer

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          HSN REALTY LLC

                                          By:      /s/ JED B. TROSPER
                                            ------------------------------------
                                              Name: Jed B. Trosper
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JED B. TROSPER                   President                       January 27, 1999
---------------------------------------------------
                  Jed B. Trosper

               /s/ BRIAN J. FELDMAN                  Treasurer (Principal Financial  January 27, 1999
---------------------------------------------------    Officer and Principal
                 Brian J. Feldman                      Accounting Officer)

                   USANi Sub LLC                     Member and Manager              January 27, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
             Thomas J. Kuhn, President

              HSN General Partner LLC                Member and Manager              January 27, 1999

             By: /s/ VICTOR A. KAUFMAN
  ----------------------------------------------
                Victor A. Kaufman,
              Chief Executive Officer

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          HSN OF NEVADA LLC

                                          By:       /s/ JOHN S. TRUE
                                            ------------------------------------
                                              Name: John S. True
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                 /s/ JOHN S. TRUE                    President                       January 27, 1999
---------------------------------------------------

                /s/ JED B. TROSPER                   Treasurer (Principal Financial  January 27, 1999
---------------------------------------------------    Officer and Principal
                  Jed B. Trosper                       Accounting Officer)

                     USANi LLC                       Manager                         January 27, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
             Senior Vice President and
                  General Counsel

                  HSN Capital LLC                    Member                          January 27, 1999

               By: /s/ JOHN S. TRUE
  ----------------------------------------------
              John S. True, President

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          NEW-U STUDIOS HOLDINGS, INC.

                                          By:     /s/ VICTOR A. KAUFMAN
                                            ------------------------------------
                                              Name: Victor A. Kaufman
                                              Title: Chief Executive Officer

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
               /s/ VICTOR A. KAUFMAN                 Chief Executive Officer         January 27, 1999
---------------------------------------------------
                 Victor A. Kaufman

               /s/ ROBERT ROSENBLATT                 Vice President, Chief           January 27, 1999
---------------------------------------------------    Financial Officer and
                 Robert Rosenblatt                     Treasurer

                 /s/ BRIAN FELDMAN                   Vice President and              January 27, 1999
---------------------------------------------------    Controller
                   Brian Feldman

                /s/ JED B. TROSPER                   Director                        January 27, 1999
---------------------------------------------------
                  Jed B. Trosper

              /s/ JAMES G. GALLAGHER                 Director                        January 27, 1999
---------------------------------------------------
                James G. Gallagher

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          HSN HOLDINGS, INC.

                                          By:     /s/ VICTOR A. KAUFMAN
                                            ------------------------------------
                                              Name: Victor A. Kaufman
                                              Title: Chief Executive Officer

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
               /s/ VICTOR A. KAUFMAN                 Chief Executive Officer         January 27, 1999
---------------------------------------------------
                 Victor A. Kaufman

               /s/ ROBERT ROSENBLATT                 Vice President, Chief           January 27, 1999
---------------------------------------------------    Financial Officer and
                 Robert Rosenblatt                     Treasurer

                 /s/ BRIAN FELDMAN                   Vice President and              January 27, 1999
---------------------------------------------------    Controller
                   Brian Feldman

                /s/ JED B. TROSPER                   Director                        January 27, 1999
---------------------------------------------------
                  Jed B. Trosper

              /s/ JAMES G. GALLAGHER                 Director                        January 27, 1999
---------------------------------------------------
                James G. Gallagher

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          USA NETWORKS HOLDINGS, INC.

                                          By:     /s/ VICTOR A. KAUFMAN
                                            ------------------------------------
                                              Name: Victor A. Kaufman
                                              Title: Chief Executive Officer

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
               /s/ VICTOR A. KAUFMAN                 Chief Executive Officer         January 27, 1999
---------------------------------------------------
                 Victor A. Kaufman

                 /s/ JAMES G. HELD                   President                       January 27, 1999
---------------------------------------------------
                   James G. Held

               /s/ ROBERT ROSENBLATT                 Vice President, Chief           January 27, 1999
---------------------------------------------------    Financial Officer and
                 Robert Rosenblatt                     Treasurer

                 /s/ BRIAN FELDMAN                   Vice President and              January 27, 1999
---------------------------------------------------    Controller
                   Brian Feldman

                /s/ JED B. TROSPER                   Director                        January 27, 1999
---------------------------------------------------
                  Jed B. Trosper

              /s/ JAMES G. GALLAGHER                 Director                        January 27, 1999
---------------------------------------------------
                James G. Gallagher

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          NEW-U STUDIOS, INC.

                                          By:     /s/ VICTOR A. KAUFMAN
                                            ------------------------------------
                                              Name: Victor A. Kaufman
                                              Title: Chief Executive Officer

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
               /s/ VICTOR A. KAUFMAN                 Chief Executive Officer         January 27, 1999
---------------------------------------------------
                 Victor A. Kaufman

               /s/ ROBERT ROSENBLATT                 Vice President, Chief           January 27, 1999
---------------------------------------------------    Financial Officer and
                 Robert Rosenblatt                     Treasurer

                 /s/ BRIAN FELDMAN                   Vice President and Controller   January 27, 1999
---------------------------------------------------
                   Brian Feldman

                /s/ JED B. TROSPER                   Director                        January 27, 1999
---------------------------------------------------
                  Jed B. Trosper

              /s/ JAMES G. GALLAGHER                 Director                        January 27, 1999
---------------------------------------------------
                James G. Gallagher

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          HSN GENERAL PARTNER LLC

                                          By:     /s/ VICTOR A. KAUFMAN
                                            ------------------------------------
                                              Name: Victor A. Kaufman
                                              Title: Chief Executive Officer

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
               /s/ VICTOR A. KAUFMAN                 Chief Executive Officer         January 27, 1999
---------------------------------------------------
                 Victor A. Kaufman

               /s/ ROBERT ROSENBLATT                 Vice President, Chief           January 27, 1999
---------------------------------------------------    Financial Officer and
                 Robert Rosenblatt                     Treasurer (Principal
                                                       Financial Officer and
                                                       Principal Accounting
                                                       Officer)

                     USANi LLC                       Manager                         January 27, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
             Senior Vice President and
                  General Counsel

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                   USANi Sub LLC                     Member                          January 27, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
             Thomas J. Kuhn, President

                HSN Holdings, Inc.                   Member                          January 27, 1999

             By: /s/ VICTOR A. KAUFMAN
  ----------------------------------------------
                Victor A. Kaufman,
              Chief Executive Officer

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          STUDIOS USA LLC

                                          By:     /s/ ROBERT T. FLEMING
                                            ------------------------------------
                                              Name: Robert T. Fleming
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
               /s/ ROBERT T. FLEMING                 President                       January 27, 1999
---------------------------------------------------
                 Robert T. Fleming

                /s/ MELISSA LEFFLER                  Treasurer (Principal Financial  January 27, 1999
---------------------------------------------------    Officer and Principal
                  Melissa Leffler                      Accounting Officer)

                     USANi LLC                       Manager                         January 27, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
             Senior Vice President and
                  General Counsel

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                   USANi Sub LLC                     Member                          January 27, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
             Thomas J. Kuhn, President

                New-U Studios, Inc.                  Member                          January 27, 1999

             By: /s/ VICTOR A. KAUFMAN
  ----------------------------------------------
                Victor A. Kaufman,
              Chief Executive Officer

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          USA NETWORKS PARTNER LLC

                                          By:     /s/ VICTOR A. KAUFMAN
                                            ------------------------------------
                                              Name: Victor A. Kaufman
                                              Title: Chief Executive Officer

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
               /s/ VICTOR A. KAUFMAN                 Chief Executive Officer         January 27, 1999
---------------------------------------------------
                 Victor A. Kaufman

               /s/ ROBERT ROSENBLATT                 Vice President, Chief           January 27, 1999
---------------------------------------------------    Financial Officer and
                 Robert Rosenblatt                     Treasurer

                 /s/ BRIAN FELDMAN                   Vice President and Controller   January 27, 1999
---------------------------------------------------
                   Brian Feldman

                     USANi LLC                       Manager                         January 27, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
             Senior Vice President and
                  General Counsel

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                   USANi Sub LLC                     Member                          January 27, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
             Thomas J. Kuhn, President

            USA Networks Holdings, Inc.              Member                          January 27, 1999

             By: /s/ VICTOR A. KAUFMAN
  ----------------------------------------------
                Victor A. Kaufman,
              Chief Executive Officer

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                            USA NETWORKS (NEW YORK
                                            GENERAL PARTNERSHIP)

                                          By: USANi Sub LLC, as General Partner

                                          By:      /s/ THOMAS J. KUHN
                                            ------------------------------------
                                              Name: Thomas J. Kuhn
                                              Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
                   USANi Sub LLC                     General Partner                 January 27, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
             Thomas J. Kuhn, President

             USA Networks Partner, LLC               General Partner                 January 27, 1999

             By: /s/ VICTOR A. KAUFMAN
  ----------------------------------------------
                Victor A. Kaufman,
              Chief Executive Officer

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          STUDIOS USA TELEVISION LLC

                                          By:    /s/ KENNETH A. SOLOMAN
                                            ------------------------------------
                                              Name: Kenneth A. Soloman
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
              /s/ KENNETH A. SOLOMAN                 President                       January 27, 1999
---------------------------------------------------
                Kenneth A. Soloman

                 /s/ RICHARD WONG                    Treasurer (Principal            January 27, 1999
---------------------------------------------------    Financial Officer and
                   Richard Wong                        Principal Accounting
                                                       Officer)

                     USANi LLC                       Manager                         January 27, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
             Senior Vice President and
                  General Counsel

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
                  Studios USA LLC                    Member                          January 27, 1999

             By: /s/ ROBERT T. FLEMING
  ----------------------------------------------
           Robert T. Fleming, President

                New-U Studios, Inc.                  Member                          January 27, 1999

             By: /s/ VICTOR A. KAUFMAN
  ----------------------------------------------
                Victor A. Kaufman,
              Chief Executive Officer

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                            STUDIOS USA FIRST-RUN
                                            TELEVISION LLC

                                          By:      /s/ LONNIE BURSTEIN
                                            ------------------------------------
                                              Name: Lonnie Burstein
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ LONNIE BURSTEIN                  President                       January 27, 1999
---------------------------------------------------
                  Lonnie Burstein

                /s/ MELISSA LEFFLER                  Treasurer (Principal Financial  January 27, 1999
---------------------------------------------------    Officer and Principal
                  Melissa Leffler                      Accounting Officer)

                     USANi LLC                       Manager                         January 27, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
             Senior Vice President and
                  General Counsel

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                  Studios USA LLC                    Member                          January 27, 1999

             By: /s/ ROBERT T. FLEMING
  ----------------------------------------------
           Robert T. Fleming, President

                New-U Studios, Inc.                  Member                          January 27, 1999

             By: /s/ VICTOR A. KAUFMAN
  ----------------------------------------------
                Victor A. Kaufman,
              Chief Executive Officer

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          STUDIOS USA PICTURES LLC

                                          By:     /s/ ROBERT T. FLEMING
                                            ------------------------------------
                                              Name: Robert T. Fleming
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                 TITLE                      DATE
                     ---------                                 -----                      ----
               /s/ ROBERT T. FLEMING                 President                       January 27, 1999
---------------------------------------------------
                 Robert T. Fleming

                /s/ MELISSA LEFFLER                  Treasurer (Principal            January 27, 1999
---------------------------------------------------    Financial
                  Melissa Leffler                      Officer and Principal
                                                       Accounting Officer)

                     USANI LLC                       Manager                         January 27, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
             Senior Vice President and
                  General Counsel

                     SIGNATURE                                 TITLE                      DATE
                     ---------                                 -----                      ----
                  Studios USA LLC                    Member                          January 27, 1999

             By: /s/ ROBERT T. FLEMING
  ----------------------------------------------
                Robert T. Fleming,
                     President

                New-U Studios, Inc.                  Member                          January 27, 1999

             By: /s/ VICTOR A. KAUFMAN
  ----------------------------------------------
                Victor A. Kaufman,
              Chief Executive Officer

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          STUDIOS USA DEVELOPMENT LLC

                                          By:     /s/ STEVEN T. BRUNELL
                                            ------------------------------------
                                              Name: Steven T. Brunell
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                     DATE
                     ---------                                  -----                     ----
               /s/ STEVEN T. BRUNELL                 President                       January 27, 1999
---------------------------------------------------
                 Steven T. Brunell

                /s/ ELIZABETH CHELL                  Treasurer (Principal            January 27, 1999
---------------------------------------------------    Financial Officer and
                  Elizabeth Chell                      Principal Accounting
                                                       Officer)

                     USANi LLC                       Manager                         January 27, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
             Senior Vice President and
                  General Counsel

                     SIGNATURE                                  TITLE                     DATE
                     ---------                                  -----                     ----
                  Studios USA LLC                    Member                          January 27, 1999

             By: /s/ ROBERT T. FLEMING
  ----------------------------------------------
                Robert T. Fleming,
                     President

                New-U Studios, Inc.                  Member                          January 27, 1999

             By: /s/ VICTOR A. KAUFMAN
  ----------------------------------------------
                Victor A. Kaufman,
              Chief Executive Officer

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          STUDIOS USA REALITY TELEVISION LLC

                                          By:    /s/ CHRISTINE HEDGECOCK
                                            ------------------------------------
                                              Name: Christine Hedgecock
                                              Title: Secretary

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                     DATE
                     ---------                                  -----                     ----
              /s/ CHRISTINE HEDGECOCK                Secretary                       January 27, 1999
---------------------------------------------------
                Christine Hedgecock

                /s/ LEONARD DIRISIO                  Treasurer (Principal            January 27, 1999
---------------------------------------------------    Financial Officer and
                  Leonard Dirisio                      Principal Accounting
                                                       Officer)

                     USANi LLC                       Manager                         January 27, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
             Senior Vice President and
                  General Counsel

                     SIGNATURE                                  TITLE                     DATE
                     ---------                                  -----                     ----
                  Studios USA LLC                    Member                          January 27, 1999

             By: /s/ ROBERT T. FLEMING
  ----------------------------------------------
                Robert T. Fleming,
                     President

                New-U Studios, Inc.                  Member                          January 27, 1999

             By: /s/ VICTOR A. KAUFMAN
  ----------------------------------------------
                Victor A. Kaufman,
              Chief Executive Officer

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          STUDIOS USA TALK TELEVISION LLC

                                          By:    /s/ CHRISTINE HEDGECOCK
                                            ------------------------------------
                                              Name: Christine Hedgecock
                                              Title: Secretary

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                     DATE
                     ---------                                  -----                     ----
              /s/ CHRISTINE HEDGECOCK                Secretary                       January 27, 1999
---------------------------------------------------
                Christine Hedgecock

                  /s/ JANE KNAPP                     Treasurer (Principal            January 27, 1999
---------------------------------------------------    Financial Officer and
                    Jane Knapp                         Principal Accounting
                                                       Officer)

                     USANi LLC                       Manager                         January 27, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
             Senior Vice President and
                  General Counsel

                     SIGNATURE                                  TITLE                     DATE
                     ---------                                  -----                     ----
                  Studios USA LLC                    Member                          January 27, 1999

             By: /s/ ROBERT T. FLEMING
  ----------------------------------------------
                Robert T. Fleming,
                     President

                New-U Studios, Inc.                  Member                          January 27, 1999

             By: /s/ VICTOR A. KAUFMAN
  ----------------------------------------------
                Victor A. Kaufman,
              Chief Executive Officer

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          STUDIOS USA PICTURES DEVELOPMENT LLC

                                          By:   /s/ JOAN WHITEHEAD EVANS
                                            ------------------------------------
                                              Name: Joan Whitehead Evans
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
             /s/ JOAN WHITEHEAD EVANS                President                       January 27, 1999
---------------------------------------------------
               Joan Whitehead Evans

                /s/ CHARLES KILLIAN                  Treasurer (Principal Financial  January 27, 1999
---------------------------------------------------    Officer and Principal
                  Charles Killian                      Accounting Officer)

                     USANi LLC                       Manager                         January 27, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
             Senior Vice President and
                  General Counsel

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                  Studios USA LLC                    Member                          January 27, 1999

             By: /s/ ROBERT T. FLEMING
  ----------------------------------------------
           Robert T. Fleming, President

                New-U Studios, Inc.                  Member                          January 27, 1999

             By: /s/ VICTOR A. KAUFMAN
  ----------------------------------------------
                Victor A. Kaufman,
              Chief Executive Officer

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          STUDIOS USA TELEVISION
                                            DISTRIBUTION LLC

                                          By:    /s/ STEVEN S. ROSENBERG
                                            ------------------------------------
                                              Name: Steven S. Rosenberg
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
              /s/ STEVEN S. ROSENBERG                President                       January 27, 1999
---------------------------------------------------
                Steven S. Rosenberg

                /s/ MELISSA LEFFLER                  Treasurer (Principal Financial  January 27, 1999
---------------------------------------------------    Officer and Principal
                  Melissa Leffler                      Accounting Officer)

                     USANi LLC                       Manager                         January 27, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
             Senior Vice President and
                  General Counsel

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                  Studios USA LLC                    Member                          January 27, 1999

             By: /s/ ROBERT T. FLEMING
  ----------------------------------------------
           Robert T. Fleming, President

                New-U Studios, Inc.                  Member                          January 27, 1999

             By: /s/ VICTOR A. KAUFMAN
  ----------------------------------------------
                Victor A. Kaufman,
              Chief Executive Officer

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          STUDIOS USA TALK VIDEO LLC

                                          By:    /s/ CHRISTINE HEDGECOCK
                                            ------------------------------------
                                              Name: Christine Hedgecock
                                              Title: Secretary

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
              /s/ CHRISTINE HEDGECOCK                Secretary                       January 27, 1999
---------------------------------------------------
                Christine Hedgecock

                  /s/ JANE KNAPP                     Treasurer (Principal Financial  January 27, 1999
---------------------------------------------------    Officer and Principal
                    Jane Knapp                         Accounting Officer)

                     USANi LLC                       Manager                         January 27, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
     Senior Vice President and General Counsel

          Studios USA Talk Television LLC            Member                          January 27, 1999

            By: /s/ CHRISTINE HEDGECOCK
  ----------------------------------------------
               Christine Hedgecock,
                     Secretary

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          NEW-U PICTURES FACILITIES LLC

                                          By:   /s/ JOAN WHITEHEAD EVANS
                                            ------------------------------------
                                              Name: Joan Whitehead Evans
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
             /s/ JOAN WHITEHEAD EVANS                President                       January 27, 1999
---------------------------------------------------
               Joan Whitehead Evans

                /s/ CHARLES KILLIAN                  Treasurer (Principal Financial  January 27, 1999
---------------------------------------------------    Officer and Principal
                  Charles Killian                      Accounting Officer)

                     USANi LLC                       Manager                         January 27, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
     Senior Vice President and General Counsel

       Studios USA Pictures Development LLC          Member                          January 27, 1999

           By: /s/ JOAN WHITEHEAD EVANS
  ----------------------------------------------
               Joan Whitehead Evans,
                     President

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on January 27, 1999.

                                          SK HOLDINGS, INC.

                                          By:        /s/ LYNN KRALL
                                            ------------------------------------
                                              Name: Lynn Krall
                                              Title: Treasurer

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                 /s/ RICHARD LYON                    President                       January 27, 1999
---------------------------------------------------
                   Richard Lyon

                  /s/ LYNN KRALL                     Treasurer (Principal Financial  January 27, 1999
---------------------------------------------------    Officer and Principal
                    Lynn Krall                         Accounting Officer)

                /s/ JED B. TROSPER                   Director                        January 27, 1999
---------------------------------------------------
                  Jed B. Trosper

              /s/ JAMES G. GALLAGHER                 Director                        January 27, 1999
---------------------------------------------------
                James G. Gallagher

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          USA BROADCASTING, INC.

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director          January 27, 1999
---------------------------------------------------
                  Jonathan Miller

                /s/ HELEN ROSENBERG                  Treasurer (Principal Financial  January 27, 1999
---------------------------------------------------    Officer and Principal
                  Helen Rosenberg                      Accounting Officer)

                /s/ DOUGLAS BINZAK                   Director                        January 27, 1999
---------------------------------------------------
                  Douglas Binzak

              /s/ JULIUS GENACHOWSKI                 Director                        January 27, 1999
---------------------------------------------------
                Julius Genachowski

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          USA STATION GROUP OF HOUSTON, INC.

                                          By:     /s/ JOHANTHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director          January 27, 1999
---------------------------------------------------
                  Jonathan Miller

                /s/ HELEN ROSENBERG                  Treasurer (Principal Financial  January 27, 1999
---------------------------------------------------    Officer and Principal
                  Helen Rosenberg                      Accounting Officer)

                /s/ DOUGLAS BINZAK                   Director                        January 27, 1999
---------------------------------------------------
                  Douglas Binzak

              /s/ JULIUS GENACHOWSKI                 Director                        January 27, 1999
---------------------------------------------------
                Julius Genachowski

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                            SILVER KING CAPITAL
                                            CORPORATION, INC.

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director          January 27, 1999
---------------------------------------------------
                  Jonathan Miller

                /s/ HELEN ROSENBERG                  Treasurer (Principal Financial  January 27, 1999
---------------------------------------------------    Officer and Principal
                  Helen Rosenberg                      Accounting Officer)

                /s/ DOUGLAS BINZAK                   Director                        January 27, 1999
---------------------------------------------------
                  Douglas Binzak

              /s/ JULIUS GENACHOWSKI                 Director                        January 27, 1999
---------------------------------------------------
                Julius Genachowski

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          USA STATION GROUP OF DALLAS, INC.

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director          January 27, 1999
---------------------------------------------------
                  Jonathan Miller

                /s/ HELEN ROSENBERG                  Treasurer (Principal Financial  January 27, 1999
---------------------------------------------------    Officer and Principal
                  Helen Rosenberg                      Accounting Officer)

                /s/ DOUGLAS BINZAK                   Director                        January 27, 1999
---------------------------------------------------
                  Douglas Binzak

              /s/ JULIUS GENACHOWSKI                 Director                        January 27, 1999
---------------------------------------------------
                Julius Genachowski

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          USA STATION GROUP OF ILLINOIS, INC.

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director          January 27, 1999
---------------------------------------------------
                  Jonathan Miller

                /s/ HELEN ROSENBERG                  Treasurer (Principal Financial  January 27,1999
---------------------------------------------------    Officer and Principal
                  Helen Rosenberg                      Accounting Officer)

                /s/ DOUGLAS BINZAK                   Director                        January 27, 1999
---------------------------------------------------
                  Douglas Binzak

              /s/ JULIUS GENACHOWSKI                 Director                        January 27, 1999
---------------------------------------------------
                Julius Genachowski

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                      USA STATION GROUP OF MASSACHUSETTS, INC.

                                      By:      /s/ JONATHAN MILLER
                                        ------------------------------------
                                          Name: Jonathan Miller
                                          Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director          January 27, 1999
---------------------------------------------------
                  Jonathan Miller

                /s/ HELEN ROSENBERG                  Treasurer (Principal Financial  January 27,1999
---------------------------------------------------    Officer and Principal
                  Helen Rosenberg                      Accounting Officer)

                /s/ DOUGLAS BINZAK                   Director                        January 27, 1999
---------------------------------------------------
                  Douglas Binzak

              /s/ JULIUS GENACHOWSKI                 Director                        January 27, 1999
---------------------------------------------------
                Julius Genachowski

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          USA STATION GROUP OF NEW JERSEY, INC.

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director          January 27, 1999
---------------------------------------------------
                  Jonathan Miller

                /s/ HELEN ROSENBERG                  Treasurer (Principal Financial  January 27,1999
---------------------------------------------------    Officer and Principal
                  Helen Rosenberg                      Accounting Officer)

                /s/ DOUGLAS BINZAK                   Director                        January 27, 1999
---------------------------------------------------
                  Douglas Binzak

              /s/ JULIUS GENACHOWSKI                 Director                        January 27, 1999
---------------------------------------------------
                Julius Genachowski

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          USA STATION GROUP OF OHIO, INC.

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director          January 27, 1999
---------------------------------------------------
                  Jonathan Miller

                /s/ HELEN ROSENBERG                  Treasurer (Principal Financial  January 27,1999
---------------------------------------------------    Officer and Principal
                  Helen Rosenberg                      Accounting Officer)

                /s/ DOUGLAS BINZAK                   Director                        January 27, 1999
---------------------------------------------------
                  Douglas Binzak

              /s/ JULIUS GENACHOWSKI                 Director                        January 27, 1999
---------------------------------------------------
                Julius Genachowski

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          USA STATION GROUP OF
                                            VINELAND, INC.

                                          By:      /s/ JONATHAN MILLER
                                             -----------------------------------
                                              Name: Jonathan Miller
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director          January 27, 1999
---------------------------------------------------
                  Jonathan Miller

                /s/ HELEN ROSENBERG                  Treasurer (Principal Financial  January 27,1999
---------------------------------------------------    Officer and Principal
                  Helen Rosenberg                      Accounting Officer)

                /s/ DOUGLAS BINZAK                   Director                        January 27, 1999
---------------------------------------------------
                  Douglas Binzak

              /s/ JULIUS GENACHOWSKI                 Director                        January 27, 1999
---------------------------------------------------
                Julius Genachowski

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          USA STATION GROUP OF ATLANTA, INC.

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director          January 27, 1999
---------------------------------------------------
                  Jonathan Miller

                /s/ HELEN ROSENBERG                  Treasurer (Principal Financial  January 27, 1999
---------------------------------------------------    Officer and Principal
                  Helen Rosenberg                      Accounting Officer)

                /s/ DOUGLAS BINZAK                   Director                        January 27, 1999
---------------------------------------------------
                  Douglas Binzak

              /s/ JULIUS GENACHOWSKI                 Director                        January 27, 1999
---------------------------------------------------
                Julius Genachowski

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          USA STATION GROUP OF
                                            SOUTHERN CALIFORNIA, INC.

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director          January 27, 1999
---------------------------------------------------
                  Jonathan Miller

                /s/ HELEN ROSENBERG                  Treasurer (Principal Financial  January 27, 1999
---------------------------------------------------    Officer and Principal
                  Helen Rosenberg                      Accounting Officer)

                /s/ DOUGLAS BINZAK                   Director                        January 27, 1999
---------------------------------------------------
                  Douglas Binzak

              /s/ JULIUS GENACHOWSKI                 Director                        January 27, 1999
---------------------------------------------------
                Julius Genachowski

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          USA STATION GROUP OF VIRGINIA, INC.

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director          January 27, 1999
---------------------------------------------------
                  Jonathan Miller

                /s/ HELEN ROSENBERG                  Treasurer (Principal Financial  January 27, 1999
---------------------------------------------------    Officer and Principal
                  Helen Rosenberg                      Accounting Officer)

                /s/ DOUGLAS BINZAK                   Director                        January 27, 1999
---------------------------------------------------
                  Douglas Binzak

              /s/ JULIUS GENACHOWSKI                 Director                        January 27, 1999
---------------------------------------------------
                Julius Genachowski

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          USA STATION GROUP OF
                                            TAMPA, INC.

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
                /s/ JONATHAN MILLER                  President and Director          January 27, 1999
---------------------------------------------------
                  Jonathan Miller

                /s/ HELEN ROSENBERG                  Treasurer (Principal            January 27, 1999
---------------------------------------------------    Financial Officer and
                  Helen Rosenberg                      Principal Accounting
                                                       Officer)

                /s/ DOUGLAS BINZAK                   Director                        January 27, 1999
---------------------------------------------------
                  Douglas Binzak

              /s/ JULIUS GENACHOWSKI                 Director                        January 27, 1999
---------------------------------------------------
                Julius Genachowski

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          USA STATION GROUP OF HOLLYWOOD
                                            FLORIDA, INC.

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
                /s/ JONATHAN MILLER                  President and Director          January 27, 1999
---------------------------------------------------
                  Jonathan Miller

                /s/ HELEN ROSENBERG                  Treasurer (Principal            January 27, 1999
---------------------------------------------------    Financial Officer and
                  Helen Rosenberg                      Principal Accounting
                                                       Officer)

                /s/ DOUGLAS BINZAK                   Director                        January 27, 1999
---------------------------------------------------
                  Douglas Binzak

              /s/ JULIUS GENACHOWSKI                 Director                        January 27, 1999
---------------------------------------------------
                Julius Genachowski

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          TELEMATION, INC.

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director          January 27, 1999
---------------------------------------------------
                  Jonathan Miller

                /s/ HELEN ROSENBERG                  Treasurer (Principal Financial  January 27, 1999
---------------------------------------------------    Officer and Principal
                  Helen Rosenberg                      Accounting Officer)

                /s/ DOUGLAS BINZAK                   Director                        January 27, 1999
---------------------------------------------------
                  Douglas Binzak

              /s/ JULIUS GENACHOWSKI                 Director                        January 27, 1999
---------------------------------------------------
                Julius Genachowski

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                            USA STATION GROUP OF NORTHERN
                                            CALIFORNIA, INC.

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director          January 27, 1999
---------------------------------------------------
                  Jonathan Miller

                /s/ HELEN ROSENBERG                  Treasurer (Principal Financial  January 27, 1999
---------------------------------------------------    Officer and Principal
                  Helen Rosenberg                      Accounting Officer)

                /s/ DOUGLAS BINZAK                   Director                        January 27, 1999
---------------------------------------------------
                  Douglas Binzak

              /s/ JULIUS GENACHOWSKI                 Director                        January 27, 1999
---------------------------------------------------
                Julius Genachowski

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          USA STATION GROUP, INC.

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director          January 27, 1999
---------------------------------------------------
                  Jonathan Miller

                /s/ HELEN ROSENBERG                  Treasurer (Principal Financial  January 27, 1999
---------------------------------------------------    Officer and Principal
                  Helen Rosenberg                      Accounting Officer)

                /s/ DOUGLAS BINZAK                   Director                        January 27, 1999
---------------------------------------------------
                  Douglas Binzak

              /s/ JULIUS GENACHOWSKI                 Director                        January 27, 1999
---------------------------------------------------
                Julius Genachowski

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                            USA BROADCASTING
                                            PRODUCTIONS, INC.

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director          January 27, 1999
---------------------------------------------------
                  Jonathan Miller

                /s/ HELEN ROSENBERG                  Treasurer (Principal Financial  January 27, 1999
---------------------------------------------------    Officer and Principal
                  Helen Rosenberg                      Accounting Officer)

                /s/ DOUGLAS BINZAK                   Director                        January 27, 1999
---------------------------------------------------
                  Douglas Binzak

              /s/ JULIUS GENACHOWSKI                 Director                        January 27, 1999
---------------------------------------------------
                Julius Genachowski

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                            MIAMI, USA BROADCASTING STATION
                                            PRODUCTIONS, INC.

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                          Name: Jonathan Miller
                                          Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----

                /s/ JONATHAN MILLER                  President and Director          January 27, 1999
---------------------------------------------------
                  Jonathan Miller

                /s/ HELEN ROSENBERG                  Treasurer (Principal            January 27, 1999
---------------------------------------------------    Financial Officer and
                  Helen Rosenberg                      Principal Accounting
                                                       Officer)

                /s/ DOUGLAS BINZAK                   Director                        January 27, 1999
---------------------------------------------------
                  Douglas Binzak

              /s/ JULIUS GENACHOWSKI                 Director                        January 27, 1999
---------------------------------------------------
                Julius Genachowski

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          MIAMI, USA BROADCASTING
                                            PRODUCTIONS, INC.

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director          January 27, 1999
---------------------------------------------------
                  Jonathan Miller

                /s/ HELEN ROSENBERG                  Treasurer (Principal Financial  January 27, 1999
---------------------------------------------------    Officer and Principal
                  Helen Rosenberg                      Accounting Officer)

                /s/ DOUGLAS BINZAK                   Director                        January 27, 1999
---------------------------------------------------
                  Douglas Binzak

              /s/ JULIUS GENACHOWSKI                 Director                        January 27, 1999
---------------------------------------------------
                Julius Genachowski

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          SILVER KING INVESTMENT
                                            HOLDINGS, INC.

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director          January 27, 1999
---------------------------------------------------
                  Jonathan Miller

                /s/ HELEN ROSENBERG                  Treasurer (Principal Financial  January 27, 1999
---------------------------------------------------    Officer and Principal
                  Helen Rosenberg                      Accounting Officer)

                /s/ DOUGLAS BINZAK                   Director                        January 27, 1999
---------------------------------------------------
                  Douglas Binzak

              /s/ JULIUS GENACHOWSKI                 Director                        January 27, 1999
---------------------------------------------------
                Julius Genachowski

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          SKC INVESTMENTS, INC.

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director          January 27, 1999
---------------------------------------------------
                  Jonathan Miller

                /s/ HELEN ROSENBERG                  Treasurer (Principal Financial  January 27, 1999
---------------------------------------------------    Officer and Principal
                  Helen Rosenberg                      Accounting Officer)

                /s/ DOUGLAS BINZAK                   Director                        January 27, 1999
---------------------------------------------------
                  Douglas Binzak

              /s/ JULIUS GENACHOWSKI                 Director                        January 27, 1999
---------------------------------------------------
                Julius Genachowski

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          USA STATION GROUP PARTNERSHIP
                                            OF DALLAS

                                          By: USA Station Group, Inc., as
                                              Managing General Partner

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director of USA   January 27, 1999
---------------------------------------------------    Station Group, Inc.
                  Jonathan Miller

                /s/ HELEN ROSENBERG                  Treasurer of USA Station        January 27, 1999
---------------------------------------------------    Group, Inc. (Principal
                  Helen Rosenberg                      Financial Officer and
                                                       Principal
                                                       Accounting Officer)

                /s/ DOUGLAS BINZAK                   Director of USA Station         January 27, 1999
---------------------------------------------------    Group, Inc.
                  Douglas Binzak

              /s/ JULIUS GENACHOWSKI                 Director of USA Station         January 27, 1999
---------------------------------------------------    Group, Inc.
                Julius Genachowski

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          USA STATION GROUP PARTNERSHIP
                                            OF HOUSTON

                                          By: USA Station Group, Inc., as
                                              Managing General Partner

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director of USA   January 27, 1999
---------------------------------------------------    Station Group, Inc.
                  Jonathan Miller

                /s/ HELEN ROSENBERG                  Treasurer of USA Station        January 27, 1999
---------------------------------------------------    Group, Inc. (Principal
                  Helen Rosenberg                      Financial
                                                       Officer and Principal
                                                       Accounting Officer)

                /s/ DOUGLAS BINZAK                   Director of USA Station Group,  January 27, 1999
---------------------------------------------------    Inc.
                  Douglas Binzak

              /s/ JULIUS GENACHOWSKI                 Director of USA Station Group,  January 27, 1999
---------------------------------------------------    Inc.
                Julius Genachowski

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          USA STATION GROUP PARTNERSHIP
                                            OF ILLINOIS

                                          By: USA Station Group, Inc., as
                                              Managing General Partner

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director of USA   January 27, 1999
---------------------------------------------------    Station Group, Inc.
                  Jonathan Miller

                /s/ HELEN ROSENBERG                  Treasurer of USA Station        January 27, 1999
---------------------------------------------------    Group, Inc. (Principal
                  Helen Rosenberg                      Financial Officer and
                                                       Principal Accounting
                                                       Officer)

                /s/ DOUGLAS BINZAK                   Director of USA Station Group,  January 27, 1999
---------------------------------------------------    Inc.
                  Douglas Binzak

              /s/ JULIUS GENACHOWSKI                 Director of USA Station Group,  January 27, 1999
---------------------------------------------------    Inc.
                Julius Genachowski

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          USA STATION GROUP PARTNERSHIP OF
                                            MASSACHUSETTS

                                          By: USA Station Group, Inc., as
                                              Managing General Partner

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director of USA   January 27, 1999
---------------------------------------------------    Station Group, Inc.
                  Jonathan Miller

                /s/ HELEN ROSENBERG                  Treasurer of USA Station        January 27, 1999
---------------------------------------------------    Group, Inc. (Principal
                  Helen Rosenberg                      Financial Officer and
                                                       Principal Accounting
                                                       Officer)

                /s/ DOUGLAS BINZAK                   Director of USA Station Group,  January 27, 1999
---------------------------------------------------    Inc.
                  Douglas Binzak

              /s/ JULIUS GENACHOWSKI                 Director of USA Station Group,  January 27, 1999
---------------------------------------------------    Inc.
                Julius Genachowski

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          USA STATION GROUP PARTNERSHIP
                                            OF NEW JERSEY

                                          By: USA Station Group, Inc., as
                                              Managing General Partner

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director of USA   January 27, 1999
---------------------------------------------------    Station Group, Inc.
                  Jonathan Miller

                /s/ HELEN ROSENBERG                  Treasurer of USA Station        January 27, 1999
---------------------------------------------------    Group, Inc. (Principal
                  Helen Rosenberg                      Financial Officer and
                                                       Principal Accounting
                                                       Officer)

                /s/ DOUGLAS BINZAK                   Director of USA Station Group,  January 27, 1999
---------------------------------------------------    Inc.
                  Douglas Binzak

              /s/ JULIUS GENACHOWSKI                 Director of USA Station Group,  January 27, 1999
---------------------------------------------------    Inc.
                Julius Genachowski

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          USA STATION GROUP PARTNERSHIP
                                            OF OHIO

                                          By: USA Station Group, Inc., as
                                              Managing General Partner

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director of USA   January 27, 1999
---------------------------------------------------    Station Group, Inc.
                  Jonathan Miller

                /s/ HELEN ROSENBERG                  Treasurer of USA Station        January 27, 1999
---------------------------------------------------    Group, Inc. (Principal
                  Helen Rosenberg                      Financial Officer and
                                                       Principal Accounting
                                                       Officer)

                /s/ DOUGLAS BINZAK                   Director of USA Station Group,  January 27, 1999
---------------------------------------------------    Inc.
                  Douglas Binzak

              /s/ JULIUS GENACHOWSKI                 Director of USA Station Group,  January 27, 1999
---------------------------------------------------    Inc.
                Julius Genachowski

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          USA STATION GROUP PARTNERSHIP
                                            OF VINELAND

                                          By: USA Station Group, Inc., as
                                              Managing General Partner

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director of USA   January 27, 1999
---------------------------------------------------    Station Group, Inc.
                  Jonathan Miller

                /s/ HELEN ROSENBERG                  Treasurer of USA Station        January 27, 1999
---------------------------------------------------    Group, Inc. (Principal
                  Helen Rosenberg                      Financial Officer and
                                                       Principal Accounting
                                                       Officer)

                /s/ DOUGLAS BINZAK                   Director of USA Station Group,  January 27, 1999
---------------------------------------------------    Inc.
                  Douglas Binzak

              /s/ JULIUS GENACHOWSKI                 Director of USA Station Group,  January 27, 1999
---------------------------------------------------    Inc.
                Julius Genachowski

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          USA STATION GROUP PARTNERSHIP
                                            OF ATLANTA

                                          By: USA Station Group, Inc., as
                                              Managing General Partner

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director of USA   January 27, 1999
---------------------------------------------------    Station Group, Inc.
                  Jonathan Miller

                /s/ HELEN ROSENBERG                  Treasurer of USA Station        January 27, 1999
---------------------------------------------------    Group, Inc. (Principal
                  Helen Rosenberg                      Financial Officer and
                                                       Principal Accounting
                                                       Officer)

                /s/ DOUGLAS BINZAK                   Director of USA Station Group,  January 27, 1999
---------------------------------------------------    Inc.
                  Douglas Binzak

              /s/ JULIUS GENACHOWSKI                 Director of USA Station Group,  January 27, 1999
---------------------------------------------------    Inc.
                Julius Genachowski

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          USA STATION GROUP PARTNERSHIP
                                            OF SOUTHERN CALIFORNIA

                                          By: USA Station Group, Inc., as
                                              Managing General Partner

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director of USA   January 27, 1999
---------------------------------------------------    Station Group, Inc.
                  Jonathan Miller

                /s/ HELEN ROSENBERG                  Treasurer of USA Station        January 27, 1999
---------------------------------------------------    Group, Inc. (Principal
                  Helen Rosenberg                      Financial Officer and
                                                       Principal Accounting
                                                       Officer)

                /s/ DOUGLAS BINZAK                   Director of USA Station Group,  January 27, 1999
---------------------------------------------------    Inc.
                  Douglas Binzak

              /s/ JULIUS GENACHOWSKI                 Director of USA Station Group,  January 27, 1999
---------------------------------------------------    Inc.
                Julius Genachowski

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          USA STATION GROUP PARTNERSHIP
                                            OF TAMPA

                                          By: USA Station Group, Inc., as
                                              Managing General Partner

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director of USA   January 27, 1999
---------------------------------------------------    Station Group, Inc.
                  Jonathan Miller

                /s/ HELEN ROSENBERG                  Treasurer of USA Station        January 27, 1999
---------------------------------------------------    Group, Inc. (Principal
                  Helen Rosenberg                      Financial Officer and
                                                       Principal Accounting
                                                       Officer)

                /s/ DOUGLAS BINZAK                   Director of USA Station Group,  January 27, 1999
---------------------------------------------------    Inc.
                  Douglas Binzak

              /s/ JULIUS GENACHOWSKI                 Director of USA Station Group,  January 27, 1999
---------------------------------------------------    Inc.
                Julius Genachowski

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1999.

                                          USA STATION GROUP PARTNERSHIP
                                            OF HOLLYWOOD, FLORIDA

                                          By: USA Station Group, Inc., as
                                              Managing General Partner

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director of USA   January 27, 1999
---------------------------------------------------    Station Group, Inc.
                  Jonathan Miller

                /s/ HELEN ROSENBERG                  Treasurer of USA Station        January 27, 1999
---------------------------------------------------    Group, Inc. (Principal
                  Helen Rosenberg                      Financial Officer and
                                                       Principal Accounting
                                                       Officer)

                /s/ DOUGLAS BINZAK                   Director of USA Station Group,  January 27, 1999
---------------------------------------------------    Inc.
                  Douglas Binzak

              /s/ JULIUS GENACHOWSKI                 Director of USA Station Group,  January 27, 1999
---------------------------------------------------    Inc.
                Julius Genachowski

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 27, 1999.

                                          TICKETMASTER GROUP, INC.

                                          By:       /s/ TERRY BARNES
                                            ------------------------------------
                                              Name: Terry Barnes
                                              Title: Chairman of the Board,
                                              President and
                                                     Chief Executive Officer

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                 /s/ TERRY BARNES                    Chairman of the Board,          January 27, 1999
---------------------------------------------------    President, Chief Executive
                   Terry Barnes                        Officer and Director

                 /s/ STUART DEPINA                   Senior Vice President,          January 27, 1999
---------------------------------------------------    Treasurer, Chief Financial
                   Stuart DePina                       Officer and Director
                                                       (Principal Financial Officer
                                                       and Principal Accounting
                                                       Officer)

                /s/ EUGENE COBUZZI                   Director                        January 27, 1999
---------------------------------------------------
                  Eugene Cobuzzi

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 27, 1999.

                                          TICKETMASTER CORPORATION

                                          By:       /s/ TERRY BARNES
                                            ------------------------------------
                                              Name: Terry Barnes
                                              Title: Chairman of the Board,
                                              President and
                                                     Chief Executive Officer

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn and Michael P. Durney, and each of them, with full power to act alone without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                 /s/ TERRY BARNES                    Chairman of the Board,          January 27, 1999
---------------------------------------------------    President, Chief Executive
                   Terry Barnes                        Officer and Director

                 /s/ STUART DEPINA                   Senior Vice President,          January 27, 1999
---------------------------------------------------    Treasurer, Chief Financial
                   Stuart DePina                       Officer and Director
                                                       (Principal Financial Officer
                                                       and Principal Accounting
                                                       Officer)

                /s/ EUGENE COBUZZI                   Director                        January 27, 1999
---------------------------------------------------
                  Eugene Cobuzzi

                                                                     SCHEDULE II

                      USA NETWORKS, INC. AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS

                                          BALANCE     CHARGES      CHARGES                      BALANCE
                                            AT          TO           TO                           AT
                                         BEGINNING   COSTS AND      OTHER      DEDUCTIONS --      END
              DESCRIPTION                OF PERIOD   EXPENSES    ACCOUNTS(2)    DESCRIBE(1)    OF PERIOD
              -----------                ---------   ---------   -----------   -------------   ---------
                                                                 (IN THOUSANDS)
Allowance for doubtful accounts:
  Year ended December 31, 1997.........   $2,679      $3,432       $  813         $(3,336)      $3,588
                                          ======      ======       ======         =======       ======
  Year ended December 31, 1996.........   $   68      $   23       $2,751         $  (163)      $2,679
                                          ======      ======       ======         =======       ======
  Four months ended December 31,
     1995..............................   $   82      $   51       $   --         $   (65)      $   68
                                          ======      ======       ======         =======       ======
  Year ended August 31, 1995...........   $   73      $  179       $   --         $  (170)      $   82
                                          ======      ======       ======         =======       ======

-------------------------
(1) Write-off fully reserved accounts receivable.

(2) Amounts relate to mergers with Savoy Pictures Entertainment, Inc. and subsidiaries, Home Shopping Network, Inc. and subsidiaries for 1996 and the acquisition of USA Networks, Inc.'s interest in Ticketmaster Group, Inc. in 1997.

                                                                     SCHEDULE II

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS

                                             BALANCE     CHARGES    CHARGES                     BALANCE
                                               AT          TO          TO                         AT
                                            BEGINNING   COSTS AND    OTHER     DEDUCTIONS --      END
               DESCRIPTION                  OF PERIOD   EXPENSES    ACCOUNTS    DESCRIBE(1)    OF PERIOD
               -----------                  ---------   ---------   --------   -------------   ---------
                                                                   (IN THOUSANDS)
Allowance for doubtful accounts:
  Year ended December 31, 1997............   $2,291      $3,008      $   --       $(3,122)      $2,177
                                             ======      ======      ======       =======       ======
  Year ended December 31, 1996............   $1,685      $2,241      $   --       $(1,635)      $2,291
                                             ======      ======      ======       =======       ======
  Year ended December 31, 1995............   $1,738      $2,851      $   --       $(2,904)      $1,685
                                             ======      ======      ======       =======       ======

-------------------------
(1) Write-off fully reserved accounts receivable.

                                                                     SCHEDULE II

                           USANi LLC AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS

                                             BALANCE     CHARGES    CHARGES                     BALANCE
                                               AT          TO          TO                         AT
                                            BEGINNING   COSTS AND    OTHER     DEDUCTIONS --      END
               DESCRIPTION                  OF PERIOD   EXPENSES    ACCOUNTS    DESCRIBE(1)    OF PERIOD
               -----------                  ---------   ---------   --------   -------------   ---------
                                                                   (IN THOUSANDS)
Allowance for doubtful accounts:
  Year ended December 31, 1997............   $2,291      $3,008      $   --       $(3,122)      $2,177
                                             ======      ======      ======       =======       ======

-------------------------
(1) Write-off fully reserved accounts receivable.